PROSPECTUS SUPPLEMENT
(To Prospectus dated May 29, 2008)

$252,280,617 (Approximate)
LEHMAN MORTGAGE TRUST
Mortgage Pass-Through Certificates, Series 2008-3

Lehman Mortgage Trust 2008-3
Issuing Entity

Lehman Brothers Holdings Inc.	Structured Asset Securities Corporation
Sponsor and Seller	Depositor
_______________________

Consider carefully the risk factors beginning on page
S-8 of this prospectus supplement and on page 6 of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-43 in this prospectus supplement and the index of principal terms on page 192 in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor, the trustee or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue three classes of certificates, two of which are offered by this prospectus supplement.

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under “The Offered Certificates” on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the class of residual certificate that will be issued by the trust fund as described in this prospectus supplement.

Principal and interest on the offered certificates will be paid monthly. The first expected distribution date will be June 25, 2008. Credit enhancement for the offered certificates includes subordination and loss allocation.

Lehman Mortgage Trust 2008-3 will be established to hold the following previously-issued certificate: one class of pass-through certificates previously issued, as described below, by Structured Asset Securities Corporation. We refer to the previously-issued certificate as the “pooled certificate.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as the underwriter, from Structured Asset Securities Corporation, and are being offered by Lehman Brothers Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 70% of their initial total principal amount, plus accrued interest, before deducting expenses.

On or about May 30, 2008, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, and, upon request, Clearstream Banking Luxembourg and the Euroclear System.

Underwriter:

LEHMAN BROTHERS

The date of this prospectus supplement is May 29, 2008

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.
_______________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.
_______________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents in the prospectus provide the pages on which these captions are located.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

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Table of Contents

Prospectus Supplement

S-iii

The Offered Certificates

The certificates consist of the classes of certificates listed in the tables below, together with the Class R Certificate. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

				Summary Interest Rate Formula Subject to:			Initial Certificate Ratings(3)
Class	Class Principal Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula	Minimum Rate	Maximum Rate	Principal Type	S&P	Fitch
A1	$ 201,824,000	2.7625%	LIBOR + 0.3700%	0.3700%	7.0000%	Super Senior	AAA	AAA
A2	$ 50,456,617	2.7625%	LIBOR + 0.3700%	0.3700%	7.0000%	Senior Mezzanine	AAA	N/R
__________
(1) These balances are approximate, as described in this prospectus supplement.
(2) Reflects the initial interest rate as of the first distribution date.
(3) The designation “N/R” means that the specified rating agency will not rate the certificates of that class.

The offered certificates will also have the following characteristics:

Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations	CUSIP Number
A1	DD	0 Day	30/360	2/25/2037	3/25/2021	$ 25,000	$1	52520UAA3
A2	DD	0 Day	30/360	2/25/2037	12/25/2036	$ 25,000	$1	52520UAB1

(1)    DD = For any distribution date, the close of business on the business day immediately before that distribution date.
(2)    0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or on May 25, 2008 for the first interest accrual period) and ending on the day immediately preceding the related distribution date.
(3)    Calculated as described in this prospectus supplement.
(4)     The expected final distribution date, based upon (i) 10% CPR, (ii) the modeling assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life” and (iii) the assumption that there will be no optional termination of the underlying trust fund. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

S-1

Summary of Terms

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document, as well as the prospectus supplement relating to the pooled certificate attached hereto as Annex C.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement before making any investment decision.

•
Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•
Whenever we refer to a percentage of some or all of the underlying mortgage loans in the underlying trust fund or in the underlying mortgage pool, or in a collateral group of the underlying trust fund, that percentage has been calculated on the basis of the total scheduled principal balance (or contributed principal balance) of those mortgage loans as of May 1, 2008 in the underlying trust fund, in the underlying mortgage pool or in a collateral group of the underlying trust fund, as the context requires, unless we specify otherwise. We explain in this prospectus supplement under “Glossary of Defined Terms” how the scheduled principal balance of an underlying mortgage loan is determined. Whenever we refer in this summary of terms or in the risk factors section of this prospectus supplement to the total principal balance of any underlying mortgage loans, we mean the total of their scheduled principal balances, unless we specify otherwise.

Parties

Sponsor and Seller

Lehman Brothers Holdings Inc. will sell the pooled certificate to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the pooled certificate to the issuing entity. The depositor’s address is 745 7th Avenue, New York, New York, and its telephone number is (212) 526-7000.

Issuing Entity

Lehman Mortgage Trust 2008-3, a common law trust formed under the laws of the state of New York.

Trustee

Wells Fargo Bank, N.A. will act as trustee.

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the tables on page S-1.

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The offered certificates will be issued in book-entry form. The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the first table on page S-1.

The certificates represent ownership interests in a trust, the assets of which will consist primarily of a 100% interest in the following class of previously issued mortgage pass-through certificates (referred to in this prospectus supplement as the “pooled certificate”):

•	Lehman Mortgage Trust, Series 2007-1, Class 2-A1 Mortgage Pass-Through Certificates.

The holder of the pooled certificate may exchange such certificate for other classes of certificates issued by the underlying trust fund; however, the trust agreement will provide that the trustee will not exercise the option to exchange such certificate for so long as such pooled certificate comprises the asset of this trust fund.

See “Description of the Pooled Certificate” in this prospectus supplement.

The Class R Certificate is not offered by this prospectus supplement.

The offered certificates will have an approximate total initial principal amount of $252,280,617. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

The Underlying Trust Fund

Underlying Master Servicer

Aurora Loan Services LLC, as underlying master servicer, oversees the servicing of underlying mortgage loans by the underlying servicers, but is not ultimately responsible for the servicing of the underlying mortgage loans except as described in the prospectus supplement related to the underlying trust fund, which is attached to this prospectus supplement as Annex C.

Underlying Primary Servicers

On the closing date, Aurora Loan Services LLC and IndyMac Bank, F.S.B. each as a servicer, will service approximately 38.94% and 61.06%, respectively, of the underlying mortgage loans in the mortgage pool relating to the the underlying certificates.

Subsequent to the closing date, primary servicing may be transferred to underlying servicers other than the initial applicable servicer in accordance with the provisions of the underlying trust agreement and the related underlying servicing agreement, as described in the prospectus supplement related to the underlying trust fund.

See “The Servicers” and “Mortgage Loan Servicing” in this prospectus supplement for information regarding the underlying servicers and servicing of the mortgage loans.

Underlying Originators

Approximately 38.94% and 61.06% of the underlying mortgage loans in the mortgage pool relating to the the underlying certificates were originated by Lehman Brothers Bank, FSB and IndyMac Bank, F.S.B., respectively.

See “Origination of the Underlying Mortgage Loans and Underwriting Guidelines” in this prospectus supplement for information regarding the originators.

The Underlying Mortgage Loans

The pooled certificate represents ownership interests in a trust fund, the assets of which consists primarily of three pools of underlying mortgage loans. The pooled certificate is backed primarily by pool 2, which is one of such mortgage pools. Pool 2 is further divided into three collateral groups of underlying mortgage loans: “collateral group 2A,” “collateral group 2B” and “collateral group 2C.” The collateral groups were sorted, generally, on the basis of whether the related underlying mortgage loans are subject to the payment of prepayment premium amounts in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during varying periods after origination. Such prepayment premium amounts may be waived by the applicable underlying servicer, or may be unenforceable, as described in the prospectus supplement related to the pooled certificate.

S-3

In addition, the underlying mortgage loans have been stripped to a net mortgage rate of 7.00% per annum.

The underlying mortgage loans are expected to have the following characteristics:

S-4

Aggregate Underlying Mortgage Loan Summary (as of the Cut-Off Date)
	Range or Total	Weighted Average	Total Percentage
Number of Underlying Mortgage Loans	2,197	—	—
Scheduled Principal Balances	$14,300 to $1,276,087	$214,395	—
Mortgage Rates	6.250% to 9.175%	7.039%	—
Original Terms to Maturity (in months)	360	—	—
Remaining Terms to Maturity (in months)	336 to 344	342	—
Original Loan-to-Value Ratios	5.36% to 100.00%	76.64%	—
Number of Interest Only Underlying Mortgage Loans	714	—	37.02%
Number of Balloon Underlying Mortgage Loans	169	—	8.62%
Geographic Distribution in Excess of 10.00% of the Cut-off Scheduled Contributed Principal Balance:
California	475	—	27.08%
Florida	343	—	16.07%
Maximum Single Zip Code Concentration	4	—	0.41%
Credit Scores	620 to 819	703	—

The underlying mortgage loans are not insured or guaranteed by any government agency.

See “Description of the Underlying Mortgage Loans” in this prospectus supplement and “The Trust Funds—The Underlying Mortgage Loans” in the prospectus for a general description of the mortgage loans.

None of the underlying mortgage loans in the underlying trust fund are “high-cost loans” under applicable federal, state or local anti-predatory or anti-abusive lending laws.

The underlying mortgage loans are secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages. The underlying mortgage loans in the undelying trust fund generally consist of fixed rate, conventional, fully amortizing and balloon, first lien residential mortgage loans.

Payments on the Certificates

Beginning in June 2008, principal and interest on the offered certificates will be paid on the 25th day of each month (or if the 25th day is not a business day, the next business day).

Interest Payments

Interest will accrue on each class of offered certificates at the applicable rate as set forth in the table on page S-1 hereof.

On each distribution date, after any reimbursement due to the trustee, the interest remittance amount will be distributed concurrently, on a pro rata basis, to the offered certificates, to pay current interest due and any interest unpaid from previous months for such classes, plus interest on such amounts, for such distribution date in proportion to such amounts.

See “Description of the Certificate—Distributions of Interest” in this prospectus supplement.

S-5

Principal Payments

The amount of principal payable to the offered certificates will be determined by funds received on the pooled certificate that are available to make principal payments on the offered certificates.

On each distribution date, the principal remittance amount will be distributed to the offered certificates, in the following order of priority:

(i) to the Class A1 Certificates, until the class principal amount of such class has been reduced to zero;

(ii) to the Class A2 Certificates, until the class principal amount of such class has been reduced to zero; and

(iii) to the Class R Certificates, any remaining amounts.

Allocation of Realized Loss Amounts

As described in this prospectus supplement, amounts representing losses on the pooled certificate will be applied in reverse sequential order to reduce the class principal amounts of the offered certificates still outstanding.

See “Description of the Certificates—Application of Realized Loss Amounts” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no source of cash other than distributions received in respect of the pooled certificate. No other entity will be required or expected to make any payments on the certificates.

Fees and Expenses

The trustee will receive a fee for its services to the trust fund. The trustee’s fee will consist of an amount agreed to between the sponsor and the trustee and paid by the sponsor from its own funds, and not from the assets of the trust fund. Expenses and indemnification amounts of the trustee will be reimbursed from the interest remittance amount, up to an amount not to exceed $200,000 per calendar year, before payments are made on the certificates to the extent described in this prospectus supplement, and then in the manner provided in the Trust Agreement.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the second table on page S-1, which represents the final scheduled distribution date for the pooled certificate.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.  A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

Tax Status

The trustee will elect to treat all or a portion of the trust fund as one or more REMICs. The Class R Certificate will be designated as the sole class of “residual interest” in each REMIC. Each of the certificates, other than the Class R Certificate, will represent ownership of “regular interests” in the REMIC.

See “Material Federal Income Tax Considerations” in this prospectus supplement for additional information concerning the application of federal income tax laws to the certificates.

S-6

Legal Investment Considerations

Generally, the certificates offered by this prospectus supplement will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings set forth in the first table on page S-1.

•	These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

•	The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Certificates are Dependent on Assessments by the Rating Agency” in this prospectus supplement.
S-7

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the prospectus occur in combination. Unless otherwise noted, all percentages are based upon scheduled contributed principal balances of the underlying mortgage loans as of the cut-off date, which is May 1, 2008.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced substantial difficulties, uncertainties and changed economic conditions that may adversely affect the performance and market value of your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

See “Risk Factors—Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities” in the prospectus.

In recent months, in response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria for loans. This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their existing mortgage loans. The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies, defaults and losses on the underlying mortgage loans, particularly mortgagors with interest-only mortgage loans that experience significant increases in their monthly payments following the end of the interest-only period.

S-8

The increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, have also resulted generally in loan originators being required to repurchase an increasingly greater number of mortgages loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements. This has led to deterioration in the financial performance of many loan originators. In some cases, such deterioration has caused certain loan originators to cease operations. Any such deterioration could adversely affect the ability of a loan originator to repurchase or substitute for underlying mortgage loans as to which a material breach of representation or warranty exists or to service underlying mortgage loans. The inability of a loan seller to repurchase or substitute for defective underlying mortgage loans would likely cause the related underlying mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the pooled certificate could occur. Even in cases where a loan originator has the economic ability to repurchase loans, the increasing volume of repurchase claims has resulted in longer periods between when a repurchase claim is presented and when it is resolved, and a greater proportion of claims being refused or contested by originators.

The underlying mortgage loans held by the underlying trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or Alt-A mortgage loans also underwrite subprime mortgage loans and consequently have exposure to the subprime mortgage market. In addition, some sources have reported that default rates on Alt-A loans have recently increased above the rates experienced on subprime loans. Some sources have also reported that prepayment rates on Alt-A loans have decreased below historical levels, which could exacerbate the adverse effect of increased default rates on pools of Alt-A loans such as the underlying mortgage loans held by the underlying trust fund.

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A number of state regulatory authorities have recently taken action against certain loan originators and servicers for alleged violations of state laws. Certain of those actions prohibit those servicers from pursuing foreclosure actions, and in the future one or more additional states could seek similar limitations on the ability of mortgage loan servicers to take actions (such as pursuing foreclosures) that may be essential to service and preserve the value of the underlying mortgage loans on behalf of the underlying trust fund. Any such limitations that applied to a servicer of underlying mortgage loans could adversely affect the underlying trust fund’s ability to realize on the related underlying mortgage loans.

You should consider that the general market conditions discussed above may affect the performance of the underlying mortgage loans and may adversely affect the yield and liquidity on your certificates.

Financial Difficulties of and Developments Regarding Certain Originators and Servicers

Recently, many originators and servicers of mortgage loans have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans and claims for repurchases by them of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on mortgage loans originated by them, such as fraud claims. These difficulties have been compounded by a general decline in the willingness by banks and other financial institutions to extend credit to originators and servicers and the resulting disappearance of available credit and liquidity lines to such originators and servicers. Higher delinquencies and defaults may also be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to take mark to market or sale-related losses. An environment inclusive of declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations. In addition, the costs of servicing and advancing on increasingly delinquent mortgage loan portfolios may be rising without a corresponding increase in servicing compensation. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Financial and operational difficulties may have a negative effect on the ability of the servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on sale of underlying properties following foreclosure. In some cases, servicers may become overwhelmed by the number of defaulted loans in their servicing portfolios and may be unable or unwilling to pursue collections or other remedies, or commence foreclosure proceedings on defaulted mortgage loans.

S-10

The underlying servicers are generally required to make advances in respect of delinquent payments on mortgage loans. There can be no assurance as to the current or continuing financial condition of the underlying servicers or their ability to access markets for financing such advances. If a servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations. Even if the underlying servicers are able to advance amounts in respect of delinquent mortgage loans, their obligations to make such advances may be limited to the extent that they do not expect to recover such advances due to the deteriorating credit of the delinquent mortgage loans.

As described in the underlying prospectus supplement, the originators of the underlying mortgage loans are generally required to repurchase or substitute for such mortgage loans for certain breaches of representations and warranties made by them with respect to the related mortgage loans. The inability to repurchase or substitute for such defective loans would likely cause the underlying mortgage loans to experience higher rates of delinquencies, defaults and losses.

The yield on your certificates may be adversely affected if such events impact the underlying originators or the underlying servicers of the underlying mortgage loans in the underlying trust fund. Approximately 61.06% of the underlying mortgage loans were originated by IndyMac Bank, F.S.B. IndyMac Bank, F.S.B. is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. IndyMac Bancorp Inc. reported a net loss of $184.2 million for the first quarter of 2008, compared with net earnings of $52.4 million in the first quarter of 2007. It also reported that it does not expect a return to profitability in 2008. There can be no assurance as to the current or continuing financial condition of IndyMac Bank, F.S.B.

See “Risk Factors— Originators and Servicers May Be Subject to Litigation, Governmental Proceedings or Adverse Economic Conditions” in the prospectus.

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Modifications of the Underlying Mortgage Loans May Affect the Yields of the Offered Certificates

In recent months, in response to increased delinquencies and losses with respect to mortgage loans, many servicers are modifying or contemplating modifying the terms of the related loans. Investors in the offered certificates should consider the importance of the underlying servicers’ roles in maximizing collections for the underlying trust fund and the impediments the servicers may encounter when servicing an increasing number of delinquent or defaulted mortgage loans. In some cases, the inability of an underlying servicer to timely modify the terms of a defaulted underlying mortgage loan may reduce amounts available for distribution to the pooled certificate in respect of a related underlying mortgage loan.

If the terms of an underlying mortgage loan are modified, changes in the terms of such mortgage loan may include the capitalization of past due payments, lowering of the interest rate, extension of the maturity date, the forgiveness of past due principal and/or interest payments, or other modifications, any of which will reduce or delay payment of the amount owed to the underlying trust fund by the related borrower or delay the receipt of payments from the borrower.

Investors should consider that any of the various possible modifications of the terms of an underlying mortgage loan that is in default or as to which default is reasonably foreseeable may, even if beneficial to the underlying trust fund in the aggregate, adversely affect some certificates from the underlying trust fund. In determining whether a particular loan modification should be made, the servicers will not consider the interests of individual classes of certificates.

Non-Pro Rata Allocation of Losses on the Underlying Mortgage Loans to the Pooled Certificate

With respect to the underlying trust fund, subject to certain limitations more fully described in the underlying prospectus supplement relating to the pooled certificate attached as Annex C to this prospectus supplement, certain realized losses and shortfalls of principal and interest on the related mortgage loans will be allocated to certain classes of securities in the related series, including the pooled certificate. See “Description of the Pooled Certificate” in this prospectus supplement.

Any allocation of a realized loss to the pooled certificate will reduce both the amount of interest that will accrue on such certificate and the amount of principal that will be distributable on such certificate. Therefore, the timing and aggregate amount of distributions on the pooled certificate, the yield to maturity (or to early redemption) of the pooled certificate, and the rate of payments in respect of principal on the pooled certificate, will be affected by the rate and the timing of any realized losses on the related underlying mortgage loans. To the extent that the amount of any such realized losses experienced on the underlying mortgage loans reduces amounts distributable in respect of the pooled certificate, the yield on the offered certificates may be lower than anticipated.

S-12

The credit enhancement available for the benefit of the pooled certificate in the form of subordination of other classes of the same underlying trust fund will be reduced by allocation of realized losses to such subordinate classes.

The Rate of Prepayment on the Underlying Mortgage Loans is Uncertain and May Adversely Affect the Average Life of and Yield on Your Certificates

The mortgage loans underlying the pooled certificate may be prepaid, in many instances, more rapidly or more slowly than you might anticipate, as further described in the underlying prospectus supplement attached to this prospectus supplement as Annex C. The rate of prepayments is influenced by many factors, including those factors that are described in the underlying prospectus supplement, and cannot be predicted.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

In addition, the underlying trust fund is subject to optional termination when the aggregate principal balance of the mortgage loans in the underlying trust fund declines to 10% of the original aggregate principal balance. Any such termination will have an adverse effect on any offered certificate purchased at a premium.

S-13

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement. See also the underlying prospectus supplement attached as Annex C for a description of factors that may influence the rate and timing of prepayments of the pooled certificate and the consequent effects on yield and maturity of the certificates.

Optional Termination of Underlying Trust Fund

The underlying trust fund may be terminated as described in the underlying prospectus supplement when the aggregate principal balance of the mortgage loans in the underlying trust fund has been reduced to 10% of the original aggregate principal balance. Any such optional termination will have the same effect on holders of the certificates as a prepayment in full of all of the related mortgage loans.

Limited Credit Enhancement for the Pooled Certificate

The class of pooled certificate is a “senior” class of certificates, entitled to receive distributions of principal and interest from the related underlying mortgage pool prior to the related underlying subordinated certificates. The pooled certificate does not have the benefit of a financial guaranty insurance policy or other form of credit enhancement other than, to the limited extent described in the underlying prospectus supplement, subordination and allocation of losses of certain related classes of securities to such class of pooled certificate.

Investors should refer to the underlying prospectus supplement relating to the pooled certificate attached as Annex C to this prospectus supplement.
See “Description of the Certificates—Priority of Distributions” and “—Allocation of Realized Losses” in this prospectus supplement.
Risks Relating to Underlying Mortgage Loans with Interest-Only Payments

As of the cut-off date, approximately 37.02% of the mortgage loans in the underlying trust fund at the time of origination were “interest-only” mortgage loans, which provide for payment of interest at the related mortgage rate, but no payment of principal, for a period generally of five or ten years following origination as specified in the related mortgage note. Following that interest-only period, the monthly payment with respect to each of these underlying mortgage loans will be increased to an amount sufficient to amortize the principal balance of the related underlying mortgage loan over the remaining term and to pay interest at the related mortgage rate.

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Because the initial monthly mortgage loan payments on this type of loan can be significantly lower than level-pay mortgage loans under which the borrower pays both principal and interest, many borrowers may have been able to incur substantially greater mortgage debt using the interest-only product than if they had used a level-pay, fixed rate mortgage loan. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the underlying mortgage loan before the expiration of the interest-only period. The borrowers of these underlying mortgage loans will likely be exposed to increased monthly payments, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term.

When evaluating a mortgage loan application from a prospective borrower for an interest-only mortgage loan, the originator may have determined the amount of loan that a borrower can afford based on the borrower’s initial scheduled monthly payments, rather than based on the adjusted monthly payments as of the principal amortization date. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions. The monthly payments on underlying mortgage loans with interest-only features will increase substantially when the principal must be repaid. This could cause defaults on the interest-only underlying mortgage loans to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their underlying mortgage loans may find that lenders may not in the future be willing or able to offer these products at relatively low interest rates. A continued decline in housing prices could also leave the borrowers with insufficient equity in their homes to permit them to refinance. The presence of these underlying mortgage loans in the underlying trust fund will, absent other considerations, result in a longer weighted average life of the pooled certificate (and correspondingly, of the offered certificates) than would have been the case had these loans not been included in the underlying trust fund. In addition, a borrower may view the absence of any obligation to make a payment of principal during the specified interest-only period of an underlying mortgage loan as a disincentive to prepayment. After the monthly payment has been increased to include principal amortization, delinquency or default may be more likely.

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Interest-only mortgage loans have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how this mortgage loan product will perform in a long-term declining housing market or under other negative macroeconomic conditions.

Investors are urged to review the underlying prospectus supplement relating to the pooled certificate attached as Annex C to this prospectus supplement for additional information regarding underlying mortgage loans with interest-only payments that are included in the underlying trust fund.

See “Yield, Prepayment and Weighted Average Life— General” in this prospectus supplement and “Risk Factors— Risks Related to Underlying Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Underlying Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

Governmental Action May Affect Foreclosures

In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan. Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on the pooled certificate, and accordingly, on the offered certificates. In addition, there have been several government and private industry-driven proposals and programs that may impact the timing and the processing of foreclosures in the future.

Proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Other legislative or regulatory actions could include limitations on upward adjustment of mortgage loan interest rates, insulation of the servicer from liability for modification of loans without regard to the terms of the servicing agreement, and other actions that may have the effect of reducing cash flow to certificateholders of the pooled certificate.

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See “Legal Aspects of Loans—Foreclosure on Mortgages” in the prospectus.
The Ratings on the Pooled Certificate May be Subject to Rating Agency Action

In response to the deterioration in the performance of residential mortgage loans generally, rating agencies have taken action with respect to a number of residential mortgage securitizations. As of the date of this prospectus supplement, although Fitch has not downgraded the pooled certificate, Fitch has placed the pooled certificate on “Rating Watch Negative.” There can be no assurance that any rating agency will not take additional action with respect to the securitization through which the pooled certificate was issued, in response to either the deteriorating delinquency, default and loss rates on the underlying mortgage loans or the perception that such deterioration may occur in the future.

Market Disruption May Adversely Affect the Value and Liquidity of the Offered Certificates

Due to recent developments in the residential mortgage market in the United States and credit markets generally as described above, there is currently a very limited secondary market for the offered certificates. If a secondary market does develop for a class of certificates, market prices may be below or substantially below the principal amounts of such certificates. In addition, if a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. In addition, the lack of a secondary market may make it difficult to determine the fair value of your certificates even if you do not intend to sell. The market values of the offered certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

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The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

See also “Risk Factors—Limited Ability to Resell Securities” in the prospectus.
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans underlying the pooled certificate will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

Prepayments on the underlying mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including affiliates of the seller.

A prepayment of a underlying mortgage loan from the related mortgage pool will usually result in a payment of principal on the pooled certificate, and accordingly, on the offered certificates, and depending on the priority of that certificate and the price investors paid for that certificate, may affect the yield on that offered certificate.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delinquencies and Defaults Due to Servicing Transfers

It is possible that servicing of the underlying mortgage loans in the underlying trust fund may be transferred in the future to servicers other than the current servicers, in accordance with the provisions of the applicable underlying agreements. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of any such servicing transfer and any associated delays, the rate of delinquencies and defaults on the related mortgage loans could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with any transfer of servicing or that, if there are disruptions, that they will not adversely affect the yield on the pooled certificate and, therefore, on the offered certificates.

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See “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.
Risks Related to Underlying Mortgage Loans Originated under Certain Loan Documentation Programs

As of the cut-off date, approximately 77.27% of the mortgage loans in the underlying trust fund were originated under “no documentation,” “no ratio documentation,” “limited documentation,” “stated documentation” or “stated income/stated assets documentation” programs, pursuant to which no information was obtained regarding borrowers’ income or employment and there was no verification of the borrowers’ assets. The presence of underlying mortgage loans originated under these programs may increase the risk that the borrowers may not have sufficient income or assets or may have overstated their income and assets and will be unable to make their monthly mortgage loan payments. You should consider the risk that mortgage loans originated under these programs may be subject to increased delinquencies and defaults.

See “Risk Factors—Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies” in the prospectus for further information on risks relating to the origination process.
Risks Related to Geographic Concentration of Underlying Mortgage Loans

As of the cut-off date, approximately 27.08% and 16.07% of the mortgage loans included in the underlying trust fund are secured by properties located in California and Florida, respectively. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the underlying mortgage loans were concentrated in California or Florida because certain conditions in these states will have a disproportionate impact on the related mortgage loans in general. For example, mortgaged properties located in California may be more susceptible to certain types of hazards, such as earthquakes, floods, wildfires and other natural disasters.

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Further, the concentration of the underlying mortgage loans in California and Florida will have a disproportionate effect on the pooled certificate if the regulatory authorities in either of these states take actions against an originator or servicer that impair the underlying trust fund’s ability to realize on those underlying mortgage loans.

Investors should refer to the underlying prospectus supplement relating to the pooled certificate attached as Annex C to this prospectus supplement.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Underlying Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables under in Annex A to this prospectus supplement.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Certificates

The transfer of the pooled certificate from the seller to the depositor will be intended to be an absolute and unconditional sale of the pooled certificate and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a pooled certificate, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the pooled certificate by the insolvent party as a borrowing secured by a pledge of the class of pooled certificate. Such an attempt, even if unsuccessful, could result in delays in payments on the offered certificates. If such an attempt were successful, it is possible that the pooled certificate could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the offered certificates in full.

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Lehman Brothers and its Affiliates Have Many Mortgage-Related Interests

Lehman Brothers Holdings Inc., Lehman Brothers Inc. and their respective affiliates (collectively, “Lehman”) may from time to time have economic interests in the performance of residential mortgage loans or mortgage-backed securities (“MBS”) that may include holding, buying or selling residual interests in securitized pools of loans, various classes of MBS that differ in entitlement to cash flow and allocation of losses, interests in the form of derivatives such as credit default swaps, or long or short positions with respect to MBS or indices that track the performance of certain MBS. Lehman’s interests in any of its various capacities may not be aligned with the interests of holders of the offered certificates.

Limited Obligations
The assets of the trust fund are the sole source of payments on the offered certificates. The trust fund will have no source of cash other than collections on the pooled certificate. The offered certificates are not the obligations of any other entity. None of the sponsor, the seller, the depositor, the trustee or any of their affiliates will have any obligation to take any action to maintain the applicable ratings of the offered certificates.

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Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-43. Any terms used in this prospectus supplement but not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

The Lehman Mortgage Trust Pass-Through Certificates, Series 2008-3 will consist of the Class A1, Class A2 and Class R Certificates.

The Offered Certificates represent beneficial ownership interests in the Trust Fund, the assets of which consist primarily of (1) the Pooled Certificate and (2) all proceeds thereof.

Distributions of interest and principal on the Class A1, Class A2 and Class R Certificates will be based primarily on interest and principal received with respect to the Pooled Certificate.

Distributions on the Offered Certificates will be made on each Distribution Date to Certificateholders of record on the applicable Record Date. Distributions on the Offered Certificates will be made to each registered holder entitled thereto by (a) wire transfer in immediately available funds if the Certificateholder has timely provided to the Trustee wire instructions for such holder or (b) by check mailed to the address of the Certificateholder as it appears on the books of the Trustee if the Certificateholder has not provided wire instructions, provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the certificate at the Corporate Trust Office. See “The Trust Agreement—The Trustee” herein.

Book-Entry Registration

The Book-Entry Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum and integral multiples as specified in the table on page S-1. With respect to initial European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $25,000. The Residual Certificate will be issued as a single certificate and maintained in definitive, fully registered form, representing the entire Percentage Interest in that Class.

General. Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each Class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related Class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described in the prospectus, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

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Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in the prospectus.

Distributions of Interest

Calculation of Interest. The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any Carryforward Interest for such class and for such date. Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described on page S-1.

Interest Distribution Priorities. The Interest Remittance Amount will be distributed on each Distribution Date concurrently, on a pro rata basis, to the Offered Certificates, to pay Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon).

Determination of LIBOR

On each LIBOR Determination Date, the Trustee will determine LIBOR based on (1) the offered rates for U.S. dollar deposits of one month maturity, as such rates appear on the Reuters Screen “LIBOR01” set by the BBA as of 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such offered rate does not appear on the Reuters Screen “LIBOR01” as of 11:00 a.m. (London time), the Trustee will obtain such rate from the Bloomberg L.P. page “US0001M.”

If any such offered rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published offered rate on the Reuters Screen “LIBOR01.” In the event that the BBA no longer sets such offered rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s offered rate. The Trustee will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund’s expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

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The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the Interest Rate applicable to each class of Offered Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

For the purpose of calculating the Interest Rates on the Offered Certificates, LIBOR for the first Accrual Period will be 2.3925%.

Distributions of Principal

Distributions of principal on the Offered Certificates will be made from the Principal Remittance Amount. On each Distribution Date, the Principal Remittance Amount for such date will be distributed in the following order of priority:

(i) to the Class A1 Certificates, until the Class Principal Amount of such class has been reduced to zero;

(ii) to the Class A2 Certificates, until the Class Principal Amount of such class has been reduced to zero; and

(iii) to the Class R Certificates, any remaining amounts.

Application of Realized Loss Amounts

If on any Distribution Date after giving effect to all distributions of principal on such Distribution Date, there exists a Realized Loss Amount, the Class Principal Amounts of the Offered Certificates will be reduced in inverse order of priority until the Class Principal Amounts thereof have been reduced to zero (that is, such Realized Loss Amounts will be allocated in the following order: first, to the Class A2 Certificates, until the Class Principal Amount of such class has been reduced to zero; and second, to the Class A1 Certificates, until the Class Principal Amount of such class has been reduced to zero). Holders of the Offered Certificates will not receive any distributions in respect of Realized Loss Amounts.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Trustee will be paid fees directly by the Sponsor, out of its own funds and not from the assets of the Trust Fund. Expenses and indemnification amounts of the Trustee will be paid out of the Interest Remittance Amount, up to the Expense Cap, and then in the manner provided in the Trust Agreement.

Description of the Pooled Certificate

General

The Offered Certificates represent beneficial ownership interests in the Pooled Certificate. The Pooled Certificate will be conveyed to the Depositor on the Closing Date.

We have included in Annex C to this prospectus supplement the Underlying Prospectus Supplement relating to the Pooled Certificate, which sets forth the information that has been provided to investors in the Pooled Certificate. You should carefully read the Underlying Prospectus Supplement together with this prospectus supplement. Attached as Annex D are the Underlying Trustee’s distribution date statements relating to each of the Underlying Distribution Dates in 2008 for the Pooled Certificate.

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The following table identifies the class of Pooled Certificate and the percentage interest in the Pooled Certificate that will be included in the Trust Fund on the Closing Date:
Issuer/Series	Class	Approximate Portion Included in Trust Fund (%)	CUSIP
Lehman Mortgage Trust, Series 2007-1, Mortgage Pass-Through Certificates	2-A1	100	52521FAD9

The Pooled Certificate

The Pooled Certificate will be entitled to payments of interest and principal, as described in the Underlying Prospectus Supplement. The specific characteristics of the Pooled Certificate are described in the Underlying Prospectus Supplement. The timing of principal payments on the Pooled Certificate will be affected by the payment priority applicable to the Pooled Certificate as described in the Underlying Prospectus Supplement.

Under the terms of the Underlying Trust Agreement, the Pooled Certificate is exchangeable by its holder for other classes of certificates relating to the Underlying Trust Fund. However, the Trust Agreement will provide that the Trustee, as holder of the Pooled Certificate for the benefit of the Certificateholders, will not make any exchanges of the Pooled Certificate for so long as the Pooled Certificate comprises an asset of the Trust Fund.

Description of the Underlying Mortgage Loans

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Underlying Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Underlying Mortgage Loans or to a percentage of the Underlying Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Scheduled Contributed Principal Balances of the Underlying Mortgage Loans. In addition, all references in this prospectus supplement to the Underlying Mortgage Loans shall refer solely to the Underlying Mortgage Loans constituting Pool 2 of the Underlying Trust Fund, which shall consist of Collateral Group 2A, Collateral Group 2B and Collateral Group 2C (each as defined in the Underlying Prospectus Supplement).

The Underlying Mortgage Loans, in the aggregate, generally consist of approximately 2,197 conventional, fixed rate, fully amortizing and balloon, first lien residential mortgage loans having a Cut-off Scheduled Contributed Principal Balance (after giving effect to Scheduled Payments due on such date) of approximately $288,445,231.84. All of the Underlying Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of 30 years.

Approximately 38.94% of such Underlying Mortgage Loans were generally originated in accordance with the Lehman Bank Underwriting Guidelines and all of such Underlying Mortgage Loans will be serviced by Aurora. Approximately 61.06% of such Underlying Mortgage Loans were generally originated in accordance with the IndyMac Bank Underwriting Guidelines and all of such Underlying Mortgage Loans will be serviced by IndyMac Bank. See “Origination of the Underlying Mortgage Loans and Underwriting Guidelines” and “The Servicers.”

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Approximately 77.27% of the Underlying Mortgage Loans were originated under “no documentation,” “no ratio documentation,” “limited documentation,” “stated income/stated assets” or “stated documentation” programs, pursuant to which no information was obtained regarding borrowers’ income or employment and there was no verification of the borrowers’ assets. Certain documentation with respect to some Underlying Mortgage Loans, including, in some cases, the related mortgage note, mortgage or title insurance policy, is unavailable. Except as otherwise noted below, LBH made only limited representations and warranties with respect to the Underlying Mortgage Loans; however, the Underlying Trust Fund is able to enforce LBH’s rights against the related Underlying Originators for their representations and warranties made with respect to the Underlying Mortgage Loans at the time of sale of the Underlying Mortgage Loans to LBH.

All of the Underlying Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on Mortgaged Properties consisting of one- to four-family dwelling units, individual units in planned unit developments, individual condominiums, townhomes or shares issued by cooperative housing corporations and related leasehold interests.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans—Standard Hazard Insurance Policies” in the Prospectus.

Approximately 17.98% of the Underlying Mortgage Loans have lender paid mortgage insurance policies, all of which were provided for by PMI Mortgage Insurance Co., Republic Mortgage Insurance Company, Mortgage Guaranty Insurance Corporation, United Guaranty Residential Insurance Company, Radian Guaranty Inc., Genworth Mortgage Insurance Corporation or Triad Guaranty Insurance Corporation. The cost for such mortgage insurance policies range from 0.19% to 1.78% per annum.

Approximately 37.02% of the Underlying Mortgage Loans provide for monthly payments of interest at the Mortgage Rate, but no payments of principal for the first five or ten or years after origination of such Mortgage Loan. Following such five- or ten-year period, as applicable, the monthly payment on each such Mortgage Loan will be increased to an amount sufficient to fully amortize the outstanding principal balance of such Mortgage Loan over its remaining term and pay interest at the related Mortgage Rate.

As of the Cut-off Date, 4.35%, 2.06%, 1.29% and 1.02% of the Underlying Mortgage Loans were 30-59 days delinquent, 60-89 days delinquent, 90-119 days delinquent and greater than 120 days delinquent, respectively. In addition, 0.58%, 2.49% and 0.91% of the Underlying Mortgage Loans are in bankruptcy, in foreclosure or REO property. Certain historical delinquency information with respect to the Underlying Mortgage Loans is provided in Annex A to this prospectus supplement. The delinquency status of a Mortgage Loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on January 1 by January 31, that Mortgage Loan would be considered to be 30 days delinquent.

As of the Cut-off Date, none of the Underlying Mortgage Loans in the Underlying Trust Fund were “high cost” loans under any applicable federal, state or local anti-predatory or anti-abusive lending laws.

No more than approximately 0.41% of the Underlying Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

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The Underlying Mortgage Loans in Pool 2 of the Underlying Trust Fund are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement. (The sum of the amounts of the aggregate contributed principal balances and the percentages in the tables in Annex A may not equal the totals due to rounding.)

Static Pool Information

Certain static pool information of the Sponsor may be found at:

http://www.lehman.com/reg_ab/deal.html?deal=LMT08-3

Access to this internet address is unrestricted and free of charge. Information provided through this internet address that relates to the performance during periods prior to January 1, 2006, of securitized assets included in the portfolio of assets originated or acquired by a party is not deemed to be part of this prospectus supplement, the prospectus or the registration statement for the Offered Certificates.

Various factors may affect the prepayment, delinquency and loss performance of the Underlying Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment premiums. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Underlying Mortgage Loans in the Underlying Trust Fund.

Affiliations and Relationships

The Depositor, the Sponsor, the Underwriter, Lehman Bank (one of the Underlying Originators) and Aurora (the Underlying Master Servicer and one of the Underlying Servicers) are all affiliates of each other and have the following ownership structure:

•
The Depositor, Structured Asset Securities Corporation, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of the Sponsor, Lehman Brothers Holdings Inc.

•	The Underwriter, Lehman Brothers Inc., is a wholly owned, direct subsidiary of the Sponsor.

•
Aurora, which is one of the Underlying Servicers and is also the Underlying Master Servicer, is a wholly-owned, direct subsidiary of Lehman Brothers Bank, FSB, which is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly owned, direct subsidiary of the Sponsor.

Wells Fargo, which acts as the Trustee, is also the Underlying Trustee.

Approximately 38.94% of the Underlying Mortgage Loans were originated by Lehman Bank and were subsequently purchased by Lehman Brothers Holdings Inc. in one or more arm’s length transactions on or before the Underlying Closing Date.

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Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class R Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Origination of the Underlying Mortgage Loans and Underwriting Guidelines

The Underlying Mortgage Loans were originated by Lehman Bank and IndyMac Bank. Approximately 38.94% and 61.06% of the Underlying Mortgage Loans were originated or acquired in accordance with the Lehman Bank Underwriting Guidelines and the IndyMac Bank Underwriting Guidelines, respectively.

For a description of the Underlying Originators and of the Lehman Bank Underwriting Guidelines and the IndyMac Bank Underwriting Guidelines, see “Origination of the Underlying Mortgage Loans and Underwriting Guidelines—Lehman Brothers Bank, FSB,” “—Lehman Bank Underwriting Guidelines” and “—IndyMac Bank Underwriting Guidelines” in the Underlying Prospectus Supplement attached hereto as Annex C.

See also “Risk Factors—Financial Difficulties of and Developments Regarding Certain Originators and Servicers” in this prospectus supplement.

Additional Information

The description in this prospectus supplement of the Underlying Mortgage Loans is based upon such Underlying Mortgage Loans as at the close of business on the Cut-off Date, as adjusted for Scheduled Payments on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and other material transaction documents, with the Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Underlying Mortgage Loans are removed from or added to the Mortgage Pool as described under “Description of the Underlying Mortgage Loans,” such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Trust Agreement, the Trustee will prepare a monthly statement to Certificateholders containing the information described under “Trust Agreement—Reports to Certificateholders.” The Trustee will make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee’s website. The Trustee’s website will be initially located at www.ctslink.com and assistance in using the website can be obtained by calling the Trustee’s customer service desk at 1-866-846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Trustee by calling its customer service desk and requesting a copy. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

The Sponsor

Lehman Brothers Holdings Inc., a Delaware corporation, whose executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A., will be the Sponsor. See “The Sponsor” in the prospectus for more information regarding Lehman Brothers Holdings Inc.

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The Depositor

The Depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. The Depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the Certificates (Registration No. 333-139693).

For more information regarding the Depositor, see “The Depositor” in the prospectus.

The Underlying Master Servicer and the Underlying Servicers

General

Aurora Loan Services LLC acts as Underlying Master Servicer under the Underlying Trust Agreement. For additional information regarding the master servicing of the Underlying Trust Fund, see “The Master Servicer” and “Mortgage Loan Servicing” in the Underlying Prospectus Supplement.

As of the Cut-off Date, the Underlying Mortgage Loans in Pool 2 of the Underlying Trust Fund are being serviced by Aurora and IndyMac Bank. Approximately 38.94% and 61.06% of the Underlying Mortgage Loans are serviced by Aurora and IndyMac Bank, respectively. For additional information regarding the servicing of the Underlying Trust Fund, see “Mortgage Loan Servicing” in the Underlying Prospectus Supplement.

Aurora Loan Services LLC

For information regarding Aurora in its capacity as a Underlying Master Servicer, see “Aurora Loan Services LLC—General” and “Aurora Loan Services LLC—Master Servicing” in the prospectus. For information regarding Aurora in its capacity as an Underlying Servicer, see “Aurora Loan Services LLC—General,” “Aurora Loan Services LLC—Servicing—Total Portfolio,” “—Conventional Underlying Mortgage Loans” and “—Conventional Alt-A Underlying Mortgage Loans” in the prospectus.

IndyMac Bank, F.S.B.

IndyMac Bank is acting as servicer under the applicable servicing agreement related to certain of the Underlying Mortgage Loans. The principal executive offices of IndyMac Bank are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, “RPS3” and on “Rating Watch Negative” as a servicer of alt/A and sub-prime mortgage loans and “RPS3+” and on “Rating Watch Negative” as a servicer of prime mortgage loans, (y) by Moody’s, “SQ3+” as a primary servicer of sub-prime mortgage loans, SQ2- as a primary servicer of prime mortgage loans and “SQ3+” as a special servicer and (z) by S&P, “strong” as a residential mortgage servicer and residential mortgage subprime servicer, and “average” for residential mortgage special servicing, residential mortgage master servicing and subordinate residential mortgage servicing.

IndyMac Bank is responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by IndyMac for itself or others.

IndyMac Bank does not have any custodial responsibilities for the Underlying Mortgage Loans.

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As of December 31, 2005, December 31, 2006, and December 31, 2007 IndyMac Bank provided servicing for approximately $84.50 billion, $139.81 billion, and $81.72 billion, respectively, in conventional mortgage loans owned by others. As of the date of this prospectus supplement, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of IndyMac Bank nor has there been any material non-compliance by IndyMac Bank with applicable servicing criteria as to any other securitization as to which IndyMac Bank is a party.

IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan. IndyMac Bank has over the last year shifted more of its efforts regarding delinquencies to avoiding foreclosures by means of loan modifications, workouts, and other alternatives.

See also “The Servicers—IndyMac Bank, F.S.B.” in the Underlying Prospectus Supplement.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Trustee will perform the specified trustee functions in accordance with the provisions of the Trust Agreement with respect to the Trust Fund, including but not limited to:

• receiving monthly distributions on the Pooled Certificate and distributing all amounts on deposit in the Certificate Account to the Certificateholders on each Distribution Date;
• preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information with respect to the Pooled Certificate;
• preparing and distributing annual investor reports, as requested, necessary to enable Certificateholders to prepare their tax returns;
• preparing and filing certain periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund.

See “Trust Agreement—The Trustee” and “—Reports to Certificateholders” below.

Trust Account

All amounts in respect of principal and interest received from the Pooled Certificate shall be deposited in the Certificate Account, which is an account established by the Trustee, prior to distribution thereof to the Certificateholders. Funds on deposit in the account shall remain uninvested.

Example of Distributions

The following sets forth an example of collection of payments from the Pooled Certificate, transfer of amounts to the Certificate Account, and distributions on the Certificates for the Distribution Date in June 2008:

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June 24	Record Date:	Distributions will be made to Certificateholders of record as of the Business Day immediately preceding the related Distribution Date.
June 25	Underlying Distribution Date with respect to the Pooled Certificate:
On the 25th day of each month (or if the 25th day is not a Business Day, the next Business Day), the Trustee will receive amounts in respect of the Pooled Certificate and deposit such payments into the Certificate Account.

June 25	Distribution Date:
On the 25th day of each month (or if the 25th day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account.

Succeeding months follow the same pattern.

Servicing of the Underlying Mortgage Loans

General

The Underlying Servicers will have primary responsibility for servicing the Underlying Mortgage Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Underlying Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Underlying Servicing Agreements. Each of the Underlying Trustee and the Underlying Master Servicer are either parties or third party beneficiaries under such Underlying Servicing Agreements and can enforce the rights of LBH thereunder. For a description of the servicing and master servicing duties of the Underlying Servicers and the Underlying Master Servicer, respectively, see “Mortgage Loan Servicing” in the Underlying Prospectus Supplement. See also “Servicing of the Loans” in the prospectus.

Evidence as to Compliance

Each Underlying Servicer is obligated to provide, during March of each year and beginning in 2009, in accordance with the Underlying Servicing Agreement, to the Depositor a report on an assessment of compliance with the AB Servicing Criteria. The Underlying Custodians, who are the custodians for substantially all of the mortgage loan documents relating to the Underlying Mortgage Loans, are obligated to provide, during March of each year and beginning in 2009, in accordance with the Underlying Custodial Agreement, to the Depositor a report on an assessment of compliance with the AB Servicing Criteria. The Trust Agreement will provide that on or before March 15 of each year, beginning March 15, 2009, the Trustee will provide to the Depositor and the Sponsor a report on an assessment of compliance with the AB Servicing Criteria. In addition, during March of each year, in accordance with the applicable agreements, beginning in 2009, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Pooled Certificate or the Underlying Mortgage Loans, within the meaning of Regulation AB, will also provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria.

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Each party that is required to deliver a report on assessment of servicing compliance will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each Underlying Servicer is obligated to provide for delivery to the Depositor, the Seller and the Underlying Master Servicer during March of each year, in accordance with the related Underlying Servicing Agreement, beginning in 2009, a separate annual statement of compliance from the Servicer to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Underlying Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request, unless available on the Trustee’s website, to the Trustee at the address of the Trustee set forth above under “Additional Information”. These items will also be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Any Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement. Requests should be addressed to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Client Service Manager, LMT 2008-3.

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, Lehman Mortgage Trust 2008-3 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee and the Depositor will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement. See “Servicing of the Underlying Mortgage Loans” and “Trust Agreement.”

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The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of the Offered Certificates may not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor or the Depositor, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General. The Trustee will be Wells Fargo Bank, N.A. The Trustee will perform the functions described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below. As compensation for its services, the Trustee is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”

Wells Fargo Bank, N.A. Wells Fargo Bank, N.A. (“Wells Fargo”) will act as Trustee, paying agent and certificate registrar under the Trust Agreement, as described under “Administration of the Trust Fund—Servicing and Administrative Responsibilities.” Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $575 billion in assets and 159,800 employees as of December 31, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and other parties to this transaction may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2007, Wells Fargo was acting as trustee on more than 1,693 series of residential mortgage-backed securities with an aggregate principal balance of approximately $337,566,000,000.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Underlying Trust Fund. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

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Under the terms of the Trust Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The Trustee is responsible for the preparation and filing of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2007, Wells Fargo was acting as securities administrator with respect to more than $1,119,079,000,000 of outstanding residential mortgage-backed securities.

Assignment of the Pooled Certificate

The Pooled Certificate will be assigned to the Trustee, together with all principal and interest received with respect to the Pooled Certificate on and after the Closing Date. The Trust Agreement will require that, on or prior to the Closing Date, the Depositor will cause the Pooled Certificate to be registered in the name of the Trustee for the benefit of the Certificateholder. The Trustee will, concurrently with such assignment, execute, authenticate and deliver the Offered Certificates and the Residual Certificate.

The transfer of the Pooled Certificate from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Pooled Certificate and will be reflected as such in the Securities Purchase Agreement and the Trust Agreement, respectively. However, in the event of insolvency of any of Lehman Brothers or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Pooled Certificate by the insolvent party as a financing secured by a pledge of the Pooled Certificate. In the event that a court were to recharacterize the sale of the Pooled Certificate by either Lehman Brothers or the Depositor as a financing, each of the Depositor, as transferee of the Pooled Certificate from the Seller, and the Trustee will have a security interest in the Pooled Certificate transferred to it. The Trustee’s security interest in the Pooled Certificate will be perfected by registration of the Pooled Certificate in the name of the Trustee for the benefit of the Certificateholders.

Certain Matters Under the Trust Agreement

Duties of the Trustee. The Trustee will be responsible under the Trust Agreement for preparing certain investor reports, including the monthly distribution date statement to Certificateholders, providing all necessary tax reports to Certificateholders related to their investment, preparing and filing the Trust Fund’s tax information returns. The Trustee will prepare the distribution date statements, tax returns and required reports based solely on information regarding the Pooled Certificate provided to the Trustee by the Underlying Master Servicer pursuant to the Underlying Trust Agreement. The Trustee will not be required to confirm, verify or recompute any information received with respect to the Underlying Mortgage Loans or information received from the Underlying Master Servicer, but will be entitled to rely conclusively on such information. The Trustee will make the distribution date statement available each month to Certificateholders.

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various resolutions, certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the Underlying Master Servicer or any other party.

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The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders or the Depositor. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

None of the provisions in the Trust Agreement will in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Underlying Master Servicer. The Trustee will not be responsible for any act or omission of the Underlying Master Servicer, the Depositor or any other party.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee. The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee as provided by the Trust Agreement, except for expenses and disbursements incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification, including in its individual capacity, from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above and as described under “Fees and Expenses of the Trust Fund.”

Resignation of Trustee. The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by the Rating Agency of any class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates upon 30 days’ written notice to the Trustee.

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Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign and pay over to the successor trustee the entire Trust Fund (net of all amounts owed to the Trustee and remaining unpaid), together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement. The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(a) to cure any ambiguity;

(b) to conform to the provisions of the prospectus supplement and prospectus and to the provisions of the Underlying Trust Agreement or to correct or supplement any provision of the Trust Agreement that is inconsistent with another provision therein;

(c) to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(d) to comply with any requirements imposed by the Code;

provided, that (1) no such amendment may adversely affect the status of any REMIC created pursuant to the Trust Agreement and (2) any amendment under clause (c) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (c) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from the Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The Trustee will prepare (based solely on information received with respect to the Pooled Certificate) and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information:

(1)   the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to principal;

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(2)   the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;

(3)   the amount, if any, of any distribution to the Class R Certificates;

(4)   the aggregate amount of the distributions to be made on that Distribution Date to the Offered Certificates from distributions received in respect of the Pooled Certificate;

(5)   the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above;

(6)   the principal balance of the Pooled Certificate (a) immediately prior to the related Distribution Date and (b) as of such Distribution Date after giving effect to the distribution of principal made thereon on the related Underlying Distribution Date; and

(7)   any other information required pursuant to the Trust Agreement.

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items (1) and (2) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund.

Voting Rights

The Class R Certificates will be allocated 1.00% of all voting rights and the remaining Classes of Certificates will be allocated the remaining percentage of all voting rights under the Trust Agreement. Voting rights will be allocated among the Classes of Offered Certificates in proportion to their respective Class Principal Amounts, and among Certificates of each Class in proportion to their Percentage Interests.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity of the Offered Certificates will be affected by the rate of principal payments from distributions on the Pooled Certificate (which will be directly related to the rate of principal payments on the Underlying Mortgage Loans).

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Underlying Mortgage Loans, the Underlying Mortgage Loans are likely to be subject to higher prepayments than if prevailing interest rates remain at or above the interest rates on the Underlying Mortgage Loans, respectively. Conversely, if prevailing interest rates rise above the interest rates on the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Underlying Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Underlying Mortgage Loans generally have due-on-sale clauses. The prepayment experience of the Underlying Mortgage Loans will also be affected by the seasoning of such loans as described herein. See “Description of the Pooled Certificate” herein.

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In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the Sponsor and its affiliates). In particular, the Sponsor and its affiliates may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history, or geographic location) and in solicitations to borrowers whom the Sponsor or its affiliates believe may be considering refinancing their mortgage loans.

If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of distribution of principal that is faster than that actually experienced on the Pooled Certificate (which is directly related to the rate of prepayments on the Underlying Mortgage Loans), the actual yield may be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield based on an assumed rate of distribution of principal that is slower than that actually experienced on the Pooled Certificate, the actual yield may be lower than that so calculated.

The Underlying Trust Fund is subject to optional termination when the outstanding principal balance of the certificates underlying such Underlying Trust Fund declines to 10% of the outstanding principal balance as of the Underlying Closing Date. Any such termination will have an adverse effect on any Offered Certificate purchased at a premium.

The payment sequence for each class of certificates in the Underlying Trust Fund will determine the Pooled Certificate’s entitlement to payments of principal. Certain classes of the same series of such certificates may be entitled to principal before, after or concurrently with other such certificates included in the related Underlying Trust Fund. Such allocations will, in turn, affect the rate at which principal is distributed on the Pooled Certificate. Such certificates have the designations set forth in the Underlying Prospectus Supplement relating to the Pooled Certificate attached hereto as Annex C. In general, investors should carefully review the Underlying Prospectus Supplement for information on how the Pooled Certificate may perform in various prepayment scenarios.

Weighted Average Life

General. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Underlying Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments.

Prepayment Assumption. Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The prepayment assumption used in this prospectus supplement for the Underlying Mortgage Loans is CPR, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Underlying Mortgage Loans for the life of such Underlying Mortgage Loans. CPR does not purport to be either a historical description of the prepayment experience of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Underlying Mortgage Loans included in the Underlying Trust Fund.

The tables set forth on Annex B to this prospectus supplement were prepared based on the following “Modeling Assumptions:” (1) the Interest Rates are as described in this prospectus supplement; (2) the Certificates are issued on May 30, 2008; (3) Distribution Dates occur on the 25th day of each month, commencing in June 2008; (4) each class of Offered Certificates has the initial Class Principal Amount described in the first table on page S-1; (5) the Pooled Certificate was generally assumed to have the characteristics set forth in the table below; (6) each scheduled payment of principal and interest is timely received on the first day of each month commencing on June 1, 2008; (7) principal prepayments are received in full on the last day of each month commencing in May 2008 and there are no net prepayment interest shortfalls on the Underlying Mortgage Loans; (8) there are no defaults or delinquencies on the Underlying Mortgage Loans; (9) one month LIBOR will remain constant at 2.3925%; and (10) there will be no optional termination of the Underlying Trust Fund (except in the case of Weighted Average Life Years to Optional Termination).

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Series/Class	Assumed Outstanding Principal Balance ($)	Initial Coupon (%)
Lehman Mortgage Trust, Series 2007-1, Mortgage Pass-Through Certificates, Class 2-A1	$252,280,617	2.7625

The actual characteristics and the performance of the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex B hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Underlying Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining terms to maturity of the Underlying Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Underlying Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the CPR.

Subject to the foregoing discussion and assumptions, the tables set forth on Annex B hereto indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the CPR.

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

The Underlying Prospectus Supplement states that, taking into account certain assumptions described therein, the Pooled Certificate will represent ownership of one or more regular interests in a REMIC. Qualification of a security as a REMIC regular interest requires compliance with initial and on-going requirements of the Code. The remainder of this discussion and the opinion of Tax Counsel referred to below assume that all the requirements for qualification as a REMIC regular interest have been, and will continue to be, met with respect to the Pooled Certificate.

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The Trust Agreement provides that the Trust Fund will be comprised of one or more REMICs. In the opinion of Tax Counsel, assuming compliance with the Trust Agreement, each REMIC created pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Code. In addition, in the opinion of Tax Counsel, the Offered Certificates will evidence ownership of REMIC regular interests within the meaning of Section 860G(a)(1) of the Code and the Class R Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in each REMIC created pursuant to the Trust Agreement.

Certain Classes of Offered Certificates may be issued with OID for federal income tax purposes. See “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 10% of the CPR. No representation is made that the Underlying Mortgage Loans will prepay at this rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to such OID.

Legal Investment Considerations

The Offered Certificates will constitute “mortgage related securities” for purposes of the SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

The Offered Certificates are eligible for relief under the Exemption issued to Lehman Brothers Inc. (PTE 91-14 as most recently amended and restated by PTE 2007-5), and may be purchased by a Plan that is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Act, or by a person investing on behalf of or with plan assets of such Plan.

A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption are met. See “ERISA Considerations” in the accompanying prospectus for a description of the additional requirements for relief under the Exemption. Each Plan fiduciary should also determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

S-40

The rating of an Offered Certificate may change. If a Class of Offered Certificates no longer has a rating of at least BBB- or its equivalent (the lowest permitted rating), Certificates of that Class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a Certificate of that Class when the Class had a permitted rating would not be required by the Exemption to dispose of it). Consequently, transfers of any Offered Certificate whose rating is below the lowest permitted rating upon acquisition by a Plan (an “ERISA-Restricted Offered Certificate”) will not be registered by the Trustee unless the Trustee receives:

•
a representation from the transferee of the ERISA-Restricted Offered Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer;

•
if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60; or

•
an opinion of counsel satisfactory to the certificate registrar that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan’s assets, will not result in non-exempt prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the certificate registrar or the Depositor to any obligation in addition to those undertaken in the Trust Agreement.

Each transferee of an ERISA-Restricted Certificate which is a Book-Entry Certificate shall be deemed to have made a representation as required above.

If an Offered Certificate has not been underwritten by the Underwriter, it will not be eligible to be purchased by Plans under the Underwriter Exemption. However, in the event that such Offered Certificate is subsequently underwritten or placed by the Underwriter, or another underwriter that has obtained an individual exemption similar to the Exemption, such Offered Certificate may be acquired under the same conditions as are described above for other Offered Certificates that are eligible under the Exemption.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Pooled Certificate.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

S-41

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $500,000.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Offered Certificates that they receive the ratings set forth in the table on page S-1 to this prospectus supplement.

The rating of “AAA” is the highest rating that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the related Underlying Mortgage Loans. The rating takes into consideration the characteristics of the related Underlying Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any Rating Agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

S-42

Glossary of Defined Terms

AB Servicing Criteria	The applicable minimum servicing criteria established in Item 1122(d) of Regulation AB.
Accrual Period
For each Class of Certificates, the period beginning on the immediately preceding Distribution Date (or for the first Accrual Period, on May 25, 2008) and ending on the day immediately preceding the related Distribution Date.

Act	The Securities Act of 1933, as amended.
Aurora	Aurora Loan Services LLC.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Offered Certificates.
Business Day	Generally any day other than a Saturday or Sunday or a day on which the Federal Reserve is closed, or a day on which banks in New York, Maryland or Minnesota are closed.
Carryforward Interest
For any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Certificate Account	A certificate account maintained by the Trustee on behalf of the Certificateholders.
Certificate Principal Amount
For any Offered Certificate, as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by (i) all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date and (ii) any Realized Loss Amounts as applied from the Pooled Certificate.

Certificateholder	Any person who is the registered holder of any Certificate.
Certificates	The Offered Certificates and the Class R Certificate.
Class	All Certificates bearing the same class designation.
Class Principal Amount	For any Class of Certificates, the aggregate of the Certificate Principal Amounts of all certificates of that Class.

S-43

Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	On or about May 30, 2008.
Code	The Internal Revenue Code of 1986, as amended.
Corporate Trust Office
For purposes of presentment and surrender of the Offered Certificates for exchange or for the final distribution thereon, the Trustee’s corporate trust office is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 Attention: Corporate Trust Services, LMT 2008-3, for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Service Manager, LMT 2008-3 or such other address that the Trustee may designate from time to time by notice to the Certificateholders and the Depositor.

CPR	The prepayment assumption used in this prospectus supplement for the Underlying Mortgage Loans in, as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life.”
Current Interest
For any class of Offered Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

Cut-off Date	May 1, 2008.
Cut-off Scheduled Contributed Principal Balance	The contributed amount of the Scheduled Principal Balances of all the Underlying Mortgage Loans as of the Cut-off Date.
Definitive Certificate	A physical certificate representing any Certificate.
Depositor	Structured Asset Securities Corporation.
Distribution Date	The 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in June 2008.
DTC	The Depository Trust Company.
Due Period
For each Underlying Distribution Date and each Underlying Mortgage Loan, the period beginning on the second day of the month preceding the month in which such Underlying Distribution Date occurs and ending on the first day of the month in which such Underlying Distribution Date occurs.

S-44

ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	Any Offered Certificate which does not have a rating of at least BBB- or its equivalent or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Exemption	The individual exemption issued to Lehman Brothers Inc. (PTCE 91-14 as most recently amended and restated by PTCE 2007-5).
Expense Cap
On a calendar year basis and as of any Distribution Date in such calendar year, the Expense Cap will be equal to the excess of (1) $200,000 over (2) any costs, expenses and liabilities reimbursable to the Trustee applied on previous Distribution Dates in reduction of the Interest Remittance Amounts for such Distribution Dates.

Fitch	Fitch Ratings.
Global Securities	The globally offered Certificates.
IndyMac Bank Underwriting Guidelines
The Underwriting Guidelines established by IndyMac and set forth in the Underlying Prospectus Supplement under “Origination of the Underlying Mortgage Loans and Underwriting Guidelines—IndyMac Bank Underwriting Guidelines.”

Interest Rate	For each Class of Offered Certificates, the applicable annual rate specified in the table on page S-1 hereof.
Interest Remittance Amount
For each class of Offered Certificates and any Distribution Date, the excess, if any, of (i) the amount of interest received in respect of the Pooled Certificate on the related Underlying Distribution Date and (ii) any costs, expenses or indemnification amounts reimbursable to the Trustee (but in no event shall such costs, expenses or indemnification amounts exceed the Expense Cap for the calendar year related to such Distribution Date).

Issuing Entity	Lehman Mortgage Trust 2008-3, a common law trust formed under the laws of the State of New York.

S-45

LBH	Lehman Brothers Holdings Inc.
Lehman Bank	Lehman Brothers Bank, FSB.
Lehman Bank Underwriting Guidelines
The Underwriting Guidelines established by Lehman Bank and applied by Aurora and set forth in the Underlying Prospectus Supplement under “Origination of the Underlying Mortgage Loans and Underwriting Guidelines—Lehman Bank Underwriting Guidelines.”

Lehman Brothers	Lehman Brothers Inc.
Lehman Originated Underlying Mortgage Loans	Underlying Mortgage Loans originated by Lehman Bank or an affiliate thereof and subsequently assigned to LBH.
LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The second LIBOR Business Day preceding the commencement of each Accrual Period (other than the first Accrual Period).
Loan-to-Value Ratio
For any Underlying Mortgage Loan at any time, the ratio of the principal balance of such Underlying Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgage Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraisal value of the Mortgaged Property at the time of the refinancing or modification.

Mortgage Pool	Pool 2.
Mortgage Rate	For any Underlying Mortgage Loan, its applicable interest rate as determined in the related mortgage note.
Mortgaged Property	The real property securing an Underlying Mortgage Loan.
Offered Certificates	The Class A1 and Class A2 Certificates.
OID	Original issue discount.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

S-46

Percentage Interest
For any Offered Certificate, a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount.

Plan	Any employee benefit plan or other retirement arrangement that is subject to Section 406 of ERISA or to Section 4975 of the Code.
Pool 2
The mortgage pool consisting of those Underlying Mortgage Loans constituting Pool 2 of the Underlying Trust Fund, and which shall further consist of Collateral Group 2A, Collateral Group 2B and Collateral Group 2C (each as defined in the Underlying Prospectus Supplement).

Pooled Certificate	Lehman Mortgage Trust, Series 2007-1, Class 2-A1 Mortgage Pass-Through Certificates.
Principal Remittance Amount	With respect to any Distribution Date, the aggregate amount of principal received in respect of the Pooled Certificate on the related Underlying Distribution Date.
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTCE	A Prohibited Transaction Class Exemption granted by the U.S. Department of Labor.
Rating Agencies	Each of S&P and Fitch.
Realized Loss Amount
For any Distribution Date, the excess of the aggregate Class Principal Amount of the Offered Certificates over the principal balance of the Pooled Certificate for such Distribution Date, in each case after giving effect to all distributions of principal on such Distribution Date.

Record Date	For each Distribution Date and each Class of Certificates, the Business Day immediately preceding the related Distribution Date.
Regulation AB
Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Depositary	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, N.A. as depositary for Euroclear, individually.

S-47

Residual Certificate	The Class R Certificate.
S&P	Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
Scheduled Principal Balance
For any Underlying Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the applicable Cut-off Date after giving effect to scheduled payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all scheduled payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the prepayment period immediately preceding such date of determination. The Scheduled Principal Balance of a liquidated Underlying Mortgage Loan will be equal to zero.

Seller	LBH.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Sponsor	Lehman Brothers Holdings Inc.
Tax Counsel	McKee Nelson LLP.
Trust Account	The Certificate Account.
Trust Agreement	The trust agreement dated as of May 1, 2008, among the Depositor and the Trustee.
Trust Fund	The trust fund created pursuant to the Trust Agreement, consisting primarily of the Pooled Certificate.
Trustee	Wells Fargo, in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underlying Closing Date	January 30, 2007.
Underlying Custodians
As of the Cut-off Date, Deutsche Bank National Trust Company, LaSalle Bank National Association and U.S. Bank National Association, each in their capacity as a custodian of the related Underlying Mortgage Loans, or any successor thereto.

Underlying Custodial Agreement	Each custodial agreement between the Underlying Trustee and an Underlying Custodian.

S-48

Underlying Cut-off Date	January 1, 2007.
Underlying Distribution Date	The 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day.
Underlying Master Servicer	Aurora.
Underlying Mortgage Loans	The conventional, fixed rate, fully amortizing and balloon, first lien residential mortgage loans included in Pool 2 of the Underlying Trust Fund as of the Closing Date.
Underlying Originators	Lehman Bank and IndyMac Bank.
Underlying Prospectus Supplement	The prospectus supplement relating to the Pooled Certificate, attached to this prospectus supplement as Annex C.
Underlying Servicers	Aurora and IndyMac Bank.
Underlying Servicing Agreement	Each servicing agreement between the Seller and the related Underlying Servicer.
Underlying Trust Agreement	The trust agreement dated as of January 1, 2007, among the Depositor, the Underlying Master Servicer and the Underlying Trustee.
Underlying Trust Fund	The trust fund established in connection with the Underlying Mortgage Loans and other mortgage loans and related assets, as described in the Underlying Prospectus Supplement.
Underlying Trustee	Wells Fargo.
Underwriter	Lehman Brothers.
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Wells Fargo	Wells Fargo Bank, N.A., and its successors or assigns.

S-49

(The following annexes constitute a part of
this prospectus supplement.)

S-50

ANNEX A:
Certain Characteristics of the Underlying Mortgage Loans

The following tables set forth as of the Cut-off Date the number, total contributed principal balance and percentage of the Underlying Mortgage Loans of Pool 2 of the Underlying Trust Fund and certain aggregates for the specified characteristics. (The sum of the amounts of the aggregate of the contributed principal balances and the percentages in the following tables may not equal the totals due to rounding.)

S-A-1

Original Loan-to-Value Ratios

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 10.00	2	$23,461.62	0.01%
10.01 to 20.00	10	523,658.57	0.18
20.01 to 30.00	25	1,961,113.97	0.68
30.01 to 40.00	35	3,318,066.84	1.15
40.01 to 50.00	96	9,510,342.56	3.30
50.01 to 60.00	157	19,052,257.98	6.61
60.01 to 70.00	315	46,303,111.69	16.05
70.01 to 80.00	1,056	149,731,819.45	51.91
80.01 to 90.00	135	16,792,846.64	5.82
90.01 to 100.00	366	41,228,552.53	14.29
Total	2,197	$288,445,231.84	100.00%

The weighted average original loan-to-value ratio is approximately 76.64%.

Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

6.000 to 6.500	368	$31,904,098.05	11.06%
6.500 to 7.000	892	136,988,699.93	47.49
7.000 to 7.500	617	88,676,940.53	30.74
7.500 to 8.000	224	25,428,859.57	8.82
8.000 to 8.500	80	4,713,232.19	1.63
8.500 to 9.000	15	615,523.58	0.21
9.000 to 9.500	1	117,878.00	0.04
Total	2,197	$288,445,231.84	100.00%

The weighted average mortgage rate is approximately 7.039% per annum.

Original Terms to Maturity

Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	2,197	$288,445,231.84	100.00%
Total	2,197	$288,445,231.84	100.00%

The weighted average original term to maturity is approximately 360 months.

S-A-2

Remaining Terms to Maturity

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	2,197	$288,445,231.84	100.00%
Total	2,197	$288,445,231.84	100.00%

The weighted average remaining term to maturity is approximately 342 months.

Balloon

Balloon	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Balloon	169	$24,858,541.74	8.62%
Fully Amortizing	2,028	263,586,690.11	91.38
Total	2,197	$288,445,231.84	100.00%

Geographic Distribution

Geographic Area	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

California	475	$78,113,122.59	27.08%
Florida	343	46,365,333.76	16.07
New York	112	21,204,006.43	7.35
Texas	196	17,055,561.34	5.91
Washington	60	10,362,275.92	3.59
Colorado	72	9,198,485.28	3.19
Virginia	64	8,617,267.01	2.99
Arizona	68	8,602,260.80	2.98
Maryland	51	7,563,514.55	2.62
Georgia	58	6,640,637.87	2.30
Other	698	74,722,766.28	25.91
Total	2,197	$288,445,231.84	100.00%

S-A-3

Cut-Off Date Scheduled Principal Balances

Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 50,000.00	17	$427,103.32	0.15%
50,000.01 to 100,000.00	296	15,210,518.81	5.27
100,000.01 to 150,000.00	460	36,960,646.68	12.81
150,000.01 to 200,000.00	406	45,392,759.75	15.74
200,000.01 to 250,000.00	311	40,382,284.00	14.00
250,000.01 to 300,000.00	237	38,953,766.94	13.50
300,000.01 to 350,000.00	153	25,768,812.18	8.93
350,000.01 to 400,000.00	137	29,034,680.26	10.07
400,000.01 to 450,000.00	70	17,532,820.09	6.08
450,000.01 to 500,000.00	33	9,602,363.35	3.33
500,000.01 to 550,000.00	29	9,411,087.45	3.26
550,000.01 to 600,000.00	16	5,565,391.30	1.93
600,000.01 to 650,000.00	11	3,486,010.59	1.21
650,000.01 to 700,000.00	2	672,690.81	0.23
700,000.01 to 750,000.00	6	3,086,864.08	1.07
750,000.01 to 800,000.00	4	2,027,477.33	0.70
800,000.01 to 850,000.00	2	912,826.49	0.32
850,000.01 to 900,000.00	1	342,400.00	0.12
900,000.01 to 950,000.00	3	1,577,817.41	0.55
950,000.01 to 1,000,000.00	2	1,076,041.20	0.37
1,250,000.01 to 1,500,000.00	1	1,020,869.79	0.35
Total	2,197	$288,445,231.84	100.00%

The average Cut-off Date Contributed Principal Balance is approximately $214,395.

Property Type

Property Type	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Single Family	1,509	$193,544,301.47	67.10%
PUD	367	50,053,300.24	17.35
2-4 Family	147	25,413,878.55	8.81
Condo	152	17,088,237.27	5.92
Townhouse	21	2,274,829.03	0.79
Coop	1	70,685.28	0.02
Total	2,197	$288,445,231.84	100.00%

S-A-4

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Purchase	957	$119,104,855.75	41.29%
Cash Out Refinance	862	117,971,775.49	40.90
Rate/Term Refinance	378	51,368,600.61	17.81
Total	2,197	$288,445,231.84	100.00%

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Stated	905	$128,844,167.74	44.67%
Full	578	65,568,367.41	22.73
No Documentation	497	60,915,283.47	21.12
No Ratio	165	25,241,093.77	8.75
Stated/Stated	49	7,137,660.80	2.47
Limited	3	738,658.65	0.26
Total	2,197	$288,445,231.84	100.00%

Occupancy Status

Occupancy Status	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Primary Home	1,775	$242,291,057.90	84.00%
Investment	352	37,073,269.71	12.85
Second Home	70	9,080,904.23	3.15
Total	2,197	$288,445,231.84	100.00%

S-A-5

Prepayment Penalty

Prepayment Penalty (Years)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.000	426	$64,694,715.52	22.43%
0.333	1	266,381.72	0.09
0.500	7	868,079.36	0.30
1.000	61	6,820,078.61	2.36
2.000	118	16,089,351.14	5.58
3.000	1,584	199,706,625.49	69.24
Total	2,197	$288,445,231.84	100.00%

30-59 Day Delinquencies

30-59 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,740	$223,434,761.53	77.46%
1	221	32,899,479.70	11.41
2	92	12,724,661.26	4.41
3	54	7,535,390.43	2.61
4	26	3,419,171.12	1.19
5	25	3,718,732.20	1.29
6	17	2,230,399.23	0.77
7	10	773,986.65	0.27
8	7	965,315.20	0.33
9	3	466,790.67	0.16
10	1	198,512.66	0.07
11	1	78,031.19	0.03
Total	2,197	$288,445,231.84	100.00%

* This information pertains to the performance of the Underlying Mortgage Loans since the Underlying Closing Date.

S-A-6

60-89 Day Delinquencies

60-89 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,997	$259,277,299.82	89.89%
1	118	17,006,273.68	5.90
2	36	5,461,324.10	1.89
3	25	3,941,061.71	1.37
4	8	982,449.45	0.34
5	7	1,073,640.50	0.37
6	3	281,449.67	0.10
7	1	150,000.00	0.05
8	1	171,750.18	0.06
9	1	99,982.75	0.03
Total	2,197	$288,445,231.84	100.00%

* This information pertains to the performance of the Underlying Mortgage Loans since the Underlying Closing Date.

90 and Above Day Delinquencies

90 and Above Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	2,058	$268,570,811.51	93.11%
1	32	4,632,173.61	1.61
2	20	2,784,131.39	0.97
3	16	2,396,407.05	0.83
4	11	1,431,710.56	0.50
5	13	1,956,895.40	0.68
6	10	2,060,437.47	0.71
7	9	1,164,794.10	0.40
8	6	510,648.57	0.18
9	7	1,189,213.68	0.41
10	5	749,631.74	0.26
11	7	471,979.22	0.16
12	3	526,397.55	0.18
Total	2,197	$288,445,231.84	100.00%

* This information pertains to the performance of the Underlying Mortgage Loans since the Underlying Closing Date.

S-A-7

Delinquency Status

Delinquency Status	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Less than or equal to 29 days	1,951	$251,784,071.98	87.29%
30 - 59 days	88	12,555,914.34	4.35
60 - 89 days	35	5,948,551.33	2.06
90 - 119 days	27	3,734,715.11	1.29
120 days and greater	19	2,951,386.97	1.02
Bankruptcy	10	1,661,070.27	0.58
Foreclosure	47	7,196,256.29	2.49
REO	20	2,613,265.56	0.91
Total	2,197	$288,445,231.84	100.00%

Interest Only Term

Interest Only Term (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,483	$181,666,481.90	62.98%
60	157	26,234,814.48	9.10
120	557	80,543,935.46	27.92
Total	2,197	$288,445,231.84	100.00%

Mortgage Loan Originators

Originator	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

INDYMAC BANK	1,392	$176,133,552.25	61.06%
AURORA	805	112,311,679.59	38.94
Total	2,197	$288,445,231.84	100.00%

S-A-8

Mortgage Loan Servicers

Originator	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

INDYMAC BANK	1,392	$176,133,552.25	61.06%
AURORA	805	112,311,679.59	38.94
Total	2,197	$288,445,231.84	100.00%

S-A-9

ANNEX B:
Principal Amount Decrement Tables

S-B-1

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of CPR

	Class A1 Certificates
Date	5%	10%	15%	20%	25%
Initial Percentage	100	100	100	100	100
May 2009	93	86	79	73	66
May 2010	85	73	62	51	41
May 2011	79	62	47	33	22
May 2012	72	52	34	20	8
May 2013	66	43	24	9	0
May 2014	60	35	16	1	0
May 2015	55	28	9	0	0
May 2016	50	22	3	0	0
May 2017	45	16	0	0	0
May 2018	40	11	0	0	0
May 2019	35	7	0	0	0
May 2020	30	3	0	0	0
May 2021	26	0	0	0	0
May 2022	22	0	0	0	0
May 2023	18	0	0	0	0
May 2024	14	0	0	0	0
May 2025	10	0	0	0	0
May 2026	6	0	0	0	0
May 2027	3	0	0	0	0
May 2028	0	0	0	0	0

Weighted Average Life
Years to Maturity	8.60	4.89	3.25	2.38	1.85
Years to Optional Termination*	8.60	4.89	3.25	2.38	1.85
_____________________
* Assumes the optional termination right with respect to each underlying trust fund is exercised

S-B-2

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of CPR

	Class A2 Certificates
Date	5%	10%	15%	20%	25%
Initial Percentage	100	100	100	100	100
May 2009	100	100	100	100	100
May 2010	100	100	100	100	100
May 2011	100	100	100	100	100
May 2012	100	100	100	100	100
May 2013	100	100	100	100	92
May 2014	100	100	100	100	65
May 2015	100	100	100	82	46
May 2016	100	100	100	64	33
May 2017	100	100	94	50	25
May 2018	100	100	78	39	18
May 2019	100	100	65	31	13
May 2020	100	100	53	24	10
May 2021	100	97	44	18	7
May 2022	100	85	36	14	5
May 2023	100	73	29	11	4
May 2024	100	63	24	8	3
May 2025	100	54	19	6	2
May 2026	100	46	16	5	1
May 2027	100	39	12	4	1
May 2028	99	32	10	3	1
May 2029	86	27	8	2	*
May 2030	74	22	6	1	*
May 2031	62	17	4	1	*
May 2032	51	13	3	1	*
May 2033	40	10	2	*	*
May 2034	30	7	2	*	*
May 2035	20	4	1	*	*
May 2036	10	2	*	*	*
May 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	24.24	18.45	13.61	10.18	7.78
Years to Optional Termination**	22.85	16.10	11.37	8.43	6.50
_______________

*  Indicates a value between 0.0% and 0.5%
** Assumes the optional termination right with respect to each underlying trust fund is exercised

S-B-3

ANNEX C:
Prospectus Supplement Relating to the Pooled Certificate

S-C-1

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 13, 2006)

$543,767,100 (Approximate)
LEHMAN MORTGAGE TRUST
Mortgage Pass-Through Certificates, Series 2007-1

Lehman Brothers Holdings Inc.	Aurora Loan Services LLC
Sponsor and Seller	Master Servicer
Lehman Mortgage Trust 2007-1	Structured Asset Securities Corporation
Issuing Entity	Depositor

Consider carefully the risk factors beginning on page S-15 of this prospectus supplement and on page 6 of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-91 in this prospectus supplement and the index of principal terms on page 187 in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will provide for the issuance of:

●  Twenty-four classes of senior certificates, including nine classes of interest-only certificates and seven classes of exchangeable securities.

●  Eleven classes of subordinate certificates, including two classes of interest-only subordinate certificates.

●  One additional class of certificates.

The certificates represent ownership interests in a trust fund that consists primarily of three separate pools of mortgage loans.

The classes of certificates offered by this prospectus and supplement are listed, together with their initial class principal amounts (or class notional amounts) and interest rates, under “The Offered Certificates” on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

Principal and interest on the offered certificates will be paid monthly. The first expected distribution date will be February 26, 2007. Credit enhancement for the offered certificates includes subordination, loss allocation and, for certain of the offered certificates, cross-collateralization features.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as the underwriter, from Structured Asset Securities Corporation, and are being offered by Lehman Brothers Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 100.25% of their initial total principal amount, plus accrued interest, before deducting expenses.

On or about January 30, 2007, delivery of the certificates offered by this prospectus supplement, except the Class R Certificate, will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System, and delivery of the Class R Certificate will be made in physical form at the offices of Lehman Brothers Inc., New York, New York.

Underwriter:
LEHMAN BROTHERS
The date of this prospectus supplement is January 26, 2007

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents in the prospectus provide the pages on which these captions are located.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

S-ii

Tables of Contents

Prospectus Supplement

S-iii

Material Federal Income Tax Considerations	S-84
General	S-84
Additional Considerations for the Class 2-A2, Class 2-A3, Class 2-A4, Class 3-A3 and Class 3-A4 Certificates	S-85
Residual Certificate	S-86
Additional Considerations for the Exchangeable Certificates	S-87
Legal Investment Considerations	S-87
ERISA Considerations	S-88
Use of Proceeds	S-89
Underwriting	S-89
Legal Matters	S-89
Ratings	S-89
Glossary of Defined Terms	S-91
Annex A: Global Clearance, Settlement and Tax Documentation Procedures	S-A-1
Annex B: Certain Characteristics of the Mortgage Loans	S-B-1
Annex C: Principal Amount Decrement Tables	S-C-1
Annex D: Available Exchange Combinations	S-D-1

S-iv

The Offered Certificates

The certificates consist of the classes of certificates listed in the tables below, together with the Class B7, Class B8, Class B9 and Class LT-R Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	Collateral Group	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula	Summary Interest Rate Formula Subject to:			Initial Certificate Ratings(3)
					Minimum Rate	Maximum Rate	Principal Type	S&P	Fitch
1-A1	1	$15,462,000	5.7500%	5.7500%	Not Applicable	Not Applicable	Super Senior, Non-accelerating(5)	AAA	AAA
1-A2	1	$148,693,000	5.7500%	5.7500%	Not Applicable	Not Applicable	Senior, Sequential	AAA	AAA
1-A3	1	$1,060,000	5.7500%	5.7500%	Not Applicable	Not Applicable	Senior Support, Non-accelerating(5)	AAA	AAA
2-A1	2A, 2B, 2C	$281,561,000	5.6900%	LIBOR + 0.3700%	0.3700%	7.0000%	Senior, Exchangeable	AAA	AAA
2-A2(4)(7)	2B	$94,246,000(6)	1.3100%	6.6300% - LIBOR	0.0000%	6.6300%	Senior, Interest-Only	AAA	AAA
2-A3(4)(7)	2A	$134,273,000(6)	1.3100%	6.6300% - LIBOR	0.0000%	6.6300%	Senior, Interest-Only	AAA	AAA
2-A4(4)	2C	$72,242,000(6)	1.3100%	6.6300% - LIBOR	0.0000%	6.6300%	Senior, Interest-Only	AAA	AAA
2-A5	2A, 2B, 2C	$19,200,000	5.6900%	LIBOR + 0.3700%	0.3700%	7.0000%	Senior, Exchangeable	AAA	AAA
2-A6(4)	2A	$8,571,000	5.6900%	LIBOR + 0.3700%	0.3700%	7.0000%	Senior Support, Pass-Through	AAA	AAA
2-A7(4)	2A	$125,702,000	5.6900%	LIBOR + 0.3700%	0.3700%	7.0000%	Super Senior, Pass-Through	AAA	AAA
2-A8(4)	2B	$6,017,000	5.6900%	LIBOR + 0.3700%	0.3700%	7.0000%	Senior Support, Pass-Through	AAA	AAA
2-A9(4)	2B	$88,229,000	5.6900%	LIBOR + 0.3700%	0.3700%	7.0000%	Super Senior, Pass-Through	AAA	AAA
2-A10(4)	2C	$4,612,000	5.6900%	LIBOR + 0.3700%	0.3700%	7.0000%	Senior Support, Pass-Through	AAA	AAA
2-A11(4)	2C	$67,630,000	5.6900%	LIBOR + 0.3700%	0.3700%	7.0000%	Super Senior, Pass-Through	AAA	AAA
2-A12	2A, 2C	$206,515,000(6)	1.3100%	6.6300% - LIBOR	0.0000%	6.6300%	Senior, Exchangeable	AAA	AAA
2-A13	2A, 2B	$228,519,000(6)	1.3100%	6.6300% - LIBOR	0.0000%	6.6300%	Senior, Exchangeable	AAA	AAA
2-A14	2A, 2B, 2C	$300,761,000(6)	1.3100%	6.6300% - LIBOR	0.0000%	6.6300%	Senior, Exchangeable	AAA	AAA
3-A1	3A, 3B	$51,112,000	5.5700%	LIBOR + 0.2500%	0.2500%	7.5000%	Senior, Exchangeable	AAA	AAA
3-A2	3A, 3B	$51,112,000(6)	1.9300%	7.2500% - LIBOR	0.0000%	7.2500%	Senior, Exchangeable	AAA	AAA
3-A3(4)(7)	3B	$29,247,000(6)	1.9300%	7.2500% - LIBOR	0.0000%	7.2500%	Senior, Interest-Only	AAA	AAA
3-A4(4)(7)	3A	$21,865,000(6)	1.9300%	7.2500% - LIBOR	0.0000%	7.2500%	Senior, Interest-Only	AAA	AAA
3-A5(4)	3A	$21,865,000	5.5700%	LIBOR + 0.2500%	0.2500%	7.5000%	Senior, Pass-Through	AAA	AAA
3-A6(4)	3B	$29,247,000	5.5700%	LIBOR + 0.2500%	0.2500%	7.5000%	Senior, Pass-Through	AAA	AAA
B1	All	$13,752,000	6.2501%	Weighted Average Rate-0.4000%(8)	Not Applicable	Not Applicable	Subordinate	AA	AA
B2	All	$3,576,000	6.2501%	Weighted Average Rate-0.4000% (8)	Not Applicable	Not Applicable	Subordinate	N/R	AA-
BIO1	All	$17,328,000(6)	0.4000%	0.4000%	Not Applicable	Not Applicable	Subordinate, Interest-Only	N/R	AA-
B3	All	$4,126,000	6.4001%	Weighted Average Rate-0.2500% (8)	Not Applicable	Not Applicable	Subordinate	N/R	A
B4	All	$1,375,000	6.4001%	Weighted Average Rate-0.2500% (8)	Not Applicable	Not Applicable	Subordinate	N/R	A-
BIO2	All	$5,501,000(6)	0.2500%	0.2500%	Not Applicable	Not Applicable	Subordinate, Interest-Only	N/R	A-
B5	All	$2,750,000	6.6501%	Weighted Average Rate(8)	Not Applicable	Not Applicable	Subordinate	N/R	BBB
B6	All	$1,100,000	6.6501%	Weighted Average Rate(8)	Not Applicable	Not Applicable	Subordinate	N/R	BBB-
R	1	$100	5.7500%	5.7500%	Not Applicable	Not Applicable	Senior, Residual	AAA	AAA

(1)	These balances are approximate, as described in this prospectus supplement.

(2)	Reflects the initial interest rate as of the first distribution date.

(3)	The designation “N/R” means that the specified rating agency will not rate the certificates of that class.

(4)
These classes of certificates are Exchange Certificates. Certain combinations of Exchange Certificates can be exchanged for corresponding Exchangeable Certificates, as described in this prospectus supplement.

(5)
The Class 1-A1 and Class 1-A3 Certificates will not receive principal payments at the same rate as the other senior certificates because principal payments generally will not be distributable to the Class 1-A1 and Class 1-A3 Certificates until beginning with the distribution date in February 2012.

(6)
Initial notional amount. The Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13, Class 2-A14, Class 3-A2, Class 3-A3, Class 3-A4, Class BIO1 and Class BIO2 Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their notional amounts as described in this prospectus supplement.

(7)
The Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates will each be issued in two components: a Class I Component and a Class P Component, as described in this prospectus supplement. Each Class I Component will be issued with an interest-bearing component and will accrue interest at the rate described in the table above. Class P Components will not be issued with an interest rate or principal balance. The components are not severable.

(8)
The weighted average rate applicable to this formula will be based on the weighted average of the designated rate applicable to Collateral Groups 1, 2A, 2B, 2C, 3A and 3B, weighted on the basis of the group subordinate amounts thereof.

The offered certificates will also have the following characteristics:

Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denominations	Incremental Denominations	CUSIP Number
1-A1	CM	24 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AA 5
1-A2	CM	24 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AB 3
1-A3	CM	24 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AC 1
2-A1	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AD 9
2-A2	DD	0 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F AE 7
2-A3	DD	0 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F AF 4
2-A4	DD	0 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F AG 2
2-A5	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AH 0
2-A6	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AJ 6
2-A7	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AK 3
2-A8	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AL 1
2-A9	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AM 9
2-A10	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AN 7
2-A11	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AP 2
2-A12	DD	0 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F AQ 0
2-A13	DD	0 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F AR 8
2-A14	DD	0 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F AS 6
3-A1	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AT 4
3-A2	DD	0 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F AU 1
3-A3	DD	0 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F AV 9
3-A4	DD	0 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F AW 7
3-A5	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AX 5
3-A6	DD	0 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AY 3
B1	CM	24 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F AZ 0
B2	CM	24 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F BA 4
BIO1	CM	24 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F BB 2
B3	CM	24 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F BC 0
B4	CM	24 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F BD 8
BIO2	CM	24 Day	30/360	2/25/2037	1/25/2037	$1,000,000	$1	52521F BE 6
B5	CM	24 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F BF 3
B6	CM	24 Day	30/360	2/25/2037	1/25/2037	$ 100,000	$1	52521F BG 1
R	CM	24 Day	30/360	2/25/2037	2/25/2007	100%(5)	Not Applicable	52521F BH 9

(1)
CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date. DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)
24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date. 0 Day = For any distribution date, the interest accrual period beginning on the immediately preceding distribution date (or January 25, 2007, in the case of the first accrual period) and ending on the calendar day immediately before the related distribution date.

(3)	Calculated as described in this prospectus supplement.

(4)
The expected final distribution date, based upon (i) the applicable prepayment assumption and (ii) the modeling assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life.” The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(5)	The Class R Certificate will be issued in definitive, fully registered form, representing the entire percentage interest of that class.

Summary of Terms

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.

•
Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund or in a pool, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of January 1, 2007 in the trust fund or in a pool, as the context requires, unless we specify otherwise. We explain in this prospectus supplement under “Glossary of Defined Terms” how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this summary of terms or in the risk factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances, unless we specify otherwise.

Parties

Sponsor and Seller

Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

Depositor

Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage assets to the issuing entity. The depositor’s address is 745 7th Avenue, New York, New York, and its telephone number is (212) 526-7000.

Issuing Entity

Lehman Mortgage Trust 2007-1, a common law trust formed under the laws of the State of New York.

Trustee

Wells Fargo Bank N.A. will act as trustee for the trust.

Master Servicer

Aurora Loan Services LLC, an affiliate of Lehman Brothers Holdings Inc., the depositor and Lehman Brothers Inc., will oversee the servicing of mortgage loans by the primary servicer, but will not be ultimately responsible for the servicing of the mortgage loans except as described in this prospectus supplement.

Primary Servicers

On the closing date, Aurora Loan Services LLC and IndyMac Bank, F.S.B. will service approximately 36.63% and 63.37%, respectively, of the mortgage loans in the trust fund.

Subsequent to the closing date, primary servicing may be transferred to primary servicers other than the initial applicable servicer in accordance with the provisions of the trust agreement and the related servicing agreement, as described in this prospectus supplement.

See “The Servicers” and “Mortgage Loan Servicing” in this prospectus supplement for information regarding the servicers and servicing of the mortgage loans.

Originators

Approximately 36.63% and 63.37% of the mortgage loans in the trust fund were originated by Lehman Brothers Bank, FSB and IndyMac Bank, F.S.B., respectively.

See “Underwriting Guidelines” in this prospectus supplement for informaiton regarding the originators.

The Mortgage Loans

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of three pools of mortgage loans: “pool 1,” “pool 2” and “pool 3.” The pools were sorted, generally, on the basis of whether the related mortgage loans are subject to the payment of prepayment premium amounts in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during varying periods after origination. Pool 1 will consist of mortgage loans that are subject to prepayment premium amounts in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, regardless of whether such prepayments are made concurrently with the sale of the related mortgaged property. Pool 2 will consist of mortgage loans that are subject to prepayment premium amounts in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, except when such prepayments are made concurrently with the sale of the related mortgaged property. Such prepayment premium amounts may be waived by the applicable servicer, or may be unenforceable, as described in this prospectus supplement under “Risk Factors — Special Risks for Special Classes of Certificates.” Pool 3 will consist of mortgage loans that are not subject to any prepayment premium amounts. The mortgage loans will have a total principal balance as of the cut-off date, which is January 1, 2007, of approximately $550,093,861.

The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages. The mortgage loans in the trust fund will generally consist of fixed rate, conventional, fully amortizing and balloon, first lien residential mortgage loans.

Aggregate Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	2,508	—	—
Total Scheduled Principal Balance	$550,093,861	—	—
Scheduled Principal Balances	$14,972 to $1,750,000	$219,335	—
Mortgage Rates	6.250% to 9.375%	6.992%	—
Original Terms to Maturity (in months)	360	—	—
Remaining Terms to Maturity (in months)	352 to 360	358	—
Original Loan-to-Value Ratios	5.36% to 100.00%	75.53%	—
Number of Interest Only Mortgage Loans	790	—	36.24%
Number of Balloon Mortgage Loans	195	—	8.65%
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
California	532	—	29.67%
Florida	390	—	14.56%
Maximum Single Zip Code Concentration	1	—	0.32%
Credit Scores	604 to 819	703	—
Number of Mortgage Loans with Prepayment Premium Amounts at Origination	2,025	—	77.55%

The mortgage loans are not insured or guaranteed by any government agency.

See “Description of the Mortgage Pool” in this prospectus supplement and “The Trust Funds—The Mortgage Loans” in the prospectus for a general description of the mortgage loans.

None of the mortgage loans in the trust fund will be “high-cost loans” under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Collateral Groups

In order to facilitate the structuring of the certificates, each mortgage loan, or a specified portion thereof, has been assigned to one or more “collateral groups” based on the mortgage loan’s net mortgage rate. Each collateral group, in turn, has been designed to support the payment of a separate group of certificates (identified in the table on page S-1). For example, Collateral Group 1 has been assembled by allocating specified portions of certain loans (based on allocation percentages described in this prospectus supplement) such that the collateral group will produce interest at an annual rate of 5.75%; amounts received on the collateral group will be applied on each distribution date to pay the related senior certificates which bear interest at a blended rate of 5.75% per annum. Because amounts from a collateral group will be distributed to the related certificate group, the payment experience of any collateral group will determine the rate of payments on the certificates.

“Collateral Group 1” consists of mortgage loans in pool 1, pool 2 and pool 3 or portions thereof that have been stripped to a net mortgage rate of 5.75%. “Collateral Group 2A” consists of mortgage loans in pool 1 or portions thereof that have been stripped to a net mortgage rate of 7.00%. “Collateral Group 2B” consists of mortgage loans in pool 2 or portions thereof that have been stripped to a net mortgage rate of 7.00%. “Collateral Group 2C” consists of mortgage loans in pool 3 or portions thereof that have been stripped to a net mortgage rate of 7.00%. “Collateral Group 3A” consists of mortgage loans in pool 1 or portions thereof that have been stripped to a net mortgage rate of 7.50%. “Collateral Group 3B” consists of mortgage loans in pool 2 or portions thereof that have been stripped to a net mortgage rate of 7.50%.

The collateral groups are expected to have the following characteristics:

Collateral Group 1 Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	1,744	—	—
Total Contributed Principal Balance	$175,759,977	—	—
Scheduled Principal Balances	$14,972 to $1,750,000	$251,975	—
Mortgage Rates	6.250% to 8.900%	6.680%	—
Original Terms to Maturity (in months)	360	—	—
Remaining Terms to Maturity (in months)	352 to 360	358	—
Original Loan-to-Value Ratios	5.36% to 100.00%	72.95%	—
Number of Interest Only Mortgage Loans	582	—	37.74%
Number of Balloon Mortgage Loans	140	—	8.64%
Geographic Distribution in Excess of 10.00% of the Total Contributed Principal Balance:
California	467	—	39.90%
Florida	243	—	10.50%
Maximum Single Zip Code Concentration	5	—	0.58%
Credit Scores	620 to 819	710	—
Number of Mortgage Loans with Prepayment Premium Amounts at Origination	1,306	—	73.46%

Collateral Groups 2A, 2B and 2C Combined Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	2,390	—	—
Total Contributed Principal Balance	$319,959,298	—	—
Scheduled Principal Balances	$14,972 to $1,750,000	$217,739	—
Mortgage Rates	6.250% to 9.375%	7.038%	—
Original Terms to Maturity (in months)	360	—	—
Remaining Terms to Maturity (in months)	352 to 360	358	—
Original Loan-to-Value Ratios	5.36% to 100.00%	75.97%	—
Number of Interest Only Mortgage Loans	766	—	36.52%
Number of Balloon Mortgage Loans	189	—	8.88%
Geographic Distribution in Excess of 10.00% of the Total Contributed Principal Balance:
California	522	—	27.12%
Florida	366	—	15.60%
Maximum Single Zip Code Concentration	1	—	0.49%
Credit Scores	620 to 819	702	—
Number of Mortgage Loans with Prepayment Premium Amounts at Origination	1,907	—	75.98%

Collateral Group 2A Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	1,103	—	—
Total Contributed Principal Balance	$142,843,962	—	—
Scheduled Principal Balances	$14,972 to $850,000	$225,035	—
Mortgage Rates	6.250% to 8.375%	6.937%	—
Original Terms to Maturity (in months)	360	—	—
Remaining Terms to Maturity (in months)	352 to 360	358	—
Original Loan-to-Value Ratios	5.36% to 100.00%	73.61%	—
Number of Interest Only Mortgage Loans	354	—	36.00%
Number of Balloon Mortgage Loans	82	—	8.24%
Geographic Distribution in Excess of 10.00% of the Total Contributed Principal Balance:
California	339	—	35.39%
Florida	208	—	18.16%
New York	84	—	10.63%
Maximum Single Zip Code Concentration	3	—	0.64%
Credit Scores	620 to 819	692	—
Number of Mortgage Loans with Prepayment Premium Amounts at Origination	1,103	—	100.00%

Collateral Group 2B Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	804	—	—
Total Contributed Principal Balance	$100,262,057	—	—
Scheduled Principal Balances	$41,424 to $744,358	$193,103	—
Mortgage Rates	6.250% to 9.375%	7.249%	—
Original Terms to Maturity (in months)	360	—	—
Remaining Terms to Maturity (in months)	352 to 360	358	—
Original Loan-to-Value Ratios	16.00% to 100.00%	81.33%	—
Number of Interest Only Mortgage Loans	264	—	39.16%
Number of Balloon Mortgage Loans	21	—	2.79%
Geographic Distribution in Excess of 10.00% of the Total Contributed Principal Balance:
Florida	132	—	19.22%
California	90	—	16.05%
Maximum Single Zip Code Concentration	3	—	0.79%
Credit Scores	620 to 814	710	—
Number of Mortgage Loans with Prepayment Premium Amounts at Origination	804	—	100.00%

Collateral Group 2C Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	483	—	—
Total Contributed Principal Balance	$76,853,278	—	—
Scheduled Principal Balances	$47,000 to $1,750,000	$243,604	—
Mortgage Rates	6.250% to 8.050%	6.950%	—
Original Terms to Maturity (in months)	360	—	—
Remaining Terms to Maturity (in months)	352 to 360	358	—
Original Loan-to-Value Ratios	12.82% to 100.00%	73.37%	—
Number of Interest Only Mortgage Loans	148	—	34.04%
Number of Balloon Mortgage Loans	86	—	17.99%
Geographic Distribution in Excess of 10.00% of the Total Contributed Principal Balance:
California	93	—	26.20%
Maximum Single Zip Code Concentration	1	—	2.05%
Credit Scores	620 to 817	710	—
Number of Mortgage Loans with Prepayment Premium Amounts at Origination	0	—	0.00%

Collateral Groups 3A and 3B Combined Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	595	—	—
Total Contributed Principal Balance	$54,374,584	—	—
Scheduled Principal Balances	$37,043 to $799,435	$159,451	—
Mortgage Rates	7.350% to 9.375%	7.726%	—
Original Terms to Maturity (in months)	360	—	—
Remaining Terms to Maturity (in months)	353 to 360	358	—
Original Loan-to-Value Ratios	12.40% to 100.00%	81.25%	—
Number of Interest Only Mortgage Loans	159	—	29.74%
Number of Balloon Mortgage Loans	34	—	7.39%
Geographic Distribution in Excess of 10.00% of the Total Contributed Principal Balance:
Florida	111	—	21.56%
Texas	100	—	12.81%
California	40	—	11.58%
Maximum Single Zip Code Concentration	1	—	1.47%
Credit Scores	604 to 812	687	—
Number of Mortgage Loans with Prepayment Premium Amounts at Origination	595	—	100.00%

Collateral Group 3A Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	260	—	—
Total Contributed Principal Balance	$23,260,808	—	—
Scheduled Principal Balances	$37,043 to $446,317	$161,859	—
Mortgage Rates	7.350% to 8.375%	7.603%	—
Original Terms to Maturity (in months)	360	—	—
Remaining Terms to Maturity (in months)	353 to 360	358	—
Original Loan-to-Value Ratios	12.40% to 100.00%	78.77%	—
Number of Interest Only Mortgage Loans	67	—	31.66%
Number of Balloon Mortgage Loans	27	—	13.38%
Geographic Distribution in Excess of 10.00% of the Total Contributed Principal Balance:
Florida	52	—	22.06%
California	20	—	11.04%
Maximum Single Zip Code Concentration	1	—	1.55%
Credit Scores	620 to 801	677	—
Number of Mortgage Loans with Prepayment Premium Amounts at Origination	260	—	100.00%

Collateral Group 3B Mortgage Loan Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	335	—	—
Total Contributed Principal Balance	$31,113,775	—	—
Scheduled Principal Balances	$41,424 to $799,435	$157,697	—
Mortgage Rates	7.375% to 9.375%	7.817%	—
Original Terms to Maturity (in months)	360	—	—
Remaining Terms to Maturity (in months)	353 to 360	358	—
Original Loan-to-Value Ratios	36.67% to 100.00%	83.10%	—
Number of Interest Only Mortgage Loans	92	—	28.30%
Number of Balloon Mortgage Loans	7	—	2.92%
Geographic Distribution in Excess of 10.00% of the Total Contributed Principal Balance:
Florida	59	—	21.19%
Texas	68	—	15.39%
California	20	—	11.98%
Maximum Single Zip Code Concentration	1	—	2.57%
Credit Scores	604 to 812	694	—
Number of Mortgage Loans with Prepayment Premium Amounts at Origination	335	—	100.00%

The Certificates

The certificates offered by this prospectus supplement (except for the Class R Certificate, which will be issued in the form of a physical certificate) will be issued in book-entry form.

See “Description of the Certificates— General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of offered certificates.

On the closing date, the certificates will have an approximate total initial principal amount of $550,093,861. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

Distributions on the classes of senior certificates generally will be derived from the related Collateral Group. See the table on page S-1 for information regarding the source of payments for each Class of Certificates.

Distributions on subordinate certificates will be derived from all Collateral Groups.

Principal and interest on the certificates will be distributable on the 25th day of each month, commencing in February 2007. However, if the 25th is not a business day, distributions will be made on the next business day.

Priority of Distribution

On each distribution date, amounts available for distribution for each collateral group will be allocated among the certificates in the following order of priority:

1. from the available distribution amount for each collateral group, to payment of current interest on each class of senior certificates relating to such group;

2. from the remaining available distribution amount for each collateral group, to payment of any outstanding interest shortfalls on each class of senior certificates relating to that group;

3. to the senior certificates related to each collateral group to the extent of the remaining available distribution amount for such group in the order of priority described under “Description of Certificates - Priority of Distributions” in this prospectus supplement; and

4. to the extent of the remaining available distribution amount for all Collateral Groups, to payment of the Class B1, Class B2 and Class BIO1, Class B3, Class B4 and Class BIO2, Class B5, Class B6, Class B7, Class B8 and Class B9 Certificates, sequentially, in that order (except that distributions will be made on a pro rata basis to the Class B4 and Class BIO2 Certificates, and distributions will be made on a pro rata basis to the Class B2 and Class BIO1 Certificates), of the following amounts, in the following order of priority: (x) current interest thereon, (y) any outstanding interest shortfalls previously allocated to that class, and (z) except for the Class BIO1 and Class BIO2 Certificates, the related class’s share of the subordinate principal distribution amount for that distribution date.

See “Description of Certificates - Priority of Distributions” in this prospectus supplement for a detailed description of the allocation of cashflow for the Certificates.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of offered certificates (and any specified component thereof) at the applicable rate as set forth in the table on page S-1 hereof, subject to the related maximum and minimum rate, if applicable, as set forth in such table.

See “Description of the Certificates— Distributions of Interest” and “Glossary of Defined Terms” in this prospectus supplement for a description of the defined terms relevant to the payment of principal.

Principal Payments

Amounts Available for Principal Payments

The amount of principal distributable to the certificates (other than the interest-only certificates) will be determined based on (1) priorities and formulas that allocate portions of principal payments received on the mortgage loans among different classes of certificates and (2) the amount of funds actually received on the mortgage loans from the related collateral group or groups that are available to make payments on the certificates. Funds actually received on the mortgage loans may consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

The key allocation concept for distributions of principal on the senior certificates entitled to distributions of principal (other than the Class 1-A1 and Class 1-A3 Certificates) is the “Senior Principal Distribution Amount” for the related Collateral Group. The key allocation concept for distributions of principal on the Class 1-A1 and Class 1-A3 is the “Group 1 Priority Amount.” The key allocation concept for distributions of principal on the subordinate certificates entitled to distributions of principal is the “Subordinate Principal Distribution Amount.”

In the event that certificates comprising an allowable combination of certificates are exchanged for their related exchangeable certificates, those exchangeable certificates will be entitled to a proportionate share of the principal distributions on each such class of exchanged certificates.

The Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13, Class 2-A14, Class 3-A2, Class 3-A3, Class 3-A4, Class BIO1 and Class BIO2 Certificates are interest-only certificates; they will not be entitled to distributions of principal.

In addition, the manner of allocating distributions of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

•	until the distribution date in February 2012, the subordinate certificates will not generally receive any principal prepayments unless the senior certificates are paid down to zero; and

•	after that time, subject to certain performance triggers, the subordinate certificates entitled to distributions of principal will receive increasing portions of principal prepayments over time.

See “Description of the Certificates—Priority of Distributions” and “—Distributions of Principal” in this prospectus supplement for the priority of payment of principal and “Glossary of Defined Terms” in this prospectus supplement for a description of the defined terms relevant to the payment of principal.

Limited Recourse

The only source of cash available to make interest and principal distributions on the certificates will be the assets of the trust fund. The trust fund will have no other source of cash and no other entity will be required or expected to make any distributions on the certificates.

Enhancement of Likelihood of Payment on the Certificates.

The payment structure used by the trust fund includes subordination, loss allocation and cross-collateralization features to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal. The senior certificates will be less likely to experience losses than the subordinate certificates, and each class of certificates with a “B” in their class designation with a lower numerical class designation generally will be less likely to experience losses than each class of certificates with a “B” in their class designation with a higher numerical class designation.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Cross-Collateralization” and “—Allocation of Realized Losses” in this prospectus supplement for a detailed description of subordination, loss allocation and cross-collateralization features.

Cross-Collateralization

As described in the prospectus supplement, in certain limited instances, the senior certificates relating to a collateral group may receive amounts from the unrelated collateral groups. Because the subordinate certificates represent interests in all of the pools, the class principal amounts (or class notional amounts) of these classes could be reduced to zero as a result of disproportionately high losses on the mortgage loans in any pool, increasing the likelihood that losses experienced in one pool will be allocated to the senior certificates corresponding to that pool.

See “Description of the Certificates— Cross-Collateralization” in this prospectus supplement.

Subordination of Payments

Certificates with an “A” or “R” in their class designation will have a payment priority over other certificates. The Class B1 Certificates will have a payment priority over the Class B2 Certificates. The Class B2 and Class BIO1 Certificates (which rank equally) will have a payment priority over the Class B3 Certificates. The Class B3 Certificates will have a payment priority over the Class B4 Certificates. The Class B4 and Class BIO2 Certificates (which rank equally) will have a payment priority over the Class B5 Certificates. The Class B5 Certificates will have a payment priority over the Class B6 Certificates.The Class B6 Certificates will have a payment priority over the Class B7, Class B8 and Class B9 Certificates.

See “Description of the Certificates—Priority of Distributions” and “—Distributions of Principal” in this prospectus supplement.

Allocation of Losses

As described in this prospectus supplement, amounts representing certain losses on the mortgage loans in each collateral group will be applied to reduce the principal amount (or notional amount) of the class of the subordinate certificates that is lowest in seniority by the amount of these losses until the outstanding principal amount (or notional amount) of that class has been reduced to zero.

For example, such losses in Collateral Group 1 will first be allocated in reduction of the principal amount of the Class B9 Certificates until it has been reduced to zero, then sequentially to the Class B8 Certificates, Class B7 Certificates, Class B6 Certificates, Class B5 Certificates, Class B4 Certificates, Class B3 Certificates, Class B2 Certificates, Class B1 Certificates, in that order, until the principal amount of each such class has been reduced to zero; provided, however, that the notional amount of the Class BIO2 Certificates will be reduced with any reduction of the principal amounts of the Class B3 and Class B4 Certificates, and the notional amount of the Class BIO1 Certificates will be reduced with any reduction of the principal amounts of the Class B2 and Class B1 Certificates. If the applicable subordination is insufficient to absorb losses, then such additional losses will reduce the principal amounts of the senior certificates related to Collateral Group 1 (except that any such losses otherwise allocable to the Class 1-A1 Certificates will instead be allocated to the Class 1-A3 Certificates, as described in this prospectus supplement).

If a loss has been allocated to reduce the certificate principal amount of your class, you will receive no payment in respect of that reduction.

See “Description of the Certificates— Allocation of Realized Losses” in this prospectus supplement.

Exchangeable Certificates

As described in this prospectus supplement, certain classes of certificates may be exchanged into other classes (“exchangeable classes”). Investors interested in exchanging their certificates must carefully follow the instructions for such exchanges. Annex D shows the available combinations of certificates.

See “Description of the Certificates—Exchangeable Certificates—Procedures” in this prospectus supplement and “Description of the Securities—Exchangeable Securities” in the prospectus for a description of exchangeable certificates and exchange procedures and fees.

Fees and Expenses

Before distributions are made on the certificates, the servicers will generally be paid a monthly fee calculated as 0.250% per annum on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement).

The master servicer will receive as compensation all investment earnings on amounts on deposit in the collection account. The trustee will will receive as compensation the investment income on funds held in the certificate account.

Expenses of the servicers, the custodians, the master servicer and the trustee that are permitted to be reimbursed under the servicing agreement and the trust agreement will be paid prior to any distributions to the certificateholders.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the distribution date specified in the table on page S-2. The final scheduled distribution date for the offered certificates is based upon the first distribution date following the scheduled maturity of the latest maturing mortgage loan in the related collateral group. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

Optional Purchase of the Mortgage Loans

Aurora Loan Services LLC, as master servicer, may purchase the mortgage loans on any distribution date after the date on which the total principal balance of the mortgage loans (determined in the aggregate rather than by collateral group) declines to less than 10% of their initial total principal balance. If the mortgage loans are purchased, certificateholders will be paid (as applicable) accrued interest and principal equal to the outstanding certificate principal amount of the certificates.

See “Description of the Certificates—Optional Purchase of the Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Financing

An affiliate of the underwriter has provided financing for the mortgage loans. The depositor will use a portion of the proceeds of the sale of the certificates to repay the financing.

Tax Status

The trustee, on behalf of the trust fund will elect to treat a portion of the trust fund as multiple REMICs in a tiered structure: one or more lower-tier REMICs and a single upper-tier REMIC. A single lower-tier REMIC will hold all of the mortgage loans, and the Class LT-R Certificates will be designated as the sole class of “residual interest” in that REMIC. The Class R Certificates will be designated as the sole class of “residual interest” in each remaining REMIC. Each of the certificates, other than the Class LT-R and Class R Certificates, will represent beneficial ownership of one or more “regular interests” in the upper-tier REMIC.

Certain classes of certificates will be, and other classes of certificates may be, issued with original issue discount for federal income tax purposes.

There are restrictions on the ability of certain types of investors to purchase the Class R Certificate.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement (except the Class R Certificate) may be purchased by employee benefit plans or other retirement arrangements subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

Generally, the certificates offered by this prospectus supplement (other than the Class B3, Class B4, Class BIO2, Class B5 and Class B6 Certificates) will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch Ratings set forth in the table on page S-1.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

The ratings do not address the likelihood that any prepayment premium amounts will be paid to the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the prospectus. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the prospectus occur in combination.

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The certificates are not insured by any financial guaranty insurance policy or by any governmental agency. The features of subordination, loss allocation and cross collateralization, all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

The applicable fraction of the amount of any loss (other than any “excess” losses described in this prospectus supplement) experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the lowest priority, until the principal amount of that class has been reduced to zero. If subordination is insufficient to absorb losses, then certificateholders of the related classes with higher priority will likely incur losses and may never receive all of their principal or interest payments. Losses in each collateral group will be allocated to all of the subordinate certificates.

For example, losses on any collateral group will first be allocated in reduction of the class principal amount of the Class B9 Certificates until it is reduced to zero, and then in reduction of the class principal amount of the Class B8 Certificates until it is reduced to zero, and likewise in reduction of the class principal amounts of the Class B7 Certificates, the Class B6 Certificates, Class B5 Certificates, the Class B4 Certificates, the Class B3 Certificates, the Class B2 Certificates and the Class B1 Certificates, in that order, until the class principal amount of each such class has been reduced to zero. Any losses allocated in reduction of the class principal amounts of the Class B4 and Class B3 Certificates will cause a reduction in the class notional amount of the Class BIO2 Certificates, and any losses allocated in reduction of the class principal amounts of the Class B2 and Class B1 Certificates will cause a reduction in the class notional amount of the Class BIO1 Certificates. If applicable subordination is insufficient to absorb such losses, then senior certificateholders of the related collateral group will likely incur losses and will not receive all of their principal payments.

After the total class principal amount of the subordinate certificates has been reduced to zero, losses on the mortgage loans will reduce the principal amounts (or notional amounts) of the senior certificates, as follows:

•  losses on the mortgage loans in Collateral Group 1 will reduce the principal amounts of the Class 1-A1, Class 1-A2, Class 1-A3 and Class R Certificates; provided that any such losses allocable to the Class 1-A1 Certificates will instead be allocated to the Class 1-A3 Certificates; and

•  losses on the mortgage loans in Collateral Group 2A will reduce the principal amounts (or notional amounts) of the Class 2-A1, Class 2-A3, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A12, Class 2-A13 and Class 2-A14 Certificates; provided that any such losses allocable to the Class 2-A7 Certificates will instead be allocated to the Class 2-A6 Certificates;

•  losses on the mortgage loans in Collateral Group 2B will reduce the principal amounts (or notional amounts) of the Class 2-A1, Class 2-A2, Class 2-A5, Class 2-A8, Class 2-A9, Class 2-A13 and Class 2-A14 Certificates; provided that any such losses allocable to the Class 2-A9 Certificates will instead be allocated to the Class 2-A8 Certificates;

•  losses on the mortgage loans in Collateral Group 2C will reduce the principal amounts (or notional amounts) of the Class 2-A1, Class 2-A4, Class 2-A5, Class 2-A10, Class 2-A11, Class 2-A12 and Class 2-A14 Certificates; provided that any such losses allocable to the Class 2-A11 Certificates will instead be allocated to the Class 2-A10 Certificates;

• losses on the mortgage loans in Collateral Group 3A will reduce the principal amounts (or notional amounts) of the Class 3-A1, Class 3-A2, Class 3-A4 and Class 3-A5 Certificates; and
• losses on the mortgage loans in Collateral Group 3B will reduce the principal amounts (or notional amounts) of the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A6 Certificates.
Exchangeable certificates will be subject to the same investment considerations and risks of the related exchange certificates.

Because the subordinate certificates represent interests in all collateral groups, the principal amounts (or notional amounts) of these classes could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in any of such collateral groups. As a result, losses in one collateral group will reduce the loss protection provided by the subordinate certificates to the related senior certificates corresponding to the other collateral groups, and will increase the likelihood that losses will be allocated to those other senior certificates.

See “Description of the Certificates—Priority of Distributions,” “—Cross-Collateralization” and “—Allocation of Realized Losses” in this prospectus supplement.
Repurchase Obligations of Certain Transferors Could Result In Prepayment of Certificates

With respect to approximately 3.13% of the aggregate scheduled principal balance of the mortgage loans (which represents approximately 1.92%, 0.16%, 5.47%, 6.16%, 0.00% and 10.82% of the total contributed principal balance of the mortgage loans in Collateral Groups 1, 2A, 2B, 2C, 3A and 3B, respectively), the first monthly payment following the initial sale of the mortgage loans to the seller has not yet been made. With respect to these mortgage loans, the seller will be obligated to repurchase any such mortgage loan if the borrower fails to make that first payment within the first calendar month following the date on which that first payment was due.

With respect to approximately 2.54% of the aggregate scheduled principal balance of the mortgage loans (which represents approximately 1.47%, 0.16%, 4.00%, 5.37%, 0.00% and 9.67% of the total contributed principal balance of the mortgage loans in Collateral Groups 1, 2A, 2B, 2C, 3A and 3B, respectively), the first or second monthly payment following the initial sale of the mortgage loans to the seller has not yet been made. With respect to these mortgage loans, the seller will be obligated to repurchase any such mortgage loan if the borrower fails to make the second payment within the first calendar month following the date on which such second payment was due.

Any such repurchase will result in a payment of principal to the holders of the offered certificates. As a result, any such repurchase will have a negative effect on the yield of any offered certificate purchased at a premium. If you purchase certificates at a premium, especially any interest-only certificates, you should carefully consider the risk that a faster than anticipated rate of principal prepayments (as a result of any such repurchases) on the mortgage loans in a particular collateral group could result in actual yields that are lower than your anticipated yields, and you may not fully recover your initial investment.

See “The Trust Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, all of the mortgage loans in pool 1, all of the mortgage loans in pool 2 and none of the mortgage loans in pool 3 require the payment of a prepayment premium amount in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from four months to three years after origination. These prepayment premium amounts may discourage borrowers from prepaying their mortgage loans during the applicable period. Generally, prepayment premium amounts received by the trust fund with respect to the mortgage loans will be distributable to various classes of certificates, as described herein. Otherwise, the prepayment premium amounts will not be available for distribution to certificateholders.

A prepayment of a mortgage loan will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

If you purchase certificates at a discount and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase certificates at a premium, especially any interest-only certificates, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Risks Related to Mortgage Loans with Interest-Only Payments

Approximately 36.20%, 36.42% and 36.08% of the mortgage loans in pool 1, pool 2 and pool 3, respectively, expected to be in the trust fund on the closing date provide for monthly payments of interest at the related mortgage interest rate, but no payment of principal, for a period of five or ten years following the origination of the mortgage loan. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of that mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these loans not been included in the trust fund. Moreover, if you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the applicable interest-only period of the term of a mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

See “Yield, Prepayment and Weighted Average Life— General” in this prospectus supplement and “Risk Factors— Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.

Special Risks for Certain Classes of Certificates

The Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13, Class 2-A14, Class 3-A2, Class 3-A3 and Class 3-A4 are interest-only senior certificates. These certificates have yields to maturity (or early termination) - the yield you will receive if you hold a certificate until it has been paid in full - that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of the above classes of certificates, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of the Class 2-A2 Certificates, a faster than expected rate of prepayments on the mortgage loans in Collateral Group 2B;
• in the case of the Class 2-A3 Certificates, a faster than expected rate of prepayments on the mortgage loans in Collateral Group 2A;
• in the case of the Class 2-A4 Certificates, a faster than expected rate of prepayments on the mortgage loans in Collateral Group 2C;
• in the case of the Class 2-A12 Certificates, a faster than expected rate of prepayments on the mortgage loans in Collateral Groups 2A and 2C;
• in the case of the Class 2-A13 Certificates, a faster than expected rate of prepayments on the mortgage loans in Collateral Groups 2A and 2B;
• in the case of the Class 2-A14 Certificates, a faster than expected rate of prepayments on the mortgage loans in Collateral Groups 2A, 2B and 2C;
• in the case of the Class 3-A2 Certificates, a faster than expected rate of prepayments on the mortgage loans in Collateral Groups 3A and 3B;
• in the case of the Class 3-A3 Certificates, a faster than expected rate of prepayments on the mortgage loans in Collateral Group 3B; and
• in the case of the Class 3-A4 Certificates, a faster than expected rate of prepayments on the mortgage loans in Collateral Group 3A.

The Class BIO1 and Class BIO2 Certificates are interest-only subordinate certificates and have yields to maturity (or early termination) that are also highly sensitive to prepayments and to losses on the mortgage loans, since their notional amounts are based on the principal amounts of certain other classes of subordinate certificates. If you purchase any of the Class BIO1 or Class BIO2 Certificates, you should consider the risk that you may receive a lower than expected yield if losses or prepayments on the mortgage loans occur at a faster rate than anticipated.

Prepayments on the related mortgage loans, as applicable, including liquidations, purchases and insurance payments, could result in the failure of investors in the interest-only certificates to fully recover their initial investments. Prepayments on the related mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates, the master servicer, as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

In addition to interest distributions, the Class 2-A3 and Class 3-A4 Certificates will also be entitled to certain prepayment premium amounts, to the extent collected and specified herein, with respect to the mortgage loans in pool 1, and the Class 2-A2 and Class 3-A3 Certificates will also be entitled to certain prepayment premium amounts, to the extent collected and specified herein, with respect to the mortgage loans in pool 2. Receipt of any such amounts by holders of the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates is highly uncertain. Generally, a prepayment premium remains applicable with respect to a mortgage loan only for a limited time period following its origination, as specified in the terms of the mortgage note. Even if a prepayment premium is applicable by its terms, there can be no assurance that it will actually be paid. In some cases, the terms of a mortgage loan permit prepayment without penalty even during the period that the prepayment premium is effective. A servicer has discretion to waive prepayment premiums in certain circumstances as described in this prospectus supplement. In addition, prepayment premiums may be unenforceable due to (i) limitations on the enforceability of prepayment premiums resulting from the application of bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the fact that, in certain cases, collectibility of prepayment premiums may be limited due to acceleration in connection with a foreclosure or (iii) changes that may occur in state or federal law which may render prepayment premiums unenforceable or which may otherwise affect their collectibility. As a result, the yield to maturity on the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates may be adversely affected by a lower than expected rate of collection of prepayment premium amounts in respect of mortgage loans in pool 1 and pool 2, as applicable, that are prepaid in whole or in part.

Exercise by the master servicer of its right to purchase the mortgage loans, as described under “Description of the Certificates—Optional Purchase of the Mortgage Loans,” will adversely affect the yields on the interest-only certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity.

Moreover, (1) the yield to maturity of the Class 1-A3 Certificates is generally more sensitive to losses on the mortgage loans in Collateral Group 1 because all of the losses that would otherwise be allocated to the Class 1-A1 Certificates will instead be allocated to the Class 1-A3 Certificates, until the principal balance of the Class 1-A3 Certificates has been reduced to zero, (2) the yield to maturity of the Class 2-A6 Certificates is generally more sensitive to losses on the mortgage loans in Collateral Group 2A because all of the losses that would otherwise be allocated to the Class 2-A7 Certificates will instead be allocated to the Class 2-A6 Certificates, until the principal balance of the Class 2-A6 Certificates has been reduced to zero, (3) the yield to maturity of the Class 2-A8 Certificates is generally more sensitive to losses on the mortgage loans in Collateral Group 2B because all of the losses that would otherwise be allocated to the Class 2-A9 Certificates will instead be allocated to the Class 2-A8 Certificates, until the principal balance of the Class 2-A8 Certificates has been reduced to zero, and (4) the yield to maturity of the Class 2-A10 Certificates is generally more sensitive to losses on the mortgage loans in Collateral Group 2C because all of the losses that would otherwise be allocated to the Class 2-A11 Certificates will instead be allocated to the Class 2-A10 Certificates, until the principal balance of the Class 2-A10 Certificates has been reduced to zero. In addition, the Class 2-A5 Certificates are exchangeable certificates that are composed of the Class 2-A6, Class 2-A8 and Class 2-A10 Certificates; as such, the Class 2-A5 Certificates will have the characteristics of those underlying certificates.

Changes in LIBOR May Reduce the Yields on the LIBOR Certificates

The amount of interest payable on the certificates with a “2A” or “3A” in their class designation is calculated by reference to the London Interbank Offered Rate, known as LIBOR. If LIBOR falls, the yield on the Class 2-A1, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 3-A1, Class 3-A5 and Class 3-A6 Certificates will be lower. By contrast, if LIBOR rises, the yield on the Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13, Class 2-A14, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will be lower and could fall to zero. In addition, the interest rates on all of these classes will not exceed specified rates, regardless of levels of LIBOR.

See “Yield, Prepayment and Weighted Average Life— Sensitivity of Certain Classes of Certificates” in this prospectus supplement for more information on the yield sensitivity of these certificates.

Default Risk on High Balance Mortgage Loans

The principal balances of approximately three of the mortgage loans in pool 3 (representing approximately $4,303,938 or 3.48% of the mortgage loans in pool 3) were in excess of $1,000,000 as of the cut-off date. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the respective mortgage pool as a whole.

Delinquencies on the Mortgage Loans
The mortgage loans were originated or acquired by the originators in accordance, generally, with underwriting guidelines of the type described in this prospectus supplement. In general, these guidelines do not meet every criterion of Fannie Mae’s or Freddie Mac’s guidelines, so the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher than those experienced by mortgage loans underwritten in strict accordance with Fannie Mae or Freddie Mac standards.

Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under Fannie Mac’s or Freddie Mac’s guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

See “Description of the Mortgage Assets—General” in this prospectus supplement for a description of the characteristics of the mortgage loans in a mortgage pool and “Underwriting Guidelines” in this prospectus supplement for a general description of the underwriting guidelines used in originating the mortgage loans.

Delinquencies Due to Servicing Transfer

Mortgage loans serviced by a servicer may be transferred in the future to other servicers in accordance with the provisions of the trust agreement and the related servicing agreements as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under the related servicing agreement or (2) the exercise by Lehman Brothers Holdings Inc. of its right to terminate certain servicers without cause.

Mortgage loans subject to servicing transfers may experience increased delays in payments until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all other relevant data has been obtained by the new servicer.

See “The Servicers” and “Mortgage Loan Servicing” in this prospectus supplement and “Risk Factors—Delinquencies Due to Servicing Transfer” in the prospectus.
Risks Related to Geographic Concentration of Mortgage Loans

Approximately 37.46%, 17.59% and 29.80% of the mortgage loans in pool 1, pool 2 and pool 3, respectively, expected to be included in the trust fund on the closing date are secured by properties located in California. Approximately 16.62% and 18.13% of the mortgage loans in pool 1 and pool 2, respectively, expected to be included in the trust fund on the closing date are secured by properties located in Florida. Approximately 10.56% of the mortgage loans in pool 1 expected to be included in the trust fund on the closing date are secured by properties located in New York. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in any of these states because certain conditions in these states will have a disproportionate impact on the related mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus. For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution tables under “Description of the Mortgage Assets” in this prospectus supplement.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Violations of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that have relatively high loan-to-value ratios, or were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-91. Any terms used in this prospectus supplement but not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

The Certificates represent beneficial ownership interests in the Trust Fund, the assets of which consist primarily of (1) three pools of fixed rate, fully amortizing and balloon, conventional, first lien, residential mortgage loans, (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the certificate account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and (5) all proceeds thereof.

Each Class of Offered Certificates will be issued in the respective approximate initial Class Principal Amount or Class Notional Amount specified in the table on page S-1. The initial Class Principal Amount of the Class B7, Class B8 and Class B9 Certificates, none which is offered hereby, is approximately $1,925,000, $2,475,000 and $1,926,761, respectively. The aggregate Class Principal Amount of such non-offered Subordinate Certificates represents approximately 1.15% of the aggregate balance of the Mortgage Loans. The initial Aggregate Certificate Principal Amount or aggregate Notional Amount of all the Certificates may be increased or decreased by up to five percent to the extent that the total Cut-off Date Balance of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Assets” herein.

The Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates will each be issued in two components: Class I and Class P Components. Such components are not severable under any circumstances. The Class I Components will bear interest on their Class Notional Amount at the applicable per annum rate specified in the table beginning on page S-1. The Class P Components will evidence the entitlement to receive Prepayment Penalty Amounts. None of the Class P Components will be issued with an interest rate or principal (or notional) balance.

Distributions on the Certificates will be made on each Distribution Date, to Certificateholders of record on the applicable Record Date. Distributions on the Certificates will be made to each registered holder entitled thereto by (a) wire transfer in immediately available funds if the Certificateholder has timely provided to the Trustee wire instructions for such holder or (b) by check mailed to the address of the Certificateholder as it appears on the books of the Trustee if the Certificateholder has not provided wire instructions, provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the applicable Corporate Trust Office. See “—The Trustee” herein.

Book-Entry Registration

The Book-Entry Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum and integral multiples as specified in the table on page S-2. With respect to initial European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000. The Residual Certificate will be issued as a single certificate and maintained in definitive, fully registered form, representing the entire Percentage Interest in that Class. The Class LT-R and Class R Certificates will be issued as Definitive Certificates.

General. Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each Class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount or Class Notional Amount of the related Class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described in the prospectus, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Foreign Persons” in the Prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A hereto.

Priority of Distributions

Distributions in respect of the Senior Certificates related to a Collateral Group will be made on each Distribution Date from the applicable Available Distribution Amount, except to the extent of the limited cross-collateralization payments described herein. The Subordinate Certificates will represent interests in all of the Mortgage Loans.

On each Distribution Date, the Available Distribution Amount for each Collateral Group will be allocated among the Classes of Senior Certificates relating to that Collateral Group and among the Classes of the Subordinate Certificates in the following order of priority:

(1) from the Available Distribution Amount for each Collateral Group, to payment of Accrued Certificate Interest on each Class of Senior Certificates and any interest bearing component relating to such Collateral Group (reduced, in each case, by any Net Prepayment Interest Shortfalls relating to such Collateral Group allocated to that Class of Certificates or component thereof on that Distribution Date, as described herein); provided, however, that any shortfall in available amounts for that Collateral Group will be allocated among the Classes and any such component related to that Collateral Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

(2) from the Available Distribution Amount for each Collateral Group, to payment of any outstanding Interest Shortfalls on each Class of Senior Certificates and any interest-bearing component thereof relating to that Collateral Group; provided, however, that any shortfall in available amounts for that Collateral Group will be allocated among the Classes of Senior Certificates and any such component related to that Collateral Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon;

(3) to the Senior Certificates related to a Collateral Group (other than any related Interest-Only Certificates), to the extent of the remaining Available Distribution Amount for the related Collateral Group, in reduction of their Class Principal Amounts, concurrently, as follows:

(a) to the Class 1-A1, Class 1-A2, Class 1-A3 and Class R Certificates, from the Available Distribution Amount for Collateral Group 1, in an amount up to the Senior Principal Distribution Amount for Collateral Group 1, in the following order or priority:

(i) on each Distribution Date occurring in or after February 2012, pro rata, to the Class 1-A1 and Class 1-A3 Certificates, based on their respective Class Principal Amounts, the Group 1 Priority Amount for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero;

(ii) sequentially, to the Class R and Class 1-A2 Certificates, in that order, until the Class Principal Amount of each such Class has been reduced to zero; and

(iii) pro rata, to the Class 1-A1 and Class 1-A3 Certificates, based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(b) pro rata, to the Class 2-A6 and Class 2-A7 Certificates from the Available Distribution Amount for Collateral Group 2A, based on their respective Class Principal Amounts, in an amount up to the Senior Principal Distribution Amount for Collateral Group 2A, until the Class Principal Amount of each such Class has been reduced to zero;

(c) pro rata, to the Class 2-A8 and Class 2-A9 Certificates from the Available Distribution Amount for Collateral Group 2B, based on their respective Class Principal Amounts, in an amount up to the Senior Principal Distribution Amount for Collateral Group 2B, until the Class Principal Amount of each such Class has been reduced to zero;

(d) pro rata, to the Class 2-A10 and Class 2-A11 Certificates from the Available Distribution Amount for Collateral Group 2C, based on their respective Class Principal Amounts, in an amount up to the Senior Principal Distribution Amount for Collateral Group 2C, until the Class Principal Amount of each such Class has been reduced to zero;

(e) to the Class 3-A5 Certificates from the Available Distribution Amount for Collateral Group 3A, in an amount up to the Senior Principal Distribution Amount for Collateral Group 3A, until the Class Principal Amount thereof has been reduced to zero; and

(f) to the Class 3-A6 Certificates from the Available Distribution Amount for Collateral Group 3B, in an amount up to the Senior Principal Distribution Amount for Collateral Group 3B, until the Class Principal Amount thereof has been reduced to zero;

(4) to the extent of the remaining Available Distribution Amounts for all Collateral Groups, but subject to the prior distribution of amounts described under “—Cross-Collateralization” below, to the Class B1, Class B2 and Class BIO1, Class B3, Class B4 and Class BIO2, Class B5, Class B6, Class B7, Class B8 and Class B9 Certificates, sequentially, in that order (except that distributions will be made on a pro rata basis to the Class B4 and Class BIO2 Certificates, and distributions will be made on a pro rata basis to the Class B2 and Class BIO1 Certificates), of the following amounts, in the following order of priority: (x) Accrued Certificate Interest thereon (as reduced by Net Prepayment Interest Shortfalls allocated to that Class on that Distribution Date), (y) any outstanding Interest Shortfalls previously allocated to that Class, and (z) to each Class of Subordinate Certificates (other than the Class BIO1 and Class BIO2 Certificates), the related Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for all Collateral Groups for such Distribution Date, except as provided below, in reduction of its Class Principal Amount.

In the event that Exchange Certificates comprising a Combination Group are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each Class of Exchange Certificates in such Combination Group. In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each Class of Exchange Certificates in such Combination Group.

With respect to each Class of Subordinate Certificates (other than the Class B1, Class BIO1 and Class BIO2 Certificates), if on any Distribution Date the Credit Support Percentage for that Class is less than that Class’s Original Credit Support Percentage, then no distributions in respect of clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount will be made to any related Class of lower priority, and the amount otherwise distributable to these restricted payment Classes in respect of such payments will be allocated among the remaining Classes of Subordinate Certificates, proportionately, based upon their respective Class Principal Amount.

With respect to each Collateral Group, on and after the applicable Credit Support Depletion Date, the Senior Principal Distribution Amount with respect to such Collateral Group will be distributed among the related Senior Certificates (other than any Interest-Only Certificates) remaining outstanding, in proportion to their respective Certificate Principal Amounts, until the Certificate Principal Amounts thereof have been reduced to zero, regardless of the priorities and allocations set forth above.

Exchangeable Certificates

General. All or a portion of certain Classes of Offered Certificates (the “Exchange Certificates“) may be exchanged for a proportionate interest in certain other related Offered Certificates (the “Exchangeable Certificates“) in the combinations shown in Annex D. All or a portion of the Exchangeable Certificates may also be exchanged for the related Exchange Certificates in the same manner. This process may occur repeatedly.

The classes of Exchange Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Principal Amounts of these Classes, will depend upon any related distributions of principal, as well as any exchanges that occur. As specified in Annex D, Exchange Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original Class Principal Amounts of such Certificates bear to one another as shown in Annex D.

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchange Certificates in the related Combination Group and will receive a proportionate share of the distributions on those Certificates. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the Certificates received being equal to the entitlements of the Certificates surrendered.

Procedures. If a Certificateholder wishes to exchange Certificates, the Certificateholder must notify the Trustee by e-mail to GCTSSPGTEAMC-1@wellsfargo.com, Rebecca.A.Lisi@wellsfargo.com and Scott.Runkles@wellsfargo.com no later than two Business Days before the proposed exchange date. The exchange date can be any Business Day from the 25th day of the month to the second to the last Business Day of the month subject to the Trustee’s approval. The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of both Certificates to be exchanged and Certificates to be received, outstanding principal balance and/or notional amount and the original principal balance and/or notional amount of the Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the Trustee will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second Business Day before the proposed exchange date.

In connection with each exchange, the Certificateholder must pay the Trustee a fee equal to $5,000 for each exchange request.

The Trustee will make the first distribution on an Exchange Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations. The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchange Certificates. Investors are encouraged to also consider a number of factors that will limit a Certificateholder’s ability to exchange Exchange Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a Certificateholder must own certificates of the related Class or Classes in the proportions necessary to make the desired exchange.

•	A Certificateholder that does not own the Certificates may be unable to obtain the necessary Exchange Certificates or Exchangeable Certificates.

•	The Certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain Certificates may have been purchased or placed into other financial structures and thus be unavailable.

•	Principal distributions will decrease the amounts available for exchange over time.

•	Only the combinations listed on Annex D are permitted.

Distributions of Interest

The amount of interest distributable on each Distribution Date in respect of each Class (or interest-bearing component) of Certificates will equal the Accrued Certificate Interest for that Class (or component) on that Distribution Date, as reduced by any Net Prepayment Interest Shortfalls allocable to that Class for that date, as described below.

Interest will accrue on the Certificates on the basis of a 360-day year consisting of twelve 30-day months. Interest will not accrue on Interest Shortfalls.

The interest portion of any Excess Loss and any Relief Act Reduction will be allocated among the interest bearing Senior Certificates (and any interest-bearing component) for the related Collateral Group and the Subordinate Certificates proportionately based on (1) in the case of the Senior Certificates (and any such component), the Accrued Certificate Interest otherwise distributable thereon, and (2) in the case of the Subordinate Certificates, interest accrued on their Apportioned Principal Balance, without regard to any reduction pursuant to this paragraph, for that Distribution Date.

When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to Certificateholders as described herein. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month’s interest on the amount prepaid, a Prepayment Interest Shortfall could result.

With respect to prepayments in full or in part, each Servicer is obligated to reduce the total of its Servicing Fees for the related Distribution Date to fund any resulting Prepayment Interest Shortfalls, to the extent not offset (if applicable) by any Prepayment Interest Excess for that month. The Master Servicer is not obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by a Servicer. See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein. Any Net Prepayment Interest Shortfalls will be allocated among the interest-bearing Senior Certificates for the related Collateral Group and the Subordinate Certificates proportionately in the same manner as the interest portion of Excess Losses and Relief Act Reductions are allocated.

In connection with the repurchase of a Mortgage Loan as a result of a borrower failing to make the first or second monthly payment within one calendar month following the date on which such first or second payment is due (as described herein under “Trust Agreement — Assignment of Mortgage Assets,)” any amounts received in excess of the par value of such repurchased Mortgage Loan will be allocated solely to the Class 2-A2, Class 2-A3, Class 2-A4, Class 3-A3 and Class 3-A4 Certificates. Any such excess received on a Mortgage Loan in Subgroup 1-A (as defined herein) will be allocated to the Class 2-A3 Certificates, and any such excess received on a Mortgage Loan in Subgroup 1-B (as defined herein) will be allocated to the Class 2-A3 and Class 3-A4 Certificates on the basis of the Applicable Fractions of such Mortgage Loan.  Any such excess received on each Mortgage Loan in Subgroup 2-A (as defined herein) will be allocated to the Class 2-A2 Certificates, and any such excess received on a Mortgage Loan in Subgroup 2-B (as defined herein) will be allocated to the Class 2-A2 and Class 3-A3 Certificates on the basis of the Applicable Fractions of such Mortgage Loan. Any such excess received on a Mortgage Loan in Pool 3 will be allocated to the Class 2-A4 Certificates. There can be no assurance that there will be any amounts actually received in excess of the par value of a repurchased Mortgage Loan and that any amounts will be so allocated to the related Interest-Only Certificates.

Determination of LIBOR. On each LIBOR Determination Date, the Trustee will determine LIBOR for purposes of calculating interest on the LIBOR Certificates based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date (“LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee, in consultation with the Depositor, expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund’s expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

  LIBOR for the first Accrual Period will be 5.320%.

Distribution of Prepayment Premium Amounts

In addition to distributions of Accrued Certificate Interest, the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates (in respect of the Class P Components, thereof) will be entitled to certain Prepayment Premium Amounts paid by borrowers with respect to prepayments of the Mortgage Loans. All Prepayment Premium Amounts received on each Mortgage Loan in Subgroup 1-A (as defined herein) will be allocated to the Class 2-A3 Certificates (in respect of the Class P1 Component thereof), and all Prepayment Premium Amounts received on each Mortgage Loan in Subgroup 1-B (as defined herein) will be allocated to the Class 2-A3 and Class 3-A4 Certificates (in respect of the Class P1 Component and Class P2 Component, respectively, thereof) on the basis of the Applicable Fractions of the related Mortgage Loans.  All Prepayment Premium Amounts received on each Mortgage Loan in Subgroup 2-A (as defined herein) will be allocated to the Class 2-A2 Certificates (in respect of the Class P3 Component thereof), and all Prepayment Premium Amounts received on each Mortgage Loan in Subgroup 2-B (as defined herein) will be allocated to the Class 2-A2 and Class 3-A3 Certificates (in respect of the Class P3 Component and Class P4 Component, respectively, thereof) on the basis of the Applicable Fractions of the related Mortgage Loans. As described herein, collection of such amounts is highly uncertain: such penalties may be unenforceable for a variety of reasons (see “Risk Factors—Special Risks for Certain Classes of Certificates”) and may be waived in certain cases. In addition, such penalties are only payable within a limited period of time. We can provide no assurance to what extent such amounts will be paid by borrowers and distributed to any of the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates.

All of the Mortgage Loans in Pool 1 and Pool 2 provide for payment by the borrower of a Prepayment Premium Amount during the related Prepayment Premium Period. The Prepayment Premium Periods range from four months to three years after origination. For approximately 90.48% and 94.11% of the Mortgage Loans in Pool 1 and Pool 2 that are subject to a Prepayment Premium Amount allocable to the Trust Fund, respectively, the Prepayment Premium Amount for prepayments in excess of 20% of the original principal balance will generally be equal to six months’ interest on any amount prepaid in excess of 20%. For a description of how Prepayment Premium Amounts are calculated for all loans in Pool 1 and Pool 2 that are subject to a Prepayment Premium Amount allocable to the Trust Fund, see the tables below. No Prepayment Premium Amount will be assessed for any prepayment made after the applicable Prepayment Premium Period or, in the case of the Mortgage Loans with prepayment premiums in Pool 2, if that prepayment is concurrent with the sale of the related Mortgaged Property.
The tables below provides additional information regarding the Prepayment Premium Amounts of the Mortgage Loans which are allocable to the Trust Fund in Pool 1 and Pool 2 as of the Cut-off Date:

Prepayment Premium Amounts (Pool 1)

Prepayment Premium Period (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans in Pool 1 by Total Scheduled Principal Balance

4	1	$444,000.00	0.17%
6	7	1,548,238.88	0.60
12	66	14,066,731.10	5.44
24	124	28,904,070.25	11.18
36	949	213,654,036.41	82.61
Total	1,147	$258,617,076.64	100.00%

Type of Prepayment Premium	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans in Pool 1 by Total Scheduled Principal Balance
1% of Unpaid Principal Balance	79	$10,496,855.40	4.06%
2 Months Interest in Excess of 33% of the Original Principal Balance	6	1,148,733.90	0.44
2% of Unpaid Principal Balance	50	10,953,460.64	4.24
3 Months Interest of Unpaid Principal Balance	6	1,622,516.88	0.63
3% 2% 1% of Unpaid Principal Balance	4	404,266.44	0.16
6 Months Interest in Excess of 20% of the Original Principal Balance	1,002	233,991,243.38	90.48
Total	1,147	$258,617,076.64	100.00%

Prepayment Premium Amounts (Pool 2)

Prepayment Premium Period (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans in Pool 2 by Total Scheduled Principal Balance

6	1	$580,000.00	0.35%
12	7	1,431,890.68	0.85
24	7	1,312,779.72	0.78
36	863	164,646,494.00	98.02
Total	878	$167,971,164.40	100.00%

Type of Prepayment Premium	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans in Pool 2 by Total Scheduled Principal Balance
1% of Unpaid Principal Balance	14	$1,782,784.18	1.06%
2 Months Interest in Excess of 33% of the Original Principal Balance	8	2,082,290.01	1.24
2% of Unpaid Principal Balance	23	4,204,778.51	2.50
3 Months Interest of Unpaid Principal Balance	5	1,115,970.67	0.66
3% 2% 1% of Unpaid Principal Balance	4	534,702.26	0.32
5% of Unpaid Principal Balance	1	169,510.68	0.10
6 Months Interest in Excess of 20% of the Original Principal Balance	823	158,081,128.09	94.11
Total	878	$167,971,164.40	100.00%

Distributions of Principal

As of any Distribution Date, principal on the Certificates will generally be paid from principal received or advanced with respect to the related Mortgage Loans that have been allocated to the related Collateral Group. Principal received or advanced on the Mortgage Loans will be allocated to the various Collateral Groups on the basis of the Applicable Fractions of each Mortgage Loan, generally having a Net Mortgage Rate within a specified range.

Mortgage Loans in Pool 1 with Net Mortgage Rates Greater than or Equal to 5.75% and Less than 7.00%. Principal received or advanced on each Mortgage Loan in Pool 1 having a Net Mortgage Rate greater than or equal to 5.75% but less than 7.00% will be allocated between Collateral Group 1 and Collateral Group 2A on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 1, is (7.00% minus Net Mortgage Rate) / 1.25%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 2A, is 1 minus ((7.00% minus Net Mortgage Rate) / 1.25%).

Mortgage Loans in Pool 1 with Net Mortgage Rates Greater than or Equal to 7.00% and Less than or Equal to 7.50%. Principal received or advanced on each Mortgage Loan in Pool 1 having a Net Mortgage Rate greater than or equal to 7.00% but less than or equal to 7.50% will be allocated between Collateral Group 2A and Collateral Group 3A on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 2A, is (7.50% minus Net Mortgage Rate) / 0.50%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 3A, is 1 minus ((7.50% minus Net Mortgage Rate) / 0.50%).

Mortgage Loans in Pool 2 with Net Mortgage Rates Greater than or Equal to 5.75% and Less than 7.00%. Principal received or advanced on each Mortgage Loan in Pool 2 having a Net Mortgage Rate greater than or equal to 5.75% but less than 7.00% will be allocated between Collateral Group 1 and Collateral Group 2B on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 1, is (7.00% minus Net Mortgage Rate) / 1.25%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 2B, is 1 minus ((7.00% minus Net Mortgage Rate) / 1.25%).

Mortgage Loans in Pool 2 with Net Mortgage Rates Greater than or Equal to 7.00% and Less than or Equal to 7.50%. Principal received or advanced on each Mortgage Loan in Pool 2 having a Net Mortgage Rate greater than or equal to 7.00% but less than or equal to 7.50% will be allocated between Collateral Group 2B and Collateral Group 3B on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 2B, is (7.50% minus Net Mortgage Rate) / 0.50%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 3B, is 1 minus ((7.50% minus Net Mortgage Rate) / 0.50%).

Mortgage Loans in Pool 3 with Net Mortgage Rates Greater than or Equal to 5.75% and Less than or Equal to 7.00%. Principal received or advanced on each Mortgage Loan in Pool 3 having a Net Mortgage Rate greater than or equal to 5.75% but less than or equal to 7.00% will be allocated between Collateral Group 1 and Collateral Group 2C on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 1, is (7.00% minus Net Mortgage Rate) / 1.25%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 2C, is 1 minus ((7.00% minus Net Mortgage Rate) / 1.25%).

The specified portions of principal collections on each Mortgage Loan allocable to a Collateral Group and distributable to the related Certificates were calculated for the purpose of “ratio stripping” each Mortgage Loan or, in other words, allocating the Mortgage Loans or portions thereof to Collateral Groups in such a way as to ensure that interest collections on the Mortgage Loans will be sufficient to support the interest rate on the Certificates related to the Collateral Groups that share principal of the Mortgage Loans. Since Certificateholders’ entitlements to principal will be primarily based on distributions from the related Collateral Groups, the performance of the Mortgage Loans or portion thereof allocated to each of those Collateral Groups will determine the principal distributions of each related Class of Certificates on each Distribution Date. Prospective investors should also consider that the Mortgage Loans contributing to each Collateral Group have different characteristics—in particular, interest rates—that will have particular bearing on the prepayment experience of the related Mortgage Loans or portion thereof allocated to that Collateral Group and, therefore, the related Certificates. For example, Mortgage Loans with lower Net Mortgage Rates might be expected to experience lower rates of prepayment than Mortgage Loans with higher Net Mortgage Rates. Consequently, the Certificates related to Collateral Groups to which lower rate Mortgage Loans are allocated may be expected to pay at a slower rate than Certificates related to Collateral Groups to which higher rate Mortgage Loans are allocated. See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and in the prospectus.

Distributions of principal on the Certificates will be made on each Distribution Date in an aggregate amount equal to the related Principal Distribution Amount, to the extent of amounts available to make those payments in accordance with the priorities set forth under “—Priority of Distributions” above. During the first five years following the Closing Date, principal prepayments on the Mortgage Loans in each Collateral Group will be allocated to the related Senior Certificates. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates related to a Collateral Group, while, in the absence of Realized Losses, increasing the relative percentage interest in the Mortgage Loans evidenced by the related Subordinate Certificates. Increasing the proportionate interest of the Subordinate Certificates relative to that of the related Senior Certificates is intended to preserve the limited protection provided to the Senior Certificates by the subordination of the Subordinate Certificates. The Class 1-A1 and Class 1-A3 Certificates will not, however, receive principal payments on such accelerated basis. The Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13, Class 2-A14, Class 3-A2, Class 3-A3, Class 3-A4, Class BIO1 and Class BIO2 Certificates are Interest-Only Certificates; no principal will be distributable on these Classes.

Cross-Collateralization

On each Distribution Date prior to the Credit Support Depletion Date, but after the date on which the total Certificate Principal Amount of the Senior Certificates relating to any of the Collateral Groups has been reduced to zero, amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority, in respect of such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, will be distributed as principal to the Senior Certificates remaining outstanding, until the Class Principal Amounts thereof have been reduced to zero, provided that on that Distribution Date (a) the Subordinate Percentage for such Distribution Date is less than 200% of the Subordinate Percentage as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more during the most recent six months as a percentage of the Group Subordinate Amount is greater than or equal to 50%. All distributions described above will be made in accordance with the priorities set forth under “—Priority of Distributions” above.

In addition, if on any Distribution Date the total Certificate Principal Amount of the Senior Certificates relating to any Collateral Group (after giving effect to distributions to be made on that Distribution Date) is greater than the Pool Balance of the related Collateral Group, all amounts otherwise distributable as principal on each of the Subordinate Certificates that are entitled to principal, in reverse order of priority (other than amounts needed to pay any unpaid Interest Shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Undercollateralized Class or Classes, until the total Class Principal Amount of the Undercollateralized Class or Classes equals the Pool Balance of the related Collateral Group. In the event that a Class or Classes of Senior Certificates relating to any Collateral Group constitute an Undercollateralized Class or Undercollateralized Classes on any Distribution Date following the Credit Support Depletion Date, distributions will be made from the excess of the Available Distribution Amount from the other Collateral Group or Groups not related to the Undercollateralized Class or Classes remaining after all required amounts have been distributed to the Senior Certificates related to such other Collateral Group. In addition, the amount of any unpaid Interest Shortfalls with respect to the Undercollateralized Class or Classes (including any Interest Shortfalls for the related Distribution Date) will be distributed to the Undercollateralized Class or Classes prior to the payment of any distributions of principal described above from amounts otherwise distributable as principal on each of the Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally (1) the amount, if any, of any Available Distribution Amount remaining in each related REMIC on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining in each related REMIC after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero (in each case, net of amounts properly allocable to the Class LT-R Certificate, as provided in the Trust Agreement). It is generally not anticipated that any material assets will be remaining for distribution at any such time.

The Trust Agreement will include certain restrictions on the transfer of the Residual Certificate.

See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.

Allocation of Realized Losses

If a Realized Loss (other than an Excess Loss) occurs in respect of a Mortgage Loan in a Collateral Group, then, on the applicable Distribution Date, the related Applicable Fraction of the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amounts of the Subordinate Certificates with a “B” in their Class designation, generally in inverse order of priority, until the Class Principal Amounts thereof have been reduced to zero (that is, such Realized Losses will be allocated to the Class B9 Certificates while these Certificates are outstanding, then to the Class B8 Certificates, and so forth), and second, to the Senior Certificates for the related Collateral Group, proportionately, on the basis of their respective Class Principal Amounts; provided, that:

•	any Realized Loss (or Excess Loss) allocated to the Class 1-A1 Certificates will instead be allocated to the Class 1-A3 Certificates until the Class Principal Amount thereof has been reduced to zero;

•	any Realized Loss (or Excess Loss) allocated to the Class 2-A7 Certificates will instead be allocated to the Class 2-A6 Certificates until the Class Principal Amount thereof has been reduced to zero;

•
any Realized Loss (or Excess Loss) allocated to the Class 2-A9 Certificates will instead be allocated to the Class 2-A8 Certificates until the Class Principal Amount thereof has been reduced to zero; and

•
any Realized Loss (or Excess Loss) allocated to the Class 2-A11 Certificates will instead be allocated to the Class 2-A10 Certificates until the Class Principal Amount thereof has been reduced to zero.

In addition, any Realized Loss (including any Excess Loss) allocated to an Exchange Class will be proportionately allocated to the related Exchangeable Class or Classes. Furthermore, any Realized Loss (or Excess Loss) allocated to reduce the Class Principal Amounts of the Class B1 or Class B2 Certificates will cause a reduction in the Class Notional Amount of the Class BIO1 Certificates, and any Realized Loss (or Excess Loss) allocated to reduce the Class Principal Amounts of the Class B3 or Class B4 Certificates will cause a reduction in the Class Notional Amount of the Class BIO2 Certificates.

The related Applicable Fraction of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Mortgage Loan in a Collateral Group for any Distribution Date will be allocated proportionately to the Senior Certificates relating to such Collateral Group (on the basis of their Class Principal Amounts) and the Subordinate Certificates (on the basis of their Apportioned Principal Balances); provided that any Excess Loss relating to the Class 1-A1, Class 2-A7, Class 2-A9 and Class 2-A11 Certificates may be reallocated as described above. The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Amounts of any Certificates.

The Class Principal Amount (or Class Notional Amount) of the lowest ranking Class of a group of Subordinate Certificates then outstanding will also be reduced by any Subordinate Certificate Writedown Amount.

On any Distribution Date on which a Subsequent Recovery related to a Collateral Group is distributed, the Class Principal Amount of any Class of Senior Certificates related to such Collateral Group and Subordinate Certificates then outstanding for which any Realized Loss has been applied will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (i) the amount the Class of Certificates has been reduced by any Realized Losses which has not been previously increased by any such Subsequent Recovery and (ii) the total amount of any related Subsequent Recovery distributed on such date to Certificateholders, after application (for this purpose) to more senior Classes of Certificates.

The Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of (a) the greatest of (1) 1.00% of the aggregate of the Scheduled Principal Balances of all of the Mortgage Loans, (2) twice the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance and (3) the aggregate Scheduled Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of any such zip code area and (b) the related Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date. The Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates until the Bankruptcy Coverage Termination Date. The Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Limit will be reduced as follows: (a) on the first anniversary of the Cut-off Date, to an amount equal to the lesser of (1) such Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 2.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans, as of the most recent anniversary of the Cut-off Date, and (b) on the second through the fifth anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) such Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 1.00% of the aggregate Scheduled Principal Balance of the Mortgage Loans, as of the most recent anniversary of the Cut-off Date and thereafter, to zero.

Optional Purchase of the Mortgage Loans

On any Distribution Date after the date on which the total Scheduled Principal Balance of the Mortgage Loans (determined in the aggregate rather than by pool) is less than 10% of the Cut-off Date Balance of the Mortgage Loans, the Master Servicer (subject to the terms of the Trust Agreement) will, with the prior written consent of LBH (which consent shall not be unreasonably withheld), have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund relating to the Mortgage Loans and thereby effect the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (a) 100% of the total outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property remaining in the Trust Fund (reduced, in the case of any REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan) and (c) any unreimbursed servicing advances for the related Distribution Date and certain amounts owed to the Trustee. The Master Servicer, the Trustee, the Servicers and the Custodians will be reimbursed from the Purchase Price for (i) any servicing advances and unpaid Servicing Fees, as applicable and (ii) any other amounts due under the Trust Agreement, the related Servicing Agreement or the related Custodial Agreement, as applicable. This purchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Certificates will be terminated.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicers, the Master Servicer and the Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicers	monthly
For each Mortgage Loan, (i) a monthly fee paid to each Servicer out of interest collections received from the related Mortgage Loan calculated as the product of (a) the outstanding principal balance of each Mortgage Loan and (b) 0.250% per annum and (ii) all investment earnings on amounts on deposit in the related Servicing Account.

Withdrawn from the related Servicing Account in respect of each Mortgage Loan serviced by the related Servicer, before payment of any amounts to Certificateholders.
Master Servicer	monthly	All investment earnings on amounts on deposit in the Collection Account.	Retained by the Master Servicer.
Trustee	monthly	All investment earnings on amounts on deposit in the Certificate Account.	Retained by the Trustee.

The Servicing Fees set forth in the table above may not be increased without amendment of the Servicing Agreements as described under “Mortgage Loan Servicing—Amendment of the Servicing Agreements” below. None of the other fees set forth in the table above may be changed without amendment of the Trust Agreement as described under “Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of the Servicers, the Master Servicer, the Custodians and the Trustee will be reimbursed before payments are made on the Certificates.

Description of the Mortgage Loans

The Mortgage Loans

General. Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balances of the Mortgage Loans.

The Mortgage Pools, in the aggregate, will generally consist of approximately 2,508 conventional, fixed rate, fully amortizing and balloon, first lien residential Mortgage Loans having a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $550,093,861. All of the Mortgage Loans have original terms to maturity from the first due date of the Scheduled Payment of 30 years.

Approximately 36.63% and 63.37% of the Mortgage Loans were acquired directly or indirectly by LBH from Lehman Bank and IndyMac Bank, respectively. Underwriting guidelines of the type described under “Underwriting Guidelines” were applied by the Originators underwriting the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from LBH and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See “Trust Agreement—Assignment of Mortgage Assets.”

Approximately 84.05%, 70.67% and 75.26% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, were originated under “no documentation,” “no ratio documentation,” “limited documentation” or “stated documentation” programs, pursuant to which no information was obtained regarding borrowers’ income or employment and there was no verification of the borrowers’ assets. Certain documentation with respect to some Mortgage Loans, including, in some cases, the related Mortgage Note, Mortgage or title insurance policy, is unavailable. Except as otherwise noted below, LBH will make only limited representations and warranties with respect to the Mortgage Loans; however, the Trust Fund will be able to enforce LBH’s rights against the Originators for their representations and warranties made with respect to the Mortgage Loans at the time of sale of the Mortgage Loans to LBH. See “Trust Agreement—Assignment of Mortgage Assets” herein.

All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on Mortgaged Properties consisting of one- to four-family dwelling units, individual units in planned unit developments, individual condominiums, townhomes or shares issued by cooperative housing corporations and related leasehold interests.

Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans—Standard Hazard Insurance Policies” in the Prospectus.

Approximately 16.02% of the Mortgage Loans have lender paid mortgage insurance policies, all of which were provided for by PMI Mortgage Insurance Co., Republic Mortgage Insurance Company or Triad Guaranty Insurance Corporation. The cost for such mortgage insurance policies range from 0.19% to 1.78% per annum.

Approximately 36.20%, 36.42% and 36.08% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, provide for monthly payments of interest at the Mortgage Rate, but no payments of principal for the first five or ten or years after origination of such Mortgage Loan. Following such five- or ten-year period, as applicable, the monthly payment on each such Mortgage Loan will be increased to an amount sufficient to fully amortize the outstanding principal balance of such Mortgage Loan over its remaining term and pay interest at the related Mortgage Rate.

As of the Cut-off Date, all of the Mortgage Loans were less than 30 days delinquent in payment. Certain historical delinquency information with respect to the Mortgage Pool is provided in Annex B to this prospectus supplement. The delinquency status of a Mortgage Loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on January 1 by January 31, that Mortgage Loan would be considered to be 30 days delinquent.

As of the Cut-off Date, none of the Mortgage Loans in the Trust Fund will be “high cost” loans under any applicable federal, state or local anti-predatory or anti-abusive lending laws.

Subgrouping/Collateral Groups

Unless otherwise indicated, for purposes of presenting data with respect to the Mortgage Loans related to a particular Collateral Group, the principal balances of the Mortgage Loans in Pool 1, Pool 2 and Pool 3 have each been divided into several subgroups, each based upon the respective Applicable Fractions, as follows:

Pool 1 consists of the following subgroups: “Subgroup 1-A” that comprises Mortgage Loans with Net Mortgage Rates greater than or equal to 5.75% and less than 7.00%; and “Subgroup 1-B” that comprises Mortgage Loans with Net Mortgage Rates greater than or equal to 7.00% and less than or equal to 7.50%.

Pool 2 consists of the following subgroups: “Subgroup 2-A” that comprises Mortgage Loans with Net Mortgage Rates greater than or equal to 5.75% and less than 7.00%; and “Subgroup 2-B” that comprises Mortgage Loans with Net Mortgage Rates greater than or equal to 7.00% and less than or equal to 7.50%.

Pool 3 consists of the following subgroups: “Subgroup 3-A” that comprises Mortgage Loans with Net Mortgage Rates greater than or equal to 5.75% and less than or equal to 7.00%.

Each subgroup described above contributes Mortgage Loans or portions of Mortgage Loans to Collateral Groups that bear interest at a single fixed rate. The Scheduled Principal Balance of each Mortgage Loan in each subgroup is allocated either (i) to one Collateral Group only or (ii) between two Collateral Groups, based on two fixed fractions (which differ from Mortgage Loan to Mortgage Loan). Allocation of principal payments to each Class of Certificates generally will be tied to payments on the Mortgage Loans or portions of Mortgage Loans in a specified Collateral Group.

“Collateral Group 1” consists of Mortgage Loans in Subgroup 1-A, Subgroup 2-A and Subgroup 3-A or portions thereof that have been stripped to a Net Mortgage Rate of 5.75%.

“Collateral Group 2A” consists of Mortgage Loans in Subgroup 1-A and Subgroup 1-B or portions thereof that have been stripped of a Net Mortgage Rate of 7.00%.

“Collateral Group 2B” consists of Mortgage Loans in Subgroup 2-A and Subgroup 2-B or portions thereof that have been stripped of a Net Mortgage Rate of 7.00%.

“Collateral Group 2C” consists of Mortgage Loans in Subgroup 3-A or portions thereof that have been stripped of a Net Mortgage Rate of 7.00%.

“Collateral Group 3A” consists of Mortgage Loans in Subgroup 1-B or portions thereof that have been stripped to a Net Mortgage Rate of 7.50%.

“Collateral Group 3B” consists of Mortgage Loans in Subgroup 2-B or portions thereof that have been stripped to a Net Mortgage Rate of 7.50%.

Collateral Group 1

The Mortgage Loans in Collateral Group 1 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this Prospectus Supplement. (The sum of the amounts of the aggregate contributed principal balances and the percentages in the tables in Annex B may not equal the totals due to rounding.)

All of the Mortgage Loans in Collateral Group 1 have original terms to maturity of 360 months.

Approximately 32.34% of such Mortgage Loans were originated in accordance, generally, with the Lehman Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by Aurora. Approximately 67.66% of such Mortgage Loans were originated in accordance, generally, with the IndyMac Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by IndyMac Bank. See “Underwriting Guidelines” and “The Servicers.”

No more than approximately 0.58% of such Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Collateral Group 2A

The Mortgage Loans in Collateral Group 2A are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this Prospectus Supplement. (The sum of the amounts of the aggregate contributed principal balances and the percentages in the tables in Annex B may not equal the totals due to rounding.)

All of the Mortgage Loans in Collateral Group 2A have original terms to maturity of 360 months.

Approximately 6.00% of such Mortgage Loans were originated in accordance, generally, with the Lehman Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by Aurora. Approximately 94.00% of such Mortgage Loans were originated in accordance, generally, with the IndyMac Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by IndyMac Bank. See “Underwriting Guidelines” and “The Servicers.”

No more than approximately 0.64% of such Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Collateral Group 2B

The Mortgage Loans in Collateral Group 2B are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this Prospectus Supplement. (The sum of the amounts of the aggregate contributed principal balances and the percentages in the tables in Annex B may not equal the totals due to rounding.)

All of the Mortgage Loans in Collateral Group 2B have original terms to maturity of 360 months.

Approximately 63.35% of such Mortgage Loans were originated in accordance, generally, with the Lehman Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by Aurora. Approximately 36.65% of such Mortgage Loans were originated in accordance, generally, with the IndyMac Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by IndyMac Bank. See “Underwriting Guidelines” and “The Servicers.”

No more than approximately 0.79% of such Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Collateral Group 2C

The Mortgage Loans in Collateral Group 2C are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this Prospectus Supplement. (The sum of the amounts of the aggregate contributed principal balances and the percentages in the tables in Annex B may not equal the totals due to rounding.)

All of the Mortgage Loans in Collateral Group 2C have original terms to maturity of 360 months.

Approximately 68.87% of such Mortgage Loans were originated in accordance, generally, with the Lehman Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by Aurora. Approximately 31.13% of such Mortgage Loans were originated in accordance, generally, with the IndyMac Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by IndyMac Bank. See “Underwriting Guidelines” and “The Servicers.”

No more than approximately 2.05% of such Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Collateral Group 3A

The Mortgage Loans in Collateral Group 3A are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this Prospectus Supplement. (The sum of the amounts of the aggregate contributed principal balances and the percentages in the tables in Annex B may not equal the totals due to rounding.)

All of the Mortgage Loans in Collateral Group 3A have original terms to maturity of 360 months.

Approximately 0.93% of such Mortgage Loans were originated in accordance, generally, with the Lehman Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by Aurora. Approximately 99.07% of such Mortgage Loans were originated in accordance, generally, with the IndyMac Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by IndyMac Bank. See “Underwriting Guidelines” and “The Servicers.”

No more than approximately 1.55% of such Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Collateral Group 3B

The Mortgage Loans in Collateral Group 3B are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this Prospectus Supplement. (The sum of the amounts of the aggregate contributed principal balances and the percentages in the tables in Annex B may not equal the totals due to rounding.)

All of the Mortgage Loans in Collateral Group 3B have original terms to maturity of 360 months.

Approximately 62.35% of such Mortgage Loans were originated in accordance, generally, with the Lehman Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by Aurora. Approximately 37.65% of such Mortgage Loans were originated in accordance, generally, with the IndyMac Bank Underwriting Guidelines and all of such Mortgage Loans will be serviced by IndyMac Bank. See “Underwriting Guidelines” and “The Servicers.”

No more than approximately 2.57% of such Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Static Pool Information

Certain static pool information of the Sponsor may be found at:

http://www.lehman.com/reg_ab/deal.html?deal=LMT07-1

Access to this internet address is unrestricted and free of charge. Information provided through this internet address that relates to the performance during periods prior to January 1, 2007, of securitized assets included in the portfolio of assets originated or acquired by a party is not deemed to be part of this prospectus supplement, the prospectus or the registration statement for the Offered Certificates.

Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment premiums. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust Fund.

Affiliations and Relationships

The Depositor, the Sponsor, the Underwriter, Lehman Brothers Bank, FSB and Aurora are all affiliates of each other and have the following ownership structure:

•
The Depositor, Structured Asset Securities Corporation, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of the Sponsor, Lehman Brothers Holdings Inc.

•	The Underwriter, Lehman Brothers Inc., is a wholly owned, direct subsidiary of the Sponsor.

•
Aurora, which acts as the Master Servicer and is also a Servicer, is a wholly-owned, direct subsidiary of Lehman Brothers Bank, FSB, which is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly owned, direct subsidiary of the Sponsor.

In addition, IndyMac Bank, who originated approximately 63.37% of the Mortgage Loans, is also a Servicer of the Mortgage Loans.

Approximately 36.63% of the Mortgage Loans were originated by Lehman Bank, and on the Closing Date will be assigned by Lehman Bank to the Seller.

Immediately prior to the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by LBH or its affiliates. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class LT-R and Class R Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Origination of the Mortgage Loans and Underwriting Guidelines

The Mortgage Loans were originated by Lehman Bank and IndyMac Bank. Approximately 36.63% of the Mortgage Loans (or approximately 5.35% of the Mortgage Loans in Pool 1, 61.36% of the Mortgage Loans in Pool 2 and 68.48% of the Mortgage Loans in Pool 3) were originated or acquired in accordance with the Lehman Bank Underwriting Guidelines. Approximately 63.37% of the Mortgage Loans (or approximately 94.65% of the Mortgage Loans in Pool 1, 38.64% of the Mortgage Loans in Pool 2 and 31.52% of the Mortgage Loans in Pool 3) were originated or acquired in accordance with the IndyMac Bank Underwriting Guidelines. The following are general summaries of the Lehman Bank Underwriting Guidelines and the IndyMac Bank Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by Lehman Bank, Aurora or IndyMac Bank, as applicable. This discussion, however, does not purport to be a complete description of the underwriting standards of any of the Originators.

Lehman Brothers Bank, FSB

General. Lehman Brothers Bank, FSB (“LBB”) is a federal savings bank chartered under the Home Owners’ Loan Act and under the supervision of the Office of Thrift Supervision. LBB’s home office is located in Wilmington, Delaware, and LBB also has a branch in Jersey City, New Jersey. LBB originates and purchases residential and commercial mortgage loans and engages in other permitted bank activities. LBB began originating and purchasing residential mortgage loans in 1999.

LBB originates residential mortgage loans through its wholly-owned operating subsidiary and agent, Aurora Loan Services, LLC, a Delaware limited liability company (“Aurora”). Aurora originates loans through its Conduit, Wholesale and Retail channels, and is headquartered in Littleton, Colorado.

Production of LBB Loans
Through Aurora Loan Services

	CONDUIT	WHOLESALE/ RETAIL	TOTAL (in $ billions)
2003	$23.5	$8.7	$32.2
2004	31.8	11.1	42.9
2005	38.8	13.3	51.9
2006	25.7	11.1	36.8

The Conduit Division operates in two locations, Englewood, Colorado and Dallas, Texas. Correspondents are approved to do business with Aurora upon completion of an application, a satisfactory civil and criminal background check without significant derogatory findings, review of the correspondent’s financial condition, and execution of a Correspondent Loan Sale Agreement (the “LSA”). The LSA provides standard representations and warranties, and provides for indemnification and repurchase in case of breach.

Correspondents generally underwrite loans to Lehman Bank Underwriting Guidelines (as described below). Aurora may pre-underwrite loans, or the correspondents may engage third party vendors who have been authorized by Aurora to underwrite loans to LBB’s Underwriting Guidelines. In these cases, Aurora will fund loans which are in compliance with all conditions set forth in the loan approval and Aurora’ Seller’s Guide. Certain correspondents are given delegated underwriting authority. Full delegated underwriting authority is granted only to correspondents who meet a minimum net worth requirement and have a satisfactory quality control program in place; if Aurora has prior experience with the correspondent, such prior experience is reviewed to ensure satisfactory quality of production. Limited delegated underwriting authority (“D4” designation) may be granted to correspondents not meeting these requirements (although the history with the correspondent, if available, is reviewed); however, D4 is limited to loans of less than $650,000 and require a pre-funding credit review. A third group of correspondents sell to LBB through Aurora in “mini-bulk” transactions, in which they generally represent and warrant compliance with LBB’s Underwriting Guidelines or other guidelines approved by Aurora.

Some correspondents selling through mini-bulk transactions apply for and are granted authority to underwrite mortgage loans for sale to LBB using underwriting guidelines of a company other than Aurora/LBB. These are referred to “Other People’s Guidelines”, or OPG. The OPG are reviewed by the credit staff at Aurora to determine that they are acceptable to LBB. OPG may vary from LBB’s guidelines but the products are deemed by Aurora to be substantially similar to the products produced in accordance with LBB’s underwriting guidelines. Aurora’s Credit Policy staff reviews all proposed OPG guidelines in detail and identifies material differences from Lehman Bank Underwriting Guidelines that represent an increased risk. Those identified areas are either determined to be acceptable, unacceptable (in which case the correspondent is notified that loans with such features are not eligible for purchase), or “materially different, but not prohibited”. This “material difference list” is used primarily as a reference by the due diligence team to focus/prioritize their credit review on loans with these material difference characteristics.

Aurora Conduit Division
% of Loans originated by Underwriting Guidelines

	2004	2005	2006
Pre-underwritten by Aurora or approved 3rd party to LBB Guidelines	35.9%	23.6%	15.0%
Through Delegated Underwriting Authority to LBB Guidelines	48.7%	70.7%	81.8%
Underwritten to approved “Other People’s Guidelines”	15.4%	5.7%	3.3%

The Wholesale Division operates out of two Regional Operations Centers. All loans in the Wholesale Division are underwritten to LBB’s Underwriting Guidelines as described below. Brokers are approved to do business with Aurora upon completion of an application, a civil and criminal background check on the company, broker of record and owners with no significant derogatory findings, verification of all necessary licenses and satisfactory mortgage related experience,  and execution of a Broker Agreement. Brokers are recertified annually.

The Retail Division, known as National Consumer Direct Lending, operates out of a central location in Englewood, Colorado. In late 2005, the Retail operation became a production unit within the Englewood Wholesale office. All Retail loans are underwritten by Aurora to LBB’s Underwriting Guidelines. Retail production represented 1% of Aurora’s total loan production in 2005 and 2006.

Lehman Bank Underwriting Guidelines

The Lehman Bank Underwriting Guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. The Lehman Bank Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the applicant’s credit standing and repayment ability. On a case-by-case basis, the underwriter may determine that, based upon compensating factors, an applicant not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant’s current address. A significant number of the Mortgage Loans may contain underwriting exceptions.

The Lehman Bank Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property by a qualified, independent appraiser that conforms to Fannie Mae and Freddie Mac standards and (2) a review of such appraisal by the underwriter and may include a review of the original appraisal by Aurora’s review appraisal department. The requirement for review by the appraisal review department is dependent upon several risk factors, including but not limited to loan amount, property value, location of the property, prior experience with the appraiser, underwriter referrals, and property type.

Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The Lehman Bank Underwriting Guidelines generally permit mortgage loans with loan-to-value ratios at origination of up to 100% (or, with respect to certain mortgage loans, up to 95%) for the highest credit-grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

Each prospective borrower completes an application that includes information with respect to the applicant’s liabilities, assets, income and employment history (except with respect to certain “no documentation’’ mortgage loans described below), as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders; installment, revolving and open debt payments; derogatory credit information including repossessions and/or foreclosures; and any public records of bankruptcies, tax liens, law suits or judgments. The credit report contains a credit score, which is generated by models developed by a third-party and embodies a statistical analysis of likely future credit performance. Each of the three national credit repositories may provide a credit score for an applicant. In the event that there are multiple credit scores on for an applicant, Aurora will disregard the lowest and highest credit scores and will use the remaining score; if there are only two credit scores, Aurora will use the lower of the two credit scores; if there is only one credit score available, the credit score receives additional scrutiny from the underwriter. This process is used to determine a representative credit score for each applicant. In cases where there are multiple applicants, for determination of the File Credit Score, Aurora will generally use the credit score of the applicant contributing at least 50% of the total qualifying income. If the program for which the application is submitted does not disclose an income, or if no borrower is contributing at least 50% of the total qualifying income, then the lowest representative credit score is used as the File Credit Score.

Aurora offers a number of loan products, including first and second lien loans. Most of Aurora’s loan products are classified as “Alt A”, with minimum credit scores of 620, maximum debt-to-income ratios of 45-50%, and maximum combined loan-to-value ratios of 100%. Aurora also offers certain products for applicants with lower credit scores. Most loan products are offered with a choice of fixed, variable or hybrid interest rates, and with the option for a 5- or 10-year interest only period or amortization over the original term of the loan. DTI’s for interest-only loans are computed using the initial interest-only payment (or, for ARM’s which will experience rate adjustments in less than twenty-four months, using the fully-indexed interest-only payment).

In addition, Aurora recently began to offer a payment option product. This product bears an interest rate which is fixed for 5 years and then floats with an index. Minimum payments for an initial option period (which lasts 5 years, or when the maximum negative amortization amount is reached, whichever comes first) are substantially lower than the accrued interest amount and, if selected, would result in an increase in principal balance. The borrower is also offered the option each month during the option period to make a payment equal to the accrued interest for the prior month, or in an amount sufficient to amortize the loan over 30 or 15 year period. Once the option period expires, the loan payment options are interest only or 30 or 15 year amortizing payment until the end of the interest only period, which is 120 months from origination. After the 120th payment, the loan converts to an amortization loan for the balance of the term. Payment option products are underwritten using the greater of the initial rate or the fully indexed rate, a fully amortizing payment, and the maximum potential principal balance of the loan.

Most of Aurora’s loan products are available with multiple income documentation types, as described below.

LBB originates loans with different income and asset “documentation” requirements. The types of income and asset documentation include Full Documentation, Lite Documentation, Stated Income, Stated-Stated, No Ratio, and No Documentation. Verification of employment, income and assets in a mortgage loan file is dependent on the documentation program.

For most “Full Documentation” program loans, documentation consistent with Fannie Mae/Freddie Mac guidelines is required, which generally includes verification of current income and employment, a two-year history of previous income and employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. Employment is verified by telephone for salaried borrowers; for self-employed borrowers, profit and loss statements are generally required.

Certain “Full Documentation” programs (currently Aurora’s Expanded Options and certain approved OPG programs) do not require documentation consistent with Fannie Mae/Freddie Mac guidelines, but generally provide for verification of current income and employment, a 12-24 month history of previous income and employment (or for self-employed borrowers, one or two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home. Employment is verified by telephone for salaried borrowers; for self-employed borrowers, profit and loss statements are generally required.

“Lite Documentation” loans generally provide for 6-12 months of income documentation or 6 months of personal or business bank statements.

For “Stated Income’’ program loans, current employment is verified, a two-year history of previous employment is required, qualifying income is based on the stated amount provided by the applicant, and deposit verifications are made to ensure sufficient liquid assets.. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines). Employment is verified by telephone, and the underwriter will determine whether the income is reasonable for the occupation stated.

“Stated-Stated” program loans are based upon Stated Income, as described above. There are no deposit verifications made and the asset analysis is based on the stated amount provided by the applicant.

“No Ratio” program loans require verification of current employment, a minimum of two years’ history of previous employment and verification of sufficient liquid assets. Employment is verified by telephone, and the underwriter will determine whether the occupation stated can reasonably be expected to provide the income needed to support the loan payments.

Under “No Documentation” program guidelines, no information is obtained regarding the borrowers’ income or employment and there is no verification of the borrowers’ assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy.

The above is a general description of the Lehman Bank Underwriting Guidelines as generally applied, with some variation by Aurora. This summary does not purport to be a complete description of the underwriting standards of LBB.

Loans made by LBB through Aurora are subject to Aurora’s internal Quality Control program. This program includes monitoring of pre-funding fraud detection programs, review of cancelled and denied files, and a review of a statistical sample of closed loans for compliance, underwriting, property value, and adherence to policies and procedures.

Substantially all of the Mortgage Loans originated by LBB will be initially serviced by Aurora. For a description of Aurora, see “The Master Servicer” and “The Servicers—Aurora Loan Services LLC” herein.

IndyMac Bank Underwriting Guidelines

The principal executive offices of IndyMac Bank, F.S.B. (“IndyMac Bank”) are located at 888 East Walnut Street, Pasadena, California 91101-7211, Pasadena, California 91101. IndyMac Bank is a federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993 and became a federal savings bank in 2000. During calendar years 2003, 2004 and 2005, IndyMac Bank’s conventional mortgage loan production was approximately, $29.2 billion, $37.9 billion and $60.8 billion respectively.

Origination Process

IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller’s financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

IndyMac Bank’s Underwriting Process

Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank’s underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank’s guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank’s procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and Electronic Mortgage Information and Transaction System (“e-MITS”) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

IndyMac Bank’s underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower’s credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank’s guidelines.

In determining a borrower’s “FICO Credit Score”, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower’s credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower’s credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae’s or Freddie Mac’s standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

IndyMac Bank originates and purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Bank Statement, Stated Income, No Income/No Asset, No Ratio and No Doc.

Under the Full/Alternate Documentation Program, the prospective borrower’s employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W 2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac Bank’s FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

The Bank Statement Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for six months (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Bank Statement Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower’s assets is required under this program.

Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower’s credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO credit score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower’s residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower’s monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank’s guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a “third party loan originator” is a mortgage loan eligible for purchase pursuant to this program.

2. Preferred Delegated Underwriting Program. Under this program, third party loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the third party loan originators with more stringent requirements imposed on third party loan originators with a lower net worth. Third party loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters’ resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Third party loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each third party loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

Under the Preferred Delegated Underwriting Program, each eligible third party loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank’s underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

Mortgage loans originated through the conduit channel are generally initially underwritten by a “third party seller” to the third party seller’s underwriting guidelines. IndyMac Bank reviews each third party seller’s guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO credit score, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a third party seller are subjected to a full re-underwriting.

Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower’s monthly payment and long-term employment with the same employer.

Additional Information

The description in this Prospectus Supplement of the Mortgage Pool (and Collateral Groups) and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described under “Description of the Mortgage Loans,” such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Trust Agreement, the Trustee will prepare a monthly statement to Certificateholders containing the information described under “Trust Agreement—Reports to Certificateholders.” The Trustee will make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee’s website. The Trustee’s website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Trustee at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: LMT 2007-1. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

The Sponsor

Lehman Brothers Holdings Inc., a Delaware corporation, whose executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A., will be the Sponsor. See “The Sponsor” in the prospectus for more information regarding Lehman Brothers Holdings Inc.

The Depositor

The Depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. The Depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the Certificates (Registration No. 333-133985).

For more information regarding the Depositor, see “The Depositor” in the prospectus.

The Master Servicer

Aurora Loan Services LLC will act as Master Servicer under the Trust Agreement. For more information regarding Aurora in its capacity as Master Servicer, see “Aurora Loan Services LLC—General” and “Aurora Loan Services LLC—Master Servicing” in the prospectus.

As Master Servicer, Aurora will monitor the performance of the Servicers in accordance with the provisions of the underlying servicing agreement and the Trust Agreement. Aurora will not be ultimately responsible for the servicing of the Mortgage Loans except in cases where, through the exercise of its master servicing obligations, it becomes a successor Servicer. See “Servicing of Loans—Certain Matters Regarding the Master Servicer” in the prospectus for additional information concerning the limitation of Aurora’s liability as master servicer.

The Servicers

General

The Mortgage Loans included in the Trust Fund will initially be serviced by Aurora and IndyMac Bank. Approximately 36.63% of the Mortgage Loans (or approximately 5.35% of the Mortgage Loans in Pool 1, 61.36% of the Mortgage Loans in Pool 2 and 68.48% of the Mortgage Loans in Pool 3) are serviced by Aurora. Approximately 63.37% of the Mortgage Loans (or approximately 94.65% of the Mortgage Loans in Pool 1, 38.64% of the Mortgage Loans in Pool 2 and 31.52% of the Mortgage Loans in Pool 3) are serviced by IndyMac Bank.

Aurora Loan Services LLC

On the Closing Date, Aurora will service approximately 36.63% of the Mortgage Loans (by Cut-off Date Balance. For more information regarding Aurora in its capacity as a Servicer, see “Aurora Loan Services LLC—General,” “Aurora Loan Services LLC—Servicing—Total Portfolio” and “—Conventional Alt-A Mortgage Loans” in the prospectus.

IndyMac Bank, F.S.B.

IndyMac Bank will act as servicer under the applicable servicing agreement. The principal executive offices of the IndyMac Bank are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody’s, “SQ2-” as a primary servicer of sub-prime mortgage loans, “SQ2” as a primary servicer of prime mortgage loans and “SQ2-” as a special servicer and (z) by S&P, “above average” as a primary servicer and “average” as a servicer and special servicer.

IndyMac Bank will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by IndyMac Bank for itself or others.

IndyMac Bank will not have any custodial responsibilities for the mortgage loans.

As of December 31, 2003, December 31, 2004 and December 31, 2005, IndyMac Bank provided servicing for approximately $30.77 billion, $50.22 billion and $84.50 billion, respectively, in conventional mortgage loans owned by others. As of the date of this prospectus supplement, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of IndyMac Bank nor has there been any material non-compliance by IndyMac Bank with applicable servicing criteria as to any other securitization as to which IndyMac Bank is a party.

IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

IndyMac Bank intends to relocate certain default management, collections, and loss mitigation functions from California to Texas in 2007. Fewer than 70 of the servicer’s employees will be affected by this relocation. Although certain of these employees will be offered the opportunity to relocate, IndyMac Bank expects that a substantial number of these employees may elect not to do so.

If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, IndyMac Bank’s collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, IndyMac Bank will continue to provide default management services from its current offices in Pasadena, California and Kalamazoo, Michigan until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in Texas are fully operational.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicers, the Master Servicer, the Trustee and the Custodians will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the related Servicing Agreements, including, but not limited to:

•  collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the related Servicing Account, and delivering all amounts on deposit in the related Servicing Account to the Master Servicer for deposit in the Collection Account on the related Servicer Remittance Date;

•  collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments);

•  paying, as servicing advances, customary costs and expenses incurred in the performance by each Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) fire and hazard insurance coverage to the extent not paid by the borrower;

• providing monthly loan-level reports to the Master Servicer;
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.
See “The Servicers” above and “Mortgage Loan Servicing” below.
Master Servicer	Performing the master servicing functions in accordance with the provisions of the Trust Agreement and the Servicing Agreements, including but not limited to:
• monitoring each Servicer’s performance and enforcing each Servicer’s obligations under the related Servicing Agreement;

•  collecting monthly remittances from each Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Trustee for deposit in the Certificate Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the Trustee with respect to the Mortgage Loans;
• upon the termination of a Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• upon the failure of a Servicer to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Trust Agreement.

Party:	Responsibilities:
See “The Master Servicer” above and “Mortgage Loan Servicing” below.
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•  distributing all amounts on deposit in the Certificate Account in accordance with the priorities described under “Descriptions of the Certificates—Distributions of Interest,” “—Distributions of Prepayment Principal Amounts” and “—Distributions of Principal” on each Distribution Date;

• preparing and distributing annual investor reports, upon request, summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based solely on information received from the Master Servicer;
• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund; and
• preparing and filing certain periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates.
• enforcing the obligations of the Master Servicer under the Trust Agreement; and
• acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee unless a successor master servicer is appointed.
See “Trust Agreement—The Trustee” and “—Reports to Certificateholders” below.
Custodians	Performing the custodial functions in accordance with the provisions of the related Custodial Agreements, including but not limited to:
• holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.
See “Mortgage Loan Servicing—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will be invested in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be as retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Accounts	Servicers	Any investment earnings will be retained by the related Servicer and will not be available for distribution to Certificateholders.
Collection Account	Master Servicer	Any investment earnings will be paid as compensation to the Master Servicer as described under “Fees and Expenses of the Trust Fund,” and will not be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid as compensation to the Trustee as described under “Fees and Expenses of the Trust Fund,” and will not be available for distribution to Certificateholders.
If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in February 2007:

January 2 through February 1	Collection Period:

Payments due during the related Collection Period (January 2 through February 1) from borrowers will be deposited in each Servicer’s Servicing Account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

January 1 through January 31	Prepayment Period for prepayments in full (other than Aurora) and partial prepayments received from Mortgage Loans:

Partial principal prepayments received by any Servicer and principal prepayments in full received by any Servicer (other than Aurora) during the related Prepayment Period (January 1 through January 31) will be deposited into such Servicer’s Servicing Account for remittance to the Master Servicer on the related Servicer Remittance Date (February 20th).

January 17 through February 16	Prepayment Period for Aurora prepayments in full received from Mortgage Loans:

Prepayments in full received by Aurora during the related Prepayment Period from Mortgage Loans will be deposited into the Servicer’s Servicing Account for remittance to the Master Servicer on the related Servicer Remittance Date (February 20th).

January 31 or February 23	Record Date:

Distributions will be made to Certificateholders of record for all Classes, except for the LIBOR Certificates, as of the close of business on the last Business Day of the month immediately before the month in which the Distribution Date occurs and, to the Certificateholders of record for the LIBOR Certificates, as of the Business Day immediately preceding the Distribution Date.

February 20	Servicer Remittance Date:
The Servicers will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Collection Account on or prior to the 18th day of each month (or if the 18th day is not a Business Day, the next succeeding Business Day), as specified in the related Servicing Agreement.

February 21	Master Servicer Remittance Date:
Three Business Days immediately before the Distribution Date, the Master Servicer will remit to the Trustee amounts on deposit in the Collection Account for deposit into the Certificate Account, including any Advances made by the Servicers or the Master Servicer for that Distribution Date.

February 26	Distribution Date:
On the 25th day of each month (or if the 25th day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account.

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreements. Each of the Trustee and the Master Servicer are either parties or third party beneficiaries under the Servicing Agreements and can enforce the rights of LBH thereunder. See “Servicing of the Loans” in the prospectus.

Under the Servicing Agreements, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either such Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. If the Master Servicer terminates a Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the Trust Agreement. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicers, except as described under “—Advances” below.

In addition, under certain Servicing Agreements, LBH generally has the right to terminate the applicable Servicer, without cause, upon thirty days’ or sixty days’ notice, as applicable, subject to certain conditions set forth in the applicable Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, servicing fees and applicable expenses of the applicable Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, and generally, payment of a termination fee which shall be payable by LBH from its own funds and not reimbursable from the Trust Fund. Any such termination without cause requires the consent of the Master Servicer and notice to the Trustee and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates. LBH with the prior written consent of the Master Servicer, may also terminate a Servicer if losses or delinquencies on the Mortgage Loans exceed certain trigger levels specified in the applicable Servicing Agreement. No termination fee is paid to the terminated Servicer under such special termination events, but such Servicer will be reimbursed for unpaid Advances, servicing advances and servicing fees.

Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts and the Collection Account

Each Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which each Servicer will deposit payments on account of interest and principal for the Mortgage Loans, less its servicing fee, as described under “Servicing of Loans—Deposits to and Withdrawal from the Collection Account” and “—Servicing Accounts” in the prospectus. Under the Servicing Agreements, the Servicing Accounts will be accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) Lehman Bank.

On the related Servicer Remittance Date, each Servicer will remit the amounts on deposit in its Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer. The Servicers and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or Collection Account, as applicable, for any Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” The Servicing Accounts and the Collection Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

See also “Administration of the Trust Fund—Trust Accounts” in this prospectus supplement.

Servicing Compensation and Payment of Expenses

As compensation for master servicing, the Master Servicer is entitled to the compensation set forth under “Fees and Expenses of the Trust Fund.”

Each Servicer will be paid the Servicing Fee for each Mortgage Loan serviced by it and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, each Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than prepayment premiums, in the case of each Servicer) to the extent collected from the borrower, (ii) any interest or other income earned on funds held in the applicable Servicing Account and escrow accounts and other similar items described under the applicable Servicing Agreement and (iii) any Prepayment Interest Excess to the extent not offset by Prepayment Interest Shortfalls (if applicable).

The Servicing Fees are subject to reduction as described below under “Prepayment Interest Shortfalls.” See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Master Servicer and the Servicer. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See “Servicing of Loans—Collection Procedures; Escrow Accounts” and “—Servicing Compensation and Payment of Expenses” in the prospectus.

Waiver or Modification of Mortgage Loan Terms

The Servicers may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless a Servicer has received the prior written consent of the Master Servicer, such Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, such Servicer must make an Advance. However, such Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, but only to the extent that such amount is not offset by Prepayment Interest Excess, if any, and does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date. The Master Servicer is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

Advances

Each Servicer will generally be obligated to make Advances to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the applicable Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. No party which makes an Advance is entitled to interest on such Advance.

Primary Mortgage Insurance

The Master Servicer and the Servicers will be required to take such action in servicing the Mortgage Loans as is necessary to keep the primary mortgage insurance policies in effect, and the Servicers will be responsible for filing claims under such primary mortgage insurance policies on behalf of the Trust Fund.

Collection of Taxes, Assessments and Similar Items

The Servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

Each Servicing Agreement will provide that during March of each year, in accordance with the applicable Servicing Agreement, beginning in 2008, each Servicer will provide to the Depositor, the Master Servicer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. Each Custodial Agreement will provide that on or before March 15 of each year, beginning in 2008, the related Custodian will provide to the Depositor, the Master Servicer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. The Trust Agreement will provide that on or before March 15 of each year, beginning March 15, 2008, (1) the Master Servicer and the Trustee will provide to the Depositor and the Sponsor a report on an assessment of compliance with the AB Servicing Criteria and (2) the Credit Risk Manager will provide to the Depositor, the Sponsor, the Master Servicer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. In addition, during March of each year, in accordance with the applicable agreement, beginning in 2008, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans, within the meaning of Regulation AB, will also provide to the Master Servicer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each Servicing Agreement will also provide for delivery to the Depositor, the Seller, the Master Servicer and the Trustee during March of each year, in accordance with the applicable Servicing Agreement, beginning in 2008, a separate annual statement of compliance from each Servicer to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request, unless available on the Trustee’s website, to the Trustee at the address of the Trustee set forth above under “Additional Information”. These items will also be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Master Servicer Default; Servicer Default

If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Master Servicer. In such event, the Trustee, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or appoint a successor Master Servicer.

If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreements

The Servicing Agreements may generally be amended, without notice to or consent of the Certificateholders, with the written consent of the Master Servicer, Lehman Holdings and the applicable Servicer and, generally, the Trustee; provided that (1) except for amendment in connection with a servicing transfer or transfer of any servicing rights, the amendment will not be materially inconsistent with the provisions of the applicable Servicing Agreement and (2) that the party requesting such amendment must, at its own expense, provide the Trustee, the Master Servicer and Lehman Holdings with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

Custody of the Mortgage Files

The Servicers will generally not have responsibility for custody of the Mortgage Loan documents described under “Trust Agreement—Assignment of Mortgage Assets” below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. LBH will pay the fees of each Custodian; however, if LBH does not pay the fees of a Custodian, that Custodian may be paid its fees by the Trustee from the amounts held in the Certificate Account prior to distribution to the Certificateholders.

Special Servicer for Distressed Mortgage Loans

LBH, with the consent of the Master Servicer, has the option under certain Servicing Agreements to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by LBH. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate.

Pledge of Servicing Rights

The Servicing Agreements permit the Servicers to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the Servicing Agreements to one or more lenders. To the extent provided under any such financing arrangement, upon default by the applicable Servicer, the lender may appoint a successor servicer, provided that such successor servicer meets all existing requirements for appointment of a successor servicer under the Servicing Agreement and the Trust Agreement. See “—General” above.

Actions by the Sponsor and its Affiliates

The Sponsor, the Master Servicer and Aurora, as a Servicer, have certain rights and obligations described in this prospectus supplement with respect to servicing of the Mortgage Loans, which may include, in the case of the Sponsor, loan-level representations and warranties. These parties have similar rights and obligations in connection with a substantial number of other mortgage loan securitization trusts formed at the direction of the Sponsor. The Sponsor and its affiliates may from time to time have economic interests in the performance of the Mortgage Loans included in the Trust Fund or in other securitization trusts that may include a residual interest, other classes of certificates or interests in the form of derivatives. In addition, because the performance of pools of mortgage loans may vary due to differing credit quality or other pool characteristics, the servicing techniques employed and level of servicing attention required may be greater in respect of some loan pools than others. While both the Sponsor and the Master Servicer will fulfill their contractual obligations with respect to the Trust Fund, the Sponsor and the Master Servicer may in some cases and with respect to certain securitization trusts employ different levels of investigation and remedial action and devote more resources to such matters as loss mitigation and repurchase of defective mortgage loans than would be required by contract in order to protect the economic interests of the Sponsor and its affiliates, or to address particular performance issues related to the characteristics of one or more mortgage loan pools.

Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement. Requests should be addressed to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: Client Service Manager, LMT 2007-1.

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, Lehman Mortgage Trust 2007-1 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreements and the Custodial Agreements. See “The Master Servicer,” “The Servicers,” “Mortgage Loan Servicing” and “Trust Agreement.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of subordinate Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or the Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General. The Trustee will be Wells Fargo Bank, N.A. The Trustee will perform the functions described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below. As compensation for its services, the Trustee is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”

Wells Fargo Bank, N.A. Wells Fargo Bank, N.A. (“Wells Fargo”) will act as Trustee, paying agent and certificate registrar under the Trust Agreement, as described under “Administration of the Trust Fund—Servicing and Administrative Responsibilities.” Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Servicers, the Master Servicer and other parties to this transaction may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo has provided corporate trust services since 1934. As of December 31, 2006, Wells Fargo acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo was acting as trustee on more than 1,346 series of residential mortgage-backed securities with an aggregate principal balance of approximately $277,396,000,000.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the Trust Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The Trustee is responsible for the preparation and filing of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Assignment of Mortgage Assets

The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on that date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer of such Mortgage Loan.

As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or the applicable Custodian) in accordance with the Trust Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon, (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording) or, in the case of a cooperative loan, the original security agreement and related documents, (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a cooperative loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a cooperative loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

It is expected that the Mortgages or assignments of Mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

One or more of the documents described above, or other documents, are not available with respect to certain of the Mortgage Loans. The Depositor will not be obligated to repurchase or substitute for any such defective Mortgage Loan unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Mortgage Loan and such loss resulted from the failure to deliver such documents.

Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of any of Lehman Brothers, LBH or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by any of Lehman Brothers, LBH or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it. The Trustee’s security interest in the Mortgage Loans will be perfected by delivery of the Mortgage Notes to the applicable Custodian on behalf of the Trustee.

With respect to certain of the Mortgage Loans, the first monthly payment following the initial sale of the Mortgage Loans to the Seller has not yet been made. In the event the borrower fails to make the first monthly payment within one calendar month following the date on which the first payment is due, the Seller will be obligated to repurchase the related Mortgage Loan, as described below. In addition, with respect to certain of the Mortgage Loans, the first or second monthly payment following the initial sale of the Mortgage Loans to the Seller has not yet been made. The Seller will be obligated to repurchase any such Mortgage Loan in the event the borrower fails to make the second monthly payment within one calendar following the date on which such second payment is due.

Representations and Warranties

The Mortgage Loans either (a) were purchased pursuant to various Sale Agreements by the Seller or the Bank directly from the various Transferors or (b) are Lehman Originated Mortgage Loans. Any Transferred Mortgage Loans purchased by the Bank from a Transferor were subsequently assigned to the Seller.

Pursuant to the terms of each Sale Agreement, each Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the related Transferred Mortgage Loans that generally include the representations and warranties described in the prospectus under “Loan Underwriting Procedures and Standards—Representations and Warranties.”

The Seller’s rights under each Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement. For any Lehman Originated Mortgage Loans, the Seller will make certain representations and warranties to the Depositor in the Sale and Assignment Agreement that generally include the representations and warranties similar to those described above, which will be, in turn, assigned by the Depositor to the Trustee for the benefit of Certificateholders pursuant to the Trust Agreement.

In addition, each Transferor will have represented to the Seller (and/or the Seller will have represented to the Depositor), that (1) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to all applicable anti-predatory and anti-abusive lending laws; (2) none of the Mortgage Loans constitute “high-cost” or “high-risk” loans under applicable anti-predatory and anti-abusive lending laws; (3) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies and (4) no Mortgage Loan imposes a Prepayment Premium for a term in excess of three years.

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (a) cure such breach, (b) repurchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (c) in the circumstances described in the prospectus under “The Agreements—Repurchase and Substitution of Non-Conforming Loans,” substitute a Qualifying Substitute Mortgage Loan.

In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase or replace a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses (1) through (4) of the second preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates, in particular the Subordinate Certificates, may incur a loss.

Certain Matters Under the Trust Agreement

Duties of the Trustee. The Trustee will be responsible under the Trust Agreement for preparing certain investor reports, including the monthly distribution date statement to Certificateholders, providing all necessary tax reports to Certificateholders related to their investment, preparing and filing the Trust Fund’s tax information returns. The Trustee will prepare the distribution date statements, tax returns and required reports based solely on information provided to the Trustee by the Master Servicer. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trustee will make the distribution date statement available each month to Certificateholders.

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various resolutions, certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the Master Servicer or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at the Corporate Trust Office. See ”—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to the Master Servicer any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust Agreement will in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer. The Trustee will not be responsible for any act or omission of the Master Servicer, the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account. The Trustee is not responsible for the validity of the Trust Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

Events of Default Under the Trust Agreement.  An Event of Default under the Trust Agreement will generally consist of:

•
any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described under “Reports to Certificateholders” below that continues unremedied for two Business Days after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each class of Certificates affected thereby;

•
any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the Trust Agreement, including any Advance, on the date specified in the Trust Agreement, which failure continues unremedied for a period of one Business Day after the date upon which notice of such failure has been given to the Master Servicer by the Trustee;

•
any failure by the Master Servicer to observe or perform in any material respect any of its covenants or agreements in the Trust Agreement that continues unremedied for the number of days specified in the Trust Agreement, or if any representation or warranty of the Master Servicer will prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect will not have been eliminated or cured within the number of days specified in the Trust Agreement, in either case after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 50% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each class of Certificates affected thereby;

•
certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations, or any Rating Agency reducing or withdrawing or threatening to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of the Master Servicer;

•
a sale or pledge of any of the rights of the Master Servicer under the Trust Agreement or an assignment or a delegation of the rights or duties of the Master Servicer under the Trust Agreement will have occurred in any manner which is not permitted under the Trust Agreement and is without the prior written consent of the Trustee and Certificateholders evidencing not less than 50% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each class of Certificates affected thereby; or

•
if the Master Servicer has notice or knows that any Servicer at any time is not either a Fannie Mae- or Freddie Mac-approved seller/servicer, and the Master Servicer has not terminated the rights and obligations of that Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives that notice or acquires such knowledge.

So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon the Trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable compensation, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.   The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Sale and Assignment Agreement, any Sale Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Available Distribution Amount, prior to distribution of any amounts to Certificateholders.

Resignation of Trustee.   The Trustee may, upon written notice to the Depositor and the Master Servicer, resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.   The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)	to cure any ambiguity;

(2)	to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)	to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)	to comply with any requirements imposed by the Code;

provided that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66 2/3% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The Trustee will prepare (based solely on information provided by the Master Servicer) and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information:

(1)
the aggregate amount of the distributions to be made on that Distribution Date to each class of Certificates (other than any Class of Notional Certificates or Interest-Only Certificates), allocable to principal on the Mortgage Loans, including any Subsequent Recovery, Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments in each Mortgage Pool;

(2)	the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest;

(3)	the amount, if any, of any distribution to the Class LT-R and Class R Certificates;

(4)
(A) the aggregate amount of any Advances required to be made as of the end of the month immediately preceding the month in which the Distribution Date occurs by or on behalf of the Servicer (or the Master Servicer), (B) the aggregate amount of such Advances actually made and (C) the amount, if any, by which (A) above exceeds (B) above;

(5)
the aggregate outstanding principal balance of the Mortgage Loans and the Pool Balance of each Mortgage Pool for that Distribution Date, after giving effect to payments allocated to principal reported under clause (1) above;

(6)
the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under clause (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Realized Losses;

(7)
by Collateral Group and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(8)	the amount of the Master Servicing Fees and Servicing Fees paid during the Due Period to which that distribution relates;

(9)
the number and aggregate outstanding principal balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy, (g) that are REO Properties, (h) that are Charged-off Loans and (i) that are Released Mortgage Loans (the information in this item (9) will be calculated using the MBA delinquency method);

(10)	the deemed principal balance of each REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs;

(11)
with respect to any Mortgage Loan that became a REO Property during the preceding calendar month, the principal balance of such Mortgage Loan and the number of such Mortgage Loans as of the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs;

(12)	with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Loan;

(13)	the aggregate outstanding Interest Shortfalls and Net Prepayment Interest Shortfalls, if any, for each Class of Certificates, after giving effect to distributions made on that Distribution Date;

(14)	the Interest Rate applicable to that Distribution Date with respect to each Class of Certificates;

(15)
if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

(16)
the amount of any Prepayment Premium Amounts collected by the Servicers and paid to the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates in respect of the related Class P Components thereof; and

(17)
a statement as to whether any exchanges of Exchangeable Certificates or Exchange Certificates have taken place since the preceding Distribution Date, and, if applicable, the names, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the certificateholder as a result of such exchange.

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items (1) and (2) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information will also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund to the extent furnished by the Master Servicer to the Trustee.

Voting Rights

Each of the Interest-Only Certificates will be allocated 1.00% of all voting rights and the remaining Classes of Certificates will be allocated the remaining percentage of all voting rights under the Trust Agreement. Voting rights will be allocated among the Classes of Offered Certificates in proportion to their respective Class Principal Amounts or Class Notional Amounts, and among Certificates of each Class in proportion to their Percentage Interests. Voting rights allocated to a Class of Exchange Certificates will be proportionately allocated to the related Class or Classes of Exchangeable Certificates on the basis of the related exchange proportions.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity (or to optional purchase) of the Senior Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Collateral Group and the yields on the Subordinate Certificates will be affected by the rate of principal payments on all of the Mortgage Loans. The yield to maturity of the each class of Exchangeable Certificates will depend on the yield to maturity of the related classes of the related Exchange Certificates. Yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses on the Mortgage Loans relating to the Certificates as described above, the purchase prices for such Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing interest rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the Servicers and their affiliates). In particular, LBH and its affiliates (including Aurora) may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history, or geographic location), and the Seller and the Servicers and their affiliates may solicit borrowers whom the Servicer or the Seller or their affiliates believe may be considering refinancing their mortgage loans (including, in the case of the Servicers, mortgage loans nearing the expiration of their prepayment premium periods).

The Servicing Fees are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” See “Servicing of Loans—Servicing Compensation and Payment of Expenses” in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicer. The Trustee, the Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

All of the Mortgage Loans in Pool 1 and Pool 2 provide for payment by the borrower of a Prepayment Premium Amount during the related Prepayment Premium Period. The Prepayment Premium Periods range from four months to three years after origination. For approximately 90.48% and 94.11% of the Mortgage Loans in Pool 1 and Pool 2 that are subject to a Prepayment Premium Amount, respectively, the Prepayment Premium Amount will generally be equal to six months’ interest on any amount prepaid in excess of 20% of the original principal balance. For a description of how Prepayment Premium Amounts are calculated for the Mortgage Loans in Pool 1 and Pool 2 that are subject to a Prepayment Premium Amount, see the tables herein under “Description of the Certificates—Distribution of Prepayment Premium Amounts.” No Prepayment Premium Amount will be assessed for any prepayment made after the applicable Prepayment Premium Period or, in the case of the Mortgage Loans with prepayment premiums in Pool 2, if that prepayment is concurrent with the sale of the Mortgaged Property. These Prepayment Premium Amounts may have the effect of reducing the amount or the likelihood of prepayment on the Mortgage Loans with Prepayment Premium Amounts during the applicable Prepayment Premium Period. Prepayment Premium Amounts will be distributed to the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates in respect of the related Class P Components thereof, and accordingly, will not be available to make distributions on the other Offered Certificates. The yield to maturity on the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates may be adversely affected by a lower than expected rate of collection of Prepayment Premium Amounts in respect of the related Mortgage Loans that are prepaid in whole or in part.

Generally, under each Servicing Agreement, the related Servicer may waive any Prepayment Premium Amount if (i) the Mortgage Loan is in default, (ii) the related mortgage note has been accelerated by the holder of that mortgage note or the Servicer or (iii) enforceability of the Prepayment Premium Amount is otherwise limited or prohibited by applicable laws.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under “Yield, Prepayment and Maturity Considerations”), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans occurs, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Approximately 36.20%, 36.42% and 36.08% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, do not provide for monthly payments of principal for the first five or ten years following origination and only monthly payments of interest are due during the applicable interest-only period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such interest-only period. In addition, because no principal is due on such loans for their initial interest-only period, the related Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such loans are recalculated on the basis of a twenty-five- or twenty-year level payment amortization schedule as described herein, principal payments on the related Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

The rate and timing of principal prepayments on the Mortgage Loans in one Collateral Group may differ significantly from the rate and timing of prepayments on the Mortgage Loans in the other Collateral Groups.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes, hurricanes or other natural disasters. Under the Sale and Assignment Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides, earthquakes or hurricanes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by hurricanes, earthquakes, flooding and landslides, and hurricane, earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

As described under “Trust Agreement—Assignment of Mortgage Assets,” with respect to certain of the Mortgage Loans, in the event that any such Mortgage Loan is delinquent in payment with respect to the first monthly payment (or the first or second monthly payments with respect to certain of these Mortgage Loans) due to the Seller, the Seller will be obligated to purchase the Mortgage Loan from the Trust Fund. Yields on the Interest-Only Certificates will be affected by the principal prepayments received from any such repurchases.

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

Yields on the Offered Certificates will be affected by the allocation of the related Applicable Fraction of principal prepayments on the Mortgage Loans to the related Senior Certificates (other than any Interest-Only Certificates) during the first five years following the Closing Date as described under “Description of the Certificates—Distributions of Principal.” In addition, a disproportionate amount of the related Applicable Fraction of principal payments on the Mortgage Loans in Collateral Group 1 otherwise allocable to the Senior Certificates related to Collateral Group 1 during such five-year period will be allocated to the Class 1-A2 Certificates, thus accelerating the payment of such Certificates while slowing the payment to the Class 1-A1 and Class 1-A3 Certificates.

Yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls and Relief Act Reductions with respect to the related Mortgage Loans. See “Description of the Certificates—Distributions of Interest” herein. Moreover, the yield to maturity on the Class 1-A3 Certificates is particularly sensitive to losses on the Mortgage Loans in Collateral Group 1 because all of the Realized Losses that would otherwise be allocated to the Class 1-A1 Certificates will instead be allocated to the Class 1-A3 Certificates, until the Class Principal Amount thereof has been reduced to zero. The yield to maturity on the Class 2-A6 Certificates is particularly sensitive to losses on the Mortgage Loans in Collateral Group 2A because all of the Realized Losses that would otherwise be allocated to the Class 2-A7 Certificates will instead be allocated to the Class 2-A6 Certificates, until the Class Principal Amount thereof has been reduced to zero. The yield to maturity on the Class 2-A8 Certificates is particularly sensitive to losses on the Mortgage Loans in Collateral Group 2B because all of the Realized Losses that would otherwise be allocated to the Class 2-A9 Certificates will instead be allocated to the Class 2-A8 Certificates, until the Class Principal Amount thereof has been reduced to zero. Finally, the yield to maturity on the Class 2-A10 Certificates is particularly sensitive to losses on the Mortgage Loans in Collateral Group 2C because all of the Realized Losses that would otherwise be allocated to the Class 2-A11 Certificates will instead be allocated to the Class 2-A10 Certificates, until the Class Principal Amount thereof has been reduced to zero.

Yields on the Offered Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Mortgage Loans as described under “Description of the Certificates—Optional Purchase of the Mortgage Loans” herein, or by the failure of the Master Servicer to exercise that right.

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium, particularly an Interest-Only Certificate, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Investors in the Interest-Only Certificates should carefully consider that a faster than anticipated rate of prepayments on the related Mortgage Loans could result in an actual yield that is lower than the anticipated yield, and could result in the failure of such investors to fully recover their initial investments. See “Risk Factors —Special Risks for Certain Classes of Certificates” herein and “—Sensitivity of Interest-Only Certificates” below.

The interest rate on the Subordinate Certificates offered hereby will be calculated on each Distribution Date based on the weighted average applicable Designated Rate of each Collateral Group, as adjusted as specified in the table on page S-1 in this Prospectus Supplement. The prepayment experience of Mortgage Loans with different Net Mortgage Rates will affect such rates from time to time. Prepayments of Mortgage Loans with higher Mortgage Rates will reduce the weighted average interest rate on the related Subordinate Certificates. Investors should consider that, all things equal, Mortgage Loans with higher Mortgage Rates are more likely to experience higher rates of prepayments. In addition, if such prepayments are experienced earlier, this will generally have a greater affect on an investor’s yield.

The effective yield to holders of the Offered Certificates (generally other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on such Certificates (without any additional distribution of interest or earnings thereon in respect of such delay).

Sensitivity of the LIBOR Certificates. The yields of the LIBOR Certificates will be highly sensitive to the level of LIBOR. Investors in the Class 2-A1, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 3-A1, Class 3-A5 and Class 3-A6 Certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on those Certificates.

Conversely, investors in the Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13, Class 2-A14, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates should consider (1) the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields, and (2) the fact that the Interest Rates on the Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13 and Class 2-A14 Certificates can fall as low as 0.00% (which would occur whenever LIBOR equals or exceeds approximately 6.6300%); and the fact that the Interest Rates on the Class 3-A2, Class 3-A3 and Class 3-A4 Certificates can fall as low as 0.00% (which would occur whenever LIBOR equals or exceeds approximately 7.2500%). Investors considering the purchase of Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13, Class 2-A14, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates in the expectation that LIBOR will decline over time, thus increasing the Interest Rate on those Classes, should also consider the risk that if mortgage interest rates decline concurrently with LIBOR, the Mortgage Loans may experience rapid rates of prepayments; this may result in a rapid decline in the Class Notional Amounts of such Classes of Certificates; provided, however, that the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates, collectively, will also be entitled to any Prepayment Premium Amounts paid by obligors upon voluntary full or partial prepayment of the Mortgage Loans in Pool 1 and Pool 2, as applicable, to the extent paid by obligors upon voluntary full or partial prepayment of such Mortgage Loans.

Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the LIBOR Certificates even if the average level is consistent with the investor’s expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by that investor during the period immediately following the issuance of the certificates is not likely to be offset by a subsequent like reduction (or increase) in the level or LIBOR.

Sensitivity of Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13, Class 2-A14, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates. The yields of such Certificates that have interest rates that adjust inversely with the level of LIBOR will be extremely sensitive to the level of LIBOR and to the rate and timing of principal prepayments on the related Mortgage Loans.

Prospective investors in these Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the related Mortgage Loans in the related Mortgage Pool could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments.

To illustrate the significance of prepayments on the yields on the Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13, Class 2-A14, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the applicable prepayment assumption (as described below) shown and specified levels of LIBOR. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Class of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the applicable Class Notional Amount by the number of years from the date of issuance of the applicable Class of Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Notional Amount described in clause (1) above. It is unlikely that any of the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor’s expectation.

Each of the following tables was prepared on the basis of the characteristics of the Mortgage Loans expected to be included in the applicable Mortgage Pool, the Modeling Assumptions set forth under “—Weighted Average Life” below, except as described in this paragraph, and the additional assumptions that (1) the applicable assumed purchase price (expressed as a percentage of the Class Principal Amounts or Class Notional Amounts), exclusive of accrued interest, (2) the Certificate Interest Rates and initial Class Notional Amounts are as set forth or described herein, and (3) LIBOR remains at 5.320% for the first Accrual Period, and thereafter will be LIBOR as indicated. In addition, the respective tables for the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates are based on the assumptions that (i) no Prepayment Premium Amount with respect to any Mortgage Loan in Pool 1 and Pool 2 is waived by the related Servicer or is unenforceable, and approximately 50% of the Prepayment Premium Amounts owed with respect to each Mortgage Loan and allocable to the Trust Fund in Pool 1 and Pool 2 are collected and (ii) the Prepayment Premium Amount with respect to each Mortgage Loan in Pool 1 and Pool 2, as applicable, is calculated on the basis of the types of Prepayment Premium Amounts described herein in the tables under “Description of the Certificates—Distribution of Prepayment Premium Amounts.” Collection of Prepayment Premium Amounts is highly uncertain: such penalties may be unenforceable for a variety of reasons (see “Risk Factors—Special Risks for Certain Classes of Certificates”) and may be waived in certain cases.

Pre-Tax Yield* to Maturity of the Class 2-A2 Certificates
(Assumed Purchase Price Percentage of 3.890000%)

	Percentage of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
6.000	15.36%	4.23%	(7.95)%	(22.35)%	(29.96)%
6.300	5.82%	(5.66)%	(18.48)%	(35.45)%	(40.39)%
6.630 or higher	**	(82.22)%	(65.94)%	(57.41)%	(53.16)%
Weighted Average Life in Years***	20.75	6.55	3.23	1.99	1.44

*	Corporate bond equivalent analysis.
**	Indicates a value less than (99.99)%.
***	Weighted Average Life of the Class 2-A2 Certificates is based on a notional amount equal to the Class Principal Amount of the Class 2-A8 and Class 2-A9 Certificates.

Pre-Tax Yield* to Maturity of the Class 2-A3 Certificates
(Assumed Purchase Price Percentage of 4.240000%)

	Percentage of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
6.000	13.82%	2.53%	(9.90)%	(25.06)%	(32.48)%
6.300	4.91%	(6.66)%	(19.66)%	(37.65)%	(42.42)%
6.630 or higher	**	(84.14)%	(67.90)%	(59.21)%	(54.67)%
Weighted Average Life in Years***	21.03	6.58	3.24	2.00	1.45

*	Corporate bond equivalent analysis.
**	Indicates a value less than (99.99)%.
***	Weighted Average Life of the Class 2-A3 Certificates is based on a notional amount equal to the Class Principal Amount of the Class 2-A6 and Class 2-A7 Certificates.

Pre-Tax Yield* to Maturity of the Class 2-A4 Certificates
(Assumed Purchase Price Percentage of 2.870000%)

	Percentage of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
6.000	22.21%	7.84%	(9.03)%	(36.34)%	(63.33)%
6.300	10.00%	(3.80)%	(20.08)%	(54.04)%	(82.79)%
6.630 or higher	**	**	**	**	**
Weighted Average Life in Years***	21.41	6.60	3.25	2.01	1.46

*	Corporate bond equivalent analysis.
**	Indicates a value less than (99.99)%.
***	Weighted Average Life of the Class 2-A4 Certificates is based on a notional amount equal to the Class Principal Amount of the Class 2-A10 and Class 2-A11 Certificates.

Pre-Tax Yield* to Maturity of the Class 2-A12 Certificates
(Assumed Purchase Price Percentage of 3.760754%)

	Percentage of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
6.000	16.09%	4.07%	(9.63)%	(28.42)%	(40.52)%
6.300	6.34%	(5.80)%	(19.80)%	(42.66)%	(52.44)%
6.630 or higher	**	(92.40)%	(78.27)%	(71.26)%	(68.24)%
Weighted Average Life in Years	21.16	6.59	3.25	2.00	1.45

*	Corporate bond equivalent analysis.
**	Indicates a value less than (99.99)%.
***	Weighted Average Life of the Class 2-A12 Certificates is based on a notional amount equal to the Class Principal Amount of the Class 2-A6, Class 2-A7, Class 2-A10 and Class 2-A11 Certificates.

Pre-Tax Yield* to Maturity of the Class 2-A13 Certificates
(Assumed Purchase Price Percentage of 4.095653%)

	Percentage of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
6.000	14.43%	3.20%	(9.14)%	(23.99)%	(31.48)%
6.300	5.27%	(6.27)%	(19.20)%	(36.78)%	(41.62)%
6.630 or higher	**	(83.37)%	(67.12)%	(58.49)%	(54.07)%
Weighted Average Life in Years	20.91	6.57	3.24	2.00	1.44

*	Corporate bond equivalent analysis.
**	Indicates a value less than (99.99)%.
***	Weighted Average Life of the Class 2-A13 Certificates is based on a notional amount equal to the Class Principal Amount of the Class 2-A6, Class 2-A7, Class 2-A8 and Class 2-A9 Certificates.

Pre-Tax Yield* to Maturity of the Class 2-A14 Certificates
(Assumed Purchase Price Percentage of 3.801254%)

	Percentage of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
6.000	15.86%	4.12%	(9.12)%	(26.50)%	(37.06)%
6.300	6.18%	(5.75)%	(19.41)%	(40.37)%	(48.45)%
6.630 or higher	**	(88.82)%	(73.97)%	(66.47)%	(63.07)%
Weighted Average Life in Years	21.03	6.57	3.24	2.00	1.45

*	Corporate bond equivalent analysis.
**	Indicates a value less than (99.99)%.
***
Weighted Average Life of the Class 2-A14 Certificates is based on a notional amount equal to the Class Principal Amount of the Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10 and Class 2-A11 Certificates.

Pre-Tax Yield* to Maturity of the Class 3-A2 Certificates
(Assumed Purchase Price Percentage of 5.394003%)

	Percentage of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
6.500	12.80%	0.19%	(14.50)%	(37.71)%	(52.69)%
7.000	0.03%	(12.35)%	(26.78)%	(57.69)%	(68.44)%
7.250 or higher	**	(98.92)%	(86.27)%	(80.45)%	(78.55)%
Weighted Average Life in Years	21.18	6.57	3.22	1.98	1.42

*	Corporate bond equivalent analysis.
**	Indicates a value less than (99.99)%.
***	Weighted Average Life of the Class 3-A2 Certificates is based on a notional amount equal to the Class Principal Amount of the Class 3-A5 and Class 3-A6 Certificates.

Pre-Tax Yield* to Maturity of the Class 3-A3 Certificates
(Assumed Purchase Price Percentage of 5.240000%)

	Percentage of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
6.500	13.24%	0.82%	(13.57)%	(35.37)%	(49.15)%
7.000	0.19%	(12.08)%	(26.34)%	(55.27)%	(64.64)%
7.250 or higher	**	(95.65)%	(82.51)%	(76.39)%	(74.28)%
Weighted Average Life in Years	20.94	6.55	3.22	1.98	1.43

*	Corporate bond equivalent analysis.
**	Indicates a value less than (99.99)%.
***	Weighted Average Life of the Class 3-A3 Certificates is based on a notional amount equal to the Class Principal Amount of the Class 3-A6 Certificates.

Pre-Tax Yield* to Maturity of the Class 3-A4 Certificates
(Assumed Purchase Price Percentage of 5.600000%)

	Percentage of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
6.500	12.25%	(0.58)%	(15.62)%	(40.69)%	(57.34)%
7.000	(0.16)%	(12.68)%	(27.31)%	(60.79)%	(73.55)%
7.250 or higher	**	**	(91.63)%	(86.19)%	(84.53)%
Weighted Average Life in Years	21.50	6.59	3.22	1.97	1.42

*	Corporate bond equivalent analysis.
**	Indicates a value less than (99.99)%.
***	Weighted Average Life of the Class 3-A4 Certificates is based on a notional amount equal to the Class Principal Amount of the Class 3-A5 Certificates.

The yields set forth in the table above are based on an assumed rate of collection of Prepayment Premium Amounts in respect of prepaid Mortgage Loans of 50%. There can be no assurance as to whether, when a Mortgage Loan is prepaid in full or in part, any applicable Prepayment Premium Amount will actually be collected from the borrower. If the rate of collection of Prepayment Premium Amounts on prepaid Mortgage Loans in Pool 1 and Pool 2 is less than the rate assumed, the actual yield to holders of Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates, respectively, will be lower (at any particular prepayment speed) than the yields set forth above.

The Mortgage Loans in the related Mortgage Pool may not have the characteristics assumed for purposes of the tables above, and there can be no assurance that the Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for such Classes of Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase prices of such Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase such a Certificate.

Sensitivity of Class BIO1 and Class BIO2 Certificates. The Class BIO1 and Class BIO2 Certificates are entitled only to payments of interest. The yields of the Class BIO1 and Class BIO2 Certificates will be sensitive to the rate and timing of principal prepayments on the related Mortgage Loans, as applicable.

Prospective investors in the Class BIO1 and Class BIO2 Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the related Mortgage Loans in any of the Mortgage Pools could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments.

To illustrate the significance of prepayments on the yields on these Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the applicable prepayment assumption (as described below) shown. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Class of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the applicable Class Notional Amount by the number of years from the date of issuance of the applicable Class of Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Notional Amount described in clause (1) above. It is unlikely that any of the Mortgage Loans will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. Such weighted average lives are shown for illustrative purposes only. Such Certificates are not entitled to distributions of principal and therefore have no weighted average lives. The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor’s expectation.

Each of the following tables was prepared on the basis of the characteristics of the Mortgage Loans expected to be included in the Mortgage Pools, the Modeling Assumptions set forth under “—Weighted Average Life” below, except as described in this paragraph, and the additional assumptions that (1) the applicable assumed purchase price (expressed as a percentage of the Class Notional Amounts), exclusive of accrued interest, is as set forth below and (2) the Certificate Interest Rates and initial Class Notional Amounts of the Class BIO1 and Class BIO2 Certificates are as set forth or described herein.

Pre-Tax Yield* to Maturity of the Class BIO1 Certificates
(Assumed Purchase Price Percentage of 2.500000%)

	Percentage of PPC
	0%	50%	100%	150%	200%
Yield*	14.75%	11.30%	8.61%	5.62%	(3.36)%
Weighted Average Life in Years**	21.00	12.34	9.57	7.95	5.68

*	Corporate bond equivalent analysis.
**	Weighted Average Life of the Class BIO1 Certificates is based on a notional amount equal to the Class Principal Amount of the Class B1 and Class B2 Certificates.

Pre-Tax Yield* to Maturity of the Class BIO2 Certificates
(Assumed Purchase Price Percentage of 1.500000%)

	Percentage of PPC
	0%	50%	100%	150%	200%
Yield*	15.51%	12.18%	9.58%	6.69%	(2.11)%
Weighted Average Life in Years**	21.00	12.34	9.57	7.95	5.68

*	Corporate bond equivalent analysis.
**	Weighted Average Life of the Class BIO2 Certificates is based on a notional amount equal to the Class Principal Amount of the Class B3 and Class B4 Certificates.

The Mortgage Loans in the Mortgage Pools may not have the characteristics assumed for purposes of the tables above, and there can be no assurance that the Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Class BIO1 and Class BIO2 Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase prices of such Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Class BIO1 or Class BIO2 Certificate.

Subordination of the Offered Subordinate Certificates

On each Distribution Date, the holders of Classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal (or solely interest, in the case of the Class BIO1 and Class BIO2 Certificates) due them on such Distribution Date before any distributions are made on any Class of Certificates subordinate to such higher ranking Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B1, Class B2 and Class BIO1, Class B3, Class B4 and Class BIO2, Class B5 and Class B6 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the related Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) in the case of any Mortgage Loan, the related Applicable Fraction of the principal portion of that Realized Loss will be allocated (directly, or through application of a Subordinate Certificate Writedown Amount) first to the lower ranking Class of Certificates relating to that Mortgage Pool, then to the next higher ranking Class of Certificates relating to that Mortgage Pool, in inverse order of priority, until the Class Principal Amount of each such Class has been reduced to zero, before any such Realized Losses will be allocated to the Senior Certificates for the related Mortgage Pool. The interest portion of Realized Losses on the Mortgage Loans in a Mortgage Pool (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking related Class of Certificates outstanding on such date.

Furthermore, any Realized Loss (or Excess Loss) allocated to reduce the Class Principal Amounts of the Class B1 or Class B2 Certificates will cause a reduction in the Class Notional Amount of the Class BIO1 Certificates, and any Realized Loss (or Excess Loss) allocated to reduce the Class Principal Amounts of the Class B3 or Class B4 Certificates will cause a reduction in the Class Notional Amount of the Class BIO2 Certificates.

Weighted Average Life

General. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayment Assumption. Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement is the PPC Prepayment Assumption. The PPC Prepayment Assumption represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the related pool of mortgage loans for the life of such mortgage loans. A 100% PPC Prepayment Assumption assumes a constant prepayment rate of 10% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of such mortgage loans and additionally approximately 1.3636% (precisely 15/11 percent) per annum in each month thereafter until the eleventh month; beginning in the twelfth month and in each month thereafter during the life of such mortgage loans, a constant prepayment rate of 25% per annum is assumed. As used in the tables set forth on Annex C to this Prospectus Supplement, a 75% PPC Prepayment Assumption assumes a prepayment rate equal to 75% of the applicable Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either historical descriptions of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund. The applicable Prepayment Assumption with respect to the Senior Certificates related to Collateral Group 2A, Collateral Group 2B, Collateral Group 2C, Collateral Group 3A and Collateral Group 3B and the Subordinate Certificates is 100% of the PPC Prepayment Assumption. The applicable Prepayment Assumption with respect to the Senior Certificates related to Collateral Group 1 is 75% of the PPC Prepayment Assumption.

The tables set forth on Annex C to this Prospectus Supplement were prepared based on the following Modeling Assumptions: (1) the initial Class Principal Amounts and the Interest Rates are as described in this Prospectus Supplement; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in February 2007; (3) principal prepayments are received in full on the last day of each month commencing in January 2007 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) there are no repurchases or substitutions of Mortgage Loans; (6) there is no optional purchase of the Mortgage Loans; (7) the Certificates are issued on January 30, 2007; (8) Distribution Dates occur on the 25th day of each month commencing in February 2007; (9) the Mortgage Loans will have the characteristics described in Annex B; and (10) LIBOR remains constant at 5.320% unless otherwise indicated.

The actual characteristics and actual performance of the Mortgage Loans were used in constructing the tables set forth on Annex C hereto, which are provided show how the principal cash flows will behave under varying prepayment scenarios. The tables set forth on Annex C hereto indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

The Trust Agreement provides that the Trust Fund will be comprised of multiple REMICs in a tiered REMIC structure: one or more lower-tier REMICs and a single upper-tier REMIC. The Supplemental Interest Trust will not be an asset of any REMIC. A single lower-tier REMIC will hold all the Mortgage Loans and each remaining REMIC will hold regular interests in another REMIC. In the opinion of Tax Counsel, assuming compliance with the Trust Agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code. In addition, in the opinion of Tax Counsel, the Offered Certificates, other than the Exchangeable Certificates and the Class R Certificate, will evidence ownership of REMIC regular interests within the meaning of Section 860G(a)(1) of the Code in the upper-tier REMIC, the Class LT-R Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in the lower-tier REMIC that holds the Mortgage Loans, and the Class R Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in each of the remaining REMICs.

The Interest-Only Certificates will be, and certain other Classes of Offered Certificates may be, issued with OID for federal income tax purposes. See “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 100% of the applicable Prepayment Assumption for Pool 1, Pool 2 and Pool 3. No representation is made that the Mortgage Loans will prepay at this rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to such OID.

No authority addresses the proper timing of the accrual of OID in respect of Prepayment Premium Amounts payable to the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates. In the absence of applicable authority, for purposes of providing tax information with respect to the accrual of OID, the expected payments of Prepayment Premium Amounts will be based on a prepayment assumption equal to 100% PPC Prepayment Assumption for Pool 1 and Pool 2, and an assumption that the prepayment premiums required to be paid will actually be paid. No representation is made that the related Mortgage Loans will prepay at this rate or at any other rate, or as to the timing or amount of any prepayment premiums received. Prospective investors in the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates are encouraged to consult their own tax advisors regarding the proper method for reporting income with respect to Prepayment Premium Amounts.

Additional Considerations for the Class 2-A2, Class 2-A3, Class 2-A4, Class 3-A3 and Class 3-A4 Certificates

A beneficial owner of a Class 2-A2, Class 2-A3, Class 2-A4, Class 3-A3 or Class 3-A4 Certificate (each, an “EPD Certificate”) will have additional tax consequences arising from the right to receive certain amounts in connection with the repurchase of a Mortgage Loan as a result of the related borrower failing to make the first or second monthly payment as described under “Description of the Certificates - Distributions of Interest” above (the “EPD Premium”). Although the federal income tax characterization of the rights to receive EPD Premiums are not clear, for purposes of providing any income tax information, the Trust will treat such rights as rights in a cash-settled option contract. As a result, any EPD Premium payable to an EPD Certificate will not be treated as having been paid by any REMIC formed pursuant to the Trust Agreement, and no EPD Premium will be treated as an amount paid on a REMIC regular interest. Each beneficial owner of an EPD Certificate will agree by their acquisition of an EPD Certificate to treat the right to receive EPD Premiums in this manner. For information reporting purposes, it will be assumed that such rights have no more than a nominal value as of the issuance of the EPD Certificates. Such rights are difficult to value, and the IRS could assert that the value of such rights are greater than the value assumed for information reporting purposes. If the IRS were to succeed with that assertion, a beneficial owner may be treated as having paid a lesser amount for the REMIC regular interest represented by an EPD Certificate, resulting in a greater amount of OID with respect to that REMIC regular interest.

Consistent with this treatment of the right to receive EPD Premiums, a beneficial owner of an EPD Certificate must allocate its purchase price for the certificate between its components — the REMIC regular interest component and the EPD Premium component. Upon the sale, exchange, or other disposition of an EPD Certificate, the beneficial owner of the certificate must allocate the total amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the EPD Premium component. Assuming that the EPD Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the EPD Premium component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the Prospectus.

The portion of the overall purchase price of an EPD Certificate attributable to the EPD Premium component must be amortized over the time that such right exists, but it is not clear how that portion must be amortized. Prospective investors are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the EPD Premium component of an EPD Certificate.

A beneficial owner of an EPD Certificate receiving EPD Premiums in excess of the portion of the purchase price allocable to the right to receive the EPD Premium will be treated as gain. A beneficial owner will be treated as having a loss to the extent the EPD Premiums are less than the portion of the purchase price allocable to the right to receive the EPD Premiums. Although not clear, any such gain or loss should be treated as capital gain or loss. A beneficial owner’s ability to recognize a loss with respect to the EPD Premium component may be limited under the Code.

The REMIC regular interest components of EPD Certificates will be treated as assets described in Section 7701(a)(19) of the Code, and as “real estate assets” under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an EPD Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence. The EPD Premium components of the EPD Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(4)(A) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. Further, any income attributable to the EPD Premium component will not constitute “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code.

Prospective investors are encouraged to consult their own tax advisors regarding the tax consequences of the right to receive the EPD Premiums.

Residual Certificate

Special tax considerations apply to an investment in a Residual Certificate. In certain circumstances, the method of taxation of a Residual Certificate can produce a significantly less favorable after-tax return for a beneficial owner of a Residual Certificate than would be the case, if (1) such Residual Certificate was taxable as a debt instrument or (2) no portion of the taxable income on such Residual Certificate in each period was treated as “excess inclusion” income. See “Material Federal Income Tax Considerations—REMIC Residual Certificates” in the Prospectus.

The holder of the Class R Certificate must take into account the “daily portions” of REMIC taxable income or net loss for each related REMIC for each calendar quarter in determining federal taxable income. Moreover, all or a significant portion of the income attributable to the residual interests will be “excess inclusions,” which cannot be offset with otherwise allowable losses. For a more thorough discussion of the tax consequences of owning a residual interest, see “Material Federal Income Tax Considerations—REMIC Residual Certificates—Excess Inclusions” in the Prospectus.

Under applicable regulations, if a Residual Certificate is a “noneconomic residual interest,” a transfer of such Residual Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Prospectus describes a safe harbor set out in applicable Treasury regulations under which the transfer of the Residual Certificate would be presumed not to have a significant purpose of impeding the assessment or collection of tax. See “Material Federal Income Tax Considerations—REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the Prospectus.

If a Residual Certificate has tax avoidance potential, a transfer of a Residual Certificate to a Foreign Person will be disregarded for all federal tax purposes unless the Foreign Person’s income from the Residual Certificate is effectively connected with a trade or business within the United States. See “Material Federal Income Tax Considerations—REMIC Residual Certificates— Restrictions on Transfers of Residual Certificates to Foreign Persons” in the Prospectus.

It is expected that, at closing, the Residual Certificate will represent ownership of one or more “noneconomic residual interests” and each such interest will have “tax avoidance potential” within the meaning of the regulations.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a Foreign Person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular Foreign Person, if the first allocation of income from the residual interest to the Foreign Person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a Foreign Person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a Foreign Person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the Foreign Person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a Foreign Person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a Foreign Person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (the “Exchange Pool“) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the class or classes of Exchange Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchange Pool, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchange Certificate corresponding to that class of Exchangeable Certificates. For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see “Federal Income Tax Considerations—Exchangeable Securities” in the prospectus.

Legal Investment Considerations

The Senior Certificates and the Class B1, Class B2 and Class BIO1 Certificates will constitute “mortgage related securities” for purposes of the SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See “Legal Investment Considerations” in the Prospectus.

ERISA Considerations

The Offered Certificates (except for the Class R Certificate) are eligible for relief under the Exemption issued to Lehman Brothers Inc. (PTCE 91-14 as most recently amended and restated by PTCE 2002-41), and may be purchased by a Plan that is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Act, or by a person investing on behalf of or with plan assets of such Plan.

A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption are met. See “ERISA Considerations” in the accompanying Prospectus for a description of the additional requirements for relief under the Exemption.

The rating of an Offered Certificate may change. If a Class of Offered Certificates no longer has a rating of at least BBB- or Baa (the lowest permitted ratings), Certificates of that Class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a Certificate of that Class when the Class had a permitted rating would not be required by the Exemption to dispose of it). In addition, because the characteristics of the Class R Certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class R Certificate. Consequently, transfers of the Class R Certificate and any ERISA Restricted Offered Certificates will not be registered by the Trustee unless the Trustee receives:

•
a representation from the transferee of the ERISA-Restricted Offered Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer;

•
if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60; or

•
an opinion of counsel satisfactory to the Trustee that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan’s assets, will not result in non-exempt prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken in the Trust Agreement.

Each transferee of an ERISA-Restricted Certificate which is a Book-Entry Certificate shall be deemed to have made a representation as required above.

When holders of Exchangeable Certificates exchange all or part of each class of such Exchangeable Certificates for proportionate interests in the related Exchange Certificates, the Exchange Certificates received will be eligible for relief under the underwriter’s exemption to the same extent as the Exchangeable Certificates exchanged, provided that the rating of the Exchange Certificates satisfies the rating condition. If such rating does not satisfy the rating condition, the Exchange Certificates may be acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60. To the extent an investor is required to be eligible under an investor-based exemption in connection with the acquisition and holder of a Certificate, such requirement will apply to both Exchangeable Certificates and Exchange Certificates.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing. The Mortgage Loans will be acquired by the Depositor from LBH and Lehman Brothers, respectively, in a privately negotiated transaction. Immediately prior to the sale of the Mortgage Loans to the Depositor, the Mortgage Loans were subject to financing provided by an affiliate of the Underwriter. The Depositor will apply a portion of the proceeds from the sale of the Certificates to repay the financing.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $450,000.

Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Subordinate Certificates not offered hereby simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Lehman Brothers Inc. is an affiliate of the Depositor, LBH, Lehman Bank and the Master Servicer.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C.

Ratings

It is a condition to the issuance of the Offered Certificates that they receive the ratings set forth on page S-1 to this prospectus supplement.

The rating of “AAA” is the highest rating that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the related Mortgage Loans. The rating takes into consideration the characteristics of the related Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings do not address the likelihood of receipt by certificateholders of any prepayment interest shortfalls, Relief Act shortfalls or Prepayment Premium Amounts.

The ratings of the Interest-Only Certificates do not address whether investors in those Certificates will fail to recoup their initial investment due to a faster than anticipated rate of prepayments. The rating of the Class R Certificate does not assess the likelihood of return to investors except to the extent of the Class Principal Amount and interest thereon.

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any Rating Agency other than those described above; there can be no assurance, however, as to whether any other Rating Agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other Rating Agency. The rating assigned by such other Rating Agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

Glossary of Defined Terms

AB Servicing Criteria	The minimum servicing criteria established in Item 1122(d) of Regulation AB.
Accrual Period
For each Class of Certificates other than the LIBOR Certificates, the calendar month immediately preceding the month in which the related Distribution Date occurs. For the LIBOR Certificates, the period beginning on the Distribution Date in the calendar month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on January 25, 2007) and ending on the day immediately preceding the related Distribution Date.

Accrued Certificate Interest
For each Class of Certificates and any interest bearing component and any Distribution Date, the amount of interest accrued during the related Accrual Period on the related Class Principal Amount or Class Notional Amount for that Distribution Date at the applicable Interest Rate, as reduced by such Class’s or component’s share of (1) the interest portion of any related Excess Losses for such Distribution Date, allocable as described herein, and (2) with respect to any related Mortgage Loan as to which there has been a reduction in the amount of interest collectible as a result of application of the Relief Act, the amount of any such reduction, allocated as described herein.

Act	The Securities Act of 1933, as amended.
Advance
An advance of funds which the Servicer is generally obligated to make with respect to delinquent payments of principal and interest on the Mortgage Loans, based on an interest rate adjusted to the related Mortgage Rate less the Servicing Fee Rate.

Applicable Fraction	With respect to each Mortgage Loan and any Collateral Group, the applicable fraction set forth under “Description of the Certificates—Distributions of Principal.”
Apportioned Principal Balance
The Class Principal Amount (or Class Notional Amount) of any Class of Subordinate Certificates for any Distribution Date immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts.

Aurora	Aurora Loan Services LLC.

Available Distribution Amount
For each Collateral Group on each Distribution Date, as more fully described in the Trust Agreement, the sum of the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of the principal portion of following amounts and the related interest portion thereof (based on the applicable Designated Rates):

(1) the total amount of all cash received by the Master Servicer from the Servicer through the Servicer Remittance Date immediately preceding such Distribution Date and remitted to the Trustee on the related Master Servicer Remittance Date, which includes (a) Scheduled Payments due on the related Mortgage Loans during the Due Period and collected prior to the related Servicer Remittance Date or advanced by the Master Servicer or the Servicer (or the Trustee as successor master servicer), (b) Principal Prepayments, together with accrued interest thereon, if any, identified as having been received on the related Mortgage Loans during the applicable Prepayment Period, plus any amounts paid by the Servicer in respect of related Prepayment Interest Shortfalls, in each case for such Distribution Date, (c) the proceeds of any repurchase of a related Mortgage Loan repurchased by LBH, the Depositor or any other party, including as a result of a breach of a representation or warranty or document defect, and (d) any Subsequent Recovery or recoveries through liquidation of any REO Property with respect to the related Mortgage Loans, including Insurance Proceeds and Liquidation Proceeds, minus:

(a) all Scheduled Payments of principal and interest on the related Mortgage Loans collected but due on a date subsequent to the related Due Period;

(b) all Principal Prepayments on the related Mortgage Loans received or identified after the applicable Prepayment Period (together with any interest payments, if any, received with such prepayments to the extent that they represent (in accordance with the Servicer’s usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the Prepayment Period);

(c) Liquidation Proceeds and Insurance Proceeds received after the applicable Prepayment Period with respect to the related Mortgage Loans;

(d) all fees, compensation, and other amounts due or reimbursable, as applicable, to the Master Servicer and the Trustee (and each Custodian) pursuant to the Trust Agreement or to the Servicer pursuant to the applicable Servicing Agreement;

(e) any Prepayment Interest Excess, to the extent not offset by Prepayment Interest Shortfalls; and

(2) any other payments made by the Master Servicer, the Servicers, the Trustee as successor master servicer or the Depositor with respect to such Distribution Date and allocable to such Collateral Group.

Bankruptcy Coverage Termination Date	The date on which the Bankruptcy Loss Limit has been reduced to zero.
Bankruptcy Loss Limit	With respect to the Mortgage Loans, initially, approximately $200,769.
Bankruptcy Losses	Losses that are incurred as a result of Deficient Valuations and any Debt Service Reductions.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Offered Certificates, other than the Class R Certificates.
Business Day
Generally any day other than a Saturday or Sunday or a day on which banks in New York, Maryland, Minnesota or Colorado (or, as to the Servicers, such other states as are specified in the related Servicing Agreements) are closed.

Certificate Account	A certificate account maintained by the Trustee on behalf of the Certificateholders.
Certificate Principal Amount
For any Certificate (other than an Interest-Only Certificate) as of any Distribution Date, its Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses previously allocated to that Certificate. The Certificate Principal Amount for each Class of Subordinate Certificates may also be reduced by such Class’s allocable portion of the related Subordinate Certificate Writedown Amount. On any Distribution Date on which a Subsequent Recovery related to a Collateral Group is distributed, the Certificate Principal Amount of any Class of Certificates then outstanding related to that Collateral Group for which any Realized Loss or any related Subordinate Certificate Writedown Amount has been applied will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (i) the amount the Class of Certificates has been reduced by any Realized Losses or any Subordinate Certificate Writedown Amount which has not been previously increased by any Subsequent Recovery and (ii) the total amount of any Subsequent Recovery distributed on such date to Certificateholders, after application (for this purpose) to more senior Classes of related Certificates.

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The Senior Certificates, the Subordinate Certificates and the Class LT-R Certificates.
Class	All Certificates bearing the same class designation.
Class Notional Amount	For each Class of Interest-Only Certificates (and each interest-bearing component of the Class 2-A2, Class 2-A3, Class 3-A3 and Class 3-A4 Certificates), as follows:

•  The Class Notional Amount of the Class 2-A2 Certificates, in respect of the Class I3 Component thereof, for any Distribution Date will be equal to the sum of the Class Principal Amounts of the Class 2-A8 and Class 2-A9 Certificates immediately preceding such Distribution Date. The initial Class Notional Amount of the Class 2-A2 Certificates is approximately $94,246,000.

•  The Class Notional Amount of the Class 2-A3 Certificates, in respect of the Class I1 Component thereof, for any Distribution Date will be equal to the sum of the Class Principal Amounts of the Class 2-A6 and Class 2-A7 Certificates immediately preceding such Distribution Date. The initial Class Notional Amount of the Class 2-A3 Certificates is approximately $134,273,000.

•  The Class Notional Amount of the Class 2-A4 Certificates for any Distribution Date will be equal to the sum of the Class Principal Amounts of the Class 2-A10 and Class 2-A11 Certificates immediately preceding such Distribution Date. The initial Class Notional Amount of the Class 2-A4 Certificates is approximately $72,242,000.

•  The Class Notional Amount of the Class 3-A3 Certificates, in respect of the Class I4 Component thereof, for any Distribution Date will be equal to the Class Principal Amount of the Class 3-A6 Certificates immediately preceding such Distribution Date. The initial Class Notional Amount of the Class 3-A3 Certificates is approximately $29,247,000.

•  The Class Notional Amount of the Class 3-A4 Certificates, in respect of the Class I2 Component thereof, for any Distribution Date will be equal to the Class Principal Amount of the Class 3-A5 Certificates immediately preceding such Distribution Date. The initial Class Notional Amount of the Class 3-A4 Certificates is approximately $21,865,000.

•  The Class Notional Amount of the Class BIO1 Certificates for any Distribution Date will be equal to the sum of the Class Principal Amounts of the Class B1 and Class B2 Certificates immediately preceding such Distribution Date. The initial Class Notional Amount of the Class BIO1 Certificates is approximately $17,328,000.

•  The Class Notional Amount of the Class BIO2 Certificates for any Distribution Date will be equal to the sum of the Class Principal Amounts of the Class B3 and Class B4 Certificates immediately preceding such Distribution Date. The initial Class Notional Amount of the Class BIO2 Certificates is approximately $5,501,000.

Class Percentage
For any Class of Subordinate Certificates and any Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to that Distribution Date by the sum of the aggregate Class Principal Amount of all Classes of the Senior Certificates and the aggregate Class Principal Amount of all Classes of Subordinate Certificates immediately prior to that date.

Class Principal Amount	For any Class of Certificates (other than the Interest-Only Certificates), the aggregate of the Certificate Principal Amounts of all certificates of that Class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	On or about January 30, 2007.
Code	The Internal Revenue Code of 1986, as amended.
Collateral Group	Any of Collateral Group 1, Collateral Group 2A, Collateral Group 2B, Collateral Group 2C, Collateral Group 3A or Collateral Group 3B.

Collateral Group 1	As defined under “Description of the Mortgage Loans.”
Collateral Group 2A	As defined under “Description of the Mortgage Loans.”
Collateral Group 2B	As defined under “Description of the Mortgage Loans.”
Collateral Group 2C	As defined under “Description of the Mortgage Loans.”
Collateral Group 3A	As defined under “Description of the Mortgage Loans.”
Collateral Group 3B	As defined under “Description of the Mortgage Loans.”
Collection Account	A collection account maintained by the Master Servicer established in the name of the Master Servicer and for the benefit of the Certificateholders.
Combination Group	Any of the Combinations identified in Annex D.
Corporate Trust Office
For purposes of presentment and surrender of the Offered Certificates for exchange or for the final distribution thereon, the Trustee’s corporate trust office is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 Attention: Corporate Trust Group, LMT 2007-1, or such other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

Credit Support Depletion Date	The Distribution Date on which the Class Principal Amounts of the Subordinate Certificates have each been reduced to zero.
Credit Support Percentage	For any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Percentages of each related Class of lower priority (without giving effect to distributions on such date).
Custodial Agreements	Each custodial agreement between the Trustee and a Custodian.
Custodians	On the Closing Date, Deutsche Bank National Trust Company, LaSalle Bank National Association and U.S. Bank National Association, each in their capacity as a custodian, or any successor thereto.
Cut-off Date	January 1, 2007.
Cut-off Date Balance	The Scheduled Principal Balances of all the Mortgage Loans (or the specified Mortgage Pool) as of the Cut-off Date.
Debt Service Reduction	Any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation.

Deficient Valuation	In the event of a bankruptcy of a borrower, the reduction by a bankruptcy court of the secured debt owed a lender to the value of the related Mortgage Property.
Definitive Certificate	A physical certificate representing any Certificate.
Depositor	Structured Asset Securities Corporation.
Designated Rate	For Collateral Group 1, 5.75%. For Collateral Group 2A, Collateral Group 2B and Collateral Group 2C, 7.00%. For Collateral Group 3A and Collateral Group 3B, 7.50%.
Distribution Date	The 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in February 2007.
DTC	The Depository Trust Company.
Due Period
For each Distribution Date, the period beginning on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of at least BBB- or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Event of Default	Any event of default under the Trust Agreement.
Excess Losses
The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions) and Fraud Losses on the Mortgage Loans that exceed the Special Hazard Loss Limit, Bankruptcy Loss Limit, and Fraud Loss Limit, respectively.

Exchangeable Certificates	Such classes identified as such in Annex D.
Exchange Certificates	Such classes identified as such in Annex D.
Exemption	The individual exemption issued to Lehman Brothers Inc. (PTCE 91-14 as most recently amended and restated by PTCE 2002-41).
Fitch	Fitch Ratings.

Fraud Loss Limit	With respect to the Mortgage Loans, initially, approximately $11,001,877.
Fraud Losses	Losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.
Global Securities	The globally offered Certificates.
Group 1 Percentage
For any Distribution Date and the Class 1-A1 and Class 1-A3 Certificates, the percentage obtained by dividing (x) the sum of the Class Principal Amounts of the Class 1-A1 and Class 1-A3 Certificates immediately prior to such date, by (y) the aggregate of the Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 1-A3 and Class R Certificates.

Group 1 Priority Amount
For any Distribution Date and the Class 1-A1 and Class 1-A3 Certificates, the lesser of (i) the sum of (x) the product of the Group 1 Percentage for such date, the Shift Percentage for such date and the Scheduled Principal Amount for Collateral Group 1 for such date and (y) the product of the Group 1 Percentage for such date, the Shift Percentage for such date and the Unscheduled Principal Amount for Collateral Group 1 for such date, and (ii) the sum of the Class Principal Amounts of such Classes of Certificates immediately prior to such date. Notwithstanding the foregoing, on and after the Credit Support Depletion Date, such Classes will be entitled to their pro rata share of the Senior Principal Distribution Amount for Collateral Group 1.

Group Subordinate Amount
For any Collateral Group and any Distribution Date, the excess of the Pool Balance for the immediately preceding Distribution Date for that Collateral Group over the total Certificate Principal Amount of the related Senior Certificates immediately prior to that Distribution Date.

IndyMac Bank	IndyMac Bank, F.S.B.
Insurance Proceeds
All proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances or servicing advances made by the Servicer or the Master Servicer (or the Trustee) as successor master servicer), if any) of applicable insurance policies, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the borrower.

Interest Rate	For each Class of Offered Certificates and any interest-bearing component thereof, the applicable annual rate specified in the table on page S-1 hereof.
Interest Shortfall	Accrued Certificate Interest not distributed on the Distribution Date related to the Accrual Period in which it accrued, other than due to any Net Prepayment Interest Shortfalls.

Interest-Only Certificates	The Class 2-A2, Class 2-A3, Class 2-A4, Class 2-A12, Class 2-A13, Class 2-A14, Class 3-A2, Class 3-A3, Class 3-A4, Class BIO1 and Class BIO2 Certificates.
Issuing Entity	Lehman Mortgage Trust 2007-1, a common law trust formed under the laws of the State of New York.
LBH	Lehman Brothers Holdings Inc.
Lehman Bank	Lehman Brothers Bank, FSB.
Lehman Bank Underwriting Guidelines	The Underwriting Guidelines established by Lehman Bank and applied by Aurora.
Lehman Brothers	Lehman Brothers Inc.
Lehman Originated Mortgage Loans	Mortgage Loans originated by Lehman Bank or an affiliate thereof and subsequently assigned to LBH.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Certificates	Any Certificate or component thereof whose Interest Rate adjusts based on LIBOR.
LIBOR Determination Date	The second LIBOR Business Day preceding the commencement of each Accrual Period other than the first Accrual Period.
Liquidated Mortgage Loan
In general, a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the Master Servicer or the Servicer on behalf of the Trust Fund.

Liquidation Proceeds
All amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure, unreimbursed advances or servicing advances, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Loan-To-Value Ratio
For any Mortgage Loan at any time, the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgage Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraisal value of the Mortgaged Property at the time of the refinancing or modification.

Master Servicer	Aurora, or any successor thereto.
Master Servicer Remittance Date	Three Business Days immediately preceding the related Distribution Date.
Mortgage Assets	The Mortgage Loans.
Mortgage Loans	The conventional, fixed rate, fully amortizing and balloon, first lien residential mortgage loans included in the Trust Fund as of the Closing Date.
Mortgage Pool	Any of Pool 1, Pool 2 or Pool 3.
Mortgage Rate	For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note.
Mortgaged Property	The real property securing a Mortgage Loan.
Net Mortgage Rate	For any Mortgage Loan, the Mortgage Rate less the sum of the Servicing Fee Rate and any mortgage insurance premium, as applicable thereto.
Net Prepayment Interest Shortfalls	Any Prepayment Interest Shortfalls not funded by a Servicer.
Notional Amount	For each Interest-Only Certificate as of any Distribution Date, that Certificate’s Percentage Interest of the Class Notional Amount of the related Class for that date.
Offered Certificates	The Senior Certificates and the Offered Subordinate Certificates.
Offered Subordinate Certificates	The Class B1, Class B2, Class BIO1, Class B3, Class B4, Class BIO2, Class B5 and Class B6 Certificates.
OID	Original issue discount.
Original Credit Support Percentage	For any Class of Subordinate Certificates, the related Credit Support Percentage for such Class on the Closing Date.
Original Group Subordinate Amount	For any specified Collateral Group, the related Group Subordinate Amount as of the Cut-off Date for such group or groups.
Originators	Lehman Bank and IndyMac Bank.
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Percentage Interest
For any Offered Certificate, a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount or Class Notional Amount and the denominator of which is the applicable Class Principal Amount or Class Notional Amount.

Plan	Any employee benefit plan or other retirement arrangement that is subject to Section 406 of ERISA or to Section 4975 of the Code.
Pool 1	The Mortgage Pool consisting of those Mortgage Loans constituting Pool 1.
Pool 2	The Mortgage Pool consisting of those Mortgage Loans constituting Pool 2.
Pool 3	The Mortgage Pool consisting of those Mortgage Loans constituting Pool 3.
Pool Balance
For any Collateral Group for any Distribution Date, the sum of the related Applicable Fractions of the Scheduled Principal Balance of each Mortgage Loan included in such Collateral Group for that Distribution Date.

Prepayment Assumption	The applicable PPC.
Prepayment Interest Excess	For any Mortgage Loan, any excess of any interest received on that Mortgage Loan over one month’s interest at the Net Mortgage Rate.
Prepayment Interest Shortfall
The amount by which one month’s interest at the Net Mortgage Rate on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Premium Period
The period of time specified in the related mortgage note during which the related Mortgage Loan provides for payment of a Prepayment Premium Amount in connection with certain voluntary, full or partial prepayments of that Mortgage Loan.

Prepayment Premium Amount	A prepayment premium amount payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan during the related Prepayment Premium Period.
Prepayment Period
For each Distribution Date for Mortgage Loans serviced by a Servicer (other than Aurora), for a partial prepayment or a prepayment in full, the calendar month preceding the month in which such Distribution Date occurs. For each Distribution Date for Mortgage Loans serviced by Aurora, for a prepayment in full, the period commencing on the seventeenth (17th) day of the month preceding the month in which such Distribution Date occurs and ending on the sixteenth (16th) day of the month in which such Distribution Date occurs; and in the case of Mortgage Loans serviced by Aurora, for a prepayment in part, the calendar month preceding the month in which such Distribution Date occurs.

Principal Distribution Amount	For each Collateral Group on any Distribution Date, the sum of (x) the related Senior Principal Distribution Amount and (y) the related Subordinate Principal Distribution Amount.
Principal Prepayments
Payments allocable to principal on the related Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balances of those Mortgage Loans.

PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTCE	A Prohibited Transaction Class Exemption granted by the U.S. Department of Labor.
Rating Agencies	Each of S&P and Fitch.
Realized Loss
Either (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan, or (b) the amount of any Deficient Valuation. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

Record Date
For each Distribution Date and each Class of Certificates (other than the LIBOR Certificates), the last Business Day of the month immediately preceding the month in which the Distribution Date occurs. For each Distribution Date and the LIBOR Certificates, the Business Day immediately preceding the related Distribution Date.

Regulation AB
Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Depositary	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, N.A. as depositary for Euroclear, individually.
Relief Act	The Servicemembers Civil Relief Act, as amended, and similar state or local laws.

Relief Act Reduction	Any reduction of the applicable Mortgage Rate by application of the Relief Act.
Residual Certificates	The Class LT-R and Class R Certificates.
S&P	Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
Sale Agreement	Any transfer agreement pursuant to which LBH or Lehman Bank purchased Mortgage Loans directly from the Transferors.
Sale and Assignment Agreement	The mortgage loan sale and assignment agreement dated as of January 1, 2007, between LBH and the Depositor.
Sale Date	The applicable date a Mortgage Loan was purchased by LBH or Lehman Bank pursuant to the related Sale Agreement.
Scheduled Payment	The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.
Scheduled Principal Amount	For any Distribution Date and specified Collateral Group, the amount described in clause (1) of the definition of Senior Principal Distribution Amount for such group.
Scheduled Principal Balance
For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the applicable Cut-off Date after giving effect to Scheduled Payments due on or before such date, whether or not received, as reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination. The Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Seller	LBH.
Senior Certificates	Any Class of Certificates with an “A” in its Class designation and the Class R Certificates.
Senior Percentage
For each Collateral Group and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Class Principal Amounts of each Class of Senior Certificates for such Collateral Group immediately prior to that date, to the extent that such Classes are outstanding on such date, and the denominator of which is the related Pool Balance as of the beginning of the related Due Period.

Senior Prepayment Percentage
For each Collateral Group and any Distribution Date occurring during the five years beginning on the first Distribution Date, 100%. Thereafter, the Senior Prepayment Percentage for each Collateral Group will, except as described below, be subject to gradual reduction as described in the following paragraph. The Senior Prepayment Percentage for each Collateral Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

• for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date;
• for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date;
• for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date;
• for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and
• for any subsequent Distribution Date, the related Senior Percentage for that Distribution Date;

provided, however, if on any Distribution Date the Senior Percentage for any Collateral Group exceeds the initial Senior Percentage for that Collateral Group, the Senior Prepayment Percentage for each Collateral Group for that Distribution Date will once again equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any of the Collateral Groups below the level in effect for the most recent prior period specified above will be effective if, as of that Distribution Date as to which any such decrease applies, (1) the average outstanding principal balance on that Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans in all Collateral Groups that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure or bankruptcy and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) is greater than or equal to 50% of the aggregate Group Subordinate Amounts of such groups immediately prior to such Distribution Date or (2) cumulative Realized Losses with respect to the Mortgage Loans in all Collateral Groups exceed (a) with respect to any Distribution Date on or after the fifth anniversary but prior to the sixth anniversary of the first Distribution Date, 30% of the aggregate Original Group Subordinate Amounts of such groups, (b) with respect to any Distribution Date on or after the sixth anniversary but prior to the seventh anniversary of the first Distribution Date, 35% of the aggregate Original Group Subordinate Amounts of such groups, (c) with respect to any Distribution Date on or after the seventh anniversary but prior to the eighth anniversary of the first Distribution Date, 40% of the aggregate Original Group Subordinate Amounts of such groups, (d) with respect to any Distribution Date on or after the eighth anniversary but prior to the ninth anniversary of the first Distribution Date, 45% of the aggregate Original Group Subordinate Amounts of such groups and (e) with respect to any Distribution Date on or after the ninth anniversary of the first Distribution Date, 50% of the aggregate Original Group Subordinate Amounts of such groups.

After the Class Principal Amount of each Class of Senior Certificates for a Collateral Group has been reduced to zero, the Senior Prepayment Percentage for the such Collateral Group will be zero.
Senior Principal Distribution Amount	For each Collateral Group and each Distribution Date is equal to the sum of:

(1) the product of (a) the related Senior Percentage and (b) the principal portion (multiplied by the related Applicable Fraction) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Collateral Group due during the related Due Period;

(2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts (multiplied by the related Applicable Fraction): (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Collateral Group during the related Prepayment Period, (ii) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Collateral Group that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of related Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Collateral Group actually received by the Trustee with respect to the related Prepayment Period;

(3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Collateral Group that was finally liquidated during the related Prepayment Period, the lesser of (a) the related net Liquidation Proceeds allocable to principal (multiplied by the related Applicable Fraction) and (b) the product of the related Senior Prepayment Percentage for that date and the remaining Scheduled Principal Balance (multiplied by the related Applicable Fraction) of such related Mortgage Loan at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.
Servicers	Aurora and IndyMac Bank.
Servicer Remittance Date	The 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business Day).
Servicing Account	Each custodial account maintained by the applicable Servicer established in the name of the Trustee and for the benefit of the Certificateholders.
Servicing Fee
For each Mortgage Loan, a monthly fee paid to the applicable Servicer out of interest collections received from the related Mortgage Loan calculated at the Servicing Fee Rate on the outstanding Principal Balance of each Mortgage Loan.

Servicing Fee Rate	The applicable annual rate with respect to each Servicer set forth under “Fees and Expenses of the Trust Fund.”
Shift Percentage
For any Distribution Date during the five years beginning on the first Distribution Date, 0%; and thereafter, for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Special Hazard Loss Limit	With respect to the Mortgage Loans, initially, approximately $5,500,938.
Special Hazard Losses
In general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear.

Sponsor	Lehman Brothers Holdings Inc.
Subordinate Certificates	The Class B1, Class B2, Class BIO1, Class B3, Class B4, Class BIO2, Class B5, Class B6, Class B7, Class B8 and Class B9 Certificates.
Subordinate Certificate Writedown Amount

The amount, if any, by which the aggregate Class Principal Amount of the Subordinate Certificates and the aggregate Class Principal Amount of the Senior Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Scheduled Principal Balance of the Mortgage Loans in the related Groups for such Distribution Date.

Subordinate Class Percentage
For each Class of Subordinate Certificates for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all Subordinate Certificates immediately prior to such date.

Subordinate Percentage	For each Collateral Group and any Distribution Date, the difference between 100% and the related Senior Percentage for that group on such date.
Subordinate Prepayment Percentage	For each Collateral Group and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such date.
Subordinate Principal Distribution Amount	For each Collateral Group and each Distribution Date, the sum of:

(1) the product of (a) the related Subordinate Percentage and (b) the principal portion (multiplied by the related Applicable Fraction) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Collateral Group due during the related Due Period;

(2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts (multiplied by the related Applicable Fraction): (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Collateral Group during the related Prepayment Period, (ii) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and net Liquidation Proceeds (other than with respect to any related Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of related Mortgage Loans received during the related Prepayment Period and (iii) the principal portion of all proceeds of the purchase (or, in the case of a permitted substitution, amounts representing a principal adjustment) of any Mortgage Loan in the related Collateral Group actually received by the Trustee with respect to the related Prepayment Period;

(3) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Collateral Group that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal (multiplied by the Applicable Fraction) to the extent not distributed pursuant to subsection (3) of the definition of Senior Principal Distribution Amount for the related Collateral Group; and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid.
Subsequent Recovery
Any amount recovered by the Servicers or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

Tax Counsel	McKee Nelson LLP.
Transferor	Any of the various entities from which LBH or Lehman Bank purchased Mortgage Loans pursuant to the Sales Agreements.
Transferred Mortgage Loans	The Mortgage Loans purchased by LBH or Lehman Bank from the Transferor under the Sale Agreements.
Trust Accounts	The Certificate Account, the Collection Account and the Servicing Accounts.
Trust Agreement	The trust agreement dated as of January 1, 2007, among the Depositor, the Master Servicer and the Trustee.
Trust Fund	The trust fund created pursuant to the Trust Agreement, consisting primarily of those assets set forth in the second paragraph under the heading “Description of the Certificates—General.”
Trustee	Wells Fargo, in its capacity as trustee under the Trust Agreement, or any successor thereto.
Undercollateralized Class
Any Class of Senior Certificates (other than any Interest-Only Certificates) on any Distribution Date on which the aggregate Certificate Principal Amount of such Senior Certificates (after giving effect to distributions to be made on that Distribution Date) is greater than the Pool Balance of the related Collateral Group.

Underwriter	Lehman Brothers.
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Unscheduled Principal Amount	For any Distribution Date and specified Collateral Group, the amount described in clauses (2) and (3) of the definition of Senior Principal Distribution Amount for such group.
Wells Fargo	Wells Fargo Bank, N.A.

(The following Annexes constitute a part of
this Prospectus Supplement.)

ANNEX A:
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

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Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller And Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

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Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a) (30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the Trustee or the U.S. withholding agent receives a statement —

(a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that —

(i) is signed by the holder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the holder, or

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(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that —

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W 8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; such holders are encouraged to consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W 8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a) (30) of the Internal Revenue Code. Such investors are encouraged to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

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The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

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ANNEX B:
Certain Characteristics of the Mortgage Loans

The following tables set forth as of the Cut-off Date the number, total Scheduled Principal Balance or contributed principal balance and percentage of the Mortgage Loans by the aggregate and of each Collateral Group (including Collateral Groups 2A, 2B and 2C in the aggregate and Collateral Groups 3A and 3B in the aggregate) and in the aggregate for the specified characteristics. (The sum of the amounts of the aggregate Scheduled Principal Balances and contributed principal balances and the percentages in the following tables may not equal the totals due to rounding.)

S-B-1

Original Loan-to-Value Ratios — All Loans
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.01 to 10.00	2	$44,972.81	0.01%
10.01 to 20.00	12	1,242,929.19	0.23
20.01 to 30.00	30	3,971,982.27	0.72
30.01 to 40.00	50	8,042,593.95	1.46
40.01 to 50.00	111	21,308,419.09	3.87
50.01 to 60.00	179	42,034,760.28	7.64
60.01 to 70.00	368	94,799,095.58	17.23
70.01 to 80.00	1,209	277,764,404.02	50.49
80.01 to 90.00	151	31,570,189.53	5.74
90.01 to 100.00	396	69,314,514.59	12.60
Total	2,508	$550,093,861.31	100.00%

The weighted average original loan-to-value ratio is approximately 75.53%.

Mortgage Rates — All Loans
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

6.001 to 6.500	395	$104,487,723.45	18.99%
6.501 to 7.000	975	242,426,788.85	44.07
7.001 to 7.500	676	129,918,358.59	23.62
7.501 to 8.000	357	60,276,426.96	10.96
8.001 to 8.500	88	10,841,161.34	1.97
8.501 to 9.000	15	1,822,567.99	0.33
9.001 to 9.500	2	320,834.13	0.06
Total	2,508	$550,093,861.31	100.00%
The weighted average mortgage rate is approximately 6.992% per annum.

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Original Terms to Maturity — All Loans
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

241 to 360	2,508	$550,093,861.31	100.00%
Total	2,508	$550,093,861.31	100.00%
The weighted average original term to maturity is approximately 360 months.

Remaining Terms to Maturity — All Loans
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

241 to 360	2,508	$550,093,861.31	100.00%
Total	2,508	$550,093,861.31	100.00%
The weighted average remaining term to maturity is approximately 358 months.

Balloon — All Loans
Balloon	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Balloon	195	$47,600,430.23	8.65%
Fully Amortizing	2,313	502,493,431.08	91.35
Total	2,508	$550,093,861.31	100.00%

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Geographic Distribution — All Loans
Geographic Area	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

California	532	$163,215,215.07	29.67%
Florida	390	80,101,616.70	14.56
New York	122	39,167,431.01	7.12
Texas	230	30,513,319.51	5.55
Washington	66	17,945,835.40	3.26
Arizona	85	17,414,281.44	3.17
Colorado	81	17,006,417.86	3.09
Maryland	61	15,831,041.04	2.88
Virginia	71	14,277,276.19	2.60
Georgia	68	11,763,657.36	2.14
Other	802	142,857,769.73	25.97
Total	2,508	$550,093,861.31	100.00%

Cut-Off Date Scheduled Principal Balances — All Loans
Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.01 to 50,000.00	19	$786,839.99	0.14%
50,000.01 to 100,000.00	361	28,938,836.89	5.26
100,000.01 to 150,000.00	507	63,788,727.47	11.60
150,000.01 to 200,000.00	476	83,156,120.61	15.12
200,000.01 to 250,000.00	354	79,638,358.78	14.48
250,000.01 to 300,000.00	263	72,481,879.20	13.18
300,000.01 to 350,000.00	169	54,830,093.49	9.97
350,000.01 to 400,000.00	162	60,681,802.46	11.03
400,000.01 to 450,000.00	76	32,169,722.12	5.85
450,000.01 to 500,000.00	37	17,773,148.51	3.23
500,000.01 to 550,000.00	26	13,698,608.56	2.49
550,000.01 to 600,000.00	19	10,947,830.97	1.99
600,000.01 to 650,000.00	12	7,444,360.55	1.35
650,000.01 to 700,000.00	3	2,072,811.57	0.38
700,000.01 to 750,000.00	7	5,114,868.62	0.93
750,000.01 to 800,000.00	5	3,944,476.93	0.72
800,000.01 to 850,000.00	2	1,674,900.00	0.30
850,000.01 to 900,000.00	1	856,000.00	0.16
900,000.01 to 950,000.00	3	2,816,375.54	0.51
950,000.01 to 1,000,000.00	3	2,974,160.55	0.54
1,250,000.01 to 1,500,000.00	2	2,553,938.50	0.46
1,500,000.01 to 1,750,000.00	1	1,750,000.00	0.32
Total	2,508	$550,093,861.31	100.00%

The average Cut-off Date Scheduled Principal Balance is approximately $219,335.

S-B-4

Property Type — All Loans
Property Type	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Single Family	1,725	$371,892,201.14	67.61%
Planned Unit Development	411	92,300,137.43	16.78
Two-to-Four Family	167	48,532,457.54	8.82
Condominium	174	32,542,620.84	5.92
Townhouse	30	4,736,817.54	0.86
Cooperative	1	89,626.82	0.02
Total	2,508	$550,093,861.31	100.00%

Loan Purpose — All Loans
Loan Purpose	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Cash Out Refinance	1,008	$237,734,452.55	43.22%
Purchase	1,076	214,774,984.64	39.04
Rate/Term Refinance	424	97,584,424.12	17.74
Total	2,508	$550,093,861.31	100.00%

Loan Documentation — All Loans
Loan Documentation	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Stated Documentation	1,028	$242,595,859.93	44.10%
No Documentation	585	126,371,112.28	22.97
Full Documentation	637	121,077,943.48	22.01
No Ratio Documentation	196	46,641,558.41	8.48
Stated Income/Stated Asset	59	12,423,835.64	2.26
Limited Documentation	3	983,551.57	0.18
Total	2,508	$550,093,861.31	100.00%

S-B-5

Occupancy Status — All Loans
Occupancy Status	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Primary Home	2,015	$467,859,441.00	85.05%
Investment	414	66,167,908.20	12.03
Secondary Home	79	16,066,512.11	2.92
Total	2,508	$550,093,861.31	100.00%

Prepayment Penalty (Years) — All Loans
Prepayment Penalty (Years)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0.000	483	$123,505,620.27	22.45%
0.333	1	444,000.00	0.08
0.500	8	2,128,238.88	0.39
1.000	73	15,498,621.78	2.82
2.000	131	30,216,849.97	5.49
3.000	1,812	378,300,530.41	68.77
Total	2,508	$550,093,861.31	100.00%

30-59 Day Delinquencies — All Loans
30-59 Day Delinquencies*	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	2,508	$550,093,861.31	100.00%
Total	2,508	$550,093,861.31	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

S-B-6

60-89 Day Delinquencies — All Loans
60-89 Day Delinquencies*	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	2,508	$550,093,861.31	100.00%
Total	2,508	$550,093,861.31	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

90 and Above Day Delinquencies — All Loans
90 and Above Day Delinquencies*	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	2,508	$550,093,861.31	100.00%
Total	2,508	$550,093,861.31	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

Interest Only Term — All Loans
Interest Only Term (months)	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

0	1,718	$350,745,894.07	63.76%
60	167	42,646,873.26	7.75
120	623	156,701,093.98	28.49
Total	2,508	$550,093,861.31	100.00%

Days Delinquent — All Loans
Days Delinquent	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

Less than 30	2,508	$550,093,861.31	100.00%
Total	2,508	$550,093,861.31	100.00%

S-B-7

Mortgage Loan Originators — All Loans
Originator	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

IndyMac Bank, F.S.B.	1,590	$348,615,644.07	63.37%
Lehman Brothers Bank, FSB	918	201,478,217.24	36.63
Total	2,508	$550,093,861.31	100.00%

Mortgage Loan Servicers — All Loans
Servicer	Number of Mortgage Loans	Total Scheduled Principal Balance	Percentage of Mortgage Loans by Total Scheduled Principal Balance

IndyMac Bank, F.S.B.	1,590	$348,615,644.07	63.37%
Aurora Loan Services LLC	918	201,478,217.24	36.63
Total	2,508	$550,093,861.31	100.00%

S-B-8

Original Loan-to-Value Ratios — Collateral Group 1
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 10.00	2	$20,983.69	0.01%
10.01 to 20.00	11	476,599.29	0.27
20.01 to 30.00	29	1,599,056.89	0.91
30.01 to 40.00	42	3,045,727.34	1.73
40.01 to 50.00	97	9,347,297.31	5.32
50.01 to 60.00	153	18,407,986.71	10.47
60.01 to 70.00	299	35,545,210.09	20.22
70.01 to 80.00	739	81,238,121.62	46.22
80.01 to 90.00	113	9,658,756.14	5.50
90.01 to 100.00	259	16,420,238.70	9.34
Total	1,744	$175,759,977.78	100.00%

The weighted average original loan-to-value ratio is approximately 72.95%.

Mortgage Rates — Collateral Group 1
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

6.001 to 6.500	395	$69,975,628.26	39.81%
6.501 to 7.000	975	90,611,975.74	51.55
7.001 to 7.500	254	12,488,966.95	7.11
7.501 to 8.000	110	2,577,299.93	1.47
8.001 to 8.500	8	89,591.26	0.05
8.501 to 9.000	2	16,515.64	0.01
Total	1,744	$175,759,977.78	100.00%

The weighted average mortgage rate is approximately 6.680% per annum.

S-B-9

Original Terms to Maturity — Collateral Group 1
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	1,744	$175,759,977.78	100.00%
Total	1,744	$175,759,977.78	100.00%
The weighted average original term to maturity is approximately 360 months.

Remaining Terms to Maturity — Collateral Group 1
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	1,744	$175,759,977.78	100.00%
Total	1,744	$175,759,977.78	100.00%

The weighted average remaining term to maturity is approximately 358 months.

Balloon — Collateral Group 1
Balloon	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Balloon	140	$15,182,245.45	8.64%
Fully Amortizing	1,604	160,577,732.33	91.36
Total	1,744	$175,759,977.78	100.00%

S-B-10

Geographic Distribution — Collateral Group 1
Geographic Area	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

California	467	$70,134,914.48	39.90%
Florida	243	18,453,743.18	10.50
New York	111	15,722,716.53	8.95
Maryland	49	5,971,041.28	3.40
Washington	54	5,650,914.94	3.22
Texas	111	5,440,574.88	3.10
Colorado	56	5,312,650.18	3.02
New Jersey	35	4,473,542.36	2.55
Virginia	48	4,094,025.76	2.33
Arizona	51	3,471,339.35	1.98
Other	519	37,034,514.85	21.07
Total	1,744	$175,759,977.78	100.00%

Cut-Off Date Scheduled Principal Balances — Collateral Group 1
Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 50,000.00	8	$111,921.60	0.06%
50,000.01 to 100,000.00	177	4,420,019.57	2.51
100,000.01 to 150,000.00	310	13,919,677.22	7.92
150,000.01 to 200,000.00	328	21,618,452.46	12.30
200,000.01 to 250,000.00	259	25,380,645.27	14.44
250,000.01 to 300,000.00	209	26,113,975.40	14.86
300,000.01 to 350,000.00	139	21,158,541.57	12.04
350,000.01 to 400,000.00	135	23,241,618.78	13.22
400,000.01 to 450,000.00	69	12,652,172.99	7.20
450,000.01 to 500,000.00	34	6,577,570.02	3.74
500,000.01 to 550,000.00	23	5,210,953.53	2.96
550,000.01 to 600,000.00	17	4,209,454.08	2.40
600,000.01 to 650,000.00	11	3,332,101.20	1.90
650,000.01 to 700,000.00	3	907,684.68	0.52
700,000.01 to 750,000.00	6	1,211,411.44	0.69
750,000.01 to 800,000.00	4	1,102,920.78	0.63
800,000.01 to 850,000.00	2	754,960.00	0.43
850,000.01 to 900,000.00	1	513,600.00	0.29
900,000.01 to 950,000.00	3	1,220,845.29	0.69
950,000.01 to 1,000,000.00	3	1,289,664.22	0.73
1,250,000.01 to 1,500,000.00	2	636,787.70	0.36
1,500,000.01 to 1,750,000.00	1	175,000.00	0.10
Total	1,744	$175,759,977.78	100.00%

The average Cut-off Date Contributed Principal Balance is approximately $251,975.

S-B-11

Property Type — Collateral Group 1
Property Type	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Single Family	1,211	$120,545,339.88	68.59%
Planned Unit Development	285	27,913,929.89	15.88
Two-to-Four Family	121	17,261,016.54	9.82
Condominium	112	9,003,591.10	5.12
Townhouse	14	1,018,175.00	0.58
Cooperative	1	17,925.36	0.01
Total	1,744	$175,759,977.78	100.00%

Loan Purpose — Collateral Group 1
Loan Purpose	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Cash Out Refinance	753	$81,591,844.25	46.42%
Purchase	667	59,155,487.65	33.66
Rate/Term Refinance	324	35,012,645.88	19.92
Total	1,744	$175,759,977.78	100.00%

Loan Documentation — Collateral Group 1
Loan Documentation	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Stated Documentation	683	$77,280,534.33	43.97%
No Documentation	454	45,446,051.50	25.86
Full Documentation	455	38,699,265.76	22.02
No Ratio Documentation	124	12,447,203.10	7.08
Stated Income/Stated Asset	26	1,663,856.54	0.95
Limited Documentation	2	223,066.55	0.13
Total	1,744	$175,759,977.78	100.00%

S-B-12

Occupancy Status — Collateral Group 1
Occupancy Status	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Primary Home	1,489	$158,761,694.97	90.33%
Investment	207	13,656,397.43	7.77
Secondary Home	48	3,341,885.38	1.90
Total	1,744	$175,759,977.78	100.00%

Prepayment Penalty (Years) — Collateral Group 1
Prepayment Penalty (Years)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.000	438	$46,652,342.25	26.54%
0.333	1	177,600.00	0.10
0.500	8	1,110,599.21	0.63
1.000	70	7,071,191.33	4.02
2.000	90	9,762,151.37	5.55
3.000	1,137	110,986,093.61	63.15
Total	1,744	$175,759,977.78	100.00%

30-59 Day Delinquencies — Collateral Group 1
30-59 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,744	$175,759,977.78	100.00%
Total	1,744	$175,759,977.78	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

S-B-13

60-89 Day Delinquencies — Collateral Group 1
60-89 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,744	$175,759,977.78	100.00%
Total	1,744	$175,759,977.78	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

90 and Above Day Delinquencies — Collateral Group 1
90 and Above Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,744	$175,759,977.78	100.00%
Total	1,744	$175,759,977.78	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

Interest Only Term — Collateral Group 1
Interest Only Term (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,162	$109,423,427.12	62.26%
60	135	12,764,232.88	7.26
120	447	53,572,317.78	30.48
Total	1,744	$175,759,977.78	100.00%

S-B-14

Mortgage Loan Originators — Collateral Group 1
Originator	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

IndyMac Bank, F.S.B.	1,118	$118,920,296.08	67.66%
Lehman Brothers Bank, FSB	626	56,839,681.70	32.34
Total	1,744	$175,759,977.78	100.00%

Mortgage Loan Servicers — Collateral Group 1
Servicer	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

IndyMac Bank, F.S.B.	1,118	$118,920,296.08	67.66%
Aurora Loan Services LLC	626	56,839,681.70	32.34
Total	1,744	$175,759,977.78	100.00%

S-B-15

Original Loan-to-Value Ratios — Collateral Groups 2A, 2B and 2C Combined
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 10.00	2	$23,989.12	0.01%
10.01 to 20.00	12	728,885.23	0.23
20.01 to 30.00	30	2,372,925.38	0.74
30.01 to 40.00	48	4,699,302.60	1.47
40.01 to 50.00	110	11,644,551.42	3.64
50.01 to 60.00	177	22,764,684.24	7.11
60.01 to 70.00	359	55,449,621.02	17.33
70.01 to 80.00	1,111	158,954,837.64	49.68
80.01 to 90.00	149	19,137,790.46	5.98
90.01 to 100.00	392	44,182,711.67	13.81
Total	2,390	$319,959,298.79	100.00%

The weighted average original loan-to-value ratio is approximately 75.97%.

Mortgage Rates — Collateral Groups 2A, 2B and 2C Combined
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

6.001 to 6.500	395	$34,512,095.19	10.79%
6.501 to 7.000	975	151,814,813.11	47.45
7.001 to 7.500	676	99,688,808.21	31.16
7.501 to 8.000	240	27,973,227.29	8.74
8.001 to 8.500	87	5,219,981.11	1.63
8.501 to 9.000	15	623,030.82	0.19
9.001 to 9.500	2	127,343.06	0.04
Total	2,390	$319,959,298.79	100.00%

The weighted average mortgage rate is approximately 7.038% per annum.

S-B-16

Original Terms to Maturity — Collateral Groups 2A, 2B and 2C Combined
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	2,390	$319,959,298.79	100.00%
Total	2,390	$319,959,298.79	100.00%

The weighted average original term to maturity is approximately 360 months.

Remaining Terms to Maturity — Collateral Groups 2A, 2B and 2C Combined
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	2,390	$319,959,298.79	100.00%
Total	2,390	$319,959,298.79	100.00%

The weighted average remaining term to maturity is approximately 358 months.

Balloon — Collateral Groups 2A, 2B and 2C Combined
Balloon	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Balloon	189	$28,398,108.56	8.88%
Fully Amortizing	2,201	291,561,190.22	91.12
Total	2,390	$319,959,298.79	100.00%

S-B-17

Geographic Distribution — Collateral Groups 2A, 2B and 2C Combined
Geographic Area	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

California	522	$86,782,927.23	27.12%
Florida	366	49,924,428.95	15.60
New York	121	22,762,042.84	7.11
Texas	205	18,109,169.04	5.66
Washington	66	11,173,114.32	3.49
Arizona	81	10,516,443.27	3.29
Colorado	78	10,204,376.13	3.19
Virginia	69	9,104,813.56	2.85
Maryland	60	8,711,646.88	2.72
Georgia	65	7,290,517.56	2.28
Other	757	85,379,818.98	26.68
Total	2,390	$319,959,298.79	100.00%

Cut-Off Date Scheduled Principal Balances — Collateral Groups 2A, 2B and 2C Combined
Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 50,000.00	16	$388,388.56	0.12%
50,000.01 to 100,000.00	321	16,772,073.58	5.24
100,000.01 to 150,000.00	483	39,324,675.70	12.29
150,000.01 to 200,000.00	452	50,747,479.41	15.86
200,000.01 to 250,000.00	340	44,758,448.20	13.99
250,000.01 to 300,000.00	261	42,316,459.84	13.23
300,000.01 to 350,000.00	166	29,350,816.32	9.17
350,000.01 to 400,000.00	155	32,712,683.77	10.22
400,000.01 to 450,000.00	76	18,658,354.23	5.83
450,000.01 to 500,000.00	37	10,952,905.68	3.42
500,000.01 to 550,000.00	26	8,487,655.03	2.65
550,000.01 to 600,000.00	19	6,738,376.89	2.11
600,000.01 to 650,000.00	12	3,959,759.35	1.24
650,000.01 to 700,000.00	3	1,165,126.89	0.36
700,000.01 to 750,000.00	7	3,549,457.18	1.11
750,000.01 to 800,000.00	4	2,042,120.78	0.64
800,000.01 to 850,000.00	2	919,940.00	0.29
850,000.01 to 900,000.00	1	342,400.00	0.11
900,000.01 to 950,000.00	3	1,595,530.25	0.50
950,000.01 to 1,000,000.00	3	1,684,496.33	0.53
1,250,000.01 to 1,500,000.00	2	1,917,150.80	0.60
1,500,000.01 to 1,750,000.00	1	1,575,000.00	0.49
Total	2,390	$319,959,298.79	100.00%

The average Cut-off Date Contributed Principal Balance is approximately $217,739.

S-B-18

Property Type — Collateral Groups 2A, 2B and 2C Combined
Property Type	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Single Family	1,648	$216,307,889.52	67.60%
Planned Unit Development	392	54,104,501.79	16.91
Two-to-Four Family	158	27,596,010.01	8.62
Condominium	167	19,426,915.31	6.07
Townhouse	24	2,452,280.69	0.77
Cooperative	1	71,701.46	0.02
Total	2,390	$319,959,298.79	100.00%

Loan Purpose — Collateral Groups 2A, 2B and 2C Combined
Loan Purpose	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Cash Out Refinance	959	$134,766,474.68	42.12%
Purchase	1,022	128,675,196.30	40.22
Rate/Term Refinance	409	56,517,627.81	17.66
Total	2,390	$319,959,298.79	100.00%

Loan Documentation — Collateral Groups 2A, 2B and 2C Combined
Loan Documentation	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Stated Documentation	971	$139,714,221.95	43.67%
Full Documentation	619	72,351,405.64	22.61
No Documentation	562	71,169,891.67	22.24
No Ratio Documentation	182	28,214,488.59	8.82
Stated Income/Stated Asset	53	7,763,205.76	2.43
Limited Documentation	3	746,085.17	0.23
Total	2,390	$319,959,298.79	100.00%

S-B-19

Occupancy Status — Collateral Groups 2A, 2B and 2C Combined
Occupancy Status	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Primary Home	1,934	$269,434,728.11	84.21%
Investment	380	40,207,379.07	12.57
Secondary Home	76	10,317,191.61	3.22
Total	2,390	$319,959,298.79	100.00%

Prepayment Penalty (Years) — Collateral Groups 2A, 2B and 2C Combined
Prepayment Penalty (Years)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.000	483	$76,853,278.02	24.02%
0.333	1	266,400.00	0.08
0.500	8	1,017,639.67	0.32
1.000	73	8,427,430.45	2.63
2.000	123	16,990,360.64	5.31
3.000	1,702	216,404,190.02	67.63
Total	2,390	$319,959,298.79	100.00%

30-59 Day Delinquencies — Collateral Groups 2A, 2B and 2C Combined
30-59 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	2,390	$319,959,298.79	100.00%
Total	2,390	$319,959,298.79	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

S-B-20

60-89 Day Delinquencies — Collateral Groups 2A, 2B and 2C Combined
60-89 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	2,390	$319,959,298.79	100.00%
Total	2,390	$319,959,298.79	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

90 and Above Day Delinquencies — Collateral Groups 2A, 2B and 2C Combined
90 and Above Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	2,390	$319,959,298.79	100.00%
Total	2,390	$319,959,298.79	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

S-B-21

Interest Only Term — Collateral Groups 2A, 2B and 2C Combined
Interest Only Term (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,624	$203,117,053.37	63.48%
60	164	28,158,185.58	8.80
120	602	88,684,059.84	27.72
Total	2,390	$319,959,298.79	100.00%

Mortgage Loan Originators — Collateral Groups 2A, 2B and 2C Combined
Originator	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

IndyMac Bank, F.S.B.	1,522	$194,936,602.68	60.93%
Lehman Brothers Bank, FSB	868	125,022,696.10	39.07
Total	2,390	$319,959,298.79	100.00%

Mortgage Loan Servicers — Collateral Groups 2A, 2B and 2C Combined
Servicer	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

IndyMac Bank, F.S.B.	1,522	$194,936,602.68	60.93%
Aurora Loan Services LLC	868	125,022,696.10	39.07
Total	2,390	$319,959,298.79	100.00%

S-B-22

Original Loan-to-Value Ratios — Collateral Group 2A
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 10.00	2	$23,989.12	0.02%
10.01 to 20.00	4	172,759.60	0.12
20.01 to 30.00	14	1,008,497.37	0.71
30.01 to 40.00	18	1,789,972.68	1.25
40.01 to 50.00	64	5,826,281.40	4.08
50.01 to 60.00	100	11,713,994.61	8.20
60.01 to 70.00	185	24,880,322.52	17.42
70.01 to 80.00	618	84,619,854.23	59.24
80.01 to 90.00	60	7,657,934.37	5.36
90.01 to 100.00	38	5,150,356.95	3.61
Total	1,103	$142,843,962.84	100.00%

The weighted average original loan-to-value ratio is approximately 73.61%.

Mortgage Rates — Collateral Group 2A
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

6.001 to 6.500	265	$21,587,064.38	15.11%
6.501 to 7.000	475	73,783,746.01	51.65
7.001 to 7.500	280	40,136,234.81	28.10
7.501 to 8.000	77	6,897,123.59	4.83
8.001 to 8.500	6	439,794.06	0.31
Total	1,103	$142,843,962.84	100.00%

The weighted average mortgage rate is approximately 6.937% per annum.

S-B-23

Original Terms to Maturity — Collateral Group 2A
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	1,103	$142,843,962.84	100.00%
Total	1,103	$142,843,962.84	100.00%

The weighted average original term to maturity is approximately 360 months.

Remaining Terms to Maturity — Collateral Group 2A
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	1,103	$142,843,962.84	100.00%
Total	1,103	$142,843,962.84	100.00%

The weighted average remaining term to maturity is approximately 358 months.

Balloon — Collateral Group 2A
Balloon	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Balloon	82	$11,773,285.55	8.24%
Fully Amortizing	1,021	131,070,677.29	91.76
Total	1,103	$142,843,962.84	100.00%

S-B-24

Geographic Distribution — Collateral Group 2A
Geographic Area	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

California	339	$50,556,335.13	35.39%
Florida	208	25,935,826.84	18.16
New York	84	15,187,271.21	10.63
Texas	54	4,754,257.71	3.33
Virginia	33	4,410,083.89	3.09
Maryland	29	3,744,812.06	2.62
New Jersey	25	3,238,019.73	2.27
Washington	16	2,699,941.59	1.89
Arizona	20	2,689,546.68	1.88
Georgia	23	2,333,260.02	1.63
Other	272	27,294,607.98	19.11
Total	1,103	$142,843,962.84	100.00%

Cut-Off Date Scheduled Principal Balances — Collateral Group 2A
Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 50,000.00	10	$209,120.29	0.15%
50,000.01 to 100,000.00	93	4,311,253.37	3.02
100,000.01 to 150,000.00	198	15,375,329.12	10.76
150,000.01 to 200,000.00	194	20,466,881.19	14.33
200,000.01 to 250,000.00	184	22,902,213.73	16.03
250,000.01 to 300,000.00	154	24,219,787.29	16.96
300,000.01 to 350,000.00	111	18,745,395.73	13.12
350,000.01 to 400,000.00	93	19,023,391.90	13.32
400,000.01 to 450,000.00	41	9,567,920.09	6.70
450,000.01 to 500,000.00	13	3,446,634.29	2.41
500,000.01 to 550,000.00	6	1,702,214.78	1.19
550,000.01 to 600,000.00	2	990,432.65	0.69
600,000.01 to 650,000.00	1	191,417.40	0.13
700,000.01 to 750,000.00	1	706,971.00	0.49
750,000.01 to 800,000.00	1	560,000.00	0.39
800,000.01 to 850,000.00	1	425,000.00	0.30
Total	1,103	$142,843,962.84	100.00%

The average Cut-off Date Contributed Principal Balance is approximately $225,035.

S-B-25

Property Type — Collateral Group 2A
Property Type	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Single Family	733	$92,166,812.88	64.52%
Planned Unit Development	156	20,199,081.18	14.14
Two-to-Four Family	94	16,905,956.52	11.84
Condominium	99	11,399,767.89	7.98
Townhouse	21	2,172,344.37	1.52
Total	1,103	$142,843,962.84	100.00%

Loan Purpose — Collateral Group 2A
Loan Purpose	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Cash Out Refinance	567	$74,785,419.65	52.35%
Purchase	369	47,267,306.71	33.09
Rate/Term Refinance	167	20,791,236.48	14.56
Total	1,103	$142,843,962.84	100.00%

Loan Documentation — Collateral Group 2A
Loan Documentation	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Stated Documentation	471	$64,059,586.39	44.85%
No Documentation	338	41,914,061.47	29.34
Full Documentation	207	23,404,788.22	16.38
No Ratio Documentation	80	12,354,447.20	8.65
Limited Documentation	3	746,085.17	0.52
Stated Income/Stated Asset	4	364,994.39	0.26
Total	1,103	$142,843,962.84	100.00%

S-B-26

Occupancy Status — Collateral Group 2A
Occupancy Status	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Primary Home	964	$126,112,964.80	88.29%
Investment	116	13,615,633.36	9.53
Secondary Home	23	3,115,364.68	2.18
Total	1,103	$142,843,962.84	100.00%

Prepayment Penalty (Years) — Collateral Group 2A
Prepayment Penalty (Years)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.333	1	$266,400.00	0.19%
0.500	7	785,639.67	0.55
1.000	66	7,637,461.29	5.35
2.000	117	16,050,291.89	11.24
3.000	912	118,104,169.99	82.68
Total	1,103	$142,843,962.84	100.00%

30-59 Day Delinquencies — Collateral Group 2A
30-59 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,103	$142,843,962.84	100.00%
Total	1,103	$142,843,962.84	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

S-B-27

60-89 Day Delinquencies — Collateral Group 2A
60-89 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,103	$142,843,962.84	100.00%
Total	1,103	$142,843,962.84	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

90 and Above Day Delinquencies — Collateral Group 2A
90 and Above Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	1,103	$142,843,962.84	100.00%
Total	1,103	$142,843,962.84	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

Interest Only Term — Collateral Group 2A
Interest Only Term (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	749	$91,424,726.79	64.00%
60	17	2,846,774.72	1.99
120	337	48,572,461.33	34.00
Total	1,103	$142,843,962.84	100.00%

S-B-28

Mortgage Loan Originators — Collateral Group 2A
Originator	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

IndyMac Bank, F.S.B.	1,046	$134,270,726.79	94.00%
Lehman Brothers Bank, FSB	57	8,573,236.05	6.00
Total	1,103	$142,843,962.84	100.00%

Mortgage Loan Servicers — Collateral Group 2A
Servicer	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

IndyMac Bank, F.S.B.	1,046	$134,270,726.79	94.00%
Aurora Loan Services LLC	57	8,573,236.05	6.00
Total	1,103	$142,843,962.84	100.00%

S-B-29

Original Loan-to-Value Ratios — Collateral Group 2B
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

10.01 to 20.00	2	$127,130.98	0.13%
20.01 to 30.00	7	591,496.35	0.59
30.01 to 40.00	12	1,232,730.23	1.23
40.01 to 50.00	22	2,737,210.95	2.73
50.01 to 60.00	26	3,381,519.78	3.37
60.01 to 70.00	79	11,089,935.39	11.06
70.01 to 80.00	336	45,190,525.56	45.07
80.01 to 90.00	56	7,212,549.41	7.19
90.01 to 100.00	264	28,698,959.29	28.62
Total	804	$100,262,057.93	100.00%

The weighted average original loan-to-value ratio is approximately 81.33%.

Mortgage Rates — Collateral Group 2B
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

6.001 to 6.500	55	$4,718,388.76	4.71%
6.501 to 7.000	245	33,757,607.10	33.67
7.001 to 7.500	270	38,733,486.75	38.63
7.501 to 8.000	137	17,673,348.41	17.63
8.001 to 8.500	80	4,628,853.03	4.62
8.501 to 9.000	15	623,030.82	0.62
9.001 to 9.500	2	127,343.06	0.13
Total	804	$100,262,057.93	100.00%

The weighted average mortgage rate is approximately 7.249% per annum.

S-B-30

Original Terms to Maturity — Collateral Group 2B
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	804	$100,262,057.93	100.00%
Total	804	$100,262,057.93	100.00%

The weighted average original term to maturity is approximately 360 months.

Remaining Terms to Maturity — Collateral Group 2B
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	804	$100,262,057.93	100.00%
Total	804	$100,262,057.93	100.00%

The weighted average remaining term to maturity is approximately 358 months.

Balloon — Collateral Group 2B
Balloon	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Balloon	21	$2,801,949.14	2.79%
Fully Amortizing	783	97,460,108.79	97.21
Total	804	$100,262,057.93	100.00%

S-B-31

Geographic Distribution — Collateral Group 2B
Geographic Area	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Florida	132	$19,274,554.78	19.22%
California	90	16,087,580.43	16.05
Texas	108	8,564,651.90	8.54
Arizona	41	5,304,510.99	5.29
Colorado	40	5,289,360.80	5.28
Utah	40	5,048,088.05	5.03
Washington	30	4,450,199.05	4.44
Virginia	28	3,360,151.87	3.35
Nevada	21	3,343,475.92	3.33
New York	13	2,645,611.50	2.64
Other	261	26,893,872.65	26.82
Total	804	$100,262,057.93	100.00%

Cut-Off Date Scheduled Principal Balances — Collateral Group 2B
Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 50,000.00	2	$43,367.86	0.04%
50,000.01 to 100,000.00	142	7,120,821.95	7.10
100,000.01 to 150,000.00	178	14,659,024.40	14.62
150,000.01 to 200,000.00	188	22,129,518.38	22.07
200,000.01 to 250,000.00	111	15,802,453.28	15.76
250,000.01 to 300,000.00	78	13,298,217.13	13.26
300,000.01 to 350,000.00	33	6,456,684.70	6.44
350,000.01 to 400,000.00	32	7,408,975.34	7.39
400,000.01 to 450,000.00	16	4,322,679.76	4.31
450,000.01 to 500,000.00	9	2,996,812.86	2.99
500,000.01 to 550,000.00	5	1,920,771.53	1.92
550,000.01 to 600,000.00	4	1,360,935.32	1.36
600,000.01 to 650,000.00	2	900,780.29	0.90
650.,000.01 to700,000.00	1	405,000.00	0.40
700,000.01 to 750,000.00	3	1,436,015.14	1.43
Total	804	$100,262,057.93	100.00%

The average Cut-off Date Contributed Principal Balance is approximately $193,103.

S-B-32

Property Type — Collateral Group 2B
Property Type	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Single Family	571	$68,757,708.70	68.58%
Planned Unit Development	143	19,180,882.09	19.13
Two-to-Four Family	41	6,595,516.01	6.58
Condominium	48	5,670,124.93	5.66
Townhouse	1	57,826.20	0.06
Total	804	$100,262,057.93	100.00%

Loan Purpose — Collateral Group 2B
Loan Purpose	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Purchase	437	$49,067,770.70	48.94%
Cash Out Refinance	232	31,859,746.22	31.78
Rate/Term Refinance	135	19,334,541.01	19.28
Total	804	$100,262,057.93	100.00%

Loan Documentation — Collateral Group 2B
Loan Documentation	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Stated Documentation	351	$46,998,850.44	46.88%
Full Documentation	280	31,109,390.03	31.03
No Documentation	84	9,717,709.38	9.69
No Ratio Documentation	59	8,504,410.91	8.48
Stated Income/Stated Asset	30	3,931,697.16	3.92
Total	804	$100,262,057.93	100.00%

S-B-33

Occupancy Status — Collateral Group 2B
Occupancy Status	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Primary Home	556	$74,692,692.04	74.50%
Investment	217	21,335,304.32	21.28
Secondary Home	31	4,234,061.57	4.22
Total	804	$100,262,057.93	100.00%

Prepayment Penalty (Years) — Collateral Group 2B
Prepayment Penalty (Years)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.500	1	$232,000.00	0.23%
1.000	7	789,969.16	0.79
2.000	6	940,068.74	0.94
3.000	790	98,300,020.03	98.04
Total	804	$100,262,057.93	100.00%

30-59 Day Delinquencies — Collateral Group 2B
30-59 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	804	$100,262,057.93	100.00%
Total	804	$100,262,057.93	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

S-B-34

60-89 Day Delinquencies — Collateral Group 2B
60-89 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	804	$100,262,057.93	100.00%
Total	804	$100,262,057.93	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

90 and Above Day Delinquencies — Collateral Group 2B
90 and Above Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	804	$100,262,057.93	100.00%
Total	804	$100,262,057.93	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

Interest Only Term — Collateral Group 2B
Interest Only Term (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	540	$61,000,797.20	60.84%
60	102	16,980,104.11	16.94
120	162	22,281,156.62	22.22
Total	804	$100,262,057.93	100.00%

S-B-35

Mortgage Loan Originators — Collateral Group 2B
Originator	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Lehman Brothers Bank, FSB	506	$63,517,381.13	63.35%
IndyMac Bank, F.S.B.	298	36,744,676.80	36.65
Total	804	$100,262,057.93	100.00%

Mortgage Loan Servicers — Collateral Group 2B
Servicer	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Aurora Loan Services LLC	506	$63,517,381.13	63.35%
IndyMac Bank, F.S.B.	298	36,744,676.80	36.65
Total	804	$100,262,057.93	100.00%

S-B-36

Original Loan-to-Value Ratios — Collateral Group 2C
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

10.01 to 20.00	6	$428,994.66	0.56%
20.01 to 30.00	9	772,931.65	1.01
30.01 to 40.00	18	1,676,599.70	2.18
40.01 to 50.00	24	3,081,059.08	4.01
50.01 to 60.00	51	7,669,169.85	9.98
60.01 to 70.00	95	19,479,363.10	25.35
70.01 to 80.00	157	29,144,457.86	37.92
80.01 to 90.00	33	4,267,306.68	5.55
90.01 to 100.00	90	10,333,395.44	13.45
Total	483	$76,853,278.02	100.00%

The weighted average original loan-to-value ratio is approximately 73.37%.

Mortgage Rates — Collateral Group 2C
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

6.001 to 6.500	75	$8,206,642.04	10.68%
6.501 to 7.000	255	44,273,460.00	57.61
7.001 to 7.500	126	20,819,086.65	27.09
7.501 to 8.000	26	3,402,755.29	4.43
8.001 to 8.500	1	151,334.02	0.20
Total	483	$76,853,278.02	100.00%

The weighted average mortgage rate is approximately 6.950% per annum.

S-B-37

Original Terms to Maturity — Collateral Group 2C
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	483	$76,853,278.02	100.00%
Total	483	$76,853,278.02	100.00%

The weighted average original term to maturity is approximately 360 months.

Remaining Terms to Maturity — Collateral Group 2C
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	483	$76,853,278.02	100.00%
Total	483	$76,853,278.02	100.00%

The weighted average remaining term to maturity is approximately 358 months.

Balloon — Collateral Group 2C
Balloon	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Balloon	86	$13,822,873.88	17.99%
Fully Amortizing	397	63,030,404.14	82.01
Total	483	$76,853,278.02	100.00%

S-B-38

Geographic Distribution — Collateral Group 2C
Geographic Area	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

California	93	$20,139,011.67	26.20%
New York	24	4,929,160.14	6.41
Texas	43	4,790,259.44	6.23
Florida	26	4,714,047.33	6.13
Washington	20	4,022,973.68	5.23
Georgia	27	3,950,233.72	5.14
Colorado	19	2,793,437.12	3.63
New Jersey	16	2,639,183.88	3.43
Arizona	20	2,522,385.60	3.28
Maryland	17	2,516,501.95	3.27
Other	178	23,836,083.49	31.02
Total	483	$76,853,278.02	100.00%

Cut-Off Date Scheduled Principal Balances — Collateral Group 2C
Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 50,000.00	4	$135,900.41	0.18%
50,000.01 to 100,000.00	86	5,339,998.27	6.95
100,000.01 to 150,000.00	107	9,290,322.17	12.09
150,000.01 to 200,000.00	70	8,151,079.84	10.61
200,000.01 to 250,000.00	45	6,053,781.20	7.88
250,000.01 to 300,000.00	29	4,798,455.42	6.24
300,000.01 to 350,000.00	22	4,148,735.89	5.40
350,000.01 to 400,000.00	30	6,280,316.53	8.17
400,000.01 to 450,000.00	19	4,767,754.38	6.20
450,000.01 to 500,000.00	15	4,509,458.52	5.87
500,000.01 to 550,000.00	15	4,864,668.72	6.33
550,000.01 to 600,000.00	13	4,387,008.93	5.71
600,000.01 to 650,000.00	9	2,867,561.66	3.73
650,000.01 to 700,000.00	2	760,126.89	0.99
700,000.01 to 750,000.00	3	1,406,471.04	1.83
750,000.01 to 800,000.00	3	1,482,120.78	1.93
800,000.01 to 850,000.00	1	494,940.00	0.64
850,000.01 to 900,000.00	1	342,400.00	0.45
900,000.01 to 950,000.00	3	1,595,530.25	2.08
950,000.01 to 1,000,000.00	3	1,684,496.33	2.19
1,250,000.01 to 1,500,000.00	2	1,917,150.80	2.49
1,500,000.01 to 1,750,000.00	1	1,575,000.00	2.05
Total	483	$76,853,278.02	100.00%

The average Cut-off Date Contributed Principal Balance is approximately $243,604.

S-B-39

Property Type — Collateral Group 2C
Property Type	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Single Family	344	$55,383,367.94	72.06%
Planned Unit Development	93	14,724,538.52	19.16
Two-to-Four Family	23	4,094,537.49	5.33
Condominium	20	2,357,022.48	3.07
Townhouse	2	222,110.12	0.29
Cooperative	1	71,701.46	0.09
Total	483	$76,853,278.02	100.00%

Loan Purpose — Collateral Group 2C
Loan Purpose	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Purchase	216	$32,340,118.90	42.08%
Cash Out Refinance	160	28,121,308.81	36.59
Rate/Term Refinance	107	16,391,850.32	21.33
Total	483	$76,853,278.02	100.00%

Loan Documentation — Collateral Group 2C
Loan Documentation	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Stated Documentation	149	$28,655,785.12	37.29%
No Documentation	140	19,538,120.82	25.42
Full Documentation	132	17,837,227.39	23.21
No Ratio Documentation	43	7,355,630.48	9.57
Stated Income/Stated Asset	19	3,466,514.20	4.51
Total	483	$76,853,278.02	100.00%

S-B-40

Occupancy Status — Collateral Group 2C
Occupancy Status	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Primary Home	414	$68,629,071.27	89.30%
Investment	47	5,256,441.39	6.84
Secondary Home	22	2,967,765.36	3.86
Total	483	$76,853,278.02	100.00%

Prepayment Penalty (Years) — Collateral Group 2C
Prepayment Penalty (Years)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.000	483	$76,853,278.02	100.00%
Total	483	$76,853,278.02	100.00%

30-59 Day Delinquencies — Collateral Group 2C
30-59 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	483	$76,853,278.02	100.00%
Total	483	$76,853,278.02	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

S-B-41

60-89 Day Delinquencies — Collateral Group 2C
60-89 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	483	$76,853,278.02	100.00%
Total	483	$76,853,278.02	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

90 and Above Day Delinquencies — Collateral Group 2C
90 and Above Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	483	$76,853,278.02	100.00%
Total	483	$76,853,278.02	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

Interest Only Term — Collateral Group 2C
Interest Only Term (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	335	$50,691,529.38	65.96%
60	45	8,331,306.74	10.84
120	103	17,830,441.90	23.20
Total	483	$76,853,278.02	100.00%

S-B-42

Mortgage Loan Originators — Collateral Group 2C
Originator	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Lehman Brothers Bank, FSB	305	$52,932,078.92	68.87%
IndyMac Bank, F.S.B.	178	23,921,199.10	31.13
Total	483	$76,853,278.02	100.00%

Mortgage Loan Servicers — Collateral Group 2C
Servicer	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Aurora Loan Services LLC	305	$52,932,078.92	68.87%
IndyMac Bank, F.S.B.	178	23,921,199.10	31.13
Total	483	$76,853,278.02	100.00%

S-B-43

Original Loan-to-Value Ratios — Collateral Groups 3A and 3B Combined
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

10.01 to 20.00	1	$37,444.67	0.07%
30.01 to 40.00	5	297,564.00	0.55
40.01 to 50.00	4	316,570.36	0.58
50.01 to 60.00	15	862,089.33	1.59
60.01 to 70.00	45	3,804,264.48	7.00
70.01 to 80.00	355	37,571,444.76	69.10
80.01 to 90.00	37	2,773,642.93	5.10
90.01 to 100.00	133	8,711,564.22	16.02
Total	595	$54,374,584.74	100.00%

The weighted average original loan-to-value ratio is approximately 81.25%.

Mortgage Rates — Collateral Groups 3A and 3B Combined
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

7.001 to 7.500	254	$17,740,583.43	32.63%
7.501 to 8.000	246	29,725,899.74	54.67
8.001 to 8.500	80	5,531,588.97	10.17
8.501 to 9.000	13	1,183,021.53	2.18
9.001 to 9.500	2	193,491.07	0.36
Total	595	$54,374,584.74	100.00%

The weighted average mortgage rate is approximately 7.726% per annum.

S-B-44

Original Terms to Maturity — Collateral Groups 3A and 3B Combined
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	595	$54,374,584.74	100.00%
Total	595	$54,374,584.74	100.00%

The weighted average original term to maturity is approximately 360 months.

Remaining Terms to Maturity — Collateral Groups 3A and 3B Combined
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	595	$54,374,584.74	100.00%
Total	595	$54,374,584.74	100.00%

The weighted average remaining term to maturity is approximately 358 months.

Balloon — Collateral Groups 3A and 3B Combined
Balloon	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Balloon	34	$4,020,076.22	7.39%
Fully Amortizing	561	50,354,508.53	92.61
Total	595	$54,374,584.74	100.00%

S-B-45

Geographic Distribution — Collateral Groups 3A and 3B Combined
Geographic Area	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Florida	111	$11,723,444.57	21.56%
Texas	100	6,963,575.59	12.81
California	40	6,297,373.35	11.58
Arizona	25	3,426,498.82	6.30
Pennsylvania	27	2,204,611.10	4.05
Michigan	20	1,789,508.28	3.29
Nevada	13	1,655,357.52	3.04
Oregon	12	1,518,585.38	2.79
Colorado	19	1,489,391.55	2.74
Ohio	26	1,377,547.64	2.53
Other	202	15,928,690.94	29.29
Total	595	$54,374,584.74	100.00%
Cut-Off Date Scheduled Principal Balances — Collateral Groups 3A and 3B Combined
Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 50,000.00	11	$286,529.83	0.53%
50,000.01 to 100,000.00	162	7,746,743.74	14.25
100,000.01 to 150,000.00	146	10,544,374.56	19.39
150,000.01 to 200,000.00	111	10,790,188.74	19.84
200,000.01 to 250,000.00	76	9,499,265.31	17.47
250,000.01 to 300,000.00	33	4,051,443.96	7.45
300,000.01 to 350,000.00	24	4,320,735.60	7.95
350,000.01 to 400,000.00	22	4,727,499.92	8.69
400,000.01 to 450,000.00	6	859,194.90	1.58
450,000.01 to 500,000.00	1	242,672.82	0.45
600,000.01 to 650,000.00	1	152,500.00	0.28
700,000.01 to 750,000.00	1	354,000.00	0.65
750,000.01 to 800,000.00	1	799,435.37	1.47
Total	595	$54,374,584.74	100.00%

The average Cut-off Date Contributed Principal Balance is approximately $159,451.

S-B-46

Property Type — Collateral Groups 3A and 3B Combined
Property Type	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Single Family	398	$35,038,971.74	64.44%
Planned Unit Development	101	10,281,705.74	18.91
Condominium	48	4,112,114.43	7.56
Two-to-Four Family	34	3,675,430.99	6.76
Townhouse	14	1,266,361.85	2.33
Total	595	$54,374,584.74	100.00%

Loan Purpose — Collateral Groups 3A and 3B Combined
Loan Purpose	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Purchase	331	$26,944,300.69	49.55%
Cash Out Refinance	191	21,376,133.62	39.31
Rate/Term Refinance	73	6,054,150.43	11.13
Total	595	$54,374,584.74	100.00%

Loan Documentation — Collateral Groups 3A and 3B Combined
Loan Documentation	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Stated Documentation	278	$25,601,103.64	47.08%
Full Documentation	151	10,027,272.08	18.44
No Documentation	88	9,755,169.11	17.94
No Ratio Documentation	54	5,979,866.72	11.00
Stated Income/Stated Asset	23	2,996,773.33	5.51
Limited Documentation	1	14,399.86	0.03
Total	595	$54,374,584.74	100.00%

S-B-47

Occupancy Status — Collateral Groups 3A and 3B Combined
Occupancy Status	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Primary Home	402	$39,663,017.92	72.94%
Investment	174	12,304,131.71	22.63
Secondary Home	19	2,407,435.12	4.43
Total	595	$54,374,584.74	100.00%

Prepayment Penalty (Years) — Collateral Groups 3A and 3B Combined
Prepayment Penalty (Years)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

2.000	38	$3,464,337.96	6.37%
3.000	557	50,910,246.78	93.63
Total	595	$54,374,584.74	100.00%

30-59 Day Delinquencies — Collateral Groups 3A and 3B Combined
30-59 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	595	$54,374,584.74	100.00%
Total	595	$54,374,584.74	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

S-B-48

60-89 Day Delinquencies — Collateral Groups 3A and 3B Combined
60-89 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	595	$54,374,584.74	100.00%
Total	595	$54,374,584.74	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

90 and Above Day Delinquencies — Collateral Groups 3A and 3B Combined
90 and Above Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	595	$54,374,584.74	100.00%
Total	595	$54,374,584.74	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

Interest Only Term — Collateral Groups 3A and 3B Combined
Interest Only Term (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	436	$38,205,413.58	70.26%
60	25	1,724,454.80	3.17
120	134	14,444,716.36	26.57
Total	595	$54,374,584.74	100.00%

S-B-49

Mortgage Loan Originators — Collateral Groups 3A and 3B Combined
Originator	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

IndyMac Bank, F.S.B.	365	$34,758,745.30	63.92%
Lehman Brothers Bank, FSB	230	19,615,839.44	36.08
Total	595	$54,374,584.74	100.00%

Mortgage Loan Servicers — Collateral Groups 3A and 3B Combined
Servicer	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

IndyMac Bank, F.S.B.	365	$34,758,745.30	63.92%
Aurora Loan Services LLC	230	19,615,839.44	36.08
Total	595	$54,374,584.74	100.00%

S-B-50

Original Loan-to-Value Ratios — Collateral Group 3A
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

10.01 to 20.00	1	$37,444.67	0.16%
30.01 to 40.00	2	112,406.27	0.48
40.01 to 50.00	1	157,386.01	0.68
50.01 to 60.00	10	620,679.48	2.67
60.01 to 70.00	23	1,689,164.41	7.26
70.01 to 80.00	191	18,053,199.82	77.61
80.01 to 90.00	16	1,388,575.82	5.97
90.01 to 100.00	16	1,201,952.46	5.17
Total	260	$23,260,808.91	100.00%

The weighted average original loan-to-value ratio is approximately 78.77%.

Mortgage Rates — Collateral Group 3A
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

7.001 to 7.500	149	$9,860,083.37	42.39%
7.501 to 8.000	105	13,006,042.74	55.91
8.001 to 8.500	6	394,682.80	1.70
Total	260	$23,260,808.91	100.00%

The weighted average mortgage rate is approximately 7.603% per annum.

S-B-51

Original Terms to Maturity — Collateral Group 3A
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	260	$23,260,808.91	100.00%
Total	260	$23,260,808.91	100.00%

The weighted average original term to maturity is approximately 360 months.

Remaining Terms to Maturity — Collateral Group 3A
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	260	$23,260,808.91	100.00%
Total	260	$23,260,808.91	100.00%

The weighted average remaining term to maturity is approximately 358 months.

Balloon — Collateral Group 3A
Balloon	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Balloon	27	$3,111,967.19	13.38%
Fully Amortizing	233	20,148,841.72	86.62
Total	260	$23,260,808.91	100.00%

S-B-52

Geographic Distribution — Collateral Group 3A
Geographic Area	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Florida	52	$5,131,009.81	22.06%
California	20	2,568,577.59	11.04
Texas	32	2,173,659.03	9.34
Pennsylvania	18	1,524,827.39	6.56
Maryland	9	1,148,352.88	4.94
Michigan	13	1,014,675.33	4.36
Georgia	11	889,329.98	3.82
Nevada	4	789,068.89	3.39
New Jersey	6	692,223.12	2.98
New York	6	682,671.63	2.93
Other	89	6,646,413.27	28.57
Total	260	$23,260,808.91	100.00%

Cut-Off Date Scheduled Principal Balances — Collateral Group 3A
Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 50,000.00	9	$201,012.67	0.86%
50,000.01 to 100,000.00	58	2,901,219.45	12.47
100,000.01 to 150,000.00	58	3,866,825.25	16.62
150,000.01 to 200,000.00	59	5,312,110.29	22.84
200,000.01 to 250,000.00	33	4,274,367.68	18.38
250,000.01 to 300,000.00	16	2,044,150.84	8.79
300,000.01 to 350,000.00	15	2,721,941.39	11.70
350,000.01 to 400,000.00	9	1,410,209.61	6.06
400,000.01 to 450,000.00	3	528,971.72	2.27
Total	260	$23,260,808.91	100.00%

The average Cut-off Date Contributed Principal Balance is approximately $161,859.

S-B-53

Property Type — Collateral Group 3A
Property Type	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Single Family	169	$14,322,784.51	61.57%
Planned Unit Development	42	4,390,168.16	18.87
Condominium	21	2,001,990.25	8.61
Two-to-Four Family	15	1,337,330.35	5.75
Townhouse	13	1,208,535.65	5.20
Total	260	$23,260,808.91	100.00%

Loan Purpose — Collateral Group 3A
Loan Purpose	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Purchase	127	$10,669,292.06	45.87%
Cash Out Refinance	100	9,897,508.71	42.55
Rate/Term Refinance	33	2,694,008.14	11.58
Total	260	$23,260,808.91	100.00%

Loan Documentation — Collateral Group 3A
Loan Documentation	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Stated Documentation	134	$12,528,786.64	53.86%
Full Documentation	56	4,342,686.09	18.67
No Documentation	45	3,849,433.90	16.55
No Ratio Documentation	22	2,314,122.00	9.95
Stated Income/Stated Asset	2	211,380.43	0.91
Limited Documentation	1	14,399.86	0.06
Total	260	$23,260,808.91	100.00%

S-B-54

Occupancy Status — Collateral Group 3A
Occupancy Status	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Primary Home	213	$19,687,525.44	84.64%
Investment	43	3,082,969.97	13.25
Secondary Home	4	490,313.50	2.11
Total	260	$23,260,808.91	100.00%

Prepayment Penalty (Years) — Collateral Group 3A
Prepayment Penalty (Years)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

2.000	37	$3,318,120.03	14.26%
3.000	223	19,942,688.88	85.74
Total	260	$23,260,808.91	100.00%

30-59 Day Delinquencies — Collateral Group 3A
30-59 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	260	$23,260,808.91	100.00%
Total	260	$23,260,808.91	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

S-B-55

60-89 Day Delinquencies — Collateral Group 3A
60-89 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	260	$23,260,808.91	100.00%
Total	260	$23,260,808.91	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

90 and Above Day Delinquencies — Collateral Group 3A
90 and Above Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	260	$23,260,808.91	100.00%
Total	260	$23,260,808.91	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

Interest Only Term — Collateral Group 3A
Interest Only Term (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	193	$15,897,419.20	68.34%
60	3	147,285.00	0.63
120	64	7,216,104.71	31.02
Total	260	$23,260,808.91	100.00%

S-B-56

Mortgage Loan Originators — Collateral Group 3A
Originator	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

IndyMac Bank, F.S.B.	253	$23,044,181.61	99.07%
Lehman Brothers Bank, FSB	7	216,627.31	0.93
Total	260	$23,260,808.91	100.00%

Mortgage Loan Servicers — Collateral Group 3A
Servicer	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

IndyMac Bank, F.S.B.	253	$23,044,181.61	99.07%
Aurora Loan Services LLC	7	216,627.31	0.93
Total	260	$23,260,808.91	100.00%

S-B-57

Original Loan-to-Value Ratios — Collateral Group 3B
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

30.01 to 40.00	3	$185,157.74	0.60%
40.01 to 50.00	3	159,184.35	0.51
50.01 to 60.00	5	241,409.86	0.78
60.01 to 70.00	22	2,115,100.07	6.80
70.01 to 80.00	164	19,518,244.94	62.73
80.01 to 90.00	21	1,385,067.12	4.45
90.01 to 100.00	117	7,509,611.76	24.14
Total	335	$31,113,775.83	100.00%

The weighted average original loan-to-value ratio is approximately 83.10%.

Mortgage Rates — Collateral Group 3B
Range of Mortgage Rates (%)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

7.001 to 7.500	105	$7,880,500.06	25.33%
7.501 to 8.000	141	16,719,857.00	53.74
8.001 to 8.500	74	5,136,906.17	16.51
8.501 to 9.000	13	1,183,021.53	3.80
9.001 to 9.500	2	193,491.07	0.62
Total	335	$31,113,775.83	100.00%

The weighted average mortgage rate is approximately 7.817% per annum.

S-B-58

Original Terms to Maturity — Collateral Group 3B
Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	335	$31,113,775.83	100.00%
Total	335	$31,113,775.83	100.00%

The weighted average original term to maturity is approximately 360 months.

Remaining Terms to Maturity — Collateral Group 3B
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

241 to 360	335	$31,113,775.83	100.00%
Total	335	$31,113,775.83	100.00%

The weighted average remaining term to maturity is approximately 358 months.

Balloon — Collateral Group 3B
Balloon	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Balloon	7	$908,109.03	2.92%
Fully Amortizing	328	30,205,666.80	97.08
Total	335	$31,113,775.83	100.00%

S-B-59

Geographic Distribution — Collateral Group 3B
Geographic Area	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Florida	59	$6,592,434.76	21.19%
Texas	68	4,789,916.56	15.39
California	20	3,728,795.77	11.98
Arizona	19	2,816,296.80	9.05
Colorado	16	1,246,333.28	4.01
Oregon	8	1,082,630.10	3.48
Washington	9	973,806.14	3.13
Nevada	9	866,288.63	2.78
Missouri	9	828,261.56	2.66
Ohio	14	785,679.59	2.53
Other	104	7,403,332.64	23.79
Total	335	$31,113,775.83	100.00%

Cut-Off Date Scheduled Principal Balances — Collateral Group 3B
Range of Scheduled Principal Balances ($)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0.01 to 50,000.00	2	$85,517.16	0.27%
50,000.01 to 100,000.00	104	4,845,524.28	15.57
100,000.01 to 150,000.00	88	6,677,549.31	21.46
150,000.01 to 200,000.00	52	5,478,078.45	17.61
200,000.01 to 250,000.00	43	5,224,897.63	16.79
250,000.01 to 300,000.00	17	2,007,293.12	6.45
300,000.01 to 350,000.00	9	1,598,794.21	5.14
350,000.01 to 400,000.00	13	3,317,290.30	10.66
400,000.01 to 450,000.00	3	330,223.18	1.06
450,000.01 to 500,000.00	1	242,672.82	0.78
600,000.01 to 650,000.00	1	152,500.00	0.49
700,000.01 to 750,000.00	1	354,000.00	1.14
750,000.01 to 800,000.00	1	799,435.37	2.57
Total	335	$31,113,775.83	100.00%

The average Cut-off Date Contributed Principal Balance is approximately $157,698.

S-B-60

Property Type — Collateral Group 3B
Property Type	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Single Family	229	$20,716,187.24	66.58%
Planned Unit Development	59	5,891,537.58	18.94
Two-to-Four Family	19	2,338,100.63	7.51
Condominium	27	2,110,124.18	6.78
Townhouse	1	57,826.20	0.19
Total	335	$31,113,775.83	100.00%

Loan Purpose — Collateral Group 3B
Loan Purpose	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Purchase	204	$16,275,008.62	52.31%
Cash Out Refinance	91	11,478,624.91	36.89
Rate/Term Refinance	40	3,360,142.30	10.80
Total	335	$31,113,775.83	100.00%

Loan Documentation — Collateral Group 3B
Loan Documentation	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Stated Documentation	144	$13,072,317.00	42.01%
No Documentation	43	5,905,735.21	18.98
Full Documentation	95	5,684,585.99	18.27
No Ratio Documentation	32	3,665,744.72	11.78
Stated Income/Stated Asset	21	2,785,392.90	8.95
Total	335	$31,113,775.83	100.00%

S-B-61

Occupancy Status — Collateral Group 3B
Occupancy Status	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Primary Home	189	$19,975,492.48	64.20%
Investment	131	9,221,161.74	29.64
Secondary Home	15	1,917,121.62	6.16
Total	335	$31,113,775.83	100.00%

Prepayment Penalty (Years) — Collateral Group 3B
Prepayment Penalty (Years)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

2.000	1	$146,217.93	0.47%
3.000	334	30,967,557.90	99.53
Total	335	$31,113,775.83	100.00%

30-59 Day Delinquencies — Collateral Group 3B
30-59 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	335	$31,113,775.83	100.00%
Total	335	$31,113,775.83	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

S-B-62

60-89 Day Delinquencies — Collateral Group 3B
60-89 Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	335	$31,113,775.83	100.00%
Total	335	$31,113,775.83	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

90 and Above Day Delinquencies — Collateral Group 3B
90 and Above Day Delinquencies*	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	335	$31,113,775.83	100.00%
Total	335	$31,113,775.83	100.00%

* This information pertains to the performance of the Mortgage Loans over the life of the Mortgage Loans.

Interest Only Term — Collateral Group 3B
Interest Only Term (months)	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

0	243	$22,307,994.38	71.70%
60	22	1,577,169.80	5.07
120	70	7,228,611.65	23.23
Total	335	$31,113,775.83	100.00%

S-B-63

Mortgage Loan Originators — Collateral Group 3B
Originator	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Lehman Brothers Bank, FSB	223	$19,399,212.13	62.35%
IndyMac Bank, F.S.B.	112	11,714,563.70	37.65
Total	335	$31,113,775.83	100.00%

Mortgage Loan Servicers — Collateral Group 3B
Servicer	Number of Mortgage Loans	Total Contributed Principal Balance	Percentage of Mortgage Loans by Total Contributed Principal Balance

Aurora Loan Services LLC	223	$19,399,212.13	62.35%
IndyMac Bank, F.S.B.	112	11,714,563.70	37.65
Total	335	$31,113,775.83	100.00%

S-B-64

ANNEX C:
Principal Amount Decrement Tables
Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of PPC Prepayment Assumption

	Class 1-A1and Class 1-A3 Certificates					Class 1-A2 Certificates
Date	0%	50%	75%	100%	150%	0%	50%	75%	100%	150%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 2008	100	100	100	100	100	99	88	82	76	65
January 2009	100	100	100	100	100	99	74	63	52	33
January 2010	100	100	100	100	100	98	62	47	34	14
January 2011	100	100	100	100	100	97	51	35	21	2
January 2012	100	100	100	100	49	96	42	24	11	0
January 2013	100	95	93	90	15	95	35	17	5	0
January 2014	99	90	84	77	0	94	29	12	2	0
January 2015	99	82	73	62	0	93	24	9	*	0
January 2016	97	72	60	47	0	91	21	7	0	0
January 2017	96	62	48	34	0	90	18	5	0	0
January 2018	94	53	38	25	0	88	15	4	0	0
January 2019	91	45	30	18	0	86	13	3	0	0
January 2020	89	39	24	13	0	83	11	3	0	0
January 2021	86	33	19	10	0	80	9	2	0	0
January 2022	83	28	15	7	0	78	8	2	0	0
January 2023	80	23	12	5	0	75	7	1	0	0
January 2024	76	19	9	4	0	72	6	1	0	0
January 2025	73	16	7	3	0	68	5	1	0	0
January 2026	69	13	5	2	0	64	4	1	0	0
January 2027	65	11	4	1	0	61	3	*	0	0
January 2028	60	9	3	1	0	56	3	*	0	0
January 2029	55	7	2	1	0	52	2	*	0	0
January 2030	50	6	2	*	0	47	2	*	0	0
January 2031	45	5	1	*	0	42	1	*	0	0
January 2032	39	3	1	*	0	37	1	*	0	0
January 2033	33	3	1	*	0	31	1	*	0	0
January 2034	26	2	*	*	0	25	1	*	0	0
January 2035	19	1	*	*	0	18	*	*	0	0
January 2036	12	1	*	*	0	11	*	*	0	0
January 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years	21.91	12.71	10.83	9.52	5.18	20.79	5.88	3.73	2.55	1.65
_______________
* Indicates a value between 0.0% and 0.5%.

S-C-1

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of PPC Prepayment Assumption

	Class 2-A1 Certificates					Class 2-A2, Class 2-A8 and Class 2-A9 Certificates
Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 2008	99	89	79	68	57	99	89	78	68	57
January 2009	99	77	57	40	25	99	77	57	40	25
January 2010	98	66	41	22	9	98	66	41	22	9
January 2011	97	56	29	12	2	97	56	29	12	2
January 2012	97	48	20	5	0	97	48	20	5	0
January 2013	96	41	14	2	0	95	41	14	1	0
January 2014	94	35	9	0	0	94	35	9	0	0
January 2015	93	30	7	0	0	93	30	6	0	0
January 2016	92	26	5	0	0	92	26	5	0	0
January 2017	91	22	3	0	0	90	22	3	0	0
January 2018	89	19	3	0	0	88	19	2	0	0
January 2019	86	16	2	0	0	86	16	2	0	0
January 2020	84	14	1	0	0	83	14	1	0	0
January 2021	82	12	1	0	0	81	12	1	0	0
January 2022	79	10	1	0	0	78	10	1	0	0
January 2023	76	8	1	0	0	75	8	1	0	0
January 2024	73	7	*	0	0	72	7	*	0	0
January 2025	69	6	*	0	0	68	6	*	0	0
January 2026	66	5	*	0	0	65	5	*	0	0
January 2027	62	4	*	0	0	61	4	*	0	0
January 2028	58	3	*	0	0	56	3	*	0	0
January 2029	53	3	*	0	0	52	3	*	0	0
January 2030	48	2	*	0	0	47	2	*	0	0
January 2031	43	2	*	0	0	42	2	*	0	0
January 2032	38	1	*	0	0	36	1	*	0	0
January 2033	32	1	*	0	0	30	1	*	0	0
January 2034	25	1	*	0	0	23	1	*	0	0
January 2035	19	*	*	0	0	16	*	*	0	0
January 2036	11	*	*	0	0	8	*	*	0	0
January 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years	21.03	6.57	3.24	2.00	1.45	20.75	6.55	3.23	1.99	1.44
_______________
* Indicates a value between 0.0% and 0.5%.

S-C-2

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of PPC Prepayment Assumption

	Class 2-A3, Class 2-A6 and Class 2-A7 Certificates					Class 2-A4, Class 2-A10 and Class 2-A11 Certificates
Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 2008	99	89	79	68	58	99	89	79	69	58
January 2009	99	77	57	40	25	99	77	57	40	26
January 2010	98	66	41	22	9	98	66	41	23	10
January 2011	97	56	29	12	2	97	56	29	12	2
January 2012	96	48	20	5	0	97	48	20	5	0
January 2013	96	41	14	2	0	96	41	14	2	0
January 2014	95	35	9	0	0	95	35	9	0	0
January 2015	94	30	7	0	0	93	30	7	0	0
January 2016	92	26	5	0	0	92	26	5	0	0
January 2017	91	22	3	0	0	91	22	3	0	0
January 2018	89	19	3	0	0	89	19	3	0	0
January 2019	87	16	2	0	0	87	16	2	0	0
January 2020	84	14	1	0	0	84	14	1	0	0
January 2021	82	12	1	0	0	82	12	1	0	0
January 2022	79	10	1	0	0	79	10	1	0	0
January 2023	76	8	1	0	0	77	8	1	0	0
January 2024	73	7	*	0	0	74	7	*	0	0
January 2025	69	6	*	0	0	71	6	*	0	0
January 2026	66	5	*	0	0	67	5	*	0	0
January 2027	62	4	*	0	0	63	4	*	0	0
January 2028	58	3	*	0	0	59	3	*	0	0
January 2029	53	3	*	0	0	55	3	*	0	0
January 2030	48	2	*	0	0	51	2	*	0	0
January 2031	43	2	*	0	0	46	2	*	0	0
January 2032	38	1	*	0	0	41	1	*	0	0
January 2033	32	1	*	0	0	35	1	*	0	0
January 2034	25	1	*	0	0	29	1	*	0	0
January 2035	18	*	*	0	0	23	1	*	0	0
January 2036	11	*	*	0	0	16	*	*	0	0
January 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years	21.03	6.58	3.24	2.00	1.45	21.41	6.60	3.25	2.01	1.46
_______________
* Indicates a value between 0.0% and 0.5%.

S-C-3

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of PPC Prepayment Assumption

	Class 2-A5 Certificates					Class 2-A12 Certificates
Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 2008	99	89	79	68	57	99	89	79	68	58
January 2009	99	77	57	40	25	99	77	57	40	25
January 2010	98	66	41	22	9	98	66	41	22	10
January 2011	97	56	29	12	2	97	56	29	12	2
January 2012	97	48	20	5	0	96	48	20	5	0
January 2013	96	41	14	2	0	96	41	14	2	0
January 2014	94	35	9	0	0	95	35	9	0	0
January 2015	93	30	7	0	0	93	30	7	0	0
January 2016	92	26	5	0	0	92	26	5	0	0
January 2017	91	22	3	0	0	91	22	3	0	0
January 2018	89	19	3	0	0	89	19	3	0	0
January 2019	86	16	2	0	0	87	16	2	0	0
January 2020	84	14	1	0	0	84	14	1	0	0
January 2021	82	12	1	0	0	82	12	1	0	0
January 2022	79	10	1	0	0	79	10	1	0	0
January 2023	76	8	1	0	0	76	8	1	0	0
January 2024	73	7	*	0	0	73	7	*	0	0
January 2025	69	6	*	0	0	70	6	*	0	0
January 2026	66	5	*	0	0	66	5	*	0	0
January 2027	62	4	*	0	0	62	4	*	0	0
January 2028	58	3	*	0	0	58	3	*	0	0
January 2029	53	3	*	0	0	54	3	*	0	0
January 2030	48	2	*	0	0	49	2	*	0	0
January 2031	43	2	*	0	0	44	2	*	0	0
January 2032	38	1	*	0	0	39	1	*	0	0
January 2033	32	1	*	0	0	33	1	*	0	0
January 2034	25	1	*	0	0	27	1	*	0	0
January 2035	19	*	*	0	0	20	*	*	0	0
January 2036	11	*	*	0	0	13	*	*	0	0
January 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years	21.03	6.57	3.24	2.00	1.45	21.16	6.59	3.25	2.00	1.45
_______________
* Indicates a value between 0.0% and 0.5%.

S-C-4

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of PPC Prepayment Assumption

	Class 2-A13 Certificates					Class 2-A14 Certificates
Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 2008	99	89	79	68	57	99	89	79	68	57
January 2009	99	77	57	40	25	99	77	57	40	25
January 2010	98	66	41	22	9	98	66	41	22	9
January 2011	97	56	29	12	2	97	56	29	12	2
January 2012	96	48	20	5	0	97	48	20	5	0
January 2013	96	41	14	2	0	96	41	14	2	0
January 2014	94	35	9	0	0	94	35	9	0	0
January 2015	93	30	7	0	0	93	30	7	0	0
January 2016	92	26	5	0	0	92	26	5	0	0
January 2017	91	22	3	0	0	91	22	3	0	0
January 2018	89	19	3	0	0	89	19	3	0	0
January 2019	86	16	2	0	0	86	16	2	0	0
January 2020	84	14	1	0	0	84	14	1	0	0
January 2021	81	12	1	0	0	82	12	1	0	0
January 2022	79	10	1	0	0	79	10	1	0	0
January 2023	76	8	1	0	0	76	8	1	0	0
January 2024	72	7	*	0	0	73	7	*	0	0
January 2025	69	6	*	0	0	69	6	*	0	0
January 2026	65	5	*	0	0	66	5	*	0	0
January 2027	61	4	*	0	0	62	4	*	0	0
January 2028	57	3	*	0	0	58	3	*	0	0
January 2029	53	3	*	0	0	53	3	*	0	0
January 2030	48	2	*	0	0	48	2	*	0	0
January 2031	42	2	*	0	0	43	2	*	0	0
January 2032	37	1	*	0	0	38	1	*	0	0
January 2033	31	1	*	0	0	32	1	*	0	0
January 2034	24	1	*	0	0	25	1	*	0	0
January 2035	17	*	*	0	0	19	*	*	0	0
January 2036	10	*	*	0	0	11	*	*	0	0
January 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years	20.91	6.57	3.24	2.00	1.44	21.03	6.57	3.24	2.00	1.45
_______________
* Indicates a value between 0.0% and 0.5%.

S-C-5

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of PPC Prepayment Assumption

	Class 3-A1 Certificates					Class 3-A2 Certificates
Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 2008	99	89	78	67	56	99	89	78	67	56
January 2009	99	76	57	39	25	99	76	57	39	25
January 2010	98	66	41	22	9	98	66	41	22	9
January 2011	97	56	29	11	1	97	56	29	11	1
January 2012	97	48	20	5	0	97	48	20	5	0
January 2013	96	41	14	1	0	96	41	14	1	0
January 2014	95	35	9	0	0	95	35	9	0	0
January 2015	94	30	6	0	0	94	30	6	0	0
January 2016	92	26	5	0	0	92	26	5	0	0
January 2017	91	22	3	0	0	91	22	3	0	0
January 2018	89	19	3	0	0	89	19	3	0	0
January 2019	87	16	2	0	0	87	16	2	0	0
January 2020	85	14	1	0	0	85	14	1	0	0
January 2021	82	12	1	0	0	82	12	1	0	0
January 2022	80	10	1	0	0	80	10	1	0	0
January 2023	77	8	1	0	0	77	8	1	0	0
January 2024	74	7	*	0	0	74	7	*	0	0
January 2025	70	6	*	0	0	70	6	*	0	0
January 2026	67	5	*	0	0	67	5	*	0	0
January 2027	63	4	*	0	0	63	4	*	0	0
January 2028	59	3	*	0	0	59	3	*	0	0
January 2029	54	3	*	0	0	54	3	*	0	0
January 2030	49	2	*	0	0	49	2	*	0	0
January 2031	44	2	*	0	0	44	2	*	0	0
January 2032	39	1	*	0	0	39	1	*	0	0
January 2033	32	1	*	0	0	32	1	*	0	0
January 2034	26	1	*	0	0	26	1	*	0	0
January 2035	19	*	*	0	0	19	*	*	0	0
January 2036	11	*	*	0	0	11	*	*	0	0
January 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years	21.18	6.57	3.22	1.98	1.42	21.18	6.57	3.22	1.98	1.42
_______________
* Indicates a value between 0.0% and 0.5%.

S-C-6

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of PPC Prepayment Assumption

	Class 3-A3 and Class 3-A6 Certificates					Class 3-A4 and Class 3-A5 Certificates
Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
January 2008	99	89	78	68	57	99	89	78	67	56
January 2009	99	76	57	40	25	99	76	57	39	25
January 2010	98	66	41	22	9	98	66	41	22	9
January 2011	97	56	29	11	2	97	56	29	11	1
January 2012	96	48	20	5	0	97	48	20	5	0
January 2013	95	41	14	1	0	96	41	14	1	0
January 2014	94	35	9	0	0	95	35	9	0	0
January 2015	93	30	6	0	0	94	30	6	0	0
January 2016	92	26	5	0	0	93	26	5	0	0
January 2017	91	22	3	0	0	92	22	3	0	0
January 2018	89	19	3	0	0	90	19	3	0	0
January 2019	86	16	2	0	0	88	16	2	0	0
January 2020	84	14	1	0	0	86	14	1	0	0
January 2021	82	12	1	0	0	83	12	1	0	0
January 2022	79	10	1	0	0	81	10	1	0	0
January 2023	76	8	1	0	0	78	9	1	0	0
January 2024	73	7	*	0	0	75	7	*	0	0
January 2025	70	6	*	0	0	72	6	*	0	0
January 2026	66	5	*	0	0	68	5	*	0	0
January 2027	62	4	*	0	0	64	4	*	0	0
January 2028	58	3	*	0	0	60	3	*	0	0
January 2029	53	3	*	0	0	56	3	*	0	0
January 2030	48	2	*	0	0	51	2	*	0	0
January 2031	43	2	*	0	0	46	2	*	0	0
January 2032	37	1	*	0	0	41	1	*	0	0
January 2033	31	1	*	0	0	35	1	*	0	0
January 2034	24	1	*	0	0	28	1	*	0	0
January 2035	17	*	*	0	0	21	*	*	0	0
January 2036	9	*	*	0	0	14	*	*	0	0
January 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years	20.94	6.55	3.22	1.98	1.43	21.50	6.59	3.22	1.97	1.42
_______________
* Indicates a value between 0.0% and 0.5%.

S-C-7

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of PPC Prepayment Assumption

	Class B1, Class B2, Class BIO1, Class B3, Class B4, Class BIO2, Class B5 and Class B6 Certificates
Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
January 2008	99	99	99	99	99
January 2009	99	99	99	99	99
January 2010	98	98	98	98	98
January 2011	97	97	97	97	97
January 2012	96	96	96	96	61
January 2013	95	92	88	83	30
January 2014	94	86	77	66	15
January 2015	93	78	64	41	7
January 2016	92	70	50	25	4
January 2017	91	60	37	15	2
January 2018	89	51	27	9	1
January 2019	86	44	20	6	*
January 2020	84	37	15	4	*
January 2021	81	32	11	2	*
January 2022	79	27	8	1	*
January 2023	76	22	6	1	*
January 2024	73	19	4	*	*
January 2025	69	16	3	*	*
January 2026	66	13	2	*	*
January 2027	62	11	1	*	*
January 2028	58	9	1	*	*
January 2029	53	7	1	*	*
January 2030	48	6	*	*	*
January 2031	43	4	*	*	*
January 2032	38	3	*	*	*
January 2033	32	2	*	*	*
January 2034	25	2	*	*	*
January 2035	19	1	*	*	*
January 2036	11	1	*	*	*
January 2037	0	0	0	0	0

Weighted Average Life in Years	21.00	12.34	9.57	7.95	5.68
_______________
* Indicates a value between 0.0% and 0.5%.

S-C-8

Percentage of Initial Class Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of PPC Prepayment Assumption

	Class R Certificates
Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
January 2008	0	0	0	0	0
January 2009	0	0	0	0	0
January 2010	0	0	0	0	0
January 2011	0	0	0	0	0
January 2012	0	0	0	0	0
January 2013	0	0	0	0	0
January 2014	0	0	0	0	0
January 2015	0	0	0	0	0
January 2016	0	0	0	0	0
January 2017	0	0	0	0	0
January 2018	0	0	0	0	0
January 2019	0	0	0	0	0
January 2020	0	0	0	0	0
January 2021	0	0	0	0	0
January 2022	0	0	0	0	0
January 2023	0	0	0	0	0
January 2024	0	0	0	0	0
January 2025	0	0	0	0	0
January 2026	0	0	0	0	0
January 2027	0	0	0	0	0
January 2028	0	0	0	0	0
January 2029	0	0	0	0	0
January 2030	0	0	0	0	0
January 2031	0	0	0	0	0
January 2032	0	0	0	0	0
January 2033	0	0	0	0	0
January 2034	0	0	0	0	0
January 2035	0	0	0	0	0
January 2036	0	0	0	0	0
January 2037	0	0	0	0	0

Weighted Average Life in Years	0.07	0.07	0.07	0.07	0.07

S-C-9

ANNEX D:
Available Exchange Combinations

Exchange Certificates		Exchangeable Certificates
Combination	Original Class Balance($)(1)	Class	Maximum Class Balance($)(1)	Principal Type	Interest Type

Combination 1
2-A7	125,702,000	2-A1	281,561,000	Super Senior, Pass-Through	Floating
2-A9	88,229,000
2-A11	67,630,000

Combination 2
2-A6	8,571,000	2-A5	19,200,000	Senior Support, Pass-Through	Floating
2-A8	6,017,000
2-A10	4,612,000

Combination 3
2-A3	134,273,000	2-A12	206,515,000	Senior, Interest Only	Inverse Floating Rate
2-A4	72,242,000

Combination 4
2-A2	94,246,000	2-A13	228,519,000	Senior, Interest Only	Inverse Floating Rate
2-A3	134,273,000

Combination 5
2-A2	94,246,000	2-A14	300,761,000	Senior, Interest Only	Inverse Floating Rate
2-A3	134,273,000
2-A4	72,242,000

Combination 6
3-A5	21,865,000	3-A1	51,112,000	Senior, Pass-Through	Floating
3-A6	29,247,000

Combination 7
3-A3	29,247,000	3-A2	51,112,000	Senior, Interest Only	Inverse Floating Rate
3-A4	21,865,000

(1)	Exchange Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

S-D-1

PROSPECTUS

Structured Asset Securities Corporation

Depositor
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)
______________________

Each Trust Fund:

•	may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

•	will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates, as described in this prospectus; and

•	payments due on those mortgage loans and mortgage backed certificates.

The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

The Securities:

•	will be offered for sale pursuant to a prospectus supplement;

•	will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

•	may have one or more forms of credit enhancement.

The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

The date of this prospectus is November 13, 2006

Introduction

Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates; and

•	payments due on those mortgage loans and mortgage backed certificates.

These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Sponsor,” “The Depositor” and “The Trust Funds.” The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See “Servicing of Loans.”

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If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See “Credit Support.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield, Prepayment and Maturity Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and under “Underwriting” in the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See “Risk Factors” in this prospectus and in the related prospectus supplement.

3

4

5

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

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Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A” Mortgage Loans: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

7

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

8

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•     mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•     “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•     “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

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•     “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•     “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

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When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

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Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “non-conforming” or “alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

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Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•     differences in loan type;

•     the relative seasoning of the pools;

•     differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•     the extent to which the loans in a pool have prepayment penalties;

•     whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•     whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

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After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

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Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

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Mortgage Loans with High Original Loan-to- Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the trust fund includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

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In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•     Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•     Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•     Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

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Balloon Loans
If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Special Risks Associated with Multifamily and Mixed Use Mortgage Loans

If specified in the related prospectus supplement, mortgage loans in the trust fund may be secured by liens on multifamily properties and mixed residential/commercial properties. Mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower’s household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower’s income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with multifamily and mixed use loans. In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

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Multifamily Loans. The performance of a multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. See “— Environmental Risks” below.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

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Environmental Risks
Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

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•     The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•     The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•     To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

•     if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

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•     if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Support” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

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•     Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•     Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Support” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

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See “Credit Support” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%. However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

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Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

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See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Special Risks Associated with Underlying Securities

If specified in the related prospectus supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds. As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

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Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

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Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•     If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•     If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

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Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Originators and Servicers May Be Subject to Litigation or Governmental Proceedings

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

See “Servicing of Loans” in this prospectus.

Risks Relating to Defaults or Resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

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If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or sale and collection agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

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See “Servicing of Loans” in this prospectus.

Risks Relating to Optional or Mandatory Purchases of Securities

If specified in the related prospectus supplement, one or more classes of the related series of securities may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

In the event that any of those parties exercises its right to purchase the related securities, the purchase of the related securities will have the same effect as a prepayment of the related mortgage loans in the trust fund. If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you anticipate, then your yield may be lower than you anticipate. Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than you anticipate.

See “Description of the Securities—Optional Purchase of Securities” and “—Other Purchases” in this prospectus.

Rights of a NIMS Insurer May Affect Securities

If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the “NIMS Insurer,” may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement. The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

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Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•     the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

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The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Predatory Lending Laws, High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

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Regulations Applicable to Home Improvement Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include home improvement loans. Home improvement loans are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and holder in due course rules described herein, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to Lehman Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

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Limited Obligations
The assets of the trust fund are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities Are Dependent on Assessments by the Rating Agencies

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

•     only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•     do not take into consideration any of the tax aspects associated with the securities;

•     do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•     do not address the payment of any basis risk shortfalls with respect to the securities; and

•     do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

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The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

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Description of the Securities

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See “The Agreements.”

Each series of Securities will consist of one or more classes of Securities, one or more of which may:

•	accrue interest based on a fixed rate (“Fixed Rate Securities”);

•	accrue interest based on a variable or adjustable rate (“Floating Rate Securities”);

•
be entitled to principal payments from the accreted interest from specified classes of Accrual Securities (“Accretion Directed Securities”). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

•
provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security (“Accrual Securities”);

•
be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled (“Interest Weighted Securities”);

•	be entitled to principal, but no interest (“Principal Only Securities”);

•
be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled (“Principal Weighted Securities”);

•	be entitled to interest, but no principal (“Interest Only Securities”);

•
have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class “Component Securities”). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Planned Balance”) specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities (“Planned Amortization Certificates” or “PACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Targeted Balance”) specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities (“Targeted Amortization Certificates” or “TACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Scheduled Balance”) specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC (“Scheduled Securities”);

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•
be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement (“Subordinate Securities”); and/or

•	have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an “Asset Group”).

Each class of Securities offered by this prospectus and the prospectus supplement (the “Offered Securities”) will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form (“Definitive Securities”) or issued in book-entry form only (“Book-Entry Securities”) Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “— Book-Entry Registration.”

Distributions on the Securities

General

Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement. Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the “Interest Rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

A series of Securities may include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

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If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

•	CMT;
•	CODI;
•	COFI;
•	COSI;
•	Fed Funds Rate;
•	FHLB Index;
•	GBP LIBOR;
•	LIBOR;
•	LIBORSWAP;
•	MTA;
•	National Average Contract Mortgage Rate;
•	National Monthly Median COFI;
•	Prime Rate;
•	SIBOR;
•	SWAPLIBOR; and
•	T-Bill.

Each of these indices is described in more detail under “The Trust Funds—The Mortgage Loans—General” below.

Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Securities Generally

With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the “Percentage Interest”) evidenced by the Security, or on the basis of the Security’s outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

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Multi-Class Series

A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a “Multi-Class Series”). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The “Compound Value” of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the “Principal Distribution Amount” for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The “Minimum Principal Distribution Amount” is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

Subordinate Securities

A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the “Subordinate Securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “Senior Securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “Rating Agency”), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Optional Termination

If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

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•
“Asset Principal Balance” means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

•	“Aggregate Asset Principal Balance” means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — Event of Default; Rights Upon Event of Default” and “— Termination.”

Optional Redemption of Securities

If specified in the prospectus supplement for a series, any class of Securities of that series may be subject to redemption at the option of the holder, provided that any such right of redemption will be limited such that the Securities of that class will not constitute redeemable securities for purposes of the Investment Company Act of 1940.

Optional Purchase of Securities

The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

•	call protection for any class of Securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

•	certain other guarantees described in the prospectus supplement.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

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If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

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•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (“Clearstream”) or The Euroclear System (“Euroclear”). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

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No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth under “Book-Entry Procedures—Definitive Securities” in Annex A of this prospectus. Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

For a description of the book-entry registration procedures applicable to Book-Entry Securities, see “Book-Entry Procedures” in Annex A of this prospectus.

The Trust Funds

General

The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

•	amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the “Cut-off Date”);

•	amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

•	Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

•	any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

•	any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

•	any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

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The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the “Retained Interest”). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

The “Primary Assets” in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•	Mortgage Loans;

•	Manufactured Home Loans;

•	Home Improvement Loans;

•	mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans (“Private Mortgage-Backed Securities”);

•	Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

•	Fannie Mae certificates; and

•	Freddie Mac certificates.

To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans and/or Home Improvement Loans may also include loans (“Assistance Loans”) made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

Mortgage Loans, Manufactured Home Loans, Assistance Loans and Home Improvement Loans are referred to in this prospectus as “Loans.” Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See “The Agreements — Assignment of Primary Assets.”

Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as “Agency Certificates.”

The Mortgage Loans

General

The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus (“Mortgage Loans”). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.
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The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA (“FHA Loans”) or VA Loans, with the following interest rate and payment characteristics:

•	fixed interest rate Mortgage Loans;

•	adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

♦
Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

♦
“hybrid” Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

♦
“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan (“Mortgage Rates”);

♦
“negative amortization” Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

♦
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

•
“balloon” Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a “Scheduled Payment”) that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

•
“GPM Loans,” which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

•
“GEM Loans,” which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

•	Buy-Down Loans;

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•
“Bi-Weekly Loans,” which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

•
“Reverse Mortgage Loans,” which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower’s discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

•	any combination of the foregoing; or

•	Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

The Mortgage Loans may also include:

•
“Cooperative Loans,” which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations (“Cooperatives”) and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative (“Cooperative Dwellings”);

•
“Condominium Loans,” which are secured by a mortgage on an individual housing unit (a “Condominium Unit”) in which the owner of the real property (the “Condominium”) is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit’s appurtenant interest in the common elements;

•	Mixed Use or Multifamily Mortgage Loans; or

•
“Home Equity Loans,” which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the “Mortgaged Property”). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See “Legal Aspects of Loans.”
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The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower’s mailing address, as reflected in the servicer’s records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

•
each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

•	no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

•
no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney’s opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

The initial “Loan-to-Value Ratio” of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the “Appraised Value”). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

Multifamily Properties are generally subject to the following requirements:

•	no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

•	no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

•	Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

•	the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

As specified in the prospectus supplement, “ARMs” or “Adjustable Rate Mortgages,” which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.
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Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the “Lifetime Mortgage Rate Cap”), if any, or below the applicable lifetime minimum mortgage rate (the “Minimum Mortgage Rate”), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the “Maximum Mortgage Rate Adjustment”). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs (“Negatively Amortizing ARMs”) instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, “Deferred Interest”) which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

The adjustable or variable index (the “Index”) applicable to any ARM comprising the Primary Assets may be one of the following indices:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•
GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•	Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

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•	Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•	National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•
Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•
Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•
National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

•	Federal Home Loan Bank Index (“FHLB Index”), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

•	the death of the borrower, or the last living of two co-borrowers;

•	the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

•	the sale of the related Mortgaged Property.

The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

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As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

(1)           the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

(2)           the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

(3)           the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

(4)           if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

(5)           the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

(6)           the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

(7)           the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

(8)           the amortization period;

(9)           the purpose of the Mortgage Loan;

(10)           the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

(11)           the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;
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(12)           the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

(13)           any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

(14)           the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

(15)           the number and range of any prepayment premiums or any other similar fees;

(16)           the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

(17)           the level and type of origination documentation provided for the Mortgage Loans; and

(18)           the range of credit scores applicable to the borrowers of the related Mortgage Loans.

If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.
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Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Home Improvement Loans

The Primary Assets in a trust fund for a series of Securities may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (“Home Improvement Loans”) originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Loans will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The Home Improvement Loans may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Loans may include, among other things, but will not be limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

If applicable, the initial loan-to-value ratio of a Home Improvement Loan will be computed in the manner described in the related prospectus supplement.

The prospectus supplement for each series of Securities will provide information about the Home Improvement Loans, as of the Cut-off Date, including:

(1)           the percentage of Home Improvement Loans that are secured or unsecured;

(2)           the aggregate outstanding principal balance and average outstanding principal balance of the Home Improvement Loans;

(3)           the weighted average interest rate of the Home Improvement Loans;

(4)           the range of the age or seasoning of the Home Improvement Loans, including the weighted average thereof;

(5)           the weighted average term-to-stated maturity of the Home Improvement Loans and the range of remaining terms-to-stated maturity;

(6)           the Servicer distribution, if different Servicers are servicing the Home Improvement Loans;

(7)           the amortization period;

(8)           the purpose of the Home Improvement Loan;

(9)           the range of Loan-to-Value Ratios for the Home Improvement Loans and if applicable, combined Loan-to-Value Ratios;

(10)         the originator distribution of originators that originated 10% or more of the Home Improvement Loans, if more than one originator originated the Home Improvement Loans in the trust fund;
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(11)           the level and type of origination documentation provided for the Home Improvement Loans; and

(12)           the range of credit scores applicable to the borrowers of the related Home Improvement Loans.

If information of the type described above respecting the Home Improvement Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Multifamily and Mixed Use Mortgage Loans

The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property (“Multifamily Mortgage Loans”), and/or mixed residential and commercial property (“Mixed Use Mortgage Loans” ), and related property and interests.

Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See “Legal Aspects of Loans — Leases and Rents.”

Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.
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A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•	local and regional economic conditions;

•	the physical condition of the property;

•	the types of services and amenities provided;

•	the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•	availability of alternative rental properties;

•	changes in the surrounding neighborhood;

•	management;

•	the level of mortgage interest rates;

•	dependence upon government rent subsidies;

•	any applicable rent control laws; and

•	state and local regulations.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See “Legal Aspects of Loans — Environmental Considerations.” A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.
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No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

General

The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

•	mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

•	collateralized mortgage obligations secured by Loans or Agency Certificates.

The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

(2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

(3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

•
the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

•
the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

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•
the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

•
neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

•
if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer’s Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a “PMBS Agreement”). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the “PMBS Trustee”). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the “PMBS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development (“HUD”) as an FHA mortgagee.

The issuer of the Private Mortgage-Backed Securities (the “PMBS Issuer”) will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Loans

The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:
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•	each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

•	each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

•	no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

•	each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies (“Insurance Policies”) required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

•	the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

•
certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

•	the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

•	the weighted average interest rate of the Private Mortgage-Backed Securities;

•	the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

•
the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

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•	the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Ginnie Mae Certificates

General

The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Servicers”) under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.
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The Underlying Mortgage Loans

Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans, housing loans partially guaranteed by the VA (“VA Loans”) and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Ginnie Mae

The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD (“FHA”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

General

Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.
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Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Underlying Mortgage Loans

Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

•	fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency (“Conventional Loans”);

•	fixed-rate level payment FHA Loans or VA Loans;

•	adjustable rate mortgage loans;

•	GEM Loans, Buy-Down Loans or GPM Loans; and

•
mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings (“Single Family Property”) or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units (“Multifamily Properties”).

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.
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The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guarantee fee.

The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See “Additional Information” for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

General

The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a “PC Pool”) purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac’s “Cash Program” or “Guarantor Program” or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder’s pro rata share thereof, but does not, except with respect to “Scheduled Principal” Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

•	30 days following foreclosure sale;

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•	30 days following payment of the claim by any mortgage insurer; or

•	30 days following the expiration of any right of redemption.

In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guarantee income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders’ instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Underlying Mortgage Loans

Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).
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The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding Arrangements

The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Subsequent Primary Assets”) following the date on which the Securities are issued (a “Pre-Funding Arrangement”). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a “Pre-Funding Account”) all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the “Revolving Account”), instead of distributing such amounts to securityholders. On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a “Revolving Period Arrangement”). The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Revolving Primary Assets”). The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.
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If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities — Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account. Reinvestment income, may, however, be payable to the securities administrator , the trustee or the master servicer as additional compensation. See also “The Agreements — Securities Administration Account.”

A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also “The Agreements — Distribution Account.”
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Other Funds or Accounts

A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See “Servicing of Loans — Collection Procedures; Escrow Accounts” and “— Deposits to and Withdrawals from the Collection Account.” If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See “Servicing of Loans — Deposits to and Withdrawals from the Collection Account.” Other similar accounts may be established as specified in the prospectus supplement.

Loan Underwriting Procedures and Standards

Underwriting Standards

The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as “limited documentation” or “no documentation” programs. In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator’s underwriting guidelines. In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower). In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator. In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

Certain states where the Mortgaged Properties may be located have “antideficiency” laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of Loans.”
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Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See “Legal Aspects of Loans.”

No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warranties

Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund. Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

(1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

(2) No Outstanding Charges. All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(3) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

(4) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;
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(5) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(6) Validity of Documents. The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

(7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

(8) Valid Lien. The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

(9) Ownership. The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

(10) Title Insurance. Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance;

(11) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(12) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

(13) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

(14) Insurance. The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

(15) Due-on-Sale Clauses. The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

(16) Primary Mortgage Insurance. All provisions of any primary mortgage insurance policies have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policies have been paid;

(17) Prepayment Premiums. For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure); and
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(18) No Foreclosure. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the “Condominium Association”) are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the “Condominium Building”) (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.”

With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets.”

The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

The Sponsor

If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund. Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.
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General

Lehman Brothers Holdings Inc., a Delaware corporation (“Lehman Holdings” or the “Sponsor”), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as “Lehman Brothers.” Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

Investment Banking

The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers’ corporate and government clients. The segment is organized into global industry groups — Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology — that include bankers who deliver industry knowledge and expertise to meet clients’ objectives. Specialized product groups within Advisory Services include mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities. Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the “Bank”), and other subsidiaries in the U.S., Europe and Asia. The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. The Bank is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.
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Investment Management

The Investment Management business segment consists of Lehman Brothers’ global Private Investment Management and Asset Management businesses.

Private Investment Management. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

Asset Management. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

Securitization Activities of the Sponsor

Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987. In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

During fiscal years 2005 and 2004, Lehman Holdings and its affiliates securitized approximately $152 billion and $120 billion of financial assets, including $133 billion and $101 billion of residential mortgages, $13 billion and $8 billion of commercial mortgages and $6 billion and $11 billion of municipal and other-asset-backed financial instruments, respectively.

Lehman Holdings and its affiliates, including Aurora and the Bank, originate residential and commercial loans as an extension of Lehman Holdings’ securitization activities. In this regard Lehman Holdings and its affiliates originated approximately $85 billion and $65 billion of residential mortgage loans in fiscal years 2005 and 2004, respectively. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings. In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels. These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

Through its affiliates, Lehman Holdings services and master services Loans. If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates. Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor. In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See “Loan Underwriting Procedures and Standards—Representations and Warranties” and The Agreements—Repurchase and Substitution of Non-Conforming Loans.”
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At November 30, 2005 and 2004, Lehman Holdings and its affiliates had approximately $700 million and $900 million, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

The Depositor

The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets. The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

•
upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets;”

•
to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the Primary Assets;

•
to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•
to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

•	to prepare and file any reports required under the Exchange Act;

•	to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

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•	to provide the trustee, the securities administrator and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

Aurora Loan Services LLC

General

If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

The Sponsor and its affiliates, including Aurora and the Bank, have implemented certain information barrier policies to ensure that the Sponsor and its affiliates provide notice of the discovery of actual breaches of loan-level representations and warranties to the master servicer only at such time as it has been determined that the facts and circumstances relating to such breach are such as would constitute a breach under the related trust agreement, but not prior thereto. These policies include restrictions on the flow of such information within and among the Sponsor’s and its affiliates’ mortgage loan origination businesses and its servicing and master servicing businesses. Accordingly, the related trust agreement will provide that Aurora, acting in its capacity as master servicer, will not be deemed to have knowledge of the breach of any loan-level representation or warranty until such time as the information flow policy permits or requires disclosure to the master servicer of the facts and circumstances relating to such breach.

Master Servicing

Aurora’s centralized real estate master servicing facility is located at 10350 Park Meadows Drive, Littleton, Colorado 80124. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998. Aurora has been master servicing subprime residential mortgage loans since 2002.

The following tables set forth certain information regarding Aurora’s total public securitization master servicing portfolio.
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	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	77,580	$24,884	143,624	$42,469
Subprime	180,123	$24,229	277,640	$36,449
Government Insured or Guaranteed(1)	225,941	$18,855	206,509	$16,751
Home Equity Lines of Credit	0	$0.00	3,666	$167
Total Portfolio	483,644	$67,968	631,439	$95,836

	At December 31, 2005		At September 30, 2006
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	246,903	$72,992	301,860	$93,615
Subprime	418,984	$58,092	454,640	$63,969
Government Insured or Guaranteed(1)	171,602	$13,198	147,261	$11,102
Home Equity Lines of Credit	1,967	$76	1,420	$48,343
Total Portfolio	839,456	$144,358	905,181	$168,735
__________________
(1)
‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans’ Affairs or the Rural Housing and Community Development Service.

Aurora’s master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora’s analysis includes a review of each servicer’s duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices. Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

Aurora’s centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

The following tables set forth certain information regarding Aurora’s total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

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	At December 31, 2003		At December 31, 2004
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	34,210	$5,892	41,391	$6,723
Conventional Alt-A	95,422	$29,960	157,333	$40,795
Subprime	8,814	$725	6,981	$933
Government Insured or Guaranteed(1)	107,562	$5,815	85,274	$4,580
Home Express(2)	48,284	$5,940	31,254	$3,490
SBA Disaster Loans(3)	53,822	$938	44,230	$774
Home Equity Lines of Credit	-	$0	-	$0
Total Portfolio	348,114	$49,270	366,463	$57,295

	At December 31, 2005		At September 30, 2006
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	61,309	$8,881	76,323	$13,704
Conventional Alt-A	261,125	$62,067	293,910	$70,709
Subprime	7,443	$1,267	8,603	$1,482
Government Insured or Guaranteed(1)	9,131	$654	7,449	$524
Home Express(2)	16,582	$1,714	12,014	$1,196
SBA Disaster Loans(3)	36,737	$629	32,157	$547
Home Equity Lines of Credit	157	$8	173	$9
Total Portfolio	392,484	$75,220	430,629	$88,171
__________________

(1)
‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2)
‘Home Express’ means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3)
‘SBA Disaster Loans’ means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

The following table provides Aurora’s outstanding advances and servicing advances:

	At December 31, 2003	At December 31, 2004	At December 31, 2005	At September 30, 2006
Portfolio	Advance Balance	Advance Balance	Advance Balance	Advance Balance
Conventional	$12,402,954	$11,363,442	$17,706,788	$17,524,321
Conventional Alt A	$19,254,670	$13,543,476	$24,810,189	$36,750,673
Express	$(1,351,511)	$(7,187,866)	$2,222,664	$3,287,338
Government	$33,432,797	$36,995,784	$28,014,484	$21,211,777
HELOC	$0	$0	$4,639	$3,080
SBA	$1,008,369	$4,897,435	$5,250,499	$2,751,149
Subprime	$5,622,019	$4,910,400	$3,795,379	$2,760,855
Total	$70,369,299	$64,522,671	$81,804,642	$84,289,193

Aurora’s servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner’s insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora’s website and in person at certain of Aurora’s loan servicing facilities.

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Aurora’s servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A and subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora’s special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2003, December 31, 2004, and December 31, 2005, and September 30, 2006, Aurora had outstanding Advances and servicing advances of approximately $70,369,299, $64,522,671, $81,804,642, and $84,289,193 respectively.

The below delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora’s servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines. Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

When a mortgage loan becomes a ‘high risk asset’ (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution. This review is designed to minimize risk and maximize recovery. Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions. Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

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Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

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Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	34,210	$5,891.89		41,391	$6,722.64
Period of delinquency (2)
30 to 59 days	1,405	$206.75	3.51%	945	$129.19	1.92%
60 to 89 days	371	$53.83	0.91%	253	$36.10	0.54%
90 days or more	183	$30.69	0.52%	203	$31.67	0.47%
Total delinquent loans(2)	1,959	$291.26	4.94%	1,401	$196.95	2.93%
Loans in foreclosure (excluding bankruptcies)	853	$148.76	2.52%	595	$97.83	1.46%
Loans in bankruptcy	342	$49.15	0.83%	321	$44.02	0.65%
Total	3,154	$489.18	8.30%	2,317	$338.81	5.04%

	At December 31, 2005			At September 30, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	61,309	$8,880.54		76,323	$13,704.36
Period of delinquency (2)
30 to 59 days	1,462	$204.53	2.30%	2552	$462.77	3.38%
60 to 89 days	466	$67.84	0.76%	790	$142.83	1.04%
90 days or more	609	$81.08	0.91%	780	$114.34	0.83%
Total delinquent loans(2)	2,537	$353.45	3.98%	4,122	$719.95	5.25%
Loans in foreclosure (excluding bankruptcies)	1,044	$153.32	1.73%	1,778	$323.25	2.36%
Loans in bankruptcy	819	$93.12	1.05%	606	$77.34	0.56%
Total	4,400	$599.89	6.76%	6,506	$1,120.54	8.18%

_______________________

(1)
Total portfolio and delinquency information is for conventional mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

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Loan Loss Experience
(Dollars in Millions) (4)

Conventional

	For the year ended At December 31, 2003		For the year ended At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	32,053	$5,493.68	33,450	$5,871.74
Net Losses	29	$1.06	164	$5.94
Net Losses as a Percentage of Total Portfolio		0.02%		0.10%

	For the year ended At December 31, 2005		For the nine months ended At September 30, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	48,053	$7,494.87	65,560	$12,435.83
Net Losses	471	$16.03	320	$11.44
Net Losses as a Percentage of Total Portfolio		0.21%		0.09%
___________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Conventional Alt-A Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

79

In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

80

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional Alt-A

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	95,422	$29,960.40		157,333	$40,795.33
Period of delinquency (2)
30 to 59 days	1,071	$340.54	1.14%	1,222	$317.90	0.78%
60 to 89 days	175	$52.11	0.17%	179	$50.29	0.12%
90 days or more	63	$48.88	0.16%	137	$55.69	0.14%
Total delinquent loans(2)	1,309	$441.53	1.47%	1,538	$423.88	1.04%
Loans in foreclosure (excluding bankruptcies)	319	$214.46	0.72%	262	$116.92	0.29%
Loans in bankruptcy	110	$47.39	0.16%	157	$39.92	0.10%
Total	1,738	$703.37	2.35%	1,957	$580.72	1.42%

	At December 31, 2005			At September 30, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	261,125	$62,066.75		293,910	$70,709.19
Period of delinquency (2)
30 to 59 days	2,789	$680.66	1.10%	4,779	$1,162.38	1.64%
60 to 89 days	604	$149.13	0.24%	1,147	$290.87	0.41%
90 days or more	363	$87.64	0.14%	742	$196.61	0.28%
Total delinquent loans(2)	3,756	$917.43	1.48%	6,668	$1,649.87	2.33%
Loans in foreclosure (excluding bankruptcies)	649	$174.28	0.28%	1,742	$453.09	0.64%
Loans in bankruptcy	727	$148.20	0.24%	518	$107.37	0.15%
Total	5,132	$1,239.91	2.00%	8,928	$2,210.32	3.13%

_______________________

(1)
Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

81

Loan Loss Experience
(Dollars in Millions) (4)

Conventional Alt A

	For the year ended At December 31, 2003		For the year ended At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	80,555	$25,689.17	131,754	$34,274.43
Net Losses	17	$1.85	48	$3.91
Net Losses as a Percentage of Total Portfolio		0.01%		0.01%

	For the year ended At December 31, 2005		For the nine months ended At September 30, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	236,824	$56,571.95	280,443	$67,857.86
Net Losses	165	$14.85	238	$12.04
Net Losses as a Percentage of Total Portfolio		0.03%		0.02%
____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt A mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Government Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent government insured or guaranteed mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company. Furthermore, if a delinquent mortgage loan is insured by the FHA or guaranteed by the VA, that mortgage loan is serviced by Aurora in accordance with all applicable regulations in order to maximize recovery.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

82

In the first month of delinquency of a mortgage loan insured by the FHA, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a HUD information packet to the mortgagor. Furthermore, Aurora notifies the master servicer of such delinquency and seeks a property inspection of the mortgaged property. By the end of the third month of delinquency, Aurora provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Aurora also sends a breach letter to the mortgagor. Aurora reports the mortgage loan to the FHA for foreclosure. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. For mortgage loans insured by the FHA, Aurora seeks to commence foreclosure proceedings within seven months of the first day of delinquency. The foreclosure sale takes place in accordance with state timelines with the intent of the foreclosure sale to receive payment for the mortgaged property that will equal or exceed the amount necessary to pay off the total debt incurred in connection with the foreclosure. A property inspection occurs three to five days prior to the foreclosure sale. Aurora’s claim of past due principal and interest payments that is has advanced is submitted to the FHA within thirty days of the latter of acquisition of marketable title or possession of the mortgaged property. The title package is submitted to the FHA within forty-five days of that initial claim. Aurora’s claim of its expenses is submitted to the FHA within fifteen days of title approval. The securitization trust is billed for any additional unreimbursed expenses within thirty days of Aurora’s receipt of final proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

In the first month of delinquency of a mortgage loan guaranteed by the VA, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a second delinquency notice to the mortgagor. Furthermore, Aurora notifies the master servicer of such delinquency and seeks a property inspection of the mortgaged property. By the end of the third month of delinquency, Aurora provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Aurora also sends a third delinquency notice and a breach letter to the mortgagor. Furthermore, Aurora sends a notice of default and a notice of intent to foreclose to the VA. Aurora requests permission from the VA to foreclose, if necessary. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. For mortgage loans guaranteed by the VA, Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora attempts to schedule the foreclosure sale on or before the next date that Aurora must remit interest payments to a master servicer of a securitization trust. The bidding process takes place in accordance with VA instructions. Within fifteen days of the sale or other state required means of disposition of the mortgaged property, Aurora mails a notice to the VA of its election to convey the property. The title package and claims of past due principal and interest payments that is has advanced and Aurora’s expenses are submitted to the VA within forty-five days of the sale or ratification. The securitization trust is billed for any additional unreimbursed expenses within thirty days of Aurora’s receipt of final proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

83

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to government insured or guaranteed mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Government

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	107,562	$5,815.48		85,274	$4,580.35
Period of delinquency (2)
30 to 59 days	13,389	$872.14	15.00%	10,258	$659.27	14.39%
60 to 89 days	5,508	$401.79	6.91%	4,029	$283.60	6.19%
90 days or more	2,533	$203.33	3.50%	3,252	$259.92	5.67%
Total delinquent loans(2)	21,430	$1,477.25	25.40%	17,539	$1,202.79	26.26%
Loans in foreclosure (excluding bankruptcies)	7,981	$608.22	10.46%	5,252	$401.43	8.76%
Loans in bankruptcy	7,474	$543.43	9.34%	6,860	$499.25	10.90%
Total	36,885	$2,628.90	45.21%	29,651	$2,103.48	45.92%

	At December 31, 2005			At September 30, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	9,131	$653.66		7,449	$523.78
Period of delinquency (2)
30 to 59 days	1,248	$87.91	13.45%	1,169	$80.64	15.40%
60 to 89 days	534	$39.79	6.09%	355	$27.12	5.18%
90 days or more	600	$50.48	7.72%	539	$46.90	8.95%
Total delinquent loans(2)	2,382	$178.19	27.26%	2,063	$154.65	29.53%
Loans in foreclosure (excluding bankruptcies)	1,265	$101.54	15.53%	585	$47.73	9.11%
Loans in bankruptcy	1,839	$133.72	20.46%	1,256	$88.02	16.80%
Total	5,486	$413.44	63.25%	3,904	$290.40	55.44%

_______________________

(1)
Total portfolio and delinquency information is for government insured or guaranteed mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

84

Loan Loss Experience
(Dollars in Millions) (4)

Government

	For the year ended At December 31, 2003		For the year ended At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	102,327	$5,466.13	81,580	$4,336.78
Net Losses	445	$2.38	1,655	$7.90
Net Losses as a Percentage of Total Portfolio		0.04%		0.18%

	For the year ended		For the nine months ended
	At December 31, 2005		At September 30, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	7,412	$519.49	6,831	$479.60
Net Losses	1,360	$6.72	494	$2.87
Net Losses as a Percentage of Total Portfolio		1.29%		0.60%
____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Government mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Subprime Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

85

In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee or, in securitization transactions that have third party special servicers, the mortgage loan is referred, instead, to such third party for future servicing.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

86

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Subprime

	At December 31, 2003			At December 31, 2004
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	8,814	$724.63		6,981	$933.03
Period of delinquency (3)
30 to 59 days	230	$16.64	2.30%	144	$17.43	1.87%
60 to 89 days	76	$4.93	0.68%	41	$4.43	0.47%
90 days or more	90	$4.54	0.63%	42	$3.35	0.36%
Total delinquent loans(3)	396	$26.11	3.60%	227	$25.21	2.70%
Loans in foreclosure (excluding bankruptcies)	187	$20.16	2.78%	119	$11.37	1.22%
Loans in bankruptcy	227	$16.59	2.29%	150	$10.70	1.15%
Total	810	$62.86	8.67%	496	$47.28	5.07%

	At December 31, 2005			At September 30, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	7,443	$1,267.31		8,603	$1,482.08
Period of delinquency (2)
30 to 59 days	190	$29.20	2.30%	238	$41.51	2.80%
60 to 89 days	70	$10.88	0.86%	110	$24.31	1.64%
90 days or more	87	$11.74	0.93%	48	$4.89	0.33%
Total delinquent loans(2)	347	$51.81	4.09%	396	$70.71	4.77%
Loans in foreclosure (excluding bankruptcies)	200	$28.88	2.28%	299	$52.04	3.51%
Loans in bankruptcy	186	$16.48	1.30%	135	$12.75	0.86%
Total	733	$97.17	7.67%	830	$135.50	9.14%
_______________________

(1)
Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The ABS method for subprime loans is used in calculation of delinquency percentage. Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

87

Loan Loss Experience
(Dollars in Millions)(4)

Subprime

	For the year ended At December 31, 2003		For the year ended At December 31, 2004
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	7,652	$588.34	5,713	$705.94
Net Losses	3	$0.11	49	$1.30
Net Losses as a Percentage of Total Portfolio		0.02%		0.18%

	For the year ended At December 31, 2005		For the nine months ended At September 30, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio (1)	6,869	$1,196.26	6,769	$1,176.02
Net Losses	77	$2.20	65	$2.25
Net Losses as a Percentage of Total Portfolio		0.18%		0.19%
____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Servicing of Loans

General

Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the “Subservicers”). In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement. The master servicer will not be liable for any acts or omissions of any servicer.

The Master Servicer

The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor. The master servicer will generally:

•	supervise the performance by the servicers of their servicing responsibilities under their servicing agreements (“Servicing Agreements”) with the master servicer;

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•
collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

•	advance funds upon the failure of a servicer to make advances as described below under “Advances and Other Payments, and Limitations Thereon.”

The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements. If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities. The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the “Master Servicing Fee”) for the performance of its services and duties under each Agreement as specified in the prospectus supplement. In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

•	withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

•	requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers

The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer. Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers’ servicing activities. Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the “Servicing Fee”), as set forth in the related prospectus supplement. In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

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•	withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans. Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts (“Escrow Accounts”) in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the “Collection Account”). In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments. If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. See “Fees and Expenses” in the prospectus supplement.

As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date. Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

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•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

•
all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law (“Liquidation Proceeds”), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

•
all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

•	all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

•	all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

•	all proceeds of any Loans repurchased pursuant to the related Agreement.

Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

•
to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer’s right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

•
to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

•
to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

•	to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

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•
to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•
to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

•
to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

•	to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

•	to clear and terminate the Collection Account pursuant to the related Agreement.

In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

Each servicer will establish and maintain an account (a “Servicing Account”) that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

•	all Liquidation Proceeds;

•
all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

•	all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

•	any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

•	any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

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•	any prepayment penalty amounts required to be collected pursuant to the loan related documents and applicable law;

•	all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

•	any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

“Buy-Down Loans” are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor’s Scheduled Payment during the early years of the Mortgage Loan. With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan (“Buy-Down Amounts”) in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the “Buy-Down Fund”). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the “Buy-Down Period”) when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

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The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a “Subsidy Fund”). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan’s scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the “GPM Fund”) complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

General

The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

Payments in Connection With Prepaid Loans

In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a “Due Date”), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan. The master servicer will not be obligated to make such payments in the event that a servicer fails to do so. Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

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Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See “Description of Mortgage and Other Insurance.” Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

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Special Hazard Insurance Policy

To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Hazard Insurance on the Loans.”

Primary Mortgage Insurance

To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a “Qualified Insurer”).

Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

FHA Insurance and VA Guarantees

To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

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Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Bankruptcy Bond

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See “Description of Mortgage and Other Insurance — Bankruptcy Bond.”

Presentation of Claims; Realization Upon Defaulted Loans

Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

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The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Legal Aspects of Loans — Realizing Upon Cooperative Loan Security.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the Cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable “due-on-sale” clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption. When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable “due-on-sale” clause. The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund. Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy. In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable. If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

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Certain Rights Related to Foreclosure

Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months’ accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted Loans.

As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s or any servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

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If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer’s remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest. See “Yield, Prepayment and Maturity Considerations.”

The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series. The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related Agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements — Event of Default; Rights upon Events of Default.”

The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

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•	is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

•	has a net worth of not less than $15,000,000; and

•
the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer’s obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Credit Support

General

Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

•	an irrevocable letter of credit;

•	the subordination of one or more classes of the Securities of a series;

•	allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

•	reserve funds;

•	a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

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•	a surety bond or financial guaranty insurance policy;

•	the use of cross-support features;

•	overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

•	the creation and application of excess interest from the Primary Assets;

•	derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

•	third-party guarantees or similar instruments.

In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See “The Agreements — Event of Default; Rights Upon Event of Default.” Moreover, if a form of credit support covers more than one trust fund (each, a “Covered Trust”), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

•	the amount payable under the credit support;

•	any conditions to payment thereunder not otherwise described in this prospectus;

•	the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the credit ratings assigned to it by rating agencies; and

•	certain financial information.

Subordinate Securities; Subordination Reserve Fund

If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable “Subordinated Amount” as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the “Subordination Reserve Fund”) and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

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A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code §101 et seq., and related rules and regulations promulgated thereunder (the “Bankruptcy Code”), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments. If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

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Overcollateralization

If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called “overcollateralization.” Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under “— Excess Interest” below. All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained. In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see “— Allocation of Losses” above.

Excess Interest

The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This “excess interest,” if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization. In addition, excess interest may be applied to pay principal on certain Securities. The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See “Description of Mortgage and Other Insurance.”

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the “L/C Percentage”). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See “Description of the Securities — Optional Termination” and “The Agreements — Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

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Financial Guaranty Insurance Policy

Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

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Derivative Instruments

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support. Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Description of Mortgage and Other Insurance

The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

General

Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See “— Pool Insurance Policy” below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See “Legal Aspects of Loans.” These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See “— Hazard Insurance on the Loans” below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see “Maintenance of Insurance Policies and Other Servicing Procedures — Environmental Insurance.”

Primary Mortgage Insurance

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the “Insured Loss”) generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

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•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

•	amounts expended but not approved by the mortgage insurer;

•	claim payments previously made by the mortgage insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

•	failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

•	physical damage to the Mortgaged Property; and

•	the related servicer not being approved as a servicer by the mortgage insurer.

Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys’ fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

•
advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys’ fees;

•
in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•	tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

•	no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

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•
written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower’s interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

•
the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days’ notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

•
the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

•
the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October  21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October  21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

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The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower’s control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

HUD terminated its assignment program for borrowers, effective April  25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

On March  20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

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VA Mortgage Loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “Buydown”). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

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Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

•	the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

•	the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

•	advances made by the insured as described above less certain payments.

An “approved sale” is:

•	a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

•	a foreclosure or trustee’s sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

•	the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

•	the acquisition of the Mortgaged Property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See “Legal Aspects of Loans.” Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Mortgage Insurance with Respect to Manufactured Home Loans

A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

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Hazard Insurance on the Loans

Standard Hazard Insurance Policies

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties securing Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

Special Hazard Insurance Policy

Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

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Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Other Hazard-Related Insurance; Liability Insurance

With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the “bankruptcy bond”) for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

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Repurchase Bond

If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

Derivatives

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

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Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

The Agreements

The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement or a pooling and servicing agreement (referred to herein in either case as a “trust agreement”) between the depositor and the trustee and a servicer, master servicer and/or administrator. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement or a transfer and servicing agreement (referred to herein in either case as a “sale and collection agreement”) between the indenture trustee and the issuing entity and a servicer, master servicer and/or administrator.

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As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the “Agreements.” In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

General

At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

Assignment of Private Mortgage-Backed Securities

The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trust Funds — Private Mortgage-Backed Securities.”

Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Certificate Schedule”), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

(1)           that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

(2)           that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

(3)           that there has been no other sale by it of the Private Mortgage-Backed Securities; and

(4)           that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

Assignment of Mortgage Loans

As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

•	the mortgage note endorsed without recourse to the order of the trustee or in blank;

•
the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

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•	an assignment of the Mortgage in recordable form.

The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Mortgage Loan. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each Cooperative Loan.

The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the “Seller”) from which the depositor, or an affiliate thereof, purchased the Mortgage Loan. See “Repurchase and Substitution of Non-Conforming Loans.”

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

Assignment of Manufactured Home Loans

The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Manufactured Home Loan Schedule”) appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

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In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See “Legal Aspects of Loans — Manufactured Home Loans.”

Assignment of Home Improvement Loans

The depositor will cause any Home Improvement Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Home Improvement Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Home Improvement Loan Schedule”) appearing as an exhibit to the related Agreement. The Home Improvement Loan Schedule will specify, with respect to each Home Improvement Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Home Improvement Loan.

To the extent that Home Improvement Loan is secured by an interest in real estate, the depositor or the Sponsor will, as to each such Home Improvement Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee the documents described under “—Assignment of Mortgage Loans” above.

To the extent described in the related prospectus supplement, the depositor or the sponsor will as to each Home Improvement Loan, deliver or cause to be delivered to the trustee or the asset custodian the original Home Improvement Loan and copies of documents and instruments related to each Home Improvement Loan and, other than in the case of unsecured Home Improvement Loans, the security interest in the property securing the Home Improvement Loan. In order to give notice of the right, title and interest of holders of securities to the Home Improvement Loans, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Loans as collateral. Typically, the Home Improvement Loans will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Loans without notice of the assignment, the interest of holders of securities in the Home Improvement Loans could be defeated. If specified by the related prospectus supplement, however, the Home Improvement Loans may be stamped or otherwise marked to reflect their assignment to the trust. See “Legal Aspects of Loans—The Home Improvement Loans.”

Repurchase and Substitution of Non-Conforming Loans

Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee’s notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee. We cannot assure you that a Seller will fulfill its purchase obligation. The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

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Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund’s federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund’s federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the “Deleted Loan”) and substitute in its place one or more other Loans (each, a “Qualifying Substitute Mortgage Loan”) provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See “Loan Underwriting Procedures and Standards — Representations and Warranties.” If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1)           with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

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(2)           with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

(3)           with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

(4)           the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

(5)           the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

(6)           the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

(7)           if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

(8)           with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

(9)           in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

(10)           in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

(11)           if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

(12)           if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

(13)           if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

(14)           if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

(15)           with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

(16)           the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

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(17)           the amount of the trustee’s fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

(18)           the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

(19)           if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

(20)           any other information as specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer’s servicing obligations under the related Agreement. See “Servicing of Loans — Evidence as to Compliance.”

Investment of Funds

The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

•
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or bankers’ acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

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Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“Eligible Reserve Fund Investments”).

Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See “Servicing of Loans.”

Event of Default; Rights Upon Event of Default

Trust Agreement

As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

•
any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

•
certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

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During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

No holder of a series of Certificates, solely by virtue of that holder’s status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

•
a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note’s maturity;

•
failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•
any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

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If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

•	the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

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The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see “— Event of Default; Rights Upon Event of Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

•	if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

•	if the trustee becomes insolvent; or

•	by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

The trustee will establish a separate account (the “Distribution Account”) in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

Unless otherwise specified in the prospectus supplement, “Business Day” means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of Securities.

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Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see “— Event of Default; Rights Upon Event of Default” above. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

•	if the securities administrator becomes bankrupt or insolvent;

•	if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

•
by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

The securities administrator will establish a separate account (the “Securities Administration Account”) in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account. The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

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Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the “Expense Reserve Fund”) cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

•	to cure any ambiguity;

•	to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

•	to add any other provisions with respect to matters or questions arising under the Agreement; or

•	to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

•	reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

•	reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

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REMIC Administrator

For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

Trust Agreement

The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

•
the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan (“REO Property”); and

•	the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

•
with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

•	related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

•	unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

•	accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

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provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

•	the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer’s right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See “Description of the Securities — Optional Termination.”

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Legal Aspects of Loans

The following discussion contains summaries of certain legal aspects of mortgage loans, manufactured housing loans and home improvement loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

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Junior Mortgages; Rights of Senior Mortgages

If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

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Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Cooperative Loans are not secured by liens on real estate. The “owner” of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender’s remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower’s rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

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If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “ — Realizing Upon Cooperative Loan Security” below.

There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner’s shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the “sponsor” (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor’s default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder’s equity in the building and right to occupy the apartment (and a corresponding loss of the lender’s security for its Cooperative Loan).

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections  163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

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Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

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Realizing Upon Cooperative Loan Security

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

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In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

Cooperative Loans

Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Leases and Rents

Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

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Federal Bankruptcy and Other Laws Affecting Creditors’ Rights

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender’s rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender’s lien will be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney’s fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

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Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

•
are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

•
may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

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In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where Mortgaged Properties may be located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.” The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.” The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

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Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

•	originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

•	originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states — Arizona, Michigan, Minnesota, New Mexico and Utah — have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March  31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April  1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April  1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

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The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January  1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state’s usury law would not apply to the residential Mortgage Loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January  1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

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Leases and Rents

Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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Certain Laws and Regulations

Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate “alternative mortgage instruments” (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October  15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

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The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

Security Interests in the Manufactured Homes

Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

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Relocation of a Manufactured Home

In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee’s security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

Intervening Liens

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

Enforcement of Security Interests in Manufactured Homes

So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower’s loan. However, some states impose prohibitions or limitations on deficiency judgments. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” above.

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Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See “— Anti-Deficiency Legislation and Other Limitations on Lenders — Federal Bankruptcy and Other Laws Affecting Creditors’ Rights” and “— Equitable Limitations on Remedies” above.

Consumer Protection Laws

The so-called “Holder-In-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

In the case of a transfer of a Manufactured Home, the lender’s ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes. See “— Due-On-Sale Clauses in Mortgage Loans” above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in “Due-On-Sale Clauses in Mortgage Loans” above. FHA Loans and VA Loans are not permitted to contain “due-on-sale” clauses, and so are freely assumable.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See “— Applicability of Usury Laws” above.

The Home Improvement Loans

General

The Home Improvement Loans, other than those Home Improvement Loans that are unsecured or secured by mortgages on real estate generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

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Security Interests in Home Improvements

The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, the description under “—Manufactured Home Loans - Enforcement of Security Interests in Manufactured Homes” is generally applicable to home improvements.

Consumer Protection Laws

The description under “—Manufactured Home Loans - Consumer Protection Laws” above. is generally applicable to home improvements.

Applicability of Usury Laws

The description under “—Manufactured Home Loans - Consumer Protection Laws” is generally applicable to home improvements.

Installment Contracts

The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

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Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Yield, Prepayment and Maturity Considerations

Payment Delays

With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Timing of Reduction of Principal Amount

A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

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Certain Derivative Instruments

In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments. The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty. Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect. Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities. If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement. See “Derivatives.”

Final Scheduled Distribution Date

The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

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Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below.

CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

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In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

A GEM Loan provides for scheduled annual increases in the borrower’s Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses

The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include “due-on-sale” clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any “due-on-sale” clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain “due-on-sale” clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not “due-on-sale” and could have been assumed by new buyers.

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Optional Termination

If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See “Description of the Securities — Optional Termination.”

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•
“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August  20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

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Types of Securities

This discussion addresses the following four types of securities:

•	REMIC certificates;

•	exchangeable securities;

•	notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made;

•	trust certificates issued by trusts for which a REMIC election is not made; and

•	securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract (“Stapled Securities”).

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

REMIC Certificates Generally

With respect to each series of REMIC certificates, McKee Nelson LLP or Dechert LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

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If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Stapled Securities

As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

Exchangeable Securities Generally

Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under “—Exchangeable Securities” below.

Issuance of Notes Generally

For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

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Classification of Trust Certificates Generally

With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “— Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

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The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

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Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “— Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “— Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

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The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

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Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

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Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under “—Types of Securities—REMIC Certificates Generally.” If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

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Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and (iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those exchangeable securities. Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner’s basis in those exchangeable securities.

As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

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Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under “—Taxation of Securities Treated as Debt Instruments.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under “—Taxation of Securities Treated as Debt Instruments.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Securities Treated as Debt Instruments.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

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It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections  67 and 68 of the Code. See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections  67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

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Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

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Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

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Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

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All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

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Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “— Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

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Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

Mark-to-Market Rules

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

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Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

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For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections  67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “— Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

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Partner Certificates

If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term “trust” to refer either to a trust or to a portion thereof, as the context would indicate.

Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

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Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

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Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Certificates

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December  31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

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The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “— Types of Securities — REMIC Certificates Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

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Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

 Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.” The IRS has issued guidance defining the term “reportable transaction” for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

•
a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

•
a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

•	any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections  401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

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ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections  406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections  406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections  4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

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Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1)           The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)           The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3)           In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

(4)           Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Securities in reliance on the Exemption;

(5)           The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6)           The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7)           The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

(8)           For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

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The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)           is an “eligible Swap;”

(2)           is with an “eligible counterparty;”

(3)           is purchased by a “qualified plan investor;”

(4)           meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)           permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a. is denominated in U.S. dollars;

b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“Allowable Notional Amount”);

d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e. has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

a. a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

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b. an “in-house asset manager” under PTCE 96-23; or

c. has total assets (both Plan and non-Plan) under management of at least $100  million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c. terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

a. it is denominated in U.S. dollars;

b. it pays an Allowable Interest Rate;

c. it is not Leveraged;

d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

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e. it is entered into between the trust fund and an eligible counterparty; and

f. it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections  406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

The Exemption also may provide an exemption from the restrictions imposed by Sections  406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections  406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections  406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

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Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment Considerations

The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of Securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October  4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a “mortgage related security”).

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All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security” should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Securities of any series.

Legal Matters

Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under “Underwriters” in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

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Plan of Distribution

Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the “Underwriters”); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

184

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust fund will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

185

Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae’s Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

Incorporation of Certain Documents by Reference

All documents filed by current report on Form 8-K by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See “The Agreements — Reports to Securityholders.”

186

Index of Principal Terms

Defined Term	Page
1986 Act	155
Accretion Directed Securities	37
accrual class	156
Accrual Securities	37
ADA	143
Adjustable Rate Mortgages	48
AFR	152
Agency Certificates	45
Aggregate Asset Principal Balance	41
Agreements	116
Allowable Interest Rate	179
Allowable Notional Amount	179
Appraised Value	48
ARMs	48
Asset Conservation Act	138
Asset Group	38
Asset Principal Balance	41
Assistance Loans	45
Bank	71
bankruptcy bond	113
Bankruptcy Code	103
basis risk shortfalls	38
Beneficial Owner	44
Bi-Weekly Loans	47
Book-Entry Securities	38
Business Day	125
Buydown	110
Buy-Down Amounts	93
Buy-Down Fund	93
Buy-Down Loans	93
Buy-Down Period	93
Cash Program	62
CERCLA	55
Certificates	37
Clearstream	43
CMT	49
Code	152
CODI	50
COFI	50
Collection Account	90
Commission	185
Company Counsel	153
Component Securities	37
Compound Value	40
Condominium	47
Condominium Association	69
Condominium Building	69
Condominium Loans	47
Condominium Unit	47
constant yield election	159
Conventional Loans	61
Cooperative Dwellings	47
Cooperative Loans	47
Cooperatives	47
COSI	50
Covered Trust	102
CPR	150
Cut-off Date	44
Debt Securities	155
debt-acceleration	140
Deferred Interest	49
Definitive Securities	38
Deleted Loan	119
Designated Transaction	178
Distribution Account	125
DOL	177
DOL Pre-Funding Period	181
DOL Regulations	177
DTC	43
Due Date	94
EDGAR	185
Eligible Investments	121
Eligible Reserve Fund Investments	122
Environmental Policies	97
ERISA	176
Escrow Accounts	90
EURIBOR	49
Euroclear	43
Exchange Act	186
Excluded Plan	181
Exemption	177
Expense Reserve Fund	127
EYS Agreement	180
Fannie Mae	62
Fed Funds Rate	50
FHA	60
FHA Loans	46
FHA/VA Claim Proceeds	108
FHLB Index	50
Fitch	178
Fixed Rate Securities	37
Floating Rate Securities	37
Foreign Person	152
Freddie Mac	64
Freddie Mac Act	64
Garn-St. Germain Act	139
GBP LIBOR	49
GEM Loans	46
Ginnie Mae	60
Ginnie Mae Servicers	59
GPM Fund	94
GPM Loans	46
Grantor Trust	155
Grantor Trust Certificates	155

187

Defined Term	Page
Guarantor Program	62
Guaranty Agreement	59
hazardous substances	138
Home Equity Loans	47
Home Improvement Loan Schedule	118
Home Improvement Loans	53
Housing Act	60
HUD	57
Index	49
Insurance Policies	58
Insured Loss	106
Interest Only Securities	37
Interest Rate	38
Interest Weighted Securities	37
IRS	152
ISDA	115
L/C Bank	104
L/C Percentage	104
lease	142
Lehman Brothers	70
Lehman Holdings	70
lessee	142
Leveraged	179
LIBOR	49
LIBORSWAP	49
Lifetime Mortgage Rate Cap	49
Liquidation Proceeds	91
Loans	45
Loan-to-Value Ratio	48
Manufactured Home Loan Schedule	117
market discount bond	157
Master Servicing Fee	89
Maximum Mortgage Rate Adjustment	49
Minimum Mortgage Rate	49
Minimum Principal Distribution Amount	40
Mixed Use Mortgage Loans	54
Moody’s	178
Mortgage Certificate Schedule	116
Mortgage Loan Schedule	117
Mortgage Loans	45
Mortgage Rates	46
Mortgaged Property	47
MTA	50
Multi-Class Series	40
Multifamily Mortgage Loans	54
Multifamily Properties	61
National Average Contract Mortgage Rate	50
National Monthly Median COFI	50
NCUA	183
Negatively Amortizing ARMs	49
No-Bid	110
non-pro rata security	158
Notes	37
Offered Securities	38
OID	155
OID Regulations	155
outside reserve fund	154
PAC Method	156
PACs	37
Parties in Interest	177
Partner Certificates	155
PC Pool	62
Percentage Interest	39
Planned Amortization Certificates	37
Plans	176
PMBS Agreement	57
PMBS Issuer	57
PMBS Servicer	57
PMBS Trustee	57
Policy Statement	183
Pre-Funding Account	64
Pre-Funding Arrangement	64
Primary Assets	45
Prime Rate	50
Principal Distribution Amount	40
Principal Only Securities	37
Principal Weighted Securities	37
Private Mortgage-Backed Securities	45
PTCE	179
PTE	177
QPAM	179
Qualified Insurer	96
Qualified Stated Interest	156
Qualifying Substitute Mortgage Loan	119
Rating Agency	40
RCRA	138
REIT	154
REMIC regular certificate	153
REMIC residual certificate	153
REMICs	153
REO Property	128
Residual Owner	153
Retained Interest	45
Reverse Mortgage Loans	47
Revolving Account	64
Revolving Period Arrangement	65
Revolving Primary Assets	65
S&P	178
sale and collection agreement	116
SBJPA of 1996	174
Scheduled Payment	46
Scheduled Principal	62
Scheduled Securities	37
Securities	37
Securities Act	185
Securities Administration Account	126
Security Owner	152
Seller	117

188

Defined Term	Page
Senior Securities	40
Servicemembers Civil Relief Act	136
Servicing Account	92
Servicing Agreements	88
Servicing Fee	89
SIBOR	49
Single Family Property	61
SMMEA	182
SPA	150
Sponsor	70
Standard Certificates	169
Stapled Securities	153
Stripped Bond Rules	169
Stripped Certificates	169
Subordinate Securities	38
Subordinated Amount	102
Subordination Reserve Fund	102
Subsequent Primary Assets	64
Subservicers	88
Subsidy Fund	94
super-premium class	156
Swap	179
Swap Agreement	179
TACs	37
Targeted Amortization Certificates	37
T-Bill	49
Tiered REMICs	175
Title V	140
Title VIII	143
trust agreement	115
U.S. Person	152
UCC	134
Underwriters	184
VA	60
VA Loans	60
withholding agent	160

189

Annex A
Book-Entry Procedures

General

If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities. Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“Participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

The Clearing Exchanges

The Depository Trust Company. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Banking Luxembourg. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF.” Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear Bank S.A./NV. Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

A-1

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its respective depositary (individually the “Relevant Depositary” and collectively, the “European Depositaries”). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” or “Noteholders” as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

A-2

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Foreign Persons,” “— Grantor Trust Certificates — Foreign Persons” and “— Partner Certificates — Foreign Persons” in the prospectus and, if the Book-Entry Securities are globally offered (“Global Securities”), see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B to the prospectus.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Administrative Provisions,” “— Grantor Trust Certificates — Trust Reporting” and “— Partner Certificates — Information Reporting” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

A-3

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

A-4

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

B-1

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

B-2

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.           the Trustee or the U.S. withholding agent receives a statement —

(a)           from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that —

(i)	is signed by the certificateholder under penalties of perjury,

(ii)	certifies that such owner is not a United States person, and

(iii)	provides the name and address of the certificateholder, or

(b)           from a securities clearing organization, a bank or other financial institution that holds customer’s securities in the ordinary course of its trade or business that —

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)
states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the certificateholder, and

B-3

(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.	the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.
the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.
the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

The term “United States” person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

B-4

$543,767,100
(Approximate)

LEHMAN
MORTGAGE TRUST

Mortgage Pass-Through Certificates
Series 2007-1

Lehman Brothers Holdings Inc. Sponsor and Seller	Structured Asset Securities Corporation Depositor
Lehman Mortgage Trust 2007-1 Issuing Entity	Aurora Loan Services LLC Master Servicer

PROSPECTUS SUPPLEMENT
January 26, 2007

LEHMAN BROTHERS

ANNEX D:
Distribution Date Statements for 2008 Related to the Pooled Certificate

S-D-1

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 8:47:29 PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	(866) 846-4526
			Fax:	(240) 586-8675

Current Market Distribution Summary

Class	CUSIP	Certificate	Original	Actual	Interest	Principal	Ending	Ending	Total
1A1	52521FAA5	5.75000%	15,462,000.00	15,462,000.00	74,082.57	0.00	15,462,000.00	1.00000000	74,082.57
1A2	52521FAB3	5.75000%	148,693,000.00	137,611,181.21	659,331.90	1,216,486.98	136,394,694.24	0.91729062	1,875,818.88
1A3	52521FAC1	5.75000%	1,060,000.00	1,060,000.00	5,078.74	0.00	1,060,000.00	1.00000000	5,078.74
2A1	52521FAD9	5.23500%	281,561,000.00	260,252,269.37	1,135,271.69	1,666,588.92	258,585,680.45	0.91840021	2,801,860.61
2A2	52521FAE7	1.76500%	94,246,000.00	0.00	153,617.07	0.00	0.00	0.00000000	153,617.07
2A3	52521FAF4	1.76500%	134,273,000.00	0.00	199,792.07	0.00	0.00	0.00000000	199,792.07
2A4	52521FAG2	1.76500%	72,242,000.00	0.00	93,392.91	0.00	0.00	0.00000000	93,392.91
2A5	52521FAH0	5.23500%	19,200,000.00	17,746,926.20	77,415.59	113,648.86	17,633,277.33	0.91839986	191,064.45
2A6	52521FAJ6	5.23500%	8,571,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A7	52521FAK3	5.23500%	125,702,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A8	52521FAL1	5.23500%	6,017,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A9	52521FAM9	5.23500%	88,229,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A10	52521FAN7	5.23500%	4,612,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A11	52521FAP2	5.23500%	67,630,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A12	52521FAQ0	1.76500%	206,515,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A13	52521FAR8	1.76500%	228,519,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A14	52521FAS6	1.76500%	300,761,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A1	52521FAT4	5.11500%	51,112,000.00	48,094,514.87	204,990.87	93,500.45	48,001,014.42	0.93913395	298,491.32
3A2	52521FAU1	2.38500%	51,112,000.00	0.00	101,903.03	0.00	0.00	0.00000000	101,903.03
3A3	52521FAV9	2.38500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A4	52521FAW7	2.38500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A5	52521FAX5	5.11500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A6	52521FAY3	5.11500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B1	52521FAZ0	6.25016%	13,752,000.00	13,674,811.87	71,219.34	7,274.16	13,667,537.71	0.99385818	78,493.50
B2	52521FBA4	6.25016%	3,576,000.00	3,555,928.39	18,519.51	1,891.54	3,554,036.86	0.99385818	20,411.05
BIO1	52521FBB2	0.40000%	0.00	0.00	5,743.58	0.00	0.00	0.00000000	5,743.58
B3	52521FBC0	6.40016%	4,126,000.00	4,102,841.32	21,880.73	2,182.46	4,100,658.86	0.99385818	24,063.19
B4	52521FBD8	6.40016%	1,375,000.00	1,367,282.31	7,291.81	727.31	1,366,555.00	0.99385818	8,019.12
BIO2	52521FBE6	0.25000%	0.00	0.00	1,139.61	0.00	0.00	0.00000000	1,139.61
B5	52521FBF3	6.65016%	2,750,000.00	2,734,564.62	15,153.32	1,454.62	2,733,110.00	0.99385818	16,607.94
B6	52521FBG1	6.65017%	1,100,000.00	1,093,825.85	6,061.33	581.85	1,093,244.00	0.99385818	6,643.18
B7	52521FBJ5	6.65016%	1,925,000.00	1,914,195.23	10,607.32	1,018.23	1,913,177.00	0.99385818	11,625.55
B8	52521FBK2	6.65016%	2,475,000.00	2,461,108.16	13,637.99	1,309.16	2,459,799.00	0.99385818	14,947.15
B9	52521FBl0	6.65016%	1,926,761.31	1,915,946.66	10,617.03	1,019.17	1,914,927.49	0.99385818	11,636.20
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00000000	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals			2,040,746,861.31	513,047,396.06	2,886,748.01	3,107,683.71	509,939,712.36		5,994,431.72

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 1-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Certificateholder Distribution Summary

Class	CUSIP	Record Date	Certificate Pass-Through Rate	Beginning Certificate Balance	Interest Distribution	Principal Distribution	Current Realized Loss	Ending Certificate Balance	Total Distribution	Cumulative Realized Losses
1-A1	52521FAA5	12/31/2007	5.75000%	15,462,000.00	74,082.57	0.00	0.00	15,462,000.00	74,082.57	0.00
1-A2	52521FAB3	12/31/2007	5.75000%	137,611,181.21	659,331.90	1,216,486.98	0.00	136,394,694.24	1,875,818.88	0.00
1-A3	52521FAC1	12/31/2007	5.75000%	1,060,000.00	5,078.74	0.00	0.00	1,060,000.00	5,078.74	0.00
2-A1	52521FAD9	01/24/2008	5.23500%	260,252,269.37	1,135,271.69	1,666,588.92	0.00	258,585,680.45	2,801,860.61	0.00
2-A2	52521FAE7	01/24/2008	1.76500%	0.00	153,617.07	0.00	0.00	0.00	153,617.07	0.00
2-A3	52521FAF4	01/24/2008	1.76500%	0.00	199,792.07	0.00	0.00	0.00	199,792.07	0.00
2-A4	52521FAG2	01/24/2008	1.76500%	0.00	93,392.91	0.00	0.00	0.00	93,392.91	0.00
2-A5	52521FAH0	01/24/2008	5.23500%	17,746,926.20	77,415.59	113,648.86	0.00	17,633,277.33	191,064.45	0.00
2-A6	52521FAJ6	01/24/2008	5.23500%	7,996,636.04	34,883.64	40,624.43	0.00	7,956,011.61	75,508.07	0.00
2-A7	52521FAK3	01/24/2008	5.23500%	117,278,397.32	511,602.29	595,796.57	0.00	116,682,600.75	1,107,398.86	0.00
2-A8	52521FAL1	01/24/2008	5.23500%	5,696,176.97	24,847.75	50,705.87	0.00	5,645,471.11	75,553.62	0.00
2-A9	52521FAM9	01/24/2008	5.23500%	83,524,679.79	364,349.70	743,514.72	0.00	82,781,165.06	1,107,864.42	0.00
2-A10	52521FAN7	01/24/2008	5.23500%	4,054,113.19	17,684.20	22,318.56	0.00	4,031,794.62	40,002.76	0.00
2-A11	52521FAP2	01/24/2008	5.23500%	59,449,192.27	259,319.70	327,277.63	0.00	59,121,914.64	586,597.33	0.00
2-A12	52521FAQ0	01/24/2008	1.76500%	0.00	293,184.98	0.00	0.00	0.00	293,184.98	0.00
2-A13	52521FAR8	01/24/2008	1.76500%	0.00	353,409.14	0.00	0.00	0.00	353,409.14	0.00
2-A14	52521FAS6	01/24/2008	1.76500%	0.00	446,802.05	0.00	0.00	0.00	446,802.05	0.00
3-A1	52521FAT4	01/24/2008	5.11500%	48,094,514.87	204,990.87	93,500.45	0.00	48,001,014.42	298,491.32	0.00
3-A2	52521FAU1	01/24/2008	2.38500%	0.00	101,903.03	0.00	0.00	0.00	101,903.03	0.00
3-A3	52521FAV9	01/24/2008	2.38500%	0.00	61,334.43	0.00	0.00	0.00	61,334.43	0.00
3-A4	52521FAW7	01/24/2008	2.38500%	0.00	40,568.61	0.00	0.00	0.00	40,568.61	0.00
3-A5	52521FAX5	01/24/2008	5.11500%	20,412,798.49	87,005.63	10,208.68	0.00	20,402,589.81	97,214.31	0.00
3-A6	52521FAY3	01/24/2008	5.11500%	27,681,716.38	117,985.24	83,291.77	0.00	27,598,424.61	201,277.01	0.00
B1	52521FAZ0	12/31/2007	6.25016%	13,674,811.87	71,219.34	7,274.16	0.00	13,667,537.71	78,493.50	0.00
B2	52521FBA4	12/31/2007	6.25016%	3,555,928.39	18,519.51	1,891.54	0.00	3,554,036.86	20,411.05	0.00
BIO1	52521FBB2	12/31/2007	0.40000%	0.00	5,743.58	0.00	0.00	0.00	5,743.58	0.00
B3	52521FBC0	12/31/2007	6.40016%	4,102,841.32	21,880.73	2,182.46	0.00	4,100,658.86	24,063.19	0.00
B4	52521FBD8	12/31/2007	6.40016%	1,367,282.31	7,291.81	727.31	0.00	1,366,555.00	8,019.12	0.00
BIO2	52521FBE6	12/31/2007	0.25000%	0.00	1,139.61	0.00	0.00	0.00	1,139.61	0.00
B5	52521FBF3	12/31/2007	6.65016%	2,734,564.62	15,153.32	1,454.62	0.00	2,733,110.00	16,607.94	0.00
B6	52521FBG1	12/31/2007	6.65016%	1,093,825.85	6,061.33	581.85	0.00	1,093,244.00	6,643.18	0.00
B7	52521FBJ5	12/31/2007	6.65016%	1,914,195.23	10,607.32	1,018.23	0.00	1,913,177.00	11,625.55	0.00
B8	52521FBK2	12/31/2007	6.65016%	2,461,108.16	13,637.99	1,309.16	0.00	2,459,799.00	14,947.15	0.00
B9	52521FBL0	12/31/2007	6.65016%	1,915,946.66	10,617.03	1,019.17	0.00	1,914,927.49	11,636.20	0.00
R	52521FBH9	12/31/2007	5.75000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LT-R	LMT071LTR	12/31/2007	0.00000%	0.00	0.07	0.00	0.00	0.00	0.07	0.00
Totals				839,141,106.51	5,499,725.44	4,981,421.94	0.00	834,159,684.57	10,481,147.38	0.00

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

All Record Dates are based upon the governing documents and logic set forth as of closing.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 8:47:45 PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	(866) 846-4526
			Fax:	(240) 586-8675

Current Market Principal Distribution Statement

Class	CUSIP	Certificate	Original	Actual	Scheduled	Unscheduled	Realized Loss	Ending	Ending	Total
1A1	52521FAA5	5.75000%	15,462,000.00	15,462,000.00	0.00	0.00	0.00	15,462,000.00	1.000000000	0.00
1A2	52521FAB3	5.75000%	148,693,000.00	137,611,181.21	84,953.57	1,131,533.41	0.00	136,394,694.23	0.917290620	1,216,486.98
1A3	52521FAC1	5.75000%	1,060,000.00	1,060,000.00	0.00	0.00	0.00	1,060,000.00	1.000000000	0.00
2A1	52521FAD9	5.23500%	281,561,000.00	260,252,269.37	146,370.71	1,520,218.22	0.00	258,585,680.44	0.918400206	1,666,588.93
2A2	52521FAE7	1.76500%	94,246,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A3	52521FAF4	1.76500%	134,273,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A4	52521FAG2	1.76500%	72,242,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A5	52521FAH0	5.23500%	19,200,000.00	17,746,926.20	9,981.38	103,667.48	0.00	17,633,277.34	0.918399861	113,648.86
2A6	52521FAJ6	5.23500%	8,571,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A7	52521FAK3	5.23500%	125,702,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A8	52521FAL1	5.23500%	6,017,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A9	52521FAM9	5.23500%	88,229,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A10	52521FAN7	5.23500%	4,612,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A11	52521FAP2	5.23500%	67,630,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A12	52521FAQ0	1.76500%	206,515,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A13	52521FAR8	1.76500%	228,519,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A14	52521FAS6	1.76500%	300,761,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A1	52521FAT4	5.11500%	51,112,000.00	48,094,514.87	8,211.82	85,288.63	0.00	48,001,014.42	0.939133949	93,500.45
3A2	52521FAU1	2.38500%	51,112,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A3	52521FAV9	2.38500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A4	52521FAW7	2.38500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A5	52521FAX5	5.11500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A6	52521FAY3	5.11500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B1	52521FAZ0	6.25016%	13,752,000.00	13,674,811.87	7,274.16	0.00	0.00	13,667,537.71	0.993858181	7,274.16
B2	52521FBA4	6.25016%	3,576,000.00	3,555,928.39	1,891.54	0.00	0.00	3,554,036.85	0.993858180	1,891.54
BIO1	52521FBB2	0.40000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B3	52521FBC0	6.40016%	4,126,000.00	4,102,841.32	2,182.46	0.00	0.00	4,100,658.86	0.993858182	2,182.46
B4	52521FBD8	6.40016%	1,375,000.00	1,367,282.31	727.31	0.00	0.00	1,366,555.00	0.993858182	727.31
BIO2	52521FBE6	0.25000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B5	52521FBF3	6.65016%	2,750,000.00	2,734,564.62	1,454.62	0.00	0.00	2,733,110.00	0.993858182	1,454.62
B6	52521FBG1	6.65017%	1,100,000.00	1,093,825.85	581.85	0.00	0.00	1,093,244.00	0.993858182	581.85
B7	52521FBJ5	6.65016%	1,925,000.00	1,914,195.23	1,018.23	0.00	0.00	1,913,177.00	0.993858182	1,018.23
B8	52521FBK2	6.65016%	2,475,000.00	2,461,108.16	1,309.16	0.00	0.00	2,459,799.00	0.993858182	1,309.16
B9	52521FBl0	6.65016%	1,926,761.31	1,915,946.66	1,019.17	0.00	0.00	1,914,927.49	0.993858181	1,019.17
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
Totals			2,040,746,861.31	513,047,396.06	266,975.98	2,840,707.74	0.00	509,939,712.34		3,107,683.72

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 2-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Principal Distribution Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution
1-A1	15,462,000.00	15,462,000.00	0.00	0.00	0.00	0.00	0.00	15,462,000.00	1.00000000	0.00
1-A2	148,693,000.00	137,611,181.21	84,953.57	1,131,533.41	0.00	0.00	1,216,486.98	136,394,694.24	0.91729062	1,216,486.98
1-A3	1,060,000.00	1,060,000.00	0.00	0.00	0.00	0.00	0.00	1,060,000.00	1.00000000	0.00
2-A1	281,561,000.00	260,252,269.37	146,370.71	1,520,218.22	0.00	0.00	1,666,588.92	258,585,680.45	0.91840021	1,666,588.92
2-A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A5	19,200,000.00	17,746,926.20	9,981.38	103,667.48	0.00	0.00	113,648.86	17,633,277.33	0.91839986	113,648.86
2-A6	8,571,000.00	7,996,636.04	4,307.44	36,316.99	0.00	0.00	40,624.43	7,956,011.61	0.92824777	40,624.43
2-A7	125,702,000.00	117,278,397.32	63,172.79	532,623.78	0.00	0.00	595,796.57	116,682,600.75	0.92824777	595,796.57
2-A8	6,017,000.00	5,696,176.97	2,898.15	47,807.72	0.00	0.00	50,705.87	5,645,471.11	0.93825347	50,705.87
2-A9	88,229,000.00	83,524,679.79	42,496.34	701,018.38	0.00	0.00	743,514.72	82,781,165.06	0.93825347	743,514.72
2-A10	4,612,000.00	4,054,113.19	2,102.29	20,216.28	0.00	0.00	22,318.56	4,031,794.62	0.87419658	22,318.56
2-A11	67,630,000.00	59,449,192.27	30,827.76	296,449.87	0.00	0.00	327,277.63	59,121,914.64	0.87419658	327,277.63
2-A12	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A13	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A14	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A1	51,112,000.00	48,094,514.87	8,211.82	85,288.63	0.00	0.00	93,500.45	48,001,014.42	0.93913395	93,500.45
3-A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A5	21,865,000.00	20,412,798.49	9,748.21	460.47	0.00	0.00	10,208.68	20,402,589.81	0.93311639	10,208.68
3-A6	29,247,000.00	27,681,716.38	14,972.02	68,319.75	0.00	0.00	83,291.77	27,598,424.61	0.94363267	83,291.77
B1	13,752,000.00	13,674,811.87	7,274.16	0.00	0.00	0.00	7,274.16	13,667,537.71	0.99385818	7,274.16
B2	3,576,000.00	3,555,928.39	1,891.54	0.00	0.00	0.00	1,891.54	3,554,036.86	0.99385818	1,891.54
BIO1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B3	4,126,000.00	4,102,841.32	2,182.46	0.00	0.00	0.00	2,182.46	4,100,658.86	0.99385818	2,182.46
B4	1,375,000.00	1,367,282.31	727.31	0.00	0.00	0.00	727.31	1,366,555.00	0.99385818	727.31
BIO2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B5	2,750,000.00	2,734,564.62	1,454.62	0.00	0.00	0.00	1,454.62	2,733,110.00	0.99385818	1,454.62
B6	1,100,000.00	1,093,825.85	581.85	0.00	0.00	0.00	581.85	1,093,244.00	0.99385818	581.85
B7	1,925,000.00	1,914,195.23	1,018.23	0.00	0.00	0.00	1,018.23	1,913,177.00	0.99385818	1,018.23
B8	2,475,000.00	2,461,108.16	1,309.16	0.00	0.00	0.00	1,309.16	2,459,799.00	0.99385818	1,309.16
B9	1,926,761.31	1,915,946.66	1,019.17	0.00	0.00	0.00	1,019.17	1,914,927.49	0.99385818	1,019.17
R	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
LT-R	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals	901,966,861.31	839,141,106.51	437,500.98	4,543,920.98	0.00	0.00	4,981,421.94	834,159,684.57	0.92482298	4,981,421.94

NOTE: Accretion amount also includes Net Negative Amortization, if applicable.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Principal Distribution Factors Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution
1-A1	15,462,000.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
1-A2	148,693,000.00	925.47181918	0.57133537	7.60986334	0.00000000	0.00000000	8.18119871	917.29062054	0.91729062	8.18119871
1-A3	1,060,000.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
2-A1	281,561,000.00	924.31931045	0.51985435	5.39924997	0.00000000	0.00000000	5.91910428	918.40020617	0.91840021	5.91910428
2-A2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A3	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A4	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A5	19,200,000.00	924.31907292	0.51986354	5.39934792	0.00000000	0.00000000	5.91921146	918.39986094	0.91839986	5.91921146
2-A6	8,571,000.00	932.98752071	0.50255979	4.23719403	0.00000000	0.00000000	4.73975382	928.24776689	0.92824777	4.73975382
2-A7	125,702,000.00	932.98752064	0.50255994	4.23719416	0.00000000	0.00000000	4.73975410	928.24776654	0.92824777	4.73975410
2-A8	6,017,000.00	946.68056673	0.48166030	7.94544125	0.00000000	0.00000000	8.42710155	938.25346684	0.93825347	8.42710155
2-A9	88,229,000.00	946.68056750	0.48165955	7.94544175	0.00000000	0.00000000	8.42710129	938.25346609	0.93825347	8.42710129
2-A10	4,612,000.00	879.03581743	0.45583044	4.38340850	0.00000000	0.00000000	4.83923677	874.19657849	0.87419658	4.83923677
2-A11	67,630,000.00	879.03581650	0.45582966	4.38340781	0.00000000	0.00000000	4.83923747	874.19657903	0.87419658	4.83923747
2-A12	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A13	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A14	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A1	51,112,000.00	940.96327418	0.16066325	1.66866157	0.00000000	0.00000000	1.82932482	939.13394937	0.93913395	1.82932482
3-A2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A3	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A4	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A5	21,865,000.00	933.58328333	0.44583627	0.02105968	0.00000000	0.00000000	0.46689595	933.11638738	0.93311639	0.46689595
3-A6	29,247,000.00	946.48054091	0.51191644	2.33595753	0.00000000	0.00000000	2.84787397	943.63266694	0.94363267	2.84787397
B1	13,752,000.00	994.38713424	0.52895288	0.00000000	0.00000000	0.00000000	0.52895288	993.85818136	0.99385818	0.52895288
B2	3,576,000.00	994.38713367	0.52895414	0.00000000	0.00000000	0.00000000	0.52895414	993.85818233	0.99385818	0.52895414
BIO1	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B3	4,126,000.00	994.38713524	0.52895298	0.00000000	0.00000000	0.00000000	0.52895298	993.85818226	0.99385818	0.52895298
B4	1,375,000.00	994.38713455	0.52895273	0.00000000	0.00000000	0.00000000	0.52895273	993.85818182	0.99385818	0.52895273
BIO2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B5	2,750,000.00	994.38713455	0.52895273	0.00000000	0.00000000	0.00000000	0.52895273	993.85818182	0.99385818	0.52895273
B6	1,100,000.00	994.38713636	0.52895455	0.00000000	0.00000000	0.00000000	0.52895455	993.85818182	0.99385818	0.52895455
B7	1,925,000.00	994.38713247	0.52895065	0.00000000	0.00000000	0.00000000	0.52895065	993.85818182	0.99385818	0.52895065
B8	2,475,000.00	994.38713535	0.52895354	0.00000000	0.00000000	0.00000000	0.52895354	993.85818182	0.99385818	0.52895354
B9	1,926,761.31	994.38713558	0.52895499	0.00000000	0.00000000	0.00000000	0.52895499	993.85818060	0.99385818	0.52895499
R	100.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LT-R	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

NOTE: Accretion amount also includes Net Negative Amortization, if applicable.
NOTE: All classes per $1,000 denomination.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 8:47:56 PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	(866) 846-4526
			Fax:	(240) 586-8675

Current Market Interest Distribution Statement

Class	CUSIP	Current	Beginning	Current	Payment of	Current	Non-	Total Interest	Remaining	Ending
1A1	52521FAA5	5.75000%	15,462,000.00	74,088.75	0.00	0.00	6.18	74,082.57	0.00	15,462,000.00
1A2	52521FAB3	5.75000%	137,611,181.21	659,386.91	0.00	0.00	55.01	659,331.90	0.00	136,394,694.24
1A3	52521FAC1	5.75000%	1,060,000.00	5,079.17	0.00	0.00	0.42	5,078.74	0.00	1,060,000.00
2A1	52521FAD9	5.23500%	260,252,269.37	1,135,350.53	0.00	0.00	78.84	1,135,271.69	0.00	258,585,680.45
2A2	52521FAE7	1.76500%	94,246,000.00	131,229.01	0.00	0.00	9.62	153,617.07	0.00	0.00
2A3	52521FAF4	1.76500%	125,275,033.36	184,258.69	0.00	0.00	8.90	199,792.07	0.00	124,638,612.36
2A4	52521FAG2	1.76500%	63,503,305.46	93,402.78	0.00	0.00	9.87	93,392.91	0.00	63,153,709.26
2A5	52521FAH0	5.23500%	17,746,926.20	77,420.97	0.00	0.00	5.38	77,415.59	0.00	17,633,277.33
2A6	52521FAJ6	5.23500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A7	52521FAK3	5.23500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A8	52521FAL1	5.23500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A9	52521FAM9	5.23500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A10	52521FAN7	5.23500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A11	52521FAP2	5.23500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A12	52521FAQ0	1.76500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A13	52521FAR8	1.76500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A14	52521FAS6	1.76500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A1	52521FAT4	5.11500%	48,094,514.87	205,002.87	0.00	0.00	11.99	204,990.87	0.00	48,001,014.42
3A2	52521FAU1	2.38500%	48,094,514.87	95,587.85	0.00	0.00	5.59	101,903.03	0.00	48,001,014.42
3A3	52521FAV9	2.38500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A4	52521FAW7	2.38500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A5	52521FAX5	5.11500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A6	52521FAY3	5.11500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B1	52521FAZ0	6.25016%	13,674,811.87	71,224.83	0.00	0.00	5.48	71,219.34	0.00	13,667,537.71
B2	52521FBA4	6.25016%	3,555,928.39	18,520.94	0.00	0.00	1.43	18,519.51	0.00	3,554,036.86
BIO1	52521FBB2	0.40000%	5,501,000.00	5,743.58	0.00	0.00	0.00	5,743.58	0.00	0.00
B3	52521FBC0	6.40016%	4,102,841.32	21,882.38	0.00	0.00	1.65	21,880.73	0.00	4,100,658.86
B4	52521FBD8	6.40016%	1,367,282.31	7,292.36	0.00	0.00	0.55	7,291.81	0.00	1,366,555.00
BIO2	52521FBE6	0.25000%	5,501,000.00	1,139.61	0.00	0.00	0.00	1,139.61	0.00	0.00
B5	52521FBF3	6.65016%	2,734,564.62	15,154.42	0.00	0.00	1.10	15,153.32	0.00	2,733,110.00
B6	52521FBG1	6.65017%	1,093,825.85	6,061.77	0.00	0.00	0.44	6,061.33	0.00	1,093,244.00
B7	52521FBJ5	6.65016%	1,914,195.23	10,608.09	0.00	0.00	0.77	10,607.32	0.00	1,913,177.00
B8	52521FBK2	6.65016%	2,461,108.16	13,638.97	0.00	0.00	0.99	13,637.99	0.00	2,459,799.00
B9	52521FBl0	6.65016%	1,915,946.66	10,617.80	0.00	0.00	0.77	10,617.03	0.00	1,914,927.49
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			855,168,349.75	2,842,692.28	0.00	0.00	204.98	2,886,748.01	0.00	745,733,048.40

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 4-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Interest Distribution Statement

Class	Accrual Dates	Accrual Days	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall (1)	Current Interest Shortfall (1)	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall (1)	Ending Certificate/ Notional Balance
1-A1	12/01/07 - 12/30/07	30	5.75000%	15,462,000.00	74,088.75	0.00	0.00	6.18	74,082.57	0.00	15,462,000.00
1-A2	12/01/07 - 12/30/07	30	5.75000%	137,611,181.21	659,386.91	0.00	0.00	55.01	659,331.90	0.00	136,394,694.24
1-A3	12/01/07 - 12/30/07	30	5.75000%	1,060,000.00	5,079.17	0.00	0.00	0.42	5,078.74	0.00	1,060,000.00
2-A1	12/25/07 - 01/24/08	30	5.23500%	260,252,269.37	1,135,350.53	0.00	0.00	0.00	1,135,271.69	0.00	258,585,680.45
2-A2	12/25/07 - 01/24/08	30	1.76500%	89,220,856.76	131,229.01	0.00	0.00	9.62	153,617.07	0.00	88,426,636.17
2-A3	12/25/07 - 01/24/08	30	1.76500%	125,275,033.36	184,258.69	0.00	0.00	8.90	199,792.07	0.00	124,638,612.36
2-A4	12/25/07 - 01/24/08	30	1.76500%	63,503,305.46	93,402.78	0.00	0.00	9.87	93,392.91	0.00	63,153,709.26
2-A5	12/25/07 - 01/24/08	30	5.23500%	17,746,926.20	77,420.97	0.00	0.00	0.00	77,415.59	0.00	17,633,277.33
2-A6	12/25/07 - 01/24/08	30	5.23500%	7,996,636.04	34,885.32	0.00	0.00	1.69	34,883.64	0.00	7,956,011.61
2-A7	12/25/07 - 01/24/08	30	5.23500%	117,278,397.32	511,627.01	0.00	0.00	24.72	511,602.29	0.00	116,682,600.75
2-A8	12/25/07 - 01/24/08	30	5.23500%	5,696,176.97	24,849.57	0.00	0.00	1.82	24,847.75	0.00	5,645,471.11
2-A9	12/25/07 - 01/24/08	30	5.23500%	83,524,679.79	364,376.42	0.00	0.00	26.71	364,349.70	0.00	82,781,165.06
2-A10	12/25/07 - 01/24/08	30	5.23500%	4,054,113.19	17,686.07	0.00	0.00	1.87	17,684.20	0.00	4,031,794.62
2-A11	12/25/07 - 01/24/08	30	5.23500%	59,449,192.27	259,347.10	0.00	0.00	27.41	259,319.70	0.00	59,121,914.64
2-A12	12/25/07 - 01/24/08	30	1.76500%	188,778,338.81	277,661.47	0.00	0.00	0.00	293,184.98	0.00	187,792,321.62
2-A13	12/25/07 - 01/24/08	30	1.76500%	214,495,890.12	315,487.71	0.00	0.00	0.00	353,409.14	0.00	213,065,248.52
2-A14	12/25/07 - 01/24/08	30	1.76500%	277,999,195.57	408,890.48	0.00	0.00	0.00	446,802.05	0.00	276,218,957.78
3-A1	12/25/07 - 01/24/08	30	5.11500%	48,094,514.87	205,002.87	0.00	0.00	0.00	204,990.87	0.00	48,001,014.42
3-A2	12/25/07 - 01/24/08	30	2.38500%	48,094,514.87	95,587.85	0.00	0.00	0.00	101,903.03	0.00	48,001,014.42
3-A3	12/25/07 - 01/24/08	30	2.38500%	27,681,716.38	55,017.41	0.00	0.00	3.76	61,334.43	0.00	27,598,424.61
3-A4	12/25/07 - 01/24/08	30	2.38500%	20,412,798.49	40,570.44	0.00	0.00	1.83	40,568.61	0.00	20,402,589.81
3-A5	12/25/07 - 01/24/08	30	5.11500%	20,412,798.49	87,009.55	0.00	0.00	3.92	87,005.63	0.00	20,402,589.81
3-A6	12/25/07 - 01/24/08	30	5.11500%	27,681,716.38	117,993.32	0.00	0.00	8.07	117,985.24	0.00	27,598,424.61
B1	12/01/07 - 12/30/07	30	6.25016%	13,674,811.87	71,224.83	0.00	0.00	5.48	71,219.34	0.00	13,667,537.71
B2	12/01/07 - 12/30/07	30	6.25016%	3,555,928.39	18,520.94	0.00	0.00	1.43	18,519.51	0.00	3,554,036.86
BIO1	12/01/07 - 12/30/07	30	0.40000%	17,230,740.26	5,743.58	0.00	0.00	0.00	5,743.58	0.00	17,221,574.56
B3	12/01/07 - 12/30/07	30	6.40016%	4,102,841.32	21,882.38	0.00	0.00	1.65	21,880.73	0.00	4,100,658.86
B4	12/01/07 - 12/30/07	30	6.40016%	1,367,282.31	7,292.36	0.00	0.00	0.55	7,291.81	0.00	1,366,555.00
BIO2	12/01/07 - 12/30/07	30	0.25000%	5,470,123.62	1,139.61	0.00	0.00	0.00	1,139.61	0.00	5,467,213.85
B5	12/01/07 - 12/30/07	30	6.65016%	2,734,564.62	15,154.42	0.00	0.00	1.10	15,153.32	0.00	2,733,110.00
B6	12/01/07 - 12/30/07	30	6.65016%	1,093,825.85	6,061.77	0.00	0.00	0.44	6,061.33	0.00	1,093,244.00
B7	12/01/07 - 12/30/07	30	6.65016%	1,914,195.23	10,608.09	0.00	0.00	0.77	10,607.32	0.00	1,913,177.00
B8	12/01/07 - 12/30/07	30	6.65016%	2,461,108.16	13,638.97	0.00	0.00	0.99	13,637.99	0.00	2,459,799.00
B9	12/01/07 - 12/30/07	30	6.65016%	1,915,946.66	10,617.80	0.00	0.00	0.77	10,617.03	0.00	1,914,927.49
R	N/A	N/A	5.75000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LT-R	N/A	N/A	0.00000%	0.00	0.00	0.00	0.00	0.00	0.07	0.00	0.00
Totals					5,358,094.15	0.00	0.00	0.00	5,499,725.44	0.00

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Interest Distribution Factors Statement

Class	Original Face Amount	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall (1)	Current Interest Shortfall (1)	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall (1)	Ending Certificate/ Notional Balance
1-A1	15,462,000.00	5.75000%	1000.00000000	4.79166667	0.00000000	0.00000000	0.00039969	4.79126698	0.00000000	1000.00000000
1-A2	148,693,000.00	5.75000%	925.47181918	4.43455247	0.00000000	0.00000000	0.00036996	4.43418251	0.00000000	917.29062054
1-A3	1,060,000.00	5.75000%	1000.00000000	4.79166981	0.00000000	0.00000000	0.00039623	4.79126415	0.00000000	1000.00000000
2-A1	281,561,000.00	5.23500%	924.31931045	4.03234301	0.00000000	0.00000000	0.00000000	4.03206300	0.00000000	918.40020617
2-A2	0.00	1.76500%	946.68056745	1.39240933	0.00000000	0.00000000	0.00010207	1.62995851	0.00000000	938.25346614
2-A3	0.00	1.76500%	932.98752065	1.37226911	0.00000000	0.00000000	0.00006628	1.48795417	0.00000000	928.24776657
2-A4	0.00	1.76500%	879.03581656	1.29291520	0.00000000	0.00000000	0.00013662	1.29277858	0.00000000	874.19657900
2-A5	19,200,000.00	5.23500%	924.31907292	4.03234219	0.00000000	0.00000000	0.00000000	4.03206198	0.00000000	918.39986094
2-A6	8,571,000.00	5.23500%	932.98752071	4.07015751	0.00000000	0.00000000	0.00019718	4.06996150	0.00000000	928.24776689
2-A7	125,702,000.00	5.23500%	932.98752064	4.07015807	0.00000000	0.00000000	0.00019666	4.06996142	0.00000000	928.24776654
2-A8	6,017,000.00	5.23500%	946.68056673	4.12989363	0.00000000	0.00000000	0.00030248	4.12959116	0.00000000	938.25346684
2-A9	88,229,000.00	5.23500%	946.68056750	4.12989403	0.00000000	0.00000000	0.00030273	4.12959118	0.00000000	938.25346609
2-A10	4,612,000.00	5.23500%	879.03581743	3.83479402	0.00000000	0.00000000	0.00040546	3.83438855	0.00000000	874.19657849
2-A11	67,630,000.00	5.23500%	879.03581650	3.83479373	0.00000000	0.00000000	0.00040529	3.83438858	0.00000000	874.19657903
2-A12	0.00	1.76500%	914.11441692	1.34450994	0.00000000	0.00000000	0.00000000	1.41967886	0.00000000	909.33986209
2-A13	0.00	1.76500%	938.63481864	1.38057540	0.00000000	0.00000000	0.00000000	1.54651972	0.00000000	932.37432564
2-A14	0.00	1.76500%	924.31929529	1.35951962	0.00000000	0.00000000	0.00000000	1.48557177	0.00000000	918.40018413
3-A1	51,112,000.00	5.11500%	940.96327418	4.01085596	0.00000000	0.00000000	0.00000000	4.01062118	0.00000000	939.13394937
3-A2	0.00	2.38500%	940.96327418	1.87016454	0.00000000	0.00000000	0.00000000	1.99372026	0.00000000	939.13394937
3-A3	0.00	2.38500%	946.48054091	1.88113003	0.00000000	0.00000000	0.00012856	2.09711868	0.00000000	943.63266694
3-A4	0.00	2.38500%	933.58328333	1.85549691	0.00000000	0.00000000	0.00008370	1.85541322	0.00000000	933.11638738
3-A5	21,865,000.00	5.11500%	933.58328333	3.97939858	0.00000000	0.00000000	0.00017928	3.97921930	0.00000000	933.11638738
3-A6	29,247,000.00	5.11500%	946.48054091	4.03437344	0.00000000	0.00000000	0.00027593	4.03409717	0.00000000	943.63266694
B1	13,752,000.00	6.25016%	994.38713424	5.17923429	0.00000000	0.00000000	0.00039849	5.17883508	0.00000000	993.85818136
B2	3,576,000.00	6.25016%	994.38713367	5.17923378	0.00000000	0.00000000	0.00039989	5.17883389	0.00000000	993.85818233
BIO1	0.00	0.40000%	994.38713412	0.33146237	0.00000000	0.00000000	0.00000000	0.33146237	0.00000000	993.85818098
B3	4,126,000.00	6.40016%	994.38713524	5.30353369	0.00000000	0.00000000	0.00039990	5.30313379	0.00000000	993.85818226
B4	1,375,000.00	6.40016%	994.38713455	5.30353455	0.00000000	0.00000000	0.00040000	5.30313455	0.00000000	993.85818182
BIO2	0.00	0.25000%	994.38713325	0.20716415	0.00000000	0.00000000	0.00000000	0.20716415	0.00000000	993.85818033
B5	2,750,000.00	6.65016%	994.38713455	5.51069818	0.00000000	0.00000000	0.00040000	5.51029818	0.00000000	993.85818182
B6	1,100,000.00	6.65016%	994.38713636	5.51070000	0.00000000	0.00000000	0.00040000	5.51030000	0.00000000	993.85818182
B7	1,925,000.00	6.65016%	994.38713247	5.51069610	0.00000000	0.00000000	0.00040000	5.51029610	0.00000000	993.85818182
B8	2,475,000.00	6.65016%	994.38713535	5.51069495	0.00000000	0.00000000	0.00040000	5.51029899	0.00000000	993.85818182
B9	1,926,761.31	6.65016%	994.38713558	5.51069816	0.00000000	0.00000000	0.00039963	5.51029852	0.00000000	993.85818060
R	100.00	5.75000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LT-R	0.00	0.00000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.
NOTE: All classes per $1,000 denomination.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Certificateholder Account Statement

CERTIFICATE ACCOUNT

Beginning Balance	0.00
Deposits
Payments of Interest and Principal	6,096,980.09
Reserve Funds and Credit Enhancements	0.00
Proceeds from Repurchased Loans	0.00
Servicer Advances	0.00
Gains & Subsequent Recoveries (Realized Losses)	0.00
Prepayment Penalties	44,260.74
Total Deposits	6,141,240.83

Withdrawals

Reserve Funds and Credit Enhancements	0.00
Total Administration Fees	146,809.11
Payment of Interest and Principal	5,994,431.72
Total Withdrawals (Pool Distribution Amount)	6,141,240.83
Ending Balance	0.00

Servicer Advances are calculated as delinquent scheduled principal and interest

PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Total Prepayment/Curtailment Interest Shortfall	204.98
Servicing Fee Support	0.00
Non-Supported Prepayment/Curtailment Interest Shortfall	204.98

ADMINISTRATION FEES

Gross Servicing Fee*	106,884.88
Primary Mortgage Insurance - PMI	39,924.23
Supported Prepayment/Curtailment Interest Shortfall	0.00

Total Administration Fees	146,809.11

*Servicer Payees include: AURORA LOAN SERVICING INC.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Collateral Statement

Group	1	2	3	Total

Collateral Description	Mixed Fixed	Mixed Fixed	Mixed Fixed	Fixed

Weighted Average Coupon Rate	6.875091	7.259711	6.863400	6.992340
Weighted Average Net Rate	6.625091	7.009711	6.613400	6.742340
Weighted Average Pass-Through Rate	6.597233	6.818405	6.517854	6.648958
Weighted Average Remaining Term	347	347	347	347
Principal And Interest Constant	1,521,190.56	1,051,285.44	689,962.43	3,262,438.43
Beginning Loan Count	1,081	840	448	2,369
Loans Paid in Full	5	7	3	15
Ending Loan Count	1,076	833	445	2,354
Beginning Scheduled Balance	242,435,257.53	159,768,205.60	110,843,932.92	513,047,396.05
Ending Scheduled Balance	241,122,840.58	158,388,372.68	110,428,499.08	509,939,712.34
Actual Ending Collateral Balance	241,261,230.48	158,484,018.52	110,480,764.42	510,226,013.42
Scheduled Principal	132,220.18	84,726.31	55,990.56	272,937.05
Unscheduled Principal	1,180,196.77	1,295,106.61	359,443.28	2,834,746.66
Negative Amortized Principal	0.00	0.00	0.00	0.00
Scheduled Interest	1,388,970.38	966,559.13	633,971.87	2,989,501.38
Servicing Fees	50,507.35	33,285.04	23,092.49	106,884.88
Master Servicing Fees	0.00	0.00	0.00	0.00
Trustee Fee	0.00	0.00	0.00	0.00
FRY Amount	0.00	0.00	0.00	0.00
Special Hazard Fee	0.00	0.00	0.00	0.00
Other Fee	5,628.21	25,470.42	8,825.60	39,924.23
Pool Insurance Fee	0.00	0.00	0.00	0.00
Spread 1	0.00	0.00	0.00	0.00
Spread 2	0.00	0.00	0.00	0.00
Spread 3	0.00	0.00	0.00	0.00
Net Interest	1,332,834.82	907,803.67	602,053.78	2,842,692.27
Realized Loss Amount	0.00	0.00	0.00	0.00
Cumulative Realized Loss	0.00	0.00	0.00	0.00
Percentage of Cumulative Losses	0.0000	0.0000	0.0000	0.0000
Prepayment Penalty Waived Amount	0.00	0.00	0.00	0.00
Prepayment Penalty Waived Count	0	0	0	0
Prepayment Penalty Paid Amount	15,542.28	28,718.46	0.00	44,260.74
Prepayment Penalty Paid Count	3	6	0	9
Special Servicing Fee	0.00	0.00	0.00	0.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Additional Reporting - Deal Level

Cash Reporting

Subordinate Average Rate	6.650162%

Informational Reporting

Collateral Group 1 Beginning Balance	164,616,644.44
Collateral Group 1 Ending Balance	163,394,379.30
Collateral Group 1 Uncheduled Principal	1,131,533.41
Collateral Group 1 Realized Loss	0.00
Collateral Group 1 Scheduled Principal	90,731.74
Collateral Group 2A Beginning Balance	95,204,600.68
Collateral Group 2A Ending Balance	94,407,335.63
Collateral Group 2A Uncheduled Principal	748,826.11
Collateral Group 2A Realized Loss	0.00
Collateral Group 2A Scheduled Principal	48,438.94
Collateral Group 2B Beginning Balance	133,797,232.76
Collateral Group 2B Ending Balance	133,156,221.23
Collateral Group 2B Uncheduled Principal	568,940.77
Collateral Group 2B Realized Loss	0.00
Collateral Group 2B Scheduled Principal	72,070.77
Collateral Group 2C Beginning Balance	68,089,447.24
Collateral Group 2C Ending Balance	67,737,472.87
Collateral Group 2C Uncheduled Principal	316,666.15
Collateral Group 2C Realized Loss	0.00
Collateral Group 2C Scheduled Principal	35,308.22
Collateral Group 3A Beginning Balance	21,801,533.08
Collateral Group 3A Ending Balance	21,790,661.20
Collateral Group 3A Uncheduled Principal	460.47
Collateral Group 3A Realized Loss	0.00
Collateral Group 3A Scheduled Principal	10,411.40
Collateral Group 3B Beginning Balance	29,537,937.84
Collateral Group 3B Ending Balance	29,453,642.11
Collateral Group 3B Uncheduled Principal	68,319.75
Collateral Group 3B Realized Loss	0.00
Collateral Group 3B Scheduled Principal	15,975.98
Exchange has occurred this cycle	NO
Next Month LIBOR	3.376250%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Additional Reporting - Deal Level

Miscellaneous Reporting

Collateral Group 1 Senior %	93.631590%
Collateral Group 2A Senior %	93.630511%
Collateral Group 2B Senior %	93.630106%
Collateral Group 2C Senior %	93.714858%
Collateral Group 3A Senior %	93.715806%
Collateral Group 3B Senior %	93.264534%
Collateral Group 1 Senior Prepayment %	100.000000%
Collateral Group 2A Senior Prepayment %	100.000000%
Collateral Group 2B Senior Prepayment %	100.000000%
Collateral Group 2C Senior Prepayment %	100.000000%
Collateral Group 3A Senior Prepayment %	100.000000%
Collateral Group 3B Senior Prepayment %	100.000000%
Collateral Group 1 Subordinate %	6.368410%
Collateral Group 2A Subordinate %	6.369489%
Collateral Group 2B Subordinate %	6.369894%
Collateral Group 2C Subordinate %	6.285142%
Collateral Group 3A Subordinate %	6.284194%
Collateral Group 3B Subordinate %	6.735466%
Collateral Group 1 Sub Prepayment %	0.000000%
Collateral Group 2A Sub Prepayment %	0.000000%
Collateral Group 2B Sub Prepayment %	0.000000%
Collateral Group 2C Sub Prepayment %	0.000000%
Collateral Group 3A Sub Prepayment %	0.000000%
Collateral Group 3B Sub Prepayment %	0.000000%

Trigger Event Reporting

Cumulative Loss Trigger Event
Trigger Result	Pass
Threshold Value	30.000000%
Calculated Value	0.000000%
Delinquency Event
Trigger Result	Pass
Threshold Value	50.000000%
Calculated Value	48.764457%
Shifting Interest Trigger
Trigger Result	Pass

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Delinquency Status - MBA Delinquency Calculation Method

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

	No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance
			0-29 Days	6	1,245,806.20	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	6	1,245,806.20
30 Days	104	22,968,203.60	30 Days	3	555,105.46	30 Days	0	0.00	30 Days	0	0.00	30 Days	107	23,523,309.06
60 Days	42	9,957,668.59	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	42	9,957,668.59
90 Days	17	3,745,056.22	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	17	3,745,056.22
120 Days	5	1,604,017.86	120 Days	0	0.00	120 Days	7	2,032,553.25	120 Days	0	0.00	120 Days	12	3,636,571.11
150 Days	1	307,999.17	150 Days	0	0.00	150 Days	8	1,378,517.90	150 Days	0	0.00	150 Days	9	1,686,517.07
180+ Days	3	583,026.77	180+ Days	1	195,375.00	180+ Days	19	4,152,837.01	180+ Days	10	1,602,483.13	180+ Days	33	6,533,721.91
	172	39,165,972.21		10	1,996,286.66		34	7,563,908.16		10	1,602,483.13		226	50,328,650.16

	No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance
			0-29 Days	0.254885%	0.244168%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.254885%	0.244168%
30 Days	4.418012%	4.501574%	30 Days	0.127443%	0.108796%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	4.545455%	4.610370%
60 Days	1.784197%	1.951619%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.784197%	1.951619%
90 Days	0.722175%	0.733999%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.722175%	0.733999%
120 Days	0.212404%	0.314374%	120 Days	0.000000%	0.000000%	120 Days	0.297366%	0.398363%	120 Days	0.000000%	0.000000%	120 Days	0.509771%	0.712737%
150 Days	0.042481%	0.060365%	150 Days	0.000000%	0.000000%	150 Days	0.339847%	0.270178%	150 Days	0.000000%	0.000000%	150 Days	0.382328%	0.330543%
180+ Days	0.127443%	0.114268%	180+ Days	0.042481%	0.038292%	180+ Days	0.807137%	0.813921%	180+ Days	0.424809%	0.314073%	180+ Days	1.401869%	1.280554%
	7.306712%	7.676201%		0.424809%	0.391255%		1.444350%	1.482462%		0.424809%	0.314073%		9.600680%	9.863991%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Current Period Class A Insufficient Funds	0.00	Principal Balance of Contaminated Properties	0.00	Periodic Advance	305,532.29

	Original $	Original %	Current $	Current %

Bankruptcy	220,769.00	0.04013297%	220,769.00	0.04329316%
Fraud	11,001,877.00	1.99999996%	11,001,877.00	2.15748582%
Special Hazard	5,500,938.00	0.99999989%	5,099,397.12	1.00000000%
Limit of Subordinate's Exposure to Certain Types of Losses

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Delinquency Status By Group

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

1 - MBA

	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance
			0-29 Days	3	366,291.27	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	3	366,291.27
30 Days	63	14,400,443.76	30 Days	1	142,587.68	30 Days	0	0.00	30 Days	0	0.00	30 Days	64	14,543,031.44
60 Days	21	4,477,223.41	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	21	4,477,223.41
90 Days	7	1,554,016.34	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	7	1,554,016.34
120 Days	2	595,530.67	120 Days	0	0.00	120 Days	7	2,032,553.25	120 Days	0	0.00	120 Days	9	2,628,083.92
150 Days	0	0.00	150 Days	0	0.00	150 Days	6	1,071,328.43	150 Days	0	0.00	150 Days	6	1,071,328.43
180+ Days	2	459,696.22	180+ Days	0	0.00	180+ Days	12	2,627,053.29	180+ Days	3	319,836.15	180+ Days	17	3,406,585.66
	95	21,486,910.40		4	508,878.95		25	5,730,934.97		3	319,836.15		127	28,046,560.47

			0-29 Days	0.278810%	0.151824%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.278810%	0.151824%
30 Days	5.855019%	5.968818%	30 Days	0.092937%	0.059101%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	5.947955%	6.027919%
60 Days	1.951673%	1.855758%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.951673%	1.855758%
90 Days	0.650558%	0.644122%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.650558%	0.644122%
120 Days	0.185874%	0.246841%	120 Days	0.000000%	0.000000%	120 Days	0.650558%	0.842470%	120 Days	0.000000%	0.000000%	120 Days	0.836431%	1.089311%
150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.557621%	0.444053%	150 Days	0.000000%	0.000000%	150 Days	0.557621%	0.444053%
180+ Days	0.185874%	0.190539%	180+ Days	0.000000%	0.000000%	180+ Days	1.115242%	1.088883%	180+ Days	0.278810%	0.132568%	180+ Days	1.579926%	1.411991%
	8.828996%	8.906077%		0.371747%	0.210924%		2.323420%	2.375407%		0.278810%	0.132568%		11.802974%	11.624976%

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

2 - MBA
	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance
			0-29 Days	2	332,963.62	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	2	332,963.62
30 Days	28	5,330,142.41	30 Days	1	159,200.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	29	5,489,342.41
60 Days	14	4,367,500.92	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	14	4,367,500.92
90 Days	9	2,120,294.92	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	9	2,120,294.92
120 Days	2	678,150.86	120 Days	0	0.00	120 Days	0	0.00	120 Days	0	0.00	120 Days	2	678,150.86
150 Days	1	307,999.17	150 Days	0	0.00	150 Days	2	307,189.47	150 Days	0	0.00	150 Days	3	615,188.64
180+ Days	1	123,330.55	180+ Days	1	195,375.00	180+ Days	5	1,159,391.91	180+ Days	6	939,071.01	180+ Days	13	2,417,168.47
	55	12,927,418.83		4	687,538.62		7	1,466,581.38		6	939,071.01		72	16,020,609.84

			0-29 Days	0.240096%	0.210093%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.240096%	0.210093%
30 Days	3.361345%	3.363205%	30 Days	0.120048%	0.100452%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.481393%	3.463657%
60 Days	1.680672%	2.755799%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.680672%	2.755799%
90 Days	1.080432%	1.337860%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	1.080432%	1.337860%
120 Days	0.240096%	0.427899%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.240096%	0.427899%
150 Days	0.120048%	0.194341%	150 Days	0.000000%	0.000000%	150 Days	0.240096%	0.193830%	150 Days	0.000000%	0.000000%	150 Days	0.360144%	0.388171%
180+ Days	0.120048%	0.077819%	180+ Days	0.120048%	0.123277%	180+ Days	0.600240%	0.731551%	180+ Days	0.720288%	0.592534%	180+ Days	1.560624%	1.525181%
	6.602641%	8.156923%		0.480192%	0.433822%		0.840336%	0.925381%		0.720288%	0.592534%		8.643457%	10.108660%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

3 - MBA

	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance
			0-29 Days	1	546,551.31	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	1	546,551.31
30 Days	13	3,237,617.43	30 Days	1	253,317.78	30 Days	0	0.00	30 Days	0	0.00	30 Days	14	3,490,935.21
60 Days	7	1,112,944.26	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	7	1,112,944.26
90 Days	1	70,744.96	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	1	70,744.96
120 Days	1	330,336.33	120 Days	0	0.00	120 Days	0	0.00	120 Days	0	0.00	120 Days	1	330,336.33
150 Days	0	0.00	150 Days	0	0.00	150 Days	0	0.00	150 Days	0	0.00	150 Days	0	0.00
180+ Days	0	0.00	180+ Days	0	0.00	180+ Days	2	366,391.81	180+ Days	1	343,575.97	180+ Days	3	709,967.78
	22	4,751,642.98		2	799,869.09		2	366,391.81		1	343,575.97		27	6,261,479.85

			0-29 Days	0.224719%	0.494703%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.224719%	0.494703%
30 Days	2.921348%	2.930481%	30 Days	0.224719%	0.229287%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.146067%	3.159767%
60 Days	1.573034%	1.007365%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.573034%	1.007365%
90 Days	0.224719%	0.064034%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.224719%	0.064034%
120 Days	0.224719%	0.298999%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.224719%	0.298999%
150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%
180+ Days	0.000000%	0.000000%	180+ Days	0.000000%	0.000000%	180+ Days	0.449438%	0.331634%	180+ Days	0.224719%	0.310983%	180+ Days	0.674157%	0.642617%
	4.943820%	4.300878%		0.449438%	0.723989%		0.449438%	0.331634%		0.224719%	0.310983%		6.067416%	5.667484%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

180+ Delinquency Summary

			Summary			1				2

		Number of Loans	Outstanding Actual Balance($)	Percentage Of Balance(%)	Number of Loans	Outstanding Actual Balance($)	Percentage Of Balance(%)	Number of Loans	Outstanding Actual Balance($)	Percentage Of Balance(%)
Days Delinquent

180 -	209	10	2,018,795.87	0.396	5	1,004,191.59	0.416	4	851,980.70	0.538
210 -	239	4	970,683.71	0.190	3	847,353.16	0.351	1	123,330.55	0.078
240 -	269	8	1,400,604.48	0.275	5	786,895.25	0.326	2	409,941.00	0.259
270 -	299	6	1,092,602.70	0.214	4	768,145.66	0.318	2	324,457.04	0.205
300 -	329	3	735,463.66	0.144	0	0.00	0.000	2	391,887.69	0.247
330 -	359	2	315,571.49	0.062	0	0.00	0.000	2	315,571.49	0.199
	Total	33	6,533,721.91	1.281	17	3,406,585.66	1.411	13	2,417,168.47	1.526
			3

		Number of Loans	Outstanding Actual Balance($)	Percentage Of Balance(%)
Days Delinquent
180 -	209	1	162,623.58	0.147
210 -	239	0	0.00	0.000
240 -	269	1	203,768.23	0.184
270 -	299	0	0.00	0.000
300 -	329	1	343,575.97	0.311
330 -	359	0	0.00	0.000
	Total	3	709,967.78	0.642

This report includes all loans greater than 180 days delinquent regardless of status (REO, Foreclosure, Bankruptcy)

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

REO Detail - All Mortgage Loans in REO during Current Period

Summary		12 Month REO History

New REO Loans
Loans in REO	4
Original Principal Balance	870,400.00
Current Actual Balance	868,958.89
Current REO Total
Loans in REO	10
Original Principal Balance	1,605,592.00
Current Actual Balance	1,602,483.13

1		12 Month REO History

New REO Loans
Loans in REO	1
Original Principal Balance	168,000.00
Current Actual Balance	168,000.00
Current REO Total
Loans in REO	3
Original Principal Balance	320,300.00
Current Actual Balance	319,836.15

2		12 Month REO History

New REO Loans
Loans in REO	2
Original Principal Balance	358,400.00
Current Actual Balance	357,382.92
Current REO Total
Loans in REO	6
Original Principal Balance	941,292.00
Current Actual Balance	939,071.01

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

REO Detail - All Mortgage Loans in REO during Current Period

3		12 Month REO History

New REO Loans
Loans in REO	1
Original Principal Balance	344,000.00
Current Actual Balance	343,575.97
Current REO Total
Loans in REO	1
Original Principal Balance	344,000.00
Current Actual Balance	343,575.97

REO Loan Detail - All Mortgage Loans in REO during Current Period

Group	Loan Number	Month Loan Entered REO	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
1	0123310443	Nov-2007	01-Oct-2006	MN	90.00	67,500.00	67,202.18	01-Mar-2007	9	7.625%	4,529.17
1	0123317703	Jan-2008	01-Dec-2006	MN	80.00	168,000.00	168,000.00	01-Apr-2007	8	7.250%	9,800.00
1	0123321473	Oct-2007	01-Nov-2006	MI	80.00	84,800.00	84,633.97	01-Mar-2007	9	7.625%	5,713.88
2	0033585126	Jan-2008	01-Jan-2007	AZ	80.00	235,200.00	234,495.23	01-Apr-2007	8	7.500%	14,129.01
2	0033599614	Nov-2007	01-Jan-2007	FL	80.00	180,792.00	180,664.40	01-Jan-2007	11	7.750%	14,624.85
2	0039680913	Aug-2007	01-Jan-2007	MI	100.00	135,000.00	134,907.09	01-Jan-2007	11	7.875%	9,997.05
2	0039727326	Dec-2007	01-Feb-2007	MI	80.00	137,600.00	137,034.56	01-Jun-2007	6	7.500%	6,610.72
2	0123325094	Jan-2008	01-Dec-2006	TX	79.97	123,200.00	122,887.69	01-Feb-2007	10	6.875%	8,109.33
2	0123451452	Nov-2007	01-Dec-2006	MS	94.87	129,500.00	129,082.04	01-Mar-2007	9	7.125%	8,107.67
3	0123317752	Jan-2008	01-Dec-2006	CA	80.00	344,000.00	343,575.97	01-Feb-2007	10	6.750%	22,289.86

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

Summary		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	10
Original Principal Balance	2,510,262.00
Current Actual Balance	2,494,690.05
Current Foreclosure Total
Loans in Foreclosure	34
Original Principal Balance	7,591,632.00
Current Actual Balance	7,563,908.16

1		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	9
Original Principal Balance	2,303,862.00
Current Actual Balance	2,290,876.30
Current Foreclosure Total
Loans in Foreclosure	25
Original Principal Balance	5,750,417.00
Current Actual Balance	5,730,934.97

2		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	1
Original Principal Balance	206,400.00
Current Actual Balance	203,813.75
Current Foreclosure Total
Loans in Foreclosure	7
Original Principal Balance	1,474,080.00
Current Actual Balance	1,466,581.38

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

3		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current Foreclosure Total
Loans in Foreclosure	2
Original Principal Balance	367,135.00
Current Actual Balance	366,391.81

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
1	0123310302	Jan-2008	01-Dec-2006	FL	90.00	364,702.00	361,691.96	01-Aug-2007	4	6.750%	11,738.77
1	0123311128	Oct-2007	01-Nov-2006	FL	90.00	369,675.00	368,918.77	01-May-2007	7	8.000%	19,751.35
1	0123315301	Jan-2008	01-Jan-2007	CA	80.00	344,000.00	344,000.00	01-Aug-2007	4	6.875%	11,394.96
1	0123315996	Sep-2007	01-Jan-2007	FL	80.00	135,920.00	135,459.29	01-Apr-2007	8	6.875%	7,455.59
1	0123316283	Jan-2008	01-Aug-2006	NH	80.00	202,400.00	201,346.82	01-Jul-2007	5	6.875%	7,774.50
1	0123318073	Jan-2008	01-Jan-2007	CA	80.00	280,000.00	278,215.22	01-Aug-2007	4	7.250%	9,725.40
1	0123318453	Nov-2007	01-Dec-2006	FL	80.00	80,000.00	79,565.96	01-Jun-2007	6	7.375%	3,771.75
1	0123319816	Nov-2007	01-Dec-2006	TX	80.00	72,800.00	72,539.74	01-Apr-2007	8	7.750%	4,521.95
1	0123320483	Jan-2008	01-Dec-2006	OK	80.00	166,160.00	165,022.05	01-Aug-2007	4	7.500%	5,974.90
1	0123321135	Jan-2008	01-Jan-2007	FL	80.00	260,000.00	259,296.92	01-Aug-2007	4	7.500%	9,394.58
1	0123321143	Aug-2007	01-Jan-2007	FL	80.00	233,600.00	233,280.67	01-Mar-2007	9	6.375%	13,073.23
1	0123322521	Nov-2007	01-Jan-2007	CA	80.00	251,740.00	251,740.00	01-Jun-2007	6	6.625%	10,698.88
1	0123322703	Dec-2007	01-Dec-2006	CO	80.00	200,000.00	199,557.53	01-Jul-2007	5	7.375%	8,295.27
1	0123322984	Dec-2007	01-Dec-2006	FL	80.00	191,920.00	191,864.02	01-Jul-2007	5	7.000%	7,554.68
1	0123324063	Sep-2007	01-Jan-2007	NY	80.00	223,200.00	223,200.00	01-Apr-2007	8	7.500%	13,485.00
1	0123325904	Jan-2008	01-Dec-2006	NV	78.65	409,000.00	405,835.68	01-Aug-2007	4	6.875%	13,425.21
1	0123326290	Jan-2008	01-Sep-2006	IN	77.84	57,600.00	56,976.23	01-Jul-2007	5	7.625%	2,447.21
1	0123329732	Nov-2007	01-Sep-2006	AZ	70.00	206,500.00	206,434.39	01-May-2007	7	7.625%	11,418.39
1	0123331670	Dec-2007	01-Jan-2007	FL	64.94	200,000.00	198,860.29	01-Jul-2007	5	7.125%	7,961.65
1	0123446940	Nov-2007	01-Jan-2007	FL	80.00	160,000.00	159,311.40	01-Jun-2007	6	7.750%	7,950.73
1	0123448029	Jan-2008	01-Jan-2007	CA	65.50	220,000.00	218,491.42	01-Aug-2007	4	6.875%	7,227.84
1	0123449431	Dec-2007	01-Jan-2007	MN	80.00	224,000.00	222,723.54	01-Jul-2007	5	7.125%	8,917.05
1	0123449944	Aug-2007	01-Feb-2007	NY	80.00	383,600.00	383,028.84	01-Mar-2007	9	7.500%	25,377.49
1	0123452898	Nov-2007	01-Dec-2006	CA	80.00	352,000.00	351,982.45	01-Jun-2007	6	7.625%	17,305.84

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
1	0123454449	Nov-2007	01-Dec-2006	CA	80.00	161,600.00	161,591.78	01-Jun-2007	6	7.625%	7,944.96
2	0033328758	Aug-2007	01-Dec-2006	FL	88.20	269,000.00	269,000.00	01-Feb-2007	10	7.750%	18,991.32
2	0039233127	Dec-2007	01-Feb-2007	FL	52.80	198,000.00	196,937.26	01-Jul-2007	5	6.625%	7,310.06
2	0039424577	Oct-2007	01-Jan-2007	PA	80.00	176,000.00	175,445.77	01-Apr-2007	8	7.250%	10,205.21
2	0123316051	Nov-2007	01-Oct-2006	FL	80.00	376,000.00	373,548.96	01-Jun-2007	6	7.750%	18,641.88
2	0123316192	Jan-2008	01-Sep-2006	WA	80.00	206,400.00	203,813.75	01-Jun-2007	6	7.250%	9,495.70
2	0123324311	Nov-2007	01-Oct-2006	OR	80.00	137,600.00	137,583.43	01-Jun-2007	6	7.500%	6,650.10
2	0123453623	Dec-2007	01-Oct-2006	TX	80.00	111,080.00	110,252.21	01-Jul-2007	5	7.625%	4,735.69
3	0123328973	Sep-2007	01-Dec-2006	FL	70.39	204,135.00	203,768.23	01-Apr-2007	8	7.250%	11,871.01
3	0123446783	Nov-2007	01-Feb-2007	NY	15.98	163,000.00	162,623.58	01-Jun-2007	6	6.750%	7,039.50

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Summary		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	1
Original Principal Balance	195,375.00
Current Actual Balance	195,375.00

Current Bankruptcy Total
Loans in Bankruptcy	10
Original Principal Balance	2,007,935.00
Current Actual Balance	1,996,286.66

1		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	0
Original Principal Balance	0.00
Current Actual Balance	0.00

Current Bankruptcy Total
Loans in Bankruptcy	4
Original Principal Balance	512,160.00
Current Actual Balance	508,878.95

2		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	1
Original Principal Balance	195,375.00
Current Actual Balance	195,375.00

Current Bankruptcy Total
Loans in Bankruptcy	4
Original Principal Balance	688,975.00
Current Actual Balance	687,538.62

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

3		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	0
Original Principal Balance	0.00
Current Actual Balance	0.00

Current Bankruptcy Total
Loans in Bankruptcy	2
Original Principal Balance	806,800.00
Current Actual Balance	799,869.09

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Group	Loan Number	Month Loan Entered Bankruptcy	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
1	0123317992	Oct-2007	01-Dec-2006	AL	80.00	95,600.00	94,618.59	01-Dec-2007	0	7.375%	1,124.06
1	0123319055	Dec-2007	01-Nov-2006	MO	80.00	80,000.00	79,112.68	01-Dec-2007	0	7.375%	939.85
1	0123320020	Dec-2007	01-Dec-2006	TX	80.00	144,000.00	142,587.68	01-Nov-2007	1	7.750%	2,673.51
1	0123324279	Nov-2007	01-Jan-2007	OR	80.00	192,560.00	192,560.00	01-Dec-2007	0	6.500%	2,005.82
2	0039537659	Nov-2007	01-Jan-2007	LA	95.00	144,400.00	144,400.00	01-Dec-2007	0	7.625%	1,635.32
2	0039620703	Nov-2007	01-Jan-2007	KS	100.00	190,000.00	188,563.62	01-Dec-2007	0	8.500%	2,307.52
2	0123327918	Jan-2008	01-Oct-2006	ID	75.00	195,375.00	195,375.00	01-Mar-2007	9	7.500%	12,984.29
2	0123453219	Dec-2007	01-Nov-2006	VA	80.00	159,200.00	159,200.00	01-Nov-2007	1	7.000%	2,686.50
3	0039709019	Oct-2007	01-Feb-2007	FL	70.00	551,800.00	546,551.31	01-Dec-2007	0	6.875%	6,037.55
3	0123327538	Jul-2007	01-Sep-2006	NJ	75.00	255,000.00	253,317.78	01-Nov-2007	1	6.625%	4,037.26

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Realized Loss Detail Report - Loans with Losses During Current Period

Summary
	# Loans with Losses	Prior Actual Balance	Realized Loss/(Gain) Amount	Current Loss Percentage
1	0	0.00	0.00	0.000%
2	0	0.00	0.00	0.000%
3	0	0.00	0.00	0.000%
Total	0	0.00	0.00	0.000%

Realized Loss Loan Detail Report - Loans with Losses During Current Period
Group	Loan Number	Original Principal Balance	Current Note Rate	State	LTV at Origination	Original Term	Prior Actual Balance	Realized Loss/(Gain)	Cumulative Realized Loss/(Gain)

No Losses this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Realized Loss Report - Collateral

Summary - No Realized Loss Information to report this period.
1 - No Realized Loss Information to report this period.
2 - No Realized Loss Information to report this period.
3 - No Realized Loss Information to report this period.

Calculation Methodology:
Monthly Default Rate (MDR): Sum(Beg Scheduled Balance of Liquidated Loans) / Sum(Beg Scheduled Balance)
Conditional Default Rate (CDR): 1-((1-MDR)^12)
SDA Standard Default Assumption: If WAS ≤ 30 then CDR / (WAS * 0.02) else if 30 < WAS ≤ 60 then CDR / 0.6 else if 60 < WAS ≤ 120 then CDR / (0.6 - ((WAS - 60) * 0.0095)) else if WAS > 120 then CDR / 0.03

Cumulative Loss Severity: Sum(All Realized Losses) / Sum(Actual Liquidated Balance for loans that have experienced a loss). 3 Month Average and 12 Month Average will not have values until the 3rd and 12th month respectively.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Detail - Prepayments During the Current Period

Summary
	Loans Paid in Full			Repurchased Loans			Substitution Loans			Liquidated Loans			Curtailments

	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Curtailment Amount

1	5	1,163,485.00	1,154,363.17	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	26,468.32
2	7	1,280,080.00	1,270,066.45	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	25,723.82
3	3	344,400.00	340,612.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	19,051.57
Total	15	2,787,965.00	2,765,042.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	71,243.71

Prepayment Loan Detail - Prepayments during Current Period

Group	Loan Number	State	LTV at Origination	First Payment Date	Original Principal Balance	Prepayment Amount	PIF Type	Months Delinquent	Current Loan Rate	Original Term	Seasoning
1	0123184889	GA	89.78	01-Dec-2006	175,785.00	173,638.72	Loan Paid in Full	0	6.875%	360	13
1	0123311276	CO	80.53	01-Nov-2006	229,500.00	226,697.98	Loan Paid in Full	0	7.250%	360	14
1	0123331035	FL	66.06	01-Jan-2007	218,000.00	217,258.95	Loan Paid in Full	0	6.500%	360	12
1	0123332504	CA	61.00	01-Jan-2007	305,000.00	301,468.65	Loan Paid in Full	0	6.750%	360	12
1	0123449993	MO	80.00	01-Feb-2007	235,200.00	234,664.15	Loan Paid in Full	0	6.250%	360	12
2	0033599580	TX	70.00	01-Dec-2006	76,930.00	75,916.97	Loan Paid in Full	0	6.875%	360	13
2	0039655907	WA	94.93	01-Jan-2007	66,550.00	65,927.29	Loan Paid in Full	0	8.125%	360	12
2	0039715396	MT	62.50	01-Feb-2007	175,000.00	175,000.00	Loan Paid in Full	0	6.500%	360	12
2	0123335473	AZ	37.52	01-Oct-2006	230,000.00	228,567.17	Loan Paid in Full	(1)	7.250%	360	15
2	0123450413	CA	72.22	01-Jan-2007	260,000.00	256,767.71	Loan Paid in Full	2	6.375%	360	12
2	0123451916	MD	62.51	01-Dec-2006	326,000.00	321,715.93	Loan Paid in Full	0	6.625%	360	13
2	0123454282	OR	80.00	01-Dec-2006	145,600.00	145,487.72	Loan Paid in Full	0	7.375%	360	13
3	0039668389	GA	79.27	01-Jan-2007	86,400.00	86,400.00	Loan Paid in Full	0	7.250%	360	12
3	0123311144	GA	90.00	01-Dec-2006	108,000.00	106,859.24	Loan Paid in Full	0	7.625%	360	13
3	0123335598	MA	35.80	01-Dec-2006	150,000.00	147,132.47	Loan Paid in Full	0	7.125%	360	13

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Penalty Detail - Prepayment Penalty Paid during Current Period

Summary	Loan Count	Prior Balance	Prepayment Penalty Amount	Prepayment Penalty Waived

1	3	692,806.26	15,542.28	0.00
2	6	1,298,021.74	28,718.46	0.00
3	0	0.00	0.00	0.00
Total	9	1,990,828.00	44,260.74	0.00

Prepayment Penalty Loan Detail - Prepayment Penalty Paid during Current Period
Group	Loan Number	Paid In Full Date	Prior Balance	Prepayment Penalty Amount	Prepayment Penalty Waived
1	0123184889	12/13/2007	173,797.78	1,739.56	0.00
1	0123331035	12/14/2007	217,258.95	5,668.00	0.00
1	0123332504	12/12/2007	301,749.53	8,134.72	0.00
2	0039655907	12/28/2007	65,974.73	2,682.14	0.00
2	0123324535	Active	278,942.30	0.89	0.00
2	0123335473	12/14/2007	228,567.17	6,670.00	0.00
2	0123450413	12/21/2007	257,024.33	6,559.43	0.00
2	0123451916	12/24/2007	322,025.49	8,510.80	0.00
2	0123454282	12/28/2007	145,487.72	4,295.20	0.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Rates

Summary

SMM		CPR		PSA
Current Month	0.553%	Current Month	6.436%	Current Month	249.809%
3 Month Average	0.382%	3 Month Average	4.478%	3 Month Average	186.301%
12 Month Average	0.674%	12 Month Average	6.690%	12 Month Average	650.543%

1
	SMM		CPR		PSA
	Current Month	0.487%	Current Month	5.691%	Current Month	222.608%
	3 Month Average	0.377%	3 Month Average	4.422%	3 Month Average	184.442%
	12 Month Average	0.623%	12 Month Average	6.093%	12 Month Average	623.483%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Rates

2
	SMM		CPR		PSA
	Current Month	0.811%	Current Month	9.310%	Current Month	353.005%
	3 Month Average	0.385%	3 Month Average	4.461%	3 Month Average	177.366%
	12 Month Average	0.533%	12 Month Average	5.045%	12 Month Average	389.219%

3
	SMM		CPR		PSA
	Current Month	0.324%	Current Month	3.825%	Current Month	151.038%
	3 Month Average	0.387%	3 Month Average	4.529%	3 Month Average	199.883%
	12 Month Average	0.973%	12 Month Average	9.621%	12 Month Average	1,061.438%

Calculation Methodology:
Single Month Mortality (SMM): (Partial and full prepayments + Repurchases) / (Beginning Scheduled Balance - Scheduled Principal)
Conditional PrePayment Rate (CPR): 1 - ((1 - SMM)^12)
PSA Standard Prepayment Model: 100 * CPR / (0.2 * MIN(30,WAS))
Weighted Average Seasoning (WAS): sum for each loan ((Original Term - Remaining Term)*(Current Scheduled Balance/Deal Scheduled Principal Balance))

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Modifications
Loan Number	Beginning Scheduled Balance	Current Scheduled Balance	Prior Rate	Modified Rate	Prior Payment	Modified Payment

No Modifications this Period

Substitutions
		Loans Repurchased			Loans Substituted
Loan Number	Current Scheduled Balance	Current Rate	Current Payment	Loan Number	Current Scheduled Balance	Current Rate	Current Payment

No Substitutions this Period

Repurchases Due to Breaches
Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment

No Repurchases Due to Breaches this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Repurchases Due to Other
Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment

No Repurchases Due to Other this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Interest Rate Stratification

			Summary			1			2

Current Interest Rate Range (%)
		Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)	Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)	Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)
	< 6.000	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
6.000	6.249	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
6.250	6.499	195	50,449,915.82	9.893	139	34,851,715.49	14.454	25	6,372,789.66	4.024
6.500	6.749	334	90,622,777.36	17.771	208	53,137,506.93	22.038	52	13,033,443.89	8.229
6.750	6.999	596	147,886,249.92	29.001	292	72,313,009.65	29.990	160	35,580,722.97	22.464
7.000	7.249	275	56,600,997.74	11.100	103	21,824,227.15	9.051	90	18,463,549.61	11.657
7.250	7.499	345	64,839,550.97	12.715	134	25,284,555.99	10.486	134	25,157,789.16	15.884
7.500	7.749	298	52,748,003.72	10.344	135	23,481,591.31	9.738	133	24,035,127.30	15.175
7.750	7.999	187	30,010,096.54	5.885	55	8,653,781.97	3.589	126	20,691,785.76	13.064
8.000	8.249	53	8,082,935.34	1.585	8	1,248,308.67	0.518	44	6,682,122.82	4.219
8.250	8.499	45	5,622,709.44	1.103	2	328,143.42	0.136	43	5,294,566.02	3.343
8.500	8.749	20	2,385,222.93	0.468	0	0.00	0.000	20	2,385,222.93	1.506
8.750	8.999	4	373,953.05	0.073	0	0.00	0.000	4	373,953.05	0.236
9.000	9.249	1	171,311.23	0.034	0	0.00	0.000	1	171,311.23	0.108
9.250	9.499	1	145,988.28	0.029	0	0.00	0.000	1	145,988.28	0.092
>= 9.500		0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
	Total	2,354	509,939,712.34	100.000	1,076	241,122,840.58	100.000	833	158,388,372.68	100.000

			3

Current Interest Rate Range (%)
		Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)
	< 6.000	0	0.00	0.000
6.000	6.249	0	0.00	0.000
6.250	6.499	31	9,225,410.67	8.354
6.500	6.749	74	24,451,826.54	22.143
6.750	6.999	144	39,992,517.30	36.216
7.000	7.249	82	16,313,220.98	14.773
7.250	7.499	77	14,397,205.82	13.038
7.500	7.749	30	5,231,285.11	4.737
7.750	7.999	6	664,528.81	0.602
8.000	8.249	1	152,503.85	0.138
8.250	8.499	0	0.00	0.000
8.500	8.749	0	0.00	0.000
8.750	8.999	0	0.00	0.000
9.000	9.249	0	0.00	0.000
9.250	9.499	0	0.00	0.000
>= 9.500		0	0.00	0.000
	Total	445	110,428,499.08	100.000

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Jan-2008 24-Jan-2008 7:18:11PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Supplemental Reporting

Accrual Period:

With respect to any Distribution Date and any Class of Certificates or Components (other than any LIBOR Certificates and any Class P Component) or Class of Lower Tier Interests, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and a Class of LIBOR Certificates, the period beginning on the Distribution Date in the calendar month preceding the month in which such Distribution Date occurs (or on January 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding such Distribution Date.

Closing Date:

January 30, 2007.

Cut-off Date:

January 1, 2007.

Determination Date:

With respect to each Distribution Date and any Servicer, as specified in the applicable Servicing Agreement.

Distribution Date:

The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in February 2007.

LIBOR Determination Date:

For any LIBOR Certificate, the second LIBOR Business Day immediately preceding the commencement of each Accrual Period other than the first Accrual Period.

Record Date:

With respect to any Distribution Date and each Class of Certificates (other than the LIBOR Certificates), the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs; and with respect to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding the related Distribution Date.

Servicer Remittance Date:

The day in each month on which each Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the related Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business Day).

Master Servicer Remittance Date:

With respect to each Distribution Date, the third Business Day immediately preceding such Distribution Date.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Dist Date: 25-Feb-2008 22-Feb-2008 12:23:25PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services 8480 Stagecoach Circle Frederick, MD 21701 www.ctslink.com
			Telephone:	(866) 846-4526
			Fax:	(240) 586-8675

Current Market Distribution Summary

Class	CUSIP	Certificate Pass-Through Rate	Original Certificate Balance	Actual Certificate Balance	Interest Distribution	Principal Distribution	Ending Certificate Balance	Ending Balance Factor	Total Distribution
1A1	52521FAA5	5.75000%	15,462,000.00	15,462,000.00	74,082.53	0.00	15,462,000.00	1.00000000	74,082.53
1A2	52521FAB3	5.75000%	148,693,000.00	136,394,694.24	653,503.08	1,301,791.45	135,092,902.78	0.90853573	1,955,294.53
1A3	52521FAC1	5.75000%	1,060,000.00	1,060,000.00	5,078.74	0.00	1,060,000.00	1.00000000	5,078.74
2A1	52521FAD9	3.74625%	281,561,000.00	258,585,680.45	807,215.83	2,001,768.71	256,583,911.74	0.91129067	2,808,984.54
2A2	52521FAE7	3.25375%	94,246,000.00	0.00	299,820.72	0.00	0.00	0.00000000	299,820.72
2A3	52521FAF4	3.25375%	134,273,000.00	0.00	334,213.73	0.00	0.00	0.00000000	334,213.73
2A4	52521FAG2	3.25375%	72,242,000.00	0.00	171,220.50	0.00	0.00	0.00000000	171,220.50
2A5	52521FAH0	3.74625%	19,200,000.00	17,633,277.33	55,045.05	136,500.65	17,496,776.69	0.91129045	191,545.70
2A6	52521FAJ6	3.74625%	8,571,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A7	52521FAK3	3.74625%	125,702,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A8	52521FAL1	3.74625%	6,017,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A9	52521FAM9	3.74625%	88,229,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A10	52521FAN7	3.74625%	4,612,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A11	52521FAP2	3.74625%	67,630,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A12	52521FAQ0	3.25375%	206,515,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A13	52521FAR8	3.25375%	228,519,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A14	52521FAS6	3.25375%	300,761,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A1	52521FAT4	3.62625%	51,112,000.00	48,001,014.42	145,044.52	164,915.44	47,836,098.98	0.93590740	309,959.96
3A2	52521FAU1	3.87375%	51,112,000.00	0.00	153,878.35	0.00	0.00	0.00000000	153,878.35
3A3	52521FAV9	3.87375%	29,247,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A4	52521FAW7	3.87375%	21,865,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A5	52521FAX5	3.62625%	21,865,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A6	52521FAY3	3.62625%	29,247,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B1	52521FAZ0	6.25017%	13,752,000.00	13,667,537.71	71,181.53	7,328.35	13,660,209.35	0.99332529	78,509.88
B2	52521FBA4	6.25017%	3,576,000.00	3,554,036.86	18,509.68	1,905.63	3,552,131.23	0.99332529	20,415.31
BIO1	52521FBB2	0.40000%	0.00	0.00	5,740.52	0.00	0.00	0.00000000	5,740.52
B3	52521FBC0	6.40017%	4,126,000.00	4,100,658.86	21,869.11	2,198.72	4,098,460.14	0.99332529	24,067.83
B4	52521FBD8	6.40017%	1,375,000.00	1,366,555.00	7,287.94	732.73	1,365,822.27	0.99332529	8,020.67
BIO2	52521FBE6	0.25000%	0.00	0.00	1,139.00	0.00	0.00	0.00000000	1,139.00
B5	52521FBF3	6.65017%	2,750,000.00	2,733,110.00	15,145.27	1,465.46	2,731,644.54	0.99332529	16,610.73
B6	52521FBG1	6.65017%	1,100,000.00	1,093,244.00	6,058.11	586.18	1,092,657.82	0.99332529	6,644.29
B7	52521FBJ5	6.65017%	1,925,000.00	1,913,177.00	10,601.69	1,025.82	1,912,151.18	0.99332529	11,627.51
B8	52521FBK2	6.65017%	2,475,000.00	2,459,799.00	13,630.74	1,318.91	2,458,480.09	0.99332529	14,949.65
B9	52521FBl0	6.65017%	1,926,761.31	1,914,927.49	10,611.39	1,026.76	1,913,900.73	0.99332529	11,638.15
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00000000	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals			2,040,746,861.31	509,939,712.36	2,880,878.03	3,622,564.81	506,317,147.54		6,503,442.84

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 1-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Certificateholder Distribution Summary

Class	CUSIP	Record Date	Certificate Pass-Through Rate	Beginning Certificate Balance	Interest Distribution	Principal Distribution	Current Realized Loss	Ending Certificate Balance	Total Distribution	Cumulative Realized Losses
1-A1	52521FAA5	01/31/2008	5.75000%	15,462,000.00	74,082.53	0.00	0.00	15,462,000.00	74,082.53	0.00
1-A2	52521FAB3	01/31/2008	5.75000%	136,394,694.24	653,503.08	1,301,791.45	0.00	135,092,902.78	1,955,294.53	0.00
1-A3	52521FAC1	01/31/2008	5.75000%	1,060,000.00	5,078.74	0.00	0.00	1,060,000.00	5,078.74	0.00
2-A1	52521FAD9	02/22/2008	3.74625%	258,585,680.45	807,215.83	2,001,768.71	0.00	256,583,911.74	2,808,984.54	0.00
2-A2	52521FAE7	02/22/2008	3.25375%	0.00	299,820.72	0.00	0.00	0.00	299,820.72	0.00
2-A3	52521FAF4	02/22/2008	3.25375%	0.00	334,213.73	0.00	0.00	0.00	334,213.73	0.00
2-A4	52521FAG2	02/22/2008	3.25375%	0.00	171,220.50	0.00	0.00	0.00	171,220.50	0.00
2-A5	52521FAH0	02/22/2008	3.74625%	17,633,277.33	55,045.05	136,500.65	0.00	17,496,776.69	191,545.70	0.00
2-A6	52521FAJ6	02/22/2008	3.74625%	7,956,011.61	24,836.47	73,009.71	0.00	7,883,001.90	97,846.18	0.00
2-A7	52521FAK3	02/22/2008	3.74625%	116,682,600.75	364,250.81	1,070,758.00	0.00	115,611,842.75	1,435,008.81	0.00
2-A8	52521FAL1	02/22/2008	3.74625%	5,645,471.11	17,623.15	24,143.94	0.00	5,621,327.16	41,767.09	0.00
2-A9	52521FAM9	02/22/2008	3.74625%	82,781,165.06	258,413.35	354,029.54	0.00	82,427,135.52	612,442.89	0.00
2-A10	52521FAN7	02/22/2008	3.74625%	4,031,794.62	12,585.42	39,346.99	0.00	3,992,447.63	51,932.41	0.00
2-A11	52521FAP2	02/22/2008	3.74625%	59,121,914.64	184,551.66	576,981.17	0.00	58,544,933.47	761,532.83	0.00
2-A12	52521FAQ0	02/22/2008	3.25375%	0.00	540,878.48	0.00	0.00	0.00	540,878.48	0.00
2-A13	52521FAR8	02/22/2008	3.25375%	0.00	626,471.28	0.00	0.00	0.00	626,471.28	0.00
2-A14	52521FAS6	02/22/2008	3.25375%	0.00	797,691.78	0.00	0.00	0.00	797,691.78	0.00
3-A1	52521FAT4	02/22/2008	3.62625%	48,001,014.42	145,044.52	164,915.44	0.00	47,836,098.98	309,959.96	0.00
3-A2	52521FAU1	02/22/2008	3.87375%	0.00	153,878.35	0.00	0.00	0.00	153,878.35	0.00
3-A3	52521FAV9	02/22/2008	3.87375%	0.00	95,582.40	0.00	0.00	0.00	95,582.40	0.00
3-A4	52521FAW7	02/22/2008	3.87375%	0.00	65,859.13	0.00	0.00	0.00	65,859.13	0.00
3-A5	52521FAX5	02/22/2008	3.62625%	20,402,589.81	61,651.28	10,114.49	0.00	20,392,475.32	71,765.77	0.00
3-A6	52521FAY3	02/22/2008	3.62625%	27,598,424.61	83,393.24	154,800.95	0.00	27,443,623.66	238,194.19	0.00
B1	52521FAZ0	01/31/2008	6.25017%	13,667,537.71	71,181.53	7,328.35	0.00	13,660,209.35	78,509.88	0.00
B2	52521FBA4	01/31/2008	6.25017%	3,554,036.86	18,509.68	1,905.63	0.00	3,552,131.23	20,415.31	0.00
BIO1	52521FBB2	01/31/2008	0.40000%	0.00	5,740.52	0.00	0.00	0.00	5,740.52	0.00
B3	52521FBC0	01/31/2008	6.40017%	4,100,658.86	21,869.11	2,198.72	0.00	4,098,460.14	24,067.83	0.00
B4	52521FBD8	01/31/2008	6.40017%	1,366,555.00	7,287.94	732.73	0.00	1,365,822.27	8,020.67	0.00
BIO2	52521FBE6	01/31/2008	0.25000%	0.00	1,139.00	0.00	0.00	0.00	1,139.00	0.00
B5	52521FBF3	01/31/2008	6.65017%	2,733,110.00	15,145.27	1,465.46	0.00	2,731,644.54	16,610.73	0.00
B6	52521FBG1	01/31/2008	6.65017%	1,093,244.00	6,058.11	586.18	0.00	1,092,657.82	6,644.29	0.00
B7	52521FBJ5	01/31/2008	6.65017%	1,913,177.00	10,601.69	1,025.82	0.00	1,912,151.18	11,627.51	0.00
B8	52521FBK2	01/31/2008	6.65017%	2,459,799.00	13,630.74	1,318.91	0.00	2,458,480.09	14,949.65	0.00
B9	52521FBL0	01/31/2008	6.65017%	1,914,927.49	10,611.39	1,026.76	0.00	1,913,900.73	11,638.15	0.00
R	52521FBH9	01/31/2008	5.75000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LT-R	LMT071LTR	01/31/2008	0.00000%	0.00	0.27	0.00	0.00	0.00	0.27	0.00
Totals				834,159,684.57	6,014,666.75	5,925,749.60	0.00	828,233,934.95	11,940,416.35	0.00

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

All Record Dates are based upon the governing documents and logic set forth as of closing.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Dist Date: 25-Feb-2008 22-Feb-2008 12:23:35PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services 8480 Stagecoach Circle Frederick, MD 21701 www.ctslink.com
			Telephone:	(866) 846-4526
			Fax:	(240) 586-8675

Current Market Principal Distribution Statement

Class	CUSIP	Certificate Pass-Through Rate	Original Certificate Balance	Actual Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Realized Loss	Ending Certificate Balance	Ending Balance Factor	Total Principal Distribution
1A1	52521FAA5	5.75000%	15,462,000.00	15,462,000.00	0.00	0.00	0.00	15,462,000.00	1.000000000	0.00
1A2	52521FAB3	5.75000%	148,693,000.00	136,394,694.24	84,914.88	1,216,876.57	0.00	135,092,902.79	0.908535727	1,301,791.45
1A3	52521FAC1	5.75000%	1,060,000.00	1,060,000.00	0.00	0.00	0.00	1,060,000.00	1.000000000	0.00
2A1	52521FAD9	3.74625%	281,561,000.00	258,585,680.45	151,103.13	1,850,665.58	0.00	256,583,911.74	0.911290668	2,001,768.71
2A2	52521FAE7	3.25375%	94,246,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A3	52521FAF4	3.25375%	134,273,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A4	52521FAG2	3.25375%	72,242,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A5	52521FAH0	3.74625%	19,200,000.00	17,633,277.33	10,303.73	126,196.92	0.00	17,496,776.68	0.911290452	136,500.65
2A6	52521FAJ6	3.74625%	8,571,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A7	52521FAK3	3.74625%	125,702,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A8	52521FAL1	3.74625%	6,017,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A9	52521FAM9	3.74625%	88,229,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A10	52521FAN7	3.74625%	4,612,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A11	52521FAP2	3.74625%	67,630,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A12	52521FAQ0	3.25375%	206,515,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A13	52521FAR8	3.25375%	228,519,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A14	52521FAS6	3.25375%	300,761,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A1	52521FAT4	3.62625%	51,112,000.00	48,001,014.42	12,448.61	152,466.83	0.00	47,836,098.98	0.935907399	164,915.44
3A2	52521FAU1	3.87375%	51,112,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A3	52521FAV9	3.87375%	29,247,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A4	52521FAW7	3.87375%	21,865,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A5	52521FAX5	3.62625%	21,865,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A6	52521FAY3	3.62625%	29,247,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B1	52521FAZ0	6.25017%	13,752,000.00	13,667,537.71	7,328.35	0.00	0.00	13,660,209.36	0.993325288	7,328.35
B2	52521FBA4	6.25017%	3,576,000.00	3,554,036.86	1,905.63	0.00	0.00	3,552,131.23	0.993325288	1,905.63
BIO1	52521FBB2	0.40000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B3	52521FBC0	6.40017%	4,126,000.00	4,100,658.86	2,198.72	0.00	0.00	4,098,460.14	0.993325288	2,198.72
B4	52521FBD8	6.40017%	1,375,000.00	1,366,555.00	732.73	0.00	0.00	1,365,822.27	0.993325287	732.73
BIO2	52521FBE6	0.25000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B5	52521FBF3	6.65017%	2,750,000.00	2,733,110.00	1,465.46	0.00	0.00	2,731,644.54	0.993325287	1,465.46
B6	52521FBG1	6.65017%	1,100,000.00	1,093,244.00	586.18	0.00	0.00	1,092,657.82	0.993325291	586.18
B7	52521FBJ5	6.65017%	1,925,000.00	1,913,177.00	1,025.82	0.00	0.00	1,912,151.18	0.993325288	1,025.82
B8	52521FBK2	6.65017%	2,475,000.00	2,459,799.00	1,318.91	0.00	0.00	2,458,480.09	0.993325289	1,318.91
B9	52521FBl0	6.65017%	1,926,761.31	1,914,927.49	1,026.76	0.00	0.00	1,913,900.73	0.993325286	1,026.76
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
Totals			2,040,746,861.31	509,939,712.36	276,358.91	3,346,205.90	0.00	506,317,147.55		3,622,564.81

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 2-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Principal Distribution Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution
1-A1	15,462,000.00	15,462,000.00	0.00	0.00	0.00	0.00	0.00	15,462,000.00	1.00000000	0.00
1-A2	148,693,000.00	136,394,694.24	84,914.88	1,216,876.57	0.00	0.00	1,301,791.45	135,092,902.78	0.90853573	1,301,791.45
1-A3	1,060,000.00	1,060,000.00	0.00	0.00	0.00	0.00	0.00	1,060,000.00	1.00000000	0.00
2-A1	281,561,000.00	258,585,680.45	151,103.13	1,850,665.58	0.00	0.00	2,001,768.71	256,583,911.74	0.91129067	2,001,768.71
2-A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A5	19,200,000.00	17,633,277.33	10,303.73	126,196.92	0.00	0.00	136,500.65	17,496,776.69	0.91129045	136,500.65
2-A6	8,571,000.00	7,956,011.61	4,320.80	68,688.91	0.00	0.00	73,009.71	7,883,001.90	0.91972954	73,009.71
2-A7	125,702,000.00	116,682,600.75	63,368.75	1,007,389.25	0.00	0.00	1,070,758.00	115,611,842.75	0.91972954	1,070,758.00
2-A8	6,017,000.00	5,645,471.11	2,899.47	21,244.47	0.00	0.00	24,143.94	5,621,327.16	0.93424084	24,143.94
2-A9	88,229,000.00	82,781,165.06	42,515.72	311,513.82	0.00	0.00	354,029.54	82,427,135.52	0.93424085	354,029.54
2-A10	4,612,000.00	4,031,794.62	2,105.36	37,241.63	0.00	0.00	39,346.99	3,992,447.63	0.86566514	39,346.99
2-A11	67,630,000.00	59,121,914.64	30,872.89	546,108.28	0.00	0.00	576,981.17	58,544,933.47	0.86566514	576,981.17
2-A12	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A13	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A14	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A1	51,112,000.00	48,001,014.42	12,448.61	152,466.83	0.00	0.00	164,915.44	47,836,098.98	0.93590740	164,915.44
3-A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A5	21,865,000.00	20,402,589.81	9,811.89	302.60	0.00	0.00	10,114.49	20,392,475.32	0.93265380	10,114.49
3-A6	29,247,000.00	27,598,424.61	15,050.29	139,750.66	0.00	0.00	154,800.95	27,443,623.66	0.93833978	154,800.95
B1	13,752,000.00	13,667,537.71	7,328.35	0.00	0.00	0.00	7,328.35	13,660,209.35	0.99332529	7,328.35
B2	3,576,000.00	3,554,036.86	1,905.63	0.00	0.00	0.00	1,905.63	3,552,131.23	0.99332529	1,905.63
BIO1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B3	4,126,000.00	4,100,658.86	2,198.72	0.00	0.00	0.00	2,198.72	4,098,460.14	0.99332529	2,198.72
B4	1,375,000.00	1,366,555.00	732.73	0.00	0.00	0.00	732.73	1,365,822.27	0.99332529	732.73
BIO2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B5	2,750,000.00	2,733,110.00	1,465.46	0.00	0.00	0.00	1,465.46	2,731,644.54	0.99332529	1,465.46
B6	1,100,000.00	1,093,244.00	586.18	0.00	0.00	0.00	586.18	1,092,657.82	0.99332529	586.18
B7	1,925,000.00	1,913,177.00	1,025.82	0.00	0.00	0.00	1,025.82	1,912,151.18	0.99332529	1,025.82
B8	2,475,000.00	2,459,799.00	1,318.91	0.00	0.00	0.00	1,318.91	2,458,480.09	0.99332529	1,318.91
B9	1,926,761.31	1,914,927.49	1,026.76	0.00	0.00	0.00	1,026.76	1,913,900.73	0.99332529	1,026.76
R	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
LT-R	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals	901,966,861.31	834,159,684.57	447,304.08	5,478,445.52	0.00	0.00	5,925,749.60	828,233,934.95	0.91825318	5,925,749.60
NOTE: Accretion amount also includes Net Negative Amortization, if applicable.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Principal Distribution Factors Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution
1-A1	15,462,000.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
1-A2	148,693,000.00	917.29062054	0.57107517	8.18381881	0.00000000	0.00000000	8.75489398	908.53572650	0.90853573	8.75489398
1-A3	1,060,000.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
2-A1	281,561,000.00	918.40020617	0.53666214	6.57287614	0.00000000	0.00000000	7.10953829	911.29066788	0.91129067	7.10953829
2-A2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A3	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A4	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A5	19,200,000.00	918.39986094	0.53665260	6.57275625	0.00000000	0.00000000	7.10940885	911.29045260	0.91129045	7.10940885
2-A6	8,571,000.00	928.24776689	0.50411854	8.01410687	0.00000000	0.00000000	8.51822541	919.72954148	0.91972954	8.51822541
2-A7	125,702,000.00	928.24776654	0.50411887	8.01410678	0.00000000	0.00000000	8.51822564	919.72954090	0.91972954	8.51822564
2-A8	6,017,000.00	938.25346684	0.48187967	3.53074123	0.00000000	0.00000000	4.01262091	934.24084427	0.93424084	4.01262091
2-A9	88,229,000.00	938.25346609	0.48187920	3.53074182	0.00000000	0.00000000	4.01262102	934.24084507	0.93424085	4.01262102
2-A10	4,612,000.00	874.19657849	0.45649610	8.07494146	0.00000000	0.00000000	8.53143755	865.66514094	0.86566514	8.53143755
2-A11	67,630,000.00	874.19657903	0.45649697	8.07494130	0.00000000	0.00000000	8.53143827	865.66514077	0.86566514	8.53143827
2-A12	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A13	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A14	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A1	51,112,000.00	939.13394937	0.24355553	2.98299480	0.00000000	0.00000000	3.22655032	935.90739905	0.93590740	3.22655032
3-A2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A3	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A4	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A5	21,865,000.00	933.11638738	0.44874869	0.01383947	0.00000000	0.00000000	0.46258815	932.65379922	0.93265380	0.46258815
3-A6	29,247,000.00	943.63266694	0.51459261	4.77829042	0.00000000	0.00000000	5.29288303	938.33978391	0.93833978	5.29288303
B1	13,752,000.00	993.85818136	0.53289340	0.00000000	0.00000000	0.00000000	0.53289340	993.32528723	0.99332529	0.53289340
B2	3,576,000.00	993.85818233	0.53289430	0.00000000	0.00000000	0.00000000	0.53289430	993.32528803	0.99332529	0.53289430
BIO1	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B3	4,126,000.00	993.85818226	0.53289384	0.00000000	0.00000000	0.00000000	0.53289384	993.32528841	0.99332529	0.53289384
B4	1,375,000.00	993.85818182	0.53289455	0.00000000	0.00000000	0.00000000	0.53289455	993.32528727	0.99332529	0.53289455
BIO2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B5	2,750,000.00	993.85818182	0.53289455	0.00000000	0.00000000	0.00000000	0.53289455	993.32528727	0.99332529	0.53289455
B6	1,100,000.00	993.85818182	0.53289091	0.00000000	0.00000000	0.00000000	0.53289091	993.32529091	0.99332529	0.53289091
B7	1,925,000.00	993.85818182	0.53289351	0.00000000	0.00000000	0.00000000	0.53289351	993.32528831	0.99332529	0.53289351
B8	2,475,000.00	993.85818182	0.53289293	0.00000000	0.00000000	0.00000000	0.53289293	993.32528889	0.99332529	0.53289293
B9	1,926,761.31	993.85818060	0.53289424	0.00000000	0.00000000	0.00000000	0.53289424	993.32528636	0.99332529	0.53289424
R	100.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LT-R	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

NOTE: Accretion amount also includes Net Negative Amortization, if applicable.

NOTE: All classes per $1,000 denomination.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Dist Date: 25-Feb-2008 22-Feb-2008 12:23:48PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services 8480 Stagecoach Circle Frederick, MD 21701 www.ctslink.com
			Telephone:	(866) 846-4526
			Fax:	(240) 586-8675

Current Market Interest Distribution Statement

Class	CUSIP	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall	Current Interest Shortfall	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall	Ending Certificate/ Notional Balance
1A1	52521FAA5	5.75000%	15,462,000.00	74,088.75	0.00	0.00	6.22	74,082.53	0.00	15,462,000.00
1A2	52521FAB3	5.75000%	136,394,694.24	653,557.91	0.00	0.00	54.83	653,503.08	0.00	135,092,902.78
1A3	52521FAC1	5.75000%	1,060,000.00	5,079.17	0.00	0.00	0.43	5,078.74	0.00	1,060,000.00
2A1	52521FAD9	3.74625%	258,585,680.45	807,272.17	0.00	0.00	56.34	807,215.83	0.00	256,583,911.74
2A2	52521FAE7	3.25375%	94,246,000.00	239,765.14	0.00	0.00	17.72	299,820.72	0.00	0.00
2A3	52521FAF4	3.25375%	124,638,612.36	337,952.40	0.00	0.00	16.40	334,213.73	0.00	123,494,844.65
2A4	52521FAG2	3.25375%	63,153,709.26	171,238.65	0.00	0.00	18.15	171,220.50	0.00	62,537,381.10
2A5	52521FAH0	3.74625%	17,633,277.33	55,048.89	0.00	0.00	3.84	55,045.05	0.00	17,496,776.69
2A6	52521FAJ6	3.74625%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A7	52521FAK3	3.74625%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A8	52521FAL1	3.74625%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A9	52521FAM9	3.74625%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A10	52521FAN7	3.74625%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A11	52521FAP2	3.74625%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A12	52521FAQ0	3.25375%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A13	52521FAR8	3.25375%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A14	52521FAS6	3.25375%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A1	52521FAT4	3.62625%	48,001,014.42	145,053.07	0.00	0.00	8.54	145,044.52	0.00	47,836,098.98
3A2	52521FAU1	3.87375%	48,001,014.42	154,953.27	0.00	0.00	9.12	153,878.35	0.00	47,836,098.98
3A3	52521FAV9	3.87375%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A4	52521FAW7	3.87375%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A5	52521FAX5	3.62625%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A6	52521FAY3	3.62625%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B1	52521FAZ0	6.25017%	13,667,537.71	71,187.04	0.00	0.00	5.51	71,181.53	0.00	13,660,209.35
B2	52521FBA4	6.25017%	3,554,036.86	18,511.11	0.00	0.00	1.43	18,509.68	0.00	3,552,131.23
BIO1	52521FBB2	0.40000%	5,501,000.00	5,740.52	0.00	0.00	0.00	5,740.52	0.00	0.00
B3	52521FBC0	6.40017%	4,100,658.86	21,870.76	0.00	0.00	1.65	21,869.11	0.00	4,098,460.14
B4	52521FBD8	6.40017%	1,366,555.00	7,288.49	0.00	0.00	0.55	7,287.94	0.00	1,365,822.27
BIO2	52521FBE6	0.25000%	5,501,000.00	1,139.00	0.00	0.00	0.00	1,139.00	0.00	0.00
B5	52521FBF3	6.65017%	2,733,110.00	15,146.37	0.00	0.00	1.10	15,145.27	0.00	2,731,644.54
B6	52521FBG1	6.65017%	1,093,244.00	6,058.55	0.00	0.00	0.44	6,058.11	0.00	1,092,657.82
B7	52521FBJ5	6.65017%	1,913,177.00	10,602.46	0.00	0.00	0.77	10,601.69	0.00	1,912,151.18
B8	52521FBK2	6.65017%	2,459,799.00	13,631.74	0.00	0.00	0.99	13,630.74	0.00	2,458,480.09
B9	52521FBl0	6.65017%	1,914,927.49	10,612.16	0.00	0.00	0.77	10,611.39	0.00	1,913,900.73
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			850,981,148.40	2,825,797.62	0.00	0.00	204.80	2,880,878.03	0.00	740,185,472.27

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 4-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Interest Distribution Statement

Class	Accrual Dates	Accrual Days	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall (1)	Current Interest Shortfall (1)	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall (1)	Ending Certificate/ Notional Balance
1-A1	01/01/08 - 01/30/08	30	5.75000%	15,462,000.00	74,088.75	0.00	0.00	6.22	74,082.53	0.00	15,462,000.00
1-A2	01/01/08 - 01/30/08	30	5.75000%	136,394,694.24	653,557.91	0.00	0.00	54.83	653,503.08	0.00	135,092,902.78
1-A3	01/01/08 - 01/30/08	30	5.75000%	1,060,000.00	5,079.17	0.00	0.00	0.43	5,078.74	0.00	1,060,000.00
2-A1	01/25/08 - 02/24/08	30	3.74625%	258,585,680.45	807,272.17	0.00	0.00	0.00	807,215.83	0.00	256,583,911.74
2-A2	01/25/08 - 02/24/08	30	3.25375%	88,426,636.17	239,765.14	0.00	0.00	17.72	299,820.72	0.00	88,048,462.68
2-A3	01/25/08 - 02/24/08	30	3.25375%	124,638,612.36	337,952.40	0.00	0.00	16.40	334,213.73	0.00	123,494,844.65
2-A4	01/25/08 - 02/24/08	30	3.25375%	63,153,709.26	171,238.65	0.00	0.00	18.15	171,220.50	0.00	62,537,381.10
2-A5	01/25/08 - 02/24/08	30	3.74625%	17,633,277.33	55,048.89	0.00	0.00	0.00	55,045.05	0.00	17,496,776.69
2-A6	01/25/08 - 02/24/08	30	3.74625%	7,956,011.61	24,837.67	0.00	0.00	1.21	24,836.47	0.00	7,883,001.90
2-A7	01/25/08 - 02/24/08	30	3.74625%	116,682,600.75	364,268.49	0.00	0.00	17.68	364,250.81	0.00	115,611,842.75
2-A8	01/25/08 - 02/24/08	30	3.74625%	5,645,471.11	17,624.46	0.00	0.00	1.30	17,623.15	0.00	5,621,327.16
2-A9	01/25/08 - 02/24/08	30	3.74625%	82,781,165.06	258,432.45	0.00	0.00	19.10	258,413.35	0.00	82,427,135.52
2-A10	01/25/08 - 02/24/08	30	3.74625%	4,031,794.62	12,586.76	0.00	0.00	1.33	12,585.42	0.00	3,992,447.63
2-A11	01/25/08 - 02/24/08	30	3.74625%	59,121,914.64	184,571.23	0.00	0.00	19.56	184,551.66	0.00	58,544,933.47
2-A12	01/25/08 - 02/24/08	30	3.25375%	187,792,321.62	509,191.06	0.00	0.00	0.00	540,878.48	0.00	186,032,225.75
2-A13	01/25/08 - 02/24/08	30	3.25375%	213,065,248.52	577,717.54	0.00	0.00	0.00	626,471.28	0.00	211,543,307.33
2-A14	01/25/08 - 02/24/08	30	3.25375%	276,218,957.78	748,956.19	0.00	0.00	0.00	797,691.78	0.00	274,080,688.43
3-A1	01/25/08 - 02/24/08	30	3.62625%	48,001,014.42	145,053.07	0.00	0.00	0.00	145,044.52	0.00	47,836,098.98
3-A2	01/25/08 - 02/24/08	30	3.87375%	48,001,014.42	154,953.27	0.00	0.00	0.00	153,878.35	0.00	47,836,098.98
3-A3	01/25/08 - 02/24/08	30	3.87375%	27,598,424.61	89,091.16	0.00	0.00	6.14	95,582.40	0.00	27,443,623.66
3-A4	01/25/08 - 02/24/08	30	3.87375%	20,402,589.81	65,862.11	0.00	0.00	2.98	65,859.13	0.00	20,392,475.32
3-A5	01/25/08 - 02/24/08	30	3.62625%	20,402,589.81	61,654.08	0.00	0.00	2.79	61,651.28	0.00	20,392,475.32
3-A6	01/25/08 - 02/24/08	30	3.62625%	27,598,424.61	83,398.99	0.00	0.00	5.75	83,393.24	0.00	27,443,623.66
B1	01/01/08 - 01/30/08	30	6.25017%	13,667,537.71	71,187.04	0.00	0.00	5.51	71,181.53	0.00	13,660,209.35
B2	01/01/08 - 01/30/08	30	6.25017%	3,554,036.86	18,511.11	0.00	0.00	1.43	18,509.68	0.00	3,552,131.23
BIO1	01/01/08 - 01/30/08	30	0.40000%	17,221,574.56	5,740.52	0.00	0.00	0.00	5,740.52	0.00	17,212,340.58
B3	01/01/08 - 01/30/08	30	6.40017%	4,100,658.86	21,870.76	0.00	0.00	1.65	21,869.11	0.00	4,098,460.14
B4	01/01/08 - 01/30/08	30	6.40017%	1,366,555.00	7,288.49	0.00	0.00	0.55	7,287.94	0.00	1,365,822.27
BIO2	01/01/08 - 01/30/08	30	0.25000%	5,467,213.85	1,139.00	0.00	0.00	0.00	1,139.00	0.00	5,464,282.41
B5	01/01/08 - 01/30/08	30	6.65017%	2,733,110.00	15,146.37	0.00	0.00	1.10	15,145.27	0.00	2,731,644.54
B6	01/01/08 - 01/30/08	30	6.65017%	1,093,244.00	6,058.55	0.00	0.00	0.44	6,058.11	0.00	1,092,657.82
B7	01/01/08 - 01/30/08	30	6.65017%	1,913,177.00	10,602.46	0.00	0.00	0.77	10,601.69	0.00	1,912,151.18
B8	01/01/08 - 01/30/08	30	6.65017%	2,459,799.00	13,631.74	0.00	0.00	0.99	13,630.74	0.00	2,458,480.09
B9	01/01/08 - 01/30/08	30	6.65017%	1,914,927.49	10,612.16	0.00	0.00	0.77	10,611.39	0.00	1,913,900.73
R	N/A	N/A	5.75000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LT-R	N/A	N/A	0.00000%	0.00	0.00	0.00	0.00	0.00	0.27	0.00	0.00
Totals					5,823,989.81	0.00	0.00	0.00	6,014,666.75	0.00

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Interest Distribution Factors Statement

Class	Original Face Amount	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall (1)	Current Interest Shortfall (1)	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall (1)	Ending Certificate/ Notional Balance
1-A1	15,462,000.00	5.75000%	1000.00000000	4.79166667	0.00000000	0.00000000	0.00040228	4.79126439	0.00000000	1000.00000000
1-A2	148,693,000.00	5.75000%	917.29062054	4.39535089	0.00000000	0.00000000	0.00036875	4.39498214	0.00000000	908.53572650
1-A3	1,060,000.00	5.75000%	1000.00000000	4.79166981	0.00000000	0.00000000	0.00040566	4.79126415	0.00000000	1000.00000000
2-A1	281,561,000.00	3.74625%	918.40020617	2.86713064	0.00000000	0.00000000	0.00000000	2.86693054	0.00000000	911.29066788
2-A2	0.00	3.25375%	938.25346614	2.54403518	0.00000000	0.00000000	0.00018802	3.18125671	0.00000000	934.24084502
2-A3	0.00	3.25375%	928.24776657	2.51690511	0.00000000	0.00000000	0.00012214	2.48906132	0.00000000	919.72954094
2-A4	0.00	3.25375%	874.19657900	2.37034758	0.00000000	0.00000000	0.00025124	2.37009634	0.00000000	865.66514078
2-A5	19,200,000.00	3.74625%	918.39986094	2.86712969	0.00000000	0.00000000	0.00000000	2.86692969	0.00000000	911.29045260
2-A6	8,571,000.00	3.74625%	928.24776689	2.89787306	0.00000000	0.00000000	0.00014117	2.89773305	0.00000000	919.72954148
2-A7	125,702,000.00	3.74625%	928.24776654	2.89787346	0.00000000	0.00000000	0.00014065	2.89773281	0.00000000	919.72954090
2-A8	6,017,000.00	3.74625%	938.25346684	2.92911085	0.00000000	0.00000000	0.00021605	2.92889314	0.00000000	934.24084427
2-A9	88,229,000.00	3.74625%	938.25346609	2.92911004	0.00000000	0.00000000	0.00021648	2.92889356	0.00000000	934.24084507
2-A10	4,612,000.00	3.74625%	874.19657849	2.72913270	0.00000000	0.00000000	0.00028838	2.72884215	0.00000000	865.66514094
2-A11	67,630,000.00	3.74625%	874.19657903	2.72913249	0.00000000	0.00000000	0.00028922	2.72884312	0.00000000	865.66514077
2-A12	0.00	3.25375%	909.33986209	2.46563717	0.00000000	0.00000000	0.00000000	2.61907600	0.00000000	900.81701450
2-A13	0.00	3.25375%	932.37432564	2.52809412	0.00000000	0.00000000	0.00000000	2.74144067	0.00000000	925.71430529
2-A14	0.00	3.25375%	918.40018413	2.49020382	0.00000000	0.00000000	0.00000000	2.65224474	0.00000000	911.29065414
3-A1	51,112,000.00	3.62625%	939.13394937	2.83794549	0.00000000	0.00000000	0.00000000	2.83777821	0.00000000	935.90739905
3-A2	0.00	3.87375%	939.13394937	3.03164169	0.00000000	0.00000000	0.00000000	3.01061101	0.00000000	935.90739905
3-A3	0.00	3.87375%	943.63266694	3.04616405	0.00000000	0.00000000	0.00020994	3.26810955	0.00000000	938.33978391
3-A4	0.00	3.87375%	933.11638738	3.01221633	0.00000000	0.00000000	0.00013629	3.01208004	0.00000000	932.65379922
3-A5	21,865,000.00	3.62625%	933.11638738	2.81976126	0.00000000	0.00000000	0.00012760	2.81963320	0.00000000	932.65379922
3-A6	29,247,000.00	3.62625%	943.63266694	2.85153999	0.00000000	0.00000000	0.00019660	2.85134339	0.00000000	938.33978391
B1	13,752,000.00	6.25017%	993.85818136	5.17648633	0.00000000	0.00000000	0.00040067	5.17608566	0.00000000	993.32528723
B2	3,576,000.00	6.25017%	993.85818233	5.17648490	0.00000000	0.00000000	0.00039989	5.17608501	0.00000000	993.32528803
BIO1	0.00	0.40000%	993.85818098	0.33128578	0.00000000	0.00000000	0.00000000	0.33128578	0.00000000	993.32528740
B3	4,126,000.00	6.40017%	993.85818226	5.30071740	0.00000000	0.00000000	0.00039990	5.30031750	0.00000000	993.32528841
B4	1,375,000.00	6.40017%	993.85818182	5.30072000	0.00000000	0.00000000	0.00040000	5.30032000	0.00000000	993.32528727
BIO2	0.00	0.25000%	993.85818033	0.20705326	0.00000000	0.00000000	0.00000000	0.20705326	0.00000000	993.32528813
B5	2,750,000.00	6.65017%	993.85818182	5.50777091	0.00000000	0.00000000	0.00040000	5.50737091	0.00000000	993.32528727
B6	1,100,000.00	6.65017%	993.85818182	5.50777273	0.00000000	0.00000000	0.00040000	5.50737273	0.00000000	993.32529091
B7	1,925,000.00	6.65017%	993.85818182	5.50777143	0.00000000	0.00000000	0.00040000	5.50737143	0.00000000	993.32528831
B8	2,475,000.00	6.65017%	993.85818182	5.50777374	0.00000000	0.00000000	0.00040000	5.50736970	0.00000000	993.32528889
B9	1,926,761.31	6.65017%	993.85818060	5.50777097	0.00000000	0.00000000	0.00039963	5.50737133	0.00000000	993.32528636
R	100.00	5.75000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LT-R	0.00	0.00000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.

NOTE: All classes per $1,000 denomination.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Certificateholder Account Statement

CERTIFICATE ACCOUNT		PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Beginning Balance	0.00	Total Prepayment/Curtailment Interest Shortfall	204.80
Deposits		Servicing Fee Support	0.00
Payments of Interest and Principal	6,594,093.82	Non-Supported Prepayment/Curtailment Interest Shortfall	204.80
Reserve Funds and Credit Enhancements	0.00
Proceeds from Repurchased Loans	0.00
Servicer Advances	0.00
Gains & Subsequent Recoveries (Realized Losses)	0.00
Prepayment Penalties	55,285.24
Total Deposits	6,649,379.06

Withdrawals		ADMINISTRATION FEES

Reserve Funds and Credit Enhancements	0.00	Gross Servicing Fee*	106,237.45
Total Administration Fees	145,936.22	Primary Mortgage Insurance - PMI	39,698.77
Payment of Interest and Principal	6,503,442.84	Supported Prepayment/Curtailment Interest Shortfall	0.00
Total Withdrawals (Pool Distribution Amount)	6,649,379.06
Ending Balance	0.00	Total Administration Fees	145,936.22

Servicer Advances are calculated as delinquent scheduled principal and interest		*Servicer Payees include: AURORA LOAN SERVICING INC.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Collateral Statement

Group	1	2	3	Total

Collateral Description	Mixed Fixed	Mixed Fixed	Mixed Fixed	Fixed

Weighted Average Coupon Rate	6.875868	7.263089	6.862026	6.993142
Weighted Average Net Rate	6.625868	7.013089	6.612026	6.743142
Weighted Average Pass-Through Rate	6.598443	6.820490	6.516758	6.649722
Weighted Average Remaining Term	346	346	346	346
Principal And Interest Constant	1,514,213.95	1,043,320.17	687,648.57	3,245,182.69
Beginning Loan Count	1,076	833	445	2,354
Loans Paid in Full	8	4	4	16
Ending Loan Count	1,068	829	441	2,338
Beginning Scheduled Balance	241,122,840.58	158,388,372.68	110,428,499.08	509,939,712.34
Ending Scheduled Balance	239,295,050.26	157,559,784.10	109,462,313.17	506,317,147.53
Actual Ending Collateral Balance	239,440,163.71	157,661,375.20	109,517,356.87	506,618,895.78
Scheduled Principal	132,606.51	84,662.86	56,179.25	273,448.62
Unscheduled Principal	1,695,183.81	743,925.72	910,006.66	3,349,116.19
Negative Amortized Principal	0.00	0.00	0.00	0.00
Scheduled Interest	1,381,607.44	958,657.31	631,469.32	2,971,734.07
Servicing Fees	50,233.93	32,997.58	23,005.94	106,237.45
Master Servicing Fees	0.00	0.00	0.00	0.00
Trustee Fee	0.00	0.00	0.00	0.00
FRY Amount	0.00	0.00	0.00	0.00
Special Hazard Fee	0.00	0.00	0.00	0.00
Other Fee	5,510.77	25,421.16	8,766.84	39,698.77
Pool Insurance Fee	0.00	0.00	0.00	0.00
Spread 1	0.00	0.00	0.00	0.00
Spread 2	0.00	0.00	0.00	0.00
Spread 3	0.00	0.00	0.00	0.00
Net Interest	1,325,862.74	900,238.57	599,696.54	2,825,797.85
Realized Loss Amount	0.00	0.00	0.00	0.00
Cumulative Realized Loss	0.00	0.00	0.00	0.00
Percentage of Cumulative Losses	0.0000	0.0000	0.0000	0.0000
Prepayment Penalty Waived Amount	0.00	0.00	0.00	0.00
Prepayment Penalty Waived Count	0	0	0	0
Prepayment Penalty Paid Amount	31,721.98	23,563.26	0.00	55,285.24
Prepayment Penalty Paid Count	6	5	0	11
Special Servicing Fee	0.00	0.00	0.00	0.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Additional Reporting - Deal Level

Cash Reporting
Subordinate Average Rate	6.650171%

Informational Reporting
Collateral Group 1 Beginning Balance	163,394,379.30
Collateral Group 1 Ending Balance	162,086,769.57
Collateral Group 1 Uncheduled Principal	1,216,876.57
Collateral Group 1 Realized Loss	0.00
Collateral Group 1 Scheduled Principal	90,733.16
Collateral Group 2A Beginning Balance	94,407,335.63
Collateral Group 2A Ending Balance	94,026,090.51
Collateral Group 2A Uncheduled Principal	332,758.29
Collateral Group 2A Realized Loss	0.00
Collateral Group 2A Scheduled Principal	48,486.83
Collateral Group 2B Beginning Balance	133,156,221.23
Collateral Group 2B Ending Balance	132,007,827.72
Collateral Group 2B Uncheduled Principal	1,076,078.16
Collateral Group 2B Realized Loss	0.00
Collateral Group 2B Scheduled Principal	72,315.35
Collateral Group 2C Beginning Balance	67,737,472.87
Collateral Group 2C Ending Balance	67,118,751.11
Collateral Group 2C Uncheduled Principal	583,349.91
Collateral Group 2C Realized Loss	0.00
Collateral Group 2C Scheduled Principal	35,371.85
Collateral Group 3A Beginning Balance	21,790,661.20
Collateral Group 3A Ending Balance	21,779,879.17
Collateral Group 3A Uncheduled Principal	302.60
Collateral Group 3A Realized Loss	0.00
Collateral Group 3A Scheduled Principal	10,479.43
Collateral Group 3B Beginning Balance	29,453,642.11
Collateral Group 3B Ending Balance	29,297,829.45
Collateral Group 3B Uncheduled Principal	139,750.66
Collateral Group 3B Realized Loss	0.00
Collateral Group 3B Scheduled Principal	16,061.100
Exchange has occurred this cycle	NO
Next Month LIBOR	3.135000%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Additional Reporting - Deal Level

Miscellaneous Reporting

Collateral Group 1 Senior %	93.587487%
Collateral Group 2A Senior %	93.603296%
Collateral Group 2B Senior %	93.629971%
Collateral Group 2C Senior %	93.665006%
Collateral Group 3A Senior %	93.701229%
Collateral Group 3B Senior %	93.233046%
Collateral Group 1 Senior Prepayment %	100.000000%
Collateral Group 2A Senior Prepayment %	100.000000%
Collateral Group 2B Senior Prepayment %	100.000000%
Collateral Group 2C Senior Prepayment %	100.000000%
Collateral Group 3A Senior Prepayment %	100.000000%
Collateral Group 3B Senior Prepayment %	100.000000%
Collateral Group 1 Subordinate %	6.412513%
Collateral Group 2A Subordinate %	6.396704%
Collateral Group 2B Subordinate %	6.370029%
Collateral Group 2C Subordinate %	6.334994%
Collateral Group 3A Subordinate %	6.298771%
Collateral Group 3B Subordinate %	6.766954%
Collateral Group 1 Sub Prepayment %	0.000000%
Collateral Group 2A Sub Prepayment %	0.000000%
Collateral Group 2B Sub Prepayment %	0.000000%
Collateral Group 2C Sub Prepayment %	0.000000%
Collateral Group 3A Sub Prepayment %	0.000000%
Collateral Group 3B Sub Prepayment %	0.000000%

Trigger Event Reporting

Cumulative Loss Trigger Event
Trigger Result	Pass
Threshold Value	30.000000%
Calculated Value	0.000000%
Delinquency Event
Trigger Result	Fail
Threshold Value	50.000000%
Calculated Value	59.698862%
Shifting Interest Trigger
Trigger Result	Pass

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Delinquency Status - MBA Delinquency Calculation Method

DELINQUENT	BANKRUPTCY	FORECLOSURE	REO	TOTAL

	No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance
			0-29 Days	7	1,457,353.61	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	7	1,457,353.61
30 Days	85	18,202,824.83	30 Days	2	395,677.55	30 Days	0	0.00	30 Days	0	0.00	30 Days	87	18,598,502.38
60 Days	44	9,780,070.36	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	44	9,780,070.36
90 Days	20	4,439,221.59	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	20	4,439,221.59
120 Days	6	1,322,587.87	120 Days	0	0.00	120 Days	10	2,585,977.60	120 Days	0	0.00	120 Days	16	3,908,565.47
150 Days	2	605,536.33	150 Days	0	0.00	150 Days	9	2,549,640.62	150 Days	0	0.00	150 Days	11	3,155,176.95
180+ Days	3	671,141.16	180+ Days	3	534,648.04	180+ Days	22	4,610,177.18	180+ Days	12	2,008,475.05	180+ Days	40	7,824,441.43
	160	35,021,382.14		12	2,387,679.20		41	9,745,795.40		12	2,008,475.05		225	49,163,331.79

	No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance
			0-29 Days	0.299401%	0.287663%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.299401%	0.287663%
30 Days	3.635586%	3.593002%	30 Days	0.085543%	0.078102%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.721129%	3.671103%
60 Days	1.881950%	1.930459%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.881950%	1.930459%
90 Days	0.855432%	0.876245%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.855432%	0.876245%
120 Days	0.256630%	0.261062%	120 Days	0.000000%	0.000000%	120 Days	0.427716%	0.510438%	120 Days	0.000000%	0.000000%	120 Days	0.684346%	0.771500%
150 Days	0.085543%	0.119525%	150 Days	0.000000%	0.000000%	150 Days	0.384944%	0.503266%	150 Days	0.000000%	0.000000%	150 Days	0.470488%	0.622791%
180+ Days	0.128315%	0.132475%	180+ Days	0.128315%	0.105533%	180+ Days	0.940975%	0.909989%	180+ Days	0.513259%	0.396447%	180+ Days	1.710864%	1.544443%
	6.843456%	6.912767%		0.513259%	0.471297%		1.753636%	1.923694%		0.513259%	0.396447%		9.623610%	9.704204%
Please refer to CTSLink.com for a list of delinquency code descriptions.

Current Period Class A Insufficient Funds	0.00	Principal Balance of Contaminated Properties	0.00	Periodic Advance	295,583.05

	Original $	Original %	Current $	Current %

Bankruptcy	220,769.00	0.04013297%	220,769.00	0.04360291%
Fraud	11,001,877.00	1.99999996%	5,099,397.12	1.00715473%
Special Hazard	5,500,938.00	0.99999989%	5,063,171.48	1.00000000%
Limit of Subordinate's Exposure to Certain Types of Losses

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Delinquency Status By Group

DELINQUENT	BANKRUPTCY	FORECLOSURE	REO	TOTAL

1 - MBA
	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance
			0-29 Days	3	366,146.16	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	3	366,146.16
30 Days	39	9,161,810.22	30 Days	1	142,476.93	30 Days	0	0.00	30 Days	0	0.00	30 Days	40	9,304,287.15
60 Days	24	5,985,410.21	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	24	5,985,410.21
90 Days	11	2,079,228.35	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	11	2,079,228.35
120 Days	0	0.00	120 Days	0	0.00	120 Days	7	1,686,048.17	120 Days	0	0.00	120 Days	7	1,686,048.17
150 Days	1	275,200.00	150 Days	0	0.00	150 Days	8	2,352,883.92	150 Days	0	0.00	150 Days	9	2,628,083.92
180+ Days	1	187,696.22	180+ Days	1	135,459.29	180+ Days	15	3,230,070.22	180+ Days	5	725,828.07	180+ Days	22	4,279,053.80
	76	17,689,345.00		5	644,082.38		30	7,269,002.31		5	725,828.07		116	26,328,257.76

			0-29 Days	0.280899%	0.152918%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.280899%	0.152918%
30 Days	3.651685%	3.826346%	30 Days	0.093633%	0.059504%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.745318%	3.885851%
60 Days	2.247191%	2.499752%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	2.247191%	2.499752%
90 Days	1.029963%	0.868371%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	1.029963%	0.868371%
120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.655431%	0.704163%	120 Days	0.000000%	0.000000%	120 Days	0.655431%	0.704163%
150 Days	0.093633%	0.114935%	150 Days	0.000000%	0.000000%	150 Days	0.749064%	0.982661%	150 Days	0.000000%	0.000000%	150 Days	0.842697%	1.097595%
180+ Days	0.093633%	0.078390%	180+ Days	0.093633%	0.056573%	180+ Days	1.404494%	1.349009%	180+ Days	0.468165%	0.303135%	180+ Days	2.059925%	1.787108%
	7.116105%	7.387794%		0.468165%	0.268995%		2.808989%	3.035833%		0.468165%	0.303135%		10.861423%	10.995757%

DELINQUENT	BANKRUPTCY	FORECLOSURE	REO	TOTAL

2 - MBA
	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance
			0-29 Days	3	545,149.80	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	3	545,149.80
30 Days	31	6,522,030.96	30 Days	0	0.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	31	6,522,030.96
60 Days	15	3,068,732.50	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	15	3,068,732.50
90 Days	8	2,289,066.46	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	8	2,289,066.46
120 Days	6	1,322,587.87	120 Days	0	0.00	120 Days	2	829,184.47	120 Days	0	0.00	120 Days	8	2,151,772.34
150 Days	0	0.00	150 Days	0	0.00	150 Days	1	196,756.70	150 Days	0	0.00	150 Days	1	196,756.70
180+ Days	2	483,444.94	180+ Days	2	399,188.75	180+ Days	5	1,013,715.15	180+ Days	6	939,071.01	180+ Days	15	2,835,419.85
	62	13,685,862.73		5	944,338.55		8	2,039,656.32		6	939,071.01		81	17,608,928.61

			0-29 Days	0.361882%	0.345773%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.361882%	0.345773%
30 Days	3.739445%	4.136734%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.739445%	4.136734%
60 Days	1.809409%	1.946407%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.809409%	1.946407%
90 Days	0.965018%	1.451888%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.965018%	1.451888%
120 Days	0.723764%	0.838879%	120 Days	0.000000%	0.000000%	120 Days	0.241255%	0.525927%	120 Days	0.000000%	0.000000%	120 Days	0.965018%	1.364806%
150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.120627%	0.124797%	150 Days	0.000000%	0.000000%	150 Days	0.120627%	0.124797%
180+ Days	0.241255%	0.306635%	180+ Days	0.241255%	0.253194%	180+ Days	0.603136%	0.642970%	180+ Days	0.723764%	0.595625%	180+ Days	1.809409%	1.798424%
	7.478890%	8.680543%		0.603136%	0.598966%		0.965018%	1.293694%		0.723764%	0.595625%		9.770808%	11.168829%
Please refer to CTSLink.com for a list of delinquency code descriptions.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

DELINQUENT	BANKRUPTCY	FORECLOSURE	REO	TOTAL

3 - MBA
				No of	Actual		No of	Actual		No of	Actual		No of	Actual
	No of Loans	Actual Bal		Loans	Balance		Loans	Balance		Loans	Balance		Loans	Balance
			0-29 Days	1	546,057.65	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	1	546,057.65
30 Days	15	2,518,983.65	30 Days	1	253,200.62	30 Days	0	0.00	30 Days	0	0.00	30 Days	16	2,772,184.27
60 Days	5	725,927.65	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	5	725,927.65
90 Days	1	70,926.78	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	1	70,926.78
120 Days	0	0.00	120 Days	0	0.00	120 Days	1	70,744.96	120 Days	0	0.00	120 Days	1	70,744.96
150 Days	1	330,336.33	150 Days	0	0.00	150 Days	0	0.00	150 Days	0	0.00	150 Days	1	330,336.33
180+ Days	0	0.00	180+ Days	0	0.00	180+ Days	2	366,391.81	180+ Days	1	343,575.97	180+ Days	3	709,967.78
	22	3,646,174.41		2	799,258.27		3	437,136.77		1	343,575.97		28	5,226,145.42

			0-29 Days	0.226757%	0.498604%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.226757%	0.498604%
30 Days	3.401361%	2.300077%	30 Days	0.226757%	0.231197%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.628118%	2.531274%
60 Days	1.133787%	0.662843%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.133787%	0.662843%
90 Days	0.226757%	0.064763%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.226757%	0.064763%
120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.226757%	0.064597%	120 Days	0.000000%	0.000000%	120 Days	0.226757%	0.064597%
150 Days	0.226757%	0.301629%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.226757%	0.301629%
180+ Days	0.000000%	0.000000%	180+ Days	0.000000%	0.000000%	180+ Days	0.453515%	0.334551%	180+ Days	0.226757%	0.313718%	180+ Days	0.680272%	0.648270%
	4.988662%	3.329312%		0.453515%	0.729801%		0.680272%	0.399148%		0.226757%	0.313718%		6.349206%	4.771979%
Please refer to CTSLink.com for a list of delinquency code descriptions.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

180+ Delinquency Summary

			Summary			1			2

		Number	Outstanding	Percentage	Number	Outstanding	Percentage	Number	Outstanding	Percentage
		Of	Actual	Of	Of	Actual	Of	Of	Actual	Of
		Loans	Balance($)	Balance(%)	Loans	Balance($)	Balance(%)	Loans	Balance($)	Balance(%)
Days Delinquent
180 -	209	7	1,290,719.52	0.255	5	872,468.14	0.364	2	418,251.38	0.265
210 -	239	11	2,290,795.87	0.452	6	1,276,191.59	0.533	4	851,980.70	0.540
240 -	269	3	698,683.71	0.138	2	575,353.16	0.240	1	123,330.55	0.078
270 -	299	8	1,400,604.48	0.276	5	786,895.25	0.329	2	409,941.00	0.260
300 -	329	6	1,092,602.70	0.216	4	768,145.66	0.321	2	324,457.04	0.206
330 -	359	3	735,463.66	0.145	0	0.00	0.000	2	391,887.69	0.249
360 -	389	2	315,571.49	0.062	0	0.00	0.000	2	315,571.49	0.200
	Total	40	7,824,441.43	1.544	22	4,279,053.80	1.787	15	2,835,419.85	1.798

			3
		Number	Outstanding	Percentage
		Of	Actual	Of
		Loans	Balance($)	Balance(%)
Days Delinquent
180 -	209	0	0.00	0.000
210 -	239	1	162,623.58	0.148
240 -	269	0	0.00	0.000
270 -	299	1	203,768.23	0.186
300 -	329	0	0.00	0.000
330 -	359	1	343,575.97	0.314
360 -	389	0	0.00	0.000
	Total	3	709,967.78	0.648

This report includes all loans greater than 180 days delinquent regardless of status (REO, Foreclosure, Bankruptcy)

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

REO Detail - All Mortgage Loans in REO during Current Period

		12 Month REO History
Summary

New REO Loans
Loans in REO	2
Original Principal Balance	406,500.00
Current Actual Balance	405,991.92
Current REO Total
Loans in REO	12
Original Principal Balance	2,012,092.00
Current Actual Balance	2,008,475.05

1		12 Month REO History

New REO Loans

Loans in REO	2
Original Principal Balance	406,500.00
Current Actual Balance	405,991.92
Current REO Total
Loans in REO	5
Original Principal Balance	726,800.00
Current Actual Balance	725,828.07

2		12 Month REO History

New REO Loans

Loans in REO	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current REO Total
Loans in REO	6
Original Principal Balance	941,292.00
Current Actual Balance	939,071.01

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

REO Detail - All Mortgage Loans in REO during Current Period

3		12 Month REO History

New REO Loans

Loans in REO	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current REO Total
Loans in REO	1
Original Principal Balance	344,000.00
Current Actual Balance	343,575.97

REO Loan Detail - All Mortgage Loans in REO during Current Period

Group	Loan Number	Month Loan Entered REO	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0123310443	Nov-2007	01-Oct-2006	MN	90.00	67,500.00	67,202.18	01-Mar-2007	10	7.625%	4,938.98
1	0123317703	Jan-2008	01-Dec-2006	MN	80.00	168,000.00	168,000.00	01-Apr-2007	9	7.250%	10,780.00
1	0123321473	Oct-2007	01-Nov-2006	MI	80.00	84,800.00	84,633.97	01-Mar-2007	10	7.625%	6,232.25
1	0123322703	Feb-2008	01-Dec-2006	CO	80.00	200,000.00	199,557.53	01-Jul-2007	6	7.375%	9,480.15
1	0123329732	Feb-2008	01-Sep-2006	AZ	70.00	206,500.00	206,434.39	01-May-2007	8	7.625%	12,687.10
2	0033585126	Jan-2008	01-Jan-2007	AZ	80.00	235,200.00	234,495.23	01-Apr-2007	9	7.500%	15,535.77
2	0033599614	Nov-2007	01-Jan-2007	FL	80.00	180,792.00	180,664.40	01-Jan-2007	12	7.750%	15,744.02
2	0039680913	Aug-2007	01-Jan-2007	MI	100.00	135,000.00	134,907.09	01-Jan-2007	12	7.875%	10,762.17
2	0039727326	Dec-2007	01-Feb-2007	MI	80.00	137,600.00	137,034.56	01-Jun-2007	7	7.500%	7,434.09
2	0123325094	Jan-2008	01-Dec-2006	TX	79.97	123,200.00	122,887.69	01-Feb-2007	11	6.875%	8,781.19
2	0123451452	Nov-2007	01-Dec-2006	MS	94.87	129,500.00	129,082.04	01-Mar-2007	10	7.125%	8,840.96
3	0123317752	Jan-2008	01-Dec-2006	CA	80.00	344,000.00	343,575.97	01-Feb-2007	11	6.750%	24,142.14

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

Summary		12 Month Foreclosure History

New Foreclosure Loans

Loans in Foreclosure	12
Original Principal Balance	3,117,180.00
Current Actual Balance	3,103,112.94
Current Foreclosure Total
Loans in Foreclosure	41
Original Principal Balance	9,783,992.00
Current Actual Balance	9,745,795.40

1		12 Month Foreclosure History

New Foreclosure Loans

Loans in Foreclosure	8
Original Principal Balance	2,086,180.00
Current Actual Balance	2,079,852.96
Current Foreclosure Total
Loans in Foreclosure	30
Original Principal Balance	7,294,177.00
Current Actual Balance	7,269,002.31

2		12 Month Foreclosure History

New Foreclosure Loans

Loans in Foreclosure	3
Original Principal Balance	959,750.00
Current Actual Balance	952,515.02
Current Foreclosure Total
Loans in Foreclosure	8
Original Principal Balance	2,051,430.00
Current Actual Balance	2,039,656.32

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

3		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	1
Original Principal Balance	71,250.00
Current Actual Balance	70,744.96
Current Foreclosure Total
Loans in Foreclosure	3
Original Principal Balance	438,385.00
Current Actual Balance	437,136.77

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period
Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0039934229	Feb-2008	01-Feb-2007	FL	80.00	272,000.00	272,000.00	01-Jun-2007	7	7.250%	14,279.94
1	0123310302	Jan-2008	01-Dec-2006	FL	90.00	364,702.00	361,691.96	01-Aug-2007	5	6.750%	13,688.87
1	0123311128	Oct-2007	01-Nov-2006	FL	90.00	369,675.00	368,918.77	01-May-2007	8	8.000%	21,942.54
1	0123315301	Jan-2008	01-Jan-2007	CA	80.00	344,000.00	344,000.00	01-Aug-2007	5	6.875%	13,294.12
1	0123315327	Feb-2008	01-Jan-2007	CA	80.00	244,000.00	244,000.00	01-Sep-2007	4	6.875%	8,082.54
1	0123316283	Jan-2008	01-Aug-2006	NH	80.00	202,400.00	201,346.82	01-Jul-2007	6	6.875%	8,883.21
1	0123318073	Jan-2008	01-Jan-2007	CA	80.00	280,000.00	278,215.22	01-Aug-2007	5	7.250%	11,341.56
1	0123318453	Nov-2007	01-Dec-2006	FL	80.00	80,000.00	79,565.96	01-Jun-2007	7	7.375%	4,241.48
1	0123318891	Feb-2008	01-Jan-2007	MI	80.00	156,000.00	154,831.31	01-Sep-2007	4	7.250%	5,412.28
1	0123319816	Nov-2007	01-Dec-2006	TX	80.00	72,800.00	72,539.74	01-Apr-2007	9	7.750%	4,972.26
1	0123320483	Jan-2008	01-Dec-2006	OK	80.00	166,160.00	165,022.05	01-Aug-2007	5	7.500%	6,967.92
1	0123320764	Feb-2008	01-Jan-2007	CA	80.00	255,920.00	254,990.15	01-Sep-2007	4	6.875%	8,441.23
1	0123321135	Jan-2008	01-Jan-2007	FL	80.00	260,000.00	259,296.92	01-Aug-2007	5	7.500%	10,958.41
1	0123321143	Aug-2007	01-Jan-2007	FL	80.00	233,600.00	233,280.67	01-Mar-2007	10	6.375%	14,258.31
1	0123322521	Nov-2007	01-Jan-2007	CA	80.00	251,740.00	251,740.00	01-Jun-2007	7	6.625%	12,036.24
1	0123322869	Feb-2008	01-Dec-2006	FL	80.00	228,000.00	228,000.00	01-Sep-2007	4	6.750%	7,410.00
1	0123322984	Dec-2007	01-Dec-2006	FL	80.00	191,920.00	191,864.02	01-Jul-2007	6	7.000%	8,633.92
1	0123323073	Feb-2008	01-Dec-2006	FL	80.00	116,800.00	116,800.00	01-Sep-2007	4	7.250%	4,088.04
1	0123324063	Sep-2007	01-Jan-2007	NY	80.00	223,200.00	223,200.00	01-Apr-2007	9	7.500%	14,833.50
1	0123324170	Feb-2008	01-Jan-2007	NY	80.00	320,460.00	320,330.67	01-Aug-2007	5	6.750%	12,145.84
1	0123325904	Jan-2008	01-Dec-2006	NV	78.65	409,000.00	405,835.68	01-Aug-2007	5	6.875%	15,655.66
1	0123326290	Jan-2008	01-Sep-2006	IN	77.84	57,600.00	56,976.23	01-Jul-2007	6	7.625%	2,795.67
1	0123331670	Dec-2007	01-Jan-2007	FL	64.94	200,000.00	198,525.88	01-Sep-2007	4	7.125%	6,815.58
1	0123333395	Feb-2008	01-Jan-2007	CA	56.67	493,000.00	488,900.83	01-Sep-2007	4	6.500%	15,256.07

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period
Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0123446940	Nov-2007	01-Jan-2007	FL	80.00	160,000.00	159,311.40	01-Jun-2007	7	7.750%	8,941.19
1	0123448029	Jan-2008	01-Jan-2007	CA	65.50	220,000.00	218,491.42	01-Aug-2007	5	6.875%	8,428.69
1	0123449431	Dec-2007	01-Jan-2007	MN	80.00	224,000.00	222,723.54	01-Jul-2007	6	7.125%	10,186.56
1	0123449944	Aug-2007	01-Feb-2007	NY	80.00	383,600.00	383,028.84	01-Mar-2007	10	7.500%	27,673.71
1	0123452898	Nov-2007	01-Dec-2006	CA	80.00	352,000.00	351,982.45	01-Jun-2007	7	7.625%	19,469.07
1	0123454449	Nov-2007	01-Dec-2006	CA	80.00	161,600.00	161,591.78	01-Jun-2007	7	7.625%	8,938.08
2	0033328758	Aug-2007	01-Dec-2006	FL	88.20	269,000.00	269,000.00	01-Feb-2007	11	7.750%	20,573.93
2	0033429572	Feb-2008	01-Jan-2007	CA	80.00	436,000.00	432,764.14	01-Sep-2007	4	7.375%	15,400.37
2	0033495581	Feb-2008	01-Nov-2006	WA	80.00	400,000.00	396,420.33	01-Sep-2007	4	7.500%	14,352.74
2	0039233127	Dec-2007	01-Feb-2007	FL	52.80	198,000.00	196,756.70	01-Aug-2007	5	6.625%	7,303.27
2	0039809611	Feb-2008	01-Feb-2007	VA	75.00	123,750.00	123,330.55	01-May-2007	8	6.875%	6,788.03
2	0123316051	Nov-2007	01-Oct-2006	FL	80.00	376,000.00	373,548.96	01-Jun-2007	7	7.750%	20,964.02
2	0123324311	Nov-2007	01-Oct-2006	OR	80.00	137,600.00	137,583.43	01-Jun-2007	7	7.500%	7,481.34
2	0123453623	Dec-2007	01-Oct-2006	TX	80.00	111,080.00	110,252.21	01-Jul-2007	6	7.625%	5,410.07
3	0033454349	Feb-2008	01-Dec-2006	MO	95.00	71,250.00	70,744.96	01-Sep-2007	4	7.875%	2,471.55
3	0123328973	Sep-2007	01-Dec-2006	FL	70.39	204,135.00	203,768.23	01-Apr-2007	9	7.250%	13,055.64
3	0123446783	Nov-2007	01-Feb-2007	NY	15.98	163,000.00	162,623.58	01-Jun-2007	7	6.750%	7,917.73

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Summary		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	3
Original Principal Balance	557,320.00
Current Actual Balance	551,584.50

Current Bankruptcy Total
Loans in Bankruptcy	12
Original Principal Balance	2,406,055.00
Current Actual Balance	2,387,679.20

1		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	1
Original Principal Balance	135,920.00
Current Actual Balance	135,459.29

Current Bankruptcy Total
Loans in Bankruptcy	5
Original Principal Balance	648,080.00
Current Actual Balance	644,082.38

2		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	2
Original Principal Balance	421,400.00
Current Actual Balance	416,125.21

Current Bankruptcy Total
Loans in Bankruptcy	5
Original Principal Balance	951,175.00
Current Actual Balance	944,338.55

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

3		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	0
Original Principal Balance	0.00
Current Actual Balance	0.00

Current Bankruptcy Total
Loans in Bankruptcy	2
Original Principal Balance	806,800.00
Current Actual Balance	799,258.27

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period
Group	Loan Number	Month Loan Entered Bankruptcy	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0123315996	Feb-2008	01-Jan-2007	FL	80.00	135,920.00	135,459.29	01-Apr-2007	9	6.875%	8,197.49
1	0123317992	Oct-2007	01-Dec-2006	AL	80.00	95,600.00	94,539.81	01-Jan-2008	0	7.375%	1,123.13
1	0123319055	Dec-2007	01-Nov-2006	MO	80.00	80,000.00	79,046.35	01-Jan-2008	0	7.375%	939.07
1	0123320020	Dec-2007	01-Dec-2006	TX	80.00	144,000.00	142,476.93	01-Dec-2007	1	7.750%	2,671.43
1	0123324279	Nov-2007	01-Jan-2007	OR	80.00	192,560.00	192,560.00	01-Jan-2008	0	6.500%	2,005.82
2	0039537659	Nov-2007	01-Jan-2007	LA	95.00	144,400.00	144,400.00	01-Jan-2008	0	7.625%	1,635.32
2	0039620703	Nov-2007	01-Jan-2007	KS	100.00	190,000.00	188,438.34	01-Jan-2008	0	8.500%	2,305.99
2	0123316192	Feb-2008	01-Sep-2006	WA	80.00	206,400.00	203,813.75	01-Jun-2007	7	7.250%	10,677.27
2	0123327918	Jan-2008	01-Oct-2006	ID	75.00	195,375.00	195,375.00	01-Mar-2007	10	7.500%	14,164.68
2	0123454571	Feb-2008	01-Dec-2006	ME	76.79	215,000.00	212,311.46	01-Jan-2008	0	6.750%	2,301.12
3	0039709019	Oct-2007	01-Feb-2007	FL	70.00	551,800.00	546,057.65	01-Jan-2008	0	6.875%	6,032.12
3	0123327538	Jul-2007	01-Sep-2006	NJ	75.00	255,000.00	253,200.62	01-Dec-2007	1	6.625%	4,035.39

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Realized Loss Detail Report - Loans with Losses During Current Period

Summary
	# Loans with Losses	Prior Actual Balance	Realized Loss/(Gain) Amount	Current Loss Percentage
1	0	0.00	0.00	0.000%
2	0	0.00	0.00	0.000%
3	0	0.00	0.00	0.000%
Total	0	0.00	0.00	0.000%

Realized Loss Loan Detail Report - Loans with Losses During Current Period
Group	Loan Number	Original Principal Balance	Current Note Rate	State	LTV at Origination	Original Term	Prior Actual Balance	Realized Loss/(Gain)	Cumulative Realized Loss/(Gain)

No Losses this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Realized Loss Report - Collateral

Summary - No Realized Loss Information to report this period.
1 - No Realized Loss Information to report this period.
2 - No Realized Loss Information to report this period.
3 - No Realized Loss Information to report this period.

Calculation Methodology:
Monthly Default Rate (MDR):     Sum(Beg Scheduled Balance of Liquidated Loans) / Sum(Beg Scheduled Balance)
Conditional Default Rate (CDR):     1-((1-MDR)^12)
SDA Standard Default Assumption:      If WAS ≤ 30 then CDR / (WAS * 0.02) else if 30 < WAS ≤ 60 then CDR / 0.6 else if 60 < WAS ≤ 120 then CDR / (0.6 - ((WAS - 60) * 0.0095)) else if WAS > 120 then CDR / 0.03
Cumulative Loss Severity: Sum(All Realized Losses) / Sum(Actual Liquidated Balance for loans that have experienced a loss). 3 Month Average and 12 Month Average will not have values until the 3rd and 12th month respectively.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Detail - Prepayments During the Current Period

Summary
	Loans Paid in Full			Repurchased Loans			Substitution Loans			Liquidated Loans			Curtailments
	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Curtailment Amount
1	8	1,702,400.00	1,688,474.20	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	7,709.34
2	4	750,000.00	737,282.36	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	7,306.00
3	4	664,560.00	661,762.16	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	248,445.02
Total	16	3,116,960.00	3,087,518.72	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	263,460.36

Prepayment Loan Detail - Prepayments during Current Period

Group	Loan Number	State	LTV at Origination	First Payment Date	Original Principal Balance	Prepayment Amount	PIF Type	Months Delinquent	Current Loan Rate	Original Term	Seasoning
1	0123330433	FL	68.39	01-Dec-2006	225,000.00	221,976.88	Loan Paid in Full	0	6.750%	360	14
1	0123330870	NY	66.67	01-Jan-2007	350,000.00	345,208.73	Loan Paid in Full	1	7.000%	360	13
1	0123331985	WA	63.58	01-Dec-2006	110,000.00	110,000.00	Loan Paid in Full	0	7.125%	360	14
1	0123332199	NY	62.35	01-Jan-2007	265,000.00	261,442.51	Loan Paid in Full	0	6.375%	360	13
1	0123333882	CA	53.41	01-Jan-2007	235,000.00	234,971.35	Loan Paid in Full	2	7.125%	360	13
1	0123334260	FL	50.81	01-Jan-2007	126,000.00	124,195.24	Loan Paid in Full	0	6.875%	360	13
1	0123447757	CA	43.31	01-Jan-2007	285,000.00	285,000.00	Loan Paid in Full	0	6.500%	360	13
1	0123448672	VA	80.00	01-Jan-2007	106,400.00	104,679.76	Loan Paid in Full	0	6.875%	360	13
2	0033590167	CA	47.30	01-Jan-2007	298,000.00	290,749.12	Loan Paid in Full	0	6.750%	360	13
2	0039191358	VA	100.00	01-Nov-2006	80,000.00	79,004.07	Loan Paid in Full	0	7.500%	360	15
2	0039559513	OH	98.13	01-Jan-2007	147,000.00	145,906.13	Loan Paid in Full	(1)	9.375%	360	13
2	0123335408	NY	38.79	01-Aug-2006	225,000.00	220,960.40	Loan Paid in Full	(1)	6.625%	360	18
3	0033534769	NH	99.72	01-Jan-2007	176,660.00	176,660.00	Loan Paid in Full	0	7.475%	360	13
3	0039669205	UT	100.00	01-Jan-2007	186,900.00	184,724.68	Loan Paid in Full	0	7.125%	360	13
3	0123333445	CA	56.49	01-Jan-2007	209,000.00	208,704.46	Loan Paid in Full	0	6.625%	360	13
3	0123335796	MD	29.21	01-Jan-2007	92,000.00	91,472.50	Loan Paid in Full	0	6.875%	360	13

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Penalty Detail - Prepayment Penalty Paid during Current Period

Summary	Loan Count	Prior Balance	Prepayment PenaltyAmount	Prepayment Penalty Waived

1	6	1,191,797.39	31,721.98	0.00
2	5	1,016,181.03	23,563.26	0.00
3	0	0.00	0.00	0.00
Total	11	2,207,978.42	55,285.24	0.00

Prepayment Penalty Loan Detail - Prepayment Penalty Paid during Current Period

Group	Loan Number	Paid In Full Date	Prior Balance	Prepayment Penalty Amount	Prepayment Penalty Waived
1	0123330433	01/29/2008	222,186.43	5,980.04	0.00
1	0123330870	01/17/2008	345,521.75	9,685.60	0.00
1	0123331985	01/24/2008	110,000.00	3,135.00	0.00
1	0123334260	01/24/2008	124,310.77	3,413.81	0.00
1	0123447757	01/25/2008	285,000.00	7,410.00	0.00
1	0123448672	01/03/2008	104,778.44	2,097.53	0.00
2	0033590167	01/31/2008	291,044.81	7,919.56	0.00
2	0039191358	01/24/2008	79,069.27	2,965.10	0.00
2	0039559513	01/31/2008	145,988.28	6,839.35	0.00
2	0123324535	Active	278,898.67	0.90	0.00
2	0123335408	01/02/2008	221,180.00	5,838.35	0.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Rates

Summary

SMM		CPR		PSA
Current Month	0.657%	Current Month	7.607%	Current Month	273.928%
3 Month Average	0.495%	3 Month Average	5.760%	3 Month Average	220.004%
12 Month Average	0.732%	12 Month Average	7.031%	12 Month Average	596.171%

1

SMM		CPR		PSA
Current Month	0.703%	Current Month	8.122%	Current Month	294.570%
3 Month Average	0.545%	3 Month Average	6.341%	3 Month Average	246.105%
12 Month Average	0.706%	12 Month Average	6.559%	12 Month Average	589.079%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Rates

2

SMM		CPR		PSA
Current Month	0.470%	Current Month	5.496%	Current Month	193.724%
3 Month Average	0.450%	3 Month Average	5.206%	3 Month Average	193.359%
12 Month Average	0.588%	12 Month Average	5.494%	12 Month Average	403.413%

3

SMM		CPR		PSA
Current Month	0.824%	Current Month	9.457%	Current Month	346.002%
3 Month Average	0.448%	3 Month Average	5.201%	3 Month Average	198.848%
12 Month Average	0.985%	12 Month Average	9.585%	12 Month Average	846.141%

Calculation Methodology:
Single Month Mortality (SMM): (Partial and full prepayments + Repurchases) / (Beginning Scheduled Balance - Scheduled Principal)
Conditional PrePayment Rate (CPR): 1 - ((1 - SMM)^12)
PSA Standard Prepayment Model: 100 * CPR / (0.2 * MIN(30,WAS))
Weighted Average Seasoning (WAS): sum for each loan ((Original Term - Remaining Term)*(Current Scheduled Balance/Deal Scheduled Principal Balance))

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Modifications

Loan Number	Beginning Scheduled Balance	Current Scheduled Balance	Prior Rate	Modified Rate	Prior Payment	Modified Payment

No Modifications this Period

Substitutions

Loans Repurchased				Loans Substituted
Loan Number	Current Scheduled Balance	Current Rate	Current Payment	Loan Number	Current Scheduled Balance	Current Rate	Current Payment

No Substitutions this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Repurchases Due to Breaches

Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment

No Repurchases Due to Breaches this Period

Repurchases Due to Other

Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment

No Repurchases Due to Other this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Interest Rate Stratification

				Summary	1			2

Current Interest Rate Range (%)		Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)	Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)	Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)

	< 6.000	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
6.000	6.249	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
6.250	6.499	194	50,148,839.90	9.905	138	34,565,302.73	14.445	25	6,364,377.77	4.039
6.500	6.749	331	89,861,534.71	17.748	207	52,821,221.83	22.074	51	12,802,417.05	8.125
6.750	6.999	591	146,724,318.05	28.979	289	71,822,341.37	30.014	159	35,273,800.91	22.388
7.000	7.249	271	55,694,582.59	11.000	100	21,121,141.77	8.826	90	18,453,718.21	11.712
7.250	7.499	344	64,623,683.23	12.763	134	25,269,805.57	10.560	134	25,142,032.75	15.957
7.500	7.749	297	52,642,785.78	10.397	135	23,470,007.19	9.808	132	23,943,948.33	15.197
7.750	7.999	187	29,993,538.52	5.924	55	8,649,366.80	3.615	126	20,679,878.86	13.125
8.000	8.249	53	8,079,226.43	1.596	8	1,247,793.52	0.521	44	6,679,041.38	4.239
8.250	8.499	45	5,619,920.94	1.110	2	328,069.48	0.137	43	5,291,851.46	3.359
8.500	8.749	20	2,383,757.39	0.471	0	0.00	0.000	20	2,383,757.39	1.513
8.750	8.999	4	373,760.95	0.074	0	0.00	0.000	4	373,760.95	0.237
9.000	9.249	1	171,199.04	0.034	0	0.00	0.000	1	171,199.04	0.109
9.250	9.499	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
>= 9.500		0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
	Total	2,338	506,317,147.53	100.000	1,068	239,295,050.26	100.000	829	157,559,784.10	100.000

3
Current Interest Rate Range (%)		Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)

	< 6.000	0	0.00	0.000
6.000	6.249	0	0.00	0.000
6.250	6.499	31	9,219,159.40	8.422
6.500	6.749	73	24,237,895.83	22.143
6.750	6.999	143	39,628,175.77	36.203
7.000	7.249	81	16,119,722.61	14.726
7.250	7.499	76	14,211,844.91	12.983
7.500	7.749	30	5,228,830.26	4.777
7.750	7.999	6	664,292.86	0.607
8.000	8.249	1	152,391.53	0.139
8.250	8.499	0	0.00	0.000
8.500	8.749	0	0.00	0.000
8.750	8.999	0	0.00	0.000
9.000	9.249	0	0.00	0.000
9.250	9.499	0	0.00	0.000
>= 9.500		0	0.00	0.000
	Total	441	109,462,313.17	100.000

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Feb-2008 22-Feb-2008 12:20:58PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Supplemental Reporting

Accrual Period:

With respect to any Distribution Date and any Class of Certificates or Components (other than any LIBOR Certificates and any Class P Component) or Class of Lower Tier Interests, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and a Class of LIBOR Certificates, the period beginning on the Distribution Date in the calendar month preceding the month in which such Distribution Date occurs (or on January 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding such Distribution Date.

Closing Date:

January 30, 2007.

Cut-off Date:

January 1, 2007.

Determination Date:

With respect to each Distribution Date and any Servicer, as specified in the applicable Servicing Agreement.

Distribution Date:

The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in February 2007.

LIBOR Determination Date:

For any LIBOR Certificate, the second LIBOR Business Day immediately preceding the commencement of each Accrual Period other than the first Accrual Period.

Record Date:

With respect to any Distribution Date and each Class of Certificates (other than the LIBOR Certificates), the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs; and with respect to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding the related Distribution Date.

Servicer Remittance Date:

The day in each month on which each Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the related Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business Day).

Master Servicer Remittance Date:

With respect to each Distribution Date, the third Business Day immediately preceding such Distribution Date.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Dist Date: 25-Mar-2008 21-Mar-2008 10:25:10 AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Customer Service - CTSLink Wells Fargo Bank, NA Securities Admin Services 8480 Stagecoach Circle Frederick, MD 21701 www.ctslink.com Telephone: (866) 846-4526 Fax: (240) 586-8675

Current Market Distribution Summary

Class	CUSIP	Certificate Pass-Through Rate	Original Certificate Balance	Actual Certificate Balance	Interest Distribution	Principal Distribution	Ending Certificate Balance	Ending Balance Factor	Total Distribution
1A1	52521FAA5	5.75000%	15,462,000.00	15,462,000.00	74,078.87	0.00	15,462,000.00	1.00000000	74,078.87
1A2	52521FAB3	5.75000%	148,693,000.00	135,092,902.78	647,233.81	761,748.33	134,331,154.45	0.90341277	1,408,982.14
1A3	52521FAC1	5.75000%	1,060,000.00	1,060,000.00	5,078.49	0.00	1,060,000.00	1.00000000	5,078.49
2A1	52521FAD9	3.50500%	281,561,000.00	256,583,911.74	749,355.69	1,899,885.88	254,684,025.86	0.90454298	2,649,241.57
2A2	52521FAE7	3.49500%	94,246,000.00	0.00	278,158.25	0.00	0.00	0.00000000	278,158.25
2A3	52521FAF4	3.49500%	134,273,000.00	0.00	375,983.06	0.00	0.00	0.00000000	375,983.06
2A4	52521FAG2	3.49500%	72,242,000.00	0.00	182,109.38	0.00	0.00	0.00000000	182,109.38
2A5	52521FAH0	3.50500%	19,200,000.00	17,496,776.69	51,099.50	129,558.71	17,367,217.98	0.90454260	180,658.21
2A6	52521FAJ6	3.50500%	8,571,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A7	52521FAK3	3.50500%	125,702,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A8	52521FAL1	3.50500%	6,017,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A9	52521FAM9	3.50500%	88,229,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A10	52521FAN7	3.50500%	4,612,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A11	52521FAP2	3.50500%	67,630,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A12	52521FAQ0	3.49500%	206,515,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A13	52521FAR8	3.49500%	228,519,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A14	52521FAS6	3.49500%	300,761,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A1	52521FAT4	3.38500%	51,112,000.00	47,836,098.98	134,925.05	530,827.40	47,305,271.58	0.92552183	665,752.45
3A2	52521FAU1	4.11500%	51,112,000.00	0.00	165,881.61	0.00	0.00	0.00000000	165,881.61
3A3	52521FAV9	4.11500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A4	52521FAW7	4.11500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A5	52521FAX5	3.38500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A6	52521FAY3	3.38500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B1	52521FAZ0	6.25018%	13,752,000.00	13,660,209.35	71,140.21	7,367.35	13,652,842.01	0.99278956	78,507.56
B2	52521FBA4	6.25018%	3,576,000.00	3,552,131.23	18,498.94	1,915.77	3,550,215.46	0.99278956	20,414.71
BIO1	52521FBB2	0.40000%	0.00	0.00	5,737.45	0.00	0.00	0.00000000	5,737.45
B3	52521FBC0	6.40018%	4,126,000.00	4,098,460.14	21,856.44	2,210.42	4,096,249.72	0.99278956	24,066.86
B4	52521FBD8	6.40018%	1,375,000.00	1,365,822.27	7,283.71	736.63	1,365,085.64	0.99278956	8,020.34
BIO2	52521FBE6	0.25000%	0.00	0.00	1,138.39	0.00	0.00	0.00000000	1,138.39
B5	52521FBF3	6.65018%	2,750,000.00	2,731,644.54	15,136.52	1,473.25	2,730,171.29	0.99278956	16,609.77
B6	52521FBG1	6.65018%	1,100,000.00	1,092,151.18	6,054.61	589.30	1,092,068.51	0.99278955	6,643.91
B7	52521FBJ5	6.65018%	1,925,000.00	1,912,151.18	10,595.56	1,031.28	1,911,119.90	0.99278956	11,626.84
B8	52521FBK2	6.65018%	2,475,000.00	2,458,480.09	13,622.87	1,325.93	2,457,154.16	0.99278956	14,948.80
B9	52521FBl0	6.65018%	1,926,761.31	1,913,900.73	10,605.26	1,032.22	1,912,868.51	0.99278956	11,637.48
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00000000	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals			2,040,746,861.31	506,316,640.90	2,845,573.67	3,339,702.47	502,977,445.07		6,185,276.14

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 1-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Certificateholder Distribution Summary

Class	CUSIP	Record Date	Certificate Pass-Through Rate	Beginning Certificate Balance	Interest Distribution	Principal Distribution	Current Realized Loss	Ending Certificate Balance	Total Distribution	Cumulative Realized Losses
1-A1	52521FAA5	02/29/2008	5.75000%	15,462,000.00	74,078.87	0.00	0.00	15,462,000.00	74,078.87	0.00
1-A2	52521FAB3	02/29/2008	5.75000%	135,092,902.78	647,233.81	761,748.33	0.00	134,331,154.45	1,408,982.14	0.00
1-A3	52521FAC1	02/29/2008	5.75000%	1,060,000.00	5,078.49	0.00	0.00	1,060,000.00	5,078.49	0.00
2-A1	52521FAD9	03/24/2008	3.50500%	256,583,911.74	749,355.69	1,899,885.88	0.00	254,684,025.86	2,649,241.57	0.00
2-A2	52521FAE7	03/24/2008	3.49500%	0.00	278,158.25	0.00	0.00	0.00	278,158.25	0.00
2-A3	52521FAF4	03/24/2008	3.49500%	0.00	375,983.06	0.00	0.00	0.00	375,983.06	0.00
2-A4	52521FAG2	03/24/2008	3.49500%	0.00	182,109.38	0.00	0.00	0.00	182,109.38	0.00
2-A5	52521FAH0	03/24/2008	3.50500%	17,496,776.69	51,099.50	129,558.71	0.00	17,367,217.98	180,658.21	0.00
2-A6	52521FAJ6	03/24/2008	3.50500%	7,883,001.90	23,023.16	31,734.58	0.00	7,851,267.31	54,757.74	0.00
2-A7	52521FAK3	03/24/2008	3.50500%	115,611,842.75	337,656.86	465,418.35	0.00	115,146,424.41	803,075.21	0.00
2-A8	52521FAL1	03/24/2008	3.50500%	5,621,327.16	16,417.03	27,870.72	0.00	5,593,456.44	44,287.75	0.00
2-A9	52521FAM9	03/24/2008	3.50500%	82,427,135.52	240,727.70	408,676.44	0.00	82,018,459.08	649,404.14	0.00
2-A10	52521FAN7	03/24/2008	3.50500%	3,992,447.63	11,659.31	69,953.40	0.00	3,922,494.23	81,612.71	0.00
2-A11	52521FAP2	03/24/2008	3.50500%	58,544,933.47	170,971.14	1,025,791.09	0.00	57,519,142.38	1,196,762.23	0.00
2-A12	52521FAQ0	03/24/2008	3.49500%	0.00	558,092.44	0.00	0.00	0.00	558,092.44	0.00
2-A13	52521FAR8	03/24/2008	3.49500%	0.00	654,141.31	0.00	0.00	0.00	654,141.31	0.00
2-A14	52521FAS6	03/24/2008	3.49500%	0.00	836,250.70	0.00	0.00	0.00	836,250.70	0.00
3-A1	52521FAT4	03/24/2008	3.38500%	47,836,098.98	134,925.05	530,827.40	0.00	47,305,271.58	665,752.45	0.00
3-A2	52521FAU1	03/24/2008	4.11500%	0.00	165,881.61	0.00	0.00	0.00	165,881.61	0.00
3-A3	52521FAV9	03/24/2008	4.11500%	0.00	94,098.46	0.00	0.00	0.00	94,098.46	0.00
3-A4	52521FAW7	03/24/2008	4.11500%	0.00	71,783.15	0.00	0.00	0.00	71,783.15	0.00
3-A5	52521FAX5	03/24/2008	3.38500%	20,392,475.32	57,519.63	103,076.22	0.00	20,289,399.10	160,595.85	0.00
3-A6	52521FAY3	03/24/2008	3.38500%	27,443,623.66	77,405.42	427,751.18	0.00	27,015,872.48	505,156.60	0.00
B1	52521FAZ0	02/29/2008	6.25018%	13,660,209.35	71,140.21	7,367.35	0.00	13,652,842.01	78,507.56	0.00
B2	52521FBA4	02/29/2008	6.25018%	3,552,131.23	18,498.94	1,915.77	0.00	3,550,215.46	20,414.71	0.00
BIO1	52521FBB2	02/29/2008	0.40000%	0.00	5,737.45	0.00	0.00	0.00	5,737.45	0.00
B3	52521FBC0	02/29/2008	6.40018%	4,098,460.14	21,856.44	2,210.42	0.00	4,096,249.72	24,066.86	0.00
B4	52521FBD8	02/29/2008	6.40018%	1,365,822.27	7,283.71	736.63	0.00	1,365,085.64	8,020.34	0.00
BIO2	52521FBE6	02/29/2008	0.25000%	0.00	1,138.39	0.00	0.00	0.00	1,138.39	0.00
B5	52521FBF3	02/29/2008	6.65018%	2,731,644.54	15,136.52	1,473.25	0.00	2,730,171.29	16,609.77	0.00
B6	52521FBG1	02/29/2008	6.65018%	1,092,657.82	6,054.61	589.30	0.00	1,092,068.51	6,643.91	0.00
B7	52521FBJ5	02/29/2008	6.65018%	1,912,151.18	10,595.56	1,031.28	0.00	1,911,119.90	11,626.84	0.00
B8	52521FBK2	02/29/2008	6.65018%	2,458,480.09	13,622.87	1,325.93	0.00	2,457,154.16	14,948.80	0.00
B9	52521FBL0	02/29/2008	6.65018%	1,913,900.73	10,605.26	1,032.22	0.00	1,912,868.51	11,637.48	0.00
R	52521FBH9	02/29/2008	5.75000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LT-R	LMT071LTR	02/29/2008	0.00000%	0.00	0.39	0.00	0.00	0.00	0.39	0.00
Totals				828,233,934.95	5,995,320.37	5,899,974.45	0.00	822,333,960.50	11,895,294.82	0.00

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

All Record Dates are based upon the governing documents and logic set forth as of closing.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Dist Date: 25-Mar-2008 21-Mar-2008 10:25:32 AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Customer Service - CTSLink Wells Fargo Bank, NA Securities Admin Services 8480 Stagecoach Circle Frederick, MD 21701 www.ctslink.com Telephone: (866) 846-4526 Fax: (240) 586-8675

Current Market Principal Distribution Statement

Class	CUSIP	Certificate Pass-Through Rate	Original Certificate Balance	Actual Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Realized Loss	Ending Certificate Balance	Ending Balance Factor	Total Principal Distribution
1A1	52521FAA5	5.75000%	15,462,000.00	15,462,000.00	0.00	0.00	0.00	15,462,000.00	1.000000000	0.00
1A2	52521FAB3	5.75000%	148,693,000.00	135,092,902.78	84,643.66	677,104.68	0.00	134,331,154.44	0.903412766	761,748.34
1A3	52521FAC1	5.75000%	1,060,000.00	1,060,000.00	0.00	0.00	0.00	1,060,000.00	1.000000000	0.00
2A1	52521FAD9	3.50500%	281,561,000.00	256,583,911.74	155,341.48	1,744,544.40	0.00	254,684,025.86	0.904542980	1,899,885.88
2A2	52521FAE7	3.49500%	94,246,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A3	52521FAF4	3.49500%	134,273,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A4	52521FAG2	3.49500%	72,242,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A5	52521FAH0	3.50500%	19,200,000.00	17,496,776.69	10,593.18	118,965.52	0.00	17,367,217.99	0.904542604	129,558.70
2A6	52521FAJ6	3.50500%	8,571,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A7	52521FAK3	3.50500%	125,702,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A8	52521FAL1	3.50500%	6,017,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A9	52521FAM9	3.50500%	88,229,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A10	52521FAN7	3.50500%	4,612,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A11	52521FAP2	3.50500%	67,630,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A12	52521FAQ0	3.49500%	206,515,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A13	52521FAR8	3.49500%	228,519,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A14	52521FAS6	3.49500%	300,761,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A1	52521FAT4	3.38500%	51,112,000.00	47,836,098.98	43,402.35	487,425.05	0.00	47,305,271.58	0.925521826	530,827.40
3A2	52521FAU1	4.11500%	51,112,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A3	52521FAV9	4.11500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A4	52521FAW7	4.11500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A5	52521FAX5	3.38500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A6	52521FAY3	3.38500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B1	52521FAZ0	6.25018%	13,752,000.00	13,660,209.35	7,367.35	0.00	0.00	13,652,842.00	0.992789558	7,367.35
B2	52521FBA4	6.25018%	3,576,000.00	3,552,131.23	1,915.77	0.00	0.00	3,550,215.46	0.992789558	1,915.77
BIO1	52521FBB2	0.40000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B3	52521FBC0	6.40018%	4,126,000.00	4,098,460.14	2,210.42	0.00	0.00	4,096,249.72	0.992789559	2,210.42
B4	52521FBD8	6.40018%	1,375,000.00	1,365,822.27	736.63	0.00	0.00	1,365,085.64	0.992789556	736.63
BIO2	52521FBE6	0.25000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B5	52521FBF3	6.65018%	2,750,000.00	2,731,644.54	1,473.25	0.00	0.00	2,730,171.29	0.992789560	1,473.25
B6	52521FBG1	6.65018%	1,100,000.00	1,092,151.18	589.30	0.00	0.00	1,092,068.00	0.992328982	589.30
B7	52521FBJ5	6.65018%	1,925,000.00	1,912,151.18	1,031.28	0.00	0.00	1,092,068.51	0.992789558	1,031.28
B8	52521FBK2	6.65018%	2,475,000.00	2,458,480.09	1,325.93	0.00	0.00	2,457,154.16	0.992789560	1,325.93
B9	52521FBl0	6.65018%	1,926,761.31	1,913,900.73	1,032.22	0.00	0.00	1,912,868.51	0.992789558	1,032.22
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
Totals			2,040,746,861.31	506,316,640.90	311,662.82	3,028,039.65	0.00	502,977,445.07		3,339,702.47

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 2-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Principal Distribution Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution
1-A1	15,462,000.00	15,462,000.00	0.00	0.00	0.00	0.00	0.00	15,462,000.00	1.00000000	0.00
1-A2	148,693,000.00	135,092,902.78	84,643.66	677,104.68	0.00	0.00	761,748.33	134,331,154.45	0.90341277	761,748.33
1-A3	1,060,000.00	1,060,000.00	0.00	0.00	0.00	0.00	0.00	1,060,000.00	1.00000000	0.00
2-A1	281,561,000.00	256,583,911.74	155,341.48	1,744,544.40	0.00	0.00	1,899,885.88	254,684,025.86	0.90454298	1,899,885.88
2-A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A5	19,200,000.00	17,496,776.69	10,593.18	118,965.52	0.00	0.00	129,558.71	17,367,217.98	0.90454260	129,558.71
2-A6	8,571,000.00	7,883,001.90	4,298.78	27,435.80	0.00	0.00	31,734.58	7,851,267.31	0.91602699	31,734.58
2-A7	125,702,000.00	115,611,842.75	63,045.80	402,372.55	0.00	0.00	465,418.35	115,146,424.41	0.91602699	465,418.35
2-A8	6,017,000.00	5,621,327.16	2,897.01	24,973.71	0.00	0.00	27,870.72	5,593,456.44	0.92960885	27,870.72
2-A9	88,229,000.00	82,427,135.52	42,479.72	366,196.72	0.00	0.00	408,676.44	82,018,459.08	0.92960885	408,676.44
2-A10	4,612,000.00	3,992,447.63	2,111.17	67,842.23	0.00	0.00	69,953.40	3,922,494.23	0.85049745	69,953.40
2-A11	67,630,000.00	58,544,933.47	30,958.09	994,833.00	0.00	0.00	1,025,791.09	57,519,142.38	0.85049745	1,025,791.09
2-A12	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A13	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A14	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A1	51,112,000.00	47,836,098.98	43,402.35	487,425.05	0.00	0.00	530,827.40	47,305,271.58	0.92552183	530,827.40
3-A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A5	21,865,000.00	20,392,475.32	9,875.30	93,200.93	0.00	0.00	103,076.22	20,289,399.10	0.92793959	103,076.22
3-A6	29,247,000.00	27,443,623.66	15,074.36	412,676.82	0.00	0.00	427,751.18	27,015,872.48	0.92371431	427,751.18
B1	13,752,000.00	13,660,209.35	7,367.35	0.00	0.00	0.00	7,367.35	13,652,842.01	0.99278956	7,367.35
B2	3,576,000.00	3,552,131.23	1,915.77	0.00	0.00	0.00	1,915.77	3,550,215.46	0.99278956	1,915.77
BIO1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B3	4,126,000.00	4,098,460.14	2,210.42	0.00	0.00	0.00	2,210.42	4,096,249.72	0.99278956	2,210.42
B4	1,375,000.00	1,365,822.27	736.63	0.00	0.00	0.00	736.63	1,365,085.64	0.99278956	736.63
BIO2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B5	2,750,000.00	2,731,644.54	1,473.25	0.00	0.00	0.00	1,473.25	2,730,171.29	0.99278956	1,473.25
B6	1,100,000.00	1,092,657.82	589.30	0.00	0.00	0.00	589.30	1,092,068.51	0.99278955	589.30
B7	1,925,000.00	1,912,151.18	1,031.28	0.00	0.00	0.00	1,031.28	1,911,119.90	0.99278956	1,031.28
B8	2,475,000.00	2,458,480.09	1,325.93	0.00	0.00	0.00	1,325.93	2,457,154.16	0.99278956	1,325.93
B9	1,926,761.31	1,913,900.73	1,032.22	0.00	0.00	0.00	1,032.22	1,912,868.51	0.99278956	1,032.22
R	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
LT-R	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals	901,966,861.31	828,233,934.95	482,403.05	5,417,571.41	0.00	0.00	5,899,974.45	822,333,960.50	0.91171194	5,899,974.45
NOTE: Accretion amount also includes Net Negative Amortization, if applicable.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Principal Distribution Factors Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution
1-A1	15,462,000.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
1-A2	148,693,000.00	908.53572650	0.56925114	4.55370919	0.00000000	0.00000000	5.12296026	903.41276624	0.90341277	5.12296026
1-A3	1,060,000.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
2-A1	281,561,000.00	911.29066788	0.55171519	6.19597316	0.00000000	0.00000000	6.74768835	904.54297953	0.90454298	6.74768835
2-A2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A3	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A4	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A5	19,200,000.00	911.29045260	0.55172813	6.19612083	0.00000000	0.00000000	6.74784948	904.54260313	0.90454260	6.74784948
2-A6	8,571,000.00	919.72954148	0.50154941	3.20100338	0.00000000	0.00000000	3.70255279	916.02698752	0.91602699	3.70255279
2-A7	125,702,000.00	919.72954090	0.50154970	3.20100356	0.00000000	0.00000000	3.70255326	916.02698772	0.91602699	3.70255326
2-A8	6,017,000.00	934.24084427	0.48147083	4.15052518	0.00000000	0.00000000	4.63199601	929.60884826	0.92960885	4.63199601
2-A9	88,229,000.00	934.24084507	0.48147117	4.15052556	0.00000000	0.00000000	4.63199674	929.60884834	0.92960885	4.63199674
2-A10	4,612,000.00	865.66514094	0.45775585	14.70993712	0.00000000	0.00000000	15.16769297	850.49744796	0.85049745	15.16769297
2-A11	67,630,000.00	865.66514077	0.45775676	14.70993642	0.00000000	0.00000000	15.16769318	850.49744758	0.85049745	15.16769318
2-A12	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A13	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A14	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A1	51,112,000.00	935.90739905	0.84916165	9.53641121	0.00000000	0.00000000	10.38557286	925.52182619	0.92552183	10.38557286
3-A2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A3	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A4	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A5	21,865,000.00	932.65379922	0.45164875	4.26256254	0.00000000	0.00000000	4.71421084	927.93958838	0.92793959	4.71421084
3-A6	29,247,000.00	938.33978391	0.51541560	14.11005642	0.00000000	0.00000000	14.62547201	923.71431190	0.92371431	14.62547201
B1	13,752,000.00	993.32528723	0.53572935	0.00000000	0.00000000	0.00000000	0.53572935	992.78955861	0.99278956	0.53572935
B2	3,576,000.00	993.32528803	0.53572987	0.00000000	0.00000000	0.00000000	0.53572987	992.78955817	0.99278956	0.53572987
BIO1	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B3	4,126,000.00	993.32528841	0.53572952	0.00000000	0.00000000	0.00000000	0.53572952	992.78955889	0.99278956	0.53572952
B4	1,375,000.00	993.32528727	0.53573091	0.00000000	0.00000000	0.00000000	0.53573091	992.78955636	0.99278956	0.53573091
BIO2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B5	2,750,000.00	993.32528727	0.53572727	0.00000000	0.00000000	0.00000000	0.53572727	992.78956000	0.99278956	0.53572727
B6	1,100,000.00	993.32529091	0.53572727	0.00000000	0.00000000	0.00000000	0.53572727	992.78955455	0.99278955	0.53572727
B7	1,925,000.00	993.32528831	0.53572987	0.00000000	0.00000000	0.00000000	0.53572987	992.78955844	0.99278956	0.53572987
B8	2,475,000.00	993.32528889	0.53572929	0.00000000	0.00000000	0.00000000	0.53572929	992.78955960	0.99278956	0.53572929
B9	1,926,761.31	993.32528636	0.53572801	0.00000000	0.00000000	0.00000000	0.53572801	992.78955835	0.99278956	0.53572801
R	100.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LT-R	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

NOTE: Accretion amount also includes Net Negative Amortization, if applicable.
NOTE: All classes per $1,000 denomination.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Dist Date: 25-Mar-2008 21-Mar-2008 10:25:50 AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Customer Service - CTSLink Wells Fargo Bank, NA Securities Admin Services 8480 Stagecoach Circle Frederick, MD 21701 www.ctslink.com Telephone: (866) 846-4526 Fax: (240) 586-8675

Current Market Interest Distribution Statement

Class	CUSIP	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall	Current Interest Shortfall	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall	Ending Certificate/ Notional Balance
1A1	52521FAA5	5.75000%	15,462,000.00	74,088.75	0.00	0.00	9.88	74,078.87	0.00	15,462,000.00
1A2	52521FAB3	5.75000%	135,092,902.78	647,320.16	0.00	0.00	86.35	647,233.81	0.00	134,331,154.45
1A3	52521FAC1	5.75000%	1,060,000.00	5,079.17	0.00	0.00	0.68	5,078.49	0.00	1,060,000.00
2A1	52521FAD9	3.50500%	256,583,911.74	749,438.84	0.00	0.00	83.16	749,355.69	0.00	254,684,025.86
2A2	52521FAE7	3.49500%	94,246,000.00	256,441.15	0.00	0.00	30.07	278,158.25	0.00	0.00
2A3	52521FAF4	3.49500%	123,494,844.65	359,678.74	0.00	0.00	27.77	375,983.06	0.00	122,997,691.72
2A4	52521FAG2	3.49500%	62,537,381.10	182,140.12	0.00	0.00	30.74	182,109.38	0.00	61,441,636.60
2A5	52521FAH0	3.50500%	17,496,776.69	51,105.17	0.00	0.00	5.67	51,099.50	0.00	17,367,217.98
2A6	52521FAJ6	3.50500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A7	52521FAK3	3.50500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A8	52521FAL1	3.50500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A9	52521FAM9	3.50500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A10	52521FAN7	3.50500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A11	52521FAP2	3.50500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A12	52521FAQ0	3.49500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A13	52521FAR8	3.49500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A14	52521FAS6	3.49500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A1	52521FAT4	3.38500%	47,836,098.98	134,937.66	0.00	0.00	12.61	134,925.05	0.00	47,305,271.58
3A2	52521FAU1	4.11500%	47,836,098.98	164,037.96	0.00	0.00	15.34	165,881.61	0.00	47,305,271.58
3A3	52521FAV9	4.11500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A4	52521FAW7	4.11500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A5	52521FAX5	3.38500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A6	52521FAY3	3.38500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B1	52521FAZ0	6.25018%	13,660,209.35	71,148.97	0.00	0.00	8.76	71,140.21	0.00	13,652,842.01
B2	52521FBA4	6.25018%	3,552,131.23	18,501.21	0.00	0.00	2.28	18,498.94	0.00	3,550,215.46
BIO1	52521FBB2	0.40000%	5,501,000.00	5,737.45	0.00	0.00	0.00	5,737.45	0.00	0.00
B3	52521FBC0	6.40018%	4,098,460.14	21,859.07	0.00	0.00	2.63	21,856.44	0.00	4,096,249.72
B4	52521FBD8	6.40018%	1,365,822.27	7,284.59	0.00	0.00	0.88	7,283.71	0.00	1,365,085.64
BIO2	52521FBE6	0.25000%	5,501,000.00	1,138.39	0.00	0.00	0.00	1,138.39	0.00	0.00
B5	52521FBF3	6.65018%	2,731,644.54	15,138.27	0.00	0.00	1.75	15,136.52	0.00	2,730,171.29
B6	52521FBG1	6.65018%	1,092,151.18	6,055.31	0.00	0.00	0.70	6,054.61	0.00	1,092,068.51
B7	52521FBJ5	6.65018%	1,912,151.18	10,596.79	0.00	0.00	1.23	10,595.56	0.00	1,911,119.90
B8	52521FBK2	6.65018%	2,458,480.09	13,624.44	0.00	0.00	1.58	13,622.87	0.00	2,457,154.16
B9	52521FBl0	6.65018%	1,913,900.73	10,606.49	0.00	0.00	1.23	10,605.26	0.00	1,912,868.51
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			845,433,065.63	2,805,958.70	0.00	0.00	323.31	2,845,573.67	0.00	734,722,044.97

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 4-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Interest Distribution Statement

Class	Accrual Dates	Accrual Days	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall (1)	Current Interest Shortfall (1)	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall (1)	Ending Certificate/ Notional Balance

1-A1	02/01/08 - 02/29/08	30	5.75000%	15,462,000.00	74,088.75	0.00	0.00	9.88	74,078.87	0.00	15,462,000.00
1-A2	02/01/08 - 02/29/08	30	5.75000%	135,092,902.78	647,320.16	0.00	0.00	86.35	647,233.81	0.00	134,331,154.45
1-A3	02/01/08 - 02/29/08	30	5.75000%	1,060,000.00	5,079.17	0.00	0.00	0.68	5,078.49	0.00	1,060,000.00
2-A1	02/25/08 - 03/24/08	30	3.50500%	256,583,911.74	749,438.84	0.00	0.00	0.00	749,355.69	0.00	254,684,025.86
2-A2	02/25/08 - 03/24/08	30	3.49500%	88,048,462.68	256,441.15	0.00	0.00	30.07	278,158.25	0.00	87,611,915.52
2-A3	02/25/08 - 03/24/08	30	3.49500%	123,494,844.65	359,678.74	0.00	0.00	27.77	375,983.06	0.00	122,997,691.72
2-A4	02/25/08 - 03/24/08	30	3.49500%	62,537,381.10	182,140.12	0.00	0.00	30.74	182,109.38	0.00	61,441,636.60
2-A5	02/25/08 - 03/24/08	30	3.50500%	17,496,776.69	51,105.17	0.00	0.00	0.00	51,099.50	0.00	17,367,217.98
2-A6	02/25/08 - 03/24/08	30	3.50500%	7,883,001.90	23,024.93	0.00	0.00	1.78	23,023.16	0.00	7,851,267.31
2-A7	02/25/08 - 03/24/08	30	3.50500%	115,611,842.75	337,682.92	0.00	0.00	26.07	337,656.86	0.00	115,146,424.41
2-A8	02/25/08 - 03/24/08	30	3.50500%	5,621,327.16	16,418.96	0.00	0.00	1.92	16,417.03	0.00	5,593,456.44
2-A9	02/25/08 - 03/24/08	30	3.50500%	82,427,135.52	240,755.92	0.00	0.00	28.23	240,727.70	0.00	82,018,459.08
2-A10	02/25/08 - 03/24/08	30	3.50500%	3,992,447.63	11,661.27	0.00	0.00	1.97	11,659.31	0.00	3,922,494.23
2-A11	02/25/08 - 03/24/08	30	3.50500%	58,544,933.47	170,999.99	0.00	0.00	28.86	170,971.14	0.00	57,519,142.38
2-A12	02/25/08 - 03/24/08	30	3.49500%	186,032,225.75	541,818.86	0.00	0.00	0.00	558,092.44	0.00	184,439,328.32
2-A13	02/25/08 - 03/24/08	30	3.49500%	211,543,307.33	616,119.88	0.00	0.00	0.00	654,141.31	0.00	210,609,607.24
2-A14	02/25/08 - 03/24/08	30	3.49500%	274,080,688.43	798,260.01	0.00	0.00	0.00	836,250.70	0.00	272,051,243.84
3-A1	02/25/08 - 03/24/08	30	3.38500%	47,836,098.98	134,937.66	0.00	0.00	0.00	134,925.05	0.00	47,305,271.58
3-A2	02/25/08 - 03/24/08	30	4.11500%	47,836,098.98	164,037.96	0.00	0.00	0.00	165,881.61	0.00	47,305,271.58
3-A3	02/25/08 - 03/24/08	30	4.11500%	27,443,623.66	94,108.76	0.00	0.00	10.30	94,098.46	0.00	27,015,872.48
3-A4	02/25/08 - 03/24/08	30	4.11500%	20,392,475.32	69,929.20	0.00	0.00	5.04	71,783.15	0.00	20,289,399.10
3-A5	02/25/08 - 03/24/08	30	3.38500%	20,392,475.32	57,523.77	0.00	0.00	4.14	57,519.63	0.00	20,289,399.10
3-A6	02/25/08 - 03/24/08	30	3.38500%	27,443,623.66	77,413.89	0.00	0.00	8.47	77,405.42	0.00	27,015,872.48
B1	02/01/08 - 02/29/08	30	6.25018%	13,660,209.35	71,148.97	0.00	0.00	8.76	71,140.21	0.00	13,652,842.01
B2	02/01/08 - 02/29/08	30	6.25018%	3,552,131.23	18,501.21	0.00	0.00	2.28	18,498.94	0.00	3,550,215.46
BIO1	02/01/08 - 02/29/08	30	0.40000%	17,212,340.58	5,737.45	0.00	0.00	0.00	5,737.45	0.00	17,203,057.47
B3	02/01/08 - 02/29/08	30	6.40018%	4,098,460.14	21,859.07	0.00	0.00	2.63	21,856.44	0.00	4,096,249.72
B4	02/01/08 - 02/29/08	30	6.40018%	1,365,822.27	7,284.59	0.00	0.00	0.88	7,283.71	0.00	1,365,085.64
BIO2	02/01/08 - 02/29/08	30	0.25000%	5,464,282.41	1,138.39	0.00	0.00	0.00	1,138.39	0.00	5,461,335.36
B5	02/01/08 - 02/29/08	30	6.65018%	2,731,644.54	15,138.27	0.00	0.00	1.75	15,136.52	0.00	2,730,171.29
B6	02/01/08 - 02/29/08	30	6.65018%	1,092,657.82	6,055.31	0.00	0.00	0.70	6,054.61	0.00	1,092,068.51
B7	02/01/08 - 02/29/08	30	6.65018%	1,912,151.18	10,596.79	0.00	0.00	1.23	10,595.56	0.00	1,911,119.90
B8	02/01/08 - 02/29/08	30	6.65018%	2,458,480.09	13,624.44	0.00	0.00	1.58	13,622.87	0.00	2,457,154.16
B9	02/01/08 - 02/29/08	30	6.65018%	1,913,900.73	10,606.49	0.00	0.00	1.23	10,605.26	0.00	1,912,868.51
R	N/A	N/A	5.75000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LT-R	N/A	N/A	0.00000%	0.00	0.00	0.00	0.00	0.00	0.39	0.00	0.00
Totals					5,861,677.06	0.00	0.00	0.00	5,995,320.37	0.00

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Interest Distribution Factors Statement

Class	Original Face Amount	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall (1)	Current Interest Shortfall (1)	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall (1)	Ending Certificate/ Notional Balance
1-A1	15,462,000.00	5.75000%	1000.00000000	4.79166667	0.00000000	0.00000000	0.00063899	4.79102768	0.00000000	1000.00000000
1-A2	148,693,000.00	5.75000%	908.53572650	4.35340036	0.00000000	0.00000000	0.00058073	4.35281964	0.00000000	903.41276624
1-A3	1,060,000.00	5.75000%	1000.00000000	4.79166981	0.00000000	0.00000000	0.00064151	4.79102830	0.00000000	1000.00000000
2-A1	281,561,000.00	3.50500%	911.29066788	2.66172815	0.00000000	0.00000000	0.00000000	2.66143283	0.00000000	904.54297953
2-A2	0.00	3.49500%	934.24084502	2.72097649	0.00000000	0.00000000	0.00031906	2.95140643	0.00000000	929.60884833
2-A3	0.00	3.49500%	919.72954094	2.67871232	0.00000000	0.00000000	0.00020682	2.80013897	0.00000000	916.02698770
2-A4	0.00	3.49500%	865.66514078	2.52124969	0.00000000	0.00000000	0.00042551	2.52082417	0.00000000	850.49744747
2-A5	19,200,000.00	3.50500%	911.29045260	2.66172760	0.00000000	0.00000000	0.00000000	2.66143229	0.00000000	904.54260313
2-A6	8,571,000.00	3.50500%	919.72954148	2.68637615	0.00000000	0.00000000	0.00020768	2.68616964	0.00000000	916.02698752
2-A7	125,702,000.00	3.50500%	919.72954090	2.68637667	0.00000000	0.00000000	0.00020740	2.68616935	0.00000000	916.02698772
2-A8	6,017,000.00	3.50500%	934.24084427	2.72876184	0.00000000	0.00000000	0.00031910	2.72844108	0.00000000	929.60884826
2-A9	88,229,000.00	3.50500%	934.24084507	2.72876175	0.00000000	0.00000000	0.00031996	2.72844190	0.00000000	929.60884834
2-A10	4,612,000.00	3.50500%	865.66514094	2.52846271	0.00000000	0.00000000	0.00042715	2.52803773	0.00000000	850.49744796
2-A11	67,630,000.00	3.50500%	865.66514077	2.52846355	0.00000000	0.00000000	0.00042673	2.52803697	0.00000000	850.49744758
2-A12	0.00	3.49500%	900.81701450	2.62362957	0.00000000	0.00000000	0.00000000	2.70243053	0.00000000	893.10378578
2-A13	0.00	3.49500%	925.71430529	2.69614290	0.00000000	0.00000000	0.00000000	2.86252482	0.00000000	921.62843020
2-A14	0.00	3.49500%	911.29065414	2.65413405	0.00000000	0.00000000	0.00000000	2.78044926	0.00000000	904.54295550
3-A1	51,112,000.00	3.38500%	935.90739905	2.64003874	0.00000000	0.00000000	0.00000000	2.63979203	0.00000000	925.52182619
3-A2	0.00	4.11500%	935.90739905	3.20938253	0.00000000	0.00000000	0.00000000	3.24545332	0.00000000	925.52182619
3-A3	0.00	4.11500%	938.33978391	3.21772353	0.00000000	0.00000000	0.00035217	3.21737135	0.00000000	923.71431190
3-A4	0.00	4.11500%	932.65379922	3.19822547	0.00000000	0.00000000	0.00023051	3.28301624	0.00000000	927.93958838
3-A5	21,865,000.00	3.38500%	932.65379922	2.63086074	0.00000000	0.00000000	0.00018934	2.63067139	0.00000000	927.93958838
3-A6	29,247,000.00	3.38500%	938.33978391	2.64690019	0.00000000	0.00000000	0.00028960	2.64661059	0.00000000	923.71431190
B1	13,752,000.00	6.25018%	993.32528723	5.17371800	0.00000000	0.00000000	0.00063700	5.17308101	0.00000000	992.78955861
B2	3,576,000.00	6.25018%	993.32528803	5.17371644	0.00000000	0.00000000	0.00063758	5.17308166	0.00000000	992.78955817
BIO1	0.00	0.40000%	993.32528740	0.33110861	0.00000000	0.00000000	0.00000000	0.33110861	0.00000000	992.78955852
B3	4,126,000.00	6.40018%	993.32528841	5.29788415	0.00000000	0.00000000	0.00063742	5.29724673	0.00000000	992.78955889
B4	1,375,000.00	6.40018%	993.32528727	5.29788364	0.00000000	0.00000000	0.00064000	5.29724364	0.00000000	992.78955636
BIO2	0.00	0.25000%	993.32528813	0.20694237	0.00000000	0.00000000	0.00000000	0.20694237	0.00000000	992.78955826
B5	2,750,000.00	6.65018%	993.32528727	5.50482545	0.00000000	0.00000000	0.00063636	5.50418909	0.00000000	992.78956000
B6	1,100,000.00	6.65018%	993.32529091	5.50482727	0.00000000	0.00000000	0.00063636	5.50419091	0.00000000	992.78955455
B7	1,925,000.00	6.65018%	993.32528831	5.50482597	0.00000000	0.00000000	0.00063896	5.50418701	0.00000000	992.78955844
B8	2,475,000.00	6.65018%	993.32528889	5.50482424	0.00000000	0.00000000	0.00063838	5.50418990	0.00000000	992.78955960
B9	1,926,761.31	6.65018%	993.32528636	5.50482820	0.00000000	0.00000000	0.00063838	5.50418983	0.00000000	992.78955835
R	100.00	5.75000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LT-R	0.00	0.00000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.
NOTE: All classes per $1,000 denomination.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Certificateholder Account Statement

CERTIFICATE ACCOUNT

Beginning Balance	0.00
Deposits
Payments of Interest and Principal	6,290,099.08
Reserve Funds and Credit Enhancements	0.00
Proceeds from Repurchased Loans	0.00
Servicer Advances	0.00
Gains & Subsequent Recoveries (Realized Losses)	0.00
Prepayment Penalties	39,938.25
Total Deposits	6,330,037.33

Withdrawals

Reserve Funds and Credit Enhancements	0.00

Total Administration Fees	144,761.19
Payment of Interest and Principal	6,185,276.14
Total Withdrawals (Pool Distribution Amount)	6,330,037.33
Ending Balance	0.00

Servicer Advances are calculated as delinquent scheduled principal and interest

PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Total Prepayment/Curtailment Interest Shortfall	323.31
Servicing Fee Support	0.00
Non-Supported Prepayment/Curtailment Interest Shortfall	323.31

ADMINISTRATION FEES

Gross Servicing Fee*	105,482.75

Primary Mortgage Insurance - PMI	39,278.44
Supported Prepayment/Curtailment Interest Shortfall	0.00

Total Administration Fees	144,761.19

*Servicer Payees include: AURORA LOAN SERVICING INC.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Collateral Statement

Group	1	2	3	Total

Collateral Description	Mixed Fixed	Mixed Fixed	Mixed Fixed	Fixed

Weighted Average Coupon Rate	6.876466	7.262888	6.860998	6.993372
Weighted Average Net Rate	6.626466	7.012888	6.610998	6.743372
Weighted Average Pass-Through Rate	6.598845	6.821364	6.516461	6.650280
Weighted Average Remaining Term	345	345	345	345
Principal And Interest Constant	1,503,468.06	1,038,138.53	682,179.54	3,223,786.13
Beginning Loan Count	1,068	829	441	2,338
Loans Paid in Full	3	4	5	12
Ending Loan Count	1,065	825	436	2,326
Beginning Scheduled Balance	239,295,050.26	157,559,784.10	109,462,313.17	506,317,147.53
Ending Scheduled Balance	238,429,318.50	156,587,911.86	107,960,214.70	502,977,445.06
Actual Ending Collateral Balance	238,586,576.81	156,694,891.56	108,015,650.25	503,297,118.62
Scheduled Principal	132,214.48	84,522.64	56,328.92	273,066.04
Unscheduled Principal	733,517.28	887,349.60	1,445,769.55	3,066,636.43
Negative Amortized Principal	0.00	0.00	0.00	0.00
Scheduled Interest	1,371,253.58	953,615.89	625,850.62	2,950,720.09
Servicing Fees	49,853.14	32,824.96	22,804.65	105,482.75
Master Servicing Fees	0.00	0.00	0.00	0.00
Trustee Fee	0.00	0.00	0.00	0.00
FRY Amount	0.00	0.00	0.00	0.00
Special Hazard Fee	0.00	0.00	0.00	0.00
Other Fee	5,507.89	25,147.01	8,623.54	39,278.44
Pool Insurance Fee	0.00	0.00	0.00	0.00
Spread 1	0.00	0.00	0.00	0.00
Spread 2	0.00	0.00	0.00	0.00
Spread 3	0.00	0.00	0.00	0.00
Net Interest	1,315,892.55	895,643.92	594,422.43	2,805,958.90
Realized Loss Amount	0.00	0.00	0.00	0.00
Cumulative Realized Loss	0.00	0.00	0.00	0.00
Percentage of Cumulative Losses	0.0000	0.0000	0.0000	0.0000
Prepayment Penalty Waived Amount	0.00	0.00	0.00	0.00
Prepayment Penalty Waived Count	0	0	0	0
Prepayment Penalty Paid Amount	18,191.08	21,747.17	0.00	39,938.25
Prepayment Penalty Paid Count	3	4	0	7
Special Servicing Fee	0.00	0.00	0.00	0.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Additional Reporting - Deal Level

Cash Reporting
Subordinate Average Rate	6.650179%
Informational Reporting

Collateral Group 1 Beginning Balance	162,086,769.57
Collateral Group 1 Ending Balance	161,319,174.99
Collateral Group 1 Uncheduled Principal	677,104.68
Collateral Group 1 Realized Loss	0.00
Collateral Group 1 Scheduled Principal	90,489.90
Collateral Group 2A Beginning Balance	94,026,090.51
Collateral Group 2A Ending Balance	93,586,462.71
Collateral Group 2A Uncheduled Principal	391,170.43
Collateral Group 2A Realized Loss	0.00
Collateral Group 2A Scheduled Principal	48,457.37
Collateral Group 2B Beginning Balance	132,007,827.72
Collateral Group 2B Ending Balance	131,506,032.46
Collateral Group 2B Uncheduled Principal	429,808.35
Collateral Group 2B Realized Loss	0.00
Collateral Group 2B Scheduled Principal	71,986.90
Collateral Group 2C Beginning Balance	67,118,751.11
Collateral Group 2C Ending Balance	66,020,584.03
Collateral Group 2C Uncheduled Principal	1,062,675.22
Collateral Group 2C Realized Loss	0.00
Collateral Group 2C Scheduled Principal	35,491.86
Collateral Group 3A Beginning Balance	21,779,879.17
Collateral Group 3A Ending Balance	21,676,131.08
Collateral Group 3A Uncheduled Principal	93,200.93
Collateral Group 3A Realized Loss	0.00
Collateral Group 3A Scheduled Principal	10,547.16
Collateral Group 3B Beginning Balance	29,297,829.45
Collateral Group 3B Ending Balance	28,869,059.79
Collateral Group 3B Uncheduled Principal	412,676.82
Collateral Group 3B Realized Loss	0.00
Collateral Group 3B Scheduled Principal	16,092.85
Exchange has occurred this cycle	NO
Next Month LIBOR	2.598750%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Additional Reporting - Deal Level

Miscellaneous Reporting

Collateral Group 1 Senior %	93.539345%
Collateral Group 2A Senior %	93.551153%
Collateral Group 2B Senior %	93.629883%
Collateral Group 2C Senior %	93.642586%
Collateral Group 3A Senior %	93.671184%
Collateral Group 3B Senior %	93.174232%
Collateral Group 1 Senior Prepayment %	100.000000%
Collateral Group 2A Senior Prepayment %	100.000000%
Collateral Group 2B Senior Prepayment %	100.000000%
Collateral Group 2C Senior Prepayment %	100.000000%
Collateral Group 3A Senior Prepayment %	100.000000%
Collateral Group 3B Senior Prepayment %	100.000000%
Collateral Group 1 Subordinate %	6.460655%
Collateral Group 2A Subordinate %	6.448847%
Collateral Group 2B Subordinate %	6.370117%
Collateral Group 2C Subordinate %	6.357414%
Collateral Group 3A Subordinate %	6.328816%
Collateral Group 3B Subordinate %	6.825768%
Collateral Group 1 Sub Prepayment %	0.000000%
Collateral Group 2A Sub Prepayment %	0.000000%
Collateral Group 2B Sub Prepayment %	0.000000%
Collateral Group 2C Sub Prepayment %	0.000000%
Collateral Group 3A Sub Prepayment %	0.000000%
Collateral Group 3B Sub Prepayment %	0.000000%

Trigger Event Reporting

Cumulative Loss Trigger Event
Trigger Result	Pass
Threshold Value	30.000000%
Calculated Value	0.000000%
Delinquency Event
Trigger Result	Fail
Threshold Value	50.000000%
Calculated Value	71.616100%
Shifting Interest Trigger
Trigger Result	Pass

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Delinquency Status - MBA Delinquency Calculation Method

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL
	No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance

			0-29 Days	5	1,282,944.56	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	5	1,282,944.56
30 Days	95	19,582,996.87	30 Days	1	253,082.81	30 Days	0	0.00	30 Days	0	0.00	30 Days	96	19,836,079.68
60 Days	42	10,202,520.98	60 Days	1	140,000.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	43	10,342,520.98
90 Days	24	6,012,065.31	90 Days	0	0.00	90 Days	2	243,052.67	90 Days	0	0.00	90 Days	26	6,255,117.98
120 Days	0	0.00	120 Days	0	0.00	120 Days	10	2,173,236.58	120 Days	0	0.00	120 Days	10	2,173,236.58
150 Days	1	280,000.00	150 Days	1	116,000.00	150 Days	14	3,512,565.47	150 Days	0	0.00	150 Days	16	3,908,565.47
180+ Days	4	1,088,981.27	180+ Days	3	562,473.04	180+ Days	26	6,298,463.13	180+ Days	16	2,756,825.15	180+ Days	49	10,706,742.59
	166	37,166,564.43		11	2,354,500.41		52	12,227,317.85		16	2,756,825.15		245	54,505,207.84

	No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance
			0-29 Days	0.214961%	0.254908%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.214961%	0.254908%
30 Days	4.084265%	3.890942%	30 Days	0.042992%	0.050285%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	4.127257%	3.941227%
60 Days	1.805675%	2.027137%	60 Days	0.042992%	0.027817%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.848667%	2.054953%
90 Days	1.031814%	1.194536%	90 Days	0.000000%	0.000000%	90 Days	0.085985%	0.048292%	90 Days	0.000000%	0.000000%	90 Days	1.117799%	1.242828%
120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.429923%	0.431800%	120 Days	0.000000%	0.000000%	120 Days	0.429923%	0.431800%
150 Days	0.042992%	0.055633%	150 Days	0.042992%	0.023048%	150 Days	0.601892%	0.697911%	150 Days	0.000000%	0.000000%	150 Days	0.687876%	0.776592%
180+ Days	0.171969%	0.216369%	180+ Days	0.128977%	0.111758%	180+ Days	1.117799%	1.251440%	180+ Days	0.687876%	0.547753%	180+ Days	2.106621%	2.127320%
	7.136715%	7.384617%		0.472915%	0.467815%		2.235598%	2.429443%		0.687876%	0.547753%		10.533104%	10.829628%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Current Period Class A Insufficient Funds	0.00	Principal Balance of Contaminated Properties	0.00	Periodic Advance	330,698.99

	Original $	Original %	Current $	Current %

Bankruptcy	220,769.00	0.04013297%	220,769.00	0.04389243%
Fraud	11,001,877.00	1.99999996%	5,099,397.12	1.01384211%
Special Hazard	5,500,938.00	0.99999989%	5,029,774.45	1.00000000%
Limit of Subordinate's Exposure to Certain Types of Losses

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Delinquency Status By Group

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL
1-MBA
	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance
			0-29 Days	1	192,560.00	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	1	192,560.00
30 Days	41	8,901,279.55	30 Days	0	0.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	41	8,901,279.55
60 Days	26	6,900,407.31	60 Days	1	140,000.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	27	7,040,407.31
90 Days	12	2,767,774.84	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	12	2,767,774.84
120 Days	0	0.00	120 Days	0	0.00	120 Days	6	1,178,134.00	120 Days	0	0.00	120 Days	6	1,178,134.00
150 Days	0	0.00	150 Days	0	0.00	150 Days	7	1,686,048.17	150 Days	0	0.00	150 Days	7	1,686,048.17
180+ Days	1	275,200.00	180+ Days	2	358,659.29	180+ Days	19	4,799,100.26	180+ Days	9	1,474,178.17	180+ Days	31	6,907,137.72
	80	18,844,661.70		4	691,219.29		32	7,663,282.43		9	1,474,178.17		125	28,673,341.59

			0-29 Days	0.093897%	0.080709%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.093897%	0.080709%
30 Days	3.849765%	3.730838%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.849765%	3.730838%
60 Days	2.441315%	2.892203%	60 Days	0.093897%	0.058679%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	2.535211%	2.950882%
90 Days	1.126761%	1.160071%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	1.126761%	1.160071%
120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.563380%	0.493797%	120 Days	0.000000%	0.000000%	120 Days	0.563380%	0.493797%
150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.657277%	0.706682%	150 Days	0.000000%	0.000000%	150 Days	0.657277%	0.706682%
180+ Days	0.093897%	0.115346%	180+ Days	0.187793%	0.150327%	180+ Days	1.784038%	2.011471%	180+ Days	0.845070%	0.617880%	180+ Days	2.910798%	2.895024%
	7.511737%	7.898458%		0.375587%	0.289714%		3.004695%	3.211950%		0.845070%	0.617880%		11.737089%	12.018003%

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL
2-MBA
	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance
			0-29 Days	3	544,823.39	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	3	544,823.39
30 Days	35	6,711,627.21	30 Days	0	0.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	35	6,711,627.21
60 Days	15	3,183,194.68	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	15	3,183,194.68
90 Days	9	2,724,099.26	90 Days	0	0.00	90 Days	2	243,052.67	90 Days	0	0.00	90 Days	11	2,967,151.93
120 Days	0	0.00	120 Days	0	0.00	120 Days	3	924,175.80	120 Days	0	0.00	120 Days	3	924,175.80
150 Days	1	280,000.00	150 Days	1	116,000.00	150 Days	6	1,755,772.34	150 Days	0	0.00	150 Days	8	2,151,772.34
180+ Days	2	483,444.94	180+ Days	1	203,813.75	180+ Days	6	1,295,594.64	180+ Days	6	939,071.01	180+ Days	15	2,921,924.34
	62	13,382,366.09		5	864,637.14		17	4,218,595.45		6	939,071.01		90	19,404,669.69

			0-29 Days	0.363636%	0.347697%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.363636%	0.347697%
30 Days	4.242424%	4.283246%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	4.242424%	4.283246%
60 Days	1.818182%	2.031460%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.818182%	2.031460%
90 Days	1.090909%	1.738474%	90 Days	0.000000%	0.000000%	90 Days	0.242424%	0.155112%	90 Days	0.000000%	0.000000%	90 Days	1.333333%	1.893586%
120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.363636%	0.589793%	120 Days	0.000000%	0.000000%	120 Days	0.363636%	0.589793%
150 Days	0.121212%	0.178691%	150 Days	0.121212%	0.074029%	150 Days	0.727273%	1.120504%	150 Days	0.000000%	0.000000%	150 Days	0.969697%	1.373224%
180+ Days	0.242424%	0.308526%	180+ Days	0.121212%	0.130070%	180+ Days	0.727273%	0.826826%	180+ Days	0.727273%	0.599299%	180+ Days	1.818182%	1.864722%
	7.515152%	8.540397%		0.606061%	0.551797%		2.060606%	2.692235%		0.727273%	0.599299%		10.909091%	12.383728%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL
3 - MBA
	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance
			0-29 Days	1	545,561.17	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	1	545,561.17
30 Days	19	3,970,090.11	30 Days	1	253,082.81	30 Days	0	0.00	30 Days	0	0.00	30 Days	20	4,223,172.92
60 Days	1	118,918.99	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	1	118,918.99
90 Days	3	520,191.21	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	3	520,191.21
120 Days	0	0.00	120 Days	0	0.00	120 Days	1	70,926.78	120 Days	0	0.00	120 Days	1	70,926.78
150 Days	0	0.00	150 Days	0	0.00	150 Days	1	70,744.96	150 Days	0	0.00	150 Days	1	70,744.96
180+ Days	1	330,336.33	180+ Days	0	0.00	180+ Days	1	203,768.23	180+ Days	1	343,575.97	180+ Days	3	877,680.53
	24	4,939,536.64		2	798,643.98		3	345,439.97		1	343,575.97		30	6,427,196.56

			0-29 Days	0.229358%	0.505076%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.229358%	0.505076%
30 Days	4.357798%	3.675477%	30 Days	0.229358%	0.234302%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	4.587156%	3.909779%
60 Days	0.229358%	0.110094%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.229358%	0.110094%
90 Days	0.688073%	0.481589%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.688073%	0.481589%
120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.229358%	0.065663%	120 Days	0.000000%	0.000000%	120 Days	0.229358%	0.065663%
150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.229358%	0.065495%	150 Days	0.000000%	0.000000%	150 Days	0.229358%	0.065495%
180+ Days	0.229358%	0.305823%	180+ Days	0.000000%	0.000000%	180+ Days	0.229358%	0.188647%	180+ Days	0.229358%	0.318080%	180+ Days	0.688073%	0.812549%
	5.504587%	4.572982%		0.458716%	0.739378%		0.688073%	0.319805%		0.229358%	0.318080%		6.880734%	5.950246%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

180+ Delinquency Summary

			Summary			1			2
		Number Of Loans	Outstanding Actual Balance($)	Percentage Of Balance(%)	Number Of Loans	Outstanding Actual Balance($)	Percentage Of Balance(%)	Number Of Loans	Outstanding Actual Balance($)	Percentage Of Balance(%)
Days Delinquent
180 -	209	11	3,155,176.95	0.627	9	2,628,083.92	1.102	1	196,756.70	0.126
210 -	239	6	1,180,467.31	0.235	5	872,468.14	0.366	1	307,999.17	0.197
240 -	269	10	2,128,172.29	0.423	6	1,276,191.59	0.535	4	851,980.70	0.544
270 -	299	3	698,683.71	0.139	2	575,353.16	0.241	1	123,330.55	0.079
300 -	329	8	1,400,604.48	0.278	5	786,895.25	0.330	2	409,941.00	0.262
330 -	359	6	1,092,602.70	0.217	4	768,145.66	0.322	2	324,457.04	0.207
360 -	389	3	735,463.66	0.146	0	0.00	0.000	2	391,887.69	0.250
390 -	419	2	315,571.49	0.063	0	0.00	0.000	2	315,571.49	0.201
	Total	49	10,706,742.59	2.128	31	6,907,137.72	2.896	15	2,921,924.34	1.866

			3
		Number Of Loans	Outstanding Actual Balance($)	Percentage Of Balance(%)
Days Delinquent
180 -	209	1	330,336.33	0.306
210 -	239	0	0.00	0.000
240 -	269	0	0.00	0.000
270 -	299	0	0.00	0.000
300 -	329	1	203,768.23	0.189
330 -	359	0	0.00	0.000
360 -	389	1	343,575.97	0.318
390 -	419	0	0.00	0.000
	Total	3	877,680.53	0.813

This report includes all loans greater than 180 days delinquent regardless of status (REO, Foreclosure, Bankruptcy)

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

REO Detail - All Mortgage Loans in REO during Current Period

Summary		12 Month REO History

New REO Loans
Loans in REO	4
Original Principal Balance	750,940.00
Current Actual Balance	748,350.10
Current REO Total
Loans in REO	16
Original Principal Balance	2,763,032.00
Current Actual Balance	2,756,825.15

1		12 Month REO History

New REO Loans
Loans in REO	4
Original Principal Balance	750,940.00
Current Actual Balance	748,350.10
Current REO Total
Loans in REO	9
Original Principal Balance	1,477,740.00
Current Actual Balance	1,474,178.17

2		12 Month REO History

New REO Loans
Loans in REO	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current REO Total
Loans in REO	6
Original Principal Balance	941,292.00
Current Actual Balance	939,071.01

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

REO Detail - All Mortgage Loans in REO during Current Period

3		12 Month REO History

New REO Loans
Loans in REO	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current REO Total
Loans in REO	1
Original Principal Balance	344,000.00
Current Actual Balance	343,575.97

REO Loan Detail - All Mortgage Loans in REO during Current Period

Group	Loan Number	Month Loan Entered REO	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
1	0123310443	Nov-2007	01-Oct-2006	MN	90.00	67,500.00	67,202.18	01-Mar-2007	11	7.625%	5,348.45
1	0123316283	Mar-2008	01-Aug-2006	NH	80.00	202,400.00	201,346.82	01-Jul-2007	7	6.875%	9,991.44
1	0123317703	Jan-2008	01-Dec-2006	MN	80.00	168,000.00	168,000.00	01-Apr-2007	10	7.250%	11,760.00
1	0123319816	Mar-2008	01-Dec-2006	TX	80.00	72,800.00	72,539.74	01-Apr-2007	10	7.750%	5,422.22
1	0123321473	Oct-2007	01-Nov-2006	MI	80.00	84,800.00	84,633.97	01-Mar-2007	11	7.625%	6,750.43
1	0123322521	Mar-2008	01-Jan-2007	CA	80.00	251,740.00	251,740.00	01-Jun-2007	8	6.625%	13,373.60
1	0123322703	Feb-2008	01-Dec-2006	CO	80.00	200,000.00	199,557.53	01-Jul-2007	7	7.375%	10,665.03
1	0123329732	Feb-2008	01-Sep-2006	AZ	70.00	206,500.00	206,434.39	01-May-2007	9	7.625%	13,955.81
1	0123449431	Mar-2008	01-Jan-2007	MN	80.00	224,000.00	222,723.54	01-Jul-2007	7	7.125%	11,454.96
2	0033585126	Jan-2008	01-Jan-2007	AZ	80.00	235,200.00	234,495.23	01-Apr-2007	10	7.500%	16,941.39
2	0033599614	Nov-2007	01-Jan-2007	FL	80.00	180,792.00	180,664.40	01-Jan-2007	13	7.750%	16,862.32
2	0039680913	Aug-2007	01-Jan-2007	MI	100.00	135,000.00	134,907.09	01-Jan-2007	13	7.875%	11,526.72
2	0039727326	Dec-2007	01-Feb-2007	MI	80.00	137,600.00	137,034.56	01-Jun-2007	8	7.500%	8,256.79
2	0123325094	Jan-2008	01-Dec-2006	TX	79.97	123,200.00	122,887.69	01-Feb-2007	12	6.875%	9,452.43
2	0123451452	Nov-2007	01-Dec-2006	MS	94.87	129,500.00	129,082.04	01-Mar-2007	11	7.125%	9,573.61
3	0123317752	Jan-2008	01-Dec-2006	CA	80.00	344,000.00	343,575.97	01-Feb-2007	12	6.750%	25,993.59

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

Summary		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	18
Original Principal Balance	3,743,663.00
Current Actual Balance	3,725,948.34
Current Foreclosure Total
Loans in Foreclosure	52
Original Principal Balance	12,279,435.00
Current Actual Balance	12,227,317.85

1		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	7
Original Principal Balance	1,370,000.00
Current Actual Balance	1,365,830.22
Current Foreclosure Total
Loans in Foreclosure	32
Original Principal Balance	7,690,037.00
Current Actual Balance	7,663,282.43

2		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	10
Original Principal Balance	2,302,163.00
Current Actual Balance	2,289,191.34
Current Foreclosure Total
Loans in Foreclosure	17
Original Principal Balance	4,242,513.00
Current Actual Balance	4,218,595.45

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

3		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	1
Original Principal Balance	71,500.00
Current Actual Balance	70,926.78
Current Foreclosure Total
Loans in Foreclosure	3
Original Principal Balance	346,885.00
Current Actual Balance	345,439.97

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
1	0039934229	Feb-2008	01-Feb-2007	FL	80.00	272,000.00	272,000.00	01-Jun-2007	8	7.250%	15,866.60
1	0123310302	Jan-2008	01-Dec-2006	FL	90.00	364,702.00	361,691.96	01-Aug-2007	6	6.750%	15,637.13
1	0123311128	Oct-2007	01-Nov-2006	FL	90.00	369,675.00	368,918.77	01-May-2007	9	8.000%	24,133.04
1	0123315046	Mar-2008	01-Aug-2006	FL	80.00	228,000.00	226,595.11	01-Oct-2007	4	6.875%	7,501.05
1	0123315301	Jan-2008	01-Jan-2007	CA	80.00	344,000.00	344,000.00	01-Aug-2007	6	6.875%	15,193.28
1	0123315327	Feb-2008	01-Jan-2007	CA	80.00	244,000.00	244,000.00	01-Sep-2007	5	6.875%	9,429.63
1	0123318073	Jan-2008	01-Jan-2007	CA	80.00	280,000.00	278,215.22	01-Aug-2007	6	7.250%	12,956.34
1	0123318453	Nov-2007	01-Dec-2006	FL	80.00	80,000.00	79,565.96	01-Jun-2007	8	7.375%	4,710.82
1	0123318891	Feb-2008	01-Jan-2007	MI	80.00	156,000.00	154,831.31	01-Sep-2007	5	7.250%	6,311.66
1	0123320483	Jan-2008	01-Dec-2006	OK	80.00	166,160.00	165,022.05	01-Aug-2007	6	7.500%	7,960.13
1	0123320764	Feb-2008	01-Jan-2007	CA	80.00	255,920.00	254,990.15	01-Sep-2007	5	6.875%	9,846.02
1	0123321135	Jan-2008	01-Jan-2007	FL	80.00	260,000.00	259,296.92	01-Aug-2007	6	7.500%	12,521.66
1	0123321143	Aug-2007	01-Jan-2007	FL	80.00	233,600.00	233,280.67	01-Mar-2007	11	6.375%	15,442.81
1	0123322166	Mar-2008	01-Dec-2006	WI	80.00	188,000.00	187,696.22	01-Apr-2007	10	7.625%	13,821.63
1	0123322596	Mar-2008	01-Aug-2006	CA	80.00	232,000.00	231,750.00	01-Oct-2007	4	7.750%	8,690.64
1	0123322869	Feb-2008	01-Dec-2006	FL	80.00	228,000.00	228,000.00	01-Sep-2007	5	6.750%	8,645.00
1	0123322968	Mar-2008	01-Jan-2007	FL	80.00	188,000.00	187,995.00	01-Oct-2007	4	7.750%	7,049.76
1	0123322984	Dec-2007	01-Dec-2006	FL	80.00	191,920.00	191,864.02	01-Jul-2007	7	7.000%	9,713.16
1	0123323073	Feb-2008	01-Dec-2006	FL	80.00	116,800.00	116,800.00	01-Sep-2007	5	7.250%	4,769.38
1	0123324170	Feb-2008	01-Jan-2007	NY	80.00	320,460.00	320,330.67	01-Aug-2007	6	6.750%	13,880.96
1	0123325904	Jan-2008	01-Dec-2006	NV	78.65	409,000.00	405,835.68	01-Aug-2007	6	6.875%	17,884.06
1	0123326290	Jan-2008	01-Sep-2006	IN	77.84	57,600.00	56,976.23	01-Jul-2007	7	7.625%	3,143.84
1	0123326449	Mar-2008	01-Jan-2007	FL	77.42	120,000.00	119,061.22	01-Oct-2007	4	7.375%	4,236.34
1	0123331670	Dec-2007	01-Jan-2007	FL	64.94	200,000.00	198,525.88	01-Sep-2007	5	7.125%	7,948.08

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
1	0123333395	Feb-2008	01-Jan-2007	CA	56.67	493,000.00	488,900.83	01-Sep-2007	5	6.500%	17,790.11
1	0123334724	Mar-2008	01-Nov-2006	MA	46.03	110,000.00	108,732.67	01-Oct-2007	4	6.625%	3,460.84
1	0123446940	Nov-2007	01-Jan-2007	FL	80.00	160,000.00	159,311.40	01-Jun-2007	8	7.750%	9,930.88
1	0123448029	Jan-2008	01-Jan-2007	CA	65.50	220,000.00	218,491.42	01-Aug-2007	6	6.875%	9,628.45
1	0123449142	Mar-2008	01-Jan-2007	CA	80.00	304,000.00	304,000.00	01-Oct-2007	4	6.625%	9,690.00
1	0123449944	Aug-2007	01-Feb-2007	NY	80.00	383,600.00	383,028.84	01-Mar-2007	11	7.500%	29,968.07
1	0123452898	Nov-2007	01-Dec-2006	CA	80.00	352,000.00	351,982.45	01-Jun-2007	8	7.625%	21,632.30
1	0123454449	Nov-2007	01-Dec-2006	CA	80.00	161,600.00	161,591.78	01-Jun-2007	8	7.625%	9,931.20
2	0033328758	Aug-2007	01-Dec-2006	FL	88.20	269,000.00	269,000.00	01-Feb-2007	12	7.750%	22,156.54
2	0033408055	Mar-2008	01-Dec-2006	TX	100.00	123,000.00	122,022.38	01-Nov-2007	3	8.250%	3,495.52
2	0033408154	Mar-2008	01-Dec-2006	TX	100.00	122,000.00	121,030.29	01-Nov-2007	3	8.250%	3,467.10
2	0033429572	Feb-2008	01-Jan-2007	CA	80.00	436,000.00	432,764.14	01-Sep-2007	5	7.375%	17,959.34
2	0033488818	Mar-2008	01-Dec-2006	CA	84.06	538,000.00	536,772.42	01-Oct-2007	4	7.125%	17,753.76
2	0033495581	Feb-2008	01-Nov-2006	WA	80.00	400,000.00	396,420.33	01-Sep-2007	5	7.500%	16,738.02
2	0033608555	Mar-2008	01-Jan-2007	OR	80.00	220,000.00	218,103.38	01-Oct-2007	4	6.875%	7,214.88
2	0039233127	Dec-2007	01-Feb-2007	FL	52.80	198,000.00	196,756.70	01-Aug-2007	6	6.625%	8,342.67
2	0039573639	Mar-2008	01-Jan-2007	OH	100.00	169,300.00	169,300.00	01-Oct-2007	4	8.125%	5,811.18
2	0039809611	Feb-2008	01-Feb-2007	VA	75.00	123,750.00	123,330.55	01-May-2007	9	6.875%	7,463.51
2	0123313801	Mar-2008	01-Oct-2006	FL	80.00	336,000.00	332,496.50	01-Sep-2007	5	6.875%	12,826.04
2	0123316051	Nov-2007	01-Oct-2006	FL	80.00	376,000.00	373,548.96	01-Jun-2007	8	7.750%	23,284.32
2	0123318594	Mar-2008	01-Nov-2006	FL	80.00	254,388.00	252,245.14	01-Sep-2007	5	7.500%	10,650.61
2	0123324311	Nov-2007	01-Oct-2006	OR	80.00	137,600.00	137,583.43	01-Jun-2007	8	7.500%	8,312.58
2	0123327918	Mar-2008	01-Oct-2006	ID	75.00	195,375.00	195,375.00	01-Mar-2007	11	7.500%	15,345.07
2	0123329740	Mar-2008	01-Sep-2006	FL	70.00	88,900.00	88,900.00	01-Sep-2007	5	7.500%	3,759.77
2	0123451726	Mar-2008	01-Dec-2006	FL	80.00	255,200.00	252,946.23	01-Sep-2007	5	6.750%	9,573.10
3	0033454349	Feb-2008	01-Dec-2006	MO	95.00	71,250.00	70,744.96	01-Sep-2007	5	7.875%	2,882.38
3	0033532615	Mar-2008	01-Jan-2007	MD	55.00	71,500.00	70,926.78	01-Oct-2007	4	7.250%	2,479.31
3	0123328973	Sep-2007	01-Dec-2006	FL	70.39	204,135.00	203,768.23	01-Apr-2007	10	7.250%	14,239.81

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Summary		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	3
Original Principal Balance	479,200.00
Current Actual Balance	479,200.00

Current Bankruptcy Total
Loans in Bankruptcy	11
Original Principal Balance	2,370,280.00
Current Actual Balance	2,354,500.41

1		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	2
Original Principal Balance	363,200.00
Current Actual Balance	363,200.00

Current Bankruptcy Total
Loans in Bankruptcy	4
Original Principal Balance	691,680.00
Current Actual Balance	691,219.29

2		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	1
Original Principal Balance	116,000.00
Current Actual Balance	116,000.00

Current Bankruptcy Total
Loans in Bankruptcy	5
Original Principal Balance	871,800.00
Current Actual Balance	864,637.14

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

3		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	0
Original Principal Balance	0.00
Current Actual Balance	0.00

Current Bankruptcy Total
Loans in Bankruptcy	2
Original Principal Balance	806,800.00
Current Actual Balance	798,643.98

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Group	Loan Number	Month Loan Entered Bankruptcy	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0123315996	Feb-2008	01-Jan-2007	FL	80.00	135,920.00	135,459.29	01-Apr-2007	10	6.875%	8,938.72
1	0123323727	Mar-2008	01-Nov-2006	NH	80.00	140,000.00	140,000.00	01-Dec-2007	2	6.875%	3,091.64
1	0123324063	Mar-2008	01-Jan-2007	NY	80.00	223,200.00	223,200.00	01-Apr-2007	10	7.500%	16,182.00
1	0123324279	Nov-2007	01-Jan-2007	OR	80.00	192,560.00	192,560.00	01-Mar-2008	(1)	6.500%	1,002.91
2	0039537659	Nov-2007	01-Jan-2007	LA	95.00	144,400.00	144,400.00	01-Feb-2008	0	7.625%	1,635.32
2	0039620703	Nov-2007	01-Jan-2007	KS	100.00	190,000.00	188,312.17	01-Feb-2008	0	8.500%	2,304.45
2	0123316192	Feb-2008	01-Sep-2006	WA	80.00	206,400.00	203,813.75	01-Jun-2007	8	7.250%	11,857.76
2	0123453557	Mar-2008	01-Nov-2006	MO	80.00	116,000.00	116,000.00	01-Sep-2007	5	7.250%	4,736.62
2	0123454571	Feb-2008	01-Dec-2006	ME	76.79	215,000.00	212,111.22	01-Feb-2008	0	6.750%	2,298.96
3	0039709019	Oct-2007	01-Feb-2007	FL	70.00	551,800.00	545,561.17	01-Feb-2008	0	6.875%	6,026.65
3	0123327538	Jul-2007	01-Sep-2006	NJ	75.00	255,000.00	253,082.81	01-Jan-2008	1	6.625%	4,033.50

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Realized Loss Detail Report - Loans with Losses During Current Period

Summary
	# Loans with Losses	Prior Actual Balance	Realized Loss/(Gain) Amount	Current Loss Percentage
1	0	0.00	0.00	0.000%
2	0	0.00	0.00	0.000%
3	0	0.00	0.00	0.000%
Total	0	0.00	0.00	0.000%

Realized Loss Loan Detail Report - Loans with Losses During Current Period

Group	Loan Number	Original Principal Balance	Current Note Rate	State	LTV at Origination	Original Term	Prior Actual Balance	Realized Loss/(Gain)	Cumulative Realized Loss/(Gain)

No Losses this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Realized Loss Report - Collateral

Summary - No Realized Loss Information to report this period.
1 - No Realized Loss Information to report this period.
2 - No Realized Loss Information to report this period.
3 - No Realized Loss Information to report this period.

Calculation Methodology:
Monthly Default Rate (MDR): Sum(Beg Scheduled Balance of Liquidated Loans) / Sum(Beg Scheduled Balance)
Conditional Default Rate (CDR): 1-((1-MDR)^12)
SDA Standard Default Assumption: If WAS ≤ 30 then CDR / (WAS * 0.02) else if 30 < WAS ≤ 60 then CDR / 0.6 else if 60 < WAS ≤ 120 then CDR / (0.6 - ((WAS - 60) * 0.0095))
else if WAS > 120 then CDR / 0.03
Cumulative Loss Severity: Sum(All Realized Losses) / Sum(Actual Liquidated Balance for loans that have experienced a loss). 3 Month Average and 12 Month Average will not have values until the 3rd and 12th month respectively.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Detail - Prepayments During the Current Period

Summary
	Loans Paid in Full			Repurchased Loans			Substitution Loans			Liquidated Loans			Curtailments
	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Curtailment Amount
1	3	731,144.00	721,719.72	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	12,457.72
2	4	860,518.00	851,013.74	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	36,922.40
3	5	1,454,599.00	1,442,790.72	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	3,789.20
Total	12	3,046,261.00	3,015,524.18	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	53,169.32

Prepayment Loan Detail - Prepayments during Current Period

Group	Loan Number	State	LTV at Origination	First Payment Date	Original Principal Balance	Prepayment Amount	PIF Type	Months Delinquent	Current Loan Rate	Original Term	Seasoning
1	0123319220	NJ	80.00	01-Dec-2006	188,000.00	185,593.38	Loan Paid in Full	0	7.500%	360	15
1	0123319832	TX	80.00	01-Jan-2007	127,144.00	125,588.10	Loan Paid in Full	0	7.250%	360	14
1	0123334302	CA	50.42	01-Dec-2006	416,000.00	409,878.08	Loan Paid in Full	0	6.625%	360	15
2	0033339953	OR	79.68	01-Nov-2006	400,000.00	394,914.63	Loan Paid in Full	(1)	7.750%	360	16
2	0039576491	LA	100.00	01-Jan-2007	151,900.00	151,300.00	Loan Paid in Full	0	7.875%	360	14
2	0039663257	VA	95.00	01-Jan-2007	128,250.00	126,721.36	Loan Paid in Full	0	7.375%	360	14
2	0123454126	UT	80.00	01-Nov-2006	180,368.00	177,491.21	Loan Paid in Full	0	6.875%	360	16
3	0033411372	TX	80.00	01-Dec-2006	139,599.00	137,547.04	Loan Paid in Full	(1)	6.750%	360	15
3	0123183105	FL	47.83	01-Dec-2006	550,000.00	542,422.59	Loan Paid in Full	(1)	7.250%	360	15
3	0123211757	CA	36.75	01-Jan-2007	350,000.00	350,000.00	Loan Paid in Full	0	6.500%	360	14
3	0123332256	CA	61.95	01-Jan-2007	350,000.00	347,843.45	Loan Paid in Full	0	6.875%	360	14
3	0123335119	MD	41.94	01-Jan-2007	65,000.00	64,167.27	Loan Paid in Full	0	7.000%	360	14

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Penalty Detail - Prepayment Penalty Paid during Current Period

Summary
	Loan Count	Prior Balance	Prepayment PenaltyAmount	Prepayment Penalty Waived
1	3	721,719.72	18,191.08	0.00
2	4	978,568.54	21,747.17	0.00
3	0	0.00	0.00	0.00
Total	7	1,700,288.26	39,938.25	0.00

Prepayment Penalty Loan Detail - Prepayment Penalty Paid during Current Period

Group	Loan Number	Paid In Full Date	Prior Balance	Prepayment Penalty Amount	Prepayment Penalty Waived
1	0123319220	02/22/2008	185,746.98	3,717.99	0.00
1	0123319832	02/06/2008	125,696.04	3,638.67	0.00
1	0123334302	02/28/2008	410,276.70	10,834.42	0.00
2	0033339953	02/29/2008	395,227.77	12,215.08	0.00
2	0039663257	02/29/2008	126,827.70	4,676.77	0.00
2	0123324535	Active	278,854.80	0.66	0.00
2	0123454126	02/28/2008	177,658.27	4,854.66	0.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Rates

Summary

SMM		CPR		PSA
Current Month	0.606%	Current Month	7.034%	Current Month	236.298%
3 Month Average	0.605%	3 Month Average	7.026%	3 Month Average	253.345%
12 Month Average	0.732%	12 Month Average	6.730%	12 Month Average	462.453%

1
	SMM		CPR		PSA
	Current Month	0.307%	Current Month	3.619%	Current Month	122.377%
	3 Month Average	0.499%	3 Month Average	5.811%	3 Month Average	213.185%
	12 Month Average	0.598%	12 Month Average	5.505%	12 Month Average	356.472%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Prepayment Rates

2
	SMM		CPR		PSA
	Current Month	0.563%	Current Month	6.556%	Current Month	215.896%
	3 Month Average	0.615%	3 Month Average	7.121%	3 Month Average	254.208%
	12 Month Average	0.620%	12 Month Average	5.393%	12 Month Average	319.926%

3
	SMM		CPR		PSA
	Current Month	1.321%	Current Month	14.754%	Current Month	502.906%
	3 Month Average	0.823%	3 Month Average	9.345%	3 Month Average	333.315%
	12 Month Average	1.175%	12 Month Average	10.651%	12 Month Average	857.602%

Calculation Methodology:
Single Month Mortality (SMM): (Partial and full prepayments + Repurchases) / (Beginning Scheduled Balance - Scheduled Principal)
Conditional PrePayment Rate (CPR): 1 - ((1 - SMM)^12)
PSA Standard Prepayment Model: 100 * CPR / (0.2 * MIN(30,WAS))
Weighted Average Seasoning (WAS): sum for each loan ((Original Term - Remaining Term)*(Current Scheduled Balance/Deal Scheduled Principal Balance))

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Modifications

Loan Number	Beginning Scheduled Balance	Current Scheduled Balance	Prior Rate	Modified Rate	Prior Payment	Modified Payment

No Modifications this Period

Substitutions
		Loans Repurchased			Loans Substituted
Loan Number	Current Scheduled Balance	Current Rate	Current Payment	Loan Number	Current Scheduled Balance	Current Rate	Current Payment

No Substitutions this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Repurchases Due to Breaches
Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment

No Repurchases Due to Breaches this Period

Repurchases Due to Other

Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment

No Repurchases Due to Other this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Interest Rate Stratification

			Summary			1			2
Current Interest Rate Range (%)
		Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)	Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)	Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)
	< 6.000	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
6.000	6.249	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
6.250	6.499	194	50,110,337.54	9.963	138	34,539,777.38	14.486	25	6,358,203.01	4.060
6.500	6.749	329	89,053,939.10	17.705	206	52,379,852.01	21.969	51	12,792,386.01	8.169
6.750	6.999	588	145,968,785.36	29.021	289	71,777,890.37	30.104	158	35,073,205.45	22.398
7.000	7.249	270	55,600,882.74	11.054	100	21,109,778.34	8.854	90	18,445,672.01	11.780
7.250	7.499	341	63,786,657.63	12.682	133	25,129,452.29	10.540	133	24,996,777.14	15.963
7.500	7.749	296	52,436,644.33	10.425	134	23,272,324.74	9.761	132	23,938,036.99	15.287
7.750	7.999	185	29,430,715.33	5.851	55	8,644,973.42	3.626	124	20,121,696.62	12.850
8.000	8.249	53	8,045,486.22	1.600	8	1,247,274.92	0.523	44	6,645,932.85	4.244
8.250	8.499	45	5,617,071.99	1.117	2	327,995.03	0.138	43	5,289,076.96	3.378
8.500	8.749	20	2,382,281.48	0.474	0	0.00	0.000	20	2,382,281.48	1.521
8.750	8.999	4	373,567.43	0.074	0	0.00	0.000	4	373,567.43	0.239
9.000	9.249	1	171,075.91	0.034	0	0.00	0.000	1	171,075.91	0.109
9.250	9.499	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
>= 9.500		0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
	Total	2,326	502,977,445.06	100.000	1,065	238,429,318.50	100.000	825	156,587,911.86	100.000

			3
Current Interest Rate Range (%)
		Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)
	< 6.000	0	0.00	0.000
6.000	6.249	0	0.00	0.000
6.250	6.499	31	9,212,357.15	8.533
6.500	6.749	72	23,881,701.08	22.121
6.750	6.999	141	39,117,689.54	36.233
7.000	7.249	80	16,045,432.39	14.862
7.250	7.499	75	13,660,428.20	12.653
7.500	7.749	30	5,226,282.60	4.841
7.750	7.999	6	664,045.29	0.615
8.000	8.249	1	152,278.45	0.141
8.250	8.499	0	0.00	0.000
8.500	8.749	0	0.00	0.000
8.750	8.999	0	0.00	0.000
9.000	9.249	0	0.00	0.000
9.250	9.499	0	0.00	0.000
>= 9.500		0	0.00	0.000
	Total	436	107,960,214.70	100.000

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Mar-2008 21-Mar-2008 10:20:54AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com
			Telephone:	1-866-846-4526
			Fax:	240-586-8675

Supplemental Reporting

Accrual Period:

With respect to any Distribution Date and any Class of Certificates or Components (other than any LIBOR Certificates and any Class P Component) or Class of Lower Tier Interests, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and a Class of LIBOR Certificates, the period beginning on the Distribution Date in the calendar month preceding the month in which such Distribution Date occurs (or on January 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding such Distribution Date.

Closing Date:

January 30, 2007.

Cut-off Date:

January 1, 2007.

Determination Date:

With respect to each Distribution Date and any Servicer, as specified in the applicable Servicing Agreement.

Distribution Date:

The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in February 2007.

LIBOR Determination Date:

For any LIBOR Certificate, the second LIBOR Business Day immediately preceding the commencement of each Accrual Period other than the first Accrual Period.

Record Date:

With respect to any Distribution Date and each Class of Certificates (other than the LIBOR Certificates), the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs; and with respect to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding the related Distribution Date.

Servicer Remittance Date:

The day in each month on which each Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the related Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business Day).

Master Servicer Remittance Date:

With respect to each Distribution Date, the third Business Day immediately preceding such Distribution Date.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Dist Date: 25-Apr-2008 23-Apr-2008 1:44:57PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Current Market Distribution Summary

Class	CUSIP	Certificate Pass-Through Rate	Original Certificate Balance	Actual Certificate Balance	Interest Distribution	Principal Distribution	Ending Certificate Balance	Ending Balance Factor	Total Distribution
1A1	52521FAA5	5.75000%	15,462,000.00	15,462,000.00	74,078.81	0.00	15,462,000.00	1.00000000	74,078.81
1A2	52521FAB3	5.75000%	148,693,000.00	134,331,154.45	643,583.72	1,015,719.68	133,315,434.77	0.89658178	1,659,303.40
1A3	52521FAC1	5.75000%	1,060,000.00	1,060,000.00	5,078.48	0.00	1,060,000.00	1.00000000	5,078.48
2A1	52521FAD9	2.96875%	281,561,000.00	254,684,025.86	630,007.40	1,714,408.01	252,969,617.85	0.89845404	2,344,415.41
2A2	52521FAE7	4.03125%	94,246,000.00	0.00	298,445.22	0.00	0.00	0.00000000	298,445.22
2A3	52521FAF4	4.03125%	134,273,000.00	0.00	429,913.57	0.00	0.00	0.00000000	429,913.57
2A4	52521FAG2	4.03125%	72,242,000.00	0.00	206,370.22	0.00	0.00	0.00000000	206,370.22
2A5	52521FAH0	2.96875%	19,200,000.00	17,367,217.98	42,960.98	116,908.38	17,250,309.60	0.89845363	159,869.36
2A6	52521FAJ6	2.96875%	8,571,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A7	52521FAK3	2.96875%	125,702,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A8	52521FAL1	2.96875%	6,017,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A9	52521FAM9	2.96875%	88,229,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A10	52521FAN7	2.96875%	4,612,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A11	52521FAP2	2.96875%	67,630,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A12	52521FAQ0	4.03125%	206,515,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A13	52521FAR8	4.03125%	228,519,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A14	52521FAS6	4.03125%	300,761,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A1	52521FAT4	2.84875%	51,112,000.00	47,305,271.58	112,290.21	494,123.02	46,811,148.56	0.91585437	606,413.23
3A2	52521FAU1	0.00000%	51,112,000.00	0.00	183,340.01	0.00	0.00	0.00000000	183,340.01
3A3	52521FAV9	4.65125%	29,247,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A4	52521FAW7	4.65125%	21,865,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A5	52521FAX5	2.84875%	21,865,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A6	52521FAY3	2.84875%	29,247,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B1	52521FAZ0	6.25019%	13,752,000.00	13,652,842.01	71,101.88	7,400.03	13,645,441.98	0.99225145	78,501.91
B2	52521FBA4	6.25019%	3,576,000.00	3,550,215.46	18,488.97	1,924.27	3,548,291.20	0.99225145	20,413.24
BIO1	52521FBB2	0.40000%	0.00	0.00	5,734.35	0.00	0.00	0.00000000	5,734.35
B3	52521FBC0	6.40019%	4,126,000.00	4,096,249.72	21,844.66	2,220.22	4,094,029.49	0.99225145	24,064.88
B4	52521FBD8	6.40019%	1,375,000.00	1,365,085.64	7,279.79	739.90	1,364,345.75	0.99225145	8,019.69
BIO2	52521FBE6	0.25000%	0.00	0.00	1,137.78	0.00	0.00	0.00000000	1,137.78
B5	52521FBF3	6.65019%	2,750,000.00	2,730,171.29	15,128.36	1,479.79	2,728,691.50	0.99225145	16,608.15
B6	52521FBG1	6.65019%	1,100,000.00	1,092,068.51	6,051.35	591.92	1,091,476.60	0.99225145	6,643.27
B7	52521FBJ5	6.65019%	1,925,000.00	1,911,119.90	10,589.86	1,035.85	1,910,084.05	0.99225145	11,625.71
B8	52521FBK2	6.65019%	2,475,000.00	2,457,154.16	13,615.53	1,331.81	2,455,822.35	0.99225145	14,947.34
B9	52521FBl0	6.65019%	1,926,761.31	1,912,868.51	10,599.54	1,036.80	1,803,575.42	0.93606583	11,636.34
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00000000	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals			2,040,746,861.31	502,977,445.07	2,807,640.69	3,358,919.68	499,510,269.12		6,166,560.37

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 1-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Certificateholder Distribution Summary

Class	CUSIP	Record Date	Certificate Pass-Through Rate	Beginning Certificate Balance	Interest Distribution	Principal Distribution	Current Realized Loss	Ending Certificate Balance	Total Distribution	Cumulative Realized Losses

1-A1	52521FAA5	03/31/2008	5.75000%	15,462,000.00	74,078.81	0.00	0.00	15,462,000.00	74,078.81	0.00
1-A2	52521FAB3	03/31/2008	5.75000%	134,331,154.45	643,583.72	1,015,719.68	0.00	133,315,434.77	1,659,303.40	0.00
1-A3	52521FAC1	03/31/2008	5.75000%	1,060,000.00	5,078.48	0.00	0.00	1,060,000.00	5,078.48	0.00
2-A1	52521FAD9	04/24/2008	2.96875%	254,684,025.86	630,007.40	1,714,408.01	0.00	252,969,617.85	2,344,415.41	0.00
2-A2	52521FAE7	04/24/2008	4.03125%	0.00	298,445.22	0.00	0.00	0.00	298,445.22	0.00
2-A3	52521FAF4	04/24/2008	4.03125%	0.00	429,913.57	0.00	0.00	0.00	429,913.57	0.00
2-A4	52521FAG2	04/24/2008	4.03125%	0.00	206,370.22	0.00	0.00	0.00	206,370.22	0.00
2-A5	52521FAH0	04/24/2008	2.96875%	17,367,217.98	42,960.98	116,908.38	0.00	17,250,309.60	159,869.36	0.00
2-A6	52521FAJ6	04/24/2008	2.96875%	7,851,267.31	19,422.21	42,574.56	0.00	7,808,692.75	61,996.77	0.00
2-A7	52521FAK3	04/24/2008	2.96875%	115,146,424.41	284,845.41	624,397.07	0.00	114,522,027.34	909,242.48	0.00
2-A8	52521FAL1	04/24/2008	2.96875%	5,593,456.44	13,836.35	22,552.17	0.00	5,570,904.27	36,388.52	0.00
2-A9	52521FAM9	04/24/2008	2.96875%	82,018,459.08	202,886.34	330,689.00	0.00	81,687,770.07	533,575.34	0.00
2-A10	52521FAN7	04/24/2008	2.96875%	3,922,494.23	9,702.43	51,781.65	0.00	3,870,712.58	61,484.08	0.00
2-A11	52521FAP2	04/24/2008	2.96875%	57,519,142.38	142,275.64	759,321.94	0.00	56,759,820.44	901,597.58	0.00
2-A12	52521FAQ0	04/24/2008	4.03125%	0.00	636,283.79	0.00	0.00	0.00	636,283.79	0.00
2-A13	52521FAR8	04/24/2008	4.03125%	0.00	728,358.79	0.00	0.00	0.00	728,358.79	0.00
2-A14	52521FAS6	04/24/2008	4.03125%	0.00	934,729.01	0.00	0.00	0.00	934,729.01	0.00
3-A1	52521FAT4	04/24/2008	2.84875%	47,305,271.58	112,290.21	494,123.02	0.00	46,811,148.56	606,413.23	0.00
3-A2	52521FAU1	04/24/2008	4.65125%	0.00	183,340.01	0.00	0.00	0.00	183,340.01	0.00
3-A3	52521FAV9	04/24/2008	4.65125%	0.00	104,703.13	0.00	0.00	0.00	104,703.13	0.00
3-A4	52521FAW7	04/24/2008	4.65125%	0.00	78,636.88	0.00	0.00	0.00	78,636.88	0.00
3-A5	52521FAX5	04/24/2008	2.84875%	20,289,399.10	48,162.71	391,840.66	0.00	19,897,558.44	440,003.37	0.00
3-A6	52521FAY3	04/24/2008	2.84875%	27,015,872.48	64,127.50	102,282.36	0.00	26,913,590.12	166,409.86	0.00
B1	52521FAZ0	03/31/2008	6.25019%	13,652,842.01	71,101.88	7,400.03	0.00	13,645,441.98	78,501.91	0.00
B2	52521FBA4	03/31/2008	6.25019%	3,550,215.46	18,488.97	1,924.27	0.00	3,548,291.20	20,413.24	0.00
BIO1	52521FBB2	03/31/2008	0.40000%	0.00	5,734.35	0.00	0.00	0.00	5,734.35	0.00
B3	52521FBC0	03/31/2008	6.40019%	4,096,249.72	21,844.66	2,220.22	0.00	4,094,029.49	24,064.88	0.00
B4	52521FBD8	03/31/2008	6.40019%	1,365,085.64	7,279.79	739.90	0.00	1,364,345.75	8,019.69	0.00
BIO2	52521FBE6	03/31/2008	0.25000%	0.00	1,137.78	0.00	0.00	0.00	1,137.78	0.00
B5	52521FBF3	03/31/2008	6.65019%	2,730,171.29	15,128.36	1,479.79	0.00	2,728,691.50	16,608.15	0.00
B6	52521FBG1	03/31/2008	6.65019%	1,092,068.51	6,051.35	591.92	0.00	1,091,476.60	6,643.27	0.00
B7	52521FBJ5	03/31/2008	6.65019%	1,911,119.90	10,589.86	1,035.85	0.00	1,910,084.05	11,625.71	0.00
B8	52521FBK2	03/31/2008	6.65019%	2,457,154.16	13,615.53	1,331.81	0.00	2,455,822.35	14,947.34	0.00
B9	52521FBL0	03/31/2008	6.65019%	1,912,868.51	10,599.54	1,036.80	108,256.29	1,803,575.42	11,636.34	108,256.29
R	52521FBH9	03/31/2008	5.75000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LT-R	LMT071LTR	03/31/2008	0.00000%	0.00	0.15	0.00	0.00	0.00	0.15	0.00
Totals				822,333,960.50	6,075,611.03	5,684,359.09	108,256.29	816,541,345.13	11,759,970.12	108,256.29

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

All Record Dates are based upon the governing documents and logic set forth as of closing.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Dist Date: 25-Apr-2008 23-Apr-2008 1:45:08PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Current Market Principal Distribution Statement

Class	CUSIP	Certificate Pass-Through Rate	Original Certificate Balance	Actual Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Realized Loss	Ending Certificate Balance	Ending Balance Factor	Total Principal Distribution
1A1	52521FAA5	5.75000%	15,462,000.00	15,462,000.00	0.00	0.00	0.00	15,462,000.00	1.000000000	0.00
1A2	52521FAB3	5.75000%	148,693,000.00	134,331,154.45	84,752.91	930,966.77	0.00	133,315,434.77	0.896581781	1,015,719.68
1A3	52521FAC1	5.75000%	1,060,000.00	1,060,000.00	0.00	0.00	0.00	1,060,000.00	1.000000000	0.00
2A1	52521FAD9	2.96875%	281,561,000.00	254,684,025.86	139,153.94	1,575,254.07	0.00	252,969,617.85	0.898454040	1,714,408.01
2A2	52521FAE7	4.03125%	94,246,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A3	52521FAF4	4.03125%	134,273,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A4	52521FAG2	4.03125%	72,242,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A5	52521FAH0	2.96875%	19,200,000.00	17,367,217.98	9,489.14	107,419.24	0.00	17,250,309.60	0.898453625	116,908.38
2A6	52521FAJ6	2.96875%	8,571,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A7	52521FAK3	2.96875%	125,702,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A8	52521FAL1	2.96875%	6,017,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A9	52521FAM9	2.96875%	88,229,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A10	52521FAN7	2.96875%	4,612,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A11	52521FAP2	2.96875%	67,630,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A12	52521FAQ0	4.03125%	206,515,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A13	52521FAR8	4.03125%	228,519,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A14	52521FAS6	4.03125%	300,761,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A1	52521FAT4	2.84875%	51,112,000.00	47,305,271.58	40,106.65	454,016.37	0.00	46,811,148.56	0.915854370	494,123.02
3A2	52521FAU1	0.00000%	51,112,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A3	52521FAV9	4.65125%	29,247,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A4	52521FAW7	4.65125%	21,865,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A5	52521FAX5	2.84875%	21,865,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A6	52521FAY3	2.84875%	29,247,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B1	52521FAZ0	6.25019%	13,752,000.00	13,652,842.01	7,400.03	0.00	0.00	13,645,441.98	0.992251453	7,400.03
B2	52521FBA4	6.25019%	3,576,000.00	3,550,215.46	1,924.27	0.00	0.00	3,548,291.19	0.992251451	1,924.27
BIO1	52521FBB2	0.40000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B3	52521FBC0	6.40019%	4,126,000.00	4,096,249.72	2,220.22	0.00	0.00	4,094,029.50	0.992251454	2,220.22
B4	52521FBD8	6.40019%	1,375,000.00	1,365,085.64	739.90	0.00	0.00	1,364,345.74	0.992251447	739.90
BIO2	52521FBE6	0.25000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B5	52521FBF3	6.65019%	2,750,000.00	2,730,171.29	1,479.79	0.00	0.00	2,728,691.50	0.992251455	1,479.79
B6	52521FBG1	6.65019%	1,100,000.00	1,092,068.51	591.92	0.00	0.00	1,091,476.59	0.992251445	591.92
B7	52521FBJ5	6.65019%	1,925,000.00	1,911,119.90	1,035.85	0.00	0.00	1,910,084.05	0.992251455	1,035.85
B8	52521FBK2	6.65019%	2,475,000.00	2,457,154.16	1,331.81	0.00	0.00	2,455,822.35	0.992251455	1,331.81
B9	52521FBl0	6.65019%	1,926,761.31	1,912,868.51	1,036.80	0.00	108,256.29	1,803,575.42	0.936065827	1,036.80
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
Totals			2,040,746,861.31	502,977,445.07	291,263.23	3,067,656.45	108,256.29	499,510,269.10		3,358,919.68

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 2-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Principal Distribution Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution

1-A1	15,462,000.00	15,462,000.00	0.00	0.00	0.00	0.00	0.00	15,462,000.00	1.00000000	0.00
1-A2	148,693,000.00	134,331,154.45	84,752.91	930,966.77	0.00	0.00	1,015,719.68	133,315,434.77	0.89658178	1,015,719.68
1-A3	1,060,000.00	1,060,000.00	0.00	0.00	0.00	0.00	0.00	1,060,000.00	1.00000000	0.00
2-A1	281,561,000.00	254,684,025.86	139,153.94	1,575,254.07	0.00	0.00	1,714,408.01	252,969,617.85	0.89845404	1,714,408.01
2-A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A5	19,200,000.00	17,367,217.98	9,489.14	107,419.24	0.00	0.00	116,908.38	17,250,309.60	0.89845363	116,908.38
2-A6	8,571,000.00	7,851,267.31	4,300.96	38,273.60	0.00	0.00	42,574.56	7,808,692.75	0.91105971	42,574.56
2-A7	125,702,000.00	115,146,424.41	63,077.73	561,319.34	0.00	0.00	624,397.07	114,522,027.34	0.91105971	624,397.07
2-A8	6,017,000.00	5,593,456.44	2,905.49	19,646.68	0.00	0.00	22,552.17	5,570,904.27	0.92586077	22,552.17
2-A9	88,229,000.00	82,018,459.08	42,604.09	288,084.92	0.00	0.00	330,689.00	81,687,770.07	0.92586077	330,689.00
2-A10	4,612,000.00	3,922,494.23	2,074.55	49,707.10	0.00	0.00	51,781.65	3,870,712.58	0.83926986	51,781.65
2-A11	67,630,000.00	57,519,142.38	30,421.04	728,900.90	0.00	0.00	759,321.94	56,759,820.44	0.83926986	759,321.94
2-A12	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A13	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A14	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A1	51,112,000.00	47,305,271.58	40,106.65	454,016.37	0.00	0.00	494,123.02	46,811,148.56	0.91585437	494,123.02
3-A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A5	21,865,000.00	20,289,399.10	9,864.18	381,976.47	0.00	0.00	391,840.66	19,897,558.44	0.91001868	391,840.66
3-A6	29,247,000.00	27,015,872.48	14,873.04	87,409.32	0.00	0.00	102,282.36	26,913,590.12	0.92021712	102,282.36
B1	13,752,000.00	13,652,842.01	7,400.03	0.00	0.00	0.00	7,400.03	13,645,441.98	0.99225145	7,400.03
B2	3,576,000.00	3,550,215.46	1,924.27	0.00	0.00	0.00	1,924.27	3,548,291.20	0.99225145	1,924.27
BIO1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B3	4,126,000.00	4,096,249.72	2,220.22	0.00	0.00	0.00	2,220.22	4,094,029.49	0.99225145	2,220.22
B4	1,375,000.00	1,365,085.64	739.90	0.00	0.00	0.00	739.90	1,364,345.75	0.99225145	739.90
BIO2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B5	2,750,000.00	2,730,171.29	1,479.79	0.00	0.00	0.00	1,479.79	2,728,691.50	0.99225145	1,479.79
B6	1,100,000.00	1,092,068.51	591.92	0.00	0.00	0.00	591.92	1,091,476.60	0.99225145	591.92
B7	1,925,000.00	1,911,119.90	1,035.85	0.00	0.00	0.00	1,035.85	1,910,084.05	0.99225145	1,035.85
B8	2,475,000.00	2,457,154.16	1,331.81	0.00	0.00	0.00	1,331.81	2,455,822.35	0.99225145	1,331.81
B9	1,926,761.31	1,912,868.51	1,036.80	0.00	0.00	108,256.29	109,293.09	1,803,575.42	0.93606583	1,036.80
R	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
LT-R	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals	901,966,861.31	822,333,960.50	461,384.31	5,222,974.78	0.00	108,256.29	5,792,615.38	816,541,345.13	0.90528974	5,684,359.09

NOTE: Accretion amount also includes Net Negative Amortization, if applicable.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Principal Distribution Factors Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution

1-A1	15,462,000.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
1-A2	148,693,000.00	903.41276624	0.56998588	6.26099931	0.00000000	0.00000000	6.83098518	896.58178105	0.89658178	6.83098518
1-A3	1,060,000.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
2-A1	281,561,000.00	904.54297953	0.49422306	5.59471685	0.00000000	0.00000000	6.08893991	898.45403962	0.89845404	6.08893991
2-A2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A3	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A4	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A5	19,200,000.00	904.54260313	0.49422604	5.59475208	0.00000000	0.00000000	6.08897813	898.45362500	0.89845363	6.08897813
2-A6	8,571,000.00	916.02698752	0.50180376	4.46547661	0.00000000	0.00000000	4.96728036	911.05970715	0.91105971	4.96728036
2-A7	125,702,000.00	916.02698772	0.50180371	4.46547660	0.00000000	0.00000000	4.96728031	911.05970740	0.91105971	4.96728031
2-A8	6,017,000.00	929.60884826	0.48288017	3.26519528	0.00000000	0.00000000	3.74807545	925.86077281	0.92586077	3.74807545
2-A9	88,229,000.00	929.60884834	0.48288080	3.26519534	0.00000000	0.00000000	3.74807603	925.86077220	0.92586077	3.74807603
2-A10	4,612,000.00	850.49744796	0.44981570	10.77777537	0.00000000	0.00000000	11.22759107	839.26985690	0.83926986	11.22759107
2-A11	67,630,000.00	850.49744758	0.44981576	10.77777466	0.00000000	0.00000000	11.22759042	839.26985716	0.83926986	11.22759042
2-A12	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A13	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A14	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A1	51,112,000.00	925.52182619	0.78468168	8.88277450	0.00000000	0.00000000	9.66745617	915.85437001	0.91585437	9.66745617
3-A2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A3	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A4	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A5	21,865,000.00	927.93958838	0.45114018	17.46976767	0.00000000	0.00000000	17.92090830	910.01868008	0.91001868	17.92090830
3-A6	29,247,000.00	923.71431190	0.50853216	2.98865935	0.00000000	0.00000000	3.49719151	920.21712039	0.92021712	3.49719151
B1	13,752,000.00	992.78955861	0.53810573	0.00000000	0.00000000	0.00000000	0.53810573	992.25145288	0.99225145	0.53810573
B2	3,576,000.00	992.78955817	0.53810682	0.00000000	0.00000000	0.00000000	0.53810682	992.25145414	0.99225145	0.53810682
BIO1	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B3	4,126,000.00	992.78955889	0.53810470	0.00000000	0.00000000	0.00000000	0.53810470	992.25145177	0.99225145	0.53810470
B4	1,375,000.00	992.78955636	0.53810909	0.00000000	0.00000000	0.00000000	0.53810909	992.25145455	0.99225145	0.53810909
BIO2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B5	2,750,000.00	992.78956000	0.53810545	0.00000000	0.00000000	0.00000000	0.53810545	992.25145455	0.99225145	0.53810545
B6	1,100,000.00	992.78955455	0.53810909	0.00000000	0.00000000	0.00000000	0.53810909	992.25145455	0.99225145	0.53810909
B7	1,925,000.00	992.78955844	0.53810390	0.00000000	0.00000000	0.00000000	0.53810390	992.25145455	0.99225145	0.53810390
B8	2,475,000.00	992.78955960	0.53810505	0.00000000	0.00000000	0.00000000	0.53810505	992.25145455	0.99225145	0.53810505
B9	1,926,761.31	992.78955835	0.53810505	0.00000000	0.00000000	56.18562582	56.72373087	936.06582748	0.93606583	0.53810505
R	100.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LT-R	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

NOTE: Accretion amount also includes Net Negative Amortization, if applicable.

NOTE: All classes per $1,000 denomination.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Dist Date: 25-Apr-2008 23-Apr-2008 1:45:18PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Current Market Interest Distribution Statement

Class	CUSIP	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall	Current Interest Shortfall	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall	Ending Certificate/ Notional Balance
1A1	52521FAA5	5.75000%	15,462,000.00	74,088.75	0.00	0.00	9.94	74,078.81	0.00	15,462,000.00
1A2	52521FAB3	5.75000%	135,092,902.78	643,670.12	0.00	0.00	86.39	643,583.72	0.00	133,315,434.77
1A3	52521FAC1	5.75000%	1,060,000.00	5,079.17	0.00	0.00	0.68	5,078.48	0.00	1,060,000.00
2A1	52521FAD9	2.96875%	256,583,911.74	630,077.67	0.00	0.00	70.27	630,007.40	0.00	252,969,617.85
2A2	52521FAE7	4.03125%	94,246,000.00	294,321.28	0.00	0.00	34.68	298,445.22	0.00	0.00
2A3	52521FAF4	4.03125%	123,494,844.65	413,195.37	0.00	0.00	31.97	429,913.57	0.00	122,330,720.09
2A4	52521FAG2	4.03125%	62,537,381.10	206,405.50	0.00	0.00	35.27	206,370.22	0.00	60,630,533.02
2A5	52521FAH0	2.96875%	17,496,776.69	42,965.77	0.00	0.00	4.79	42,960.98	0.00	17,250,309.60
2A6	52521FAJ6	2.96875%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A7	52521FAK3	2.96875%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A8	52521FAL1	2.96875%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A9	52521FAM9	2.96875%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A10	52521FAN7	2.96875%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A11	52521FAP2	2.96875%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A12	52521FAQ0	4.03125%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A13	52521FAR8	4.03125%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A14	52521FAS6	4.03125%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A1	52521FAT4	2.84875%	47,836,098.98	112,300.74	0.00	0.00	10.53	112,290.21	0.00	46,811,148.56
3A2	52521FAU1	0.00000%	47,836,098.98	183,357.20	0.00	0.00	17.20	183,340.01	0.00	46,811,148.56
3A3	52521FAV9	4.65125%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A4	52521FAW7	4.65125%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A5	52521FAX5	2.84875%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A6	52521FAY3	2.84875%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B1	52521FAZ0	6.25019%	13,660,209.35	71,110.69	0.00	0.00	8.81	71,101.88	0.00	13,645,441.98
B2	52521FBA4	6.25019%	3,552,131.23	18,491.26	0.00	0.00	2.29	18,488.97	0.00	3,548,291.20
BIO1	52521FBB2	0.40000%	5,501,000.00	5,734.35	0.00	0.00	0.00	5,734.35	0.00	0.00
B3	52521FBC0	6.40019%	4,098,460.14	21,847.31	0.00	0.00	2.64	21,844.66	0.00	4,094,029.49
B4	52521FBD8	6.40019%	1,365,822.27	7,280.67	0.00	0.00	0.88	7,279.79	0.00	1,364,345.75
BIO2	52521FBE6	0.25000%	5,501,000.00	1,137.78	0.00	0.00	0.00	1,137.78	0.00	0.00
B5	52521FBF3	6.65019%	2,731,644.54	15,130.13	0.00	0.00	1.76	15,128.36	0.00	2,728,691.50
B6	52521FBG1	6.65019%	1,092,657.82	6,052.05	0.00	0.00	0.70	6,051.35	0.00	1,091,476.60
B7	52521FBJ5	6.65019%	1,912,151.18	10,591.09	0.00	0.00	1.23	10,589.86	0.00	1,910,084.05
B8	52521FBK2	6.65019%	2,458,480.09	13,617.11	0.00	0.00	1.59	13,615.53	0.00	2,455,822.35
B9	52521FBl0	6.65019%	1,913,900.73	10,600.78	0.00	0.00	1.23	10,599.54	0.00	1,803,575.42
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			845,433,572.27	2,787,054.79	0.00	0.00	322.85	2,807,640.69	0.00	729,282,670.79

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 4-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Interest Distribution Statement

Class	Accrual Dates	Accrual Days	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall (1)	Current Interest Shortfall (1)	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall (1)	Ending Certificate/ Notional Balance

1-A1	03/01/08 - 03/30/08	30	5.75000%	15,462,000.00	74,088.75	0.00	0.00	9.94	74,078.81	0.00	15,462,000.00
1-A2	03/01/08 - 03/30/08	30	5.75000%	134,331,154.45	643,670.12	0.00	0.00	86.39	643,583.72	0.00	133,315,434.77
1-A3	03/01/08 - 03/30/08	30	5.75000%	1,060,000.00	5,079.17	0.00	0.00	0.68	5,078.48	0.00	1,060,000.00
2-A1	03/25/08 - 04/24/08	30	2.96875%	254,684,025.86	630,077.67	0.00	0.00	0.00	630,007.40	0.00	252,969,617.85
2-A2	03/25/08 - 04/24/08	30	4.03125%	87,611,915.52	294,321.28	0.00	0.00	34.68	298,445.22	0.00	87,258,674.34
2-A3	03/25/08 - 04/24/08	30	4.03125%	122,997,691.72	413,195.37	0.00	0.00	31.97	429,913.57	0.00	122,330,720.09
2-A4	03/25/08 - 04/24/08	30	4.03125%	61,441,636.60	206,405.50	0.00	0.00	35.27	206,370.22	0.00	60,630,533.02
2-A5	03/25/08 - 04/24/08	30	2.96875%	17,367,217.98	42,965.77	0.00	0.00	0.00	42,960.98	0.00	17,250,309.60
2-A6	03/25/08 - 04/24/08	30	2.96875%	7,851,267.31	19,423.71	0.00	0.00	1.50	19,422.21	0.00	7,808,692.75
2-A7	03/25/08 - 04/24/08	30	2.96875%	115,146,424.41	284,867.46	0.00	0.00	22.04	284,845.41	0.00	114,522,027.34
2-A8	03/25/08 - 04/24/08	30	2.96875%	5,593,456.44	13,837.98	0.00	0.00	1.63	13,836.35	0.00	5,570,904.27
2-A9	03/25/08 - 04/24/08	30	2.96875%	82,018,459.08	202,910.25	0.00	0.00	23.91	202,886.34	0.00	81,687,770.07
2-A10	03/25/08 - 04/24/08	30	2.96875%	3,922,494.23	9,704.09	0.00	0.00	1.66	9,702.43	0.00	3,870,712.58
2-A11	03/25/08 - 04/24/08	30	2.96875%	57,519,142.38	142,299.96	0.00	0.00	24.32	142,275.64	0.00	56,759,820.44
2-A12	03/25/08 - 04/24/08	30	4.03125%	184,439,328.32	619,600.87	0.00	0.00	0.00	636,283.79	0.00	182,961,253.11
2-A13	03/25/08 - 04/24/08	30	4.03125%	210,609,607.24	707,516.65	0.00	0.00	0.00	728,358.79	0.00	209,589,394.43
2-A14	03/25/08 - 04/24/08	30	4.03125%	272,051,243.84	913,922.15	0.00	0.00	0.00	934,729.01	0.00	270,219,927.45
3-A1	03/25/08 - 04/24/08	30	2.84875%	47,305,271.58	112,300.74	0.00	0.00	0.00	112,290.21	0.00	46,811,148.56
3-A2	03/25/08 - 04/24/08	30	4.65125%	47,305,271.58	183,357.20	0.00	0.00	0.00	183,340.01	0.00	46,811,148.56
3-A3	03/25/08 - 04/24/08	30	4.65125%	27,015,872.48	104,714.65	0.00	0.00	11.52	104,703.13	0.00	26,913,590.12
3-A4	03/25/08 - 04/24/08	30	4.65125%	20,289,399.10	78,642.56	0.00	0.00	5.68	78,636.88	0.00	19,897,558.44
3-A5	03/25/08 - 04/24/08	30	2.84875%	20,289,399.10	48,166.19	0.00	0.00	3.48	48,162.71	0.00	19,897,558.44
3-A6	03/25/08 - 04/24/08	30	2.84875%	27,015,872.48	64,134.56	0.00	0.00	7.05	64,127.50	0.00	26,913,590.12
B1	03/01/08 - 03/30/08	30	6.25019%	13,652,842.01	71,110.69	0.00	0.00	8.81	71,101.88	0.00	13,645,441.98
B2	03/01/08 - 03/30/08	30	6.25019%	3,550,215.46	18,491.26	0.00	0.00	2.29	18,488.97	0.00	3,548,291.20
BIO1	03/01/08 - 03/30/08	30	0.40000%	17,203,057.47	5,734.35	0.00	0.00	0.00	5,734.35	0.00	17,193,733.17
B3	03/01/08 - 03/30/08	30	6.40019%	4,096,249.72	21,847.31	0.00	0.00	2.64	21,844.66	0.00	4,094,029.49
B4	03/01/08 - 03/30/08	30	6.40019%	1,365,085.64	7,280.67	0.00	0.00	0.88	7,279.79	0.00	1,364,345.75
BIO2	03/01/08 - 03/30/08	30	0.25000%	5,461,335.36	1,137.78	0.00	0.00	0.00	1,137.78	0.00	5,458,375.24
B5	03/01/08 - 03/30/08	30	6.65019%	2,730,171.29	15,130.13	0.00	0.00	1.76	15,128.36	0.00	2,728,691.50
B6	03/01/08 - 03/30/08	30	6.65019%	1,092,068.51	6,052.05	0.00	0.00	0.70	6,051.35	0.00	1,091,476.60
B7	03/01/08 - 03/30/08	30	6.65019%	1,911,119.90	10,591.09	0.00	0.00	1.23	10,589.86	0.00	1,910,084.05
B8	03/01/08 - 03/30/08	30	6.65019%	2,457,154.16	13,617.11	0.00	0.00	1.59	13,615.53	0.00	2,455,822.35
B9	03/01/08 - 03/30/08	30	6.65019%	1,912,868.51	10,600.78	0.00	0.00	1.23	10,599.54	0.00	1,803,575.42
R	N/A	N/A	5.75000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LT-R	N/A	N/A	0.00000%	0.00	0.00	0.00	0.00	0.00	0.15	0.00	0.00
Totals					5,996,795.87	0.00	0.00	0.00	6,075,611.03	0.00

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Interest Distribution Factors Statement

Class	Original Face Amount	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall (1)	Current Interest Shortfall (1)	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall (1)	Ending Certificate/ Notional Balance

1-A1	15,462,000.00	5.75000%	1000.00000000	4.79166667	0.00000000	0.00000000	0.00064287	4.79102380	0.00000000	1000.00000000
1-A2	148,693,000.00	5.75000%	903.41276624	4.32885287	0.00000000	0.00000000	0.00058100	4.32827181	0.00000000	896.58178105
1-A3	1,060,000.00	5.75000%	1000.00000000	4.79166981	0.00000000	0.00000000	0.00064151	4.79101887	0.00000000	1000.00000000
2-A1	281,561,000.00	2.96875%	904.54297953	2.23780165	0.00000000	0.00000000	0.00000000	2.23755208	0.00000000	898.45403962
2-A2	0.00	4.03125%	929.60884833	3.12290474	0.00000000	0.00000000	0.00036797	3.16666193	0.00000000	925.86077223
2-A3	0.00	4.03125%	916.02698770	3.07727816	0.00000000	0.00000000	0.00023810	3.20178718	0.00000000	911.05970739
2-A4	0.00	4.03125%	850.49744747	2.85713989	0.00000000	0.00000000	0.00048822	2.85665153	0.00000000	839.26985715
2-A5	19,200,000.00	2.96875%	904.54260313	2.23780052	0.00000000	0.00000000	0.00000000	2.23755104	0.00000000	898.45362500
2-A6	8,571,000.00	2.96875%	916.02698752	2.26621281	0.00000000	0.00000000	0.00017501	2.26603780	0.00000000	911.05970715
2-A7	125,702,000.00	2.96875%	916.02698772	2.26621263	0.00000000	0.00000000	0.00017534	2.26603722	0.00000000	911.05970740
2-A8	6,017,000.00	2.96875%	929.60884826	2.29981386	0.00000000	0.00000000	0.00027090	2.29954296	0.00000000	925.86077281
2-A9	88,229,000.00	2.96875%	929.60884834	2.29981355	0.00000000	0.00000000	0.00027100	2.29954255	0.00000000	925.86077220
2-A10	4,612,000.00	2.96875%	850.49744796	2.10409584	0.00000000	0.00000000	0.00035993	2.10373591	0.00000000	839.26985690
2-A11	67,630,000.00	2.96875%	850.49744758	2.10409522	0.00000000	0.00000000	0.00035960	2.10373562	0.00000000	839.26985716
2-A12	0.00	4.03125%	893.10378578	3.00027054	0.00000000	0.00000000	0.00000000	3.08105363	0.00000000	885.94655647
2-A13	0.00	4.03125%	921.62843020	3.09609551	0.00000000	0.00000000	0.00000000	3.18730079	0.00000000	917.16397512
2-A14	0.00	4.03125%	904.54295550	3.03869900	0.00000000	0.00000000	0.00000000	3.10787971	0.00000000	898.45401315
3-A1	51,112,000.00	2.84875%	925.52182619	2.19715018	0.00000000	0.00000000	0.00000000	2.19694416	0.00000000	915.85437001
3-A2	0.00	4.65125%	925.52182619	3.58736109	0.00000000	0.00000000	0.00000000	3.58702477	0.00000000	915.85437001
3-A3	0.00	4.65125%	923.71431190	3.58035525	0.00000000	0.00000000	0.00039389	3.57996136	0.00000000	920.21712039
3-A4	0.00	4.65125%	927.93958838	3.59673268	0.00000000	0.00000000	0.00025978	3.59647290	0.00000000	910.01868008
3-A5	21,865,000.00	2.84875%	927.93958838	2.20289001	0.00000000	0.00000000	0.00015916	2.20273085	0.00000000	910.01868008
3-A6	29,247,000.00	2.84875%	923.71431190	2.19285944	0.00000000	0.00000000	0.00024105	2.19261805	0.00000000	920.21712039
B1	13,752,000.00	6.25019%	992.78955861	5.17093441	0.00000000	0.00000000	0.00064063	5.17029378	0.00000000	992.25145288
B2	3,576,000.00	6.25019%	992.78955817	5.17093400	0.00000000	0.00000000	0.00064038	5.17029362	0.00000000	992.25145414
BIO1	0.00	0.40000%	992.78955852	0.33092971	0.00000000	0.00000000	0.00000000	0.33092971	0.00000000	992.25145256
B3	4,126,000.00	6.40019%	992.78955889	5.29503393	0.00000000	0.00000000	0.00063984	5.29439166	0.00000000	992.25145177
B4	1,375,000.00	6.40019%	992.78955636	5.29503273	0.00000000	0.00000000	0.00064000	5.29439273	0.00000000	992.25145455
BIO2	0.00	0.25000%	992.78955826	0.20683149	0.00000000	0.00000000	0.00000000	0.20683149	0.00000000	992.25145246
B5	2,750,000.00	6.65019%	992.78956000	5.50186545	0.00000000	0.00000000	0.00064000	5.50122182	0.00000000	992.25145455
B6	1,100,000.00	6.65019%	992.78955455	5.50186364	0.00000000	0.00000000	0.00063636	5.50122727	0.00000000	992.25145455
B7	1,925,000.00	6.65019%	992.78955844	5.50186494	0.00000000	0.00000000	0.00063896	5.50122597	0.00000000	992.25145455
B8	2,475,000.00	6.65019%	992.78955960	5.50186263	0.00000000	0.00000000	0.00064242	5.50122424	0.00000000	992.25145455
B9	1,926,761.31	6.65019%	992.78955835	5.50186468	0.00000000	0.00000000	0.00063838	5.50122111	0.00000000	936.06582748
R	100.00	5.75000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LT-R	0.00	0.00000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.

NOTE: All classes per $1,000 denomination.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Certificateholder Account Statement

CERTIFICATE ACCOUNT		PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Beginning Balance	0.00	Total Prepayment/Curtailment Interest Shortfall	322.85
Deposits		Servicing Fee Support	0.00
Payments of Interest and Principal	6,397,822.68	Non-Supported Prepayment/Curtailment Interest Shortfall	322.85
Reserve Funds and Credit Enhancements	0.00
Proceeds from Repurchased Loans	0.00
Servicer Advances	0.00
Gains & Subsequent Recoveries (Realized Losses)	(108,256.29)
Prepayment Penalties	20,908.79
Total Deposits	6,310,475.18

		ADMINISTRATION FEES

Withdrawals

Reserve Funds and Credit Enhancements	0.00	Gross Servicing Fee*	104,786.96
Total Administration Fees	143,914.81	Primary Mortgage Insurance - PMI	39,127.85
Payment of Interest and Principal	6,166,560.37	Supported Prepayment/Curtailment Interest Shortfall	0.00
Total Withdrawals (Pool Distribution Amount)	6,310,475.18
Ending Balance	0.00	Total Administration Fees	143,914.81

		*Servicer Payees include: AURORA LOAN SERVICING INC.

Servicer Advances are calculated as delinquent scheduled principal and interest

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Collateral Statement

Group	1	2	3	Total

Collateral Description	Mixed Fixed	Mixed Fixed	Mixed Fixed	Fixed

Weighted Average Coupon Rate	6.876241	7.261328	6.860212	6.992687
Weighted Average Net Rate	6.626241	7.011328	6.610212	6.742687
Weighted Average Pass-Through Rate	6.598535	6.819713	6.514410	6.649336
Weighted Average Remaining Term	344	344	344	344
Principal And Interest Constant	1,498,597.44	1,032,089.14	672,913.27	3,203,599.85
Beginning Loan Count	1,065	825	436	2,326
Loans Paid in Full	6	3	6	15
Ending Loan Count	1,059	822	430	2,311
Beginning Scheduled Balance	238,429,318.50	156,587,911.86	107,960,214.70	502,977,445.06
Ending Scheduled Balance	236,931,616.58	156,003,024.99	106,575,627.53	499,510,269.10
Actual Ending Collateral Balance	237,090,479.55	156,113,015.37	106,630,164.44	499,833,659.36
Scheduled Principal	132,349.55	84,558.98	55,721.61	272,630.14
Unscheduled Principal	1,365,352.37	500,327.89	1,328,865.56	3,194,545.82
Negative Amortized Principal	0.00	0.00	0.00	0.00
Scheduled Interest	1,366,247.89	947,530.16	617,191.66	2,930,969.71
Servicing Fees	49,672.77	32,622.48	22,491.71	104,786.96
Master Servicing Fees	0.00	0.00	0.00	0.00
Trustee Fee	0.00	0.00	0.00	0.00
FRY Amount	0.00	0.00	0.00	0.00
Special Hazard Fee	0.00	0.00	0.00	0.00
Other Fee	5,504.92	25,003.88	8,619.05	39,127.85
Pool Insurance Fee	0.00	0.00	0.00	0.00
Spread 1	0.00	0.00	0.00	0.00
Spread 2	0.00	0.00	0.00	0.00
Spread 3	0.00	0.00	0.00	0.00
Net Interest	1,311,070.20	889,903.80	586,080.90	2,787,054.90
Realized Loss Amount	41,381.22	66,875.07	0.00	108,256.29
Cumulative Realized Loss	41,381.22	66,875.07	0.00	108,256.29
Percentage of Cumulative Losses	0.0160	0.0398	0.0000	0.0197
Prepayment Penalty Waived Amount	0.00	0.00	0.00	0.00
Prepayment Penalty Waived Count	0	0	0	0
Prepayment Penalty Paid Amount	16,750.17	4,158.62	0.00	20,908.79
Prepayment Penalty Paid Count	4	2	0	6
Special Servicing Fee	0.00	0.00	0.00	0.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Additional Reporting - Deal Level

Cash Reporting

Subordinate Average Rate	6.650188%

Informational Reporting
Collateral Group 1 Beginning Balance	161,319,174.99

Collateral Group 1 Ending Balance	160,297,065.55
Collateral Group 1 Uncheduled Principal	918,711.15
Collateral Group 1 Realized Loss	509.70
Collateral Group 1 Scheduled Principal	90,632.97
Collateral Group 2A Beginning Balance	93,586,462.71
Collateral Group 2A Ending Balance	93,194,641.74
Collateral Group 2A Uncheduled Principal	112,183.82
Collateral Group 2A Realized Loss	35,476.34
Collateral Group 2A Scheduled Principal	48,613.03
Collateral Group 2B Beginning Balance	131,506,032.46
Collateral Group 2B Ending Balance	130,834,399.93
Collateral Group 2B Uncheduled Principal	599,592.94
Collateral Group 2B Realized Loss	0.00
Collateral Group 2B Scheduled Principal	72,039.60
Collateral Group 2C Beginning Balance	66,020,584.03
Collateral Group 2C Ending Balance	65,207,058.71
Collateral Group 2C Uncheduled Principal	778,607.99
Collateral Group 2C Realized Loss	0.00
Collateral Group 2C Scheduled Principal	34,917.33
Collateral Group 3A Beginning Balance	21,676,131.08
Collateral Group 3A Ending Balance	21,242,235.01
Collateral Group 3A Uncheduled Principal	265,254.73
Collateral Group 3A Realized Loss	41,381.22
Collateral Group 3A Scheduled Principal	10,538.38
Collateral Group 3B Beginning Balance	28,869,059.79
Collateral Group 3B Ending Balance	28,734,868.17
Collateral Group 3B Uncheduled Principal	2,162.14
Collateral Group 3B Realized Loss	30,889.02
Collateral Group 3B Scheduled Principal	15,893.28
Exchange has occurred this cycle	NO
Next Month LIBOR	2.895000%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Additional Reporting - Deal Level

Miscellaneous Reporting

Collateral Group 1 Senior %	93.512228%

Collateral Group 2A Senior %	93.530076%
Collateral Group 2B Senior %	93.602493%
Collateral Group 2C Senior %	93.616013%
Collateral Group 3A Senior %	93.580715%
Collateral Group 3B Senior %	93.064364%
Collateral Group 1 Senior Prepayment %	100.000000%
Collateral Group 2A Senior Prepayment %	100.000000%
Collateral Group 2B Senior Prepayment %	100.000000%
Collateral Group 2C Senior Prepayment %	100.000000%
Collateral Group 3A Senior Prepayment %	100.000000%
Collateral Group 3B Senior Prepayment %	100.000000%
Collateral Group 1 Subordinate %	6.487772%
Collateral Group 2A Subordinate %	6.469924%
Collateral Group 2B Subordinate %	6.397507%
Collateral Group 2C Subordinate %	6.383987%
Collateral Group 3A Subordinate %	6.419285%
Collateral Group 3B Subordinate %	6.935636%
Collateral Group 1 Sub Prepayment %	0.000000%
Collateral Group 2A Sub Prepayment %	0.000000%
Collateral Group 2B Sub Prepayment %	0.000000%
Collateral Group 2C Sub Prepayment %	0.000000%
Collateral Group 3A Sub Prepayment %	0.000000%
Collateral Group 3B Sub Prepayment %	0.000000%

Trigger Event Reporting

Cumulative Loss Trigger Event
Trigger Result	Pass
Threshold Value	30.000000%
Calculated Value	0.327992%
Delinquency Event
Trigger Result	Fail
Threshold Value	50.000000%
Calculated Value	82.978076%
Shifting Interest Trigger
Trigger Result	Pass

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Delinquency Status - MBA Delinquency Calculation Method

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

	No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance

			0-29 Days	4	1,089,556.81	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	4	1,089,556.81
30 Days	75	17,704,776.57	30 Days	1	252,964.35	30 Days	0	0.00	30 Days	0	0.00	30 Days	76	17,957,740.92
60 Days	53	11,900,032.98	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	53	11,900,032.98
90 Days	21	4,756,722.77	90 Days	1	140,000.00	90 Days	2	435,761.15	90 Days	0	0.00	90 Days	24	5,332,483.92
120 Days	9	2,698,616.34	120 Days	0	0.00	120 Days	5	908,850.15	120 Days	0	0.00	120 Days	14	3,607,466.49
150 Days	1	397,744.43	150 Days	0	0.00	150 Days	10	2,173,236.58	150 Days	0	0.00	150 Days	11	2,570,981.01
180+ Days	4	927,220.91	180+ Days	6	1,317,517.02	180+ Days	34	8,709,668.18	180+ Days	16	2,587,323.39	180+ Days	60	13,541,729.50
	163	38,385,114.00		12	2,800,038.18		51	12,227,516.06		16	2,587,323.39		242	55,999,991.63

No. of Loans	Actual Balance	No. of Loans	Actual Balance	No. of Loans	Actual Balance	No. of Loans	Actual Balance	No. of Loans	Actual Balance

			0-29 Days	0.173085%	0.217984%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.173085%	0.217984%
30 Days	3.245348%	3.542134%	30 Days	0.043271%	0.050610%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.288620%	3.592743%
60 Days	2.293379%	2.380799%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	2.293379%	2.380799%
90 Days	0.908698%	0.951661%	90 Days	0.043271%	0.028009%	90 Days	0.086543%	0.087181%	90 Days	0.000000%	0.000000%	90 Days	1.038511%	1.066852%
120 Days	0.389442%	0.539903%	120 Days	0.000000%	0.000000%	120 Days	0.216357%	0.181831%	120 Days	0.000000%	0.000000%	120 Days	0.605798%	0.721733%
150 Days	0.043271%	0.079575%	150 Days	0.000000%	0.000000%	150 Days	0.432713%	0.434792%	150 Days	0.000000%	0.000000%	150 Days	0.475984%	0.514367%
180+ Days	0.173085%	0.185506%	180+ Days	0.259628%	0.263591%	180+ Days	1.471225%	1.742513%	180+ Days	0.692341%	0.517637%	180+ Days	2.596279%	2.709247%
	7.053224%	7.679578%		0.519256%	0.560194%		2.206837%	2.446317%		0.692341%	0.517637%		10.471657%	11.203726%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Current Period Class A Insufficient Funds	0.00	Principal Balance of Contaminated Properties	0.00	Periodic Advance	338,250.09

	Original $	Original %	Current $	Current %

Bankruptcy	220,769.00	0.04013297%	220,769.00	0.04419709%
Fraud	11,001,877.00	1.99999996%	5,099,397.12	1.02087934%
Special Hazard	5,500,938.00	0.99999989%	4,995,102.69	1.00000000%

Limit of Subordinate's Exposure to Certain Types of Losses

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Delinquency Status By Group

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

1 - MBA

	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance

			0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	0	0.00
30 Days	34	7,585,104.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	34	7,585,104.00
60 Days	31	7,419,374.02	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	31	7,419,374.02
90 Days	8	1,908,801.07	90 Days	1	140,000.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	9	2,048,801.07
120 Days	6	1,436,959.22	120 Days	0	0.00	120 Days	3	665,797.48	120 Days	0	0.00	120 Days	9	2,102,756.70
150 Days	0	0.00	150 Days	0	0.00	150 Days	6	1,178,134.00	150 Days	0	0.00	150 Days	6	1,178,134.00
180+ Days	1	275,200.00	180+ Days	5	1,201,517.02	180+ Days	20	4,932,470.97	180+ Days	9	1,474,178.17	180+ Days	35	7,883,366.16
	80	18,625,438.31		6	1,341,517.02		29	6,776,402.45		9	1,474,178.17		124	28,217,535.95

			0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%
30 Days	3.210576%	3.199244%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.210576%	3.199244%
60 Days	2.927290%	3.129343%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	2.927290%	3.129343%
90 Days	0.755430%	0.805094%	90 Days	0.094429%	0.059049%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.849858%	0.864143%
120 Days	0.566572%	0.606081%	120 Days	0.000000%	0.000000%	120 Days	0.283286%	0.280820%	120 Days	0.000000%	0.000000%	120 Days	0.849858%	0.886901%
150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.566572%	0.496913%	150 Days	0.000000%	0.000000%	150 Days	0.566572%	0.496913%
180+ Days	0.094429%	0.116074%	180+ Days	0.472144%	0.506776%	180+ Days	1.888574%	2.080417%	180+ Days	0.849858%	0.621779%	180+ Days	3.305005%	3.325045%
	7.554297%	7.855836%		0.566572%	0.565825%		2.738432%	2.858150%		0.849858%	0.621779%		11.709160%	11.901590%

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL
2 -MBA
	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance

			0-29 Days	3	544,494.97	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	3	544,494.97
30 Days	25	5,554,734.83	30 Days	0	0.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	25	5,554,734.83
60 Days	18	3,954,393.30	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	18	3,954,393.30
90 Days	11	2,489,067.07	90 Days	0	0.00	90 Days	2	435,761.15	90 Days	0	0.00	90 Days	13	2,924,828.22
120 Days	3	1,261,657.12	120 Days	0	0.00	120 Days	2	243,052.67	120 Days	0	0.00	120 Days	5	1,504,709.79
150 Days	1	397,744.43	150 Days	0	0.00	150 Days	3	924,175.80	150 Days	0	0.00	150 Days	4	1,321,920.23
180+ Days	3	652,020.91	180+ Days	1	116,000.00	180+ Days	12	3,243,092.65	180+ Days	5	698,824.29	180+ Days	21	4,709,937.85
	61	14,309,617.66		4	660,494.97		19	4,846,082.27		5	698,824.29		89	20,515,019.19

			0-29 Days	0.364964%	0.348783%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.364964%	0.348783%
30 Days	3.041363%	3.558150%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.041363%	3.558150%
60 Days	2.189781%	2.533032%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	2.189781%	2.533032%
90 Days	1.338200%	1.594401%	90 Days	0.000000%	0.000000%	90 Days	0.243309%	0.279132%	90 Days	0.000000%	0.000000%	90 Days	1.581509%	1.873533%
120 Days	0.364964%	0.808169%	120 Days	0.000000%	0.000000%	120 Days	0.243309%	0.155690%	120 Days	0.000000%	0.000000%	120 Days	0.608273%	0.963859%
150 Days	0.121655%	0.254780%	150 Days	0.000000%	0.000000%	150 Days	0.364964%	0.591992%	150 Days	0.000000%	0.000000%	150 Days	0.486618%	0.846771%
180+ Days	0.364964%	0.417660%	180+ Days	0.121655%	0.074305%	180+ Days	1.459854%	2.077401%	180+ Days	0.608273%	0.447640%	180+ Days	2.554745%	3.017005%
	7.420925%	9.166191%		0.486618%	0.423088%		2.311436%	3.104214%		0.608273%	0.447640%		10.827251%	13.141133%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

3 - MBA

	No of Loans	Actual Bal		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance		No of Loans	Actual Balance

			0-29 Days	1	545,061.84	0-29 Days	0	0.00	0-29 Days	0	0.00	0-29 Days	1	545,061.84
30 Days	16	4,564,937.74	30 Days	1	252,964.35	30 Days	0	0.00	30 Days	0	0.00	30 Days	17	4,817,902.09
60 Days	4	526,265.66	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	4	526,265.66
90 Days	2	358,854.63	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	2	358,854.63
120 Days	0	0.00	120 Days	0	0.00	120 Days	0	0.00	120 Days	0	0.00	120 Days	0	0.00
150 Days	0	0.00	150 Days	0	0.00	150 Days	1	70,926.78	150 Days	0	0.00	150 Days	1	70,926.78
180+ Days	0	0.00	180+ Days	0	0.00	180+ Days	2	534,104.56	180+ Days	2	414,320.93	180+ Days	4	948,425.49
	22	5,450,058.03		2	798,026.19		3	605,031.34		2	414,320.93		29	7,267,436.49

			0-29 Days	0.232558%	0.511170%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.232558%	0.511170%
30 Days	3.720930%	4.281094%	30 Days	0.232558%	0.237235%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.953488%	4.518329%
60 Days	0.930233%	0.493543%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.930233%	0.493543%
90 Days	0.465116%	0.336541%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.465116%	0.336541%
120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%
150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.232558%	0.066517%	150 Days	0.000000%	0.000000%	150 Days	0.232558%	0.066517%
180+ Days	0.000000%	0.000000%	180+ Days	0.000000%	0.000000%	180+ Days	0.465116%	0.500894%	180+ Days	0.465116%	0.388559%	180+ Days	0.930233%	0.889453%
	5.116279%	5.111178%		0.465116%	0.748406%		0.697674%	0.567411%		0.465116%	0.388559%		6.744186%	6.815554%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

180+ Delinquency Summary

	Summary			1			2

Days Delinquent	Number Of Loans	Outstanding Actual Balance($)	Percentage Of Balance (%)	Number Of Loans	Outstanding Actual Balance($)	Percentage Of Balance (%)	Number Of Loans	Outstanding Actual Balance($)	Percentage Of Balance (%)

180 - 209	16	3,906,614.73	0.782	6	1,487,522.29	0.627	9	2,348,347.48	1.504
210 - 239	10	2,958,420.25	0.592	9	2,628,083.92	1.108	0	0.00	0.000
240 - 269	6	1,180,467.31	0.236	5	872,468.14	0.368	1	307,999.17	0.197
270 - 299	8	1,616,878.44	0.323	4	764,897.74	0.323	4	851,980.70	0.546
300 - 329	3	698,683.71	0.140	2	575,353.16	0.243	1	123,330.55	0.079
330 - 359	7	1,166,109.25	0.233	5	786,895.25	0.332	1	175,445.77	0.112
360 - 389	5	963,520.66	0.193	4	768,145.66	0.324	1	195,375.00	0.125
390 - 419	3	735,463.66	0.147	0	0.00	0.000	2	391,887.69	0.251
420 - 449	2	315,571.49	0.063	0	0.00	0.000	2	315,571.49	0.202
Total	60	13,541,729.50	2.709	35	7,883,366.16	3.325	21	4,709,937.85	3.016
	3

Days Delinquent	Number Of Loans	Outstanding Actual Balance($)	Percentage Of Balance (%)

180 - 209	1	70,744.96	0.066
210 - 239	1	330,336.33	0.310
240 - 269	0	0.00	0.000
270 - 299	0	0.00	0.000
300 - 329	0	0.00	0.000
330 - 359	1	203,768.23	0.191
360 - 389	0	0.00	0.000
390 - 419	1	343,575.97	0.322
420 - 449	0	0.00	0.000
Total	4	948,425.49	0.889

This report includes all loans greater than 180 days delinquent regardless of status (REO, Foreclosure, Bankruptcy)

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

REO Detail - All Mortgage Loans in REO during Current Period

Summary		12 Month REO History

New REO Loans

Loans in REO	2
Original Principal Balance	195,000.00
Current Actual Balance	194,075.51
Current REO Total
Loans in REO	16
Original Principal Balance	2,593,332.00
Current Actual Balance	2,587,323.39

1		12 Month REO History

New REO Loans

Loans in REO	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current REO Total
Loans in REO	9
Original Principal Balance	1,477,740.00
Current Actual Balance	1,474,178.17

2		12 Month REO History

New REO Loans

Loans in REO	1
Original Principal Balance	123,750.00
Current Actual Balance	123,330.55
Current REO Total
Loans in REO	5
Original Principal Balance	700,342.00
Current Actual Balance	698,824.29

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

REO Detail - All Mortgage Loans in REO during Current Period

3		12 Month REO History

New REO Loans
Loans in REO	1
Original Principal Balance	71,250.00
Current Actual Balance	70,744.96
Current REO Total
Loans in REO	2
Original Principal Balance	415,250.00
Current Actual Balance	414,320.93

REO Loan Detail - All Mortgage Loans in REO during Current Period

Group	Loan Number	Month Loan Entered REO	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0123310443	Nov-2007	01-Oct-2006	MN	90.00	67,500.00	67,202.18	01-Mar-2007	12	7.625%	5,757.59
1	0123316283	Mar-2008	01-Aug-2006	NH	80.00	202,400.00	201,346.82	01-Jul-2007	8	6.875%	11,099.17
1	0123317703	Jan-2008	01-Dec-2006	MN	80.00	168,000.00	168,000.00	01-Apr-2007	11	7.250%	12,740.00
1	0123319816	Mar-2008	01-Dec-2006	TX	80.00	72,800.00	72,539.74	01-Apr-2007	11	7.750%	5,871.82
1	0123321473	Oct-2007	01-Nov-2006	MI	80.00	84,800.00	84,633.97	01-Mar-2007	12	7.625%	7,268.43
1	0123322521	Mar-2008	01-Jan-2007	CA	80.00	251,740.00	251,740.00	01-Jun-2007	9	6.625%	14,710.96
1	0123322703	Feb-2008	01-Dec-2006	CO	80.00	200,000.00	199,557.53	01-Jul-2007	8	7.375%	11,849.91
1	0123329732	Feb-2008	01-Sep-2006	AZ	70.00	206,500.00	206,434.39	01-May-2007	10	7.625%	15,224.52
1	0123449431	Mar-2008	01-Jan-2007	MN	80.00	224,000.00	222,723.54	01-Jul-2007	8	7.125%	12,722.25
2	0033599614	Nov-2007	01-Jan-2007	FL	80.00	180,792.00	180,664.40	01-Jan-2007	14	7.750%	17,979.75
2	0039680913	Aug-2007	01-Jan-2007	MI	100.00	135,000.00	134,907.09	01-Jan-2007	14	7.875%	12,290.68
2	0039727326	Dec-2007	01-Feb-2007	MI	80.00	137,600.00	137,034.56	01-Jun-2007	9	7.500%	9,078.81
2	0039809611	Apr-2008	01-Feb-2007	VA	75.00	123,750.00	123,330.55	01-May-2007	10	6.875%	8,138.37
2	0123325094	Jan-2008	01-Dec-2006	TX	79.97	123,200.00	122,887.69	01-Feb-2007	13	6.875%	10,123.05
3	0033454349	Apr-2008	01-Dec-2006	MO	95.00	71,250.00	70,744.96	01-Sep-2007	6	7.875%	3,292.90
3	0123317752	Jan-2008	01-Dec-2006	CA	80.00	344,000.00	343,575.97	01-Feb-2007	13	6.750%	27,844.21

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

Summary		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	7
Original Principal Balance	1,753,860.00
Current Actual Balance	1,745,520.38
Current Foreclosure Total
Loans in Foreclosure	51
Original Principal Balance	12,281,135.00
Current Actual Balance	12,227,516.06

1		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	2
Original Principal Balance	472,000.00
Current Actual Balance	467,609.98
Current Foreclosure Total
Loans in Foreclosure	29
Original Principal Balance	6,802,877.00
Current Actual Balance	6,776,402.45
2		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	4
Original Principal Balance	950,400.00
Current Actual Balance	947,574.07
Current Foreclosure Total
Loans in Foreclosure	19
Original Principal Balance	4,871,163.00
Current Actual Balance	4,846,082.27

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

3		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	1
Original Principal Balance	331,460.00
Current Actual Balance	330,336.33
Current Foreclosure Total
Loans in Foreclosure	3
Original Principal Balance	607,095.00
Current Actual Balance	605,031.34

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
1	0123310302	Jan-2008	01-Dec-2006	FL	90.00	364,702.00	361,691.96	01-Aug-2007	7	6.750%	17,583.53
1	0123311128	Oct-2007	01-Nov-2006	FL	90.00	369,675.00	368,918.77	01-May-2007	10	8.000%	26,322.84
1	0123315046	Mar-2008	01-Aug-2006	FL	80.00	228,000.00	226,595.11	01-Oct-2007	5	6.875%	8,749.31
1	0123315301	Jan-2008	01-Jan-2007	CA	80.00	344,000.00	344,000.00	01-Aug-2007	7	6.875%	17,092.44
1	0123315327	Feb-2008	01-Jan-2007	CA	80.00	244,000.00	244,000.00	01-Sep-2007	6	6.875%	10,776.72
1	0123318073	Jan-2008	01-Jan-2007	CA	80.00	280,000.00	278,215.22	01-Aug-2007	7	7.250%	14,569.73
1	0123318453	Nov-2007	01-Dec-2006	FL	80.00	80,000.00	79,565.96	01-Jun-2007	9	7.375%	5,179.77
1	0123318461	Apr-2008	01-Jan-2007	FL	80.00	280,000.00	277,337.03	01-Nov-2007	4	6.875%	9,174.25
1	0123318891	Feb-2008	01-Jan-2007	MI	80.00	156,000.00	154,831.31	01-Sep-2007	6	7.250%	7,210.27
1	0123320293	Apr-2008	01-Dec-2006	VA	80.00	192,000.00	190,272.95	01-Nov-2007	4	7.625%	7,007.95
1	0123320764	Feb-2008	01-Jan-2007	CA	80.00	255,920.00	254,990.15	01-Sep-2007	6	6.875%	11,250.20
1	0123321135	Jan-2008	01-Jan-2007	FL	80.00	260,000.00	259,296.92	01-Aug-2007	7	7.500%	14,084.35
1	0123321143	Aug-2007	01-Jan-2007	FL	80.00	233,600.00	233,280.67	01-Mar-2007	12	6.375%	16,626.73
1	0123322166	Mar-2008	01-Dec-2006	WI	80.00	188,000.00	187,696.22	01-Apr-2007	11	7.625%	14,970.86
1	0123322596	Mar-2008	01-Aug-2006	CA	80.00	232,000.00	231,750.00	01-Oct-2007	5	7.750%	10,139.08
1	0123322869	Feb-2008	01-Dec-2006	FL	80.00	228,000.00	228,000.00	01-Sep-2007	6	6.750%	9,880.00
1	0123322968	Mar-2008	01-Jan-2007	FL	80.00	188,000.00	187,995.00	01-Oct-2007	5	7.750%	8,224.72
1	0123322984	Dec-2007	01-Dec-2006	FL	80.00	191,920.00	191,864.02	01-Jul-2007	8	7.000%	10,792.40
1	0123323073	Feb-2008	01-Dec-2006	FL	80.00	116,800.00	116,800.00	01-Sep-2007	6	7.250%	5,450.72
1	0123324170	Feb-2008	01-Jan-2007	NY	80.00	320,460.00	320,330.67	01-Aug-2007	7	6.750%	15,616.08
1	0123326290	Jan-2008	01-Sep-2006	IN	77.84	57,600.00	56,976.23	01-Jul-2007	8	7.625%	3,491.71
1	0123326449	Mar-2008	01-Jan-2007	FL	77.42	120,000.00	119,061.22	01-Oct-2007	5	7.375%	4,940.35
1	0123331670	Dec-2007	01-Jan-2007	FL	64.94	200,000.00	198,187.50	01-Nov-2007	4	7.125%	6,803.84
1	0123333395	Feb-2008	01-Jan-2007	CA	56.67	493,000.00	488,900.83	01-Sep-2007	6	6.500%	20,321.65

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest
1	0123334724	Mar-2008	01-Nov-2006	MA	46.03	110,000.00	108,732.67	01-Oct-2007	5	6.625%	4,035.69
1	0123448029	Jan-2008	01-Jan-2007	CA	65.50	220,000.00	218,491.42	01-Aug-2007	7	6.875%	10,827.10
1	0123449142	Mar-2008	01-Jan-2007	CA	80.00	304,000.00	304,000.00	01-Oct-2007	5	6.625%	11,305.00
1	0123449944	Aug-2007	01-Feb-2007	NY	80.00	383,600.00	383,028.84	01-Mar-2007	12	7.500%	32,260.57
1	0123454449	Nov-2007	01-Dec-2006	CA	80.00	161,600.00	161,591.78	01-Jun-2007	9	7.625%	10,924.32
2	0033328758	Aug-2007	01-Dec-2006	FL	88.20	269,000.00	269,000.00	01-Feb-2007	13	7.750%	23,739.15
2	0033408055	Mar-2008	01-Dec-2006	TX	100.00	123,000.00	122,022.38	01-Nov-2007	4	8.250%	4,193.14
2	0033408154	Mar-2008	01-Dec-2006	TX	100.00	122,000.00	121,030.29	01-Nov-2007	4	8.250%	4,159.05
2	0033429572	Feb-2008	01-Jan-2007	CA	80.00	436,000.00	432,764.14	01-Sep-2007	6	7.375%	20,516.16
2	0033488818	Mar-2008	01-Dec-2006	CA	84.06	538,000.00	536,772.42	01-Oct-2007	5	7.125%	20,712.72
2	0033495581	Feb-2008	01-Nov-2006	WA	80.00	400,000.00	396,420.33	01-Sep-2007	6	7.500%	19,121.31
2	0033497207	Apr-2008	01-Dec-2006	FL	86.92	226,000.00	225,998.66	01-Dec-2007	3	7.500%	6,497.45
2	0033608555	Mar-2008	01-Jan-2007	OR	80.00	220,000.00	218,103.38	01-Oct-2007	5	6.875%	8,413.53
2	0039573639	Mar-2008	01-Jan-2007	OH	100.00	169,300.00	169,300.00	01-Oct-2007	5	8.125%	6,779.71
2	0039680509	Apr-2008	01-Jan-2007	UT	100.00	210,000.00	209,762.49	01-Dec-2007	3	7.375%	5,729.15
2	0123313801	Mar-2008	01-Oct-2006	FL	80.00	336,000.00	332,496.50	01-Sep-2007	6	6.875%	14,651.53
2	0123316051	Nov-2007	01-Oct-2006	FL	80.00	376,000.00	373,548.96	01-Jun-2007	9	7.750%	25,602.77
2	0123316192	Apr-2008	01-Sep-2006	WA	80.00	206,400.00	203,813.75	01-Jun-2007	9	7.250%	13,037.17
2	0123318594	Mar-2008	01-Nov-2006	FL	80.00	254,388.00	252,245.14	01-Sep-2007	6	7.500%	12,167.15
2	0123322570	Apr-2008	01-Oct-2006	CA	80.00	308,000.00	307,999.17	01-Jul-2007	8	7.750%	19,249.90
2	0123324311	Nov-2007	01-Oct-2006	OR	80.00	137,600.00	137,583.43	01-Jun-2007	9	7.500%	9,143.82
2	0123327918	Mar-2008	01-Oct-2006	ID	75.00	195,375.00	195,375.00	01-Mar-2007	12	7.500%	16,525.46
2	0123329740	Mar-2008	01-Sep-2006	FL	70.00	88,900.00	88,900.00	01-Sep-2007	6	7.500%	4,296.88
2	0123451726	Mar-2008	01-Dec-2006	FL	80.00	255,200.00	252,946.23	01-Sep-2007	6	6.750%	10,935.57
3	0033532615	Mar-2008	01-Jan-2007	MD	55.00	71,500.00	70,926.78	01-Oct-2007	5	7.250%	2,891.30
3	0123310369	Apr-2008	01-Dec-2006	NY	88.39	331,460.00	330,336.33	01-Aug-2007	7	7.125%	17,012.82
3	0123328973	Sep-2007	01-Dec-2006	FL	70.39	204,135.00	203,768.23	01-Apr-2007	11	7.250%	15,423.51

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Summary		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	3
Original Principal Balance	847,160.00
Current Actual Balance	842,857.73

Current Bankruptcy Total
Loans in Bankruptcy	12
Original Principal Balance	2,818,480.00
Current Actual Balance	2,800,038.18

1		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	3
Original Principal Balance	847,160.00
Current Actual Balance	842,857.73

Current Bankruptcy Total
Loans in Bankruptcy	6
Original Principal Balance	1,346,280.00
Current Actual Balance	1,341,517.02

2		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	0
Original Principal Balance	0.00
Current Actual Balance	0.00

Current Bankruptcy Total
Loans in Bankruptcy	4
Original Principal Balance	665,400.00
Current Actual Balance	660,494.97

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

3		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	0
Original Principal Balance	0.00
Current Actual Balance	0.00

Current Bankruptcy Total
Loans in Bankruptcy	2
Original Principal Balance	806,800.00
Current Actual Balance	798,026.19

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Group	Loan Number	Month Loan Entered Bankruptcy	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0039934229	Apr-2008	01-Feb-2007	FL	80.00	272,000.00	272,000.00	01-Jun-2007	9	7.250%	17,453.26
1	0123315996	Feb-2008	01-Jan-2007	FL	80.00	135,920.00	135,459.29	01-Apr-2007	11	6.875%	9,679.26
1	0123320483	Apr-2008	01-Dec-2006	OK	80.00	166,160.00	165,022.05	01-Aug-2007	7	7.500%	8,951.51
1	0123323727	Mar-2008	01-Nov-2006	NH	80.00	140,000.00	140,000.00	01-Dec-2007	3	6.875%	3,864.55
1	0123324063	Mar-2008	01-Jan-2007	NY	80.00	223,200.00	223,200.00	01-Apr-2007	11	7.500%	17,530.50
1	0123325904	Apr-2008	01-Dec-2006	NV	78.65	409,000.00	405,835.68	01-Aug-2007	7	6.875%	20,110.39
2	0039537659	Nov-2007	01-Jan-2007	LA	95.00	144,400.00	144,400.00	01-Mar-2008	0	7.625%	1,635.32
2	0039620703	Nov-2007	01-Jan-2007	KS	100.00	190,000.00	188,185.11	01-Mar-2008	0	8.500%	2,302.91
2	0123453557	Mar-2008	01-Nov-2006	MO	80.00	116,000.00	116,000.00	01-Sep-2007	6	7.250%	5,413.28
2	0123454571	Feb-2008	01-Dec-2006	ME	76.79	215,000.00	211,909.86	01-Mar-2008	0	6.750%	2,296.78
3	0039709019	Oct-2007	01-Feb-2007	FL	70.00	551,800.00	545,061.84	01-Mar-2008	0	6.875%	6,021.15
3	0123327538	Jul-2007	01-Sep-2006	NJ	75.00	255,000.00	252,964.35	01-Feb-2008	1	6.625%	4,031.61

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Realized Loss Detail Report - Loans with Losses During Current Period

Summary

	# Loans with Losses	Prior Actual Balance	Realized Loss/(Gain) Amount	Current Loss Percentage

1	1	159,311.40	41,381.22	0.017%
2	2	363,577.27	66,875.07	0.043%
3	0	0.00	0.00	0.000%
Total	3	522,888.67	108,256.29	0.022%

Realized Loss Loan Detail Report - Loans with Losses During Current Period

Group	Loan Number	Original Principal Balance	Current Note Rate	State	LTV at Origination	Original Term	Prior Actual Balance	Realized Loss/(Gain)	Cumulative Realized Loss/(Gain)

1	0123446940	160,000.00	7.750%	FL	80.00	360	159,311.40	41,381.22	41,381.22
2	0033585126	235,200.00	7.500%	AZ	80.00	360	234,495.23	61,778.05	61,778.05
2	0123451452	129,500.00	7.125%	MS	94.87	360	129,082.04	5,097.02	5,097.02

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Realized Loss Report - Collateral

Summary

MDR		SDA
Current Month	0.103%	Current Month	3.871%
3 Month Average	0.034%	3 Month Average	1.290%
12 Month Average	0.009%	12 Month Average	0.323%

CDR		Loss Severity
Current Month	1.230%	Current Month (Cumulative)	20.704%
3 Month Average	0.410%	3 Month Average (Cumulative)	6.901%
12 Month Average	0.102%	12 Month Average (Cumulative)	1.725%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Realized Loss Report - Collateral

1

MDR		SDA
Current Month	0.006%	Current Month	2.513%
3 Month Average	0.022%	3 Month Average	0.838%
12 Month Average	0.006%	12 Month Average	0.209%

CDR		Loss Severity
Current Month	0.793%	Current Month (Cumulative)	25.975%
3 Month Average	0.264%	3 Month Average (Cumulative)	8.658%
12 Month Average	0.066%	12 Month Average (Cumulative)	2.165%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Realized Loss Report - Collateral

2

MDR		SDA
Current Month	0.230%	Current Month	8.421%
3 Month Average	0.077%	3 Month Average	2.807%
12 Month Average	0.019%	12 Month Average	0.702%

CDR		Loss Severity
Current Month	2.726%	Current Month (Cumulative)	18.394%
3 Month Average	0.909%	3 Month Average (Cumulative)	6.131%
12 Month Average	0.227%	12 Month Average (Cumulative)	1.533%

3 - No Realized Loss Information to report this period.

Calculation Methodology:

Monthly Default Rate (MDR):     Sum(Beg Scheduled Balance of Liquidated Loans) / Sum(Beg Scheduled Balance)
Conditional Default Rate (CDR):     1-((1-MDR)^12)
SDA Standard Default Assumption:     If WAS ≤ 30 then CDR / (WAS * 0.02) else if 30 < WAS ≤ 60 then CDR / 0.6 else if 60 < WAS ≤ 120 then CDR / (0.6 - ((WAS - 60) * 0.0095)) else if WAS > 120 then CDR / 0.03
Cumulative Loss Severity: Sum(All Realized Losses) / Sum(Actual Liquidated Balance for loans that have experienced a loss). 3 Month Average and 12 Month Average will not have values until the 3rd and 12th month respectively.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Prepayment Detail - Prepayments During the Current Period

Summary

	Loans Paid in Full			Repurchased Loans			Substitution Loans			Liquidated Loans			Curtailments
	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Curtailment Amount
1	5	1,189,400.00	1,182,299.15	0	0.00	0.00	0	0.00	0.00	1	160,000.00	158,227.34	25,216.73
2	1	99,000.00	98,983.00	0	0.00	0.00	0	0.00	0.00	2	364,700.00	360,231.14	41,419.25
3	6	1,385,310.00	1,315,257.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	14,188.87
Total	12	2,673,710.00	2,596,539.80	0	0.00	0.00	0	0.00	0.00	3	524,700.00	518,458.48	80,824.85

Prepayment Loan Detail - Prepayments during Current Period

Group	Loan Number	State	LTV at Origination	First Payment Date	Original Principal Balance	Prepayment Amount	PIF Type	Months Delinquent	Current Loan Rate	Original Term	Seasoning

1	0123319444	NY	80.00	01-Jan-2007	232,000.00	227,157.66	Loan Paid in Full	0	6.750%	360	15
1	0123321002	CT	80.00	01-Jan-2007	98,400.00	97,397.87	Loan Paid in Full	(1)	7.250%	360	15
1	0123322737	DE	80.00	01-Jan-2007	208,000.00	207,248.74	Loan Paid in Full	0	6.875%	360	15
1	0123331498	CA	65.00	01-Dec-2006	299,000.00	298,245.96	Loan Paid in Full	0	6.500%	360	16
1	0123446940	FL	80.00	01-Jan-2007	160,000.00	158,102.96	Liquidation	8	7.750%	360	15
1	0123452898	CA	80.00	01-Dec-2006	352,000.00	351,982.45	Loan Paid in Full	8	7.625%	360	16
2	0033585126	AZ	80.00	01-Jan-2007	235,200.00	232,272.40	Liquidation	10	7.500%	360	15
2	0039696091	MI	86.09	01-Jan-2007	99,000.00	98,983.00	Loan Paid in Full	0	8.400%	360	15
2	0123451452	MS	94.87	01-Dec-2006	129,500.00	127,653.24	Liquidation	11	7.125%	360	16
3	0033419284	GA	100.00	01-Dec-2006	149,350.00	149,350.00	Loan Paid in Full	0	7.125%	360	16
3	0033450446	UT	100.00	01-Dec-2006	126,700.00	126,429.38	Loan Paid in Full	0	7.500%	360	16
3	0039658026	UT	90.00	01-Jan-2007	495,000.00	488,956.78	Loan Paid in Full	(1)	7.600%	360	15
3	0123335622	CA	35.44	01-Nov-2006	221,500.00	219,847.80	Loan Paid in Full	(1)	6.875%	360	17
3	0123447518	TX	80.00	01-Dec-2006	180,000.00	178,552.59	Loan Paid in Full	0	6.375%	360	16
3	0123450249	WA	80.00	01-Dec-2006	212,760.00	151,540.14	Loan Paid in Full	(1)	6.625%	360	16

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Prepayment Penalty Detail - Prepayment Penalty Paid during Current Period

Summary	Loan Count	Prior Balance	Prepayment PenaltyAmount	Prepayment Penalty Waived

1	4	817,323.84	16,750.17	0.00
2	2	377,772.83	4,158.62	0.00
3	0	0.00	0.00	0.00
Total	6	1,195,096.67	20,908.79	0.00

Prepayment Penalty Loan Detail - Prepayment Penalty Paid during Current Period

Group	Loan Number	Paid In Full Date	Prior Balance	Prepayment Penalty Amount	Prepayment Penalty Waived
1	0123319444	03/06/2008	227,383.38	6,164.79	0.00
1	0123321002	03/03/2008	97,438.62	2,821.99	0.00
1	0123325524	Active	194,255.88	0.90	0.00
1	0123331498	03/06/2008	298,245.96	7,762.49	0.00
2	0039696091	04/01/2008	98,983.00	4,157.29	0.00
2	0123324535	Active	278,789.83	1.33	0.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Prepayment Rates

Summary

SMM		CPR		PSA
Current Month	0.635%	Current Month	7.365%	Current Month	231.789%
3 Month Average	0.633%	3 Month Average	7.335%	3 Month Average	247.338%
12 Month Average	0.715%	12 Month Average	6.464%	12 Month Average	368.563%

1

SMM		CPR		PSA
Current Month	0.573%	Current Month	6.663%	Current Month	211.015%
3 Month Average	0.528%	3 Month Average	6.135%	3 Month Average	209.321%
12 Month Average	0.606%	12 Month Average	5.514%	12 Month Average	301.938%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Prepayment Rates

2

SMM		CPR		PSA
Current Month	0.320%	Current Month	3.770%	Current Month	116.443%
3 Month Average	0.451%	3 Month Average	5.274%	3 Month Average	175.354%
12 Month Average	0.600%	12 Month Average	5.643%	12 Month Average	321.977%

3

SMM		CPR		PSA
Current Month	1.232%	Current Month	13.817%	Current Month	440.951%
3 Month Average	1.126%	3 Month Average	12.676%	3 Month Average	429.953%
12 Month Average	1.116%	12 Month Average	9.356%	12 Month Average	560.996%

Calculation Methodology:
Single Month Mortality (SMM): (Partial and full prepayments + Repurchases) / (Beginning Scheduled Balance - Scheduled Principal)
Conditional PrePayment Rate (CPR): 1 - ((1 - SMM)^12)
PSA Standard Prepayment Model: 100 * CPR / (0.2 * MIN(30,WAS))
Weighted Average Seasoning (WAS): sum for each loan ((Original Term - Remaining Term)*(Current Scheduled Balance/Deal Scheduled Principal Balance))

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Modifications

Loan Number	Beginning Scheduled Balance	Current Scheduled Balance	Prior Rate	Modified Rate	Prior Payment	Modified Payment

0123453623	115,101.64	114,967.46	7.625%	7.625%	786.22	825.76

Substitutions

Loans Repurchased				Loans Substituted

Loan Number	Current Scheduled Balance	Current Rate	Current Payment	Loan Number	Current Scheduled Balance	Current Rate	Current Payment

No Substitutions this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Repurchases Due to Breaches

Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment

No Repurchases Due to Breaches this Period

Repurchases Due to Other

Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment

No Repurchases Due to Other this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Interest Rate Stratification

			Summary			1			2
Current Interest Rate Range (%)
		Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)	Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)	Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)
	< 6.000	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
6.000	6.249	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
6.250	6.499	193	49,891,210.18	9.988	138	34,513,043.74	14.567	25	6,351,969.61	4.072
6.500	6.749	327	88,545,326.31	17.726	205	52,044,386.85	21.966	51	12,782,329.19	8.194
6.750	6.999	585	145,183,822.46	29.065	287	71,295,254.53	30.091	158	35,019,233.31	22.448
7.000	7.249	268	55,293,043.72	11.069	100	21,098,088.94	8.905	89	18,309,036.69	11.736
7.250	7.499	340	63,650,707.62	12.743	132	25,016,377.02	10.558	133	24,982,972.23	16.014
7.500	7.749	292	51,209,656.67	10.252	133	22,907,318.95	9.668	131	23,694,082.09	15.188
7.750	7.999	184	29,255,687.41	5.857	54	8,482,473.63	3.580	124	20,109,424.67	12.890
8.000	8.249	53	8,041,740.70	1.610	8	1,246,752.85	0.526	44	6,642,823.24	4.258
8.250	8.499	44	5,515,149.71	1.104	2	327,920.07	0.138	42	5,187,229.64	3.325
8.500	8.749	20	2,379,599.22	0.476	0	0.00	0.000	20	2,379,599.22	1.525
8.750	8.999	4	373,372.49	0.075	0	0.00	0.000	4	373,372.49	0.239
9.000	9.249	1	170,952.61	0.034	0	0.00	0.000	1	170,952.61	0.110
9.250	9.499	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
>= 9.500		0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
	Total	2,311	499,510,269.10	100.000	1,059	236,931,616.58	100.000	822	156,003,024.99	100.000

			3
Current Interest Rate Range (%)
		Number Of Loans	Outstanding Scheduled Balance($)	Percentage Of Balance(%)
	< 6.000	0	0.00	0.000
6.000	6.249	0	0.00	0.000
6.250	6.499	30	9,026,196.83	8.469
6.500	6.749	71	23,718,610.27	22.255
6.750	6.999	140	38,869,334.62	36.471
7.000	7.249	79	15,885,918.09	14.906
7.250	7.499	75	13,651,358.37	12.809
7.500	7.749	28	4,608,255.63	4.324
7.750	7.999	6	663,789.11	0.623
8.000	8.249	1	152,164.61	0.143
8.250	8.499	0	0.00	0.000
8.500	8.749	0	0.00	0.000
8.750	8.999	0	0.00	0.000
9.000	9.249	0	0.00	0.000
9.250	9.499	0	0.00	0.000
>= 9.500		0	0.00	0.000
	Total	430	106,575,627.53	100.000

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 25-Apr-2008 23-Apr-2008 1:00:52PM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Supplemental Reporting

Accrual Period:

With respect to any Distribution Date and any Class of Certificates or Components (other than any LIBOR Certificates and any Class P Component) or Class of Lower Tier Interests, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and a Class of LIBOR Certificates, the period beginning on the Distribution Date in the calendar month preceding the month in which such Distribution Date occurs (or on January 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding such Distribution Date.

Closing Date:

January 30, 2007.

Cut-off Date:

January 1, 2007.

Determination Date:

With respect to each Distribution Date and any Servicer, as specified in the applicable Servicing Agreement.

Distribution Date:

The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in February 2007.

LIBOR Determination Date:

For any LIBOR Certificate, the second LIBOR Business Day immediately preceding the commencement of each Accrual Period other than the first Accrual Period.

Record Date:

With respect to any Distribution Date and each Class of Certificates (other than the LIBOR Certificates), the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs; and with respect to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding the related Distribution Date.

Servicer Remittance Date:

The day in each month on which each Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the related Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business Day).

Master Servicer Remittance Date:

With respect to each Distribution Date, the third Business Day immediately preceding such Distribution Date.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Current Market Distribution Summary

Class	CUSIP	Certificate Pass-Through Rate	Original Certificate Balance	Actual Certificate Balance	Interest Distribution	Principal Distribution	Ending Certificate Balance	Ending Balance Factor	Total Distribution

1A1	52521FAA5	5.75000%	15,462,000.00	15,462,000.00	74,078.75	0.00	15,462,000.00	1.00000000	74,078.75
1A2	52521FAB3	5.75000%	148,693,000.00	133,315,434.77	638,716.89	360,653.95	132,954,780.81	0.89415629	999,370.84
1A3	52521FAC1	5.75000%	1,060,000.00	1,060,000.00	5,078.48	0.00	1,060,000.00	1.00000000	5,078.48
2A1	52521FAD9	3.26500%	281,561,000.00	252,969,617.85	688,210.99	689,000.75	252,280,617.10	0.89600697	1,377,211.74
2A2	52521FAE7	3.73500%	94,246,000.00	0.00	273,403.48	0.00	0.00	0.00000000	273,403.48
2A3	52521FAF4	3.73500%	134,273,000.00	0.00	380,724.99	0.00	0.00	0.00000000	380,724.99
2A4	52521FAG2	3.73500%	72,242,000.00	0.00	188,679.91	0.00	0.00	0.00000000	188,679.91
2A5	52521FAH0	3.26500%	19,200,000.00	17,250,309.60	46,929.95	46,985.86	17,203,323.74	0.89600644	93,915.81
2A6	52521FAJ6	3.26500%	8,571,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A7	52521FAK3	3.26500%	125,702,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A8	52521FAL1	3.26500%	6,017,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A9	52521FAM9	3.26500%	88,229,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A10	52521FAN7	3.26500%	4,612,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A11	52521FAP2	3.26500%	67,630,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A12	52521FAQ0	3.73500%	206,515,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A13	52521FAR8	3.73500%	228,519,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2A14	52521FAS6	3.73500%	300,761,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A1	52521FAT4	3.14500%	51,112,000.00	46,811,148.56	122,672.66	101,000.42	46,710,148.14	0.91387831	223,673.08
3A2	52521FAU1	0.00000%	51,112,000.00	0.00	172,414.69	0.00	0.00	0.00000000	172,414.69
3A3	52521FAV9	4.35500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A4	52521FAW7	4.35500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A5	52521FAX5	3.14500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3A6	52521FAY3	3.14500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B1	52521FAZ0	6.24795%	13,752,000.00	13,645,441.98	71,037.83	7,469.32	13,637,972.66	0.99170831	78,507.15
B2	52521FBA4	6.24795%	3,576,000.00	3,548,291.20	18,472.32	1,942.28	3,546,348.91	0.99170831	20,414.60
BIO1	52521FBB2	0.40000%	0.00	0.00	5,731.24	0.00	0.00	0.00000000	5,731.24
B3	52521FBC0	6.39795%	4,126,000.00	4,094,029.49	21,825.17	2,241.01	4,091,788.48	0.99170831	24,066.18
B4	52521FBD8	6.39795%	1,375,000.00	1,364,345.75	7,273.29	746.82	1,363,598.92	0.99170831	8,020.11
BIO2	52521FBE6	0.25000%	0.00	0.00	1,137.16	0.00	0.00	0.00000000	1,137.16
B5	52521FBF3	6.64795%	2,750,000.00	2,728,691.50	15,115.06	1,493.65	2,727,197.85	0.99170831	16,608.71
B6	52521FBG1	6.64794%	1,100,000.00	1,091,476.60	6,046.03	597.46	1,090,879.14	0.99170831	6,643.49
B7	52521FBJ5	6.64795%	1,925,000.00	1,910,084.05	10,580.54	1,045.55	1,909,038.49	0.99170831	11,626.09
B8	52521FBK2	6.64795%	2,475,000.00	2,455,822.35	13,603.56	1,344.28	2,454,478.06	0.99170831	14,947.84
B9	52521FBl0	6.64795%	1,926,761.31	1,803,575.42	9,990.56	987.25	1,714,863.68	0.89002393	10,977.81
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00000000	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals			2,040,746,861.31	499,510,269.12	2,771,723.55	1,215,508.60	498,207,035.98		3,987,232.15

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 1-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Certificateholder Distribution Summary

Class	CUSIP	Record Date	Certificate Pass-Through Rate	Beginning Certificate Balance	Interest Distribution	Principal Distribution	Current Realized Loss	Ending Certificate Balance	Total Distribution	Cumulative Realized Losses

1-A1	52521FAA5	04/30/2008	5.75000%	15,462,000.00	74,078.75	0.00	0.00	15,462,000.00	74,078.75	0.00
1-A2	52521FAB3	04/30/2008	5.75000%	133,315,434.77	638,716.89	360,653.95	0.00	132,954,780.81	999,370.84	0.00
1-A3	52521FAC1	04/30/2008	5.75000%	1,060,000.00	5,078.48	0.00	0.00	1,060,000.00	5,078.48	0.00
2-A1	52521FAD9	05/23/2008	3.26500%	252,969,617.85	688,210.99	689,000.75	0.00	252,280,617.10	1,377,211.74	0.00
2-A2	52521FAE7	05/23/2008	3.73500%	0.00	273,403.48	0.00	0.00	0.00	273,403.48	0.00
2-A3	52521FAF4	05/23/2008	3.73500%	0.00	380,724.99	0.00	0.00	0.00	380,724.99	0.00
2-A4	52521FAG2	05/23/2008	3.73500%	0.00	188,679.91	0.00	0.00	0.00	188,679.91	0.00
2-A5	52521FAH0	05/23/2008	3.26500%	17,250,309.60	46,929.95	46,985.86	0.00	17,203,323.74	93,915.81	0.00
2-A6	52521FAJ6	05/23/2008	3.26500%	7,808,692.75	21,244.50	4,859.97	0.00	7,803,832.78	26,104.47	0.00
2-A7	52521FAK3	05/23/2008	3.26500%	114,522,027.34	311,571.12	71,276.22	0.00	114,450,751.11	382,847.34	0.00
2-A8	52521FAL1	05/23/2008	3.26500%	5,570,904.27	15,155.71	9,573.71	0.00	5,561,330.55	24,729.42	0.00
2-A9	52521FAM9	05/23/2008	3.26500%	81,687,770.07	222,232.56	140,382.09	0.00	81,547,387.99	362,614.65	0.00
2-A10	52521FAN7	05/23/2008	3.26500%	3,870,712.58	10,529.74	32,552.17	0.00	3,838,160.41	43,081.91	0.00
2-A11	52521FAP2	05/23/2008	3.26500%	56,759,820.44	154,407.31	477,342.44	0.00	56,282,478.00	631,749.75	0.00
2-A12	52521FAQ0	05/23/2008	3.73500%	0.00	569,404.90	0.00	0.00	0.00	569,404.90	0.00
2-A13	52521FAR8	05/23/2008	3.73500%	0.00	654,128.47	0.00	0.00	0.00	654,128.47	0.00
2-A14	52521FAS6	05/23/2008	3.73500%	0.00	842,808.38	0.00	0.00	0.00	842,808.38	0.00
3-A1	52521FAT4	05/23/2008	3.14500%	46,811,148.56	122,672.66	101,000.42	0.00	46,710,148.14	223,673.08	0.00
3-A2	52521FAU1	05/23/2008	4.35500%	0.00	172,414.69	0.00	0.00	0.00	172,414.69	0.00
3-A3	52521FAV9	05/23/2008	4.35500%	0.00	100,208.15	0.00	0.00	0.00	100,208.15	0.00
3-A4	52521FAW7	05/23/2008	4.35500%	0.00	72,206.54	0.00	0.00	0.00	72,206.54	0.00
3-A5	52521FAX5	05/23/2008	3.14500%	19,897,558.44	52,144.40	7,661.29	0.00	19,889,897.14	59,805.69	0.00
3-A6	52521FAY3	05/23/2008	3.14500%	26,913,590.12	70,528.26	93,339.13	0.00	26,820,251.00	163,867.39	0.00
B1	52521FAZ0	04/30/2008	6.24795%	13,645,441.98	71,037.83	7,469.32	0.00	13,637,972.66	78,507.15	0.00
B2	52521FBA4	04/30/2008	6.24795%	3,548,291.20	18,472.32	1,942.28	0.00	3,546,348.91	20,414.60	0.00
BIO1	52521FBB2	04/30/2008	0.40000%	0.00	5,731.24	0.00	0.00	0.00	5,731.24	0.00
B3	52521FBC0	04/30/2008	6.39795%	4,094,029.49	21,825.17	2,241.01	0.00	4,091,788.48	24,066.18	0.00
B4	52521FBD8	04/30/2008	6.39795%	1,364,345.75	7,273.29	746.82	0.00	1,363,598.92	8,020.11	0.00
BIO2	52521FBE6	04/30/2008	0.25000%	0.00	1,137.16	0.00	0.00	0.00	1,137.16	0.00
B5	52521FBF3	04/30/2008	6.64795%	2,728,691.50	15,115.06	1,493.65	0.00	2,727,197.85	16,608.71	0.00
B6	52521FBG1	04/30/2008	6.64795%	1,091,476.60	6,046.03	597.46	0.00	1,090,879.14	6,643.49	0.00
B7	52521FBJ5	04/30/2008	6.64795%	1,910,084.05	10,580.54	1,045.55	0.00	1,909,038.49	11,626.09	0.00
B8	52521FBK2	04/30/2008	6.64795%	2,455,822.35	13,603.56	1,344.28	0.00	2,454,478.06	14,947.84	0.00
B9	52521FBL0	04/30/2008	6.64795%	1,803,575.42	9,990.56	987.25	87,724.49	1,714,863.68	10,977.81	195,980.78
R	52521FBH9	04/30/2008	5.75000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LT-R	LMT071LTR	04/30/2008	0.00000%	0.00	0.15	0.00	0.00	0.00	0.15	0.00
Totals				816,541,345.13	5,868,293.74	2,052,495.62	87,724.49	814,401,124.96	7,920,789.36	195,980.78

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

All Record Dates are based upon the governing documents and logic set forth as of closing.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Current Market Principal Distribution Statement

Class	CUSIP	Certificate Pass-Through Rate	Original Certificate Balance	Actual Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Realized Loss	Ending Certificate Balance	Ending Balance Factor	Total Principal Distribution

1A1	52521FAA5	5.75000%	15,462,000.00	15,462,000.00	0.00	0.00	0.00	15,462,000.00	1.000000000	0.00
1A2	52521FAB3	5.75000%	148,693,000.00	133,315,434.77	85,030.32	275,623.63	0.00	132,954,780.82	0.894156287	360,653.95
1A3	52521FAC1	5.75000%	1,060,000.00	1,060,000.00	0.00	0.00	0.00	1,060,000.00	1.000000000	0.00
2A1	52521FAD9	3.26500%	281,561,000.00	252,969,617.85	154,978.62	534,022.13	0.00	252,280,617.10	0.896006965	689,000.75
2A2	52521FAE7	3.73500%	94,246,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A3	52521FAF4	3.73500%	134,273,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A4	52521FAG2	3.73500%	72,242,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A5	52521FAH0	3.26500%	19,200,000.00	17,250,309.60	10,568.64	36,417.21	0.00	17,203,323.75	0.896006445	46,985.85
2A6	52521FAJ6	3.26500%	8,571,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A7	52521FAK3	3.26500%	125,702,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A8	52521FAL1	3.26500%	6,017,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A9	52521FAM9	3.26500%	88,229,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A10	52521FAN7	3.26500%	4,612,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A11	52521FAP2	3.26500%	67,630,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A12	52521FAQ0	3.73500%	206,515,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A13	52521FAR8	3.73500%	228,519,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
2A14	52521FAS6	3.73500%	300,761,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A1	52521FAT4	3.14500%	51,112,000.00	46,811,148.56	22,718.27	78,282.15	0.00	46,710,148.14	0.913878309	101,000.42
3A2	52521FAU1	0.00000%	51,112,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A3	52521FAV9	4.35500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A4	52521FAW7	4.35500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A5	52521FAX5	3.14500%	21,865,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
3A6	52521FAY3	3.14500%	29,247,000.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B1	52521FAZ0	6.24795%	13,752,000.00	13,645,441.98	7,469.32	0.00	0.00	13,637,972.66	0.991708309	7,469.32
B2	52521FBA4	6.24795%	3,576,000.00	3,548,291.20	1,942.28	0.00	0.00	3,546,348.92	0.991708311	1,942.28
BIO1	52521FBB2	0.40000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B3	52521FBC0	6.39795%	4,126,000.00	4,094,029.49	2,241.01	0.00	0.00	4,091,788.48	0.991708308	2,241.01
B4	52521FBD8	6.39795%	1,375,000.00	1,364,345.75	746.82	0.00	0.00	1,363,598.93	0.991708313	746.82
BIO2	52521FBE6	0.25000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
B5	52521FBF3	6.64795%	2,750,000.00	2,728,691.50	1,493.65	0.00	0.00	2,727,197.85	0.991708309	1,493.65
B6	52521FBG1	6.64794%	1,100,000.00	1,091,476.60	597.46	0.00	0.00	1,090,879.14	0.991708309	597.46
B7	52521FBJ5	6.64795%	1,925,000.00	1,910,084.05	1,045.55	0.00	0.00	1,909,038.50	0.991708312	1,045.55
B8	52521FBK2	6.64795%	2,475,000.00	2,455,822.35	1,344.28	0.00	0.00	2,454,478.07	0.991708311	1,344.28
B9	52521FBl0	6.64795%	1,926,761.31	1,803,575.42	987.25	0.00	87,724.49	1,714,863.68	0.890023933	987.25
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.000000000	0.00
Totals			2,040,746,861.31	499,510,269.12	291,163.47	924,345.12	87,724.49	498,207,036.04		1,215,508.59

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 2-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Principal Distribution Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution

1-A1	15,462,000.00	15,462,000.00	0.00	0.00	0.00	0.00	0.00	15,462,000.00	1.00000000	0.00
1-A2	148,693,000.00	133,315,434.77	85,030.32	275,623.63	0.00	0.00	360,653.95	132,954,780.81	0.89415629	360,653.95
1-A3	1,060,000.00	1,060,000.00	0.00	0.00	0.00	0.00	0.00	1,060,000.00	1.00000000	0.00
2-A1	281,561,000.00	252,969,617.85	154,978.62	534,022.13	0.00	0.00	689,000.75	252,280,617.10	0.89600697	689,000.75
2-A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A5	19,200,000.00	17,250,309.60	10,568.64	36,417.21	0.00	0.00	46,985.86	17,203,323.74	0.89600644	46,985.86
2-A6	8,571,000.00	7,808,692.75	4,317.10	542.88	0.00	0.00	4,859.97	7,803,832.78	0.91049268	4,859.97
2-A7	125,702,000.00	114,522,027.34	63,314.39	7,961.83	0.00	0.00	71,276.22	114,450,751.11	0.91049268	71,276.22
2-A8	6,017,000.00	5,570,904.27	2,918.33	6,655.39	0.00	0.00	9,573.71	5,561,330.55	0.92426966	9,573.71
2-A9	88,229,000.00	81,687,770.07	42,792.26	97,589.82	0.00	0.00	140,382.09	81,547,387.99	0.92426966	140,382.09
2-A10	4,612,000.00	3,870,712.58	2,070.95	30,481.22	0.00	0.00	32,552.17	3,838,160.41	0.83221171	32,552.17
2-A11	67,630,000.00	56,759,820.44	30,368.20	446,974.24	0.00	0.00	477,342.44	56,282,478.00	0.83221171	477,342.44
2-A12	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A13	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
2-A14	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A1	51,112,000.00	46,811,148.56	22,718.27	78,282.15	0.00	0.00	101,000.42	46,710,148.14	0.91387831	101,000.42
3-A2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A4	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
3-A5	21,865,000.00	19,897,558.44	7,661.29	0.00	0.00	0.00	7,661.29	19,889,897.14	0.90966829	7,661.29
3-A6	29,247,000.00	26,913,590.12	14,904.81	78,434.31	0.00	0.00	93,339.13	26,820,251.00	0.91702571	93,339.13
B1	13,752,000.00	13,645,441.98	7,469.32	0.00	0.00	0.00	7,469.32	13,637,972.66	0.99170831	7,469.32
B2	3,576,000.00	3,548,291.20	1,942.28	0.00	0.00	0.00	1,942.28	3,546,348.91	0.99170831	1,942.28
BIO1	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B3	4,126,000.00	4,094,029.49	2,241.01	0.00	0.00	0.00	2,241.01	4,091,788.48	0.99170831	2,241.01
B4	1,375,000.00	1,364,345.75	746.82	0.00	0.00	0.00	746.82	1,363,598.92	0.99170831	746.82
BIO2	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
B5	2,750,000.00	2,728,691.50	1,493.65	0.00	0.00	0.00	1,493.65	2,727,197.85	0.99170831	1,493.65
B6	1,100,000.00	1,091,476.60	597.46	0.00	0.00	0.00	597.46	1,090,879.14	0.99170831	597.46
B7	1,925,000.00	1,910,084.05	1,045.55	0.00	0.00	0.00	1,045.55	1,909,038.49	0.99170831	1,045.55
B8	2,475,000.00	2,455,822.35	1,344.28	0.00	0.00	0.00	1,344.28	2,454,478.06	0.99170831	1,344.28
B9	1,926,761.31	1,803,575.42	987.25	0.00	0.00	87,724.49	88,711.74	1,714,863.68	0.89002393	987.25
R	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
LT-R	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00000000	0.00
Totals	901,966,861.31	816,541,345.13	459,510.80	1,592,984.81	0.00	87,724.49	2,140,220.11	814,401,124.96	0.90291690	2,052,495.62

NOTE: Accretion amount also includes Net Negative Amortization, if applicable.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Principal Distribution Factors Statement

Class	Original Face Amount	Beginning Certificate Balance	Scheduled Principal Distribution	Unscheduled Principal Distribution	Accretion	Realized Loss	Total Principal Reduction	Ending Certificate Balance	Ending Certificate Percentage	Total Principal Distribution

1-A1	15,462,000.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
1-A2	148,693,000.00	896.58178105	0.57185153	1.85364227	0.00000000	0.00000000	2.42549380	894.15628718	0.89415629	2.42549380
1-A3	1,060,000.00	1000.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	1000.00000000	1.00000000	0.00000000
2-A1	281,561,000.00	898.45403962	0.55042644	1.89664808	0.00000000	0.00000000	2.44707452	896.00696510	0.89600697	2.44707452
2-A2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A3	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A4	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A5	19,200,000.00	898.45362500	0.55045000	1.89672969	0.00000000	0.00000000	2.44718021	896.00644479	0.89600644	2.44718021
2-A6	8,571,000.00	911.05970715	0.50368685	0.06333917	0.00000000	0.00000000	0.56702485	910.49268230	0.91049268	0.56702485
2-A7	125,702,000.00	911.05970740	0.50368642	0.06333893	0.00000000	0.00000000	0.56702535	910.49268198	0.91049268	0.56702535
2-A8	6,017,000.00	925.86077281	0.48501413	1.10609772	0.00000000	0.00000000	1.59111019	924.26966096	0.92426966	1.59111019
2-A9	88,229,000.00	925.86077220	0.48501354	1.10609686	0.00000000	0.00000000	1.59111052	924.26966179	0.92426966	1.59111052
2-A10	4,612,000.00	839.26985690	0.44903513	6.60911101	0.00000000	0.00000000	7.05814614	832.21171075	0.83221171	7.05814614
2-A11	67,630,000.00	839.26985716	0.44903445	6.60911193	0.00000000	0.00000000	7.05814638	832.21171078	0.83221171	7.05814638
2-A12	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A13	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
2-A14	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A1	51,112,000.00	915.85437001	0.44448016	1.53158065	0.00000000	0.00000000	1.97606081	913.87830920	0.91387831	1.97606081
3-A2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A3	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A4	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
3-A5	21,865,000.00	910.01868008	0.35039058	0.00000000	0.00000000	0.00000000	0.35039058	909.66828905	0.90966829	0.35039058
3-A6	29,247,000.00	920.21712039	0.50961842	2.68178993	0.00000000	0.00000000	3.19140869	917.02571204	0.91702571	3.19140869
B1	13,752,000.00	992.25145288	0.54314427	0.00000000	0.00000000	0.00000000	0.54314427	991.70830861	0.99170831	0.54314427
B2	3,576,000.00	992.25145414	0.54314318	0.00000000	0.00000000	0.00000000	0.54314318	991.70830817	0.99170831	0.54314318
BIO1	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B3	4,126,000.00	992.25145177	0.54314348	0.00000000	0.00000000	0.00000000	0.54314348	991.70830829	0.99170831	0.54314348
B4	1,375,000.00	992.25145455	0.54314182	0.00000000	0.00000000	0.00000000	0.54314182	991.70830545	0.99170831	0.54314182
BIO2	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B5	2,750,000.00	992.25145455	0.54314545	0.00000000	0.00000000	0.00000000	0.54314545	991.70830909	0.99170831	0.54314545
B6	1,100,000.00	992.25145455	0.54314545	0.00000000	0.00000000	0.00000000	0.54314545	991.70830909	0.99170831	0.54314545
B7	1,925,000.00	992.25145455	0.54314286	0.00000000	0.00000000	0.00000000	0.54314286	991.70830649	0.99170831	0.54314286
B8	2,475,000.00	992.25145455	0.54314343	0.00000000	0.00000000	0.00000000	0.54314343	991.70830707	0.99170831	0.54314343
B9	1,926,761.31	936.06582748	0.51238832	0.00000000	0.00000000	45.52950568	46.04189400	890.02393348	0.89002393	0.51238832
R	100.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LT-R	0.00	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

NOTE: Accretion amount also includes Net Negative Amortization, if applicable.
NOTE: All classes per $1,000 denomination.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Current Market Interest Distribution Statement

Class	CUSIP	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall	Current Interest Shortfall	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall	Ending Certificate/ Notional Balance

1A1	52521FAA5	5.75000%	15,462,000.00	74,088.75	0.00	0.00	10.00	74,078.75	0.00	15,462,000.00
1A2	52521FAB3	5.75000%	135,092,902.78	638,803.12	0.00	0.00	86.23	638,716.89	0.00	132,954,780.81
1A3	52521FAC1	5.75000%	1,060,000.00	5,079.17	0.00	0.00	0.69	5,078.48	0.00	1,060,000.00
2A1	52521FAD9	3.26500%	256,583,911.74	688,288.17	0.00	0.00	77.18	688,210.99	0.00	252,280,617.10
2A2	52521FAE7	3.73500%	94,246,000.00	271,592.62	0.00	0.00	32.08	273,403.48	0.00	0.00
2A3	52521FAF4	3.73500%	123,494,844.65	380,754.37	0.00	0.00	29.61	380,724.99	0.00	122,254,583.89
2A4	52521FAG2	3.73500%	62,537,381.10	188,712.53	0.00	0.00	32.62	188,679.91	0.00	60,120,638.41
2A5	52521FAH0	3.26500%	17,496,776.69	46,935.22	0.00	0.00	5.26	46,929.95	0.00	17,203,323.74
2A6	52521FAJ6	3.26500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A7	52521FAK3	3.26500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A8	52521FAL1	3.26500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A9	52521FAM9	3.26500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A10	52521FAN7	3.26500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A11	52521FAP2	3.26500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A12	52521FAQ0	3.73500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A13	52521FAR8	3.73500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2A14	52521FAS6	3.73500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A1	52521FAT4	3.14500%	47,836,098.98	122,684.22	0.00	0.00	11.56	122,672.66	0.00	46,710,148.14
3A2	52521FAU1	0.00000%	47,836,098.98	169,885.46	0.00	0.00	16.01	172,414.69	0.00	46,710,148.14
3A3	52521FAV9	4.35500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A4	52521FAW7	4.35500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A5	52521FAX5	3.14500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
3A6	52521FAY3	3.14500%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B1	52521FAZ0	6.24795%	13,660,209.35	71,046.69	0.00	0.00	8.86	71,037.83	0.00	13,637,972.66
B2	52521FBA4	6.24795%	3,552,131.23	18,474.62	0.00	0.00	2.30	18,472.32	0.00	3,546,348.91
BIO1	52521FBB2	0.40000%	5,501,000.00	5,731.24	0.00	0.00	0.00	5,731.24	0.00	0.00
B3	52521FBC0	6.39795%	4,098,460.14	21,827.83	0.00	0.00	2.66	21,825.17	0.00	4,091,788.48
B4	52521FBD8	6.39795%	1,365,822.27	7,274.18	0.00	0.00	0.89	7,273.29	0.00	1,363,598.92
BIO2	52521FBE6	0.25000%	5,501,000.00	1,137.16	0.00	0.00	0.00	1,137.16	0.00	0.00
B5	52521FBF3	6.64795%	2,731,644.54	15,116.84	0.00	0.00	1.77	15,115.06	0.00	2,727,197.85
B6	52521FBG1	6.64794%	1,092,657.82	6,046.73	0.00	0.00	0.71	6,046.03	0.00	1,090,879.14
B7	52521FBJ5	6.64795%	1,912,151.18	10,581.78	0.00	0.00	1.24	10,580.54	0.00	1,909,038.49
B8	52521FBK2	6.64795%	2,458,480.09	13,605.15	0.00	0.00	1.59	13,603.56	0.00	2,454,478.06
B9	52521FBl0	6.64795%	1,913,900.73	9,991.73	0.00	0.00	1.17	9,990.56	0.00	1,714,863.68
R	52521FBH9	5.75000%	100.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LTR	LMT071LTR	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			845,433,572.27	2,767,657.58	0.00	0.00	322.43	2,771,723.55	0.00	727,292,406.42

(1) Please refer to Supplemental Reporting for exchanges occuring this cycle

Page 4-A

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Interest Distribution Statement

Class	Accrual Dates	Accrual Days	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall (1)	Current Interest Shortfall (1)	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall (1)	Ending Certificate/ Notional Balance

1-A1	04/01/08 - 04/30/08	30	5.75000%	15,462,000.00	74,088.75	0.00	0.00	10.00	74,078.75	0.00	15,462,000.00
1-A2	04/01/08 - 04/30/08	30	5.75000%	133,315,434.77	638,803.12	0.00	0.00	86.23	638,716.89	0.00	132,954,780.81
1-A3	04/01/08 - 04/30/08	30	5.75000%	1,060,000.00	5,079.17	0.00	0.00	0.69	5,078.48	0.00	1,060,000.00
2-A1	04/25/08 - 05/24/08	30	3.26500%	252,969,617.85	688,288.17	0.00	0.00	0.00	688,210.99	0.00	252,280,617.10
2-A2	04/25/08 - 05/24/08	30	3.73500%	87,258,674.34	271,592.62	0.00	0.00	32.08	273,403.48	0.00	87,108,718.54
2-A3	04/25/08 - 05/24/08	30	3.73500%	122,330,720.09	380,754.37	0.00	0.00	29.61	380,724.99	0.00	122,254,583.89
2-A4	04/25/08 - 05/24/08	30	3.73500%	60,630,533.02	188,712.53	0.00	0.00	32.62	188,679.91	0.00	60,120,638.41
2-A5	04/25/08 - 05/24/08	30	3.26500%	17,250,309.60	46,935.22	0.00	0.00	0.00	46,929.95	0.00	17,203,323.74
2-A6	04/25/08 - 05/24/08	30	3.26500%	7,808,692.75	21,246.15	0.00	0.00	1.65	21,244.50	0.00	7,803,832.78
2-A7	04/25/08 - 05/24/08	30	3.26500%	114,522,027.34	311,595.35	0.00	0.00	24.23	311,571.12	0.00	114,450,751.11
2-A8	04/25/08 - 05/24/08	30	3.26500%	5,570,904.27	15,157.50	0.00	0.00	1.79	15,155.71	0.00	5,561,330.55
2-A9	04/25/08 - 05/24/08	30	3.26500%	81,687,770.07	222,258.81	0.00	0.00	26.25	222,232.56	0.00	81,547,387.99
2-A10	04/25/08 - 05/24/08	30	3.26500%	3,870,712.58	10,531.56	0.00	0.00	1.82	10,529.74	0.00	3,838,160.41
2-A11	04/25/08 - 05/24/08	30	3.26500%	56,759,820.44	154,434.01	0.00	0.00	26.70	154,407.31	0.00	56,282,478.00
2-A12	04/25/08 - 05/24/08	30	3.73500%	182,961,253.11	569,466.90	0.00	0.00	0.00	569,404.90	0.00	182,375,222.31
2-A13	04/25/08 - 05/24/08	30	3.73500%	209,589,394.43	652,346.99	0.00	0.00	0.00	654,128.47	0.00	209,363,302.43
2-A14	04/25/08 - 05/24/08	30	3.73500%	270,219,927.45	841,059.52	0.00	0.00	0.00	842,808.38	0.00	269,483,940.84
3-A1	04/25/08 - 05/24/08	30	3.14500%	46,811,148.56	122,684.22	0.00	0.00	0.00	122,672.66	0.00	46,710,148.14
3-A2	04/25/08 - 05/24/08	30	4.35500%	46,811,148.56	169,885.46	0.00	0.00	0.00	172,414.69	0.00	46,710,148.14
3-A3	04/25/08 - 05/24/08	30	4.35500%	26,913,590.12	97,673.90	0.00	0.00	10.77	100,208.15	0.00	26,820,251.00
3-A4	04/25/08 - 05/24/08	30	4.35500%	19,897,558.44	72,211.56	0.00	0.00	5.24	72,206.54	0.00	19,889,897.14
3-A5	04/25/08 - 05/24/08	30	3.14500%	19,897,558.44	52,148.18	0.00	0.00	3.78	52,144.40	0.00	19,889,897.14
3-A6	04/25/08 - 05/24/08	30	3.14500%	26,913,590.12	70,536.03	0.00	0.00	7.78	70,528.26	0.00	26,820,251.00
B1	04/01/08 - 04/30/08	30	6.24795%	13,645,441.98	71,046.69	0.00	0.00	8.86	71,037.83	0.00	13,637,972.66
B2	04/01/08 - 04/30/08	30	6.24795%	3,548,291.20	18,474.62	0.00	0.00	2.30	18,472.32	0.00	3,546,348.91
BIO1	04/01/08 - 04/30/08	30	0.40000%	17,193,733.17	5,731.24	0.00	0.00	0.00	5,731.24	0.00	17,184,321.57
B3	04/01/08 - 04/30/08	30	6.39795%	4,094,029.49	21,827.83	0.00	0.00	2.66	21,825.17	0.00	4,091,788.48
B4	04/01/08 - 04/30/08	30	6.39795%	1,364,345.75	7,274.18	0.00	0.00	0.89	7,273.29	0.00	1,363,598.92
BIO2	04/01/08 - 04/30/08	30	0.25000%	5,458,375.24	1,137.16	0.00	0.00	0.00	1,137.16	0.00	5,455,387.41
B5	04/01/08 - 04/30/08	30	6.64795%	2,728,691.50	15,116.84	0.00	0.00	1.77	15,115.06	0.00	2,727,197.85
B6	04/01/08 - 04/30/08	30	6.64795%	1,091,476.60	6,046.73	0.00	0.00	0.71	6,046.03	0.00	1,090,879.14
B7	04/01/08 - 04/30/08	30	6.64795%	1,910,084.05	10,581.78	0.00	0.00	1.24	10,580.54	0.00	1,909,038.49
B8	04/01/08 - 04/30/08	30	6.64795%	2,455,822.35	13,605.15	0.00	0.00	1.59	13,603.56	0.00	2,454,478.06
B9	04/01/08 - 04/30/08	30	6.64795%	1,803,575.42	9,991.73	0.00	0.00	1.17	9,990.56	0.00	1,714,863.68
R	N/A	N/A	5.75000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LT-R	N/A	N/A	0.00000%	0.00	0.00	0.00	0.00	0.00	0.15	0.00	0.00
Totals					5,858,324.04	0.00	0.00	0.00	5,868,293.74	0.00

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Interest Distribution Factors Statement

Class	Original Face Amount	Current Certificate Rate	Beginning Certificate/ Notional Balance	Current Accrued Interest	Payment of Unpaid Interest Shortfall (1)	Current Interest Shortfall (1)	Non-Supported Interest Shortfall	Total Interest Distribution	Remaining Unpaid Interest Shortfall (1)	Ending Certificate/ Notional Balance

1-A1	15,462,000.00	5.75000%	1000.00000000	4.79166667	0.00000000	0.00000000	0.00064675	4.79101992	0.00000000	1000.00000000
1-A2	148,693,000.00	5.75000%	896.58178105	4.29612100	0.00000000	0.00000000	0.00057992	4.29554108	0.00000000	894.15628718
1-A3	1,060,000.00	5.75000%	1000.00000000	4.79166981	0.00000000	0.00000000	0.00065094	4.79101887	0.00000000	1000.00000000
2-A1	281,561,000.00	3.26500%	898.45403962	2.44454370	0.00000000	0.00000000	0.00000000	2.44426959	0.00000000	896.00696510
2-A2	0.00	3.73500%	925.86077223	2.88174161	0.00000000	0.00000000	0.00034039	2.90095580	0.00000000	924.26966174
2-A3	0.00	3.73500%	911.05970739	2.83567337	0.00000000	0.00000000	0.00022052	2.83545456	0.00000000	910.49268200
2-A4	0.00	3.73500%	839.26985715	2.61222737	0.00000000	0.00000000	0.00045154	2.61177584	0.00000000	832.21171078
2-A5	19,200,000.00	3.26500%	898.45362500	2.44454271	0.00000000	0.00000000	0.00000000	2.44426823	0.00000000	896.00644479
2-A6	8,571,000.00	3.26500%	911.05970715	2.47884144	0.00000000	0.00000000	0.00019251	2.47864893	0.00000000	910.49268230
2-A7	125,702,000.00	3.26500%	911.05970740	2.47884163	0.00000000	0.00000000	0.00019276	2.47864887	0.00000000	910.49268198
2-A8	6,017,000.00	3.26500%	925.86077281	2.51911251	0.00000000	0.00000000	0.00029749	2.51881502	0.00000000	924.26966096
2-A9	88,229,000.00	3.26500%	925.86077220	2.51911288	0.00000000	0.00000000	0.00029752	2.51881536	0.00000000	924.26966179
2-A10	4,612,000.00	3.26500%	839.26985690	2.28351258	0.00000000	0.00000000	0.00039462	2.28311795	0.00000000	832.21171075
2-A11	67,630,000.00	3.26500%	839.26985716	2.28351338	0.00000000	0.00000000	0.00039480	2.28311859	0.00000000	832.21171078
2-A12	0.00	3.73500%	885.94655647	2.75750866	0.00000000	0.00000000	0.00000000	2.75720844	0.00000000	883.10884105
2-A13	0.00	3.73500%	917.16397512	2.85467287	0.00000000	0.00000000	0.00000000	2.86246863	0.00000000	916.17459568
2-A14	0.00	3.73500%	898.45401315	2.79643810	0.00000000	0.00000000	0.00000000	2.80225289	0.00000000	896.00693188
3-A1	51,112,000.00	3.14500%	915.85437001	2.40030169	0.00000000	0.00000000	0.00000000	2.40007552	0.00000000	913.87830920
3-A2	0.00	4.35500%	915.85437001	3.32378815	0.00000000	0.00000000	0.00000000	3.37327223	0.00000000	913.87830920
3-A3	0.00	4.35500%	920.21712039	3.33962116	0.00000000	0.00000000	0.00036824	3.42627107	0.00000000	917.02571204
3-A4	0.00	4.35500%	910.01868008	3.30260965	0.00000000	0.00000000	0.00023965	3.30238006	0.00000000	909.66828905
3-A5	21,865,000.00	3.14500%	910.01868008	2.38500709	0.00000000	0.00000000	0.00017288	2.38483421	0.00000000	909.66828905
3-A6	29,247,000.00	3.14500%	920.21712039	2.41173556	0.00000000	0.00000000	0.00026601	2.41146989	0.00000000	917.02571204
B1	13,752,000.00	6.24795%	992.25145288	5.16628054	0.00000000	0.00000000	0.00064427	5.16563627	0.00000000	991.70830861
B2	3,576,000.00	6.24795%	992.25145414	5.16628076	0.00000000	0.00000000	0.00064318	5.16563758	0.00000000	991.70830817
BIO1	0.00	0.40000%	992.25145256	0.33075023	0.00000000	0.00000000	0.00000000	0.33075023	0.00000000	991.70830852
B3	4,126,000.00	6.39795%	992.25145177	5.29031265	0.00000000	0.00000000	0.00064469	5.28966796	0.00000000	991.70830829
B4	1,375,000.00	6.39795%	992.25145455	5.29031273	0.00000000	0.00000000	0.00064727	5.28966545	0.00000000	991.70830545
BIO2	0.00	0.25000%	992.25145246	0.20671878	0.00000000	0.00000000	0.00000000	0.20671878	0.00000000	991.70830940
B5	2,750,000.00	6.64795%	992.25145455	5.49703273	0.00000000	0.00000000	0.00064364	5.49638545	0.00000000	991.70830909
B6	1,100,000.00	6.64795%	992.25145455	5.49702727	0.00000000	0.00000000	0.00064545	5.49639091	0.00000000	991.70830909
B7	1,925,000.00	6.64795%	992.25145455	5.49702857	0.00000000	0.00000000	0.00064416	5.49638442	0.00000000	991.70830649
B8	2,475,000.00	6.64795%	992.25145455	5.49703030	0.00000000	0.00000000	0.00064242	5.49638788	0.00000000	991.70830707
B9	1,926,761.31	6.64795%	936.06582748	5.18576429	0.00000000	0.00000000	0.00060724	5.18515706	0.00000000	890.02393348
R	100.00	5.75000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LT-R	0.00	0.00000%	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.
NOTE: All classes per $1,000 denomination.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Certificateholder Account Statement

CERTIFICATE ACCOUNT		PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Beginning Balance	0.00	Total Prepayment/Curtailment Interest Shortfall	322.43
Deposits		Servicing Fee Support	0.00
Payments of Interest and Principal	4,213,190.68	Non-Supported Prepayment/Curtailment Interest Shortfall	322.43
Reserve Funds and Credit Enhancements	0.00
Proceeds from Repurchased Loans	0.00
Servicer Advances	0.00
Gains & Subsequent Recoveries (Realized Losses)	(87,724.49)
Prepayment Penalties	4,388.40
Total Deposits	4,129,854.59

		ADMINISTRATION FEES

Withdrawals
Reserve Funds and Credit Enhancements	0.00	Gross Servicing Fee*	104,064.64
Total Administration Fees	142,622.44	Primary Mortgage Insurance - PMI	38,557.80
Payment of Interest and Principal	3,987,232.15	Supported Prepayment/Curtailment Interest Shortfall	0.00
Total Withdrawals (Pool Distribution Amount)	4,129,854.59
Ending Balance	0.00	Total Administration Fees	142,622.44

		*Servicer Payees include: AURORA LOAN SERVICING INC.

Servicer Advances are calculated as delinquent scheduled principal and interest

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Collateral Statement

Group	1	2	3	Total

Collateral Description	Mixed Fixed	Mixed Fixed	Mixed Fixed	Fixed

Weighted Average Coupon Rate	6.875017	7.260490	6.856809	6.991520
Weighted Average Net Rate	6.625017	7.010490	6.606809	6.741520
Weighted Average Pass-Through Rate	6.597151	6.819078	6.514799	6.648891
Weighted Average Remaining Term	343	343	343	343
Principal And Interest Constant	1,490,236.17	1,028,849.91	664,601.33	3,183,687.41
Beginning Loan Count	1,059	822	430	2,311
Loans Paid in Full	0	2	4	6
Ending Loan Count	1,059	820	426	2,305
Beginning Scheduled Balance	236,931,616.58	156,003,024.99	106,575,627.53	499,510,269.10
Ending Scheduled Balance	236,782,903.74	155,641,529.27	105,782,602.99	498,207,036.00
Actual Ending Collateral Balance	236,957,905.84	155,759,495.77	105,839,867.86	498,557,269.47
Scheduled Principal	132,812.03	84,967.92	55,627.37	273,407.32
Unscheduled Principal	15,900.81	276,527.80	737,397.17	1,029,825.78
Negative Amortized Principal	0.00	0.00	0.00	0.00
Scheduled Interest	1,357,424.14	943,881.99	608,973.96	2,910,280.09
Servicing Fees	49,360.75	32,500.63	22,203.26	104,064.64
Master Servicing Fees	0.00	0.00	0.00	0.00
Trustee Fee	0.00	0.00	0.00	0.00
FRY Amount	0.00	0.00	0.00	0.00
Special Hazard Fee	0.00	0.00	0.00	0.00
Other Fee	5,502.08	24,884.02	8,171.70	38,557.80
Pool Insurance Fee	0.00	0.00	0.00	0.00
Spread 1	0.00	0.00	0.00	0.00
Spread 2	0.00	0.00	0.00	0.00
Spread 3	0.00	0.00	0.00	0.00
Net Interest	1,302,561.31	886,497.34	578,599.00	2,767,657.65
Realized Loss Amount	2,972.39	84,752.10	0.00	87,724.49
Cumulative Realized Loss	44,353.61	151,627.17	0.00	195,980.78
Percentage of Cumulative Losses	0.0172	0.0903	0.0000	0.0356
Prepayment Penalty Waived Amount	0.00	0.00	0.00	0.00
Prepayment Penalty Waived Count	0	0	0	0
Prepayment Penalty Paid Amount	0.46	4,387.94	0.00	4,388.40
Prepayment Penalty Paid Count	1	1	0	2
Special Servicing Fee	0.00	0.00	0.00	0.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Additional Reporting - Deal Level

Cash Reporting
Subordinate Average Rate	6.647949%

Informational Reporting
Collateral Group 1 Beginning Balance	160,297,065.55
Collateral Group 1 Ending Balance	159,921,322.70
Collateral Group 1 Uncheduled Principal	270,376.70
Collateral Group 1 Realized Loss	9,153.23
Collateral Group 1 Scheduled Principal	90,965.99
Collateral Group 2A Beginning Balance	93,194,641.74
Collateral Group 2A Ending Balance	92,965,977.50
Collateral Group 2A Uncheduled Principal	60,909.45
Collateral Group 2A Realized Loss	75,598.87
Collateral Group 2A Scheduled Principal	48,820.16
Collateral Group 2B Beginning Balance	130,834,399.93
Collateral Group 2B Ending Balance	130,753,562.40
Collateral Group 2B Uncheduled Principal	8,504.71
Collateral Group 2B Realized Loss	0.00
Collateral Group 2B Scheduled Principal	72,332.82
Collateral Group 2C Beginning Balance	65,207,058.71
Collateral Group 2C Ending Balance	64,694,715.52
Collateral Group 2C Uncheduled Principal	477,455.47
Collateral Group 2C Realized Loss	0.00
Collateral Group 2C Scheduled Principal	34,887.72
Collateral Group 3A Beginning Balance	21,242,235.01
Collateral Group 3A Ending Balance	21,230,937.46
Collateral Group 3A Uncheduled Principal	-2,162.04
Collateral Group 3A Realized Loss	0.00
Collateral Group 3A Scheduled Principal	10,487.20
Collateral Group 3B Beginning Balance	28,734,868.17
Collateral Group 3B Ending Balance	28,640,520.41
Collateral Group 3B Uncheduled Principal	78,434.31
Collateral Group 3B Realized Loss	0.00
Collateral Group 3B Scheduled Principal	15,913.44
Exchange has occurred this cycle	NO
Next Month LIBOR	2.392500%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Additional Reporting - Deal Level

Miscellaneous Reporting

Collateral Group 1 Senior %	93.474846%
Collateral Group 2A Senior %	93.500425%
Collateral Group 2B Senior %	93.669797%
Collateral Group 2C Senior %	93.630570%
Collateral Group 3A Senior %	93.661784%
Collateral Group 3B Senior %	92.981549%
Collateral Group 1 Senior Prepayment %	100.000000%
Collateral Group 2A Senior Prepayment %	100.000000%
Collateral Group 2B Senior Prepayment %	100.000000%
Collateral Group 2C Senior Prepayment %	100.000000%
Collateral Group 3A Senior Prepayment %	100.000000%
Collateral Group 3B Senior Prepayment %	100.000000%
Collateral Group 1 Subordinate %	6.525154%
Collateral Group 2A Subordinate %	6.499575%
Collateral Group 2B Subordinate %	6.330203%
Collateral Group 2C Subordinate %	6.369430%
Collateral Group 3A Subordinate %	6.338216%
Collateral Group 3B Subordinate %	7.018451%
Collateral Group 1 Sub Prepayment %	0.000000%
Collateral Group 2A Sub Prepayment %	0.000000%
Collateral Group 2B Sub Prepayment %	0.000000%
Collateral Group 2C Sub Prepayment %	0.000000%
Collateral Group 3A Sub Prepayment %	0.000000%
Collateral Group 3B Sub Prepayment %	0.000000%

Trigger Event Reporting
Cumulative Loss Trigger Event
Trigger Result	Pass
Threshold Value	30.000000%
Calculated Value	0.593777%
Delinquency Event
Trigger Result	Fail
Threshold Value	50.000000%
Calculated Value	95.423532%
Shifting Interest Trigger
Trigger Result	Pass

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Delinquency Status - MBA Delinquency Calculation Method

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

	No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance

30 Days	96	21,183,412.44	30 Days	1	252,845.23	30 Days	0	0.00	30 Days	0	0.00	30 Days	97	21,436,257.67
60 Days	36	9,913,035.49	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	36	9,913,035.49
90 Days	29	6,233,493.96	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	29	6,233,493.96
120 Days	10	2,811,672.60	120 Days	1	140,000.00	120 Days	9	1,934,855.82	120 Days	0	0.00	120 Days	20	4,886,528.42
150 Days	7	2,238,579.09	150 Days	0	0.00	150 Days	4	720,000.81	150 Days	1	190,272.95	150 Days	12	3,148,852.85
180+ Days	3	615,667.82	180+ Days	5	1,152,494.97	180+ Days	39	9,603,073.04	180+ Days	21	4,012,248.02	180+ Days	68	15,383,483.85
	181	42,995,861.40		10	2,422,357.00		52	12,257,929.67		22	4,202,520.97		265	61,878,669.04

	No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance		No. of Loans	Actual Balance

			0-29 Days	0.130152%	0.175911%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.130152%	0.175911%
30 Days	4.164859%	4.248943%	30 Days	0.043384%	0.050715%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	4.208243%	4.299658%
60 Days	1.561822%	1.988344%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.561822%	1.988344%
90 Days	1.258134%	1.250307%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	1.258134%	1.250307%
120 Days	0.433839%	0.563962%	120 Days	0.043384%	0.028081%	120 Days	0.390456%	0.388091%	120 Days	0.000000%	0.000000%	120 Days	0.867679%	0.980134%
150 Days	0.303688%	0.449011%	150 Days	0.000000%	0.000000%	150 Days	0.173536%	0.144417%	150 Days	0.043384%	0.038165%	150 Days	0.520607%	0.631593%
180+ Days	0.130152%	0.123490%	180+ Days	0.216920%	0.231166%	180+ Days	1.691974%	1.926173%	180+ Days	0.911063%	0.804772%	180+ Days	2.950108%	3.085600%
	7.852495%	8.624057%		0.433839%	0.485873%		2.255965%	2.458680%		0.954447%	0.842936%		11.496746%	12.411547%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Current Period Class A Insufficient Funds				0.00	Principal Balance of Contaminated Properties				0.00		Periodic Advance			377,356.02

	Original $	Original %	Current $	Current %

Bankruptcy	220,769.00	0.04013297%	220,769.00	0.04431270%
Fraud	11,001,877.00	1.99999996%	5,099,397.12	1.02354980%
Special Hazard	5,500,938.00	0.99999989%	4,982,070.36	1.00000000%
Limit of Subordinate's Exposure to Certain Types of Losses

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Delinquency Status By Group

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

1 - MBA
			No of	Actual		No of	Actual		No of	Actual		No of	Actual

30 Days	47	10,748,829.85	30 Days	0	0.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	47	10,748,829.85
60 Days	19	5,201,658.79	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	19	5,201,658.79
90 Days	16	3,740,672.76	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	16	3,740,672.76
120 Days	2	605,932.47	120 Days	1	140,000.00	120 Days	4	1,047,910.26	120 Days	0	0.00	120 Days	7	1,793,842.73
150 Days	4	1,059,348.11	150 Days	0	0.00	150 Days	2	476,948.14	150 Days	1	190,272.95	150 Days	7	1,726,569.20
180+ Days	2	440,222.05	180+ Days	4	1,036,494.97	180+ Days	21	4,746,148.25	180+ Days	14	2,838,634.89	180+ Days	41	9,061,500.16
	90	21,796,664.03		5	1,176,494.97		27	6,271,006.65		15	3,028,907.84		137	32,273,073.49

			0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%
30 Days	4.438149%	4.536177%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	4.438149%	4.536177%
60 Days	1.794145%	2.195183%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.794145%	2.195183%
90 Days	1.510859%	1.578623%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	1.510859%	1.578623%
120 Days	0.188857%	0.255713%	120 Days	0.094429%	0.059082%	120 Days	0.377715%	0.442235%	120 Days	0.000000%	0.000000%	120 Days	0.661001%	0.757030%
150 Days	0.377715%	0.447062%	150 Days	0.000000%	0.000000%	150 Days	0.188857%	0.201280%	150 Days	0.094429%	0.080298%	150 Days	0.661001%	0.728640%
180+ Days	0.188857%	0.185781%	180+ Days	0.377715%	0.437417%	180+ Days	1.983003%	2.002950%	180+ Days	1.322002%	1.197949%	180+ Days	3.871577%	3.824097%
	8.498584%	9.198538%		0.472144%	0.496500%		2.549575%	2.646464%		1.416431%	1.278247%		12.936733%	13.619750%

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

2 - MBA
			No of	Actual		No of	Actual		No of	Actual		No of	Actual

30 Days	35	6,681,614.97	30 Days	0	0.00	30 Days	0	0.00	30 Days	0	0.00	30 Days	35	6,681,614.97
60 Days	14	3,544,903.08	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	14	3,544,903.08
90 Days	11	2,218,576.52	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	11	2,218,576.52
120 Days	7	1,960,383.27	120 Days	0	0.00	120 Days	5	886,945.56	120 Days	0	0.00	120 Days	12	2,847,328.83
150 Days	3	1,179,230.98	150 Days	0	0.00	150 Days	2	243,052.67	150 Days	0	0.00	150 Days	5	1,422,283.65
180+ Days	1	175,445.77	180+ Days	1	116,000.00	180+ Days	15	4,251,893.45	180+ Days	5	759,292.20	180+ Days	22	5,302,631.42
	71	15,760,154.59		3	448,457.15		22	5,381,891.68		5	759,292.20		101	22,349,795.62

			0-29 Days	0.243902%	0.213443%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.243902%	0.213443%
30 Days	4.268293%	4.289700%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	4.268293%	4.289700%
60 Days	1.707317%	2.275882%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	1.707317%	2.275882%
90 Days	1.341463%	1.424360%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	1.341463%	1.424360%
120 Days	0.853659%	1.258596%	120 Days	0.000000%	0.000000%	120 Days	0.609756%	0.569433%	120 Days	0.000000%	0.000000%	120 Days	1.463415%	1.828029%
150 Days	0.365854%	0.757084%	150 Days	0.000000%	0.000000%	150 Days	0.243902%	0.156044%	150 Days	0.000000%	0.000000%	150 Days	0.609756%	0.913128%
180+ Days	0.121951%	0.112639%	180+ Days	0.121951%	0.074474%	180+ Days	1.829268%	2.729781%	180+ Days	0.609756%	0.487477%	180+ Days	2.682927%	3.404371%
	8.658537%	10.118262%		0.365854%	0.287916%		2.682927%	3.455258%		0.609756%	0.487477%		12.317073%	14.348914%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Delinquency Status By Group

	DELINQUENT			BANKRUPTCY			FORECLOSURE			REO			TOTAL

3 - MBA
			No of	Actual		No of	Actual		No of	Actual		No of	Actual

30 Days	14	3,752,967.62	30 Days	1	252,845.23	30 Days	0	0.00	30 Days	0	0.00	30 Days	15	4,005,812.85
60 Days	3	1,166,473.62	60 Days	0	0.00	60 Days	0	0.00	60 Days	0	0.00	60 Days	3	1,166,473.62
90 Days	2	274,244.68	90 Days	0	0.00	90 Days	0	0.00	90 Days	0	0.00	90 Days	2	274,244.68
120 Days	1	245,356.86	120 Days	0	0.00	120 Days	0	0.00	120 Days	0	0.00	120 Days	1	245,356.86
150 Days	0	0.00	150 Days	0	0.00	150 Days	0	0.00	150 Days	0	0.00	150 Days	0	0.00
180+ Days	0	0.00	180+ Days	0	0.00	180+ Days	3	605,031.34	180+ Days	2	414,320.93	180+ Days	5	1,019,352.27
	20	5,439,042.78		2	797,404.88		3	605,031.34		2	414,320.93		27	7,255,799.93

			0-29 Days	0.234742%	0.514513%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.000000%	0.000000%	0-29 Days	0.234742%	0.514513%
30 Days	3.286385%	3.545892%	30 Days	0.234742%	0.238894%	30 Days	0.000000%	0.000000%	30 Days	0.000000%	0.000000%	30 Days	3.521127%	3.784786%
60 Days	0.704225%	1.102112%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.000000%	0.000000%	60 Days	0.704225%	1.102112%
90 Days	0.469484%	0.259113%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.000000%	0.000000%	90 Days	0.469484%	0.259113%
120 Days	0.234742%	0.231819%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.000000%	0.000000%	120 Days	0.234742%	0.231819%
150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%	150 Days	0.000000%	0.000000%
180+ Days	0.000000%	0.000000%	180+ Days	0.000000%	0.000000%	180+ Days	0.704225%	0.571648%	180+ Days	0.469484%	0.391460%	180+ Days	1.173709%	0.963108%
	4.694836%	5.138936%		0.469484%	0.753407%		0.704225%	0.571648%		0.469484%	0.391460%		6.338028%	6.855451%

Please refer to CTSLink.com for a list of delinquency code descriptions.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

180+ Delinquency Summary

		Summary			1			2

		Number	Outstanding	Percentage	Number	Outstanding	Percentage	Number	Outstanding	Percentage
		Of	Actual	Of	Of	Actual	Of	Of	Actual	Of
Days Delinquent		Loans	Balance($)	Balance(%)	Loans	Balance($)	Balance(%)	Loans	Balance($)	Balance(%)

180 -	209	10	2,173,236.58	0.436	6	1,178,134.00	0.497	3	924,175.80	0.593
210 -	239	15	3,710,039.59	0.744	6	1,487,522.29	0.628	8	2,151,772.34	1.381
240 -	269	10	2,958,420.25	0.593	9	2,628,083.92	1.109	0	0.00	0.000
270 -	299	6	1,180,467.31	0.237	5	872,468.14	0.368	1	307,999.17	0.198
300 -	329	8	1,616,878.44	0.324	4	764,897.74	0.323	4	851,980.70	0.547
330 -	359	3	698,683.71	0.140	2	575,353.16	0.243	1	123,330.55	0.079
360 -	389	7	1,166,109.25	0.234	5	786,895.25	0.332	1	175,445.77	0.113
390 -	419	5	963,520.66	0.193	4	768,145.66	0.324	1	195,375.00	0.125
420 -	449	3	735,463.66	0.148	0	0.00	0.000	2	391,887.69	0.252
450 -	479	1	180,664.40	0.036	0	0.00	0.000	1	180,664.40	0.116
	Total	68	15,383,483.85	3.085	41	9,061,500.16	3.824	22	5,302,631.42	3.404

		3
		Number	Outstanding	Percentage
		Of	Actual	Of
Days Delinquent		Loans	Balance($)	Balance(%)
180 -	209	1	70,926.78	0.067
210 -	239	1	70,744.96	0.067
240 -	269	1	330,336.33	0.312
270 -	299	0	0.00	0.000
300 -	329	0	0.00	0.000
330 -	359	0	0.00	0.000
360 -	389	1	203,768.23	0.193
390 -	419	0	0.00	0.000
420 -	449	1	343,575.97	0.325
450 -	479	0	0.00	0.000
	Total	5	1,019,352.27	0.964

This report includes all loans greater than 180 days delinquent regardless of status (REO, Foreclosure, Bankruptcy)

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

REO Detail - All Mortgage Loans in REO during Current Period

Summary		12 Month REO History

New REO Loans
Loans in REO	7
Original Principal Balance	1,757,050.00
Current Actual Balance	1,750,104.67
Current REO Total
Loans in REO	22
Original Principal Balance	4,215,382.00
Current Actual Balance	4,202,520.97

1		12 Month REO History

New REO Loans
Loans in REO	6
Original Principal Balance	1,561,675.00
Current Actual Balance	1,554,729.67
Current REO Total
Loans in REO	15
Original Principal Balance	3,039,415.00
Current Actual Balance	3,028,907.84

2		12 Month REO History

New REO Loans
Loans in REO	1
Original Principal Balance	195,375.00
Current Actual Balance	195,375.00
Current REO Total
Loans in REO	5
Original Principal Balance	760,717.00
Current Actual Balance	759,292.20

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

REO Detail - All Mortgage Loans in REO during Current Period

3		12 Month REO History

New REO Loans
Loans in REO	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current REO Total
Loans in REO	2
Original Principal Balance	415,250.00
Current Actual Balance	414,320.93

REO Loan Detail - All Mortgage Loans in REO during Current Period

Group	Loan Number	Month Loan Entered REO	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0123310443	Nov-2007	01-Oct-2006	MN	90.00	67,500.00	67,202.18	01-Mar-2007	13	7.625%	6,166.39
1	0123311128	May-2008	01-Nov-2006	FL	90.00	369,675.00	368,918.77	01-May-2007	11	8.000%	28,511.93
1	0123315301	May-2008	01-Jan-2007	CA	80.00	344,000.00	344,000.00	01-Aug-2007	8	6.875%	18,991.60
1	0123316283	Mar-2008	01-Aug-2006	NH	80.00	202,400.00	201,346.82	01-Jul-2007	9	6.875%	12,206.41
1	0123317703	Jan-2008	01-Dec-2006	MN	80.00	168,000.00	168,000.00	01-Apr-2007	12	7.250%	13,720.00
1	0123318073	May-2008	01-Jan-2007	CA	80.00	280,000.00	278,215.22	01-Aug-2007	8	7.250%	16,181.73
1	0123318891	May-2008	01-Jan-2007	MI	80.00	156,000.00	154,831.31	01-Sep-2007	7	7.250%	8,108.09
1	0123319816	Mar-2008	01-Dec-2006	TX	80.00	72,800.00	72,539.74	01-Apr-2007	12	7.750%	6,321.07
1	0123320293	May-2008	01-Dec-2006	VA	80.00	192,000.00	190,272.95	01-Nov-2007	5	7.625%	8,172.67
1	0123321473	Oct-2007	01-Nov-2006	MI	80.00	84,800.00	84,633.97	01-Mar-2007	13	7.625%	7,786.25
1	0123322521	Mar-2008	01-Jan-2007	CA	80.00	251,740.00	251,740.00	01-Jun-2007	10	6.625%	16,048.32
1	0123322703	Feb-2008	01-Dec-2006	CO	80.00	200,000.00	199,557.53	01-Jul-2007	9	7.375%	13,034.79
1	0123329732	Feb-2008	01-Sep-2006	AZ	70.00	206,500.00	206,434.39	01-May-2007	11	7.625%	16,493.23
1	0123448029	May-2008	01-Jan-2007	CA	65.50	220,000.00	218,491.42	01-Aug-2007	8	6.875%	12,024.64
1	0123449431	Mar-2008	01-Jan-2007	MN	80.00	224,000.00	222,723.54	01-Jul-2007	9	7.125%	13,988.41
2	0033599614	Nov-2007	01-Jan-2007	FL	80.00	180,792.00	180,664.40	01-Jan-2007	15	7.750%	19,096.30
2	0039727326	Dec-2007	01-Feb-2007	MI	80.00	137,600.00	137,034.56	01-Jun-2007	10	7.500%	9,900.16
2	0039809611	Apr-2008	01-Feb-2007	VA	75.00	123,750.00	123,330.55	01-May-2007	11	6.875%	8,812.61
2	0123325094	Jan-2008	01-Dec-2006	TX	79.97	123,200.00	122,887.69	01-Feb-2007	14	6.875%	10,793.05
2	0123327918	May-2008	01-Oct-2006	ID	75.00	195,375.00	195,375.00	01-Mar-2007	13	7.500%	17,705.85
3	0033454349	Apr-2008	01-Dec-2006	MO	95.00	71,250.00	70,744.96	01-Sep-2007	7	7.875%	3,703.10
3	0123317752	Jan-2008	01-Dec-2006	CA	80.00	344,000.00	343,575.97	01-Feb-2007	14	6.750%	29,694.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

Summary		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	8
Original Principal Balance	1,791,310.00
Current Actual Balance	1,780,688.98
Current Foreclosure Total
Loans in Foreclosure	52
Original Principal Balance	12,315,395.00
Current Actual Balance	12,257,929.67

1		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	4
Original Principal Balance	1,055,900.00
Current Actual Balance	1,049,504.57
Current Foreclosure Total
Loans in Foreclosure	27
Original Principal Balance	6,297,102.00
Current Actual Balance	6,271,006.65

2		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	4
Original Principal Balance	735,410.00
Current Actual Balance	731,184.41
Current Foreclosure Total
Loans in Foreclosure	22
Original Principal Balance	5,411,198.00
Current Actual Balance	5,381,891.68

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

3		12 Month Foreclosure History

New Foreclosure Loans
Loans in Foreclosure	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current Foreclosure Total
Loans in Foreclosure	3
Original Principal Balance	607,095.00
Current Actual Balance	605,031.34

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0045001864	May-2008	01-Feb-2007	CT	80.00	448,000.00	443,739.13	01-Dec-2007	4	6.875%	14,678.81
1	0123310302	Jan-2008	01-Dec-2006	FL	90.00	364,702.00	361,691.96	01-Aug-2007	8	6.750%	19,528.07
1	0123315046	Mar-2008	01-Aug-2006	FL	80.00	228,000.00	226,595.11	01-Oct-2007	6	6.875%	9,997.01
1	0123315327	Feb-2008	01-Jan-2007	CA	80.00	244,000.00	244,000.00	01-Sep-2007	7	6.875%	12,123.81
1	0123318453	Nov-2007	01-Dec-2006	FL	80.00	80,000.00	79,565.96	01-Jun-2007	10	7.375%	5,648.31
1	0123318461	Apr-2008	01-Jan-2007	FL	80.00	280,000.00	277,337.03	01-Nov-2007	5	6.875%	10,698.39
1	0123320764	Feb-2008	01-Jan-2007	CA	80.00	255,920.00	254,990.15	01-Sep-2007	7	6.875%	12,653.77
1	0123321135	Jan-2008	01-Jan-2007	FL	80.00	260,000.00	259,296.92	01-Aug-2007	8	7.500%	15,646.47
1	0123321143	Aug-2007	01-Jan-2007	FL	80.00	233,600.00	233,280.67	01-Mar-2007	13	6.375%	17,810.06
1	0123321150	May-2008	01-Jan-2007	FL	80.00	204,000.00	203,190.92	01-Dec-2007	4	7.625%	7,488.74
1	0123322166	Mar-2008	01-Dec-2006	WI	80.00	188,000.00	187,696.22	01-Apr-2007	12	7.625%	16,119.68
1	0123322596	Mar-2008	01-Aug-2006	CA	80.00	232,000.00	231,750.00	01-Oct-2007	6	7.750%	11,587.52
1	0123322869	Feb-2008	01-Dec-2006	FL	80.00	228,000.00	228,000.00	01-Sep-2007	7	6.750%	11,115.00
1	0123322968	Mar-2008	01-Jan-2007	FL	80.00	188,000.00	187,995.00	01-Oct-2007	6	7.750%	9,399.68
1	0123322984	Dec-2007	01-Dec-2006	FL	80.00	191,920.00	191,864.02	01-Jul-2007	9	7.000%	11,871.64
1	0123323073	Feb-2008	01-Dec-2006	FL	80.00	116,800.00	116,800.00	01-Sep-2007	7	7.250%	6,132.06
1	0123324170	Feb-2008	01-Jan-2007	NY	80.00	320,460.00	320,330.67	01-Aug-2007	8	6.750%	17,351.20
1	0123324733	May-2008	01-Sep-2006	AZ	79.99	199,900.00	199,611.11	01-Nov-2007	5	7.250%	8,150.73
1	0123326290	Jan-2008	01-Sep-2006	IN	77.84	57,600.00	56,976.23	01-Jul-2007	9	7.625%	3,839.29
1	0123326449	Mar-2008	01-Jan-2007	FL	77.42	120,000.00	119,061.22	01-Oct-2007	6	7.375%	5,643.77
1	0123331670	Dec-2007	01-Jan-2007	FL	64.94	200,000.00	198,016.80	01-Dec-2007	4	7.125%	6,797.91
1	0123333395	Feb-2008	01-Jan-2007	CA	56.67	493,000.00	488,900.83	01-Sep-2007	7	6.500%	22,850.67
1	0123334724	Mar-2008	01-Nov-2006	MA	46.03	110,000.00	108,732.67	01-Oct-2007	6	6.625%	4,609.97
1	0123449142	Mar-2008	01-Jan-2007	CA	80.00	304,000.00	304,000.00	01-Oct-2007	6	6.625%	12,920.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

Group	Loan Number	Month Loan Entered FC	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0123449944	Aug-2007	01-Feb-2007	NY	80.00	383,600.00	383,028.84	01-Mar-2007	13	7.500%	34,551.19
1	0123450058	May-2008	01-Jan-2007	OH	80.00	204,000.00	202,963.41	01-Dec-2007	4	6.750%	6,591.94
1	0123454449	Nov-2007	01-Dec-2006	CA	80.00	161,600.00	161,591.78	01-Jun-2007	10	7.625%	11,917.44
2	0033328758	Aug-2007	01-Dec-2006	FL	88.20	269,000.00	269,000.00	01-Feb-2007	14	7.750%	25,321.76
2	0033408055	Mar-2008	01-Dec-2006	TX	100.00	123,000.00	122,022.38	01-Nov-2007	5	8.250%	4,890.26
2	0033408154	Mar-2008	01-Dec-2006	TX	100.00	122,000.00	121,030.29	01-Nov-2007	5	8.250%	4,850.50
2	0033429572	Feb-2008	01-Jan-2007	CA	80.00	436,000.00	432,764.14	01-Sep-2007	7	7.375%	23,070.81
2	0033488818	Mar-2008	01-Dec-2006	CA	84.06	538,000.00	536,772.42	01-Oct-2007	6	7.125%	23,671.68
2	0033495581	Feb-2008	01-Nov-2006	WA	80.00	400,000.00	396,420.33	01-Sep-2007	7	7.500%	21,502.60
2	0033497207	Apr-2008	01-Dec-2006	FL	86.92	226,000.00	225,998.66	01-Dec-2007	4	7.500%	7,796.94
2	0033564667	May-2008	01-Jan-2007	OK	80.00	97,800.00	96,941.64	01-Dec-2007	4	7.750%	3,631.09
2	0033608555	Mar-2008	01-Jan-2007	OR	80.00	220,000.00	218,103.38	01-Oct-2007	6	6.875%	9,611.07
2	0039573639	Mar-2008	01-Jan-2007	OH	100.00	169,300.00	169,300.00	01-Oct-2007	6	8.125%	7,748.24
2	0039680509	Apr-2008	01-Jan-2007	UT	100.00	210,000.00	209,762.49	01-Dec-2007	4	7.375%	6,874.98
2	0039694948	May-2008	01-Feb-2007	FL	79.99	197,850.00	195,967.96	01-Dec-2007	4	6.875%	6,482.57
2	0039819123	May-2008	01-Feb-2007	TX	80.00	159,760.00	158,274.81	01-Dec-2007	4	7.000%	5,334.66
2	0123313801	Mar-2008	01-Oct-2006	FL	80.00	336,000.00	332,496.50	01-Sep-2007	7	6.875%	16,475.30
2	0123316051	Nov-2007	01-Oct-2006	FL	80.00	376,000.00	373,548.96	01-Jun-2007	10	7.750%	27,919.36
2	0123316192	Apr-2008	01-Sep-2006	WA	80.00	206,400.00	203,813.75	01-Jun-2007	10	7.250%	14,215.50
2	0123318594	Mar-2008	01-Nov-2006	FL	80.00	254,388.00	252,245.14	01-Sep-2007	7	7.500%	13,682.42
2	0123322570	Apr-2008	01-Oct-2006	CA	80.00	308,000.00	307,999.17	01-Jul-2007	9	7.750%	21,174.89
2	0123324311	Nov-2007	01-Oct-2006	OR	80.00	137,600.00	137,583.43	01-Jun-2007	10	7.500%	9,975.06
2	0123329740	Mar-2008	01-Sep-2006	FL	70.00	88,900.00	88,900.00	01-Sep-2007	7	7.500%	4,833.99
2	0123451726	Mar-2008	01-Dec-2006	FL	80.00	255,200.00	252,946.23	01-Sep-2007	7	6.750%	12,296.74
2	0123453631	May-2008	01-Oct-2006	FL	80.00	280,000.00	280,000.00	01-Sep-2007	7	7.500%	15,225.03
3	0033532615	Mar-2008	01-Jan-2007	MD	55.00	71,500.00	70,926.78	01-Oct-2007	6	7.250%	3,302.94
3	0123310369	Apr-2008	01-Dec-2006	NY	88.39	331,460.00	330,336.33	01-Aug-2007	8	7.125%	18,899.36
3	0123328973	Sep-2007	01-Dec-2006	FL	70.39	204,135.00	203,768.23	01-Apr-2007	12	7.250%	16,606.75

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Summary		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current Bankruptcy Total
Loans in Bankruptcy	10
Original Principal Balance	2,437,320.00
Current Actual Balance	2,422,357.00

1		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current Bankruptcy Total
Loans in Bankruptcy	5
Original Principal Balance	1,180,120.00
Current Actual Balance	1,176,494.97

2		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current Bankruptcy Total
Loans in Bankruptcy	3
Original Principal Balance	450,400.00
Current Actual Balance	448,457.15

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

3		12 Month Bankruptcy History

New Bankruptcy Loans
Loans in Bankruptcy	0
Original Principal Balance	0.00
Current Actual Balance	0.00
Current Bankruptcy Total
Loans in Bankruptcy	2
Original Principal Balance	806,800.00
Current Actual Balance	797,404.88

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

Group	Loan Number	Month Loan Entered Bankruptcy	First Payment Date	State	LTV at Origination	Original Principal Balance	Current Actual Balance	Paid To Date	Months Delinquent	Current Loan Rate	Approximate Delinquent Interest

1	0039934229	Apr-2008	01-Feb-2007	FL	80.00	272,000.00	272,000.00	01-Jun-2007	10	7.250%	19,039.92
1	0123315996	Feb-2008	01-Jan-2007	FL	80.00	135,920.00	135,459.29	01-Apr-2007	12	6.875%	10,419.12
1	0123323727	Mar-2008	01-Nov-2006	NH	80.00	140,000.00	140,000.00	01-Dec-2007	4	6.875%	4,637.46
1	0123324063	Mar-2008	01-Jan-2007	NY	80.00	223,200.00	223,200.00	01-Apr-2007	12	7.500%	18,879.00
1	0123325904	Apr-2008	01-Dec-2006	NV	78.65	409,000.00	405,835.68	01-Aug-2007	8	6.875%	22,334.64
2	0039537659	Nov-2007	01-Jan-2007	LA	95.00	144,400.00	144,400.00	01-Apr-2008	0	7.625%	1,635.32
2	0039620703	Nov-2007	01-Jan-2007	KS	100.00	190,000.00	188,057.15	01-Apr-2008	0	8.500%	2,301.35
2	0123453557	Mar-2008	01-Nov-2006	MO	80.00	116,000.00	116,000.00	01-Sep-2007	7	7.250%	6,089.94
3	0039709019	Oct-2007	01-Feb-2007	FL	70.00	551,800.00	544,559.65	01-Apr-2008	0	6.875%	6,015.62
3	0123327538	Jul-2007	01-Sep-2006	NJ	75.00	255,000.00	252,845.23	01-Mar-2008	1	6.625%	4,029.72

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Realized Loss Detail Report - Loans with Losses During Current Period

Summary
	# Loans with Losses	Prior Actual Balance	Realized Loss/(Gain) Amount	Current Loss Percentage
1	1	0.00	2,972.39	0.001%
2	1	134,907.09	84,752.10	0.054%
3	0	0.00	0.00	0.000%
Total	2	134,907.09	87,724.49	0.018%

Realized Loss Loan Detail Report - Loans with Losses During Current Period

Group	Loan Number	Original Principal Balance	Current Note Rate	State	LTV at Origination	Original Term	Prior Actual Balance	Realized Loss/(Gain)	Cumulative Realized Loss/(Gain)

1	0123446940	160,000.00	7.750%	FL	80.00	360	0.00	2,972.39	44,353.61
2	0039680913	135,000.00	7.875%	MI	100.00	360	134,907.09	84,752.10	84,752.10

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Realized Loss Report - Collateral

Summary

MDR		SDA
Current Month	0.027%	Current Month	0.948%
3 Month Average	0.043%	3 Month Average	1.606%
12 Month Average	0.011%	12 Month Average	0.402%

CDR		Loss Severity
Current Month	0.320%	Current Month (Cumulative)	29.794%
3 Month Average	0.517%	3 Month Average (Cumulative)	16.832%
12 Month Average	0.129%	12 Month Average (Cumulative)	4.208%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Realized Loss Report - Collateral

1
	MDR		SDA
	Current Month	0.000%	Current Month	0.000%
	3 Month Average	0.022%	3 Month Average	0.838%
	12 Month Average	0.006%	12 Month Average	0.209%

	CDR		Loss Severity
	Current Month	0.000%	Current Month (Cumulative)	27.841%
	3 Month Average	0.264%	3 Month Average (Cumulative)	17.939%
	12 Month Average	0.066%	12 Month Average (Cumulative)	4.485%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Realized Loss Report - Collateral

2
	MDR		SDA
	Current Month	0.086%	Current Month	2.972%
	3 Month Average	0.105%	3 Month Average	3.797%
	12 Month Average	0.026%	12 Month Average	0.949%

	CDR		Loss Severity
	Current Month	1.022%	Current Month (Cumulative)	30.418%
	3 Month Average	1.249%	3 Month Average (Cumulative)	16.270%
	12 Month Average	0.312%	12 Month Average (Cumulative)	4.068%

3 - No Realized Loss Information to report this period.

Calculation Methodology:
Monthly Default Rate (MDR):	Sum(Beg Scheduled Balance of Liquidated Loans) / Sum(Beg Scheduled Balance) Conditional Default Rate (CDR): 1-((1-MDR)^12)
SDA Standard Default Assumption:	If WAS ≤ 30 then CDR / (WAS * 0.02) else if 30 < WAS ≤ 60 then CDR / 0.6 else if 60 < WAS ≤ 120 then CDR / (0.6 - ((WAS - 60) * 0.0095)) else if WAS > 120 then CDR / 0.03
Cumulative Loss Severity:	Sum(All Realized Losses) / Sum(Actual Liquidated Balance for loans that have experienced a loss). 3 Month Average and 12 Month Average will not have values until the 3rd and 12th month respectively.

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Prepayment Detail - Prepayments During the Current Period
Summary

	Loans Paid in Full			Repurchased Loans			Substitution Loans			Liquidated Loans			Curtailments

	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Count	Original Principal Balance	Current Scheduled Balance	Curtailment Amount

1	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	15,900.81
2	1	134,900.00	133,354.37	0	0.00	0.00	0	0.00	0.00	1	135,000.00	133,437.95	9,935.29
3	4	711,400.00	701,142.23	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	36,899.39
Total	5	846,300.00	834,496.60	0	0.00	0.00	0	0.00	0.00	1	135,000.00	133,437.95	62,735.49

Prepayment Loan Detail - Prepayments during Current Period

Group	Loan Number	State	LTV at Origination	First Payment Date	Original Principal Balance	Prepayment Amount	PIF Type	Months Delinquent	Current Loan Rate	Original Term	Seasoning

2	0033497439	GA	100.00	01-Dec-2006	134,900.00	133,257.72	Loan Paid in Full	0	8.250%	360	17
2	0039680913	MI	100.00	01-Jan-2007	135,000.00	133,334.79	Liquidation	14	7.875%	360	16
3	0033433939	CA	22.73	01-Jan-2007	100,000.00	98,142.37	Loan Paid in Full	0	6.875%	360	16
3	0033489147	NJ	70.00	01-Feb-2007	371,000.00	365,667.83	Loan Paid in Full	0	6.750%	360	16
3	0033549577	OR	100.00	01-Jan-2007	85,000.00	83,856.42	Loan Paid in Full	0	7.750%	360	16
3	0123311912	NC	82.88	01-Oct-2006	155,400.00	152,831.16	Loan Paid in Full	1	7.250%	360	19

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Prepayment Penalty Detail - Prepayment Penalty Paid during Current Period

			Prepayment Penalty Amount	Prepayment Penalty Waived

Summary
	Loan Count	Prior Balance
1	1	194,233.61	0.46	0.00
2	1	133,354.37	4,387.94	0.00
3	0	0.00	0.00	0.00
Total	2	327,587.98	4,388.40	0.00

Prepayment Penalty Loan Detail - Prepayment Penalty Paid during Current Period

Group	Loan Number	Paid In Full Date	Prior Balance	Prepayment Penalty Amount	Prepayment Penalty Waived

1	0123325524	Active	194,233.61	0.46	0.00
2	0033497439	04/21/2008	133,354.37	4,387.94	0.00

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Prepayment Rates

Summary
SMM		CPR		PSA
Current Month	0.206%	Current Month	2.447%	Current Month	72.466%
3 Month Average	0.483%	3 Month Average	5.616%	3 Month Average	180.184%
12 Month Average	0.626%	12 Month Average	5.880%	12 Month Average	293.988%

1

	SMM		CPR		PSA
	Current Month	0.007%	Current Month	0.081%	Current Month	2.399%
	3 Month Average	0.295%	3 Month Average	3.454%	3 Month Average	111.930%
	12 Month Average	0.518%	12 Month Average	5.167%	12 Month Average	265.142%

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

	Prepayment Rates

2
	SMM		CPR		PSA
	Current Month	0.177%	Current Month	2.108%	Current Month	61.312%
	3 Month Average	0.354%	3 Month Average	4.144%	3 Month Average	131.217%
	12 Month Average	0.546%	12 Month Average	5.298%	12 Month Average	276.916%

3

	SMM		CPR		PSA
	Current Month	0.692%	Current Month	7.998%	Current Month	239.939%
	3 Month Average	1.082%	3 Month Average	12.190%	3 Month Average	394.599%
	12 Month Average	0.978%	12 Month Average	8.059%	12 Month Average	370.742%

Calculation Methodology:
Single Month Mortality (SMM):	(Partial and full prepayments + Repurchases) / (Beginning Scheduled Balance - Scheduled Principal) Conditional PrePayment Rate (CPR): 1 - ((1 - SMM)^12)
PSA Standard Prepayment Model:	100 * CPR / (0.2 * MIN(30,WAS))
Weighted Average Seasoning (WAS):	sum for each loan ((Original Term - Remaining Term)*(Current Scheduled Balance/Deal Scheduled Principal Balance))

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Modifications

Loan Number		Beginning Scheduled Balance	Current Scheduled Balance	Prior Rate	Modified Rate	Prior Payment	Modified Payment

0123317059		396,226.36	408,605.80	6.750%	6.750%	2,486.79	2,486.79

Substitutions

Loans Repurchased						Loans Substituted

Loan Number	Current Scheduled Balance		Current Rate	Current Payment		Loan Number	Current Scheduled Balance	Current Rate	Current Payment

No Substitutions this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Repurchases Due to Breaches

Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment

No Repurchases Due to Breaches this Period

Repurchases Due to Other

Loan Number	Beginning Scheduled Balance	Payoff Balance	Current Rate	Current Payment

No Repurchases Due to Other this Period

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Interest Rate Stratification

		Summary			1			2

		Number	Outstanding	Percentage	Number	Outstanding	Percentage	Number	Outstanding	Percentage
Current Interest		Of	Scheduled	Of	Of	Scheduled	Of	Of	Scheduled	Of
Rate Range (%)		Loans	Balance($)	Balance(%)	Loans	Balance($)	Balance(%)	Loans	Balance($)	Balance(%)

	< 6.000	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
6.000	6.249	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
6.250	6.499	193	49,853,287.98	10.007	138	34,487,197.52	14.565	25	6,346,696.97	4.078
6.500	6.749	327	88,493,177.02	17.762	205	52,012,772.58	21.966	51	12,772,148.60	8.206
6.750	6.999	583	144,620,110.30	29.028	287	71,248,426.55	30.090	158	34,998,616.72	22.487
7.000	7.249	268	55,257,596.22	11.091	100	21,086,288.72	8.905	89	18,296,729.61	11.756
7.250	7.499	339	63,438,164.06	12.733	132	25,001,336.11	10.559	133	24,967,284.60	16.042
7.500	7.749	292	51,183,724.79	10.274	133	22,894,647.83	9.669	131	23,683,007.10	15.216
7.750	7.999	182	29,022,116.53	5.825	54	8,478,162.53	3.581	123	19,964,272.11	12.827
8.000	8.249	53	8,038,038.92	1.613	8	1,246,227.30	0.526	44	6,639,797.98	4.266
8.250	8.499	43	5,378,813.81	1.080	2	327,844.60	0.138	41	5,050,969.21	3.245
8.500	8.749	20	2,377,992.57	0.477	0	0.00	0.000	20	2,377,992.57	1.528
8.750	8.999	4	373,176.12	0.075	0	0.00	0.000	4	373,176.12	0.240
9.000	9.249	1	170,837.68	0.034	0	0.00	0.000	1	170,837.68	0.110
9.250	9.499	0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
>= 9.500		0	0.00	0.000	0	0.00	0.000	0	0.00	0.000
	Total	2,305	498,207,036.00	100.000	1,059	236,782,903.74	100.000	820	155,641,529.27	100.000

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		Number	Outstanding	Percentage
Current Interest		Of	Scheduled	Of
Rate Range (%)		Loans	Balance($)	Balance(%)

	< 6.000	0	0.00	0.000
6.000	6.249	0	0.00	0.000
6.250	6.499	30	9,019,393.49	8.526
6.500	6.749	71	23,708,255.84	22.412
6.750	6.999	138	38,373,067.03	36.275
7.000	7.249	79	15,874,577.89	15.007
7.250	7.499	74	13,469,543.35	12.733
7.500	7.749	28	4,606,069.86	4.354
7.750	7.999	5	579,681.89	0.548
8.000	8.249	1	152,013.64	0.144
8.250	8.499	0	0.00	0.000
8.500	8.749	0	0.00	0.000
8.750	8.999	0	0.00	0.000
9.000	9.249	0	0.00	0.000
9.250	9.499	0	0.00	0.000
>= 9.500		0	0.00	0.000
	Total	426	105,782,602.99	100.000

Lehman Mortgage Trust Mortgage Pass-Through Certificates Distribution Date: 27-May-2008 23-May-2008 10:36:45AM	Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-1	Contact:	Customer Service - CTSLink Wells Fargo Bank, N.A. Securities Administration Services Frederick, MD 21701-4747 8480 Stagecoach Circle www.ctslink.com Telephone: 1-866-846-4526 Fax: 240-586-8675

Supplemental Reporting

Accrual Period:

With respect to any Distribution Date and any Class of Certificates or Components (other than any LIBOR Certificates and any Class P Component) or Class of Lower Tier Interests, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and a Class of LIBOR Certificates, the period beginning on the Distribution Date in the calendar month preceding the month in which such Distribution Date occurs (or on January 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding such Distribution Date.

Closing Date:

January 30, 2007.

Cut-off Date:

January 1, 2007.

Determination Date:

With respect to each Distribution Date and any Servicer, as specified in the applicable Servicing Agreement.

Distribution Date:

The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in February 2007.

LIBOR Determination Date:

For any LIBOR Certificate, the second LIBOR Business Day immediately preceding the commencement of each Accrual Period other than the first Accrual Period.

Record Date:

With respect to any Distribution Date and each Class of Certificates (other than the LIBOR Certificates), the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs; and with respect to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding the related Distribution Date.

Servicer Remittance Date:

The day in each month on which each Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the related Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the next succeeding Business Day).

Master Servicer Remittance Date:

With respect to each Distribution Date, the third Business Day immediately preceding such Distribution Date.

PROSPECTUS
Structured Asset Securities Corporation
Depositor

Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)
______________________

Each Issuing Entity:

•	may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

•	will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties, mixed use residential and commercial properties, and participation interests in mortgage loans;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates; and

•	payments due on those mortgage loans and mortgage backed certificates.

The assets in your issuing entity will be specified in the prospectus supplement for your issuing entity, while the types of assets that may be included in an issuing entity, whether or not included in your issuing entity, are described in greater detail in this prospectus.

The Securities:

•	will be offered for sale pursuant to a prospectus supplement;

•
will evidence beneficial ownership of, or be secured by, the assets in the related issuing entity and will be paid only from the issuing entity assets described in the related prospectus supplement; and

•	may have one or more forms of credit enhancement.

The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the issuing entity.

The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the issuing entity will make a REMIC election for federal income tax purposes.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

The date of this prospectus is May 29, 2008

Introduction

Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

•
mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties, mixed use residential and commercial properties, and participation interests in mortgage loans;

•
home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

•	mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•	private mortgage backed certificates; and

•	payments due on those mortgage loans and mortgage backed certificates.

These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Sponsor,” “The Depositor” and “The Trust Funds.” The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See “Servicing of Loans.”

If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities,

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loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See “Credit Support.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield, Prepayment and Maturity Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” in this prospectus and under “Underwriting” in the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See “Risk Factors” in this prospectus and in the related prospectus supplement.

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Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the related prospectus supplement occur in combination.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks

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related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A” Mortgage Loans: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment premiums. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income”

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programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

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Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•      mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•      “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•      “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of

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the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•      “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•      “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

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Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher, and they may not be able to make those payments. Furthermore, in recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively

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low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “non-conforming” or “alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

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Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Risks Related to Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities

Many residential mortgage loans, particularly adjustable rate mortgage loans, negative amortization mortgage loans and subprime mortgage loans, require the payment of a prepayment premium in connection with voluntary prepayments of the mortgage loan made during the period specified in the related mortgage note. These prepayment premiums may discourage borrowers from refinancing their mortgage loans, and in many cases, may discourage borrowers from selling the related mortgage property, during the applicable period. Borrowers who wish to refinance their properties to take advantage of lower interest rates, or who want to sell their mortgaged property, may not be able to afford the prepayment premium and may be more likely to default. You should consider the effect of these prepayment premiums on borrowers and the resulting effect on the yields of your securities.

The Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; the Rate of Defaults May Be Higher Where Other Risk Factors Are Present

In recent months, the rate of payment delinquencies and defaults by borrowers under subprime mortgage loans has increased significantly. Delinquencies and defaults may continue at these relatively high rates for some period of time, or may increase further. You should consider the heightened risk associated with purchasing offered certificates backed by pools of subprime mortgage loans, and that your investment in those certificates may perform worse than you anticipate.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May have Higher Expected Delinquencies” above.

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This risk is compounded if subprime borrowers have financed their homes with adjustable rate mortgage loans or other alternative mortgage loan products that in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. As described under “Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above, many of these products feature relatively low monthly payments during an initial period that increase (in some cases significantly) over the loan term.

In addition, as discussed under “Prepayment Premiums May Affect a Borrowers Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities” above, many subprime loans also include prepayment premiums, which may have the effect of preventing a borrower from selling the related mortgage property or refinancing into a more affordable mortgage loan.

In addition, a borrower whose home has declined in value since origination of the mortgage loan may be left with insufficient equity in the home, and may be unable to afford to refinance.
Where two or more of these factors are combined, the rate of delinquencies and defaults in a pool of mortgage loans may be significantly higher than anticipated.
Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the Trust Fund

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•      differences in loan type;
•      the relative seasoning of the pools;
•      differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
•      the extent to which the loans in a pool have prepayment premiums;
•      whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and
•      whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly

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from the future performance of similar loans during a period of stable or declining home values.
Risks Related to Mortgage Loans with Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization

If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index

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plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate

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adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second Lien Mortgage Loans
If the related prospectus supplement specifies that the trust fund includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any

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liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans
The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•      Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

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•      Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•      Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.
Balloon Loans
If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans
If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Special Risks Associated with Multifamily and Mixed Use Mortgage Loans

If specified in the related prospectus supplement, mortgage loans in the trust fund may be secured by liens on multifamily properties and mixed residential/commercial properties. Mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower’s household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower’s income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that

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property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with multifamily and mixed use loans. In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

Multifamily Loans. The performance of a multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. See “— Environmental Risks” below.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss

Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors. Where more than one significant risk

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factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers

Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Environmental Risks	Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the

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property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

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•      The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•      The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•      To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement
If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

•      if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust fund and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal

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amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•      if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Support” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will

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generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

•      Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•      Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Support” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

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See “Credit Support” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%. However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the

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insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Support—Insurance” and “Description of Mortgage and Other Insurance—Mortgage Insurance on the Loans” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement
If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in

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accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special Risks for Certain Classes of Securities
The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:
• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and
• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.
Special Risks Associated with Underlying Securities
If specified in the related prospectus supplement, the trust fund may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trust funds. As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of

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principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

Military Action and Terrorist Attacks
The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a

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prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•      If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•      If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Balance	Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as

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legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Originators and Servicers May Be Subject to Litigation, Governmental Proceedings or Adverse Economic Conditions

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage originators and servicers, particularly those involved with subprime loans.

If any legal or governmental proceeding were determined adversely to an originator or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

In particular, the yield on your securities may be adversely affected if such events impact an originator of mortgage loans in the related trust fund. An originator is generally required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans, or if described in your prospectus supplement, in the event of early payment defaults. The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

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Governmental Action May Affect Foreclosures
In addition to the limitations on foreclosure described in this prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan. Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on offered certificates, particularly subordinate certificates.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage Loans

In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as the mortgage loan is in default or default is reasonably foreseeable. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

See “Servicing of Loans” in this prospectus.
Risks Relating to Defaults or Resignation of the Master Servicer or Servicer

If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

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If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing Transfers
Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or sale and collection agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See “Servicing of Loans” in this prospectus.
Risks Relating to Optional or Mandatory Purchases of Securities

If specified in the related prospectus supplement, one or more classes of the related series of securities may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

In the event that any of those parties exercises its right to purchase the related securities, the purchase of the related securities will have the same effect as a prepayment of the related mortgage loans in the trust fund. If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you

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anticipate, then your yield may be lower than you anticipate. Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than you anticipate.

See “Description of the Securities—Optional Purchase of Securities” and “—Other Purchases” in this prospectus.
Risks Relating to Securities Subject to a Mandatory Auction Procedure

If specified in the related prospectus supplement, one or more classes of the related series of securities may be subject to a mandatory auction procedure and may be transferred to third-party investors on a certain distribution date. If you purchase securities subject to an auction procedure, your investment in that security will end on the related auction distribution date, except in certain circumstances described below.

If the outstanding principal amount of any class of securities subject to a mandatory auction procedure, after application of principal distributions and realized losses on the related auction distribution date, is greater than the amount received in the auction, a swap counterparty, pursuant to a market value swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the securities subject to such auction procedure. If all or a portion of a class of auction securities is not sold in the auction, the auction price for these unsold securities will be deemed to be zero and the swap counterparty will pay the auction administrator the entire outstanding principal amount of the unsold securities, after application of principal distributions and realized losses on the related auction distribution date. If the swap counterparty defaults on its obligations under the swap agreement, you may receive an amount less than the outstanding principal amount of your auction security, after application of principal distributions and realized losses on the auction distribution date. In addition, if the swap counterparty defaults and if not all of a class of securities is purchased by third-party investors in the auction, then your auction security (or part of your auction security) will not be transferred, in which case you will not receive any proceeds from the auction and you will retain your auction security (or part of your auction security).

See “Derivatives” in this prospectus.
Rights of a NIMS Insurer May Affect Securities
If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the “NIMS Insurer,” may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to

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make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer’s consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement. The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer’s rights.

The NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

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Mortgage loans are also subject to various federal laws, including:
• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•      the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Predatory Lending Laws, High Cost Loans
Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

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Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Regulations Applicable to Home Improvement Loans
If specified in the related prospectus supplement, the mortgage loans to be included in the trust fund may include home improvement loans. Home improvement loans are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and holder in due course rules described herein, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to Lehman Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and

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unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities
The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations
The assets of the trust fund are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities Are Dependent on Assessments by the Rating Agencies

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

•      only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•      do not take into consideration any of the tax aspects associated with the securities;

•      do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•      do not address the payment of any basis risk shortfalls with respect to the securities; and

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• do not comment as to the market price or suitability of the securities for a particular investor.
Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.
The Securities May Not Be Suitable Investments
The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

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Description of the Securities

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See “The Agreements.”

Each series of Securities will consist of one or more classes of Securities, one or more of which may:

•	accrue interest based on a fixed rate (“Fixed Rate Securities”);

•	accrue interest based on a variable or adjustable rate (“Floating Rate Securities”);

•
be entitled to principal payments from the accreted interest from specified classes of Accrual Securities (“Accretion Directed Securities”). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

•
provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security (“Accrual Securities”);

•
be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled (“Interest Weighted Securities”);

•	be entitled to principal, but no interest (“Principal Only Securities”);

•
be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled (“Principal Weighted Securities”);

•	be entitled to interest, but no principal (“Interest Only Securities”);

•
have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class “Component Securities”). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Planned Balance”) specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities (“Planned Amortization Certificates” or “PACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Targeted Balance”) specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities (“Targeted Amortization Certificates” or “TACs”);

•
be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a “Scheduled Balance”) specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC (“Scheduled Securities”);

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•
be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement (“Subordinate Securities”); and/or

•	have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an “Asset Group”).

Each class of Securities offered by this prospectus and the prospectus supplement (the “Offered Securities”) will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form (“Definitive Securities”) or issued in book-entry form only (“Book-Entry Securities”) Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “— Book-Entry Registration.”

Distributions on the Securities

General

Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement. Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the “Interest Rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

A series of Securities may include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

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If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

•	CMT;
•	CODI;
•	COFI;
•	COSI;
•	Fed Funds Rate;
•	FHLB Index;
•	GBP LIBOR;
•	LIBOR;
•	LIBORSWAP;
•	MTA;
•	National Average Contract Mortgage Rate;
•	National Monthly Median COFI;
•	Prime Rate;
•	SIBOR;
•	SWAPLIBOR; and
•	T-Bill.

Each of these indices is described in more detail under “The Trust Funds—The Mortgage Loans—General” below.

Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders.”

Single Class Securities Generally

With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the “Percentage Interest”) evidenced by the Security, or on the basis of the Security’s outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

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Multi-Class Series

A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a “Multi-Class Series”). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The “Compound Value” of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the “Principal Distribution Amount” for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The “Minimum Principal Distribution Amount” is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

Subordinate Securities

A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the “Subordinate Securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “Senior Securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “Rating Agency”), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See “Credit Support — Subordinate Securities; Subordination Reserve Fund.”

Optional Termination

If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

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•
“Asset Principal Balance” means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

•	“Aggregate Asset Principal Balance” means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — Event of Default; Rights Upon Event of Default” and “— Termination.”

Optional Redemption of Securities

If specified in the prospectus supplement for a series, any class of Securities of that series may be subject to redemption at the option of the holder, provided that any such right of redemption will be limited such that the Securities of that class will not constitute redeemable securities for purposes of the Investment Company Act of 1940.

Optional Purchase of Securities

The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

•	call protection for any class of Securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

• certain other guarantees described in the prospectus supplement.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct

44

combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

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•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (“Clearstream”) or The Euroclear System (“Euroclear”). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth under “Book-Entry Procedures—Definitive Securities” in Annex A of this prospectus. Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or

46

Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

For a description of the book-entry registration procedures applicable to Book-Entry Securities, see “Book-Entry Procedures” in Annex A of this prospectus.

The Trust Funds

General

The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

•	amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the “Cut-off Date”);

•	amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

•	Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

•	any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

•	any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

•	any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the “Retained Interest”). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

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The “Primary Assets” in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•	Mortgage Loans;

•	Manufactured Home Loans;

•	Home Improvement Loans;

•	mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans (“Private Mortgage-Backed Securities”);

•	Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

•	Fannie Mae certificates; and

•	Freddie Mac certificates.

To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans and/or Home Improvement Loans may also include loans (“Assistance Loans”) made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

A trust fund may include loans (“Manufactured Home Loans”) secured by manufactured homes. Manufactured homes (“Manufactured Homes”)are “single family residences,” as defined by the Code, constructed on a chassis at a factory and transported to a location in one or more components. Upon delivery to the site, the wheels of the home are removed and the Manufactured Home is placed on a stable surface. Manufactured Homes usually remain at the site indefinitely and for the most part, are located in manufactured housing parks or private lots.

Mortgage Loans, Manufactured Home Loans, Assistance Loans and Home Improvement Loans are referred to in this prospectus as “Loans.” Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See “The Agreements — Assignment of Primary Assets.”

Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as “Agency Certificates.”

The Mortgage Loans

General

The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus (“Mortgage Loans”). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant

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to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

The Mortgage Loans in a trust fund may include Conventional Loans, term housing loans insured by the FHA (“FHA Term Loans”) or VA Loans, with the following interest rate and payment characteristics:

•	fixed interest rate Mortgage Loans;

•	adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

➢
Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

➢
“hybrid” Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

➢
“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan (“Mortgage Rates”);

➢
“negative amortization” Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

➢
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

•
“balloon” Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a “Scheduled Payment”) that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

•
“GPM Loans,” which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor’s monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

•
“GEM Loans,” which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

•	Buy-Down Loans;

•
“Bi-Weekly Loans,” which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

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•	any combination of the foregoing; or

•	Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

The Mortgage Loans may also include:

•
“Cooperative Loans,” which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations (“Cooperatives”) and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative (“Cooperative Dwellings”);

•
“Condominium Loans,” which are secured by a mortgage on an individual housing unit (a “Condominium Unit”) in which the owner of the real property (the “Condominium”) is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit’s appurtenant interest in the common elements. Condominium Units may also include “Condotels,” which are Condominium Units that are typically located in a resort or “destination” area that are individually owned, with amenities designed primarily for short-term use. Generally, the related borrower or an independent rental management company engaged by the borrower coordinates the rental of the related Condotel for the periods that the borrower is not resident;

•	Mixed Use or Multifamily Mortgage Loans; or

•	“Home Equity Loans,” which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

In addition, the Mortgage Loans may also include participations in residential mortgage loans as described below under “—Participation Interests.”

Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the “Mortgaged Property”). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket

50

mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See “Legal Aspects of Loans.”

The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower’s mailing address, as reflected in the servicer’s records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

•
each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

•	no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

•
no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney’s opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

The initial “Loan-to-Value Ratio” of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the “Appraised Value”). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

Multifamily Properties are generally subject to the following requirements:

•	no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

•	no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

•	Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

•	the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

As specified in the prospectus supplement, “ARMs” or “Adjustable Rate Mortgages,” which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a

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fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the “Lifetime Mortgage Rate Cap”), if any, or below the applicable lifetime minimum mortgage rate (the “Minimum Mortgage Rate”), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the “Maximum Mortgage Rate Adjustment”). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs (“Negatively Amortizing ARMs”) instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, “Deferred Interest”) which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

The adjustable or variable index (the “Index”) applicable to any ARM comprising the Primary Assets may be one of the following indices:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•
GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•	Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

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•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•	National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•
Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•
Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•
National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

•	Federal Home Loan Bank Index (“FHLB Index”), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

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(1) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

(2) the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

(3) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

(4) if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

(5) the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

(6) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

(7) the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

(8) the amortization period;

(9) the purpose of the Mortgage Loan;

(10) the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

(11) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Term Loans and VA Loans;

(12) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

(13) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

(14) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

(15) the number and range of any prepayment premiums or any other similar fees;

(16) the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

(17) the level and type of origination documentation provided for the Mortgage Loans; and

(18) the range of credit scores applicable to the borrowers of the related Mortgage Loans.

If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

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Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Participation Interests

If specified in the related prospectus supplement, a portion of the Loans underlying a series of Securities may be participation interests in residential, multifamily or mixed use Mortgage Loans, established under a participation agreement. Each participation interest will represent an entitlement to interest and principal payments on a single Mortgage Loan. The related trust fund will own the related entitlement, and the entitlement to the remaining interest and principal payments on the related Mortgage Loan will not be owned by the trust fund. Under the related participation agreement, there will be a single servicer that services the related Mortgage Loan on behalf of all of the respective owners, and the mortgage file for each Mortgage Loan will be held by a single custodian or trustee on behalf of all of the respective owners. Under the related participation agreement, the servicer will be obligated to service the Mortgage Loan in accordance with accepted servicing practices for that mortgage loan type. All collections received as to that Mortgage Loan will be promptly remitted to the respective owners of the participation interests. The servicer will not make advances for delinquent scheduled payments. No credit enhancement will be provided under the participation agreement. Participation arrangements of this type will be used in connection with comparatively larger balance Mortgage Loans, to allow for multiple interests in the loan to be held by different asset pools (or other investors). Any offering of a series of Securities backed by participation interests will be made in compliance with Rule 190(a) or 190(c) under the Securities Act.

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Home Improvement Loans

The Primary Assets in a trust fund for a series of Securities may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (“Home Improvement Loans”) originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Loans will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The Home Improvement Loans may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Loans may include, among other things, but will not be limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

If applicable, the initial loan-to-value ratio of a Home Improvement Loan will be computed in the manner described in the related prospectus supplement.

The prospectus supplement for each series of Securities will provide information about the Home Improvement Loans, as of the Cut-off Date, including:

(1) the percentage of Home Improvement Loans that are secured or unsecured;

(2) the aggregate outstanding principal balance and average outstanding principal balance of the Home Improvement Loans;

(3) the weighted average interest rate of the Home Improvement Loans;

(4) the range of the age or seasoning of the Home Improvement Loans, including the weighted average thereof;

(5) the weighted average term-to-stated maturity of the Home Improvement Loans and the range of remaining terms-to-stated maturity;

(6) the Servicer distribution, if different Servicers are servicing the Home Improvement Loans;

(7) the amortization period;

(8) the purpose of the Home Improvement Loan;

(9) the range of Loan-to-Value Ratios for the Home Improvement Loans and if applicable, combined Loan-to-Value Ratios;

(10) the originator distribution of originators that originated 10% or more of the Home Improvement Loans, if more than one originator originated the Home Improvement Loans in the trust fund;

(11) the level and type of origination documentation provided for the Home Improvement Loans; and

(12) the range of credit scores applicable to the borrowers of the related Home Improvement Loans.

If information of the type described above respecting the Home Improvement Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature

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described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Multifamily and Mixed Use Mortgage Loans

The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property (“Multifamily Mortgage Loans”), and/or mixed residential and commercial property (“Mixed Use Mortgage Loans”), and related property and interests.

Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See “Legal Aspects of Loans — Leases and Rents.”

Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

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A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•	local and regional economic conditions;

•	the physical condition of the property;

•	the types of services and amenities provided;

•	the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•	availability of alternative rental properties;

•	changes in the surrounding neighborhood;

•	management;

•	the level of mortgage interest rates;

•	dependence upon government rent subsidies;

•	any applicable rent control laws; and

•	state and local regulations.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See “Legal Aspects of Loans — Environmental Considerations.” A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

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No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

General

The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

•	mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

•	collateralized mortgage obligations secured by Loans or Agency Certificates.

The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

(1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

(2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

(3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

•
the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

•
the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

•
the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

•
neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

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•
if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer’s Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a “PMBS Agreement”). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the “PMBS Trustee”). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the “PMBS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Term Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development (“HUD”) as an FHA mortgagee.

The issuer of the Private Mortgage-Backed Securities (the “PMBS Issuer”) will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

Underlying Loans

The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

•	each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

•	each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

•	no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

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•	each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies (“Insurance Policies”) required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

•	the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

•
certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

•	the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

•	the weighted average interest rate of the Private Mortgage-Backed Securities;

•	the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

•
the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

•	the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

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Ginnie Mae Certificates

General

The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Servicers”) under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

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The Underlying Mortgage Loans

Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Term Loans, housing loans partially guaranteed by the VA (“VA Loans”) and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by Manufactured Homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Ginnie Mae

The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD (“FHA”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

General

Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the

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principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Underlying Mortgage Loans

Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

•	fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency (“Conventional Loans”);

•	fixed-rate level payment FHA Term Loans or VA Loans;

•	adjustable rate mortgage loans;

•	GEM Loans, Buy-Down Loans or GPM Loans; and

•
mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings (“Single Family Property”) or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units (“Multifamily Properties”).

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Term Loans or VA Loans are expected to be 30 years.

Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guarantee fee.

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The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae

Fannie Mae (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See “Additional Information” for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

General

The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a “PC Pool”) purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac’s “Cash Program” or “Guarantor Program” or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder’s pro rata share thereof, but does not, except with respect to “Scheduled Principal” Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

•	30 days following foreclosure sale;

•	30 days following payment of the claim by any mortgage insurer; or

•	30 days following the expiration of any right of redemption.

In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of

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each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guarantee income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders’ instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Underlying Mortgage Loans

Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

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Freddie Mac

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the “Freddie Mac Act”). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding Arrangements

The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Subsequent Primary Assets”) following the date on which the Securities are issued (a “Pre-Funding Arrangement”). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a “Pre-Funding Account”) all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the “Revolving Account”), instead of distributing such amounts to securityholders. On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a “Revolving Period Arrangement”). The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets (“Revolving Primary Assets”). The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

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If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See “Description of the Securities — Distributions on the Securities.”

Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account. Reinvestment income, may, however, be payable to the securities administrator, the trustee or the master servicer as additional compensation. See also “The Agreements — Securities Administration Account.”

A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also “The Agreements — Distribution Account.”

Other Funds or Accounts

A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See “Servicing of Loans — Collection Procedures; Escrow Accounts” and “— Deposits to and Withdrawals from the Collection Account.” If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class

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Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See “Servicing of Loans — Deposits to and Withdrawals from the Collection Account.” Other similar accounts may be established as specified in the prospectus supplement.

Loan Underwriting Procedures and Standards

Underwriting Standards

The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Term Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as “limited documentation” or “no documentation” programs. In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator’s underwriting guidelines. In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower). In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator. In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

Certain states where the Mortgaged Properties may be located have “antideficiency” laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See “Legal Aspects of Loans.”

Loss Experience

The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at

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the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See “Legal Aspects of Loans.”

No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See “Yield, Prepayment and Maturity Considerations.”

Representations and Warranties

Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund. Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

(1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

(2) No Outstanding Charges. All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

(3) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

(4) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

(5) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(6) Validity of Documents. The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

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(7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

(8) Valid Lien. The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

(9) Ownership. The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

(10) Title Insurance. Each Mortgage Loan (other than a Cooperative Loan) is covered by an American Land Title Association lender’s title insurance policy or other generally acceptable form of insurance;

(11) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(12) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

(13) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

(14) Insurance. The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

(15) Due-on-Sale Clauses. The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

(16) Prepayment Premiums. For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure); and

(17) No Foreclosure. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the “Condominium Association”) are

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responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the “Condominium Building”) (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.”

With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets.”

The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

The Sponsor

If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund. Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

General

Lehman Brothers Holdings Inc., a Delaware corporation (“Lehman Holdings” or the “Sponsor”), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as “Lehman Brothers.” Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. Lehman Brothers provides a full array of services in equity and fixed income sales, trading and research, investment banking, asset management, private investment management and private equity. Its worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by a network of offices in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

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Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as FINRA (the Financial Industry Regulatory Authority, formed in 2007 by the consolidation of NASD, Inc. and the member regulation, enforcement and arbitration functions of the New York Stock Exchange, Inc. (“NYSE”)), and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan, Singapore and Australian stock exchanges.

Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

Investment Banking

The Investment Banking business segment is comprised of Corporate Finance, Mergers & Acquisitions (“M&A”) and Global Finance units that serve Lehman Brothers’ corporate, institutional and government clients. The Corporate Finance unit is organized into global industry groups—Communications, Consumer/Retail, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Middle Markets, Natural Resources, Power, Real Estate and Technology—that include bankers who deliver industry knowledge and expertise to meet clients’ objectives. The M&A unit is comprised of Advisory and Restructuring groups. The Global Finance unit serves its clients’ capital-raising needs through specialized product groups in Equity Capital Markets, Debt Capital Markets, Leveraged Finance, Private Capital Markets and Risk Solutions. Bankers in these specialized product groups partner with industry coverage bankers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

The Capital Markets business segment includes institutional client-flow activities, including secondary trading, financing, mortgage origination and securitization, prime brokerage and research activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products, including U.S., European and Asian equities, government and agency securities, money market products, corporate high-grade, high-yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, commodities and energy products, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The Capital Markets segment also includes principal investing and proprietary trading activities including investments in real estate, private equity and other long-term investments.

Mortgage- and Asset-Backed Securities. Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage- and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases and has an established private student loan origination platform. During the third and fourth quarters of 2007, Lehman Brothers restructured its global residential mortgage origination business, including rescaling operations in the U.S. and U.K. due to market conditions and product revisions and closing BNC Mortgage LLC, its U.S. subprime origination platform, as well as its Korean mortgage business. In addition, in January 2008, Lehman Brothers suspended its wholesale and correspondent lending activities at Aurora, its affiliate. Lehman Brothers will continue to originate loans through Aurora’s direct lending channel and will maintain Aurora’s servicing business. Lehman Brothers originates commercial and residential mortgage loans through Lehman Brothers Bank, FSB (the “Bank”), and other subsidiaries in the U.S., Europe and Asia. The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. The

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Bank is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management

The Investment Management business segment consists of Lehman Brothers’ global Private Investment Management and Asset Management businesses.

Private Investment Management. Private Investment Management provides traditional brokerage services and comprehensive investment, wealth advisory, trust and capital markets execution services to both high-net-worth individuals and small and medium size institutional clients, leveraging all the resources of Lehman Brothers.

Asset Management. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

Securitization Activities of the Sponsor

Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987. In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

During fiscal years 2007 and 2006, Lehman Holdings and its affiliates securitized approximately $125 billion and $168 billion of financial assets, including $100 billion and $146 billion of residential mortgages, $20 billion and $19 billion of commercial mortgages and $6 billion and $4 billion of municipal and other-asset-backed financial instruments, respectively.

Lehman Holdings and its affiliates, including Aurora Loan Services LLC (“Aurora”) and the Bank, originate residential and commercial loans as an extension of Lehman Holdings’ securitization activities. In this regard Lehman Holdings and its affiliates originated approximately $47 billion and $60 billion of residential mortgage loans in fiscal years 2007 and 2006, respectively. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings. In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels. These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

Through its affiliates, Lehman Holdings services and master services Loans. If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates. Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor. In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for

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the benefit of the depositor (or the trustee). See “Loan Underwriting Procedures and Standards—Representations and Warranties” and The Agreements—Repurchase and Substitution of Non-Conforming Loans.”

At each of November 30, 2007 and 2006, Lehman Holdings and its affiliates had approximately $2 billion of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

The Depositor

The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets. The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

•
upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under “The Agreements — Assignment of Primary Assets;”

•
to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the Primary Assets;

•
to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•
to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

•	to prepare and file any reports required under the Exchange Act;

•	to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

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•	to provide the trustee, the securities administrator and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

Aurora Loan Services LLC

General

If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora’s executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

The Sponsor and its affiliates, including Aurora and the Bank, have implemented certain information barrier policies to ensure that the Sponsor and its affiliates provide notice of the discovery of actual breaches of loan-level representations and warranties to the master servicer only at such time as it has been determined that the facts and circumstances relating to such breach are such as would constitute a breach under the related trust agreement, but not prior thereto. These policies include restrictions on the flow of such information within and among the Sponsor’s and its affiliates’ mortgage loan origination businesses and its servicing and master servicing businesses. Accordingly, the related trust agreement will provide that Aurora, acting in its capacity as master servicer, will not be deemed to have knowledge of the breach of any loan-level representation or warranty until such time as the information flow policy permits or requires disclosure to the master servicer of the facts and circumstances relating to such breach.

Master Servicing

Aurora’s centralized real estate master servicing facility is located at 10350 Park Meadows Drive, Littleton, Colorado 80124. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998. Aurora has been master servicing subprime residential mortgage loans since 2002.

The following tables set forth certain information regarding Aurora’s total public securitization master servicing portfolio.

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	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	246,903	$72,992	324,838	$101,548
Subprime	418,984	$58,092	479,174	$66,158
Government Insured or Guaranteed(1)	171,602	$13,198	143,326	$10,889
Home Equity Lines of Credit	1,967	$76	1,268	$41
Total Portfolio	839,456	$144,358	948,606	$178,637

	At December 31, 2007		At March 31, 2008
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Alt-A	381,514	$122,531	370,693	$119,555
Subprime	416,485	$60,470	396,608	$58,704
Government Insured or Guaranteed(1)	122,990	$9,236	120,475	$9,021
Home Equity Lines of Credit	1,906	$62	1,766	$58
Total Portfolio	922,895	$192,298	889,542	$187,338
__________________
(1) ‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans’ Affairs or the Rural Housing and Community Development Service.

Aurora’s master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora’s analysis includes a review of each servicer’s duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices. Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

Aurora’s centralized loan servicing facility is located at 2617 College Park, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has also recently opened a facility in Indianapolis which currently provides customer and collection services. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

The following tables set forth certain information regarding Aurora’s total loan servicing and subservicing portfolio.

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	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	61,309	$8,881	85,750	15,356
Conventional Alt-A	261,125	$62,067	306,113	73,588
Conventional Alt-B(5)	-	-	-	-
Subprime	7,443	$1,267	10,749	1,943
Government Insured or Guaranteed(1)	9,131	$654	7,081	497
Home Express(2)	16,582	$1,714	10,896	1,070
SBA Disaster Loans(3)	36,737	$629	30,812	521
Scratch & Dent(4) (5)	-	-	-	-
Home Equity Lines of Credit	157	$8	172	8
Total Portfolio	392,484	$75,220	451,573	92,983

	At December 31, 2007(5)		At March 31, 2008
Type of Loan	Number of Loans	Principal Balance (in millions)	Number of Loans	Principal Balance (in millions)
Conventional	61,237	$14,133	60,590	$14,429
Conventional Alt-A	266,661	$68,815	259,921	$67,296
Conventional Alt-B(5)	150,619	$27,791	144,621	$26,761
Subprime	12,724	$2,050	11,015	$1,810
Government Insured or Guaranteed(1)	336	$22	318(6)	$20(6)
Home Express(2)	-	$0	-	$0
SBA Disaster Loans(3)	26,208	$435	25,311	$419
Scratch & Dent(4)(5)	4,646	$792	4,299	$736
Home Equity Lines of Credit	129	$7	128	$7
Total Portfolio	522,560	$114,045	506,203	$111,477
__________________
(1)
‘Government insured or guaranteed’ means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2)
‘Home Express’ means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio. As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. All mortgage loans that were classified prior to January 2007 as “Home Express” mortgage loans are from and after January 2007 classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

(3)
‘SBA Disaster Loans’ means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

(4)
‘Scratch and Dent’ means mortgage loans that contain any one or more defects resulting from (i) mortgage loans that were not underwritten in accordance with the originator's implemented credit guidelines, (ii) deficiencies in the mortgage loan’s documentation, (iii) failures by the originator to adhere to applicable laws and regulations, (iv) irregular payment history or (v) borrower defaults.

(5)
As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Mortgage loans within these two categories were classified, prior to January 2007, within Aurora’s then-existing mortgage loan categories. Therefore, the number of mortgage loans and principal balance of mortgage loans categorized within a particular category that existed prior to January 2007 may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

(6)
At March 31, 2008 Aurora was the named servicer of an additional 6,042 government insured or guaranteed mortgage loans, representing an unpaid principal balance of approximately $512 million, the servicing responsibilities with respect to which are performed by a third-party subservicer engaged by Aurora.

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The following table provides Aurora’s outstanding advances and servicing advances:

	At December 31, 2005	At December 31, 2006	At December 31, 2007(1)	At March 31, 2008
Portfolio	Advance Balance	Advance Balance	Advance Balance	Advance Balance
Conventional	$17,706,788	$31,095,883	$30,592,034	$44,252,911
Conventional Alt-A	$24,810,189	$73,088,541	$89,069,819	$113,515,915
Conventional Alt-B(1) (2)	-	-	$145,403,816	$201,766,096
Express(2)	$2,222,664	$1,524,941	-	-
Government	$28,014,484	$17,823,996	$5,621,995	$5,040,353
HELOC	$4,639	$3,969	$210	$243
SBA	$5,250,499	$4,992,823	$1,127,875	$1,342,307
Subprime	$3,795,379	$7,544,466	$18,969,688	$35,631,306
Scratch & Dent(1) (2)	-	-	$11,945,372	$12,414,782
Total	$81,804,642	$136,074,618	$302,730,809	$413,963,913
__________________
(1)
As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Mortgage loans within these two categories were classified, prior to January 2007, within Aurora’s then-existing mortgage loan categories. Therefore, the outstanding advances with respect to mortgage loans categorized within a particular category that existed prior to January 2007 may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

(2)
As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. All mortgage loans that were classified prior to January 2007 as “Home Express” mortgage loans are from and after January 2007 classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

Aurora’s servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner’s insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora’s website and in person at certain of Aurora’s loan servicing facilities.

Aurora’s servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A, conventional Alt-B and subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora’s home retention group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2005, December 31, 2006, and December 31, 2007, and March 31, 2008, Aurora had outstanding Advances and servicing advances of approximately $81,804,642, $136,074,618, $302,730,809 and $413,963,913 respectively.

The below delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora’s servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

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The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines. Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

When a mortgage loan becomes a ‘high risk asset’ (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution. This review is designed to minimize risk and maximize recovery. Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions. Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent

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debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

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The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1) (4)

Conventional

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	61,309	$8,880.54		85,736	$15,353.12
Period of delinquency (2)
30 to 59 days	1,462	$204.53	2.30%	3,508	$628.01	4.09%
60 to 89 days	466	$67.84	0.76%	1,125	$208.45	1.36%
90 days or more	609	$81.08	0.91%	1,077	$165.04	1.07%
Total delinquent loans(2)	2,537	$353.45	3.98%	5,710	$1,001.50	6.52%
Loans in foreclosure (excluding bankruptcies)	1,044	$153.32	1.73%	2,425	$484.09	3.15%
Loans in bankruptcy	819	$93.12	1.05%	676	$89.36	0.58%
Total	4,400	$599.89	6.76%	8,811	$1,574.95	10.26%

	At December 31, 2007(4)			At March 31, 2008
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	61,237	$14,133.42		60,590	$14,428.64
Period of delinquency (2)
30 to 59 days	2,512	$509.56	3.61%	2,136	$459.57	3.19%
60 to 89 days	1,032	$214.26	1.52%	1,051	$253.45	1.76%
90 days or more	845	$183.14	1.30%	821	$185.05	1.28%
Total delinquent loans(2)	4,389	$906.96	6.42%	4,008	$898.08	6.22%
Loans in foreclosure (excluding bankruptcies)	2,349	$539.11	3.81%	3,191	$783.41	5.43%
Loans in bankruptcy	615	$88.95	0.63%	645	$101.02	0.70%
Total	7,353	$1,535.02	10.86%	7,844	$1,782.51	12.35%
_______________________
(1)
Total portfolio and delinquency information is for conventional mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

(4)
As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Conventional Mortgage Loans”. Therefore, the delinquency and foreclosure information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Conventional Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

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Loan Loss Experience
(Dollars in Millions) (4) (5)

Conventional

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	48,053	$7,494.87	72,671	$13,149.81
Net Losses(2) (3)	471	$16.03	488	$18.17
Net Losses as a Percentage of Total Portfolio		0.21%		0.14%

	For the year ended		For the quarter ended
	At December 31, 2007(5)		At March 31, 2008
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	56,155	$13,186.04	56,965	$13,708.99
Net Losses(2) (3)	496	$23.31	139	$8.91
Net Losses as a Percentage of Total Portfolio		0.18%		0.06%

(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which the trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(5)
As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Conventional Mortgage Loans”. Therefore, the loan loss information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Conventional Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

Conventional Alt-A Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage

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loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

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Delinquencies and Foreclosures
(Dollars in Millions)(1) (4)

Conventional Alt-A

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	261,125	$62,066.75		306,127	$73,590.40
Period of delinquency (2)
30 to 59 days	2,789	$680.66	1.10%	6,367	$1,575.58	2.14%
60 to 89 days	604	$149.13	0.24%	1,585	$386.42	0.53%
90 days or more	363	$87.64	0.14%	1,025	$270.41	0.37%
Total delinquent loans(2)	3,756	$917.43	1.48%	8,977	$2,232.41	3.03%
Loans in foreclosure (excluding bankruptcies)	649	$174.28	0.28%	2,633	$701.56	0.95%
Loans in bankruptcy	727	$148.20	0.24%	638	$134.70	0.18%
Total	5,132	$1,239.91	2.00%	12,248	$3,068.67	4.17%

	At December 31, 2007(4)			At March 31, 2008
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	266,661	$68,814.52		259,921	$67,295.75
Period of delinquency (2)
30 to 59 days	7,590	$2,037.60	2.96%	6,971	$1,890.39	2.81%
60 to 89 days	3,556	$1,021.03	1.48%	3,812	$1,079.60	1.60%
90 days or more	3,007	$804.76	1.17%	3,624	$916.55	1.36%
Total delinquent loans(2)	14,153	$3,863.39	5.61%	14,407	$3,886.54	5.78%
Loans in foreclosure (excluding bankruptcies)	7,436	$2,417.60	3.51%	11,637	$3,800.17	5.65%
Loans in bankruptcy	1,007	$248.56	0.36%	1,283	$330.61	0.49%
Total	22,596	$6,529.55	9.48%	27,327	$8,017.31	11.91%
_______________________
(1)
Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

(4)
As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Conventional Alt-A Mortgage Loans”. Therefore, the delinquency and foreclosure information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Conventional Alt-A Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

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Loan Loss Experience
(Dollars in Millions) (4) (5)

Conventional Alt-A

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	236,824	$56,571.95	288,457	$69,608.14
Net Losses(2) (3)	165	$14.85	400	$17.34
Net Losses as a Percentage of Total Portfolio		0.03%		0.02%

	For the year ended		For the quarter ended
	At December 31, 2007(5)		At March 31, 2008
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	254,393	$66,509.18	246,529	$64,691.33
Net Losses(2) (3)	474	$23.22	231	$14.67
Net Losses as a Percentage of Total Portfolio		0.03%		0.02%
____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt-A mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which the trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(5)
As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Conventional Alt-A Mortgage Loans”. Therefore, the loan loss information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Conventional Alt-A Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

Conventional Alt-B Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-B mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

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All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of an Alt-B mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-B mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

87

Delinquencies and Foreclosures
(Dollars in Millions)(1)

Conventional Alt-B

	At December 31, 2007			At March 31, 2008
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	150,619	$27,791.19		144,621	$26,760.90
Period of delinquency (2)
30 to 59 days	8,848	$1,754.86	6.31%	7,591	$1,509.62	5.64%
60 to 89 days	4,814	$1,013.61	3.65%	4,459	$959.95	3.59%
90 days or more	7,262	$1,190.53	4.28%	7,097	$1,081.10	4.04%
Total delinquent loans(2)	20,924	$3,959.00	14.25%	19,147	$3,550.67	13.27%
Loans in foreclosure (excluding bankruptcies)	11,686	$3,195.25	11.50%	16,619	$4,452.01	16.64%
Loans in bankruptcy	1,400	$259.03	0.93%	1,751	$335.29	1.25%
Total	34,010	$7,413.28	26.67%	37,517	$8,337.97	31.16%
_______________________
(1)  Total portfolio and delinquency information is for conventional Alt-B mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer. As of January 2007, Aurora began classifying certain residential mortgage loans as “Conventional Alt-B Mortgage Loans”. Mortgage loans within this category were classified, prior to January 2007, within Aurora’s then-existing mortgage loan categories.

(2)  The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3)  Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

Loan Loss Experience
(Dollars in Millions) (4)

Conventional Alt-B

	For the year ended		For the quarter ended
	At December 31, 2007		At March 31, 2008
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	132,934	$25,884.07	127,687	$24,870.11
Net Losses(2) (3)	1,061	$54.83	562	$38.58
Net Losses as a Percentage of Total Portfolio		0.21%		0.16%
_________________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt-B mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which the trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)
The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer. As of January 2007, Aurora began classifying certain residential mortgage loans as “Conventional Alt-B Mortgage Loans”. Mortgage loans within this category were classified, prior to January 2007, within Aurora’s then-existing mortgage loan categories.

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Subprime Mortgage Loans

Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor’s payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction’s master servicer or any applicable primary mortgage insurance company.

Aurora’s procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora’s standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

All delinquent mortgage loans that are not considered ‘high risk assets’ are monitored by Aurora’s collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora’s late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor’s payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora’s home retention plan is designed to allow Aurora’s workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor’s risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora’s home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora’s foreclosure committee or, in securitization transactions that have third party special servicers, the mortgage loan is referred, instead, to such third party for future servicing.

When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney’s activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the

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foreclosure sale within thirty days of Aurora’s receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

Delinquencies and Foreclosures
(Dollars in Millions)(1) (4)

Subprime

	At December 31, 2005			At December 31, 2006
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	7,443	$1,267.31		10,749	$1,943.06
Period of delinquency (3)
30 to 59 days	190	$29.20	2.30%	367	$73.62	3.79%
60 to 89 days	70	$10.88	0.86%	162	$36.65	1.89%
90 days or more	87	$11.74	0.93%	75	$9.68	0.50%
Total delinquent loans(3)	347	$51.81	4.09%	604	$119.95	6.17%
Loans in foreclosure (excluding bankruptcies)	200	$28.88	2.28%	388	$79.30	4.08%
Loans in bankruptcy	186	$16.48	1.30%	146	$16.13	0.83%
Total	733	$97.17	7.67%	1,138	$215.38	11.08%

	At December 31, 2007(4)			At March 31, 2008
	Number of Loans	Principal Balance	Percent by Principal Balance(3)	Number of Loans	Principal Balance	Percent by Principal Balance(3)
Total balance of mortgage loans serviced	12,724	$2,049.75		11,015	$1,809.76
Period of delinquency (2)
30 to 59 days	624	$109.36	5.34%	473	$84.91	4.69%
60 to 89 days	351	$70.58	3.44%	307	$62.65	3.46%
90 days or more	556	$64.02	3.12%	533	$61.18	3.38%
Total delinquent loans(2)	1,531	$243.96	11.90%	1,313	$208.74	11.53%
Loans in foreclosure (excluding bankruptcies)	1,379	$343.75	16.77%	1,707	$417.84	23.09%
Loans in bankruptcy	279	$42.85	2.09%	273	$41.52	2.29%
Total	3,189	$630.56	30.76%	3,293	$668.10	36.92%
_______________________
(1)
Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2)
The ABS method for subprime loans is used in calculation of delinquency percentage. Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3)	Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

(4)
As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Subprime Mortgage Loans”. Therefore, the delinquency and foreclosure information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Subprime Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

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Loan Loss Experience
(Dollars in Millions)(4) (5)

Subprime

	For the year ended		For the year ended
	At December 31, 2005		At December 31, 2006
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	6,869	$1,196.26	8,879	$1,589.47
Net Losses(2) (3)	77	$2.20	94	$3.09
Net Losses as a Percentage of Total Portfolio		0.18%		0.19%

	For the year ended		For the quarter ended
	At December 31, 2007(5)		At March 31, 2008
Type of Loan	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio(1)	11,056	$1,848.58	9,681	$1,670.81
Net Losses(2) (3)	245	$12.54	92	$7.39
Net Losses as a Percentage of Total Portfolio		0.68%		0.44%
 ____________________
(1)	"Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.

(2)
“Net Losses” means Gross Losses minus Recoveries. “Gross Losses” are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. “Recoveries” are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)
Net Losses includes loans on which the trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4)	The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(5)
As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories, “Conventional Alt-B Mortgage Loans” and “Scratch & Dent Mortgage Loans”. Certain mortgage loans within these two categories were classified, prior to January 2007, as “Subprime Mortgage Loans”. Therefore, the loan loss information at or prior to December 31, 2006 with respect to mortgage loans categorized as "Subprime Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as “Conventional Alt-B Mortgage Loans” or “Scratch & Dent Mortgage Loans”.

Servicing of Loans

General

Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the “Subservicers”). In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement. The master servicer will not be liable for any acts or omissions of any servicer.

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The Master Servicer

The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor. The master servicer will generally:

•	supervise the performance by the servicers of their servicing responsibilities under their servicing agreements (“Servicing Agreements”) with the master servicer;

•
collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

•	advance funds upon the failure of a servicer to make advances as described below under “Advances and Other Payments, and Limitations Thereon.”

The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements. If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities. The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Term Loans, approved by HUD as an FHA mortgagee.

As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the “Master Servicing Fee”) for the performance of its services and duties under each Agreement as specified in the prospectus supplement. In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

•	withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

•	requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers

The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer. Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers’ servicing activities. Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the “Servicing Fee”), as set forth in the related prospectus supplement. In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to

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the extent collected from mortgagors. If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

•	withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

•	withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans. Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts (“Escrow Accounts”) in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the “Collection Account”). In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments. If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if

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applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. See “Fees and Expenses” in the prospectus supplement.

As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date. Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

•	all payments on account of principal, including prepayments, on the Loans;

•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

•
all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law (“Liquidation Proceeds”), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

•
all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

•	all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

•
all advances of funds which the master servicer, if required pursuant to the related Agreement or by any servicer, if required pursuant to the related Servicing Agreement is generally obligated to make with respect to delinquent payments of principal and interest (or with respect to interest only, in the case of simple interest Mortgage Loans) on the Loans (other than any balloon payments), with interest payments calculated based on an interest rate adjusted to the related Mortgage Rate less the related Master Servicing Fee or Servicing Fee, as applicable; provided that, generally the master servicer or servicer, as applicable, will have no obligation to make such advances if the master servicer or servicer, as applicable, determines that such advances would be nonrecoverable in accordance with the applicable Agreement (“Advances”); and

•	all proceeds of any Loans repurchased pursuant to the related Agreement.

Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

•
to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer’s right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

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•
to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

•
to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

•	to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

•
to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•
to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

•
to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

•	to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

•	to clear and terminate the Collection Account pursuant to the related Agreement.

In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

Each servicer will establish and maintain an account (a “Servicing Account”) that will generally be an account or accounts, as specified in the related servicing agreement, maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

•	all payments on account of principal, including prepayments, on the Loans;

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•
all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

•	all Liquidation Proceeds;

•
all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

•	all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

•	any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

•	any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

•	any prepayment premiums required to be collected pursuant to the loan related documents and applicable law;

•	all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

•	any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

“Buy-Down Loans” are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor’s Scheduled Payment during the early years of the Mortgage Loan. With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan (“Buy-Down Amounts”) in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the “Buy-Down Fund”). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer

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will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the “Buy-Down Period”) when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a “Subsidy Fund”). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan’s scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the “GPM Fund”) complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

General

The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to

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make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

Payments in Connection With Prepaid Loans

In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a “Due Date”), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan. The master servicer will not be obligated to make such payments in the event that a servicer fails to do so. Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See “Yield, Prepayment and Maturity Considerations.”

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance

Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See “Description of Mortgage and Other Insurance.” Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the

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borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

Special Hazard Insurance Policy

To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Hazard Insurance on the Loans.”

Primary Mortgage Insurance

To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized

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and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a “Qualified Insurer”).

Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

FHA Insurance and VA Guarantees

To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under “Credit Support — Description of Mortgage and Other Insurance — Mortgage Insurance on the Loans.”

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Bankruptcy Bond

If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See “Description of Mortgage and Other Insurance — Bankruptcy Bond.”

Presentation of Claims; Realization Upon Defaulted Loans

Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See “Legal Aspects of Loans — Realizing Upon Cooperative Loan Security.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the Cooperative’s approval is unlikely to be unreasonably withheld or

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delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable “due-on-sale” clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption. When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable “due-on-sale” clause. The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund. Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy. In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable. If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

Certain Rights Related to Foreclosure

Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months’ accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted Loans.

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As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer’s or any servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer’s remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest. See “Yield, Prepayment and Maturity Considerations.”

The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series. The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the

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applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related Agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See “The Agreements — Event of Default; Rights upon Events of Default.”

The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

•	is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

•	has a net worth of not less than $15,000,000; and

•
the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer’s obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer’s obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the

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action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Credit Support

General

Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

•	an irrevocable letter of credit;

•	the subordination of one or more classes of the Securities of a series;

•	allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

•	reserve funds;

•	a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

•	a surety bond or financial guaranty insurance policy;

•	the use of cross-support features;

•	overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

•	the creation and application of excess interest from the Primary Assets;

•	derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

•	third-party guarantees or similar instruments.

In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See “The Agreements — Event of Default; Rights Upon Event of Default.” Moreover, if a form of credit support covers more than one trust fund (each, a “Covered Trust”), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

•	the amount payable under the credit support;

•	any conditions to payment thereunder not otherwise described in this prospectus;

•	the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

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•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the credit ratings assigned to it by rating agencies; and

•	certain financial information.

Subordinate Securities; Subordination Reserve Fund

If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable “Subordinated Amount” as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the “Subordination Reserve Fund”) and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code §101 et seq., and related rules and regulations promulgated thereunder (the “Bankruptcy Code”), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

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Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments. If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Overcollateralization

If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called “overcollateralization.” Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under “— Excess Interest” below. All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained. In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see “— Allocation of Losses” above.

Excess Interest

The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This “excess interest,” if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization. In addition, excess interest may be applied to pay principal on certain Securities. The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See “Description of Mortgage and Other Insurance.”

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Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the “L/C Percentage”). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See “Description of the Securities — Optional Termination” and “The Agreements — Termination.” A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a “voidable preference” payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

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Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See “Servicing of Loans” and “The Agreements — Investment of Funds.” The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Derivative Instruments

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support. Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Description of Mortgage and Other Insurance

The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

General

Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See “— Pool Insurance Policy” below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See “Legal Aspects of Loans.” These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide

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coverage against hazard losses. See “— Hazard Insurance on the Loans” below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see “Maintenance of Insurance Policies and Other Servicing Procedures — Environmental Insurance.”

Primary Mortgage Insurance

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the “Insured Loss”) generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

•	amounts expended but not approved by the mortgage insurer;

•	claim payments previously made by the mortgage insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

•	failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

•	physical damage to the Mortgaged Property; and

•	the related servicer not being approved as a servicer by the mortgage insurer.

Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys’ fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

•
advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys’ fees;

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•
in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

•	tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

•	no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

•
written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower’s interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

•
the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days’ notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

•
the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

•
the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the

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amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Term Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October  21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October  21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA Term Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Term Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower’s control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

HUD terminated its assignment program for borrowers, effective April  25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

On March  20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Term Loans.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon

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assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Mortgage Loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “Buydown”). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

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Pool Insurance Policy

If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See “Servicing of Loans — Maintenance of Insurance Policies and Other Servicing Procedures.” Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

•	the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

•	the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

•	advances made by the insured as described above less certain payments.

An “approved sale” is:

•	a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

•	a foreclosure or trustee’s sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

•	the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

•	the acquisition of the Mortgaged Property by the pool insurer.

As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See “Legal Aspects of Loans.” Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer’s or servicer’s willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not

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be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Mortgage Insurance with Respect to Manufactured Home Loans

A Manufactured Home Loan may be an FHA Term Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

Standard Hazard Insurance Policies

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties securing Loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Cooperative Dwelling or the Cooperative’s building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual

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Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower’s Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

Special Hazard Insurance Policy

Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Other Hazard-Related Insurance; Liability Insurance

With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the “bankruptcy bond”) for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the

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court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

Derivatives

If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

Under a mandatory auction procedure, an auction administrator will solicit bids for purchase of the Securities in the secondary market from dealers and institutional investors. The Sponsor and depositor and their affiliates are not allowed to bid in an auction. There is no minimum required bid. If bids are received for the entire

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amount of the Securities subject to the mandatory auction, then the auction will have been successful and the Securities will be sold to the highest bidders. The prices at which the Securities are sold through this procedure will be used as the value of the Securities for purposes of the market value swap. If the total auction price is less than par, the market value swap counterparty will pay the shortfall. If the total auction price is greater than par, then the counterparty will receive the excess. If the total auction price is less than par, the original investors in the Securities will receive the auction price plus the market value swap proceeds, which together will equal par.

The mandatory auction will close if sufficient bids are received covering all of the Securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their Securities. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their Securities and will receive the required par purchase price. If the Securities are Book-Entry Securities, then the tender will take place through the book-entry facilities, with no action required on the investor’s part. When the mandatory auction closes and the original investors tender their Securities and receive the par purchase price, the Securities remain outstanding, and continue to receive distributions in accordance with their original terms.

If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

The derivatives market has grown substantially in recent years, with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized derivative contract documentation. Caps, floors and collars are more recent innovations, and are less liquid than swaps.

Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Each confirmation will provide for payments to be made by the derivative counterparty to a trust fund,

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and in some cases by the related trust fund to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust fund on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

The Agreements

The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement or a pooling and servicing agreement (referred to herein in either case as a “trust agreement”) between the depositor and the trustee and a servicer, master servicer and/or administrator. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement or a transfer and servicing agreement (referred to herein in either case as a “sale and collection agreement ”) between the indenture trustee and the issuing entity and a servicer, master servicer and/or administrator.

As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the “Agreements.” In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

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Assignment of Primary Assets

General

At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

Assignment of Private Mortgage-Backed Securities

The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See “The Trust Funds — Private Mortgage-Backed Securities.”

Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Certificate Schedule”), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

(1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

(2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

(3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

(4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

Assignment of Mortgage Loans

As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

•	the mortgage note endorsed without recourse to the order of the trustee or in blank;

•
the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

•	an assignment of the Mortgage in recordable form.

The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the Mortgage Loan. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the

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depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each Cooperative Loan.

The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the “Seller”) from which the depositor, or an affiliate thereof, purchased the Mortgage Loan. See “Repurchase and Substitution of Non-Conforming Loans.”

Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

Assignment of Manufactured Home Loans

The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the “Manufactured Home Loan Schedule”) appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See “Legal Aspects of Loans — Manufactured Home Loans.”

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Assignment of Home Improvement Loans

The depositor will cause any Home Improvement Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Home Improvement Loans after the Cut-off Date specified in the prospectus supplement. Each Home Improvement Loan will be identified in a loan schedule (the “Home Improvement Loan Schedule”) appearing as an exhibit to the related Agreement. The Home Improvement Loan Schedule will specify, with respect to each Home Improvement Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Home Improvement Loan.

To the extent that Home Improvement Loan is secured by an interest in real estate, the depositor or the Sponsor will, as to each such Home Improvement Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee the documents described under “—Assignment of Mortgage Loans” above.

To the extent described in the related prospectus supplement, the depositor or the sponsor will as to each Home Improvement Loan, deliver or cause to be delivered to the trustee or the asset custodian the original Home Improvement Loan and copies of documents and instruments related to each Home Improvement Loan and, other than in the case of unsecured Home Improvement Loans, the security interest in the property securing the Home Improvement Loan. In order to give notice of the right, title and interest of holders of securities to the Home Improvement Loans, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Loans as collateral. Typically, the Home Improvement Loans will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Loans without notice of the assignment, the interest of holders of securities in the Home Improvement Loans could be defeated. If specified by the related prospectus supplement, however, the Home Improvement Loans may be stamped or otherwise marked to reflect their assignment to the trust. See “Legal Aspects of Loans—The Home Improvement Loans.”

Repurchase and Substitution of Non-Conforming Loans

Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee’s notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee. We cannot assure you that a Seller will fulfill its purchase obligation. The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund’s federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund’s federal

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income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the “Deleted Loan”) and substitute in its place one or more other Loans (each, a “Qualifying Substitute Mortgage Loan”) provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See “Loan Underwriting Procedures and Standards — Representations and Warranties.” If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

(2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

(3) with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

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(4) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

(5) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

(6) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

(7) if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

(8) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

(9) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

(10) in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

(11) if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

(12) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

(13) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

(14) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

(15) with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

(16) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

(17) the amount of the trustee’s fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

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(18) the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

(19) if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

(20) any other information as specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer’s servicing obligations under the related Agreement. See “Servicing of Loans — Evidence as to Compliance.”

Investment of Funds

The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

•
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or bankers’ acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“Eligible Reserve Fund Investments”).

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Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See “Servicing of Loans.”

Event of Default; Rights Upon Event of Default

Trust Agreement

As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

•
any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

•
any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

•
certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

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During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

No holder of a series of Certificates, solely by virtue of that holder’s status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

Indenture

As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

•
a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note’s maturity;

•
failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•
any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

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•	the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see “— Event of Default; Rights Upon Event of Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

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Resignation of Trustee

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

•	if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

•	if the trustee becomes insolvent; or

•	by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

The trustee will establish a separate account (the “Distribution Account”) in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

Unless otherwise specified in the prospectus supplement, “Business Day” means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of Securities.

Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the

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accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see “— Event of Default; Rights Upon Event of Default” above. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

•	if the securities administrator becomes bankrupt or insolvent;

•	if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

•
by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

The securities administrator will establish a separate account (the “Securities Administration Account”) in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account. The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

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Expense Reserve Fund

If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the “Expense Reserve Fund”) cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

•	to cure any ambiguity;

•	to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

•	to add any other provisions with respect to matters or questions arising under the Agreement; or

•	to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

•	reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

•	reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

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Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

Trust Agreement

The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

•
the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan (“REO Property”); and

•	the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

•
with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

•	related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

•	unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

•	accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

•	100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

•	the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

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The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer’s right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See “Description of the Securities — Optional Termination.”

Indenture

The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Legal Aspects of Loans

The following discussion contains summaries of certain legal aspects of mortgage loans, manufactured housing loans and home improvement loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Home Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located,

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the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor

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to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Cooperative Loans are not secured by liens on real estate. The “owner” of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender’s remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower’s rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent

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inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “ — Realizing Upon Cooperative Loan Security” below.

There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner’s shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the “sponsor” (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor’s default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder’s equity in the building and right to occupy the apartment (and a corresponding loss of the lender’s security for its Cooperative Loan).

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections  163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section

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216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

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Realizing Upon Cooperative Loan Security

The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

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Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

Cooperative Loans

Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Leases and Rents

Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

Federal Bankruptcy and Other Laws Affecting Creditors’ Rights

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal

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bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender’s rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender’s lien will be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney’s fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension

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of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

•
are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

•
may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

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Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where Mortgaged Properties may be located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.” The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.” The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or

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knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

•	originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

•	originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states — Arizona, Michigan, Minnesota, New Mexico and Utah — have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

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Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment premium or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March  31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April  1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April  1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

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The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January  1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state’s usury law would not apply to the residential Mortgage Loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January  1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a

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substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

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Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor’s security interest in the related property could have priority over the security interest of the related trust.

Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate “alternative mortgage instruments” (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October  15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

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Manufactured Home Loans

Security Interests in the Manufactured Homes

Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

Relocation of a Manufactured Home

In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee’s security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of

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Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

Intervening Liens

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

Enforcement of Security Interests in Manufactured Homes

So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower’s loan. However, some states impose prohibitions or limitations on deficiency judgments. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See “— Anti-Deficiency Legislation and Other Limitations on Lenders — Federal Bankruptcy and Other Laws Affecting Creditors’ Rights” and “— Equitable Limitations on Remedies” above.

Consumer Protection Laws

The so-called “Holder-In-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder.

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The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

In the case of a transfer of a Manufactured Home, the lender’s ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes. See “— Due-On-Sale Clauses in Mortgage Loans” above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in “Due-On-Sale Clauses in Mortgage Loans” above. FHA Term Loans and VA Loans are not permitted to contain “due-on-sale” clauses, and so are freely assumable.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See “— Applicability of Usury Laws” above.

The Home Improvement Loans

General

The Home Improvement Loans, other than those Home Improvement Loans that are unsecured or secured by mortgages on real estate generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are

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assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, the description under “—Manufactured Home Loans—Enforcement of Security Interests in Manufactured Homes” is generally applicable to home improvements.

Consumer Protection Laws

The description under “—Manufactured Home Loans—Consumer Protection Laws” above. is generally applicable to home improvements.

Applicability of Usury Laws

The description under “—Manufactured Home Loans—Consumer Protection Laws” is generally applicable to home improvements.

Installment Contracts

The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

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Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Yield, Prepayment and Maturity Considerations

Payment Delays

With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See “Servicing of Loans — Advances and Other Payments, and Limitations Thereon.”

Timing of Reduction of Principal Amount

A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

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Certain Derivative Instruments

In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments. The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty. Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect. Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities. If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement. See “Derivatives.”

Final Scheduled Distribution Date

The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

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Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model, each as described below.

CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal

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balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

A GEM Loan provides for scheduled annual increases in the borrower’s Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Term Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses

The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include “due-on-sale” clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any “due-on-sale” clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Term Loans and VA Loans are not permitted to contain “due-on-sale” clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not “due-on-sale” and could have been assumed by new buyers.

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Optional Termination

If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See “Description of the Securities — Optional Termination.”

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, Dechert LLP and Heller Ehrman LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•
“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August  20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

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Types of Securities

This discussion addresses the following four types of securities:

•	REMIC certificates;

•	exchangeable securities;

•	notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made;

•	trust certificates issued by trusts for which a REMIC election is not made; and

•	securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract (“Stapled Securities”).

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

REMIC Certificates Generally

With respect to each series of REMIC certificates, McKee Nelson LLP, Dechert LLP or Heller Ehrman LLP (“Company Counsel”) will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates

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issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Stapled Securities

As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

Exchangeable Securities Generally

Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under “—Exchangeable Securities” below.

Issuance of Notes Generally

For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

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Classification of Trust Certificates Generally

With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “— Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

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The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive

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OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “— Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “— Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not

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exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance

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thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have

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been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate

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underlying that exchangeable security as described under “—Types of Securities—REMIC Certificates Generally.” If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under “Description of the Securities—Exchangeable Securities” in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and (iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those exchangeable securities. Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner’s basis in those exchangeable securities.

As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee’s lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For

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purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under “—Taxation of Securities Treated as Debt Instruments.”

If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under “—Taxation of Securities Treated as Debt Instruments.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see “—Treatment of Exchanges” below.

Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner’s adjusted basis generally is equal to the owner’s cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Taxation of Securities Treated as Debt Instruments.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

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It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

Treatment of Exchanges

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under “Description of the Securities—Exchangeable Securities” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections  67 and 68 of the Code. See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections  67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

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Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular

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interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

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Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount

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sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the

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income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “— Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.”

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

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Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment. Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

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Mark-to-Market Rules

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security

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Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any,

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of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections  67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “— Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

Partner Certificates

If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term “trust” to refer either to a trust or to a portion thereof, as the context would indicate.

Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

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A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the

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types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

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REMIC Certificates

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December  31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “— Types of Securities — REMIC Certificates Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

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Non-REMIC Debt Securities

Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

 Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.” The IRS has issued guidance defining the term “reportable transaction” for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

•
a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

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•
a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

•	any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections  401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections  406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as

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defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections  406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections  4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3) In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan

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which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

(4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Securities in reliance on the Exemption;

(5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

(8) For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1) is an “eligible Swap;”

(2) is with an “eligible counterparty;”

(3) is purchased by a “qualified plan investor;”

(4) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a. is denominated in U.S. dollars;

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b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“Allowable Notional Amount”);

d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e. has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

a. a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

b. an “in-house asset manager” under PTCE 96-23; or

c. has total assets (both Plan and non-Plan) under management of at least $100  million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the

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second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c. terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

a. it is denominated in U.S. dollars;

b. it pays an Allowable Interest Rate;

c. it is not Leveraged;

d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e. it is entered into between the trust fund and an eligible counterparty; and

f. it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections  406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

The Exemption also may provide an exemption from the restrictions imposed by Sections  406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of

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providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections  406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the “Restricted Group,” which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections  406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing

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a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

Legal Investment Considerations

The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of Securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October  4, 1991 deadline.

SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a “mortgage related security”).

All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security” should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities” that are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited

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to, “prudent investor” provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Securities of any series.

Legal Matters

Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C., by Dechert LLP, New York, New York or by Heller Ehrman LLP, Seattle, Washington, as specified in the prospectus supplement for each series of Securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under “Underwriters” in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

Plan of Distribution

Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the “Underwriters”); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

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As to any series of Securities backed by residential mortgage loan participation interests, the distribution of those Securities will be effected in accordance with Rule 190(a) or 190(c) under the Securities Act.

If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust fund will include information, to the extent material, relating to:

•  payment delinquencies of the mortgage loans;

•  cumulative losses with respect to the mortgage loans; and

•  prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average

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interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae’s Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

Incorporation of Certain Documents by Reference

All documents filed by current report on Form 8-K by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a) or 15(d) of the Securities

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Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See “The Agreements — Reports to Securityholders.”

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Index of Principal Terms

Defined Term	Page

1986 Act	159
Accretion Directed Securities	40
accrual class	160
Accrual Securities	40
ADA	147
Adjustable Rate Mortgages	51
Advances	94
AFR	156
Agency Certificates	48
Aggregate Asset Principal Balance	44
Agreements	119
Allowable Interest Rate	184
Allowable Notional Amount	184
Appraised Value	51
ARMs	51
Asset Conservation Act	142
Asset Group	41
Asset Principal Balance	44
Assistance Loans	48
Aurora	74
Bank	73
bankruptcy bond	116
Bankruptcy Code	106
basis risk shortfalls	41
Beneficial Owner	46
Bi-Weekly Loans	49
Book-Entry Securities	41
Business Day	129
Buydown	113
Buy-Down Amounts	96
Buy-Down Fund	96
Buy-Down Loans	96
Buy-Down Period	97
Cash Program	65
CERCLA	58
Certificates	40
Clearstream	46
CMT	52
Code	156
CODI	53
COFI	53
Collection Account	93
Commission	190
Company Counsel	157
Component Securities	40
Compound Value	43
Condominium	50
Condominium Association	71
Condominium Building	72
Condominium Loans	50
Condominium Unit	50
Condotels	50
constant yield election	163
Conventional Loans	64
Cooperative Dwellings	50
Cooperative Loans	50
Cooperatives	50
COSI	53
Covered Trust	105
CPR	154
Cut-off Date	47
Debt Securities	159
debt-acceleration	144
Deferred Interest	52
Definitive Securities	41
Deleted Loan	123
Designated Transaction	182
Distribution Account	129
DOL	181
DOL Pre-Funding Period	185
DOL Regulations	181
DTC	46
Due Date	98
EDGAR	190
Eligible Investments	125
Eligible Reserve Fund Investments	125
Environmental Policies	100
ERISA	181
Escrow Accounts	93
EURIBOR	52
Euroclear	46
Exchange Act	191
Excluded Plan	186
Exemption	182
Expense Reserve Fund	131
EYS Agreement	185
Fannie Mae	65
Fed Funds Rate	52
FHA	63
FHA Term Loans	49
FHA/VA Claim Proceeds	112
FHLB Index	53
Fitch	182
Fixed Rate Securities	40
Floating Rate Securities	40
Foreign Person	156
Freddie Mac	67
Freddie Mac Act	67
Garn-St. Germain Act	143
GBP LIBOR	52
GEM Loans	49
Ginnie Mae	63

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Defined Term	Page

Ginnie Mae Servicers	62
GPM Fund	97
GPM Loans	49
Grantor Trust	159
Grantor Trust Certificates	159
Guarantor Program	65
Guaranty Agreement	62
hazardous substances	142
Home Equity Loans	50
Home Improvement Loan Schedule	122
Home Improvement Loans	56
Housing Act	63
HUD	60
Index	52
Insurance Policies	61
Insured Loss	110
Interest Only Securities	40
Interest Rate	41
Interest Weighted Securities	40
IRS	156
ISDA	118
L/C Bank	108
L/C Percentage	108
lease	145
Lehman Brothers	72
Lehman Holdings	72
lessee	145
Leveraged	184
LIBOR	52
LIBORSWAP	52
Lifetime Mortgage Rate Cap	52
Liquidation Proceeds	94
Loans	48
Loan-to-Value Ratio	51
Manufactured Home Loan Schedule	121
Manufactured Home Loans	48
Manufactured Homes	48
market discount bond	161
Master Servicing Fee	92
Maximum Mortgage Rate Adjustment	52
Minimum Mortgage Rate	52
Minimum Principal Distribution Amount	43
Mixed Use Mortgage Loans	57
Moody’s	182
Mortgage Certificate Schedule	120
Mortgage Loan Schedule	121
Mortgage Loans	48
Mortgage Rates	49
Mortgaged Property	50
MTA	53
Multi-Class Series	43
Multifamily Mortgage Loans	57
Multifamily Properties	64
National Average Contract Mortgage Rate	53
National Monthly Median COFI	53
NCUA	187
Negatively Amortizing ARMs	52
No-Bid	113
non-pro rata security	162
Notes	40
Offered Securities	41
OID	159
OID Regulations	159
outside reserve fund	158
PAC Method	160
PACs	40
Parties in Interest	181
Partner Certificates	159
PC Pool	65
Percentage Interest	42
Planned Amortization Certificates	40
Plans	181
PMBS Agreement	60
PMBS Issuer	60
PMBS Servicer	60
PMBS Trustee	60
Policy Statement	187
Pre-Funding Account	67
Pre-Funding Arrangement	67
Primary Assets	48
Prime Rate	52
Principal Distribution Amount	43
Principal Only Securities	40
Principal Weighted Securities	40
Private Mortgage-Backed Securities	48
PTCE	183
PTE	182
QPAM	184
Qualified Insurer	100
Qualified Stated Interest	160
Qualifying Substitute Mortgage Loan	123
Rating Agency	43
RCRA	142
REIT	158
REMIC regular certificate	157
REMIC residual certificate	157
REMICs	157
REO Property	132
Residual Owner	157
Restricted Group	186
Retained Interest	47
Revolving Account	67
Revolving Period Arrangement	67
Revolving Primary Assets	67
S&P	182
sale and collection agreement	119
SBJPA of 1996	179
Scheduled Payment	49
Scheduled Principal	65
Scheduled Securities	40
Securities	40
Securities Act	190

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Defined Term	Page

Securities Administration Account	130
Security Owner	156
Seller	121
Senior Securities	43
Servicemembers Civil Relief Act	139
Servicing Account	95
Servicing Agreements	92
Servicing Fee	92
SIBOR	52
Single Family Property	64
SMMEA	187
SPA	154
Sponsor	72
Standard Certificates	174
Stapled Securities	157
Stripped Bond Rules	174
Stripped Certificates	174
Subordinate Securities	40
Subordinated Amount	106
Subordination Reserve Fund	106
Subsequent Primary Assets	67
Subservicers	91
Subsidy Fund	97
super-premium class	160
Swap	183
Swap Agreement	183
TACs	40
Targeted Amortization Certificates	40
T-Bill	52
Tiered REMICs	179
Title V	144
Title VIII	147
trust agreement	119
U.S. Person	156
UCC	138
Underwriters	188
VA	63
VA Loans	63
withholding agent	164

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Annex A
Book-Entry Procedures

General

If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities. Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“Participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

The Clearing Exchanges

The Depository Trust Company. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Banking Luxembourg. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF.” Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear Bank S.A./NV. Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its respective depositary (individually the “Relevant Depositary” and collectively, the “European Depositaries”). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Beneficial Ownership of Book-Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only “securityholder” of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders” or “Noteholders” as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Foreign Persons,” “— Grantor Trust Certificates — Foreign Persons” and “— Partner Certificates — Foreign Persons” in the prospectus and, if the Book-Entry Securities are globally offered (“Global Securities”), see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B to the prospectus.

Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Foreign Persons,” “— REMIC Residual Certificates — Administrative Provisions,” “— Grantor Trust Certificates — Trust Reporting” and “— Partner Certificates — Information Reporting” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.	the Trustee or the U.S. withholding agent receives a statement —

(a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that —

(i)	is signed by the certificateholder under penalties of perjury,

(ii)	certifies that such owner is not a United States person, and

(iii)	provides the name and address of the certificateholder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customer’s securities in the ordinary course of its trade or business that —

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)
states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the certificateholder, and

(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.	the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.
the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.
the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

The term “United States” person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$252,280,617
(Approximate)

LEHMAN
MORTGAGE TRUST

Mortgage Pass-Through Certificates
Series 2008-3

Lehman Brothers Holdings Inc. Sponsor and Seller	Structured Asset Securities Corporation Depositor
Lehman Mortgage Trust 2008-3 Issuing Entity

PROSPECTUS SUPPLEMENT
May 29, 2008

LEHMAN BROTHERS